As filed with the Securities and Exchange Commission on November 10, 2005
                                                     Registration No.  333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-4

                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933


                           COMMUNITY PARTNERS BANCORP
             (Exact name of registrant as specified in its charter)

           New Jersey                       6022                   20-3700861
(State or other jurisdiction of (Primary Standard Industrial    (I.R.S. Employer
 incorporation or organization)       Classification)        Identification Number)


                              1250 Highway 35 South
                          Middletown, New Jersey 07748
                                 (732) 706-9009
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 Barry B. Davall
                      President and Chief Executive Officer
                              1250 Highway 35 South
                          Middletown, New Jersey 07748
                                 (732) 706-9009
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                  Please send copies of all communications to:

    Barry B. Davall       Michael W. Zelenty, Esq.   Robert W. Dowens, Sr.      Douglas R. Brown Esq.
     President and         Scott W. Goodman, Esq.        President and           Glenn L. Stein Esq.
Chief Executive Officer       Pitney Hardin LLP     Chief Executive Officer      Norris McLaughlin &
Two River Community Bank      200 Campus Drive           The Town Bank               Marcus P.A.
 1250 Highway 35 South     Florham Park, NJ 07932      520 South Avenue             P.O. Box 1018
  Middletown, NJ 07748         (973) 966-6300         Westfield, NJ 07090     Somerville, NJ 08876-1018
     (732) 706-9009                                      (908) 301-0800            (908) 722-0700


      Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective and all other conditions to the proposed acquisition described herein have been satisfied or waived.

      If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, or the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[_]

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]


                                          CALCULATION OF REGISTRATION FEE

==============================================================================================================================
    Title of each class of         Amount to be     Proposed maximum offering   Proposed maximum aggregate      Amount of
securities to be registered (1)   registered (2)       price per share (3)          offering price (3)      registration fee
  Common Stock, no par value     7,480,648 Shares         Not Applicable              $126,392,002.74          $14,876.34
==============================================================================================================================

(1) This registration statement relates to securities of the registrant issuable to holders of common stock of Two River Community Bank and to holders of common stock of The Town Bank in connection with the agreement and plan of acquisition, dated as of August 16, 2005, between the Registrant, Two River and Town Bank.

(2) Represents the maximum number of shares of the Registrant's common stock, no par value per share, to be issued in connection with the agreement and plan of acquisition.

(3) Estimated solely for the purpose of determining the registration fee required by Section 6(b) of the Securities Act of 1933 and calculated pursuant to Rule 457(f)(1) promulgated thereunder. Pursuant to Rule 457(f)(1), the registration fee was calculated on the basis of the value of the shares of common stock of Two River Community Bank and The Town Bank, computed in accordance with Rule 457(c) to be exchanged for shares of Community Partners Bancorp common stock, as follows: (a)(i) $16.38, the average of the bid and asked prices per share of Two River common stock as reported on the OTC Bulletin Board on November 8, 2005 multiplied by (ii) 4,907,989, the maximum aggregate number of shares of Two River common stock to be received by Community Partners, and (b)(i) $17.88, the average of the bid and asked prices per share of Town Bank common stock as reported on the OTC Bulletin Board on November 8, 2005, multiplied by (ii) 2,572,659, the maximum aggregate number of shares of Town Bank common stock to be received by Community Partners, based on an exchange ratio of 1.25.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

================================================================================

The information in this document is not complete and may be changed. We may not issue the common stock to be issued in connection with the transaction described in this document until the registration statement filed with the Securities and Exchange Commission, of which this document is a part, is declared effective. This document is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer, solicitation or sale is not permitted or would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

          PRELIMINARY - SUBJECT TO COMPLETION, DATED NOVEMBER 10, 2005

      [Two River Logo]                                    [Town Bank Logo]
  Two River Community Bank                                 The Town Bank
   1250 Highway 35 South                                  520 South Avenue
Middletown, New Jersey 07748                         Westfield, New Jersey 07090

                            [Community Partners Logo]
                           Community Partners Bancorp
                             1250 Highway 35 South
                          Middletown, New Jersey 07748

  OUR BANKS PROPOSE TO JOIN FORCES UNDER A NEW HOLDING COMPANY -- YOUR VOTE IS
                                 VERY IMPORTANT

      Two River Community Bank and The Town Bank have agreed to join forces to better position ourselves to compete effectively in the banking marketplace. We have entered into an acquisition agreement by which our two banks will become subsidiaries of a newly-formed holding company, Community Partners Bancorp. In the acquisition, each share of Two River common stock will be converted into one share of Community Partners common stock and Town Bank shareholders will receive
1.25 shares of Community Partners common stock for each share of Town Bank common stock that they hold. The 1.25 exchange ratio is subject to adjustment as described in the attached materials. Cash will be paid in lieu of fractional shares and cash will also be paid to shareholders who exercise and perfect their dissenters' rights. We believe that the acquisition will benefit the shareholders of both banks and we are asking you to vote in favor of this very important transaction at a special meeting to be held on January __, 2006.

      We intend that the exchange of bank stock solely for holding company common stock in the acquisition will be tax-free to our shareholders, and it is a condition to closing that Two River and Town Bank receive opinions from Pitney Hardin LLP and Norris, McLaughlin & Marcus, P.A., respectively, that the acquisition will constitute a tax-free transaction. We will not waive this closing condition without resoliciting your vote on the acquisition.

      Your vote is very important because the acquisition can be completed only if shareholders of each bank approve it by the affirmative vote of those holding two-thirds (2/3) of the bank's common stock outstanding on the _________, 2005 record date. A failure to vote will have the same effect as voting against the acquisition. The boards of directors of both banks have approved the acquisition and recommend that their shareholders vote FOR its approval as described in the attached materials.

      If the acquisition is completed and the exchange ratio remains unadjusted at 1.25 shares of Community Partners common stock for every share of Town Bank common stock, persons holding the outstanding securities (including vested and unvested options and warrants) of Two River and Town Bank immediately prior to the acquisition will then own, on a fully diluted basis, approximately 65.6% and 34.4%, respectively, of the approximately 7,480,648 shares of Community Partners common stock which we anticipate will be issued or reserved for issuance following the acquisition.

      The closing prices per share of Two River and Town Bank common stock as reported on the OTC Bulletin Board on ___________, 2005, were $____ and $____, respectively. Community Partners has applied to list its common stock on the NASDAQ SmallCap Market under the symbol "_______."

      We urge you to read the attached materials carefully, including the section entitled "Risk Factors" beginning on page 18.

Barry B. Davall                            Robert W. Dowens, Sr.
President and Chief Executive Officer      President and Chief Executive Officer
Two River Community Bank                   The Town Bank

      Neither the SEC nor any state securities commission has approved or disapproved of the securities to be issued in connection with the acquisition or determined if the attached joint proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

      The attached joint proxy statement/prospectus is dated December __, 2005, and is anticipated to first be mailed to shareholders of Two River and Town Bank on or about December __, 2005.

                                [TWO RIVER LOGO]
                            Two River Community Bank
                              1250 Highway 35 South
                          Middletown, New Jersey 07748
                                 (732) 706-9009

       Notice of Special Meeting of Two River Community Bank shareholders
                    January __, 2006, at 5:00 p.m. local time

To the shareholders of Two River Community Bank:

      Notice is hereby given that a special meeting of shareholders of Two River Community Bank will be held on January __, 2006 at 5:00 p.m., local time, at Two River Community Bank, 1250 Highway 35 South, Middletown, New Jersey 07748, to consider and vote upon a proposal to approve an acquisition agreement among Two River, The Town Bank and a corporation newly formed to act as a holding company for the two banks, Community Partners Bancorp. The acquisition agreement provides that each bank will become a wholly owned subsidiary of Community Partners, each share of Two River common stock will be exchanged for one share of Community Partners common stock and each share of Town Bank common stock will be exchanged into 1.25 shares of Community Partners common stock, subject to adjustment as described in the attached materials. The 1.25 exchange ratio was calculated to produce, on a fully diluted basis, a 65.6% and 34.4% split of the ownership of Community Partners common stock between Two River and Town Bank shareholders.

      We will transact no other business at the special meeting, except for business properly brought before the meeting or any adjournment or postponement thereof.

      Approval of the acquisition agreement requires the affirmative vote of the holders of two-thirds (2/3) of the voting power of shares of Two River common stock outstanding as of the record date, which is ___________, 2005. Only holders of record of Two River common stock at the close of business on the record date are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements of the meeting. Town Bank has called a special meeting of its shareholders to be held the same day as ours, as the approval of its shareholders is also a required condition to the acquisition.

      Your vote is very important, regardless of the number of shares you own. Please vote as soon as possible to make sure that your shares are represented at the meeting. To vote your shares, you may complete and return the enclosed proxy card. If you are a holder of record, you may also cast your vote in person at the meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct them on how to vote your shares. If you do not vote or do not instruct your broker or bank how to vote, it will have the same effect as voting against the acquisition.

      Under New Jersey banking law, holders of Two River common stock who timely submit a written notice of dissent and demand for the payment of the fair value of their shares and otherwise comply with the applicable statutory procedures, including not voting in favor of approval of the acquisition agreement, will be entitled to dissenter's rights and to receive payment in cash for the fair value of their shares as determined by the New Jersey Superior Court. A summary of the applicable requirements of New Jersey banking law is contained in the attached joint proxy statement/prospectus under the caption "The Acquisition - Dissenter's Rights," beginning on page 54 and the full text of the applicable provisions of New Jersey banking law is attached as Annex F to the attached joint proxy statement/prospectus.

                                           By order of the Board of Directors of
                                           Two River Community Bank

                                           /s/ Michael W. Kostelnik, Jr.

                                           Michael W. Kostelnik, Jr.
                                           Secretary
Middletown, New Jersey
December __, 2005

                                [TOWN BANK LOGO]
                                 The Town Bank
                                520 South Avenue
                           Westfield, New Jersey 07090
                                 (908) 301-0800

               Notice of Special Meeting of Town Bank shareholders
                   January __, 2006. at 10:00 a.m. local time

To the shareholders of Town Bank:

      Notice is hereby given that a special meeting of shareholders of The Town Bank will be held on January __, 2006 at 10:00 a.m., local time, at _____________________________, to consider and vote upon a proposal to approve an acquisition agreement among The Town Bank, Two River Community Bank and a corporation newly formed to act as a holding company for the two banks, Community Partners Bancorp. The acquisition agreement provides that each bank will become a wholly owned subsidiary of Community Partners, each share of Two River common stock will be exchanged for one share of Community Partners common stock and each share of Town Bank common stock will be exchanged into 1.25 shares of Community Partners common stock, subject to adjustment as described in the attached materials. The 1.25 exchange ratio was calculated to produce, on a fully diluted basis, a 65.6% / 34.4% split of the ownership of Community Partners common stock between Two River and Town Bank shareholders.

      We will transact no other business at the special meeting, except for business properly brought before the meeting or any adjournment or postponement thereof.

      Approval of the acquisition agreement requires the affirmative vote of the holders of two-thirds (2/3) of the voting power of shares of Town Bank common stock outstanding as of the record date, which is ___________, 2005. Only holders of record of Town Bank common stock at the close of business on the record date are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements of the meeting. Two River has called a special meeting of its shareholders to be held the same day as ours, as the approval of its shareholders is also a required condition to the acquisition.

      Your vote is very important, regardless of the number of shares you own. Please vote as soon as possible to make sure that your shares are represented at the meeting. To vote your shares, you may complete and return the enclosed proxy card. If you are a holder of record, you may also cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct them on how to vote your shares. If you do not vote or do not instruct your broker or bank how to vote, it will have the same effect as voting against the acquisition.

      Under New Jersey banking law, holders of Town Bank common stock who timely submit a written notice of dissent and demand for the payment of the fair value of their shares and otherwise comply with the applicable statutory procedures, including not voting in favor of approval of the acquisition agreement, will be entitled to dissenter's rights and to receive payment in cash for the fair value of their shares as determined by the New Jersey Superior Court. A summary of the applicable requirements of New Jersey banking law is contained in the attached joint proxy statement/prospectus under the caption "The Acquisition - Dissenter's Rights," beginning on page 54 and the full text of the applicable provisions of New Jersey banking law is attached as Annex F to the attached joint proxy statement/prospectus.

                                           By order of the Board of Directors of
                                           Town Bank

                                           /s/ Angela Bellino

                                           Angela Bellino
                                           Secretary
Westfield, New Jersey
December __, 2005

                                                   TABLE OF CONTENTS
                                                                                                             Page
QUESTIONS AND ANSWERS ABOUT THE ACQUISITION....................................................................1
SUMMARY OF THE JOINT PROXY STATEMENT/PROSPECTUS................................................................4
SELECTED CONSOLIDATED AND PRO FORMA FINANCIAL DATA............................................................11
         Selected Historical Consolidated Financial Data of Two River.........................................11
         Selected Historical Financial Data of Town Bank......................................................13
         Selected Unaudited Pro Forma Combined Financial Data of Community Partners Bancorp...................15
COMPARATIVE PER SHARE FINANCIAL INFORMATION
         OF COMMUNITY PARTNERS BANCORP........................................................................16
COMPARATIVE PER SHARE MARKET INFORMATION......................................................................17
RISK FACTORS..................................................................................................18
THE SPECIAL MEETINGS..........................................................................................22
THE ACQUISITION...............................................................................................24
         Background of the Acquisition........................................................................24
         Two River's Reasons for the Acquisition..............................................................26
         Opinion of Two River's Financial Advisor.............................................................26
         Recommendation of Two River's Board of Directors.....................................................34
         Town Bank's Reasons for the Acquisition..............................................................34
         Opinion of Town Bank's Financial Advisor.............................................................35
         Recommendation of Town Bank's Board of Directors.....................................................40
         Interests of Certain Two River Directors and Executive Officers in the Acquisition...................41
         Interests of Certain Town Bank Directors and Executive Officers in the Acquisition...................44
         Voting Agreements....................................................................................47
         Governance Structure and Management Positions........................................................47
         Completion and Effectiveness of the Acquisition......................................................48
         Structure of the Acquisition and Conversion of Two River and Town Bank Stock.........................48
         Exchange of Bank Stock Certificates for Community Partners Stock Certificates........................49
         Treatment of Stock Options and Warrants..............................................................49
         Material United States Federal Income Tax Consequences of the Acquisition............................50
         Accounting Treatment of the Acquisition..............................................................53
         Regulatory Matters in Connection with the Acquisition................................................53
         Restrictions on Sales of Shares by Bank Affiliates...................................................53
         NASDAQ SmallCap Market Listing of Community Partners Common Stock to be Issued
                  in the Acquisition..........................................................................53
         Dissenter's Rights...................................................................................54
         The Acquisition Agreement............................................................................55
         Community Partners Certificate of Incorporation and By-laws..........................................62
         Equity Plans.........................................................................................62
COMMUNITY PARTNERS BANCORP UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION.................................63
DESCRIPTION OF COMMUNITY PARTNERS CAPITAL STOCK...............................................................70
COMPARISON OF RIGHTS OF COMMUNITY PARTNERS SHAREHOLDERS, TWO RIVER SHAREHOLDERS AND TOWN BANK SHAREHOLDERS....72
BUSINESS OF COMMUNITY PARTNERS................................................................................78
GOVERNMENT REGULATION OF COMMUNITY PARTNERS AND THE BANKS.....................................................80
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF
         TWO RIVER COMMUNITY BANK.............................................................................87
BUSINESS OF TWO RIVER........................................................................................112
MARKET PRICE OF AND DIVIDENDS ON TWO RIVER COMMON EQUITY AND RELATED SHAREHOLDER MATTERS.....................116
TWO RIVER QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.........................................117
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF THE TOWN BANK.......118
BUSINESS OF TOWN BANK........................................................................................140


MARKET PRICE OF AND DIVIDENDS ON TOWN BANK COMMON EQUITY AND RELATED SHAREHOLDER MATTERS.....................144
TOWN BANK QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.........................................145
MANAGEMENT OF COMMUNITY PARTNERS.............................................................................146
COMPENSATION OF EXECUTIVE OFFICERS...........................................................................149
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...............................................................152
LEGAL MATTERS................................................................................................152
EXPERTS......................................................................................................152
OTHER MATTERS................................................................................................152
STATEMENTS REGARDING FORWARD-LOOKING INFORMATION.............................................................152
WHERE YOU CAN FIND MORE INFORMATION..........................................................................154
INDEX TO FINANCIAL STATEMENTS...............................................................................FS-1

ANNEX A           Agreement and Plan of Acquisition..........................................................A-1
ANNEX B           Community Partners Amended and Restated Certificate of Incorporation.......................B-1
ANNEX C           Community Partners Bylaws..................................................................C-1
ANNEX D           Fairness Opinion of Curtis Securities LLC..................................................D-1
ANNEX E           Fairness Opinion of Janney Montgomery Scott LLC............................................E-1
ANNEX F           Sections 360-369 of the New Jersey Banking Act.............................................F-1


                   QUESTIONS AND ANSWERS ABOUT THE ACQUISITION

Q:    Why am I being asked to vote on the acquisition?

A: The boards of directors of Two River Community Bank and The Town Bank have determined that our two independent community banks will be better positioned to compete effectively in the New Jersey banking marketplace if we join forces. We have entered into an acquisition agreement that provides for our banks to become subsidiaries of Community Partners Bancorp, a New Jersey corporation which we created to act as our holding company. We have applied for, and are waiting to obtain, approvals and non-objection from the appropriate bank regulatory agencies, which will not constitute an endorsement of the acquisition or a determination that its terms are fair to the shareholders of either bank. To complete the acquisition, we will also need the shareholders of each bank to approve the acquisition by the affirmative vote of holders of two-thirds (2/3) of the bank's common stock outstanding on _________, 2005, the record date for each bank's special shareholders meeting to vote on the acquisition. This joint proxy statement/prospectus is being used to solicit that shareholder vote.

Q:    What will happen if the acquisition is approved and completed?

A:    In the acquisition:

      o Two River and Town Bank will become wholly-owned subsidiaries of Community Partners.

      o Each share of Two River common stock will be exchanged for one share of Community Partners common stock.

      o Each share of Town Bank common stock will be exchanged for 1.25 shares of Community Partners common stock, subject to adjustment. Based on the 1.25 exchange ratio, without adjustment, and on a fully diluted basis, shareholders of Two River and Town Bank immediately prior to the acquisition will own 65.6% and 34.4% respectively, of the common stock of Community Partners immediately following the acquisition.

      o The 1.25 exchange ratio is subject to adjustment if the Two River Average Price is below $13.20 or above $18.80. If the Two River Average Price is above $18.80, the exchange ratio will be $23.50 divided by the Two River Average Price, with a minimum exchange ratio of 1.1463. If the Two River Average Price is below $13.20, the exchange ratio will be $16.50 divided by the Two River Average Price, with a maximum exchange ratio of 1.5.

Q:    How will you determine the "Two River Average Price"?

A: First, we will calculate the volume-weighted average trading price of Two River common stock on each day Two River stock is reported as traded by the OTC Bulletin Board. We will collect these average prices, starting on the third Two River trading day before the acquisition closes and working backwards for 20 consecutive Two River trading days. After discarding the highest and lowest of these 20 volume-weighted average prices, we will calculate the average of the remaining 18. That number is the "Two River Average Price".

Q:    What do I need to do now?

A: After carefully reading and considering the information contained in this joint proxy statement/prospectus, please complete, sign and date your proxy card or voting instructions and return it in the enclosed postage paid envelope as soon as possible so that your shares may be represented at your special meeting. If you later desire to revoke your proxy for any reason, you may do so as described elsewhere in this joint proxy statement/prospectus.

Q:    What if I do not vote?

A: If you fail to respond, it will have the same effect as voting against the acquisition. If you respond and do not indicate how you want to vote, your proxy will be counted as a vote in favor of the acquisition. If you respond and elect to abstain from voting, your proxy will have the same effect as voting against the acquisition.

Q: If my shares are held in street name by my broker, will my broker vote my shares for me?

A:    Your broker will NOT vote your shares unless you provide instructions to
                       ---
      your broker on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Without instructions, unless your broker has discretionary authority over matters such as voting, your shares will not be voted, which will have the same effect as voting against the acquisition.

Q:    Can I change my vote after I have delivered my proxy?

A: Yes. You can change your vote at any time before your proxy is voted at your special meeting. You can do this in one of three ways. First, you can revoke your proxy. Second, you can submit a new proxy. If you choose either of these two methods, you must submit your notice of revocation or your new proxy to the secretary of Two River or Town Bank, as appropriate, before your special meeting. If your shares are held in an account at a brokerage firm or bank, you should contact your brokerage firm or bank to change your vote. Third, if you are a holder of record, you can attend the special meeting, thereby revoking your proxy, and vote in person.

Q:    Should I send in my stock certificates now?

A: No. Please do not send in your stock certificates with your proxy. After the acquisition is completed, you will receive written instructions from our exchange agent, Registrar and Transfer Company, on how to exchange your existing stock certificates for shares of Community Partners.

Q:    Where will the Community Partners common stock be listed for trading?

A: We have applied to have the Community Partners common stock issued in the acquisition listed on the NASDAQ SmallCap Market with the ticker symbol "_______".

Q: Will the Community Partners common stock issued in the acquisition be freely tradable?

A: The shares will be freely tradable unless you are an affiliate of Two River, Town Bank, or Community Partners. We will be contacting you if we believe you are an affiliate of either bank or will be an affiliate of the holding company. If you are uncertain, you should consult with your legal counsel to determine whether you are an affiliate of any of these entities; however, it is likely that you would know or would have been notified if you were such an affiliate. Generally, persons who are deemed to be affiliates of Two River or Town Bank must comply with Rule 145, and persons who are deemed to be affiliates of Community Partners must comply with Rule 144, under the Securities Act if they wish to sell or otherwise transfer any shares of Community Partners common stock received in connection with the acquisition.

Q: Will I receive a physical stock certificate for the shares that I receive in the acquisition?

A: If you are a registered holder of Two River or Town Bank common stock (i.e., you hold your stock certificate in your own name), you will be issued a physical stock certificate representing your shares of Community Partners common stock in exchange for your Two River or Town Bank shares. A transmittal letter with instructions for the surrender of stock certificates will be mailed to registered holders of Two River or Town Bank common stock as soon as practicable after the effectiveness of the acquisition. If you currently hold your shares in "street name," i.e. through a broker, dealer, bank or other financial institution that serves as your nominee, you will initially hold your shares of Community Partners common stock through that nominee and the nominee will exchange the shares on your behalf.

Q:    Will I receive dividends on my Community Partners shares?

A: Community Partners has not yet determined whether or when any dividends will be paid on its common stock or the amount of any such dividends. Neither bank has paid cash dividends since their formation.

Q:    When do you expect to complete the acquisition?

A: We are working to complete the acquisition early in 2006. If we obtain the required bank regulatory approvals, as well as approval from the shareholders of both banks, we expect to complete the acquisition during January, 2006.

Q:    Who can help answer my questions?

A: If you have any questions about the acquisition or how to submit your proxy, or if you need additional copies of this joint proxy statement/prospectus or the enclosed proxy card or voting instructions, you should contact your bank using the contact information below:

       Two River Community Bank                    The Town Bank
       1250 Highway 35 South                       520 South Avenue
       Middletown, New Jersey 07748                Westfield, New Jersey 07090
       Attn: Barry B. Davall                       Attn: Robert W. Dowens, Sr.
       (732) 706-9009                              (908) 301-0800
       e-mail: bdavall@tworiverbank.com            e-mail: rdowens@townbank.com

                 SUMMARY OF THE JOINT PROXY STATEMENT/PROSPECTUS

      This summary highlights selected information in this joint proxy statement/prospectus and will likely not contain all of the information that is important to you. For a more complete understanding of the acquisition, you should carefully read this entire joint proxy statement/prospectus and the documents attached to it, including the acquisition agreement which is attached as Annex A.
   -------

The Banks and the New Holding Company

      Two River Community Bank
      1250 Highway 35 South
      Middletown, New Jersey 07748
      Telephone: (732) 706-9009

      Two River Community Bank is a New Jersey chartered commercial bank which engages in the business of commercial and retail banking. As a community bank, Two River offers a wide range of banking services including demand, savings and time deposits and commercial and consumer/installment loans to small and medium-sized businesses, not-for-profit organizations, professionals and individuals principally in the Monmouth County, New Jersey area. Two River also offers its customers numerous banking products such as safe deposit boxes, night depository, wire transfers, money orders, travelers checks, automated teller machines, direct deposit, federal payroll tax deposits, internet banking and merchant card services. Two River's deposits are insured by the Bank Insurance Fund of the FDIC up to the statutory limits.

      The Town Bank
      520 South Avenue
      Westfield, New Jersey 07090
      Telephone: (908) 301-0800

      The Town Bank was organized in 1998 as a New Jersey state chartered bank in Westfield, New Jersey by a group of prominent local business and community leaders to provide a community banking alternative to larger institutions. Town Bank commenced operations in October, 1998, and conducts business from two banking locations in Westfield. Town Bank provides a wide-range of commercial and consumer banking products and services, including personal and business checking accounts and time deposits, money market accounts and regular savings accounts. Town Bank's deposits are insured by the Bank Insurance Fund of the FDIC up to the statutory limits.

      Community Partners Bancorp
      1250 Highway 35 South
      Middletown, New Jersey 07748
      Telephone: (732) 706-9009

      Community Partners Bancorp is a newly formed corporation that has not yet conducted any activities other than those incident to its formation, the matters contemplated by the acquisition agreement and the preparation and filing of this joint proxy statement/prospectus. Upon completion of the acquisition, Two River and Town Bank will become wholly-owned subsidiaries of Community Partners. The business of Community Partners will be the combined businesses currently conducted by Two River and Town Bank. Community Partners was originally incorporated under the name Ten Penny-Rialto Holdings, Inc. on August 8, 2005 and the name was changed to Community Partners Bancorp on October 25, 2005.

Reasons for the Acquisition (see pages 26 and 34)

      We are proposing the acquisition because we believe that our two independent community banks will be better positioned to compete effectively in the New Jersey banking marketplace by combining under one holding company. The new entity will generate the potential for stronger operating and financial results than either bank could achieve on its own in this highly competitive market. We believe the business combination will enhance value for shareholders of both banks by, among other things, providing the combined entity with opportunities for franchise expansion near each marketplace served and the potential for increased earnings through revenue enhancements and cost savings achievable with the transaction.

Structure of the Acquisition and Conversion of Two River and Town Bank Stock, Options and Warrants (see page 48)

      In the acquisition:

      o Two River and Town Bank will become wholly-owned subsidiaries of Community Partners.

      o Each share of Two River common stock will be exchanged for one share of Community Partners common stock.

      o Holders of unexercised options and warrants to acquire shares of Two River common stock will receive options and warrants to acquire the same number of shares of Community Partners common stock at the same exercise price.

      o Each share of Town Bank common stock will be exchanged for 1.25 shares of Community Partners common stock. The 1.25 exchange ratio is subject to adjustment if the Two River Average Price is below $13.20 or above $18.80. If the Two River Average Price is above $18.80, the exchange ratio will be $23.50 divided by the Two River Average Price, with a minimum exchange ratio of 1.1463. If the Two River Average Price is below $13.20, the exchange ratio will be $16.50 divided by the Two River Average Price, with a maximum exchange ratio of 1.5.

      o The Two River Average Price will be determined by calculating the volume-weighted average trading price of Two River common stock on each day the stock is reported as traded by the OTC Bulletin Board. We will collect these volume-weighted average prices for each day that Two River is traded, starting on the third Two River trading day before the acquisition closes and working backwards for 20 consecutive Two River trading days. After discarding the highest and lowest of these 20 volume-weighted average prices, we will calculate the average of the remaining 18, which is the "Two River Average Price".

      o Holders of unexercised options for shares of Town Bank common stock will receive options for shares of Community Partners common stock. The new options will be exercisable for that number of shares of Community Partners common stock derived by multiplying the exchange ratio by the number of shares of Town Bank for which the option was exercisable immediately prior to the acquisition. The exercise price per share of Community Partners common stock will be equal to the per share exercise price of the option immediately prior to the acquisition, divided by the exchange ratio.

      Immediately upon completion of the acquisition and as a result of the foregoing exchanges, assuming that the exchange ratio remains unadjusted at 1.25 shares of Community Partners common stock for every share of Town Bank common stock:

      o Former Two River shareholders and holders of warrants and vested and unvested options for Two River common stock will hold Community Partners common stock, warrants and options equivalent to approximately 65.6% of the outstanding shares of Community Partners common stock on a fully diluted basis.

      o Former Town Bank shareholders and holders of options on Town Bank common stock will hold Community Partners common stock and options equivalent to approximately 34.4% of the outstanding shares of Community Partners common stock on a fully diluted basis.

      Determination of the Acquisition Consideration. The ownership split of Community Partners was determined through negotiations between the two banks and reflects the relative assets, earnings, capitalization and the financial, operating and market positions of the banks at the time of such negotiations and other factors that the boards of directors of Two River and Town Bank considered relevant.

Recommendation of the Boards of Directors and Opinions of Financial Advisors (see pages 26, 34, 35 and 40)

      Two River shareholders. The Two River board of directors has determined that the acquisition agreement and the transactions contemplated thereby are advisable and in the best interests of Two River shareholders and unanimously recommends that the Two River shareholders vote FOR the approval of the acquisition agreement. Under the acquisition agreement, if the Two River board changes its recommendation or recommends a competing transaction, Town Bank may terminate the agreement and collect a $2 million termination fee.

      Town Bank shareholders. The Town Bank board of directors has determined that the acquisition agreement and the transactions contemplated thereby are advisable and in the best interests of Town Bank shareholders and unanimously recommends that the Town Bank shareholders vote FOR the approval of the acquisition agreement. Under the acquisition agreement, if the Town Bank board changes its recommendation or recommends a competing transaction, Two River may terminate the agreement and collect a $2 million termination fee.

      Opinion of Two River's Financial Advisor. In deciding to approve the acquisition, the Two River board of directors considered the opinion of its financial advisor, Curtis Securities LLC, that, as of the date of its opinion, and based on and subject to the matters described therein, the acquisition consideration was fair, from a financial point of view, to the holders of Two River common stock - other than excluded shares, such as treasury shares and shares subject to dissenter's rights under The New Jersey Banking Act of 1948, as amended, which we refer to as the New Jersey Banking Act. The full text of this opinion is attached as Annex D to this joint proxy statement/prospectus.
                            -------
Two River urges its shareholders to read the opinion of Curtis Securities in its entirety. In consideration of the services provided by Curtis Securities, in addition to indemnifying Curtis Securities for liabilities arising out of the engagement and reimbursing Curtis Securities for its out-of-pocket expenses, Two River has agreed to pay to Curtis Securities a fee of $250,000, $170,000 of which is contingent, and payable, upon closing of the acquisition.

      Opinion of Town Bank's Financial Advisor. In deciding to approve the acquisition, the Town Bank board of directors considered the opinion of its financial advisor, Janney Montgomery Scott LLC, that, as of the date of its opinion, and based upon and subject to the matters described therein, the acquisition consideration was fair, from a financial point of view, to the holders of Two River common stock - other than excluded shares, such as treasury shares and shares subject to dissenter's rights under the New Jersey Banking Act. The full text of this opinion is attached as Annex E to this joint proxy
                                                  -------
statement/prospectus. Town Bank urges its shareholders to read the opinion of Janney Montgomery in its entirety. In consideration of the services provided by Janney Montgomery, in addition to indemnifying Janney Montgomery for liabilities arising out of the engagement and reimbursing Janney Montgomery for its out-of-pocket expenses, Town Bank has paid Janney Montgomery an advisory fee of approximately $340,000, approximately $220,000 of which is contingent, and payable, upon closing of the acquisition.

Dissenter's Rights (see page 54)

      Under New Jersey banking law, holders of Two River common stock or Town Bank common stock who submit a written notice of dissent and demand for the payment of the fair value of their shares and who comply with the other applicable statutory procedures under New Jersey banking law, including not voting in favor of approval of the acquisition agreement, will be entitled to dissenter's rights and to receive payment in cash for the fair value of their shares as determined by the New Jersey Superior Court.

The Special Meetings (see page 22)

      Special Meeting of Two River's shareholders. The Two River special meeting will be held at the bank's headquarters at 1250 Highway 35 South, Middletown, New Jersey 07748, on January __, 2005, starting at 5:00 p.m., local time. At the Two River special meeting, Two River will ask its shareholders to vote upon a proposal to approve the acquisition agreement and to consider any other matters that may properly come before the special meeting.

      At the Two River special meeting, you may cast one vote for each share of Two River common stock that you owned at the close of business on ________, 2005. On that date there were ________ shares of Two River common stock outstanding and entitled to vote. In order for holders of Two River common stock to approve the acquisition agreement, holders of 2/3 of the outstanding shares of Two River common stock entitled to vote as of ________, 2005, must vote in favor of approving the acquisition agreement.

      Approximately 20% of the outstanding shares of Two River common stock entitled to vote to approve the acquisition agreement were held by Two River directors and executive officers and their affiliates as of September 30, 2005. We currently expect that Two River's directors and executive officers will vote their shares in favor of the acquisition, although none of them has entered into any agreements obligating them to do so.

      Special Meeting of Town Bank's shareholders. The Town Bank special meeting will be held at __________________________, on January __, 2006, starting at
10:00 a.m., local time. At the Town Bank special meeting, Town Bank will ask its shareholders to vote upon a proposal to approve the acquisition agreement and to consider any other matters that may properly come before the special meeting.

      At the Town Bank special meeting, you may cast one vote for each share of Town Bank common stock that you owned at the close of business on _______, 2005. On that date there were ________ shares of Town Bank common stock outstanding and entitled to vote. In order for holders of Town Bank common stock to approve the acquisition agreement, holders of 2/3 of the outstanding shares of Town Bank common stock entitled to vote as of _______, 2005 must vote in favor of approving the acquisition agreement.

      Approximately 34% of the outstanding shares of Town Bank common stock entitled to vote to approve the acquisition agreement were held by Town Bank directors and executive officers and their affiliates as of September 30, 2005. In connection with the acquisition agreement, the directors of Town Bank, who among them beneficially owned approximately 34% of the outstanding shares of Town Bank common stock, each entered into an agreement with Two River under which the director committed to cause those shares to be voted in favor of the acquisition. We currently expect that Town Bank's executive officers who are not also directors will also vote their shares in favor of the acquisition, although none of them has entered into any agreements obligating them to do so.

Board of Directors and Management of Community Partners (see pages 146 and 148)

      As provided in the acquisition agreement, the board of directors of Community Partners consists of eight individuals, five of whom were designated by Two River and three of whom were designated by Town Bank. The directors and executive officers of Community Partners have already been selected and appointed, although Community Partners will not actively engage in any business unless the acquisition is completed. If the acquisition is not completed, Community Partners will be dissolved without having conducted any business other than in connection with the acquisition agreement.

      Charles T. Parton, who serves as the Chairman of the Board of Two River, serves in the same capacity for Community Partners. Joseph F.X. O'Sullivan, the Chairman of the Board of Town Bank, is the Vice Chairman of Community Partners. Barry B. Davall serves as the President and Chief Executive Officer of both Two River and Community Partners. Two River's three additional board designees, each of whom is a director of Two River, are Michael W. Kostelnik, Jr., Frank J. Patock, Jr., and John J. Perri, Jr. Town Bank's two additional board designees are Robert B. Cagnassola and Frederick H. Kurtz, each of whom is a director of Town Bank.

Interests of Directors and Executive Officers in the Acquisition (see pages 41 and 44)

      Barry B Davall, currently Two River's President and Chief Executive Officer, also serves as the President and Chief Executive Officer of Community Partners. William D. Moss, currently the Executive Vice President and Senior Loan Officer of Two River, also serves as Vice President and Senior Loan Officer of Community Partners. Robert W. Dowens, Sr., currently the President and Chief Executive Officer of Town Bank, also serves as Vice President of Community Partners. Michael J. Gormley, currently Executive Vice President and Chief Financial Officer of Two River, also serves as Vice President, Chief Financial Officer and Treasurer of Community Partners.

      Messrs. Kostelnik, Patock, Perri, Cagnassola and Kurtz are directors, but not officers, of Community Partners. Each of these individuals may be entitled to customary compensation for serving on Community Partners' board of directors, including compensation for service as a board member, grants of options and shares of common stock under Community Partners' equity incentive plan, and additional compensation and reimbursement of expenses for attending meetings and serving on committees. Any such compensation and reimbursement will be determined from time to time by Community Partners' board of directors.

      Community Partners will indemnify current and former directors and officers of Two River and Town Bank and their subsidiaries for six years following the acquisition for any matters arising out of their positions with Two River or Town Bank prior to the acquisition. Community Partners is required by the acquisition agreement to maintain insurance coverage for the purpose of indemnifying these directors and officers for such matters and will also pay all reasonable expenses incurred by any such individual in enforcing his or her rights to indemnification and insurance coverage.

Tax Consequences (see page 50)

      If you exchange your bank common stock solely in exchange for common stock of Community Partners in the acquisition, we expect that you will not recognize any gain or loss for United States federal income tax purposes. If you receive cash in the acquisition, either in lieu of fractional shares or through the exercise of dissenter's rights, we expect that you will be required to recognize gain or loss in an amount, if any, equal to the difference between the cash received and your adjusted tax basis in the bank common stock which was exchanged for cash. Any taxable gain will generally be treated as capital gain, either long-term or short-term gain, depending on your holding period of the Two River or Town Bank common stock. We expect the tax consequences described above to apply to most shareholders, but tax matters relating to the acquisition are very complicated and the specific tax consequences to you will depend on the facts and circumstances of your own situation. We urge you to consult your own tax advisor for a full understanding of the tax consequences to you of the acquisition.

      The obligation of Two River and Town Bank to complete the acquisition is conditioned on their receipt of legal opinions about the United States federal income tax treatment of the acquisition. These opinions will not bind the Internal Revenue Service, which could take a different view.

Overview of the Acquisition Agreement (see page 24)

      Conditions to the Completion of the Acquisition. Each bank's obligation to complete the acquisition is subject to the satisfaction or, where permitted, waiver of specified conditions, including these:

      o     the agreement must be approved by the shareholders of both banks;

      o state and federal bank regulatory agencies must have approved or not objected to the acquisition and all regulatory waiting periods must have expired or been terminated;

      o the shares of Community Partners common stock to be issued, or to be reserved for issuance, in connection with the acquisition must have been approved for listing on the NASDAQ SmallCap Market or, alternatively, on the NASDAQ National Market System or the American Stock Exchange, subject to official notice of issuance;

      o each bank must receive an opinion of its tax counsel dated the closing date of the acquisition to the effect that the acquisition will qualify as an exchange to which Section 351 of the Internal Revenue Code applies;

      o completion of the acquisition must not be prohibited by any statute, rule, regulation or injunction; and

      o dissenter's rights may not be perfected with respect to shares of bank common stock which, had they been converted in the acquisition, would have exceeded 10% of the total shares issued by Community Partners in the acquisition.

      The shareholder approval and bank regulatory approval conditions may not be waived because completing the acquisition absent satisfaction of those conditions would not comply with applicable law. Also, neither bank intends to waive the tax opinion conditions. If either bank does waive this condition, we will inform you of our decision and ask you to vote on the acquisition agreement taking this into consideration.

      Waivers and Amendments. Under the terms of the acquisition agreement, after the approval of the agreement by the shareholders of the banks, waivers and amendments to any provisions of the acquisition agreement may not be made without the approval of the banks' shareholders, unless such approval is not required to be obtained under New Jersey banking law.

      Termination of the Acquisition Agreement. The banks can jointly agree to terminate the acquisition agreement at any time. Either bank may also terminate the agreement if:

      o     the acquisition is not completed on or before April 15, 2006;

      o any of the conditions to closing specified in the acquisition agreement will not be met;

      o the other bank's board of directors changes its recommendation in respect of the acquisition or recommends a competing transaction; or

      o the terminating bank exercises its right to terminate the agreement, in order to carry out its fiduciary responsibilities to its shareholders, upon receipt of a superior proposal from another party, pays a termination fee of $2 million to the other bank and enters into a competing transaction.

      Town Bank may also terminate the acquisition agreement if the Two River Average Price is less than $11.00 per share.

      Termination Fees. The acquisition agreement provides that Two River or Town Bank may be required to pay a $2 million termination fee to the other if the acquisition agreement is terminated under specified circumstances.

      "No Solicitation" Provisions. The acquisition agreement contains detailed provisions prohibiting Two River and Town Bank from seeking an alternative transaction. These "no solicitation" provisions prohibit the banks, as well as their officers, directors, subsidiaries and representatives, from taking any action to solicit an acquisition proposal, as described on page 56. The agreement does not, however, prohibit either bank or its board of directors from considering, and potentially recommending, an unsolicited bona fide written superior proposal from a third party, as described on page 56.

      Regulatory Matters. The acquisition is subject to the approval of the New Jersey Department of Banking and Insurance, and the non-objection of the Federal Reserve Bank of New York. We have filed the applications required to obtain the necessary regulatory approvals. As of the date of this document, we had not received the required approvals. Approval by any regulator does not constitute an endorsement of the acquisition or a determination that the terms of the acquisition are fair to Town Bank shareholders or Two River shareholders.

      Accounting Treatment. We intend to account for the acquisition under the purchase method of accounting for business combinations. As the former Two River shareholders will receive a majority of the voting rights of the combined entity, we anticipate that Two River will be the acquiring company for accounting purposes. This means that, upon consummation of the acquisition, Two River's assets and liabilities will be reported by Community Partners at Two River's historical cost and Town Bank's assets and liabilities will be recorded at their respective fair values as of the time of the acquisition. Any excess of the purchase price and costs of acquisition over the fair value of Town Bank's tangible and identifiable intangible assets and liabilities will be recorded as goodwill. Under generally accepted accounting principles, goodwill is not amortized but is assessed annually for impairment, with any resulting impairment losses included in net income. Earnings or losses relating to the business of Town Bank will be included in Community Partners' financial statements only prospectively from the date of the transaction.

      Completion and Effectiveness of the Acquisition. We are working to complete the acquisition early in 2006. If we obtain the required bank regulatory approvals and approval from the shareholders of both banks, we expect to complete the acquisition during January, 2006.

Risk Factors (see page 18)

      In considering whether to approve the acquisition agreement, you should consider certain risks of the acquisition. We urge you to read carefully all of the factors described in "Risk Factors" before voting.

               SELECTED CONSOLIDATED AND PRO FORMA FINANCIAL DATA

      The following tables present (1) selected historical consolidated financial data of Two River, (2) selected historical financial data of Town Bank, and (3) selected unaudited pro forma combined financial data of Community Partners which reflect the acquisition.

          SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF TWO RIVER

      The following selected consolidated financial data of Two River as of and for the years ended December 31, 2000 through 2004 are derived from the audited financial statements of Two River. The selected consolidated financial data as of June 30, 2005 and for the six months ended June 30, 2005 and 2004 are derived from financial statements that have not been audited by independent accountants. However, in the opinion of management, the selected consolidated financial data for such periods includes all adjustments (which include only normal recurring adjustments) necessary for a fair presentation of the data. Operating results for the six months ended June 30, 2005 are not necessarily indicative of results that may be expected for the entire year ending December 31, 2005. The selected consolidated financial data as of December 31, 2004 and 2003 and for the years ended December 31, 2004, 2003 and 2002, and as of June 30, 2005 and for the six months ended June 30, 2005 and 2004, should be read in conjunction with the consolidated financial statements of Two River and the related notes thereto and management's discussion and analysis thereof appearing elsewhere in this joint proxy statement/prospectus.

                                         TWO RIVER COMMUNITY BANK
                                Summarized Consolidated Balance Sheets
                                              (in thousands)

                                                                          At December 31,
                                             June 30,   ----------------------------------------------------
                                               2005       2004       2003       2002       2001       2000
                                             --------   --------   --------   --------   --------   --------
Assets:
Cash and due from banks                      $ 10,371   $  5,225   $  6,754   $  4,118   $  2,847   $  1,748
Federal funds sold                              3,129      5,145         --      7,355      3,549      5,614
Investment securities available-for-sale       34,959     39,876     27,303     15,543     16,549     12,626
Investment securities held-to-maturity          4,269      3,840         --         --         --         --
Loans, net                                    198,217    174,073    132,290    103,107     60,500     21,442
Bank-owned life insurance                       3,591      3,513         --         --         --         --
Premises and equipment, net                     2,250      2,416      1,372      1,550      1,397      1,375
Other assets                                    1,727      1,382      1,166        551        445        302
                                             --------   --------   --------   --------   --------   --------

Total assets                                 $258,513   $235,470   $168,885   $132,224   $ 85,287   $ 43,107
                                             ========   ========   ========   ========   ========   ========

Liabilities and Shareholders' Equity:
Deposits                                     $220,831   $199,955   $141,048   $109,717   $ 68,628   $ 29,283
Securities sold under agreements to
repurchase                                      8,685      7,761      6,455      9,395      4,742      1,768
Short-term borrowings                           5,000      5,000      6,784         --         --         --
Accrued expenses and other liabilities          1,149        945      1,055        586        206        194
                                             --------   --------   --------   --------   --------   --------

Total liabilities                             235,665    213,661    155,342    119,698     73,576     31,245
                                             --------   --------   --------   --------   --------   --------

Shareholders' equity                           22,848     21,809     13,543     12,526     11,711     11,862
                                             --------   --------   --------   --------   --------   --------

Total liabilities and shareholders' equity   $258,513   $235,470   $168,885   $132,224   $ 85,287   $ 43,107
                                             ========   ========   ========   ========   ========   ========


                                      TWO RIVER COMMUNITY BANK
                             Summarized Consolidated Statements of Income
                               (in thousands, except per share amounts)

                                     Six Months Ended
                                         June 30,                  Year Ended December 31,
                                    -----------------   ------------------------------------------------
                                      2005      2004      2004      2003      2002      2001       2000
                                    -------   -------   -------   -------   -------   -------    -------
Interest income                     $ 6,926   $ 5,166   $11,256   $ 8,401   $ 6,713   $ 4,373    $ 1,796
Interest expense                      1,737     1,210     2,531     1,735     1,602     1,235        363
                                    -------   -------   -------   -------   -------   -------    -------

Net interest income                   5,189     3,956     8,725     6,666     5,111     3,138      1,433
Provision for loan losses               278       243       458       322       491       396        261
                                    -------   -------   -------   -------   -------   -------    -------
Net interest income after
     provision for loan losses        4,911     3,713     8,267     6,344     4,620     2,742      1,172
Non-interest income                     563       368       820       578       352       193         84
Non-interest expenses                 4,009     3,297     6,969     5,244     4,126     3,104      2,088
                                    -------   -------   -------   -------   -------   -------    -------

Income (loss) before income taxes     1,465       784     2,118     1,678       846      (169)      (832)
Income tax expense                      542       304       793       428       103        --         --
                                    -------   -------   -------   -------   -------   -------    -------

Net income (loss)                   $   923   $   480   $ 1,325   $ 1,250   $   743   $  (169)   $  (832)
                                    =======   =======   =======   =======   =======   =======    =======

Earnings (loss) per share (1)
Basic                               $  0.23   $  0.14   $  0.36   $  0.36   $  0.21   $ (0.05)   $ (0.27)
Diluted                             $  0.22   $  0.13   $  0.34   $  0.34   $  0.21   $ (0.05)   $ (0.27)

(1) Per share data has been retroactively adjusted to reflect all stock dividends and the 2003 stock split.

                      SELECTED HISTORICAL FINANCIAL DATA OF
                                    TOWN BANK

      The following selected financial data of Town Bank as of and for the years ended December 31, 2000 through 2004 are derived from the audited financial statements of Town Bank. The selected financial data as of June 30, 2005 and for the six months ended June 30, 2005 and 2004 are derived from financial statements that have not been audited by independent accountants. However, in the opinion of management, the selected financial data for such periods includes all adjustments (which include only normal recurring adjustments) necessary for a fair presentation of the data. Operating results for the six months ended June 30, 2005 are not necessarily indicative of results that may be expected for the entire year ending December 31, 2005. The selected financial data as of December 31, 2004 and 2003, and for the years ended December 31, 2004, 2003 and 2002, and as of June 30, 2005 and for the six months ended June 30, 2005 and 2004, should be read in conjunction with the financial statements of Town Bank and the related notes thereto and management's discussion and analysis thereof appearing elsewhere in this joint proxy statement/prospectus.

                                                THE TOWN BANK
                                          Summarized Balance Sheets
                                                (in thousands)

                                                  At                                    At
                                               June 30,                             December 31,
                                              ---------    -------------------------------------------------------------
                                                 2005         2004         2003         2002         2001         2000
                                              --------------------------------------------------------------------------
Assets:
Cash and due from banks                       $   2,987    $   1,376    $   1,665    $   1,101    $     959    $   1,243

Federal funds sold & short term investments          --           --        3,590        6,834       10,764        5,581

Investment securities available-for-sale         13,917       12,907       17,013       14,135        7,187       11,479

Loans, net of unearned fees/costs               127,958      109,924       79,692       61,004       37,700       22,834

    less: Allowance for Loan Losses              (1,387)      (1,186)        (801)        (610)        (338)        (185)
                                              --------------------------------------------------------------------------
Net loans                                       126,571      108,738       78,891       60,394       37,362       22,649

Premises and equipment, net                       1,864        1,924        1,351        1,450        1,602          777

Other assets                                      1,666        1,131          562          496          363          429
                                              --------------------------------------------------------------------------
Total assets                                  $ 147,005    $ 126,076    $ 103,072    $  84,410    $  58,237    $  42,158
                                              ==========================================================================

Liabilities and Shareholders' Equity:

Liabilities:

Deposits                                      $ 130,671    $ 109,635    $  89,628    $  77,517    $  51,312    $  35,118

Short-term borrowings                               250        1,430          171          250          102          100

Accrued expenses and other liabilities              679          528          262          347          586          348
                                              --------------------------------------------------------------------------
Total liabilities                               131,600      111,593       90,061       78,114       52,000       35,566
                                              --------------------------------------------------------------------------

Shareholders' equity                             15,405       14,483       13,011        6,296        6,237        6,592
                                              --------------------------------------------------------------------------
Total liabilities and shareholders' equity    $ 147,005    $ 126,076    $ 103,072    $  84,410    $  58,237    $  42,158
                                              ==========================================================================


                                             THE TOWN BANK
                                  Summarized Statements of Operations
                                (in thousands, except per share amounts)

                                            Six Months Ended                      Year Ended
                                                June 30,                         December 31,
                                                --------       ------------------------------------------------
                                             2005      2004      2004      2003      2002      2001       2000
                                             ----      ----      ----      ----      ----      ----       ----
Interest income                            $ 4,078   $ 2,827   $ 6,317   $ 4,835   $ 3,937   $ 3,140    $ 2,743
Interest expense                             1,343       827     1,832     1,570     1,470     1,436      1,222
                                           -------   -------   -------   -------   -------   -------    -------
Net interest income                          2,735     2,000     4,485     3,265     2,467     1,704      1,521
Provision for loan losses                      201       140       385       191       303       153         70
                                           -------   -------   -------   -------   -------   -------    -------
Net interest income after provision for
    loan losses                              2,534     1,860     4,100     3,074     2,164     1,551      1,451
                                           -------   -------   -------   -------   -------   -------    -------
Non-interest income                             70        62       136       242       255       120         73

Non-interest expense                         1,532     1,350     2,788     2,542     2,341     2,162      1,740
                                           -------   -------   -------   -------   -------   -------    -------
Income (loss) before income taxes            1,072       572     1,448       774        78      (491)      (216)

Income taxes                                   245        35        84        76        22        --         --
                                           -------   -------   -------   -------   -------   -------    -------
Net income (loss)                          $   827   $   537   $ 1,364   $   698   $    56   $  (491)   $  (216)
                                           =======   =======   =======   =======   =======   =======    =======
Earnings (loss) per share - basic (1)      $  0.44   $  0.29   $  0.74   $  0.52   $  0.05   $ (0.45)   $ (0.25)

Earnings (loss) per share -  diluted (1)   $  0.42   $  0.28   $  0.72   $  0.51   $  0.05   $ (0.45)   $ (0.25)

      (1) All per share amounts have been restated for the 5% stock dividend distributed on June 1, 2004


             SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA OF
                           COMMUNITY PARTNERS BANCORP

      The selected unaudited pro forma combined financial data of Community Partners has been derived from, and should be read in conjunction with, the unaudited pro forma combined financial information included elsewhere in this joint proxy statement/prospectus. The information is based on historical balance sheets and related historical income statements of Two River and Town Bank, using the purchase method of accounting for business combinations. The pro forma combined income statement and per share data gives effect to the acquisition as if it had been completed on January 1, 2004. The pro forma combined balance sheet as of June 30, 2005 assumes the acquisition was completed on that date. The information is for illustrative purposes only. The banks may have performed differently had they been combined as of the dates for which information is presented. You should not rely on the selected unaudited pro forma combined financial data as being indicative of the historical results that would have been achieved had the banks always been combined or the future results of Community Partners.

                                                             At or For the          For the
                                                           Six Months Ended       Year Ended
                                                             June 30, 2005     December 31, 2004
                                                           -----------------   -----------------
Pro forma combined income statement data:

     Interest income                                       $          11,104   $          17,774

     Interest expense                                                  3,141               4,486
                                                           -----------------   -----------------

     Net interest income                                               7,963              13,288

     Provision for loan losses                                           479                 843
                                                           -----------------   -----------------

     Net interest income after provision for loan losses               7,484              12,445

     Non-interest income                                                 633                 956

     Non-interest expense                                              5,705              10,085
                                                           -----------------   -----------------

     Income before income taxes                                        2,412               3,316

     Income taxes                                                        737                 777
                                                           -----------------   -----------------
     Net income                                            $           1,675   $           2,539
                                                           =================   =================

Pro forma per share data:

     Basic earnings per share                              $            0.27   $            0.43

     Diluted earnings per share                            $            0.25   $            0.40

Pro forma combined balance sheet data:
     Total assets                                          $         431,437

     Loans, net                                                      323,542

     Deposits                                                        351,256

     Total shareholders' equity                                       63,201


                 COMPARATIVE PER SHARE FINANCIAL INFORMATION OF
                           COMMUNITY PARTNERS BANCORP

      We present below information concerning book value, cash dividends and earnings per share for Two River and Town Bank on both an historical and pro forma basis and on a per share equivalent pro forma basis for Town Bank. The pro forma combined earnings and dividend per share information gives effect to the combination as if it had become effective at the beginning of the periods presented. Book value per share data is as of the date presented. We have derived the unaudited pro forma combined per share information from the unaudited pro forma combined financial information presented elsewhere in this joint proxy statement/prospectus which give effect to the exchange of Two River and Town Bank capital stock, and account for the acquisition using the purchase method of accounting. You should read the information below in conjunction with the financial statements and accompanying notes of Two River and Town Bank that are included herein and with the unaudited pro forma combined financial information included under "Unaudited Pro Forma Combined Financial Information."

      The Town Bank per share equivalent pro forma data are calculated by multiplying Community Partners pro forma per share amounts by 1.25, the exchange ratio for converting one share of Town Bank common stock into shares of Community Partners common stock, assuming no adjustment. The Two River per share equivalents remain unchanged, as the exchange ratio for converting shares of Two River common stock to Community Partners common stock is one for one.

                                        At or For the         At or For the
                                      Six Months Ended         Year Ended
                                        June 30, 2005       December 31, 2004
                                      -----------------     -----------------
TWO RIVER COMMON STOCK

Book value per share
       Historical                     $            5.80     $            5.59
       Pro forma combined                         10.06                  9.79

Cash dividends declared per share
       Historical                                  0.00                  0.00
       Pro forma combined                          0.00                  0.00

Basic earnings per share
       Historical                                  0.23                  0.36
       Pro forma combined                          0.27                  0.43

Diluted earnings per share
       Historical                                  0.22                  0.34
       Pro forma combined                          0.25                  0.40

TOWN BANK COMMON STOCK

Book value per share
       Historical                     $            8.21     $            7.75
       Pro forma equivalent                       12.57                 12.24

Cash dividends declared per share
       Historical                                  0.00                  0.00
       Pro forma equivalent                        0.00                  0.00

Basic earnings per share
       Historical                                  0.44                  0.74
       Pro forma equivalent                        0.33                  0.53

Diluted earnings per share
       Historical                                  0.42                  0.72
       Pro forma equivalent                        0.32                  0.51

                    COMPARATIVE PER SHARE MARKET INFORMATION

      Community Partners common stock has no trading history and will likely reflect the business prospects and financial results of the combined enterprise, including future realization of synergies, tax attributes, and financial performance. Therefore, we do not believe that a pro forma calculation of implied consideration using each of the stock prices of Two River and Town Bank is meaningful as to the future price performance of Community Partners stock.

      The following table sets forth the closing prices of Two River and Town Bank common stock as reported on the Over the Counter Bulletin Board (OTCBB) on August 16, 2005, the trading day immediately preceding the announcement of the acquisition, and as of December __, 2005.

                                       Two River            Town Bank
                                       Common Stock         Common Stock
         August 16, 2005                  $16.25              $14.00
         December __, 2005                $_____              $_____

      Because the value of Community Partners common stock will be based primarily on the value of its two bank subsidiaries, any decrease in the value of shares of Two River or Town Bank common stock prior to the completion of the acquisition may reflect a reduced value of the Community Partners common stock you will receive in the acquisition. We urge you to obtain current market quotations before voting your shares.

                                  RISK FACTORS

      In addition to the other information contained in this joint proxy statement/prospectus, you should carefully consider the following risk factors in deciding whether to vote for approval of the acquisition agreement.

COMMUNITY PARTNERS MAY FAIL TO ACHIEVE SUFFICIENT OPERATIONAL INTEGRATION BETWEEN THE TWO BANKS TO MAKE THEIR COMBINATION UNDER A SINGLE HOLDING COMPANY A FINANCIAL SUCCESS.

      The success of the acquisition will depend on, among other things, Community Partners' ability to realize anticipated cost savings and to integrate the operations of Two River and Town Bank in a manner that does not materially disrupt the existing customer relationships of either bank or result in decreased revenues from any loss of customers. If Community Partners is not able to successfully achieve these objectives, the anticipated benefits of the acquisition may not be realized fully or at all or may take longer to realize than expected.

      Two River and Town Bank have operated and, for a period after the completion of the acquisition, will continue to operate, independently. Community Partners will face significant challenges in consolidating Two River and Town Bank functions, integrating their organizations, procedures and operations in a timely and efficient manner and retaining key Two River and Town Bank personnel. The integration of Two River and Town Bank is likely to be costly, complex and time consuming, and management of Community Partners will have to devote substantial resources and efforts to it.

      The integration process could result in the disruption of each bank's ongoing business or inconsistencies in standards, controls, procedures and policies that adversely affect their ability to maintain relationships with customers, suppliers, employees and others with whom they have business dealings or to achieve the anticipated benefits of the acquisition.

COMMUNITY PARTNERS' BOARD CAN ISSUE PREFERRED STOCK IN ONE OR MORE SERIES, WHICH COULD DECREASE THE AMOUNT OF EARNINGS AND ASSETS AVAILABLE FOR DISTRIBUTION TO ITS COMMON SHAREHOLDERS AND ADVERSELY AFFECT THEIR VOTING RIGHTS.

      Neither bank's certificate of incorporation authorizes the issuance of preferred stock.Community Partners' certificate of incorporation authorizes its board of directors to issue from time to time, and without shareholder action, one or more series of preferred stock, and to fix the relative rights and preferences of such preferred stock. The terms of any preferred stock Community Partners issues, such as dividend rights or the right to appoint one or more directors, could reduce the amount of earnings and assets available for distribution to Community Partners' common shareholders or otherwise adversely affect their other rights and powers, including voting rights. Moreover, any such issuance of preferred stock may make it more difficult or may discourage another party from acquiring voting control of Community Partners, even if such an acquisition would be beneficial to Community Partners' common shareholders.

COMMUNITY PARTNERS' COMMON STOCK WILL BE REGISTERED UNDER THE EXCHANGE ACT WHICH WILL REQUIRE SIGNIFICANT COMPLIANCE EXPENSE.

      We will be required to register our common stock under the Exchange Act and be subject to the Act's reporting requirements. Moreover, we will be subject to the provisions of the Sarbanes-Oxley Act of 2002 and the regulations issued thereunder. These laws and regulations impose, among other things, significant new responsibilities on officers, auditors, boards of directors and audit committees. Our expenses related to services rendered by our accountants, legal counsel and consultants will increase in order to comply with these laws and regulations.

      In 2007, we will be required to conduct a comprehensive review and confirmation of the adequacy of our existing systems and controls under Section 404 of the Sarbanes-Oxley Act. This will result in significant additional expenses. In a Section 404 review, we could discover deficiencies in existing systems and controls. If that is the case, we would have to take the necessary steps to correct any deficiencies, which may be costly and may strain our management resources. We also would be required to disclose any such deficiencies, which could adversely affect the market price of our common stock. For a discussion of the requirements of the Sarbanes-Oxley Act, see "Government Regulation of Community Partners and the Banks - the Sarbanes-Oxley Act of 2002" on page 85.

YOUR PERCENTAGE OWNERSHIP IN COMMUNITY PARTNERS WILL BE LESS THAN YOUR PERCENTAGE OWNERSHIP INTEREST IN THE BANK OF WHICH YOU ARE NOW A SHAREHOLDER, SO YOU WILL HAVE LESS INFLUENCE AS A SHAREHOLDER IN COMMUNITY PARTNERS THAN YOU DO IN YOUR BANK.

      You currently have the right to vote in the election of the board of directors of your bank and on other matters affecting your bank. The acquisition will result in your becoming a shareholder of Community Partners. Your percentage ownership of Community Partners will be smaller than your percentage ownership of the bank whose stock you now own, and much smaller if you are a Town Bank shareholder. If you are a Two River shareholder, your percentage ownership interest in Community Partners will be approximately 37% less on a non-diluted basis (and 34.4% on a fully-diluted basis) than the percentage ownership interest that you have in Two River prior to the acquisition. If you are a Town Bank shareholder, your percentage ownership interest in Community Partners will be approximately 63% less on a non-diluted basis (and 65.6% on a fully-diluted basis) than the percentage ownership interest that you have in Town Bank prior to the acquisition. Because of this, you will have less influence on the management and policies of Community Partners than you now have on the management and policies of your bank.

DIRECTORS AND OFFICERS OF THE BANKS HAVE INTERESTS IN THE ACQUISITION BESIDES THEIR INTERESTS AS SHAREHOLDERS.

      Two River's and Town Bank's executive officers negotiated the agreement and plan of acquisition, and the respective board of directors of each bank approved the agreement and plan of acquisition and are recommending that each bank's shareholders vote for the proposal to approve the agreement and plan of acquisition and the transactions contemplated therein. In considering these facts and the other information contained in this joint proxy statement/prospectus, you should be aware that Two River's and Town Bank's executive officers and directors have various interests in the combination besides being Two River shareholders or Town Bank shareholders, as the case may be. See "Interests of Certain Two River Directors and Officers in the Acquisition" on page 41 "Interests of Certain Town Bank Directors and Executive Officers in the Acquisition" on page 44.

COMMUNITY PARTNERS, THROUGH TWO RIVER AND TOWN BANK, WILL INCUR SIGNIFICANT COSTS ASSOCIATED WITH THE ACQUISITION, WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON ITS RESULTS OF OPERATIONS.

Community Partners, through Two River and Town Bank, will incur direct costs associated with the acquisition, which are currently estimated to be $1,200,000. Some of these costs, such as legal fees, accounting fees, expenses for financial advisors, regulatory filing fees and other expenses, totaling $500,000, have already been paid or must be paid, even if the acquisition is not completed. In addition, Two River and Town Bank will incur severance expenses in connection with the termination of employment of certain officers and employees of the two banks. Further, following the acquisition, there may be significant costs to Community Partners associated with integrating the operations of Two River and Town Bank. Community Partners will likely incur such costs associated with the acquisition, reflected as additional material expenses in subsequent quarters that could have a material adverse effect on its cash flows and results of operations.

COMMUNITY PARTNERS MAY BE SUBJECT TO ADVERSE REGULATORY CONDITIONS.

      Before we can complete the acquisition, we must obtain approval from the New Jersey Department of Banking and Insurance and the Federal Reserve Bank of New York must have no objection. No assurance can be given that we will be able to obtain all necessary governmental approvals or that approvals we obtain will not contain conditions on the completion of the acquisition or require changes in the terms of the acquisition which could delay the acquisition, or impose additional costs or regulatory burdens.

THE FUTURE RESULTS OF COMMUNITY PARTNERS MAY DIFFER SIGNIFICANTLY FROM THE PRO FORMA FINANCIAL STATEMENTS INCLUDED ELSEWHERE HEREIN.

      We anticipate that the acquisition will provide Community Partners and our two banks with financial benefits including cost savings and enhanced revenue opportunities. The pro forma information included elsewhere herein, while helpful in illustrating the financial characteristics of the combined organization under one set of assumptions, does not reflect benefits of expected cost savings or revenue opportunities and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of Community Partners would have been had the two banks been operating under a single holding company during the periods presented.

THERE IS CURRENTLY NO TRADING MARKET FOR COMMUNITY PARTNERS COMMON STOCK. IF WE ARE UNABLE TO OBTAIN NASDAQ SMALLCAP MARKET LISTING OR IF AN ACTIVE TRADING MARKET DOES NOT DEVELOP, IT MAY BE DIFFICULT FOR YOU TO SELL OR BUY COMMUNITY PARTNERS STOCK AND THE VALUE OF YOUR SHARES MAY BE MATERIALLY ADVERSELY AFFECTED.

      Community Partners was recently formed to serve as the publicly traded parent company of Two River and Town Bank following consummation of the acquisition. Two River and Town Bank chose to form a holding company, in part, so that they could seek listing on the NASDAQ SmallCap Market and increase liquidity for their respective shareholders. There can be no assurance that Community Partners common stock will be approved for listing on the NASDAQ SmallCap Market or, in the alternative, on the NASDAQ National Market or the American Stock Exchange. Even if the stock becomes listed, we cannot predict the extent to which an active trading market for the stock will develop, or how liquid any such trading market might become. As a result, it may be difficult for you to sell or buy shares of Community Partners stock and the value of your shares may be materially adversely affected.

FLUCTUATIONS IN THE MARKET PRICE OF TWO RIVER COMMON STOCK MAY CHANGE THE VALUE OF THE COMMUNITY PARTNERS COMMON STOCK WHICH YOU WILL RECEIVE IN THE ACQUISITION.

      The acquisition has been structured to provide Two River shareholders with one share of Community Partners common stock, and Town Bank shareholders with
1.25 shares of Community Partners common stock, for each share of their bank common stock. However, the 1.25 exchange ratio for Town Bank shareholders is subject to adjustment based on the Two River Average Price, which in turn is based on the trading prices of Two River common stock over a period of time near the closing of the acquisition. Because the date the acquisition is completed will be later than the date of the special meeting, you will not know the Two River Average Price at the time you vote on the acquisition. The Two River Average Price will almost certainly be different from the trading price of Two River common stock on the date of this joint proxy statement/prospectus and on the date of the special meetings to vote on the acquisition. Changes in the market price of Two River common stock could affect the exchange ratio and could reflect changes in the market's perception of the value of Two River or Community Partners or both. These changes may result from a variety of factors, including, among other things, changes in Two River's or Town Bank's business, operations and prospects, regulatory considerations and general market and economic conditions.

TOWN BANK'S BOARD OF DIRECTORS MAY BE ABLE TO ABANDON THE ACQUISITION IF THE MARKET PRICE OF TWO RIVER COMMON STOCK DROPS SUBSTANTIALLY.

      Town Bank has the right to terminate the merger agreement and abandon the merger before the closing if the Two River Average Price is less than $11.00. The satisfaction of the termination condition creates a right, but not an obligation, for Town Bank to terminate and the decision whether to terminate would be made by the Town Bank board of directors. The opportunity to evaluate this termination provision will take place only after the Two River Average Price can be determined, which will not occur until the anticipated closing date is near.

THE POTENTIAL COST OF SHAREHOLDERS' DISSENTER RIGHTS COULD BE SIGNIFICANT.

      Bank shareholders who dissent from the acquisition and satisfy the legal requirements for perfecting their claim have the right to have their shares repurchased by their bank for cash in an amount equal to which is the fair market value of their shares. If shareholders elect to dissent in substantial numbers, the cost of repurchasing their shares, which could include the costs associated with legal proceedings to appraise fair market value, could be substantial and adverse to Community Partners, as the owner of both banks. Either Town Bank or Two River has the right to terminate the acquisition agreement if bank shareholders pursue their dissenters rights with respect to an amount of shares which in the aggregate, is 10% or more of the total amount of shares which otherwise would have been issued in the acquisition.

                              THE SPECIAL MEETINGS

Joint Proxy Statement/Prospectus

      This joint proxy statement/prospectus is being furnished to you in connection with the solicitation of proxies by each of bank's board of directors in connection with the proposed acquisition.

      This joint proxy statement/prospectus is first being furnished to shareholders of Two River and Town Bank on or about December __, 2005.

Date, Time and Place of the Special Meetings

      The special meetings are scheduled to be held as follows:

For Two River shareholders:                        For Town Bank shareholders:

January __, 2006                                   January __, 2006
5:00 p.m.                                          10:00 a.m.
Two River Community Bank                           [To be determined]
1250 Highway 35 South
Middletown, New Jersey  07748

Vote Required for Approval of the Acquisition Agreement

Two River

      A majority of the outstanding shares entitled to vote at the Two River special meeting must be represented, either in person or by proxy, to constitute a quorum at the Two River special meeting. The affirmative vote of the holders of at least two-thirds (2/3) of Two River's common stock outstanding as of the record date is required to approve the acquisition agreement. At the Two River special meeting, each share of Two River common stock is entitled to one vote on all matters properly submitted to the Two River shareholders.

      As of the record date, Two River directors and executive officers and their affiliates owned approximately 20% of the outstanding shares of Two River common stock on a non-diluted basis.

Town Bank

      A majority of the outstanding shares entitled to vote at the Town Bank special meeting must be represented, either in person or by proxy, to constitute a quorum at the Two River special meeting. The affirmative vote of the holders of at least two-thirds (2/3) of Town Bank's common stock outstanding as of the record date is required to approve the acquisition agreement. At the Town Bank special meeting, each share of Town Bank common stock is entitled to one vote on all matters properly submitted to the Town Bank shareholders.

      As of the record date, Town Bank directors and executive officers and their affiliates owned approximately 34% of the outstanding shares of Town Bank common stock on a non-diluted basis.

Proxies

      All shares of bank common stock represented by properly executed proxies or voting instructions received before or at the bank's special meeting will, unless the proxies or voting instructions are revoked, be voted in accordance with the instructions indicated on those proxies or voting instructions. If no instructions are indicated on a properly executed proxy card or voting instruction, the shares will be voted FOR approval of the acquisition agreement. You are urged to mark the box on the proxy card to indicate how to vote your shares.

      If a properly executed proxy card or voting instruction is returned and the shareholder has abstained from voting on approval of the acquisition agreement, the common stock represented by the proxy or voting instruction will be considered present at the special meeting for purposes of determining a quorum, but will not be considered to have been voted in favor of approval of the acquisition agreement. If your shares are held in an account at a brokerage firm or bank, you must instruct them on how to vote your shares. If an executed proxy card is returned by a broker or bank holding shares which indicates that the broker or bank does not have discretionary authority to vote on approval of the acquisition agreement, the shares will be considered present at the meeting for purposes of determining the presence of a quorum, but will not be considered to have been voted in favor of approval of the acquisition agreement. Your broker or bank will vote your shares only if you provide instructions on how to vote by following the information provided to you by your broker.

      Because approval of the acquisition agreement requires the affirmative vote of at least two-thirds (2/3) of the shares of each of Two River's common stock and of Town Bank's common stock outstanding on the record date, abstentions, failures to vote and broker non-votes will have the same effect as a vote against approval of the acquisition agreement.

      Either or both special meetings may be adjourned or postponed in order to permit further solicitation of proxies. No proxy voted against the proposal to approve the acquisition agreement will be voted on any proposal to adjourn or postpone the special meeting that is submitted to the shareholders for a vote.

      Neither bank expects that any matter other than approval of the acquisition agreement will be brought before its special meeting. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their judgments with respect to those matters, unless authority to do so is withheld on the proxy card.

      A shareholder may revoke his or her proxy at any time before it is voted by:

      o notifying in writing the Secretary of Two River Community Bank at 1250 Highway 35 South, Middletown, New Jersey 07748, if you are a Two River shareholder, or the Secretary of Town Bank at 520 South Avenue, Westfield, New Jersey 07090, if you are a Town Bank shareholder;

      o     granting a subsequently dated proxy; or

      o appearing in person and voting at the special meeting if you are a holder of record.

      Attendance at the special meeting will not by itself constitute revocation of a proxy.

Solicitation of Proxies

      Two River and Town Bank will equally share the expenses incurred in connection with the printing and mailing of this joint proxy statement/prospectus. The banks plan to retain the services of Regan & Associates, Inc. to serve as proxy solicitors for both banks for a fee not to exceed an aggregate of $13,000. The banks and their proxy solicitor will also request banks, brokers, and other intermediaries holding shares of common stock beneficially owned by others to send this joint proxy statement/prospectus to, and obtain proxies from, the beneficial owners and will reimburse the holders for their reasonable expenses in so doing. Solicitation of proxies by mail may be supplemented by telephone, telegram and other electronic means, advertisements and personal solicitation by the directors, officers or employees of Two River and Town Bank. No additional compensation will be paid to directors, officers, or employees for such solicitation.

      You should not send in any stock certificates with your proxy card. If you are a registered holder of Two River or Town Bank common stock, a transmittal letter with instructions for the surrender of stock certificates will be mailed to you as soon as practicable after the effectiveness of the acquisition.

                                 THE ACQUISITION

      This section of the joint proxy statement/prospectus describes material aspects of the proposed acquisition. While we believe that the description covers the material terms of the acquisition, this summary may not contain all of the information that is important to you. You should read carefully this entire joint proxy statement/prospectus and the documents attached to it for a more complete understanding of the acquisition.

Background of the Acquisition

      As Town Bank has grown and become more profitable, it has considered from time to time the question of how best to continue its growth. One alternative considered by the Town Bank board has been the potential combination of the bank with another financial institution whose culture and business philosophy matched its own.

      During the second half of 2004, Town Bank received and responded to inquiries from another community bank exploring the possibility of a business combination. Town Bank consulted with Janney Montgomery Scott as financial advisor in connection with the inquiry. However, initial discussions between certain members of Town Bank's board and the other party did not progress beyond a preliminary stage.

      Since the beginning of 2005, several members of Town Bank's board and management maintained a dialogue with Janney Montgomery Scott regarding the board's strategic options, the current bank market place in New Jersey and its potential implications for Town Bank. On April 6, 2005, the Chairman of Town Bank and another director of Town Bank met with investment bankers from Janney to discuss the prospects of Town Bank and to consider the possibility of pursuing a possible business combination.

      In subsequent phone conversations between the Chairman of Town Bank and representatives of Janney, the conversation centered on the possibility of pursuing a combination with Two River.

      The performance of Two River from its inception in early 2000 has resulted from its business strategy of providing exceptional service to the consumers and business population in the bank's market area. To ensure Two River's continuing focus on earnings, asset and deposit growth, operational efficiency and product development, the Two River board has been committed to an annual strategic planning process involving a formal planning retreat session. In March 2005, the 2005 planning retreat took place and the subject of continued growth strategy was reviewed at length. As part of the annual discussion, the Two River board reviews possible new branch locations, together with possible business combinations with other community banks with which Two River is familiar. As active participants in community banking organizations in New Jersey, Two River's senior management is aware of the success of similar institutions, their management style and geographic area served. In some instances, there is greater familiarity as the result of loan participations.

      Two River, therefore, has enjoyed a good relationship with Town Bank through loan participation activity and general knowledge of Town Bank and its market area, and has been aware of its successful performance in recent years.

      One of the conclusions of the 2005 Two River strategic planning session was that the bank's senior management should pursue general, exploratory conversations with other community banks whose performance and market area would fit with Two River's customer service philosophy. The May 24, 2005 meeting held by Two River CEO Barry Davall with Janney, described below, was the type of meeting contemplated and has resulted in the proposed business combination described in this document.

      In mid May, 2005, the Chairman of Town Bank authorized Janney to contact the CEO of Two River, Barry Davall, to explore the idea of a possible business combination.

      Janney contacted Mr. Davall and arranged for the parties to sign a confidentiality agreement and a meeting was held on May 24, 2005 between Mr. Davall and Janney. At the meeting, the concept of a combination of Town Bank and Two River was discussed, and the participants agreed to report back to their respective banks and determine if more discussions were warranted.

      On June 7, 2005, five directors of Two River and representatives of Curtis Securities conferred by telephone to discuss the transaction, its timing, and the steps that would be required in order to reach a definitive agreement. The Two River board members directed Curtis Securities to continue discussions with Town Bank, via its investment bank, toward reaching some conclusions about the possibility of a business combination.

      It was separately determined by Town Bank that there was sufficient interest to arrange a meeting of selected directors of the two banks. On June 10, 2005, Messrs. O'Sullivan, Gregory and Kurtz, all directors of Town Bank, met with Messrs. Parton, Patock, Kostelnik and Davall, directors of Two River, to talk about their respective institutions and to discuss the possibility of a business combination. At the end of the meeting, the participants agreed that for confidentiality reasons, the two banks should utilize their respective financial advisors to relay information between the banks regarding the potential business combination. The banks instructed their advisors to meet to explore the financial terms of a possible transaction.

      On June 17, 2005 Janney met with Curtis Securities, investment banker to Two River, to discuss the financial parameters of a possible business combination. At the conclusion of the meeting, the range of prices being discussed gave the investment bankers sufficient belief that the small difference in their clients' expectations could be bridged. Over the next few days, the banks, communicating through their investment bankers, tentatively determined that a transaction might be accomplished in which shareholders of Town Bank would receive a value of approximately $20 per share in stock of Two River. The banks also discussed a transaction structure which would allow both banks to continue in existence as subsidiaries of a bank holding company, which would allow the respective banks to help maintain their in-market identities.

      On June 22, 2005, the Chairman of Town Bank and two other directors of Town Bank met with representatives of Janney to discuss the potential transaction and the steps that would need to be taken in order to reach a definitive agreement. The representatives from Town Bank directed Janney to negotiate financial terms that would fix the number of shares to be received by its shareholders in an exchange.

      On June 27, 2005, the Chairman of Town Bank and a representative of Janney met with the Chairman of Two River and a representative of Curtis Securities to discuss the non-financial aspects of the transaction and to finalize a time line for executing a definitive merger agreement. Over the next several days, the two banks, using Curtis Securities and Janney as their representatives, negotiated a fixed exchange ratio of 1.27, subject to approval of the board of directors of each bank. The exchange ratio would be subject to a "collar" which would allow for the ratio to be adjusted based on increases or decreases in the trading prices of Two River's stock outside of a negotiated range.

      On July 6, 2005, the Two River board met for the purpose of discussing the potential transaction with Town Bank. At this meeting, representatives of Curtis Securities provided the Two River directors with financial information and analysis relating to the potential transaction. The Two River board authorized its negotiating group to continue working on a definitive agreement.

      On July 6, 2005, the Town Bank board met for the purpose of discussing the potential transaction with Two River and to receive a preliminary analysis from Janney as to the fairness of the transaction to the shareholders of Town Bank. At this meeting, representatives of Janney provided the Town Bank directors with Janney's preliminary analysis that the exchange ratio was fair from a financial point of view to the shareholders of Town Bank. The Town Bank board authorized its negotiating group to continue working on a definitive agreement.

      Due diligence was conducted during the week of July 11, 2005 and proceeded through the next several weeks with a number of meetings held between the managements and their consultants to discuss lending policies and procedures, underwriting standards, budget forecasts and potential staffing. At the conclusion of the due diligence investigations, the parties agreed to lower the proposed exchange ratio to 1.25 shares from 1.27 shares.

      On August 9, 2005, the Two River board met at a special meeting to consider entering into a definitive agreement with Town Bank. The attorneys for Two River reviewed the preliminary agreement. Curtis Securities provided its preliminary opinion that the exchange ratio was fair from a financial point of view to Two River and its shareholders. The directors were able to discuss and ask questions of their advisors.

      On August 16, 2005, the Two River board met at a special meeting to consider entering into a definitive agreement with Two River. The attorneys for Two River reviewed the agreement. Curtis Securities provided a written opinion that the exchange ratio was fair from a financial point of view to Two River and its shareholders. Thereafter, Two River's board voted unanimously to approve the acquisition.

      On August 16, 2005, the Town Bank board met at a special meeting to consider entering into a definitive agreement with Two River. The attorneys for Town Bank reviewed the agreement. Janney provided a written opinion that the exchange ratio was fair from a financial point of view to Town Bank and its shareholders. Thereafter, Town Bank's board voted unanimously to approve the acquisition.

Two River's Reasons for the Acquisition

      During its discussion and analysis regarding the acquisition, the Two River board considered a number of factors, including, but not limited to, the following:

      o     Town Bank shares the community oriented banking philosophy of Two
            River.

      o Two River can gain ease of entrance to a marketplace similar to the one it currently serves.

      o The presentation of Curtis Securities and the opinion of Curtis Securities that the acquisition is fair to the Two River shareholders.

      o The ability of the combined larger organization to more efficiently invest in technology and leverage its fixed costs.

      o The potential for increased earnings in light of revenue enhancements and cost savings as a result of the transaction.

      o The potential for the successful operation of the combined organization to increase its franchise value.

      o     The potential for the improved liquidity of Two River's stock.

      o     The ability of the transaction to be conducted on a tax-free basis.

      In addition, the Two River board discussed risk factors associated with the business combination, including but not limited to management's diversion from regular business activities due to concentration on formation of the holding company, and migration to a uniform operations environment among the banks.

      This discussion of the information and factors considered by the Two River board is not intended to be exhaustive, but includes the material factors considered in evaluating the transaction. The Two River board did not assign particular weight or rank to the factors it considered in approving the acquisition. In considering the factors described above, individual directors may have given different weight to the various factors.

Opinion of Two River's Financial Advisor

      In a letter agreement dated June 29, 2005, Two River retained Curtis Securities, LLC to act as its financial advisor in connection with a possible business combination with Town Bank. Curtis Securities is a regional investment banking firm with particular experience in the financial services industry. Curtis Securities, and its affiliates, as part of its investment banking business, is engaged in the valuation of securities and companies for a variety of purposes and in connection with various types of transactions including mergers and acquisitions. Curtis Securities was selected by Two River because of its knowledge of, expertise with and reputation in the financial services industry. No limitations were imposed by the Two River board of directors upon Curtis Securities with respect to the investigation made or procedures followed by it in arriving at its opinion. In rendering its opinion, Curtis Securities does not admit that it is an expert within the meaning of the term "expert" as used within the Securities Act of 1933 and the rules and regulations promulgated thereunder, or that its opinion constitutes a report or valuation within the meaning of Section 11 of the Securities Act of 1933 and the rules and regulations promulgated thereunder.

      Curtis Securities acted as financial advisor to Two River in connection with the proposed transaction and participated in certain of the negotiations leading to the acquisition agreement, but the terms and conditions of the acquisition, including pricing, were determined through arm's length negotiations between Town Bank and Two River. At the August 16, 2005 meeting of the board of directors of Two River at which the board considered and approved the acquisition agreement, Curtis Securities delivered to the board its written opinion that, as of such date, the ratios at which Two River common stock and Town Bank common stock would be exchanged for Community Partners common stock in the acquisition were fair to the holders of Two River common stock from a financial point of view. The opinion was subsequently confirmed on _______, 2005 and the full text of that confirming opinion is attached as Annex D to this
                                                            -------
document. The opinion outlines the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Curtis Securities in rendering its opinion. The description of the opinion dated August 16, 2005 set forth below is qualified in its entirety by reference to the opinion. Curtis Securities urges Two River shareholders to read the entire opinion carefully in connection with their consideration of the proposed acquisition.

      Curtis Securities' opinion was directed to the Two River board of directors and is directed only to the fairness, from a financial point of view, of the two exchange ratios to Two River shareholders as of August 16, 2005. It does not address the underlying business decision of Two River to engage in the acquisition or any other aspect of the acquisition and is not a recommendation to any Two River shareholder as to how that shareholder should vote at the special meeting with respect to the acquisition, or any other matter.

      In connection with rendering its opinion, Curtis Securities has, among other things:

      (i) reviewed the historical financial performance, recent financial position and general prospects of Two River and Town Bank using publicly available information;

      (ii) reviewed certain internal financial statements and other financial and operating data concerning Two River and Town Bank prepared by each bank's management team;

      (iii) reviewed certain financial forecasts and other forward looking financial information prepared by each bank's management team;

      (iv) held discussions with the senior managements of each bank concerning the business, past and current operations, financial condition and future prospects of Community Partners, Two River and Town Bank;

      (v) reviewed the financial terms and conditions set forth in the acquisition agreement;

      (vi) compared the financial and stock market performance of Two River and Town Bank with that of certain other publicly traded companies Curtis Securities deemed similar to those banks;

      (vii) compared the financial terms of the acquisition with the financial terms, to the extent publicly available, of other transactions that Curtis Securities deemed relevant;

      (viii)reviewed the relative contribution of assets, liabilities, equity and earnings of each bank to Community Partners on a pro forma basis and the relative pro forma ownership of the shareholders of each bank in Community Partners;

      (ix) prepared discounted dividend analysis of each bank using data and projections supplied by each bank's management;

      (x) participated in discussions and negotiations among representatives of Two River and Town Bank and their financial and legal advisors;

      (xi)  reviewed the acquisition agreement dated August 16, 2005;

      (xii) reviewed a draft of this joint proxy statement/prospectus; and

      (xiii)made such inquiries and took into account such other matters as Curtis Securities deemed relevant, including Curtis Securities' assessment of general economic, market and monetary conditions.

      In its review and analysis, and in arriving at its opinion, Curtis Securities assumed and relied upon the accuracy and completeness of all of the financial and other information provided to it (including information furnished to it orally or otherwise discussed with it by management of the banks as well as information provided by recognized independent sources) or publicly available and neither attempted to verify, nor assumed responsibility for verifying, any of that information. Curtis Securities relied upon the assurances of Two River's and Town Bank's management that they are not aware of any facts that would make such information inaccurate or misleading. Furthermore, Curtis Securities did not obtain or make, or assume any responsibility for obtaining or making, any independent evaluation or appraisal of the properties, assets (including loans) or liabilities (contingent or otherwise) of either bank, nor was Curtis Securities furnished with any such evaluation or appraisal. Curtis Securities did not make any independent evaluation of the adequacy of the allowance for loan losses of either bank nor did it review any individual credit files. Curtis Securities assumed, with Two River's consent, that Two River's and Town Bank's allowances for loan losses are adequate to cover such losses.

      With respect to the status of the banks' financial forecasts and projections (and the assumptions and bases therefore) that Curtis Securities reviewed, upon the advice of management of each bank, Curtis Securities assumed that such forecasts and projections have been reasonably prepared in good faith on the basis of reasonable assumptions and reflect the best currently available estimates and judgments as to the future financial condition and performance of Community Partners, Two River and Town Bank, and Curtis Securities has further assumed that those projections and forecasts will be realized in the amounts and in the time periods currently estimated. Curtis Securities assumed that the acquisition will be consummated upon the terms set forth in the acquisition agreement without material alteration thereof and that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the acquisition, no delay, limitation, restriction or condition will be imposed that would have a material adverse effect on Community Partners, Two River, Town Bank or the contemplated benefits of the acquisition. Curtis Securities assumed that all of the representations and warranties contained in the acquisition agreement are true and correct and that Two River and Town Bank will each perform the covenants required by the acquisition agreement. In addition, Curtis Securities has assumed that the historical financial statements of Two River and Town Bank reviewed by it have been prepared and fairly presented in accordance with U.S. generally accepted accounting principles consistently applied. Curtis Securities also assumed, with the consent of Two River, that the acquisition will be treated as a tax-free reorganization for federal income tax purposes. Finally, with Two River's consent, Curtis Securities relied upon the advice Two River has received from its legal, accounting and tax advisors as to all legal, accounting and tax matters relating to the acquisition and the other transactions contemplated by the acquisition agreement.

      In performing its analyses, Curtis Securities also made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which cannot be predicted and are beyond the control of Two River, Town Bank and Curtis Securities. The analyses performed by Curtis Securities are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by the analyses. Curtis Securities prepared its analyses solely for purposes of rendering its opinion and provided its analyses to the Two River board at the board of director's meeting on August 9, 2005. Estimates of the values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. Such estimates are inherently subject to uncertainty and actual values may be materially different. Accordingly, Curtis Securities' analyses do not necessarily reflect the value of Two River common stock, Town Bank common stock or Community Partners common stock or the prices at which Two River common stock, Town Bank common stock or Community Partners common stock may be sold at any time.

      Curtis Securities also relied, without independent verification, upon the estimates and judgments of the management of Two River and Town Bank as to the potential cost savings and other potential synergies (including the amount, timing and achievability thereof) anticipated to result from the acquisition. The financial projections, estimates of transaction costs, purchase accounting adjustments and expected cost savings discussed with Curtis Securities were prepared by the respective management teams of Town Bank and Two River. Senior executives of Town Bank and Two River confirmed to Curtis Securities that such projections, estimates, adjustments and savings reflected the best currently available estimates and judgments of Town Bank's and Two River's respective management teams. Curtis Securities expressed no opinion as to such projections, estimates, adjustments and savings in its opinion. Town Bank and Two River do not publicly disclose internal management projections of the type discussed with Curtis Securities in connection with the review of the merger. Such projections were not prepared with a view towards public disclosure. The public disclosure of such projections could be misleading since the projections were based on numerous variables and assumptions which are inherently uncertain and accordingly, actual results could vary materially from those set forth in such projections.

      In rendering its opinion, Curtis Securities performed a variety of financial analyses. The following is a summary of the material analyses performed by Curtis Securities, but is not a complete description of all the analyses underlying Curtis Securities' opinion. The summary includes information presented in tabular format. In order to fully understand the financial analyses, these tables must be read together with the accompanying text. The tables alone do not constitute a complete description of the financial analyses. The preparation of a fairness opinion is a complex process involving numerous subjective judgments relating to the most relevant and / or appropriate methods of corporate and financial analysis and the application of those methods and analysis to the subject circumstances. The process, therefore, is not necessarily susceptible to partial analysis or summary description. Curtis Securities believes that its analyses must be considered as a whole and that selecting portions of the factors and analyses considered without considering all factors and analyses, or attempting to ascribe relative weights to some or all such factors and analyses, could create an incomplete view of the evaluation process underlying its opinion. Also, no company included in Curtis Securities' comparative analyses described below is identical to Two River or Town Bank and no transaction is identical to the acquisition. Accordingly, an analysis of comparable companies or transactions involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values or merger transaction values, as the case may be, of Two River or Town Bank and the companies to which they are being compared.

      Summary of Transaction. Curtis Securities reviewed the financial terms of the proposed transaction. Based upon the August 12, 2005 closing price of Two River of $16.60 and an exchange ratio of 1.25 shares of Community Partners common stock for each share of Town Bank common stock, Curtis Securities calculated an implied transaction value of $20.75 per share of Town Bank common stock. Based upon financial information for Two River as of or for the twelve-month period ended June 30, 2005, Curtis Securities calculated the following ratios with respect to the transaction value per share of Town Bank common stock:

Transaction Ratios

Transaction value/Last twelve month's earnings per share                   23.2x
Transaction value/Book value                                              265.5%
Transaction price/Tangible book value                                     265.5%

      For purposes of Curtis Securities' analyses, earnings per share were based on fully diluted earnings per share. The aggregate transaction value was approximately $41.2 million based upon 1,877,330 shares of Town Bank common stock outstanding plus the intrinsic value of outstanding options to purchase an aggregate of 180,797 shares of Town Bank common stock having a weighted average exercise price of $8.1561.

      Stock Trading History. Curtis Securities reviewed the history of the reported trading prices and volume of Two River common stock and Town Bank common stock for the previous one year period. Curtis Securities also compared the trading price performance of each bank with the SNL Bank Index, a nationally recognized industry information service index.

      During the one-year period ending August 12, 2005, Two River common stock generally underperformed the index to which it was compared. During the one-year period ending August 12, 2005, Town Bank common stock generally outperformed the index to which it was compared.

      Contribution Analysis. Curtis Securities reviewed the relative contributions to be made by Two River and Town Bank to the combined institution based on financial information of both banks as of or for the one-year period ended June 30, 2005. This analysis indicated that the implied contributions to the combined entity were as follows:

Contribution Analysis (1)
                                                          Two River    Town Bank

Loans, net                                                    61.0%       39.0%
Total assets                                                  63.7%       36.3%
Deposits                                                      62.8%       37.2%
Total equity                                                  59.5%       40.5%
Last twelve months' net income                                49.8%       50.2%
Last twelve months' pre-tax income                            58.9%       41.1%
Projected 2005 Net Income                                     54.0%       46.0%
LTM Net Interest Income                                       65.6%       34.4%
LTM Non-interest Income                                       87.3%       12.7%
Pro forma ownership (using 1.25 exchange ratio) (2)           62.7%       37.3%
Directorship                                                  62.5%       37.5%
-------------
(1)   Excluding purchase accounting adjustment and potential synergies.
(2)   Excludes the effects of stock options.

      Comparable Company Analysis. Curtis Securities used publicly available information to compare selected financial, operating and market trading information for Two River and Town Bank and groups of commercial banking institutions selected by Curtis Securities.

      The peer group for Town Bank consisted of the following publicly traded commercial banks and bank holding companies headquartered in New Jersey with total assets between $75 million and $250 million:

      1st Colonial Bancorp, Inc.
      Absecon Bancorp
      Advantage Bank
      Brunswick Bancorp
      Community Bank of Bergen County
      Cornerstone Bank
      Elmer Bancorp, Inc.
      Farnworth Bancorp, Inc.
      Harvest Community Bank
      Hilltop Community Bancorp Incorporated
      Hopewell Valley Community Bank
      Liberty Bell Bank
      New Millennium Bank
      Penn Bancshares, Incorporated
      Roebling Financial Corp., Inc.
      Rumson-Fair Haven Bank & Trust Co.
      Shore Community Bank
      Somerset Hills Bancorp

      The analysis compared publicly available financial, operating and market trading information for Town Bank and the data for the peer group as of and for the twelve-month period ended June 30, 2005. The table below compares the data for Town Bank and the peer group.


Comparable Group Analysis

                                                 Peer Group  Peer Group  Peer Group
                                                   Minimum      Median     Maximum   Town Bank
Total assets (in millions)                           $99.2      $153.3     $227.7      $147.0
Equity/assets                                          6.5%        9.5%      24.7%       10.6%
Tangible equity/assets                                 6.5%        9.5%      24.7%       10.6%
Gross Loans/Total Deposits                            33.1%       77.5%      95.9%       97.9%
NCOs/ Avg Loans                                       -0.2%        0.0%       0.2%        0.0%
NPAs+ 90 day past due /Total Assets                    0.0%        0.2%       0.7%        0.0%
Loan Loss Reserves/ NPAs+ 90 day past due             67.4%      221.0%     877.2%          NM
Three year CAGR in Loans                                 0%         24%        42%         39%
Three year CAGR in Deposits                              2%         25%        42%         36%
Three year CAGR in Assets                                3%         24%        42%         36%
LTM Return on average assets                           .19%        .75%      1.74%       1.34%
LTM Return on average equity                          1.81%       6.41%     13.64%      12.23%
Net Interest Margin                                   1.50%       3.94%      7.44%       4.06%
Efficiency Ratio                                     62.24%      72.80%     89.41%      55.37%
Three year avg - Return on average assets             -.56%        .64%      1.76%        .82%
Three year avg - Return on average equity            -5.05%       6.95%     14.62%       8.08%
Three year avg - Net Interest Margin                  2.76%       3.89%      6.67%       3.80%
Three year avg - Efficiency Ratio                    61.24%      73.28%    110.86%      70.55%
Price/Book Value                                      90.5%      138.9%     304.5%      171.1%
Price/Tangible book value                             90.5%      152.9%     318.3%      171.1%
Price/LTM earnings per share                          20.4x       30.6x      37.5x       15.4x
Dividend Yield                                        0.00%       0.00%      4.56%       0.00%


NM = not meaningful

      The peer group for Two River consisted of the following publicly traded commercial banks and bank holding companies headquartered in New Jersey with total assets between $150 million and $400 million:

      1st Colonial Bancorp, Inc.
      1st Constitution Bancorp, Inc.
      Absecon Bancorp
      Advantage Bank
      BCB Bancorp, Inc.
      Boardwalk Bank
      Community Bank of Bergen County
      Cornerstone Bank
      Elmer Bancorp, Inc.
      Hilltop Community Bancorp Incorporated
      Hopewell Valley Community Bank
      Parke Bancorp, Inc.
      Penn Bancshares, Incorporated
      Somerset Hills Bancorp
      Sterling Bank
      Sussex Bancorp, Inc.

      The analysis compared publicly available financial, operating and market trading information for Two River and the data for the peer group as of and for the twelve-month period ended June 30, 2005. The table below compares the data for Two River and the peer group.


Comparable Group Analysis

                                                 Peer Group  Peer Group  Peer Group
                                                   Minimum      Median     Maximum    Two River
Total assets (in millions)                          $152.4      $202.4      $390.8     $258.5
Equity/assets                                          7.0%        9.1%       11.6%       8.8%
Tangible equity/assets                                 7.0%        9.1%       11.6%       8.8%
Gross Loans/Total Deposits                            33.1%       78.2%      101.7%      89.8%
NCOs/ Avg Loans                                       -0.3%        0.0%        0.2%       0.0%
NPAs+ 90 day past due /Total Assets                    0.0%        0.2%        0.7%       0.0%
Loan Loss Reserves/ NPAs+ 90 day past due                NM      162.1%      439.6%         NM
Three year CAGR in Loans                                 0%         25%         58%        41%
Three year CAGR in Deposits                              2%         29%         41%        38%
Three year CAGR in Assets                                3%         28%         43%        36%
LTM Return on average assets                           .29%        .78%       1.38%       .75%
LTM Return on average equity                          3.22%       8.47%      16.33%      8.60%
Net Interest Margin                                   3.20%       3.97%       4.89%      4.49%
Efficiency Ratio                                     40.26%      66.83%      89.41%     70.58%
Three year avg - Return on average assets              .31%        .73%       1.26%       .73%
Three year avg - Return on average equity             3.61%       8.11%      14.84%      8.24%
Three year avg - Net Interest Margin                  3.24%       3.92%       5.13%      4.63%
Three year avg - Efficiency Ratio                    43.39%      67.95%      87.46%     72.96%
Price/Book Value                                     112.7%      150.6%      256.1%     286.8%
Price/Tangible book value                            112.7%      157.8%      256.1%     286.8%
Price/LTM earnings per share                          15.4x       26.9x       37.5x      39.3x
Dividend Yield                                        0.00%        .36%       4.56%      0.00%


NM = not meaningful

      Analysis of Selected Merger Transactions. Curtis Securities reviewed two sets of merger transactions it deemed comparable to the proposed acquisition. Importantly, no transaction or group of transactions is the same as the proposed acquisition. The first group of transactions involved target banks which were New Jersey banks with less than $750 million in assets where the transaction was announced since January 1, 2003 (the "NJ transactions", 11 transactions). The second group of transactions involved target banks which were mid-Atlantic region banks with assets between $75 million and $250 million where the transaction was announced since July 1, 2003 (the "Mid-Atlantic transactions", 10 transactions).

Transaction Multiples

                                              NJ Transactions        Mid-Atlantic Transactions
                                        --------------------------   -------------------------
                                        Maximum   Median   Minimum   Maximum  Median   Minimum
                                        --------------------------   -------------------------
Transaction price/LTM EPS                 40.3x    25.9x    17.9x     40.3x     27.9%   18.2x
Transaction price/Book value              320.0%   293.9%   145.5%    320.0%   244.6%    72.1%
Transaction price/Tangible book value     322.8%   302.3%   213.2%    320.0%   245.1%    72.1%
Premium to market                          70.1%    24.3%   -3.5%      68.4%    40.7%    13.2%


Discounted Dividend Analysis. Curtis Securities performed an analysis that estimated the future stream of after-tax dividend flows of Town Bank through December 31, 2009 under various circumstances, assuming Town Bank performed in accordance with the earnings estimates for 2005 through 2007 provided by its senior management. For periods after 2007, Curtis Securities assumed annual growth rates of earnings per share of 10% to 20%. To approximate the terminal value of Town Bank common stock at December 31, 2009, Curtis Securities applied price/earnings multiples ranging from 18x to 26x. The dividend income streams and terminal values were then discounted to present values using different discount rates ranging from 9% to 14% chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of Town Bank common stock.

                               10% Growth                                  20% Growth
Discount Rate   18x      20x      22x      24x      26x   |    18x     20x      22x      24x      26x
9%            $17.72   $19.69   $21.66   $23.63   $25.60  |  $21.09   23.43   $25.78   $28.12   $30.46
10%            17.01    18.90    20.79    22.68    24.57  |   20.24   22.49    24.74    26.99    29.24
11%            16.33    18.14    19.96    21.77    23.59  |   19.43   21.59    23.75    25.91    28.07
12%            15.68    17.43    19.17    20.91    22.65  |   18.67   20.74    22.81    24.89    26.96
13%            15.07    16.74    18.42    20.09    21.77  |   17.93   19.93    21.92    23.91    25.90
14%            14.48    16.09    17.70    19.31    20.92  |   17.24   19.15    21.07    22.98    24.90


      Curtis Securities performed a similar analysis that estimated the future stream of after-tax dividend flows of Two River through December 31, 2009 under various circumstances, assuming Two River performed in accordance with the earnings estimates for 2005 and 2006 provided by its senior management. For periods after 2006, Curtis Securities assumed annual growth rates of earnings per share of 10% to 20%. To approximate the terminal value of Two River's common stock at December 31, 2009, Curtis Securities applied price/earnings multiples ranging from 18x to 26x. The dividend income streams and terminal values were then discounted to present values using different discount rates ranging from 9% to 14% chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of Two River common stock.

                               10% Growth                                   20% Growth
Discount Rate   18x      20x      22x     24x      26x   |    18x      20x      22x     24x      26x
9%            $9.79    $10.87   $11.96  $13.05   $14.14  |  $12.71   $14.12   $15.53  $16.94   $18.35
10%            9.39     10.44    11.48   12.52    13.57  |   12.19    13.55    14.90   16.26    17.61
11%            9.02     10.02    11.02   12.02    13.03  |   11.71    13.01    14.31   15.61    16.91
12%            8.66      9.62    10.59   11.55    12.51  |   11.25    12.49    13.74   14.99    16.24
13%            8.32      9.25    10.17   11.10    12.02  |   10.80    12.00    13.21   14.41    15.61
14%            8.00      8.89     9.78   10.66    11.55  |   10.38    11.54    12.69   13.85    15.00


      In connection with its analyses, Curtis Securities considered and discussed with the Two River board of directors how the present value analyses would be affected by changes in the underlying assumptions, including variations with respect to net income. Curtis Securities noted that the discounted dividend stream and terminal value analysis is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, and the results thereof are not necessarily indicative of actual values or future results.

      Pro Forma Merger Analysis. Curtis Securities analyzed certain potential pro forma effects of the acquisition, using numerous assumptions including the following: (i) 100% of the shares of Town Bank common stock are exchanged for Community Partners common stock at an exchange ratio of 1.25 for 1, (ii) financial projections for Two River and the earnings estimates for Town Bank which were consistent with those discussed with the senior management of Two River for 2005 and 2006, (iii) purchase accounting adjustments, charges and transaction costs associated with the acquisition and estimated cost savings determined by the senior management of Two River and (iv) options to purchase Town Bank shares of common stock are converted into options to purchase shares of Community Partners common stock using the 1.25 for 1 exchange ratio and making corresponding downward adjustments in the exercise price of each option. The analysis indicated that for the year ending December 31, 2005, the acquisition would be accretive to Two River's projected earnings per share. The analyses also indicated that, at June 30, 2005, the acquisition would be dilutive to Two River's tangible book value per share and accretive to its stated book value per share.

      Compensation of Two River's Financial Advisor. Two River has agreed to pay Curtis Securities a transaction fee in connection with the acquisition of $250,000, $170,000 of which is contingent, and payable, upon closing of the acquisition. Two River has also agreed to reimburse Curtis Securities for reasonable out-of-pocket expenses incurred in connection with its engagement and to indemnify Curtis Securities and its affiliates and their respective partners, directors, officers, employees, agents, and controlling persons against certain expenses and liabilities, including liabilities under securities laws.

      Curtis Securities has in the past provided certain investment banking services to Two River, and has received compensation for such services, and Curtis Securities may provide additional services to Two River and receive compensation for such services in the future, including during the pendency of the acquisition.

Recommendation of Two River's Board of Directors

      At its meeting on August 16, 2005, after due consideration, the Two River board of directors unanimously:

      o determined that it was advisable for Two River to enter into the acquisition agreement and that the acquisition agreement and the transactions contemplated by it were advisable, fair to and in the best interests of Two River shareholders;

      o     approved the acquisition agreement; and

      o resolved to recommend that Two River shareholders vote for the approval of the acquisition agreement.

      After careful consideration, Two River's board of directors determined that the transaction is fair to, and in the best interests of, Two River and its shareholders. Accordingly, the Two River board of directors unanimously approved the acquisition agreement and unanimously recommends that Two River's shareholders vote FOR approval and adoption of the acquisition agreement.

      Certain directors of Two River will receive substantial financial and other benefits in connection with the acquisition. For a discussion of these benefits and the other interests of Two River directors and officers that are different from or in addition to the interests of other Two River shareholders, see "The Acquisition - Interests of Certain Two River Directors and Executive Officers in the Acquisition" beginning on page 41.

Town Bank's Reasons for the Acquisition

      In arriving at its determination, the Town Bank board considered material factors concerning the transaction, including the following:

      o the financial terms of the transaction, including the implied price of a share of Town Bank's common stock - based upon Two River's market price at the time the acquisition agreement was executed;

      o that Two River already serves markets in Central New Jersey, and that Town Bank's trade area was an advantageous fit with Two River's Central New Jersey trade area;

      o that Town Bank will continue to operate as a stand-alone subsidiary, thereby providing Town Bank's existing customers the opportunity to continue to bank with personnel and a trade identity with which they are familiar;

      o the strength of Two River's management and the similarity of the commitment to the community oriented marketing and operating philosophies of Town Bank;

      o the opinion of Janney Montgomery Scott, that the consideration payable in the transaction was fair to Town Bank's shareholders from a financial point of view;

      o other terms of the acquisition agreement, including the adjustments of the exchange ratio based on movements in the price of Two River's stock outside of a negotiated range in the period after agreement was signed and prior to the closing; and the opportunity for Town Bank's shareholders to receive shares of the holding company's common stock in a tax free exchange;

      The discussion and factors considered by Town Bank's board of directors are not intended to be exhaustive, but include material factors considered. In approving the acquisition agreement, Town Bank's board did not assign any specific or relative weights to any of the foregoing factors, and individual directors may have weighted factors differently. In addition, there can be no assurances that the benefits of the acquisition perceived by the Town Bank board of directors and described above will be realized or will outweigh the risks and uncertainties.

Opinion of Town Bank's Financial Advisor

      Pursuant to the terms of its agreement, Janney Montgomery Scott LLC was retained by Town Bank to act as its financial advisor in connection with a possible business combination with Two River. Town Bank selected Janney because of Janney's knowledge of, experience with, and reputation in the financial services industry. Janney agreed to assist Town Bank in analyzing, structuring, negotiating and effecting a possible merger or similar transaction. Janney, as part of its investment banking business, is engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions.

      Town Bank's board considered and approved the acquisition agreement at the August 16, 2005 board meeting. Janney delivered a preliminary opinion to the board on July 6, 2005 and a written opinion on August 16, 2005, that as of August 16, 2005, the acquisition consideration was fair to Town Bank's shareholders from a financial point of view.

      The full text of Janney's opinion is attached as Annex E to this proxy
                                                       -------
statement. Town Bank's shareholders are urged to read the opinion in its entirety for a description of the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Janney in rendering its opinion. The description of the opinion set forth below is qualified in its entirety by reference to the opinion.

      Janney's opinion speaks only as of the date of the opinion. The opinion was directed to the Town Bank board of directors and addresses only the fairness, from a financial point of view, of the consideration offered in the acquisition. It does not address the underlying business decision of Town Bank to proceed with the acquisition or any other aspect of the acquisition and does not constitute a recommendation to any Town Bank shareholder as to how such shareholder should vote at the special meeting on the acquisition or any related matter.

      In rendering its opinion, Janney has, among other things:

      (a) reviewed the historical financial performances, current financial positions and general prospects of Town Bank and Two River;

      (b) considered the proposed financial terms of the acquisition and examined the projected consequences of the acquisition with respect to, among other things, market value, earnings and tangible book value per share of Two River common stock;

      (c) to the extent deemed relevant, analyzed selected public information of certain other banks and bank holding companies and compared Town Bank and Two River from a financial point of view to these other banks and bank holding companies;

      (d) reviewed the historical market price ranges and trading activity performance of common stock of Town Bank and Two River;

      (e) reviewed publicly available information such as annual reports, proxy material and call reports;

      (f) compared the terms of the acquisition with the terms of certain other comparable transactions to the extent information concerning such other transactions were publicly available;

      (g) discussed with certain members of senior management of Town Bank and Two River the strategic aspects of the acquisition, including estimated cost savings from the acquisition and other matter relevant to the future performance of the new holding company;

      (h)   reviewed the acquisition agreement; and

      (i) performed such other analyses and examinations as Janney deemed necessary.

      In performing its review and in rendering its opinion, Janney has relied upon the accuracy and completeness of all of the financial and other information that was available to it from public sources, that was provided to it by Town Bank or Two River or their respective representatives or that was otherwise reviewed by Janney, and has assumed such accuracy and completeness for purposes of rendering its opinion. Janney has further relied on the assurances of management of Town Bank and Two River that they are not aware of any facts or circumstances that would make any of that information inaccurate or misleading. Janney has not been asked to and has not undertaken any independent verification of any of that information and Janney does not assume any responsibility or liability for its accuracy or completeness. Janney did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of Town Bank or Two River or any of their subsidiaries, or the collectibility of any such assets, nor was Janney furnished with any such evaluations or appraisals. Janney did not make any independent evaluation of the adequacy of the allowance for loan losses of Town Bank or Two River or any of their subsidiaries nor did Janney review any individual credit files. Janney assumed that the bank's respective allowance for loan losses were adequate to cover such losses and will be adequate on a pro forma basis.

      The earnings projections for Town Bank and Two River used by Janney in certain of its analyses were based upon internal financial projections provided by the management teams of Town Bank and Two River. The financial projections provided by management of each bank were prepared for internal purposes only and not with a view towards public disclosure. These projections, as well as other estimates used by Janney in its analyses, were based on numerous variables and assumptions that are inherently uncertain, and accordingly, actual results could vary materially from those set forth in the projections.

      In performing its analyses, Janney also made numerous assumptions with respect to industry performance, business, economic and market conditions and various other matters, many of which cannot be predicted and are beyond the control of Town Bank and Two River. The analyses performed by Janney are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Estimates on the values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. Janney prepared its analyses solely for purposes of rendering its opinion and provided such analyses to the Town Bank board on August 16, 2005. In addition, the Janney opinion was among several factors taken into consideration by the Town Bank board of directors in making its decision to approve the acquisition agreement and the acquisition.

      The following is a summary of the material analyses prepared by Janney for its meeting with the Town Bank board on August 16, 2005. The summary is not a complete description of all the analyses underlying Janney's opinion. The preparation of a fairness opinion is a complex process involving subjective judgments as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. Janney believes that its analyses must be considered as a whole and that selecting portions of the factors and analyses considered without considering all factors and analyses, or attempting to ascribe relative weights to some or all such factors and analyses, could create an incomplete view of the evaluation process underlying its opinion. The financial analyses summarized below include information presented in a tabular format. In order to fully understand the financial analyses, these tables must be read together with the accompanying text. The tables alone do not constitute a complete description of the financial analyses.

      Summary of Proposal. Janney reviewed the financial terms of the proposed transaction. Based upon the $16.94 average closing price of Two River's common stock for the 20 trading days ending August 15, 2005 and assuming 100% of the consideration is to be paid in stock, Janney calculated an implied transaction value of $21.18 per share. Based upon Town Bank's financial information as of and for the twelve months ended June 30, 2005, Janney calculated the following ratios:

                                 Transaction Ratios
           Transaction price / LTM EPS                          23.0x
           Transaction price / Est. 2005 EPS                    23.6x
           Transaction price / Tangible book value per share   256.0%
           Transaction price / Stated book value per share     256.0%
           Tangible Book Premium / Total Deposits               20.5%

      For purposes of Janney's analyses, earnings per share were based on fully diluted earnings per share, and the aggregate transaction value was approximately $42.3 million, based upon 1.9 million shares of Town Bank common stock outstanding and including the intrinsic value of options to purchase 184,634 shares with a weighted average exercise price of $7.18.

      Stock Trading History. Janney reviewed the history of the reported trading prices and volume of Two River common stock and the relationship between the movements in the prices of Two River common stock and Town Bank common stock, respectively, to movements in the America's Community Bankers Index (an index of all NASDAQ-listed banks and thrifts that excludes the top 50 banks and thrifts, as determined by asset size, as well as banks and thrifts with an international or credit card specialization). During the one-year period ended August 11, 2005, Town Bank common stock outperformed the Bankers Index while Two River common stock slightly underperformed the Bankers Index.

              One-Year Stock Performance of Town Bank and Two River

                                                Beginning Index     Ending Index
                                                          Value            Value
                                                August 11, 2004  August 11, 2005
                                                ---------------  ---------------
Town                                                    100.00%          152.78%
Two River                                               100.00%           93.06%
American Community Banker's Index                       100.00%          117.29%

      Selected Peer Group Analyses. Janney compared the financial performance and market performance of Town Bank and Two River to those of a group of New Jersey community banks and bank holding companies. The companies included in the Town Bank and Two River peer group were:

      o     1st Colonial Bancorp
      o     1st Constitution Bancorp
      o     Absecon Bancorp
      o     Advantage Bank
      o     BCB Bancorp, Inc.
      o     Boardwalk Bank
      o     Brunswick Bancorp
      o     Central Jersey Bancorp
      o     Community Bank of Bergen County
      o     Cornerstone Bank
      o     Elmer Bancorp
      o     Harvest Community Bank
      o     Hilltop Community Bancorp, Inc.
      o     Hopewell Valley Community Bank
      o     New Millennium Bank

      o     Parke Bancorp, Inc.
      o     Penn Bancshares
      o     Rumson-Fair Haven BT&C
      o     Shore Community Bank
      o     Somerset Hills Bancorp
      o     Sterling Bank
      o     Stewardship Financial Corp.
      o     Sussex Bank

      For purposes of this analysis, the financial information used by Janney was as of and for the twelve months ended June 30, 2005. Stock price information was as of August 11, 2005. Certain financial data prepared by Janney, and as referenced in the tables presented below, may not correspond to the data presented in Town Bank's and Two River's historical financial statements, as a result of the different periods, assumptions and methods used by Janney to compute the financial data presented. The results of this analysis are summarized in the following table:


                                                                                                  Peer Group
                                                                          Town        Two River      Median
                                                                        ---------     ---------    ---------
Loans / assets                                                             87.0%        72.9%        67.6%
Borrowings / assets                                                         0.2%         5.2%         4.3%
Non-performing assets for more than 90 days / assets                          -%        0.04%        0.19%
Loan loss reserve / Non-performing assets for more than 90 days              NM           NM        184.7%
Return on average total assets                                             1.34%        0.74%        0.77%
Return on average shareholders' equity                                     12.2%         8.7%         8.7%
Loan loss provision/ Net chargeoffs                                          NM           NM        204.8%
Asset Growth Rate (year over year)                                         19.6%        25.1%        14.5%
Loan Growth Rate (year over year)                                          37.1%        30.0%        27.8%
Deposit Growth Rate (year over year)                                       23.4%        20.1%        15.6%
Net interest margin                                                        4.06%        4.44%        3.98%
Efficiency ratio                                                           55.4%        71.1%        66.9%
Noninterest income / average assets                                        0.11%        0.40%        0.34%
Noninterest expense / average assets                                       2.24%        3.29%        2.90%
Price / last twelve months earnings per share                              15.8x        38.6x        23.0x
Price / tangible book value per share                                     175.3%       286.2%       170.1%


      Comparable Transactions Analysis. Janney reviewed certain financial data related to four sets of comparable bank transactions.

      The first group of comparable transactions included 87 acquisitions of bank institutions nationwide announced from July 1, 2004 to August 15, 2005, with an asset size between $100 million and $300 million (which we refer to as the Nationwide transactions). The second group of transactions included six acquisitions of bank institutions in New Jersey announced from July 1, 2004 to August 15, 2005 (which we refer to as the New Jersey transactions). The third group of comparable transactions included 21 acquisitions of bank institutions nationwide announced from July 1, 2004 to August 15, 2005, with an asset size between $100 million and $300 million, with the selling institutions having a return on average assets between 0.75% & 1.25% and return on average equity between 8.0% and 12.0% (which we refer to as the Performance-Based transactions). The fourth group of comparable transactions included 28 acquisitions of bank institutions nationwide announced from July 1, 2004 to August 15, 2005, with an asset size between $100 million and $300 million, with the selling institutions having a tangible equity/ assets ratio greater than 10% (which we refer to as Tangible Equity-Based transactions).

      Transaction multiples from the acquisition were derived from the $21.18 deal price per share and financial data as of and for the twelve months ended June 30, 2005, for Town Bank. Janney compared these results with announced multiples for the aforementioned transactions. The results of the analysis are summarized in the following table:

                                                           Nationwide    New Jersey    Performance-       Tangible
                                           Town/Two           Bank           Bank       Based Bank      Equity-Based
                                             River        Transactions   Transactions  Transactions     Transactions
                                          Transaction        Median         Median         Median           Median
                                         --------------  --------------  ------------  --------------  --------------
Premium / Market Value                        46.0%          33.0%           6.8%           23.5%            9.2%
Price / Book                                   256%           232%           272%            241%            202%
Price / Tangible Book                          256%           241%           272%            247%            202%
Price / Last Twelve Months EPS                23.0x          22.8x          23.6x           22.8x           22.8x
Price / Assets                                28.8%          21.8%          25.5%           24.1%           24.7%
Tangible book premium / Core deposits         20.4%          17.5%          22.9%           17.4%           17.5%


      No company or transaction used in the Comparable Transaction Analysis is identical to Town Bank, Two River or the acquisition. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning the differences in financial and operating characteristics of the companies involved.

      Discounted Cash Flow Analysis. Janney estimated the present value of Town Bank common stock based on a continued independence scenario by estimating the future stream of after-tax cash flows of Town Bank over the period beginning June 2005 and ending in December 2009. Based on discussions with Town Bank's management, an earnings growth rate of 10% - 15% was used to project these streams of cash flows. To approximate the terminal value of Town Bank common stock at December 31, 2009, Janney applied price/earnings multiples ranging from 13.0x to 21.0x and multiples of tangible book value ranging from 125% to 225%. The cash flows and terminal values were then discounted to present values using discount rates ranging from 8.0% to 12.0%. The discount rates were chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of Town Bank common stock. This analysis indicated an implied range of values from $10.61 to $20.75 when applying the price/earnings multiples and $9.36 to $20.39 when applying multiples of tangible book value.

      Janney also estimated the present value of Two River common stock based on a continued independence scenario by estimating the future stream of after-tax cash flows of Two River over the period beginning June 2005 and ending in December 2009. Based on published earnings estimates and discussions with management, an earnings growth rate of 15% - 20% was used to project these streams of cash flows. To approximate the terminal value of Two River common stock at December 31, 2009, Janney applied price/earnings multiples ranging from 15.0x to 23.0x and multiples of tangible book value ranging from 200% to 300%. The cash flows and terminal values were then discounted to present values using discount rates ranging from 8.0% to 12.0%. The discount rates were chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of Two River common stock. This analysis indicated an implied range of values from $10.50 to $19.49 when applying the price/earnings multiples and $11.21 to $20.36 when applying multiples of tangible book value.

      In connection with the discounted cash flow analysis performed, Janney considered and discussed with Town Bank's board how the present value analysis would be affected by changes in the underlying assumptions, including variations with respect to the growth rate of assets, net income and the dividend payout ratio (in other words, the percentage of adjusted earnings per share payable to shareholders). Janney noted that the discounted cash flow analysis is a widely used valuation methodology but noted that it relies on numerous assumptions that must be made, and the results thereof are not necessarily indicative of the actual values or expected values of Town Bank or Two River common stock.

      Financial Impact Analysis. Janney performed a pro forma acquisition analysis that combined projected balance sheet and income statement information of Two River and Town Bank. Certain assumptions regarding acquisition adjustments and cost savings were used to calculate the financial impact that the acquisition would have on certain projected financial results of Two River. This analysis indicated that the acquisition is expected to be accretive to the combined company's projected earnings per share within the first 12 months of combined operations. This analysis was based in part on internal projections provided by Two River's and Town Bank's management teams. The actual results achieved by the combined company may vary from the projected results, and the variation may be material.

      Janney has acted as financial advisor to Town Bank in connection with the acquisition and will receive a fee for its services, a portion if which is contingent upon the consummation of the acquisition. Town Bank will pay Janney an advisory fee of approximately $340,000. A portion of the advisory fee was paid at the signing of the definitive acquisition agreement and the balance will be paid at closing. The advisory fee is based on a weighted average of Two River's stock price at a period closer to the closing date of the transaction. In addition, Town Bank has agreed to reimburse certain of Janney's reasonable out-of-pocket expenses incurred in connection with its engagement and has also agreed to indemnify Janney for certain liabilities arising out of rendering this opinion. In addition, in the ordinary course of our business as a broker-dealer, Janney may, from time to time, have a long or short position in, and buy or sell, debt or equity securities of Town Bank or Two River for its own account or for the accounts of its customers.

Recommendation of Town Bank's Board of Directors

      At its meeting on August 16, 2005, after careful consideration, the Town Bank board of directors unanimously:

      o determined that it was advisable for Town Bank to enter into the acquisition agreement and that the acquisition agreement and the transactions contemplated by it were advisable, fair to and in the best interests of Town Bank shareholders;

      o     approved the acquisition agreement; and

      o resolved to recommend that Town Bank shareholders vote for the approval of the acquisition agreement.

      After careful consideration, Town Bank's board of directors determined that the transaction is fair to, and in the best interests of, Town Bank and its shareholders. Accordingly, the Town Bank board of directors unanimously approved the acquisition agreement and unanimously recommends that Town Bank shareholders vote FOR approval and adoption of the acquisition agreement.

      Certain directors of Town Bank will receive substantial financial and other benefits in connection with the acquisition. For a discussion of these benefits and the other interests of Town Bank directors and officers that are different from or in addition to the interests of other Town Bank shareholders, see "The Acquisition - Interests of Certain Town Bank Directors and Executive Officers in the Acquisition" beginning on page 44.

Interests of Certain Two River Directors and Executive Officers in the
Acquisition

      In considering the recommendation of the board of directors of Two River to vote for the proposal to approve the acquisition agreement, shareholders of Two River should be aware that members of the Two River board of directors and members of Two River's management team have agreements or arrangements that provide them with interests in the acquisition that are in addition to the interests of Two River shareholders directly. The Two River board of directors was aware of these agreements and arrangements during its deliberations of the merits of the acquisition and in determining to recommend to the shareholders of Two River that they vote for the proposal to approve the acquisition agreement.

Employment and Severance Arrangements.

      Each of Barry B. Davall, the President and Chief Executive Officer of Community Partners and Two River, William D. Moss, Vice President and Senior Loan Officer of Community Partners and Executive Vice President and Senior Loan Officer of Two River, and Michael J. Gormley, Vice President, Chief Financial Officer and Treasurer of Community Partners and Executive Vice President and Chief Financial Officer of Two River, is a party to change in control and supplemental executive retirement agreements with Two River. Two other officers of Two River who are not executive officers of Two River or Community Partners are parties to change of control and supplemental executive retirement agreements with Two River on substantially the same terms as these agreements.

      Change in Control Agreements. The change in control agreements cover a period commencing the day immediately preceding a change in control and ending on the earlier of (i) the third anniversary of the change in control, (ii) the date the executive attains the age of 65, or (iii) the death of the executive. This period is referred to as the contract period.

      Upon a change in control of Two River, during the contract period, the executive's compensation, including both salary and bonus, would equal the amounts paid to (or accrued for) the executive for the 12 months immediately preceding the change in control, subject to minimum annual increases equal to the annual percentage increase in the Consumer Price Index for Urban Wage Earnings and Clerical Works (New York and Northern New Jersey - All Items) during the preceding 12 months, or such greater increases as are determined by the board.

      In the event there is a change in control of Two River and the executive is terminated for cause within the contract period, the executive will receive no further benefits under the change in control agreement. In the event that the executive is terminated without cause or resigns for good reason during the contract period,

      o the executive will receive within 20 business days a lump sum equal to two times the highest annual compensation, including only salary and cash bonus, paid to the executive during any of the three calendar years immediately prior to the change in control,

      o during the remainder of the contract period, Two River will continue to pay for the executive's medical and hospital insurance, disability insurance and life insurance to the extent that the executive does not receive such benefits from a subsequent employer, and

      o Two River will sell to the executive for a purchase price of $1.00 the automobile, if any, used by the executive while employed by the bank.

      For the purposes of the change in control agreements, "change in control" includes the approval by Two River's shareholders of a merger, combination, or consolidation of the bank with or into another entity (other than a merger or consolidation in which at least two-thirds of the directors of the surviving or resulting entity immediately after the transaction are pre-transaction directors of Two River).

      Because the pre-transaction directors of Two River will constitute less than two-thirds of directors of Community Partners immediately after the transaction, the contract period under each of the change in control agreements will commence immediately preceding the approval of the transaction by the Two River shareholders. Management has no current plan to terminate the employment of any of these executives or to take any other action that would trigger any change in control payments to be made under these agreements.

      Amounts payable to executives under the change in control agreements are subject to reduction to the extent that any such payments are determined to constitute "excess parachute payments" under the Internal Revenue Code. Excess parachute payments exist when "parachute payments" (i.e., all payments and benefits contingent on a change-in-control) exceed three times the employee's average taxable compensation over the last five calendar years. Any such payments will be reduced until the payments are either fully deductible or are reduced to zero.

      Supplemental Executive Retirement Agreements. The supplemental executive retirement agreements provide that upon a separation from service with Two River for reasons other than for a leave of absence or because of the executive's death, on or after 65 years of age, Messers. Gormley and Moss will receive an annual benefit of $50,000 payable on a monthly basis, for a period of 15 years commencing on the first day of the month following the executive's 65th birthday, and Mr. Davall will receive an annual benefit of $30,000 payable on a monthly basis, for a period of 15 years commencing on the first day of the month following his 67th birthday.

      If the executive has a separation from service before 65 years of age for reasons other than death, termination for cause or following a change in control, then the executive is to receive a reduced annual benefit, increasing incrementally each year, payable monthly for a period of 15 years following the separation from service, based on the age of the executive at the time of such separation from service.

      In the event the executive is a full-time employee at the date of a change in control, the executive is to receive the annual benefit following a separation from service (other than a termination for cause) in a reduced amount based upon the age of the executive at the time of the separation from service, increasing incrementally each year, payable monthly for a period of 15 years following the separation from service. For purposes of the supplemental executive retirement agreements, a "change in control" means a change in the ownership or effective control of the bank, or in the ownership of a substantial portion of the assets of the bank, under Section 409A of the Internal Revenue Code (an acquisition of 35% or more of the total voting power pre-transaction or a majority of the members of the board is replaced during any 12 month period by directors whose election was not approved by a majority of the pre-transaction board or in the ownership of a substantial portion of the assets of the bank having a total growth fair market value equal to or exceeding 40% of the pre-transaction assets).

      In the event of the death of the executive while in the active service to the bank, the executive's beneficiary will receive a lump sum payment of an amount ranging between approximately $253,000 and $480,000, depending upon the age of the executive at the time of death and the executive's salary. These death benefits are funded by bank owned life insurance.

      Amounts payable to executives under the supplemental executive retirement agreements are subject to reduction or delay to the extent that any such payments are determined to constitute "excess parachute payments" under the Internal Revenue Code.

      The supplemental executive retirement agreements include non-competition provisions which, other than in the event of a change in control, restrict the executive from competing with the bank within two years after the executive's separation from service.

Two River Stock Options and Warrants.

      At the time of the acquisition, each outstanding option and warrant to purchase common stock of Two River will be converted into an option or warrant, as the case may be, to purchase the same number of shares of common stock of Community Partners, at the same exercise price, and on the same terms and conditions as were applicable to such Two River stock options and warrants. Community Partners will continue to administer the Two River plans upon completion of the acquisition on their current terms and conditions, but no additional awards will be made under the plans. See "Structure of the Acquisition and Conversion of Two River and Town Bank Stock - Treatment of Stock Options and Warrants", on page 49.

      Stock Options

      Two River maintains a 2003 Incentive Stock Option Plan, a 2003 Non-qualified Stock Option Plan, a 2001 Incentive Stock Option Plan and a 2001 Non-qualified Stock Option Plan. Each of the Two River plans is administered by Two River's compensation committee. Under these plans, options may be granted at fair market value on the grant date, as determined in the sole discretion of Two River's compensation committee (but in no event less than par value of Two River common stock), subject to ratification by Two River's board and, in the case of incentive stock options, further subject to any limitations set forth in the Internal Revenue Code, the Treasury Regulations, or any other applicable law.

      Authorized but unissued shares of Two River common stock, or shares reacquired by Two River, may be issued under the Two River plans. The following amounts of shares have been reserved for issuance under the plans, as adjusted for stock dividends.

      2001 Incentive Stock Option Plan            173,470 shares

      2001 Non-Qualified Stock Option Plan        173,470  shares

      2003 Incentive Stock Option Plan            169,698 shares

      2003 Non-Qualified Stock Option Plan        169,698  shares

      As of October 1, 2005, Two River had an aggregate of 571,394 options outstanding under all of its stock option plans. In addition, 40,607 previously granted options have been exercised.

      Under the Two River ISO plans, incentive stock option grants may be made to Two River employees, including officers and directors who are Two River employees. Directors who are not Two River employees and employees who own more than 10% of Two River's total combined voting power are not eligible to receive incentive stock options under the ISO plans.

      Under the Two River non-qualified plans, non-qualified stock option grants may be made to Two River employees and directors, including directors who are not Two River employees.

      Options granted under the plans vest as determined by the compensation committee, but in the absence of an express statement by the committee, one-third of the shares covered by the grant vest immediately and an additional one-third vests on each of the first two anniversaries of the grant date.

      Pursuant to these plans, at the time of the acquisition, outstanding options to acquire shares of Two River common stock will be converted into options to acquire shares of Community Partners common stock.

      Warrants

      Two River has outstanding warrants to purchase an aggregate of 400,000 shares of Two River Common Stock at an exercise price of $20.50 per share. The warrants may only be exercised between May 1, 2006 and June 30, 2006, inclusive, and expire on June 30, 2006, subject to extension by the Two River board. Upon consummation of the acquisition, each outstanding warrant to purchase Two River common stock will be converted into a warrant to purchase the same number of shares of Community Partners common stock at the same exercise price, and on the same terms and conditions, as were applicable to the purchase of Two River common stock prior to the consummation of the acquisition, and any extension of the warrants will be subject to the determination of the Community Partners board.

      Governance Structure and Management Positions

      Pursuant to the terms of the acquisition agreement, the board of directors of Community Partners will be initially comprised of eight directors including five persons designated by Two River and three designated by Town Bank. The five Two River designees are Charles T. Parton, Barry B. Davall, Michael W. Kostelnik, Jr., Frank J. Patock, Jr., and John J. Perri, Jr.

      The acquisition agreement does not specify who is to initially serve in management positions at Community Partners. However, Community Partners' current eight-member board of directors has appointed Barry B. Davall, William D. Moss, and Michael J. Gormley, each of whom currently serves an executive officer of Two River, to serve as executive officers of Community Partners.

      Indemnification and Insurance

      The acquisition agreement provides that Community Partners and Two River will, jointly and severally, honor existing indemnification agreements of current and former directors and officers of Two River and its subsidiaries and, for six years following the acquisition, indemnify all current and former officers and directors of Two River and its subsidiaries in accordance with indemnification provisions of the Community Partners or Two River certificate of incorporation, and that the terms of the indemnification provisions of the certificates of incorporation will not be amended, repealed, or otherwise modified during the six-year period after the acquisition. In addition, for six years after the acquisition, Community Partners will cause to be maintained liability insurance coverage with respect to matters arising at or prior to the acquisition for each current or former officer or director of Two River or any of its subsidiaries, in amounts and on terms not materially less advantageous than the coverage provided prior to the acquisition. Community Partners or Two River will also pay all reasonable expenses incurred by any individual in enforcing his or her rights to indemnification and insurance coverage under the terms of the acquisition agreement.

Interests of Certain Town Bank Directors and Executive Officers in the
Acquisition

      In considering the recommendation of the Town Bank board to vote for the proposal to approve the acquisition agreement, shareholders of Town Bank should be aware that certain members of the Town Bank's board and members of Town Bank's executive management team have agreements that provide them with potential interests in the acquisition that are in addition to the interests of Town Bank shareholders directly. The Town Bank board was aware of these agreements and arrangements during its deliberations of the merits of the acquisition and in determining to recommend to the shareholders of Town Bank that they vote for the proposal to approve the acquisition agreement.

      Severance Agreements. Messrs. Robert W. Dowens, Sr., President and Chief Executive Officer of Town Bank and Vice President of Community Partners, Nicholas A. Frungillo, Jr., Executive Vice President, Chief Operating Officer and Chief Financial Officer of Town Bank, and Ed Wojtaszek, Executive Vice President and Senior Loan Officer of Town Bank, are parties to severance agreements with Town Bank which expire December 31, 2005. These agreements provide that (a) upon the termination of their employment by Town Bank without cause, (b) upon the termination of their employment without cause by Town Bank or any successor in anticipation of or within a year after a change in control of Town Bank, or (c) if the officer's employment is constructively terminated, the officer will receive his base compensation for a period of six months after the termination, payable in a lump sum payment. Base compensation is defined to include the regular base salary at the rate in effect prior to termination, plus the last full calendar year's bonus and fringe benefits.

      In addition to six months base compensation, the officers would receive upon such termination all base compensation through the termination date, accrued vacation pay, COBRA benefits with premiums paid by Town Bank for 12 months following termination, allocations of benefits under Town Bank retirement programs in accordance with the provisions of applicable retirement plan documents; and continuation or termination of group term life insurance, long-term disability, short-term disability, and other welfare benefits in accordance with the provisions of applicable plans.

      Such officers are not entitled to severance benefits or change in control benefits if they voluntarily terminate their employment with Town Bank, unless the circumstances amount to constructive termination of their employment.

      A change in control includes acquisition of Town Bank stock by any person, if the acquired stock represents more than 50% of the total voting power of all outstanding stock of Town Bank. Because Community Partners will acquire substantially all the outstanding stock of Town Bank in the acquisition, a change-in-control shall be deemed to have occurred.

Treatment of Town Bank Stock Options.

      At the time of the acquisition, outstanding options to purchase common stock of Town Bank will be converted into options to purchase the same number of shares of common stock of Community Partners on the same terms and conditions as were applicable to such Town Bank stock options. See "The Acquisition - Treatment of Stock Options and Warrants", on page 49.

Description of Stock Option Plans

      Employee Stock Option Plans

      Town Bank has adopted four employee stock option plans, the 1999, the 2000, the 2001 and the 2002 Employee Stock Option Plans. The terms and conditions of each plan are substantially the same except for the number of shares of Town Bank common stock reserved for issuance upon the exercise of options under the plan. What follows is a summary of the essential terms common to all of the Town Bank employee stock option plans.

      The plans are intended to attract and retain the best available employees and officers and to encourage their highest level of performance by providing long-term incentives and rewards to employees who are in a position to contribute to the long- term success and growth of Town Bank, and associating the interests of such employees more closely with those of the bank's shareholders.

      All options granted under the plans are intended to qualify as incentive stock options, or ISOs, with the attendant income tax benefits, provided for under Sections 421 and 422 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

      Authorized but unissued shares of Town Bank common stock, or shares reacquired by Town Bank may be issued under the plans. The following amounts of shares have been reserved for issuance under the plans, as adjusted for stock dividends:

      1999 Employee Stock Option Plan             39,273 shares

      2000 Employee Stock Option Plan             39,273  shares

      2001 Employee Stock Option Plan             29,888 shares

      2002 Employee Stock Option Plan             78,750  shares

      As of October 1, 2005 Town Bank had 120,713 options outstanding under all of its employee stock option plans, in the aggregate. In addition, 28,286 previously granted options have been exercised.

      The exercise price per share cannot be less than 100% of the "fair market value" per share of Town Bank common stock on the date of the grant, determined by the board of directors after taking into consideration all factors which it deemed appropriate. If the proposed optionee owns at least 10% of the total combined voting power of all classes of outstanding stock of Town Bank, the option price may not be less than 110% of the fair market value per share.

      Each ISO may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable. However, not more than 25% of the ISOs may be exercised prior to the second anniversary of the date of grant of the applicable ISO, not more than 50% may be exercised prior to the third anniversary of the date of grant; and not more than 75% may be exercised prior to the fourth anniversary of the date of grant.

      If the holder of an ISO ceases to be employed by Town Bank (other than by reason or death or disability) no further installments of his or her ISO become exercisable and his or her vested ISOs terminate unless exercised after the passage of 90 days from the date of termination of employment. If the person is terminated for cause or voluntarily resigns, the ISOs terminate immediately upon termination of employment, to the extent not previously exercised. If a holder dies or becomes disabled, his or her ISOs generally may be exercised by the holder's personal representatives within 180 days after the death or disability.

      The employee stock option plans contain detailed provisions concerning adjustment to ISOs in the case of certain corporate events - specifically, stock dividends and stock splits; consolidation or mergers; recapitalization or reorganization. All holders of ISOs are required, at the time of the ISO grant, to execute an incentive stock option agreement in a form prescribed by Town Bank.

      No ISOs may be granted after the 10th anniversary of the approval of the plan under which they are to be granted.

      Each plan is administered either by the board of directors as a whole, or by a committee consisting of one or more directors of Town Bank each of whom is a disinterested person with respect to the plan. The Board or such committee determines the recipients of ISOs, the amount of shares, the term of the ISOs, conditions to vesting, and other terms and conditions of all the ISOs granted.

      Director Stock Option Plans

      Town Bank has adopted three director stock option plans, the 1999, the 2000 and the 2001 Director Stock Option Plans. The terms and conditions of each plan are substantially the same except for the number of shares of Town Bank common stock reserved for issuance upon the exercise of options under the plan. What follows is a summary of the essential terms common to all of the director stock option plans.

      The plans are intended to attract and retain the best available directors and to encourage their regular attendance at Board and committee meetings, and to obtain the highest level of performance by providing long-term incentives and rewards to directors.

      Authorized but unissued shares of Town Bank common stock, or shares reacquired by the Bank, may be issued under the plans. The following amounts of shares have been reserved for issuance under the respective plans, adjusted for stock dividends:

      1999 Director Stock Option Plan       39,273 shares;

      2000 Director Stock Option Plan       39,273  shares;

      2001 Director Stock Option Plan       shares amounting to 5% of the issued
                                            and outstanding common stock of
                                            Town Bank.

      As of October 1, 2005 Town Bank had 59,181 options outstanding under all of the director stock option plans, in the aggregate. In addition, 48,162 previously granted options have been exercised.

      The exercise price per share of options granted under director stock option plans cannot be less than the greater of: (i) the par value of the Town Bank common stock; or (ii) in the case of options granted under the 1999 or 2000 plan, 85% of the "fair market value" per share of the common stock on the date of the grant; or (iii) in the case of options granted under the 2001 plan, 100% of the "fair market value" per share of common stock on the date of the grant. Fair market value is to be determined by the board of directors after taking into consideration all factors which it deems appropriate.

      Each option may be exercised at any time or from time to time until 10 years after the date the option was granted, in whole or in part, for up to the total number of shares with respect to which it is then exercisable. Options granted in lieu of a director's annual fee for services were intended to vest and become exercisable at the end of the year for which they were granted.

      If an option holder ceases to be a director of Town Bank (other than by reason or death or disability) no further installments of his or her options become exercisable and the vested options terminate unless exercised within 90 days after the person ceases to be a director. The options of holders who die or becomes disabled generally may be exercised by the holder's personal representatives within 180 days after the death or disability.

      The director stock option plans contain detailed provisions concerning adjustment to options in the case of certain corporate events - specifically, stock dividends and stock splits; consolidation or mergers; recapitalization or reorganization.

      No options may be granted after the 10th anniversary of the approval of the plan under which they are to be granted.

      Each plan is administered either by the board of directors as a whole, or by a committee consisting of one or more directors of Town Bank. The Board or such committee determines the recipients of options, the amount of shares, the term of the options, conditions to vesting, and other terms and conditions of all the options granted.

Voting Agreements

      Joseph F. X. O'Sullivan, Nicholas J. Bouras, Robert B. Cagnassola, Allen Chin, Anthony DeChellis, Robert W. Dowens, Sr., Richard L. Frigerio, Ronald J. Frigerio, Nicholas A. Frungillo, Jr., Robert E. Gregory, Frederick H. Kurtz, Frederick Picut, and Germaine B. Trabert, each of whom is a director of Town Bank, in their capacities as shareholders of Town Bank have separately entered into agreements with Two River, each dated as of August 16, 2005, in which they have agreed to vote all shares of Town Bank common stock that they owned as of that date, and any shares of Town Bank common stock that they subsequently acquire, in favor of the acquisition agreement and the transactions contemplated therein. As of the record date, these shareholders beneficially owned, in the aggregate, 643,603 shares of the outstanding common stock Town Bank, allowing them to exercise approximately 34% of the voting power of Town Bank common stock.

Governance Structure and Management Positions

      Pursuant to the terms of the acquisition agreement, the board of directors of Community Partners will be initially comprised of eight directors including five persons designated by Two River and three designated by Town Bank. The three Town Bank designees are Messrs. O'Sullivan, Cagnassola and Kurtz.

      The acquisition agreement does not specify who is to initially serve in management positions at Community Partners. However, Community Partners' current eight-member board of directors has appointed the Robert W. Dowens, Sr., who currently serves an executive officer of Town Bank, to serve as an executive officer of Community Partners.

      Indemnification. The acquisition agreement provides that Community Partners and Town Bank will, jointly and severally, honor existing indemnification agreements of current and former directors and officers of Town Bank and its subsidiaries and, for six years following the acquisition, indemnify all current and former officers and directors of Town Bank and its subsidiaries in accordance with indemnification provisions of the Community Partners or Town Bank certificate of incorporation, and that the terms of the indemnification provisions of the certificates of incorporation will not be amended, repealed, or otherwise modified during the six-year period after the acquisition. In addition, for six years after the acquisition, Community Partners will cause to be maintained liability insurance coverage with respect to matters arising at or prior to the acquisition for each current or former officer or director of Town Bank or any of its subsidiaries, in amounts and on terms not materially less advantageous than the coverage provided prior to the acquisition. Community Partners or Town Bank will also pay all reasonable expenses incurred by any individual in enforcing his or her rights to indemnification and insurance coverage under the terms of the acquisition agreement.

Completion and Effectiveness of the Acquisition

      We will complete the acquisition when all of the conditions to completion of the acquisition contained in the acquisition agreement are satisfied or waived, including the approval of the acquisition agreement by the shareholders of Two River and Town Bank.

      We are working to complete the acquisition as early as possible during 2006. Because completion of the acquisition is subject to governmental and regulatory approvals and other conditions, however, we cannot predict the exact timing.

Structure of the Acquisition and Conversion of Two River and Town Bank Stock

Structure

      To accomplish the acquisition, we formed Community Partners to serve as the holding company for the banks. Community Partners will not conduct business (other than in connection with the acquisition agreement) or issue securities until the acquisition is completed, at which time it will acquire all of the issued and outstanding stock of Two River and Town Bank, causing the banks to become its wholly owned subsidiaries.

Conversion of Two River and Town Bank Stock

      Upon completion of the acquisition:

      o Each share of Two River common stock outstanding immediately prior to the acquisition will be automatically converted into the right to receive one share of Community Partners common stock upon surrender of the certificate representing Two River stock.

      o Each share of Town Bank common stock outstanding immediately prior to the acquisition will be automatically converted into the right to receive 1.25 shares of Community Partners common stock upon surrender of the certificate representing Town Bank stock. The 1.25 exchange ratio is subject to adjustment if the Two River Average Price is below $13.20 or above $18.80. If the Two River Average Price is above $18.80, the exchange ratio will be $23.50 divided by the Two River Average Price, with a minimum exchange ratio of
            1.1463. If the Two River Average Price is below $13.20, the exchange ratio will be $16.50 divided by the Two River Average Price, with a maximum exchange ratio of 1.5.

      The Two River Average Price will be determined by calculating the volume-weighted average trading price of Two River common stock on each day the stock is reported as traded by the OTC Bulletin Board. We will collect these volume-weighted average prices for each day that Two River is traded, starting on the third Two River trading day before the acquisition closes and working backwards for 20 consecutive Two River trading days. After discarding the highest and lowest of these 20 volume-weighted average prices, we will calculate the average of the remaining 18, which is the "Two River Average Price".

      All shares of Two River or Town Bank common stock owned by either bank or a bank subsidiary immediately prior to the acquisition will be canceled and cease to exist.

      The number of shares of Community Partners common stock to be issued in the acquisition will be proportionately adjusted for any stock split, reverse stock split, stock dividend, extraordinary cash dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other similar change with respect to common stock of Two River or Town Bank effected between the date of the acquisition agreement and the date the acquisition is completed.

Exchange of Bank Stock Certificates for Community Partners Stock Certificates

      Registrar and Transfer Company will serve as the exchange agent in connection with the acquisition. Community Partners will deposit with the exchange agent certificates representing common stock of Community Partners and cash sufficient to make all deliveries and payments of cash in lieu of fractional shares required under the acquisition agreement.

      The exchange agent will be instructed to mail, as soon as practicable after the acquisition, to each registered holder of shares of bank common stock immediately prior to the acquisition a letter of transmittal and instructions for use in effecting the surrender of stock certificates. Each holder of certificates representing shares of bank common stock may thereafter surrender those certificates to the exchange agent for a period ending one year after the acquisition. Upon the valid surrender of certificates representing shares of Two River or Town Bank common stock accompanied by a duly executed and completed letter of transmittal and any other documents as may reasonably be required by the exchange agent, the holder of those certificates will be entitled to receive certificates representing the shares of Community Partners common stock into which those certificates were converted in the acquisition and, in the case of Town Bank shareholders, a check representing the value of any fraction of a single share of Community Partners common stock that results from the conversion of the holder's shares of Town Bank common stock after all whole shares have been converted. The amount of cash in lieu of a fractional share will be determined by multiplying the fraction by the Two River Average Price. Until properly tendered, each certificate of Two River or Town Bank common stock will represent only the right to receive the applicable acquisition consideration.

      If payment of the acquisition consideration is to be made to a person other than the person in whose name a surrendered certificate is registered, the surrendered certificate must be properly endorsed or otherwise in proper form for transfer, and all transfer and other taxes due upon transfer must have been paid and such payment must be evidenced to the satisfaction of Community Partners or the exchange agent. The cash amount received in lieu of fractional shares will be net to the holder, without interest, and will be subject to reduction only for any applicable U.S. federal or other back-up withholding or stock transfer taxes payable to the holder. Neither Community Partners nor the exchange agent will be liable to any holder of shares for any cash or securities delivered to a public official pursuant to any abandoned property, escheat or similar law, rule, regulation, statute, order, judgment, or decree.

      In the event any certificate representing shares of Two River or Town Bank common stock has been lost, stolen, or destroyed, the exchange agent will deliver the acquisition consideration in exchange for such lost, stolen, or destroyed certificate upon the making of an affidavit of this fact by the holder. In addition, the exchange agent may require the holder to deliver a bond to protect Community Partners in the event that a claim is made against Community Partners with respect to the exchanged certificate.

Treatment of Stock Options and Warrants

      Each outstanding option and warrant to purchase Two River common stock outstanding and unexercised immediately prior to the acquisition will be converted in the acquisition into an option or warrant, as the case may be, to purchase the same number of shares of Community Partners common stock at the same per share exercise price.

      Each outstanding option to purchase common stock of Town Bank will be converted into an option to purchase the number of shares of common stock of Community Partners determined by multiplying the number of shares subject to the original option by the 1.25 exchange ratio, at an exercise price determined by dividing the exercise price of the original option by the 1.25 exchange ratio, and otherwise on the same terms and conditions as were applicable to such Town Bank stock options. The 1.25 exchange ratio is subject to adjustment if the Two River Average Price is below $13.20 or above $18.80. See "The Acquisition - Structure of the Acquisition and Conversion of Two River and Town Bank Stock," on page 48.

      Following conversion, the Community Partners stock options and warrants will be subject to the same terms and conditions (including expiration date, vesting and exercise provisions) that applied to the bank options and warrants prior to the acquisition, but taking into account any changes, including acceleration, if any, that may apply by reason of the acquisition.

      Community Partners will be entitled to deduct and withhold from the consideration otherwise payable pursuant to the acquisition agreement to any holder of bank stock options any amount that Community Partners is required to deduct and withhold under any provision of federal, state, local or foreign tax law. Any withheld amounts will be treated for all purposes of the acquisition agreement as having been paid to the option holder from whom the amount was withheld by Community Partners.

      As soon as reasonably practicable after the acquisition, Community Partners will file with the SEC a registration statement with respect to the shares of Community Partners common stock subject to options granted in the acquisition, to the extent required in order for those shares to be sold without restriction. Community Partners will also use its best efforts to maintain the effectiveness of the registration statement for so long as the applicable benefits and grants remain payable and the options remain outstanding.

Material United States Federal Income Tax Consequences of the Acquisition

      The following is a discussion of the material federal income tax consequences of the acquisition. This discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed federal income tax regulations, and administrative and judicial interpretations of the Code and those regulations, all as in effect as of the date of this joint proxy statement/prospectus and all of which are subject to change, possibly with retroactive effect. This discussion does not address all aspects of United States federal income taxation that may be applicable to Two River or Town Bank shareholders in light of their particular circumstances or to Two River or Town Bank shareholders subject to special treatment under United States federal income tax law. Accordingly, this discussion does not address the United States federal income tax treatment of the following types of Two River and Town Bank shareholders:

      o     Partnerships and other pass-through entities,
      o Foreign persons who may be subject to tax under the provisions of the Foreign Investment in Real Property Tax Act of 1980,
      o     Certain financial institutions,
      o     Insurance companies,
      o     Tax-exempt entities,
      o     Dealers in securities or foreign currencies,
      o Traders in securities that elect to apply a mark-to-market method of accounting,
      o     Certain United States expatriates,
      o Persons who hold their Two River or Town Bank common stock as part of a straddle, hedge, conversion transaction, or other integrated investment,
      o     Persons whose functional currency is not the United States dollar,
      o Persons who acquired their Two River or Town Bank common stock upon the exercise of employee stock options or otherwise as compensation, and
      o Persons who receive Community Partners common stock upon the exercise of employee stock options or otherwise as compensation.

      This discussion does not address any aspect of state, local, or foreign taxation, or any aspect of United States federal tax laws other than the United States federal income tax. Because this discussion does not address tax consequences which may vary with individual circumstances, we strongly urge each Two River and Town Bank shareholder to consult their own tax advisor as to the specific United States federal, state, local or foreign income or other tax consequences of the acquisition and exchange to that particular shareholder.

      This discussion is limited to Two River and Town Bank shareholders who hold their Two River common stock or Town Bank common stock as capital assets. A shareholder holds common stock as a capital asset unless the shareholder holds the common stock as stock in trade or other property of a kind which would be included in the shareholder's inventory if on hand at the close of the taxable year, or primarily for sale to customers in the ordinary course of the shareholder's trade or business.

      The consummation of the acquisition is conditioned, in part, upon: (i) the receipt by Two River of an opinion from Pitney Hardin LLP that the acquisition will constitute a tax-free capital contribution by the shareholders of Two River to Community Partners within the meaning of Section 351 of the Code; and (ii) the receipt by Town Bank of an opinion from Norris, McLaughlin & Marcus, P.A. that the acquisition will constitute a tax-free capital contribution by the shareholders of Town Bank to Community Partners within the meaning of Section 351 of the Code. These closing conditions will not be waived by Two River or Town Bank without resoliciting the vote of their respective shareholders. The tax opinions will be based upon law existing on the date of the opinion and upon certain facts, assumptions, limitations, representations and covenants including those contained in representation letters executed by officers of Two River and Town Bank that, if incorrect in certain material respects, would jeopardize the conclusions reached by Pitney Hardin LLP and Norris, McLaughlin & Marcus, P.A. in their opinions. The tax opinions will not bind the Internal Revenue Service or prevent the Internal Revenue Service from successfully asserting a contrary opinion. No ruling will be requested from the Internal Revenue Service in connection with the acquisition.

      The United States federal income tax consequences of the acquisition are as follows:

      o Classification as a Capital Contribution. The acquisition will be treated as a "capital contribution" by the shareholders of Two River and Town Bank to Community Partners qualifying under the provisions of Section 351 of the Code.

      o Federal Income Tax Consequences to Two River, Town Bank and Community Partners. No taxable gain or loss will be recognized by Two River, Town Bank, or Community Partners as a result of the acquisition. The basis of the Two River common stock and the Town Bank common stock received by Community Partners will be the same in the hands of Community Partners as it was in the hands of the shareholder transferring that Two River or Town Bank common stock. The holding period of the Two River common stock and the Town Bank common stock received by Community Partners will include, in each instance, the period during which that common stock was held by the Two River shareholder or the Town Bank shareholder transferring it to Community Partners.

      o Federal Income Tax Consequences to the Shareholders of Two River and Town Bank. The United States federal income tax consequences of the acquisition to a Two River shareholder and to a Town Bank shareholder, generally, are different for the common stock to be received and for the cash to be received for a fractional share or for dissenters' rights.

      o Exchange Solely for Community Partners Common Stock. No gain or loss will be recognized by any Two River or Town Bank shareholder in connection with the shareholder's exchange of Two River or Town Bank common stock solely for Community Partners common stock (except in respect of cash received instead of a fractional share of Community Partners common stock (as discussed in the next paragraph)).

      o Receipt of Cash in Lieu of Fractional Share. A shareholder who receives cash instead of a fractional share of Community Partners common stock in the acquisition will generally be treated as having received the fractional share and then having received cash in redemption of the fractional share. Gain or loss generally will be recognized based on the difference between the amount of cash received instead of the fractional share and the portion of the shareholder's aggregate adjusted tax basis of the bank shares exchanged in the acquisition which is allocable to the fractional share of Community Partners common stock. Such gain or loss generally will be long-term capital gain or loss if the holding period for the bank common stock is more than one year at the effective time of the acquisition.

      o Shareholders who Exercise Dissenter's Rights. A Two River or Town Bank shareholder who exercises and perfects dissenter's rights generally will recognize gain or loss in an amount, if any, equal to the difference between the cash received and the holder's adjusted tax basis in the shares of Two River or Town Bank common stock surrendered by the holder. Any taxable gain to that shareholder on the exchange of Two River or Town Bank common stock will generally be treated as capital gain, either long-term or short-term capital gain, depending on the shareholder's holding period for the Two River or Town Bank common stock. The deductibility of capital losses is subject to limitations.

      o Tax Basis of Community Partners Common Stock Received in the Acquisition. The tax basis of any Community Partners common stock (including fractional shares deemed received and redeemed as described above) exchanged for Two River common stock or Town Bank common stock in the acquisition will equal the tax basis of the Two River or Town Bank common stock surrendered in the acquisition, increased by the amount of gain recognized, if any, in the exchange.

      o Holding Period of Community Partners Common Stock Received in the Acquisition. The holding period for any Community Partners common stock exchanged for Two River or Town Bank common stock in the acquisition will include the period during which the Two River or Town Bank common stock surrendered in the acquisition was held.

      o Backup Withholding. Certain non-corporate Two River or Town Bank shareholders may be subject to backup withholding at a 28% rate on cash payments received as a consequence of the exercise of dissenter's rights or receipt of fractional shares of Community Partners common stock. Backup withholding will not apply to Two River or Town Bank shareholders who:

            o furnish a correct taxpayer identification number and certify that they are not subject to backup withholding on the substitute Form W-9, or a successor form, included in the letter of transmittal to be delivered to Two River and Town Bank shareholders following the completion of the acquisition;

            o provide a certification of foreign status on Form W-8(BEN) or successor form; or

            o     are otherwise exempt from backup withholding.

      o Reporting Requirements. Each Two River or Town Bank shareholder who receives Community Partners common stock in the acquisition will be required to retain records and file with such shareholder's federal income tax return a statement setting forth certain facts relating to the acquisition.

Accounting Treatment of the Acquisition

      We intend to account for the acquisition under the purchase method of accounting for business combinations. As the former Two River shareholders will receive a majority of the voting rights of the combined entity, we anticipate that Two River will be the acquiring company for accounting purposes. This means that, upon consummation of the acquisition, Two River's assets and liabilities will be reported by Community Partners at Two River's historical cost and Town Bank's assets and liabilities will be recorded at their respective fair values as of the time of the acquisition. Any excess of the purchase price and costs of acquisition over the fair value of Town Bank's tangible and identifiable intangible assets and liabilities will be recorded as goodwill. Under generally accepted accounting principles, goodwill is not amortized but is assessed annually for impairment, with any resulting impairment losses included in net income. Earnings or losses relating to the business of Town Bank will be included in Community Partners' financial statements only prospectively from the date of the transaction. See "Community Partners Bancorp Unaudited Pro Forma Combined Financial Information" beginning on page 63.

Regulatory Matters in Connection with the Acquisition

      The acquisition is subject to the approval of the New Jersey Department of Banking and Insurance, and the non-objection of the Federal Reserve Bank of New York. We have filed the applications required to obtain the necessary regulatory approvals and as of the date of this document, we had not received them. Approval by any regulator does not constitute an endorsement of the acquisition or a determination that the terms of the acquisition are fair to the shareholders of either bank.

Restrictions on Sales of Shares by Bank Affiliates

      The shares of Community Partners common stock to be issued in connection with the acquisition will be registered under the Securities Act of 1933 and will be freely transferable under the Securities Act, except for shares issued to any person who is deemed to be an "affiliate" of Two River or Town Bank at the time of their respective special meetings and any person who is deemed to be an "affiliate" of Community Partners after the acquisition. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under the common control of either Two River, Town Bank or Community Partners and include executive officers, directors, as well as shareholders beneficially owning 10% or more of the shares of the applicable bank. Affiliates may not sell their shares of Community Partners common stock acquired in connection with the acquisition except pursuant to:

      o an effective registration statement under the Securities Act covering the resale of those shares;

      o an exemption under paragraph (d) of Rule 145 under the Securities Act (or under Rule 144 of the Securities Act for Community Partners affiliates); or

      o     any other applicable exemption under the Securities Act.

      Community Partners' registration statement on Form S-4, of which this joint proxy statement/prospectus forms a part, does not cover the resale of shares of Community Partners common stock to be received by affiliates of Two River or Town Bank in the acquisition.

      Two River and Town Bank have agreed to use reasonable best efforts to cause their respective affiliates to agree to comply with the restrictions described above and to take actions to allow such individuals to dispose of these shares pursuant to an exemption under the Securities Act.

NASDAQ SmallCap Market Listing of Community Partners Common Stock to be Issued in the Acquisition

      Community Partners has applied to have the common stock to be issued in the acquisition or to be reserved for issuance in respect of rights existing prior to the acquisition, including Two River options and warrants and Town Bank options, to be listed on the NASDAQ SmallCap Market under the symbol "______." Two River and

Town Bank have each agreed to use reasonable best efforts to cause the listing to occur, and neither bank is required to complete the acquisition if NASDAQ does not authorize the listing.

Dissenter's Rights

      General. As a holder of Two River or Town Bank common stock, you may dissent from the plan of acquisition and be paid the fair value of your shares provided that you comply with the applicable provisions of the New Jersey Banking Act. You may only dissent as to the entire amount of your shares. If you are contemplating the exercise of your dissenter's rights, you should review the procedures set forth in Sections 360-369 of the New Jersey Banking Act, which are reproduced in Annex F to this joint proxy statement/prospectus. The
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following summary of the steps which you must take to exercise your dissenter's rights is qualified by those provisions.

      Written Notice of Dissent. To be eligible to exercise your dissenter's rights, you must file a written notice of dissent with the Secretary of the bank in which you are a shareholder and as to which you are exercising dissenter's rights. Your written notice of dissent must state that you intend to demand payment for your shares if the acquisition becomes effective. If you are dissenting with respect to shares of Two River, your notice of dissent must be filed before the vote of Two River shareholders on the acquisition proposal. If you are dissenting with respect to shares of Town Bank, your notice of dissent must be filed before the vote of Town Bank shareholders on the acquisition proposal. Voting against the acquisition does not constitute the valid exercise of your dissenter's rights. However, if you vote in favor of the acquisition, you will have waived your dissenter's rights. Two River shareholders should deliver their notice of dissent to: Two River Community Bank, 1250 Highway 35 South, Middletown, New Jersey 07748, Attention: Secretary. Town Bank shareholders should deliver their notice of dissent to: The Town Bank, 520 South Avenue, Westfield, New Jersey 07090, Attention: Corporate Secretary.

      Written Demand. If you file a notice of dissent and the shareholders of your bank subsequently approve the acquisition by the necessary vote, then the bank will notify you of that shareholder approval by certified mail within 10 days after it occurs. Within 20 days after the bank's notice is mailed, you must file with the bank a written demand for the payment of the fair value of your shares. That written demand should be delivered to the address for your bank set forth in the preceding paragraph. Once you send that demand notice to the bank in which you hold shares, you cease to be a shareholder of that bank and you forfeit all rights as a shareholder of the bank except to obtain the fair value of your shares.

      Valuation Date of Fair Value. The fair value of the shares are determined as of the day before the day on which the vote of shareholders of the bank was taken.

      Delivery of Shares for Notation. Within 20 days after making your written demand for payment, you must submit the certificates evidencing your shares to the Secretary of the bank whose stock certificates they are - Two River or Town Bank, as the case may be. The bank will make a notation on the certificates that you have made a demand to be paid the fair value of your shares and thereafter the certificates will merely represent the rights of a dissenting shareholder, and will not represent shares of Two River common stock, Town Bank common stock or Community Partners common stock.

      Demand that the Bank Institute Lawsuit. Within 10 days after the later of
(i) the expiration of the period within which shareholders may make a written demand, or (ii) the effective date of the acquisition, each bank will mail its dissenting shareholders its latest available 12-month profit-and-loss statement and a balance sheet as of the close of the 12-month period. The close of the profit-and-loss statement and the balance sheet will be as of a date within 12 months prior to the mailing.

      Your bank may, but is not required to, accompany these financial statements with a written offer to pay a specified price for your shares. You will have a 30-day period following mailing of the bank's financial statements to agree upon a price with the bank. If you and the bank are unable to agree upon a price within that 30-day period, you must serve a written demand on the bank to commence an action in the New Jersey Superior Court for the determination of the fair value of your shares. Your demand to commence an action must be served not later than 30 days after the expiration of the 30-day period you have in which to agree upon a price with the bank.

      Commencement of Lawsuit by Dissenting Shareholder. The bank will have 30 days after receipt of your demand for it to commence a proceeding in the New Jersey Superior Court to commence that proceeding. If the bank fails to institute the proceeding, you may institute the proceeding in the name of the bank during the 60-day period after expiration of the bank's 30-day period.

      Determination and Payment of Fair Value. In the New Jersey Superior Court proceeding, the court will have jurisdiction over all dissenting shareholders who have not agreed upon a price with their bank and may proceed in a summary fashion to determine the fair value of their shares. The court's judgment must include interest from the date of the bank's special shareholders meeting approving the acquisition to the date of payment unless the court finds that the refusal of any dissenting shareholder to accept the bank's offered price was arbitrary, vexatious or otherwise not in good faith. The costs of the action (excluding the fees and expenses of each party's attorneys and experts) and of any court-appointed appraiser will be apportioned equitably by the court. The court may in its discretion award a dissenting shareholder reasonable fees and expenses of the dissenting shareholder's counsel and of any experts employed by the dissenting shareholder if the court finds that the price offered by the bank was not offered in good faith or if no such offer was made.

      Written notices and demands should be signed by or on behalf of the shareholder exactly as the shareholder's name appears on the shareholder's stock certificates. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the demand should be executed in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one or more joint owners, may execute a demand for payment of fair value on behalf of a record holder; however, in the demand, the agent must identify the record owner or owners and expressly disclose that the agent is executing the demand as an agent for the record owner or owners. A record holder such as a broker who holds shares as nominee for several beneficial owners may exercise dissenter's rights for the shares held for one or more beneficial owners and not exercise rights for the shares held for other beneficial owners. You may only dissent as to the entire amount of your shares.

      Loss of Dissenter's Rights. If you fail to perfect, withdraw or lose the right to dissent under Sections 360-369 of the New Jersey Banking Act, you will be entitled to receive the consideration with respect to your shares in accordance with the acquisition agreement. In view of the complexity of the provisions of Sections 360-369 of the New Jersey Banking Act, shareholders of Two River or Town Bank who are considering objecting to the acquisition should consult their own legal advisors.

      Neither Two River nor Town Bank will notify any dissenting shareholder of the beginning or end of any statutory period except as required by law. If you are considering dissenting from the plan of acquisition we urge you to consult your own legal counsel.

The Acquisition Agreement

      Under the acquisition agreement, upon consummation of the acquisition, Two River and Town Bank will become wholly-owned subsidiaries of Community Partners, and the shareholders of the banks will become shareholders of Community Partners. The following summary of the acquisition agreement is qualified in its entirety by reference to the complete text of the agreement, which is attached as Annex A to this joint proxy statement/prospectus. We urge you to read the
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full text of the acquisition agreement.

      Conditions to the Acquisition. Each bank's obligations to complete the acquisition are subject to the satisfaction or waiver of specified conditions before completion of the acquisition, including the following:

      o the acquisition agreement must be approved by the shareholders of both banks;

      o the appropriate bank regulatory agencies must have approved or not objected to the acquisition and all required regulatory waiting periods must have expired or been terminated;

      o the shares of Community Partners common stock to be issued, or to be reserved for issuance, in connection with the acquisition must have been approved for listing on the NASDAQ National Market System or, in the alternative, the NASDAQ SmallCap Market or the American Stock Exchange, subject to official notice of issuance;

      o each bank must receive an opinion of its respective tax counsel dated the closing date of the acquisition to the effect that the acquisition will qualify as an exchange to which Section 351 of the Internal Revenue Code applies;

      o completion of the acquisition must not be prohibited by any statute, rule, regulation or injunction; and

      o dissenter's rights may not be perfected with respect to shares of bank stock which, had they been converted in the acquisition, would have exceeded 10% of the total shares issued by Community Partners in the acquisition.

      The shareholder approval and bank regulatory approval conditions may not be waived because completing the acquisition absent satisfaction of any of those conditions would not comply with applicable law. Also, neither bank intends to waive the tax opinion conditions noted above. If either bank does waive this condition, we will inform you of our decision and ask you to vote on the acquisition agreement taking this into consideration.

      Each bank's obligations to complete the proposed acquisition are subject to the satisfaction or waiver of the following additional conditions:

      o the other bank must have performed in all material respects the obligations required to be performed by it under the acquisition agreement;

      o the other bank's representations and warranties must be true and correct as of the date of the acquisition agreement and as of the date the acquisition is completed, except as would not reasonably be expected to have a material adverse effect; and

      o there shall not have been any material adverse effect as to the other bank between the signing of the acquisition agreement and the completion of the acquisition.

      The term "material adverse effect," as used above in reference to either bank, means a material adverse effect on the business, results of operations or financial condition of the bank and its subsidiaries taken as a whole, or a material adverse effect on the bank's ability to complete the acquisition on a timely basis.

      However, in determining whether a material adverse effect has occurred, the banks will exclude any effect which is caused by:

      o a change after the date of the acquisition agreement in laws, rules or regulations or their interpretation; generally accepted accounting principles; or regulatory accounting requirements, in each case applicable to banks or their holding companies generally;

      o     the announcement of the acquisition agreement;

      o actions taken in compliance with the acquisition agreement or with the other bank's permission;

      o changes in general economic or capital market conditions affecting banks or their holding companies generally; or

      o changes or events affecting the financial services industry generally.

      No Solicitation by Either Bank; Window Shopping. The acquisition agreement contains detailed provisions prohibiting either bank from soliciting an alternative transaction, but permits consideration of unsolicited bids consistent with the fiduciary duties of the bank's board of directors. Under these provisions, each bank has agreed that it will not directly or indirectly solicit, initiate or knowingly encourage or facilitate any inquires or the making of a "competing transaction." A "competing transaction" is: (i) any transaction by which a third party would acquire more than 10% of the outstanding common stock of the bank, (ii) any merger or other business combination involving the bank, (iii) any transaction pursuant by which a third party would acquire control of more than 10% (in value) of the assets, net revenues or net income of the bank and its subsidiaries, taken as a whole, or (iv) any other consolidation, business combination, recapitalization or similar transaction which would result in the bank's shareholders not owning , in the aggregate, at least 90% of the outstanding common stock and outstanding voting power of the surviving or resulting entity in the transaction in substantially the same proportion as before it occurred.

      If an unsolicited bid is made by a third party to either bank prior to that bank receiving shareholder approval for the acquisition, and that bank's board of directors determines that the offer

      (i) was not received as a result of violation of the no-solicitation provision,

      (ii)  if completed, would be a competing transaction,

      (iii) is not conditioned on financing unless such financing is highly likely to be obtained in the board's opinion, and

      (iv) would provide greater value to the bank's shareholders than the acquisition, taking the breakup fee payable to the other party under the acquisition agreement into consideration,

then the board of that bank would be able to consider and negotiate such competing offer consistent with its fiduciary duties. The bank considering the competing offer is required to notify the other bank about the competing offer and wait at least five business days before entering into any agreement relating to the competing offer. If a counter offer is made by the other bank which addresses the terms of the competing transaction, the recipient would then be required by the acquisition agreement to try to negotiate such proposal with the other bank in good faith during that five business day period.

      Termination. The acquisition agreement may be terminated at any time before the acquisition is completed, whether before or after the shareholder approvals have been obtained:

      o by mutual written consent of the two banks authorized by their respective boards of directors;

      o by either bank if the acquisition is not completed on or before April 15, 2006, also referred to as the "drop-dead date," except that this right to terminate the acquisition agreement will not be available to any bank whose failure to fulfill any obligation under the acquisition agreement has been the cause of, or has resulted in, the failure of the acquisition to be completed by the drop-dead date;

      o by either bank if any injunction, order or decree of any governmental entity shall have been entered and have become final and nonappealable restraining, enjoining or otherwise prohibiting the acquisition, provided that the party seeking to terminate must have used its commercially reasonable efforts to prevent the entry of and to remove such injunction, order or decree;

      o by Town Bank, if prior to Two River shareholders' approval of the acquisition, the Two River board shall have changed its recommendation of the acquisition or shall have recommended a competing transaction;

      o by Two River, if prior to Town Bank shareholders' approval of the acquisition, the Town Bank board shall have changed its recommendation of the acquisition or shall have recommended a competing transaction;

      o by either bank if the acquisition shall fail to receive either Two River shareholders' approval or Town Bank shareholders' approval;

      o by Town Bank, upon a breach of any representation, warranty, covenant or agreement on the part of Two River or if any representation or warranty of Two River shall have become untrue, and all such breaches would result, in the case of breaches of representations and warranties, in a material adverse effect as to Two River and, in the case of a breach of a covenant or failure to comply with the covenants, a failure by Two River to perform in all material respects its obligations under the acquisition agreement, provided that Two River will have 30 days or, if earlier, until the drop-dead date, after receiving notice of such breach to cure;

      o by Two River, upon a breach of any representation, warranty, covenant or agreement on the part of Town Bank or if any representation or warranty of Town Bank shall have become untrue, and all such breaches would result, in the case of breaches of representations and warranties, in a material adverse effect, as defined in the acquisition agreement, with respect to Town Bank and, in the case of a breach of a covenant or failure to comply with the covenants, a failure by Town Bank to perform in all material respects its obligations under the acquisition agreement, provided that Town Bank will have 30 days or, if earlier, until the drop-dead date, after receiving notice of such breach to cure;

      o by Two River, if prior to Two River shareholders' approval of the acquisition, the Two River board shall have decided to approve a competing transaction, provided that Town Bank is given at least five business days notice of that decision and is provided an opportunity to negotiate a more favorable transaction and after such negotiations, if any, the Two River board determines that the competing transaction is more favorable, from a financial point of view, to Two River shareholders than the proposed acquisition with Town Bank;

      o by Town Bank, if prior to Town Bank shareholders' approval of the acquisition, the Town Bank board shall have decided to approve a competing transaction, provided that Two River is given at least five business days notice of that decision and is provided an opportunity to negotiate a more favorable transaction and after such negotiations, if any, the Town Bank board determines that the competing transaction is more favorable, from a financial point of view, to Town Bank shareholders than the proposed acquisition with Two River; or

      o by Town Bank, if the Two River Average Price is less than $11.00 per share.

      Termination Fee. The acquisition agreement requires Two River to pay a termination fee of $2 million in cash to Town Bank:

      o if the acquisition agreement is terminated by either party because of Two River's failure to get the Two River shareholders' approval and there is a competing Two River transaction at the time of such termination that is consummated, or with respect to which there is a definitive agreement, within a year,

      o if Town Bank terminates the acquisition agreement after the Two River board changes its recommendation of the acquisition to Two River shareholders or recommends a competing transaction to Two River shareholders, or

      o if the Two River board approves a competing transaction.

      The acquisition agreement requires Town Bank to pay a termination fee of $2 million in cash to Two River:

      o if the acquisition agreement is terminated by either party because of Town Bank's failure to get the Town Bank shareholders' approval and there is a competing Town Bank transaction at the time of such termination that is consummated, or with respect to which there is a definitive agreement, within a year,

      o if Two River terminates the acquisition agreement after the Town Bank board changes its recommendation of the acquisition to Town Bank shareholders or recommends a competing transaction to Town Bank shareholders, or

      o if the Town Bank board approves a competing transaction.

      Conduct of Business Pending the Acquisition. Each bank has agreed that, during the period before completion of the acquisition, except as expressly contemplated or permitted by the acquisition agreement, or unless the other bank consents in writing, it will carry on its business in the ordinary and usual course consistent with prudent banking practice, and will use all commercially reasonable efforts to preserve intact its business organization and goodwill, keep available the services of its present officers and employees and its relationships with third parties, and take no action which would reasonably be expected to delay past the drop-dead date or materially adversely affect the receipt of regulatory approvals necessary to close the acquisition.

      In addition to these agreements regarding the conduct of business generally, each bank has agreed to specific restrictions relating to the following:

      o alteration of its capital stock, including stock splits or combinations;

      o     declaring or paying dividends;

      o     issuing or selling capital stock, options or warrants;

      o     entering into a new line of business;

      o materially changing its policies and practices with respect to loans, investment securities portfolio, or any other material banking or operating policies;

      o     acquiring assets or other entities;

      o     disposing of assets;

      o     incurring indebtedness for borrowed money;

      o performing environmental assessments before foreclosing on certain types of real estate;

      o entering into certain types of agreements, arrangements or transactions with its officers or directors, their immediate family members, or certain related parties;

      o     compromising any material claims, litigation or arbitration;

      o     amending its certificate of incorporation or by-laws;

      o taking action that would be expected to result in any condition to the acquisition not being satisfied;

      o making changes in accounting or tax accounting methods, except as required by law, rule, regulation or generally accepted accounting principles;

      o entering into loan securitizations or creating special purpose funding or variable interest entities; or

      o making or revoking any material tax elections or making a settlement with any taxing authority.

      In addition, Town Bank has agreed to specific additional restrictions relating to the following:

      o entering into or amending material contracts, including contracts which limit its freedom to compete, require referrals of business on a priority or exclusive basis, or require the use of any product or service on an exclusive basis;

      o increasing compensation or fringe benefits for any director, officer or employee, except that specific provision is made in the acquisition agreement to permit (i) the base salaries of Town Bank's CEO, CFO and senior lending officer to be increased effective January 1, 2006 by not more than $30,000 for all three combined,
            (ii) the base compensation of each other officer or employee to be increased on the anniversary date of that person's employment, with no individual increase resulting in an annual adjustment of more than 5%, and (iii) the payment of bonuses for 2005 to officers and employees in an aggregate amount not more than 5% of Town Bank's 2005 net income;

      o granting any severance or termination pay to a director, officer or employee except as required pursuant to the terms of the existing Town severance plan or as consistent with past practice in connection with employment terminations in the ordinary course;

      o adopting a new benefit plan, increasing the funding obligation or contribution rate under an existing plan, or amending an existing plan without Two River's consent;

      o     increasing the size of its board of directors;

      o     making capital expenditures in excess of $50,000 in the aggregate;

      o opening, relocating or closing any branch office or other facility or making an application to do so; or

      o making or acquiring any new loans or loan commitments except in the ordinary course of business and with a principal balance of $1,000,000 or less.

      Additional Agreements. Each bank has agreed to cooperate with each other and to use its commercially reasonable efforts to take all actions and do all things necessary, including obtaining all necessary consents and required approvals, proper and advisable under the acquisition agreement and applicable laws to complete the acquisition. However, neither bank is required to agree to: divest any business or assets, the imposition of any conditions, or the payment of material amounts to obtain any consents or approvals required to complete the acquisition from any governmental authority or third parties. Consistent with applicable legal and regulatory requirements, the banks have further agreed that neither of them will control the operations of the other prior to completion of the acquisition.

      The banks have agreed to negotiate in good faith to restructure the acquisition to be tax-free in whole or in part under the Internal Revenue Code if the acquisition does not qualify as an exchange to which Section 351 of the Code applies.

      Each bank has agreed:

      o that if any litigation is commenced relating to the acquisition, the other party will have the right, at its own expense, to participate and neither party will be permitted to settle any litigation without the consent of the other;

      o to provide current and former directors and officers of each bank customary directors' and officers' indemnification and insurance for six years after closing, and to honor existing directors' and officers' indemnification agreements in accordance with their terms; and

      o that the parties shall be entitled to specific performance upon nonperformance of any of the provisions of the acquisition agreement.

      Amendment, Extension and Waiver. The acquisition agreement may be amended by the banks at any time. However, after approval of the acquisition by the shareholders of Two River and Town Bank has been obtained, no amendment may be made except such amendments that have received the requisite approval of the shareholders of the banks and such amendments that are permitted to be made without shareholder approval under the New Jersey Banking Act.

         At any time before the acquisition is completed, the banks may, to the extent legally allowed:

      o extend the time for the performance of any of the obligations or other acts of the other bank;

      o waive any inaccuracies in the representations and warranties contained in the acquisition agreement or in any document delivered pursuant to the acquisition agreement; and

      o waive compliance with any of the agreements or conditions to completion of the acquisition contained in the acquisition agreement.

      Expenses. Whether or not the acquisition is completed, all expenses and fees incurred in connection with the acquisition agreement and the acquisition will be paid by the party incurring them, other than the costs and expenses (including filing fees) involved in obtaining SEC, banking and any other necessary regulatory approval, and the costs and expenses involved in the printing and mailing of this joint proxy statement/prospectus, which will be shared equally by Two River and Town Bank. Expenses incurred by Two River related to the acquisition will be capitalized as part of goodwill and expenses incurred by Town Bank will be expensed as incurred.

      Representations and Warranties. The acquisition agreement contains representations and warranties that are customary for financial institutions and substantially identical as to both Two River and Town Bank relating to, among other things:

      o     corporate organization and qualification;

      o     capital structure;

      o     authorization, approvals and absence of conflicts;

      o     financial statements;

      o     absence of material changes since March 31, 2005;

      o     litigation;

      o     tax matters;

      o     employee matters;

      o     reports filed with bank regulators;

      o     compliance with applicable laws generally;

      o     material contracts;

      o     properties and insurance;

      o     environmental compliance;

      o     reserves for loan and lease losses;

      o     agreements with bank regulators;

      o     outstanding loans, including loans to insiders;

      o     disclosure controls and procedures; and

      o     the opinion of the bank's financial advisor.

Community Partners Certificate of Incorporation and By-laws

      The certificate of incorporation and bylaws of Community Partners are set forth as Annex B and Annex C, respectively, to this joint proxy statement/prospectus. For a summary of the material provisions of the certificate of incorporation and bylaws of Community Partners, and the rights of shareholders of Community Partners under the certificate of incorporation and bylaws, see the section entitled "Description of Community Partners Capital Stock," beginning on page 70.

Equity Plans

Two River Stock Options and Warrants

      At the time of the acquisition, each outstanding option and warrant to purchase common stock of Two River will be converted into an option or warrant, as the case may be, to purchase the same number of shares of common stock of Community Partners, at the same exercise price, and on the same terms and conditions as were applicable to such Two River stock options and warrants. See "The Acquisition - Treatment of Stock Options and Warrants", on page 49.

Town Bank Stock Options

      Each outstanding option to purchase common stock of Town Bank will be converted into an option to purchase the number of shares of common stock of Community Partners determined by multiplying the number of shares subject to the original option by the 1.25 exchange ratio, at an exercise price determined by dividing the exercise price of the original option by the 1.25 exchange ratio, and otherwise on the same terms and conditions as were applicable to such Town Bank stock options. The 1.25 exchange ratio is subject to adjustment if the Two River Average Price is below $13.20 or above $18.80. See "The Acquisition - Structure of the Acquisition and Conversion of Two River and Town Bank Stock," on page 48.

Community Partners Equity Plans

      At the time of the acquisition or promptly thereafter, we intend to establish an equity incentive plan for members of the Community Partners board of directors and officers and employees of Community Partners and its subsidiaries. We expect to reserve a number of shares of Community Partners common stock, for issuance in respect of the plan, not to exceed ____% of the issued and outstanding shares of Community Partners common stock as of the time of the acquisition (not counting Two River and Town Bank options, stock rights, and warrants that are exchanged in the acquisition for corresponding rights with respect to Community Partners common stock). The interests granted under the equity incentive plan may be in the form of stock options, restricted stock grants, or otherwise, and the terms, conditions, eligibility, and allocations to eligible participants with respect to the plan will be as determined by Community Partners' board or its compensation committee. We expect to seek shareholder approval of the equity incentive plan.

                           COMMUNITY PARTNERS BANCORP

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

      The following unaudited pro forma combined financial information is presented for illustrative purposes only and does not purport to be indicative of the financial position and results of operations for future periods or the results that actually would have been realized had Two River and Town Bank been a combined company during the specified periods. The unaudited pro forma combined condensed balance sheet at June 30, 2005 assumes the acquisition was completed on that date. The unaudited pro forma combined condensed statements of income for the year ended December 31, 2004 and the six months ended June 30, 2005 gives effect to the acquisition as if it had been completed on January 1, 2004. The unaudited pro forma combined financial information shows the impact of the acquisition on Two River's and Town Bank's combined financial position and results of operations under the purchase method of accounting with Two River treated as the acquiror. Under this method of accounting, the assets and liabilities of Town Bank will be recorded at their estimated fair values as of the date the acquisition is completed. Two River's assets and liabilities will be reported by Community Partners at Two River's historical cost. At the time of acquisition, each of the two banks will become wholly-owned subsidiaries of a newly formed holding company, Community Partners. Separate financial information for the holding company is not included in the pro forma financial information as it currently has no activity.

      The unaudited pro forma combined financial information has been derived from and should be read in conjunction with the historical financial statements and the related notes of both Two River and Town Bank that are included elsewhere in this document.

      The pro forma adjustments were based upon available information and upon certain assumptions as described in the notes to the unaudited pro forma combined financial information. The fair value adjustments contained in the pro forma financial information are preliminary estimates based on data as of June 30, 2005. Final fair value adjustments will be determined as of the closing date of the acquisition and could differ significantly.

      Furthermore, the information does not include the impact of possible revenue enhancements, expense efficiencies, asset dispositions and share repurchases, among other factors. Community Partners and the banks also expect to incur certain reorganization and integration expenses.


                                  COMMUNITY PARTNERS BANCORP

                    UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                         June 30, 2005
                                        (in thousands)
                                                                                              Two River/
                                                                                              Town Bank
                                           Two River         Town Bank      Pro Forma         Pro Forma
                                           Historical        Historical    Adjustments         Combined
                                          -----------       -----------    -----------       -----------
Assets:
Cash and due from banks                   $    10,371       $     2,987    $      (585) (1)  $    12,773
Federal funds sold                              3,129                --             --             3,129
Securities available for sale                  34,959            13,917             --            48,876
Securities held to maturity                     4,269                --             --             4,269
                                                                                                      --

Loans                                         200,422           127,958         (1,246) (4)      327,134
Less:  Allowance for loan losses               (2,205)           (1,387)            --            (3,592)
                                          -----------       -----------    -----------       -----------
       Net loans                              198,217           126,571         (1,246)          323,542
                                          -----------       -----------    -----------       -----------

Goodwill                                           --                --         24,833 (2)        24,833
Identifiable intangibles                           --                --          2,417 (3)         2,417
Bank-owned life insurance                       3,591                --             --             3,591
Premises and equipment, net                     2,250             1,864            500 (5)         4,614
Other assets                                    1,727             1,666             --             3,393
                                          -----------       -----------    -----------       -----------
             Total assets                 $   258,513       $   147,005    $    25,919       $   431,437
                                          ===========       ===========    ===========       ===========

Liabilities and Stockholders' Equity:
Deposits:
       Non-interest bearing               $    47,884       $    20,906    $        --       $    68,790
       Interest bearing                       172,947           109,765           (246) (4)      282,466
                                          -----------       -----------    -----------       -----------
              Total deposits                  220,831           130,671           (246)          351,256
                                          -----------       -----------    -----------       -----------

Securities sold under agreements to
       repurchase                               8,685                --             --             8,685
Short-term borrowings                           5,000               250             --             5,250
Accrues expenses and other liabilities          1,149               679            750 (6)         2,578
Deferred taxes                                                                     467 (7)           467
                                          -----------       -----------    -----------       -----------

Total liabilities                             235,665           131,600            971           368,236
                                          -----------       -----------    -----------       -----------

Shareholders' equity:
Common stock                                    7,873             9,387          4,693 (9)        12,566
                                                                                (9,387)(8)

Additional paid-in capital                     14,177             5,547         35,660 (9)        49,837
                                                                                (5,547)(8)
Retained earnings                                 984               519           (519)(8)           984
Accumulated other comprehensive loss             (186)              (48)            48 (8)          (186)
                                          -----------       -----------    -----------       -----------

       Total shareholders' equity              22,848            15,405         24,948            63,201
                                          -----------       -----------    -----------       -----------

             Total liabilities and
                   shareholders' equity   $   258,513       $   147,005    $    25,919       $   431,437
                                          ===========       ===========    ===========       ===========

See "Notes to the Unaudited Pro Forma Combined Financial Information"

                                        COMMUNITY PARTNERS BANCORP

                                 UNAUDITED PRO FORMA COMBINED CONDENSED
                                           STATEMENT OF INCOME

                                 For the Six Months Ended June 30, 2005
                          (Dollars in thousands, except for per share amounts)
                                                                                                   Two River/
                                                                                                   Town Bank
                                                 Two River      Town Bank      Pro Forma           Pro Forma
                                                 Historical     Historical    Adjustments           Combined
                                                ------------   ------------   ------------        ------------
Interest Income:
    Loans                                       $      6,053   $      3,864   $         78 (12)   $      9,995
    Investment securities                                842            154             40 (15)          1,036
    Federal funds sold                                    31             60            (18)(10)             73
                                                ------------   ------------   ------------        ------------
       Total interest income                           6,926          4,078            100              11,104
                                                ------------   ------------   ------------        ------------

Interest Expense:
    Savings, NOW & money market deposits               1,037            380             --               1,417
    Time deposits                                        531            948             61 (13)          1,540
    Federal funds purchased & short-term
       borrowings                                         95             15             --                 110
    Securities sold under agreements to
       repurchase                                         74             --             --                  74
                                                ------------   ------------   ------------        ------------
          Total interest expense                       1,737          1,343             61               3,141
                                                ------------   ------------   ------------        ------------

          Net interest income                          5,189          2,735             39               7,963
Provision for loan losses                                278            201             --                 479
                                                ------------   ------------   ------------        ------------

          Net interest income after provision
              for loan losses                          4,911          2,534             39               7,484
                                                ------------   ------------   ------------        ------------

Non-Interest Income:
    Service charges on deposit accounts                  186             30             --                 216
    Other loan servicing fees                            192             --             --                 192
    Gain on sale of loans held for sale                   --              8             --                   8
    Other                                                185             32             --                 217
                                                ------------   ------------   ------------        ------------
          Total non-interest income                      563             70             --                 633
                                                ------------   ------------   ------------        ------------

Non-Interest Expenses:
    Salaries and employee benefits                     2,178            763             --               2,941
    Occupancy and equipment expenses                     661            360             13 (14)          1,034
    Other operating expenses                           1,170            409             --               1,579
    Amortization of identifiable intangibles              --             --            151 (11)            151
                                                ------------   ------------   ------------        ------------
          Total non-interest expense                   4,009          1,532            164               5,705
                                                ------------   ------------   ------------        ------------

Income before income taxes                             1,465          1,072           (125)              2,412
Provision for income taxes                               542            245            (50)(16)            737
                                                ------------   ------------   ------------        ------------
          Net income                            $        923   $        827   $        (75)       $      1,675
                                                ============   ============   ============        ============

Earnings Per Share on:
    Basic                                       $       0.23   $       0.44   $         --        $       0.27
    Diluted                                     $       0.22   $       0.42   $         --        $       0.25

Weighted Average Shares Outstanding:
    Basic                                          3,931,311      1,876,000     (1,876,000)(17)      6,276,311
                                                                                 2,345,000 (17)
    Diluted                                        4,144,671      1,948,000     (1,948,000)(17)      6,579,671
                                                                                 2,435,000 (17)

See "Notes to the Unaudited Pro Forma Combined Financial Information"

                                      COMMUNITY PARTNERS BANCORP

                                 UNAUDITED PRO FORMA COMBINED CONDENSED
                                         STATEMENT OF INCOME

                                  For the Year Ended December 31, 2004
                        (Dollars in thousands, except for per share amounts)
                                                                                             Two River/
                                                              Town                            Town Bank
                                            Two River         Bank        Pro Forma           Pro Forma
                                            Historical     Historical     Adjustments          Combined
                                           ------------   ------------   ------------        ------------
Interest Income:
Loans                                      $      9,705   $      5,959   $        156 (12)   $     15,820
Investment securities                             1,443            287             80 (15)          1,810
Federal funds sold                                  108             71            (35)(10)            144
                                           ------------   ------------   ------------        ------------
     Total interest income                       11,256          6,317            201              17,774
                                           ------------   ------------   ------------        ------------

Interest Expense:
Savings, NOW & money market deposits              1,963            632             --               2,595
Time deposits                                       447          1,197            123 (13)          1,767
Federal funds purchased & short-term
     borrowings                                       5              3             --                   8
Securities sold under agreements to
     repurchase                                     116             --             --                 116
                                           ------------   ------------   ------------        ------------
     Total interest expense                       2,531          1,832            123               4,486
                                           ------------   ------------   ------------        ------------

Net interest income                               8,725          4,485             78              13,288
Provision for loan losses                           458            385             --                 843
                                           ------------   ------------   ------------        ------------

     Net interest income after
        provision for loan losses                 8,267          4,100             78              12,445
                                           ------------   ------------   ------------        ------------

Non-Interest Income:
Service charges on deposit accounts                 313            104             --                 417
Other loan servicing fees                           317             --             --                 317
Gain on sale of loans held for sale                  --             32             --                  32
Other                                               190             --             --                 190
                                           ------------   ------------   ------------        ------------
     Total non-interest income                      820            136             --                 956
                                           ------------   ------------   ------------        ------------

Non-Interest Expenses:
Salaries and employee benefits                    3,773          1,376             --               5,149
Occupancy and equipment expenses                  1,367            649             26 (14)          2,042
Other operating expenses                          1,829            763             --               2,592
Amortization of identifiable intangibles             --             --            302 (11)            302
                                           ------------   ------------   ------------        ------------

     Total non-interest expense                   6,969          2,788            328              10,085
                                           ------------   ------------   ------------        ------------

Income before income taxes                        2,118          1,448           (250)              3,316
Provision for income taxes                          793             84           (100)(16)            777
                                           ------------   ------------   ------------        ------------

           Net income                      $      1,325   $      1,364   $       (150)       $      2,539
                                           ============   ============   ============        ============

Earnings Per Share on:
     Basic                                 $       0.36   $       0.74   $         --        $       0.43
     Diluted                               $       0.34   $       0.72   $         --        $       0.40

Weighted Average Shares Outstanding:
     Basic                                    3,631,000      1,852,000     (1,852,000)(17)      5,946,000
                                                                            2,315,000 (17)
     Diluted                                  3,903,000      1,905,000     (1,905,000)(17)      6,284,250
                                                                            2,381,250 (17)

See "Notes to the Unaudited Pro Forma Combined Financial Information"

                           COMMUNITY PARTNERS BANCORP

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Note 1--Basis of Pro Forma Presentation

The unaudited pro forma combined financial information relating to the acquisition is presented as of June 30, 2005, for the six months ended June 30, 2005 and for year ended December 31, 2004.

The pro forma adjustments consist entirely of the expected purchase price adjustments necessary to combine the businesses of Two River and Town Bank, including the conversion of each bank's common stock into shares of Community Partners. Each share of Two River common stock will be exchanged for one share of Community Partners common stock. Each share of Town Bank common stock will be exchanged for 1.25 shares of Community Partners common stock, subject to adjustment. The exchange ratio of 1.25 applied to 1,877,330 shares of Town Bank common stock issued and outstanding at June 30, 2005, multiplied by the share price of $16.25 per share of Two River common stock equated to $38.1 million. The share price of $16.25 was the closing price of Two River common stock on August 16, 2005, the day the merger was announced. Included in the purchase price is the estimated fair value of $2.2 million representing approximately 182,000 vested employee stock options of Town Bank that will be converted into options for Community Partners common stock upon consummation of the acquisition.

Consideration has been given to providing an estimate of the anticipated transaction costs to be incurred in connection with the acquisition. Such costs are expected to approximate $585,000 on a pre-tax basis and have been reflected in the pro forma adjustments to the unaudited pro forma combined balance sheet. Under current accounting rules, certain other costs will not be accruable at the closing of the acquisition and will be recognized in periods both before and after the date of the acquisition. The detailed plans for all of the restructuring initiatives have not been fully formulated and, as such, no consideration was given to recognition of these expenses in the unaudited pro forma combined balance sheet or in the unaudited pro forma combined income statement.

The total estimated purchase price for Town Bank for the purpose of this pro forma financial information is $40.9 million.

The acquisition will be accounted for using the purchase method of accounting for business combinations which requires that the assets and liabilities of Town Bank be adjusted to fair value as of the date of the acquisition.

The unaudited pro forma combined financial information has been prepared to include the estimated adjustments necessary to record the assets and liabilities of Town Bank at their respective fair values and represents managements' best estimates based upon the information available at this time. These pro forma adjustments are expected to be revised as additional information becomes available and additional detailed analysis is performed. Furthermore, the final allocation of the purchase price will be determined after the acquisition is completed and after completion of a final analysis to determine the fair values of Town Bank's tangible and identifiable intangible assets and liabilities as of the closing date of the transaction. The final purchase accounting adjustments may be materially different from the pro forma adjustments presented herein. Increases or decreases in the fair value of certain balance sheet amounts including loans, securities, deposits and related intangibles will result in adjustments to both the balance sheet and income statement. Such adjustments, when compared to the information shown in this document, may change the amount of the purchase price allocated to goodwill while changes to other assets and liabilities may impact the statement of income due to adjustments in the yield and/or amortization/accretion of the adjusted assets and liabilities.

The unaudited pro forma combined financial information presented herein does not necessarily provide an indication of the combined results of operations or the combined financial position that would have resulted had the acquisition actually been completed as of the assumed consummation date, nor is it indicative of the results of operations in future periods or the future financial position of Community Partners.

In the presentation provided, no significant reclasses were made to Two River or Town Bank to conform to the other's presentation.

Note 2--Calculation and Preliminary Allocation of Purchase Price

The unaudited pro forma combined financial information reflects the issuance of 2,346,663 shares of Community Partners common stock with an aggregate value of $38.1 million in exchange for 1,877,330 shares of Town Bank common stock and the conversion of approximately 181,000 Town Bank vested employee stock options with a fair value of $2.2 million at June 30, 2005, assuming the exchange ratio of
1.25 shares of Community Partners common stock or options for each outstanding common share or option of Town Bank. The fair value of Community Partners options that will be issued in exchange for the Town Bank options was estimated using a Black-Scholes option pricing model. Option pricing models require the use of highly subjective assumptions including expected stock price and volatility that, when changed, can materially affect fair value estimates. The more significant assumptions used in the estimation of fair value of Community Partners stock options to be issued in the exchange for the Town Bank stock options include a risk-free interest rate of 3.77%, a dividend yield of 0%, a weighted average expected life of five years and volatility of 31.49%.

The preliminary allocation of the cost to acquire Town Bank is described the table below:

                                                                                                         June 30,
                                                                                                           2005
                                                                                                       -----------
(Dollars in thousands except per share data)
Purchase Price
          Town Bank common stock outstanding                                                             1,877,330

          Exchange ratio                                                                                      1.25
                                                                                                       -----------

          Holding company common stock to be issued                                                      2,346,663

          Average purchase price per Two River common share                                            $     16.25
                     (closing price on August 16, 2005)                                                -----------

                                                                                                       $    38,133

          Estimated Transaction costs                                                                          585

          Estimated Fair Value of vested employee stock options                                              2,220
                                                                                                       -----------

                     Total purchase price                                                                   40,938

Net Assets Acquired:

          Town Bank shareholders' equity at June 30, 2005                             $    15,405

          Estimated adjustments to reflect assets acquired at fair value:
                     Loans                                                                 (1,246)
                     Premises and equipment                                                   500
                     Identifiable intangibles - core deposit premium                        2,417

          Estimated amount allocated to liabilities assumed at fair value:
                     Time deposits                                                            246
                     Other liabilities                                                       (750)
                     Deferred taxes                                                          (467)
                                                                                      -----------

                     Net assets acquired                                                                    16,105
                                                                                                       -----------

                     Goodwill                                                                          $    24,833
                                                                                                       ===========

Note 3--Pro Forma Adjustments

The pro forma adjustments included in the unaudited pro forma financial information are as follows:

      (1)   Cash outlay for costs associated with the acquisition
      (2) To record goodwill arising from the excess of the purchase price over the fair value of the net assets acquired
      (3) To record $2.4 million core deposit intangible as result of the acquisition. The amount of core deposit intangible is estimated to be 1.85% of total deposits based on data from previously completed business combinations. A core deposit intangible valuation will be completed at the closing date of the acquisition and this estimate will be adjusted based on the results of that valuation.
      (4) To record fair value adjustments for loans and non-core deposits (time deposits) based on discounted cash flows and current rates for similar maturities
      (5) To record fair value adjustments for premises and equipment. This adjustment is expected to be almost entirely related to real estate of Town Bank
      (6) To record estimated contract termination costs and severance obligations due to the acquisition
      (7) To record net deferred tax effect related to fair value adjustments of Town Bank's assets and liabilities and tax benefit of costs of the acquisition, using an effective federal and state blended tax rate of 40%
      (8)   To eliminate Town Bank's historical shareholders' equity
      (9) To record issuance of Community Partners common stock in exchange for Town Bank common stock
      (10) Reduction of interest income on assets used to fund transaction costs assuming an annualized pre-tax yield of 6.02%, the bank's current long-term investment rate
      (11) Amortization of the core deposit intangible created as a result of the acquisition over eight years on a straight-line basis for the purpose of this presentation
      (12) Amortization of the fair value adjustment to loans over an average life of eight years
      (13) Amortization of the fair value adjustment to non-core deposits (time deposits) over two years, the assumed average life of such deposits
      (14) To record additional depreciation expense due to fair value adjustment for premises and equipment with an assumed average life of 20 years
      (15) Adjustment to reflect accretion of the fair value adjustment necessary to reflect investments at fair value. Under SFAS No. 115, such adjustments are reflected in historical amounts but have been included on a net of tax basis as an adjustment to equity. Such amounts were eliminated in item (8) and therefore will require prospective accretion of the discount to properly record earnings under the purchase method of accounting. This discount is accreted over two years.
      (16) Adjustment to record the tax effect of the pro forma adjustments using an incremental blended tax rate of 40%
      (17) To record the elimination of Town Bank's shares and the issuance of Community Partner's shares at an exchange rate of 1.25 shares for one Town Bank share. Earnings per share data have been computed based upon the pro forma combined net income of Two River and Town Bank and the pro forma basic and diluted shares of Community Partners

                 DESCRIPTION OF COMMUNITY PARTNERS CAPITAL STOCK

      This section of the joint proxy statement/prospectus describes the material terms of the capital stock of Community Partners under its certificate of incorporation and by-laws. This section also summarizes relevant provisions of the New Jersey Business Corporation Act, which we refer to as "New Jersey corporate law" and the relevant provisions of The New Jersey Banking Act of 1948, as amended, which we refer to as the "New Jersey Banking Act." The terms of Community Partners' certificate of incorporation and by-laws, as well as the terms of New Jersey corporate law, are more detailed than the general information provided below. Therefore, you should carefully consider the actual provisions of these documents. Community Partners' certificate of incorporation is attached as Annex B to this joint proxy statement prospectus, and Community
               -------
Partners' by-laws are attached as Annex C to this joint proxy statement
                                  -------
prospectus.

Authorized Capital Stock

      Total Shares. Community Partners initially will have authority to issue a total of 31,500,000 shares of capital stock consisting of:

      o     25,000,000 shares of common stock, no par value per share; and

      o     6,500,000 shares of preferred stock, no par value per share.

      Common Stock. Following completion of the acquisition, we anticipate that approximately 7,480,648 shares of Community Partners common stock will be issued and outstanding or reserved for issuance to holders of outstanding options and warrants or under the equity incentive compensation plans.

      Preferred Stock. Following completion of the acquisition, we anticipate that there will be no shares of Community Partners preferred stock outstanding. The Community Partners board of directors is expressly authorized to provide for the classification and reclassification of any unissued shares of preferred stock and the issuance thereof in one or more classes or series without the approval of the shareholders of Community Partners.

      Warrants. Upon consummation of the acquisition, outstanding warrants to purchase an aggregate of 400,000 shares of Two River Common Stock at an exercise price of $20.50 per share will be converted into warrants to purchase the same number of shares of Community Partners common stock at the same exercise price, and on the same terms and conditions, as were applicable to the purchase of Two River common stock prior to the consummation of the acquisition. See "The Acquisition - Treatment of Two River Stock Options and Warrants", on page 49.

      Listing. Community Partners has applied to list its common stock and warrants on the NASDAQ SmallCap Market under the symbol "_______." No other capital stock of Community Partners will be listed.

      Preemptive Rights. The holders of Community Partners common stock or preferred stock will not have preemptive rights to purchase or subscribe for any stock or other securities of Community Partners.

Community Partners Common Stock

      Voting Rights. Each outstanding share of Community Partners common stock will be entitled to one vote per share.

      Dividends. The record holders of Community Partners common stock will be entitled to receive dividends, when, as, and if declared by the Community Partners board of directors, out of any assets legally available for the payment of dividends thereon.

      Liquidation Rights. In the event of the dissolution, liquidation or winding up of Community Partners, subject to the rights, if any, of the holders of any outstanding shares of Community Partners preferred stock, record holders of Community Partners common stock will be entitled to receive the assets of Community Partners available for distribution to its shareholders ratably in proportion to the number of shares held by them.

Community Partners Preferred Stock

      The Community Partners board of directors expressly is authorized, subject to limitations prescribed by New Jersey corporate law and the provisions of Community Partner's certificate of incorporation, to provide, by resolution and by filing an amendment to the certificate of incorporation pursuant to New Jersey corporate law, for the issuance from time to time of shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and other rights of the shares of each such series and to fix the qualifications, limitations and restrictions on such shares, including:

      o the number of shares constituting that series and the distinctive designation of that series;

      o the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

      o whether or not that series shall have voting rights, in addition to the voting rights provided by law, and the terms of such voting rights;

      o whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the board of directors of Community Partners shall determine;

      o whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

      o whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

      o the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of Community Partners, and the relative rights of priority, if any, of payment of shares of that series; and

      o any other relative powers, preferences, and rights of that series, and qualifications, limitations or restrictions on that series.

Transfer Agent

      Registrar and Transfer Company serves as the transfer agent and registrar for the capital stock of Two River and Town Bank, and will serve as the transfer agent and registrar for Community Partners capital stock.

Anti-Takeover Considerations - New Jersey Shareholders' Protection Act

      New Jersey corporate law and Community Partners' certificate of incorporation and by-laws contain a number of provisions which may have the effect of discouraging transactions that involve an actual or threatened change of control of Community Partners. For a description of the provisions, see "-- "Comparison of Rights of Community Partners shareholders, Two River shareholders and Town Bank shareholders - State Anti-takeover Statute."

            COMPARISON OF RIGHTS OF COMMUNITY PARTNERS SHAREHOLDERS,
                TWO RIVER SHAREHOLDERS AND TOWN BANK SHAREHOLDERS

      General. The following discussion describes certain material rights of holders of Two River capital stock and Town Bank capital stock and certain material rights that you will have as a shareholder of Community Partners following completion of the acquisition, although in some cases the Community Partners board retains the discretion to alter those rights without your consent.

      This section notes the material differences among your rights which arise primarily because the New Jersey Business Corporation Act, which governs Community Partners, provides you with different rights than the rights provided for under the New Jersey Banking Act, which governs Two River and Town Bank. This section also describes material differences in your rights attributable to dissimilarities in the certificate of incorporation and by-laws of each of the banks and Community Partners.

      This section does not include a complete description of all differences among the rights of these shareholders, nor does it include a complete description of the specific rights of these shareholders. The identification of some of the differences in the rights of these shareholders as material is not intended to indicate that other differences that are equally important do not exist.

      Upon completion of the acquisition, you will become a Community Partners shareholder and your rights will be governed by New Jersey corporate law and the Community Partners certificate of incorporation and by-laws. While the following discussion summarizes certain provisions of Community Partners' certificate of incorporation and by-laws, any statements concerning the certificate of incorporation and by-laws are qualified in their entirety by reference to those documents, which are attached to this joint proxy statement/prospectus as Annex B and Annex C. You are urged to read carefully the relevant provisions of New Jersey corporate law, as well as the certificate of incorporation and by-laws of your bank and of Community Partners.

      Copies of the certificate of incorporation and by-laws of Two River and Town Bank will be sent to Two River shareholders and Town Bank shareholders, as applicable, upon request. See "Where You Can Find More Information" beginning on page 154.

                                 Capitalization

          Two River and Town Bank                       Community Partners
---------------------------------------------        ---------------------------
The authorized capital stock of Two River            For a description of the
consists of 10,000,000 shares of Two River           authorized capital stock of
common stock, par value $2.00 per share, and         Community Partners, see
no preferred stock. As of September 30,              "Description of Community
2005, there were 3,936,595 shares of Two             Partners Capital Stock --
River common stock outstanding.                      Authorized Capital Stock."

The authorized capital stock of Town Bank consists of 3,000,000 shares of Town Bank common stock, par value $5.00 per share, and no preferred stock. As of September 30, 2005, there were 1,878,233 shares of Town
Bank common stock outstanding.

                                 Voting Rights

          Two River and Town Bank                      Community Partners
---------------------------------------------       ----------------------------
Under the New Jersey Banking Act and the            Under New Jersey corporate
certificate of incorporation and by-laws of         law and the certificate of
the banks, each share of common stock is            incorporation and by-laws,
entitled to one vote per share                      each  share of common stock
                                                    is entitled to one vote per
                                                    share.

Under the New Jersey Banking Act, the affirmative   Shares of preferred
vote of two-thirds of the outstanding shares of     stock can be authorized and
common stock is required to approve a merger or     issued by the board of
consolidation or a stock option plan.               directors without the
                                                    approval of holders of
                                                    common stock. Common
                                                    shareholders will retain
                                                    their voting rights but the
                                                    relative value of those
                                                    rights may be diluted by
                                                    whatever voting rights the
                                                    board assigns to the
                                                    various classes of
                                                    preferred stock.

                                                    Under New Jersey corporate
                                                    law, the affirmative vote
                                                    of a majority of the votes
                                                    cast is required to approve
                                                    a merger, consolidation or
                                                    disposition of substantially
                                                    all of Community Partners'
                                                    assets or a stock option
                                                    plan.

                                    Dividends

          Two River and Town Bank                      Community Partners
---------------------------------------------       ----------------------------
The New Jersey Banking Act provides that            Subject to any restrictions
a New Jersey state chartered bank may               in its certificate of
declare and pay dividends on its                    incorporation (and Community
outstanding stock so long as, following             Partners' certificate of
the payment of such dividend, the capital           incorporation presently has
stock of the bank will be unimpaired and            none), a New Jersey
the bank will have a surplus of not less            corporation is generally
than 50% of its capital stock or, if not,           permitted under New Jersey
the payment of such dividend will not               corporate law to declare and
reduce the surplus of the bank.                     pay dividends on its
                                                    outstanding stock so long as
For each bank, the certificate of                   the corporation is not
incorporation authorizes the board to               insolvent and would not
pay dividends from time to time, in                 become insolvent as a
whole or in part in stock, without                  consequence of the dividend
approval or ratification of the                     payment. Because funds for
shareholders, in accordance with, and               the payment of dividends by
subject to the limitations set forth                Community Partners will come
in, Section 2 of the New Jersey                     primarily from the earnings
Banking Act.                                        of its bank subsidiaries, as
                                                    a practical matter, any
                                                    restrictions on the ability
                                                    of Two River or Town Bank to
                                                    pay dividends will restrict
                                                    the amount of funds
                                                    available for the payment of
                                                    dividends by Community
                                                    Partners.

                                                    The by-laws of Community
                                                    Partners provide that
                                                    dividends may be declared by
                                                    the board and paid by the
                                                    corporation at the times
                                                    determined by the board
                                                    pursuant to New Jersey
                                                    corporate law. Before
                                                    payment of any dividend or
                                                    making of any distribution
                                                    of net profits, the by-laws
                                                    require that the board set
                                                    aside out of the net profits
                                                    of the corporation amounts
                                                    determined by the board from
                                                    time to time to be proper
                                                    and for the purposes
                                                    determined by the board to
                                                    be conducive to the
                                                    interests of the
                                                    corporation.

       Composition of Board of Directors; Number and Election of Directors

   Two River and Town Bank                      Community Partners
----------------------------------     ----------------------------------------
Two River currently has 11             The board of directors of Community
directors and Town Bank currently      Partners currently consists of eight
has 13 directors.                      members. In accordance with the
                                       acquisition agreement, five of the
                                       current directors were designated by Two
                                       River and three were designated by Town
                                       Bank. Neither bank has any continuing
                                       right to designate directors or director nominees.

Under the New Jersey Banking Act       New Jersey corporate law provides that
and the certificate of                 the business and affairs of a corporation
incorporation and by-laws of each      is to be managed by or under the
bank, the board of directors of        direction of the board of directors
each bank must have a minimum of       consisting of one or more members, but
five directors and a maximum of 25     does not limit or otherwise restrict the
directors.                             number of directors that may serve on the
                                       board. Board members are not required to own shares of the corporation.

Under the New Jersey Banking Act,      The Community Partners by-laws provide
directors are required to own          that the number of directors to be fixed
shares of the bank.                    from time to time by the board, but will
                                       not be less than one nor more than 20.

          Vacancies on the Board of Directors and Removal of Directors

      The New Jersey Banking Act provides that if the certificate of incorporation of a bank so provides, the directors may, between annual meetings, increase the number of directors by not more than two (not to exceed a total of 25 directors) and may appoint persons to fill the vacancies so created. Any other vacancies may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the board.

      New Jersey corporate law provides that unless otherwise provided in the certificate of incorporation or by-laws, any directorship not filled at the annual meeting, any vacancy, however caused, occurring in the board, and newly created directorships resulting from an increase in the authorized number of directors may be filled by the affirmative vote of a majority of the remaining directors even though less than a quorum of the board, or by a sole remaining director. A director so elected will hold office until the next succeeding annual meeting of shareholders and until his successor is elected and qualified.

      Community Partners' certificate of incorporation provides that a director can only be removed from office for cause and only:

      o by the affirmative vote of the holders of a majority of the combined voting power of the then outstanding shares of stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, or

      o by the affirmative vote of a majority of the members of the board in office where, in the judgment of such majority, the continuation of the director in office would be harmful to the corporation.

                   Amendments to Certificate of Incorporation

      Both banks are subject to the New Jersey Banking Act, which requires shares with at least two-thirds of the total voting power to approve an amendment to the certificate of incorporation of a New Jersey state chartered bank. The New Jersey Banking Act does not provide for class voting on amendments.

      Community Partners is subject to New Jersey corporate law, which requires that, unless otherwise provided in the certificate of incorporation, the affirmative vote of a majority of the votes cast by shareholders of the corporation entitled to vote thereon is required to approve an amendment to the certificate of incorporation that requires shareholder approval. The Certificate of Incorporation of Community Partners does not have any provisions requiring a supermajority vote to amend the Certificate of Incorporation.

      Under New Jersey corporate law, the holders of a class or series of shares of a New Jersey corporation are entitled to vote as a class upon certain proposed amendments to the corporation's certificate of incorporation which would have an adverse effect on their rights.

      Under New Jersey corporate law and the certificate of incorporation of Community Partners, the board of directors of Community Partners can amend the certificate of incorporation in the following respects without obtaining shareholder approval:

      o to change the corporation's registered office or its registered agent or both;

      o to increase the authorized shares of the corporation after shareholders approve the issue of convertible shares or bonds and authorize the board upon such issue to increase the authorized shares of any class or series;

      o     to effect a share dividend, division or combination; or

      o to reduce the authorized number of shares following a cancellation of reacquired shares or because of the conversion of convertible shares.

                                  Voting Rights

    Two River and Town Bank                         Community Partners
-------------------------------------      -------------------------------------
Under the New Jersey Banking Act, a        Under New Jersey corporate law, the
bank's board of directors has the          board of directors of a New Jersey
power to adopt, amend, or repeal the       corporation has the power to adopt,
by-laws of a bank, subject to              amend, or repeal the corporation's
alteration or repeal by the                by-laws, unless such powers are
shareholders at any meeting.               reserved in the certificate of
                                           incorporation to the shareholders.

The by-laws of each bank provide that      Community Partners' by-laws provide
the board has the power to adopt,          that they may be amended by the board
amend, or repeal its by-laws, by the       by the affirmative vote of a majority
affirmative vote of a majority of the      of the entire board or by the
full board, subject to alteration or       shareholders, by a majority of the
repeal by the shareholders at any          votes cast at a meeting of the
meeting.                                   shareholders called for such purpose.

                            Action by Written Consent

      Except as otherwise provided by the certificate of incorporation (and Community Partners' certificate of incorporation presently is silent on this issue), New Jersey corporate law permits any action required or permitted to be taken at a meeting of shareholders, other than the annual election of directors, to be taken without a meeting upon the written consent of shareholders who would have been entitled to cast the minimum number of votes necessary to authorize such action at a meeting of shareholders at which all shareholders entitled to vote were present and voting. The annual election of directors, if not conducted at a shareholders' meeting, may only be effected by unanimous written consent. Under New Jersey corporate law, a shareholder vote on a plan of merger or consolidation, if not conducted at a shareholders' meeting, may only be effected by either:

      o unanimous written consent of all shareholders entitled to vote on the issue with advance notice to any other shareholders, or

      o written consent of shareholders who would have been entitled to cast the minimum number of votes necessary to authorize such action at a meeting, together with advance notice to all other shareholders.

      Community Partners' by-laws provide that any shareholder entitled to vote seeking to have the shareholders authorize or take any action by written consent must first, by written notice to the Secretary, request the board to fix a record date. The board is then required to adopt a resolution fixing the record date within 10 days after the date on which the request is received. If the board does not comply, the record date, when no prior action by the board is required by applicable law, is the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Secretary. If no record date is set by the board and prior action by the board is required by applicable law, the record date will be at the close of business on the date on which the board adopts the resolution taking such prior action. The board is then required to set a tabulation date upon which the written consents are to be tabulated.

      The New Jersey Banking Act provides that any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if the shareholders unanimously consent in writing. Neither bank's certificate of incorporation contains any restriction on shareholders' rights to act by written consent under New Jersey law.

                Ability to Call Special Meetings of Shareholders

     Two River and Town Bank                         Community Partners
-------------------------------------     --------------------------------------
For each bank, special meetings of        For Community Partners, special
the shareholders may be called at any     meetings of shareholders may be called
time by the board of directors, by        at any time by the board, by the
the chairman of the board, by the         chairman of the board, or by the
president, or by holders of at least      president and special meetings shall
20% of all outstanding shares             be called by the chairman of the
entitled to vote at the meeting.          board, the president or the secretary
                                          at the request of a majority of the
                                          board or at the request of the holders
                                          of at least 10% of the total number of
                                          votes represented by the entire amount
                                          of capital stock of the corporation
                                          issued and outstanding and entitled to
                                          vote at the meeting.

 Indemnification and Limitation of Personal Liability of Directors and Officers

      Community Partners' certificate of incorporation eliminates the personal liability of directors and officers to the corporation and to its shareholders for monetary damages for breach of fiduciary duty, except to the extent such limitation is not permitted by New Jersey corporate law. New Jersey corporate law does not permit limitation of liability for:

      o     a breach of the duty of loyalty;

      o     an act or omission that is not in good faith;

      o     a knowing violation of law; or

      o     receipt of an improper personal benefit.

      Under New Jersey corporate law, to be entitled to indemnification, it must be determined that, in general terms, the person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of Community Partners and, with respect to a criminal action, had no reasonable cause to believe his or her conduct was unlawful.

      The New Jersey Banking Act contains almost identical provisions to New Jersey corporate law relating to limitation of liability and indemnification of directors, officers and employees. Each bank's certificate of incorporation reflects the statutory formulation limiting the liability of its officers and directors, and the by-laws of each bank contain provisions for the indemnification of its officers and directors, which reflect the statutory formulation. Each bank's certificate of incorporation provides that officers (for the duration permitted by the New Jersey Banking Act) and directors of the bank shall not be personally liable to the bank or its shareholders for damages for breach of any duty owed to the bank or its shareholders, except damages for breaches of duty based upon an act or omission (a) in breach of such person's duty of loyalty, (b) not in good faith or involving a knowing violation of law, or (c) resulting in receipt by such person of an improper personal benefit.

                           State Anti-Takeover Statute

      A party seeking control of Two River or Town Bank is required to file applications with the FDIC pursuant to the Federal Deposit Insurance Act (the "Bank Merger Act") and with the commissioner of the New Jersey Department of Banking and Insurance pursuant to the New Jersey Banking Act. When Community Partners becomes a registered bank holding company, a party seeking control of Community Partners will be required to file applications with the Federal Reserve Bank of New York under the Federal Bank Holding Company Act.

      Unlike the banks, Community Partners will be subject to the New Jersey Shareholders' Protection Act, which prohibits certain business combinations between an interested shareholder and certain New Jersey corporations for a period of five years after the date the interested shareholder acquired the shares, unless the transaction was approved by the corporation's board of directors prior to the time the interested shareholder acquired the shares. An "interested shareholder" is generally defined as one who is the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding stock of the corporation. After the five year period expires, the prohibition on business combinations with an interested shareholder continues unless certain conditions are met. The conditions include:

      o the approval of the business combination by the board of the target corporation;

      o the approval of the business combination by a vote of two-thirds of the voting stock not owned by the interested shareholder; and

      o the receipt by the shareholders of the corporation of a price determined in accordance with a fair price formula set forth in the statute.

      A business combination generally includes:

      o acquisitions, consolidations and sales or other dispositions of 10% or more of the assets of a corporation to or with an interested shareholder;

      o specified transactions resulting in the issuance or transfer to an interested shareholder of any capital stock of the corporation or its subsidiaries; and

      o other transactions resulting in a disproportionate financial benefit to an interested shareholder.

      The New Jersey Shareholders' Protection Act applies only to New Jersey business corporations that have a class of voting stock registered or traded on a national securities exchange or registered with the Securities and Exchange Commission pursuant to section 12(g) of the Exchange Act, which Community Partners expects to have when the acquisition is completed. A corporation can "opt out" of the Act by means of a provision in its certificate of incorporation or by-laws. Community Partners currently has no "opt out" provision.

                               Dissenter's Rights

      Under the New Jersey Banking Act, stockholders of Two River and Town Bank have the right to dissent upon a merger or certain other business combinations. See "The Acquisition - Dissenters' Rights" on page 54.

      Under New Jersey corporate law, shareholders of Community Partners will have dissenters' rights (subject to the broad exception set forth in the next sentence) upon certain mergers and other business combinations. Shareholders of a New Jersey business corporation do not have dissenters' rights if the corporation's shares are listed for trading on a national securities exchange or held of record by more than 1,000 holders. We expect that these exceptions will not apply to Community Partners shares because it is anticipated that Community Partners shares will initially be held by fewer than 1,000 record holders. In addition, corporate shareholders do not have dissenters' rights in a transaction if their shares are exchanged in the transaction, for (i) cash; (ii) any securities listed on national securities exchange or held of record by more than 1,000 holders; or (iii) any combination of these. New Jersey corporate law provides that a corporation may voluntarily grant dissenters' rights in its certificate of incorporation. Community Partners' certificate of incorporation does not provide dissenters' rights beyond those called for under New Jersey corporate law.

                         BUSINESS OF COMMUNITY PARTNERS

General

      Community Partners is a business corporation organized under the laws of the State of New Jersey in August 2005. The principal place of business of Community Partners is located at 1250 Highway 35 South, Middletown, New Jersey 07748 and its telephone number is (732) 706-9009.

      Community Partners was organized to effect the acquisition and become the holding company of Two River and Town Bank. At the effective time of the acquisition, each bank will become a wholly-owned subsidiary of Community Partners, which will become a bank holding company, and each bank shareholder who does not exercise and perfect dissenters' rights will become a Community Partners shareholder.

      Community Partners has not undertaken any operating business activities and will not do so at any time before the acquisition is completed. At any time after the acquisition, Community Partners may become an operating company or acquire other commercial banks, thrift institutions or bank holding companies, or engage in or acquire such other activities or businesses as may be permitted by applicable law, although it has no present plans or intentions to do so.

      Subject to regulatory approval and/or consent, it is expected that Community Partners will receive an initial cash infusion from Two River in the amount of $50,000 for working capital and other purposes. Additional financial resources may be available to Community Partners in the future through borrowings, debt or equity financings, or dividends from the banks or from acquired entities or new businesses. Dividends from either bank to Community

Partners will be subject to regulatory limitations, and other actions by which Community Partners may acquire cash or assets may also be subject to compliance with regulatory restrictions.

      Because Community Partners is a newly formed corporation with no operating history, it has no meaningful historical information to disclose regarding legal proceedings, dividends, management's discussion of operations, financial data or accountants. Community Partners does not currently have any outstanding common stock or other securities; it has applied to have its common stock and warrants listed on the NASDAQ SmallCap Market as of the effective time of the acquisition.

Property

      Initially, Community Partners will neither own nor lease any real or personal property but will utilize Two River's and Town Bank's premises and property without the payment of any rental fees.

Competition

      It is expected that for the near future Community Partners' primary business will be the ownership of the banks. Therefore, the competitive conditions to be faced by Community Partners will be those faced by the banks. In addition, many banks and other financial institutions have formed, or are in the process of forming, holding companies. It is likely that these holding companies will attempt to acquire commercial banks, thrift institutions or companies engaged in bank-related activities. Thus, Community Partners will face competition in undertaking any such acquisitions and in operating subsequent to any such acquisitions. See "Business of the Two River - Market Area and Competitive Position" on page 112 and "Business of Town Bank - Competition" on page 143.

Employees

      At the present time, Community Partners does not intend to have any employees other than its management. Community Partners expects to utilize support from the banks from time to time without the payment of any fees or with the payment of only nominal fees. If Community Partners acquires other financial institutions or pursues other lines of business, it may at such time hire additional employees. See "Management of Community Partners" on page 146.

            GOVERNMENT REGULATION OF COMMUNITY PARTNERS AND THE BANKS

Overview

      Two River and Town Bank operate, and Community Partners will operate, within a system of banking laws and regulations intended to protect bank customers and depositors. These laws and regulations govern the permissible operations and management, activities, reserves, loans and investments of Community Partners, Two River and Town Bank. In addition, Community Partners is subject to general federal laws and regulations and the corporate laws and regulations of the state of its incorporation, New Jersey. Two River and Town Bank, New Jersey state chartered banks, are also subject to The New Jersey Banking Act. The following descriptions summarize the key banking and other laws and regulations to which Two River and Town Bank are subject, and to which Community Partners will be subject as a registered bank holding company. These descriptions are not intended to be complete and are qualified in their entirety by reference to the full text of the statutes and regulations. Future changes in these laws and regulations, or in the interpretation and application thereof by their administering agencies, cannot be predicted, but could have a material effect on the business and results of Community Partners, Two River and Town Bank.

      Upon completion of the acquisition, Community Partners will be a bank holding company under the Federal Bank Holding Company Act of 1956, as amended by the 1999 financial modernization legislation known as the Gramm-Leach-Bliley Act, and will be subject to the supervision of the Board of Governors of the Federal Reserve System. In general, the Bank Holding Company Act limits the business of bank holding companies to banking, managing or controlling banks, and performing certain servicing activities for subsidiaries and, as a result of the Gramm-Leach-Bliley Act amendments, would permit bank holding companies that are also financial holding companies to engage in any activity, or acquire and retain the shares of any company engaged in any activity, that is either (1) financial in nature or incidental to such financial activity or (2) complementary to a financial activity and does not pose a substantial risk to the safety and soundness of depository institutions or the financial system generally. In order for a bank holding company to engage in the broader range of activities that are permitted by the Bank Holding Company Act for bank holding companies that are also financial holding companies, upon satisfaction of certain regulatory criteria, the bank holding company must file a declaration with the Federal Reserve Board that it elects to be a "financial holding company." Community Partners does not intend to seek a "financial holding company" designation at this time, and does not believe that the current decision not to seek a financial holding company designation will adversely affect its ability to compete in its chosen markets. Community Partners does not believe that seeking such a designation would position it to compete more effectively in the offering of products and services currently offered by the banks.

      Two River and Town Bank are each commercial banks chartered under the laws of the State of New Jersey. As such, they are subject to regulation, supervision and examination by the New Jersey Department of Banking and Insurance, or NJDOBI, and by the Federal Deposit Insurance Corporation, or FDIC. Each of these agencies regulates aspects of activities conducted by the banks, and will regulate aspects of activities conducted by Community Partners, as discussed below.

Dividend Restrictions

      Following the acquisition, Community Partners, Two River and Town Bank will be separate legal entities whose finances are in some ways interconnected. Community Partners' principal source of funds to pay cash dividends on its common stock will be from cash dividends paid to it by the banks. Dividend payments by the banks to their stockholders are subject to The New Jersey Banking Act and the Federal Deposit Insurance Act. Under the New Jersey Banking Act, no dividends may be paid if after such payment the bank's surplus (generally, additional paid-in capital less the accumulated deficit) would be less than 50% of its capital stock. Pursuant to the Federal Deposit Insurance Act, as amended, no dividends may be paid by an insured depository institution if it is in arrears in the payment of any insurance assessment due to the FDIC. In addition, under the Federal Deposit Insurance Act, an insured depository institution may not pay any dividend if the institution is undercapitalized or if the payment of the dividend would cause the institution to become undercapitalized, as further discussed below. A payment of dividends that would have the effect of depleting a depository institution's capital base to an inadequate level could constitute an unsafe and unsound practice subject to a cease and desist order.

      The Federal Reserve Board has issued policy statements which provide that insured banks should generally only pay cash dividends out of current operating earnings, and the Federal Reserve Board may prevent the payment of a dividend if it determines that the payment would be an unsafe and unsound banking practice. Moreover, Community Partners will be expected to act as a source of financial strength to Two River and Town Bank and to commit resources that support the banks in circumstances where Community Partners might not do so absent such a policy. This policy could have the effect of reducing the amount of dividends Community Partners is allowed to declare.

      Neither Two River nor Town Bank has ever declared any cash dividends and neither entity contemplates the payment of such dividends in 2006, except to fund expenses of Community Partners. Community Partners does not contemplate the payment of cash dividends to shareholders in 2006.

Transactions with Affiliates

      Banking laws and regulations impose certain restrictions on the ability of bank holding companies to borrow from and engage in other transactions with their subsidiary banks. Generally, these restrictions require that any extensions of credit must be secured by designated amounts of specified collateral and are limited to (i) 10% of the bank's capital stock and surplus per non-bank affiliated borrower, and (ii) 20% of the bank's capital stock and surplus aggregated as to all non-bank affiliated borrowers. In addition, certain transactions with affiliates must be on terms and conditions, including credit standards, at least as favorable to the institution as those prevailing for arms-length transactions.

Liability of Commonly Controlled Institutions and "Source of Strength" Doctrine

      The Federal Deposit Insurance Act contains a "cross-guarantee" provision that could result in any insured depository institution owned by Community Partners being assessed for losses incurred by the FDIC in connection with assistance provided to, or the failure of, any other insured depository institution owned by Community Partners. Also, under the Bank Holding Company Act and Federal Reserve Board policy, bank holding companies are expected to represent a source of financial and managerial strength to their bank subsidiaries, and to commit resources to support bank subsidiaries in circumstances where banks may not be in a financial position to support themselves. Capital loans by a bank holding company to a bank subsidiary are subordinate in right of repayment to deposits and other bank indebtedness. If a bank holding company declares bankruptcy, its bankruptcy trustee must fulfill any commitment made by the bank holding company to sustain the capital of its subsidiary banks.

Deposit Insurance

      The Bank Insurance Fund of the FDIC insures substantially all of the deposits of Two River and Town Bank, respectively, subject to coverage limits. Insurance of deposits by the FDIC subjects the banks to comprehensive regulation, supervision and examination by the FDIC. Each bank is required, among other things, to pay premium charges to the FDIC for insurance and maintain a reserve account and liquid assets at levels fixed, from time to time, by the FDIC.

      The FDIC utilizes a risk-based assessment system (discussed below) which imposes premiums based on a bank's capital level and supervisory rating. Depository institutions that the FDIC regards as healthier will pay lower premiums than relatively weaker institutions. The FDIC periodically examines insured depository institutions to determine whether premium increases or other measures are appropriate. Under the Federal Deposit Insurance Act, as amended, the FDIC may terminate deposit insurance upon a finding that the institution has engaged in unsafe and unsound practices, is in an unsafe or unsound condition, or has violated any applicable banking law, rule, order or regulatory condition imposed by a bank's federal regulatory agency.

Capital Adequacy

      The Federal Reserve Board and the FDIC have substantially similar risk-based capital and leverage ratio guidelines for banking organizations. These guidelines are intended to ensure that banking organizations have adequate capital given the risk levels of their assets and off-balance sheet financial instruments. Under the risk-based capital and leverage ratio guidelines, assets and off-balance sheet items are assigned to broad risk categories, each with appropriate weights. The resulting capital ratios represent capital as a percentage of total risk-weighted assets and off-balance sheet items. These risk-based capital requirements identify concentration of credit risk, and facilitate management of those risks.

      To derive total risk-weighted assets, bank assets are given risk-weights of 0%, 20%, 50% and 100%. In addition, certain off-balance sheet items are converted to asset equivalent amounts to which an appropriate risk-weight will apply. Most loans are assigned to the 100% risk category, except for performing first mortgage loans fully secured by residential property, which carry a 50% risk-weighting. Most investment securities (including, primarily, general obligation claims of states or other political subdivisions of the United States) are assigned to the 20% category, except for municipal or state revenue bonds, which have a 50% risk-weight, and direct obligations of the U.S. Treasury or obligations backed by the full faith and credit of the United States government, which have a 0% risk-weight. In converting off-balance sheet items, direct credit substitutes, including general guarantees and standby letters of credit backing financial obligations, are given a 100% risk-weighting. Transaction-related contingencies such as bid bonds, standby letters of credit backing nonfinancial obligations, and undrawn commitments (including commercial credit lines with an initial maturity or more than one year) have a 50% risk-weighting. Short-term commercial letters of credit have a 20% risk-weighting, and certain short-term unconditionally cancelable commitments have a 0% risk-weighting.

      Under the capital guidelines, a banking organization's total capital is divided into tiers. "Tier I Capital" consists of common shareholders' equity and qualifying preferred stock, less certain goodwill items and other intangible assets. Not more than 25% of qualifying Tier I capital may consist of trust preferred securities. "Tier II Capital" consists of hybrid capital instruments, perpetual debt, mandatory convertible debt securities, a limited amount of subordinated debt, and preferred stock that does not qualify as Tier I Capital, plus a limited amount of loan and lease loss allowances and a limited amount of unrealized holding gains on equity securities. "Tier III Capital" consists of qualifying unsecured subordinated debt. "Total Capital" is the sum of Tier I, Tier II and Tier III Capital. The sum of Tier II and Tier III Capital may not exceed the amount of Tier I Capital.

      Under the Federal Reserve Board's risk-based capital guidelines for bank holding companies, the required minimum ratio of Total Capital (the sum of Tier I, Tier II and Tier III capital) to risk-weighted assets (including certain off-balance sheet activities, such as standby letters of credit) is 8%. The required minimum ratio of Tier I Capital to risk-weighted assets is 4%. At June 30, 2005, on a pro forma basis, Community Partners' ratios of Total Capital and Tier 1 Capital to risk-weighted assets were 11.50% and 10.46%, respectively.

      The Federal Reserve Board also requires bank holding companies to comply with minimum leverage ratio guidelines. The leverage ratio is the ratio of a bank holding company's Tier I Capital (excluding intangibles) to its total assets (excluding intangibles). Bank holding companies normally must maintain a minimum leverage ratio of 4%, unless the bank holding company has the highest supervisory rating or has implemented the Federal Reserve Board's risk-adjusted measure for market risk, in which case its minimum leverage ratio must be 3%. Banking organizations undergoing significant growth or undertaking acquisitions must maintain even higher capital positions. On a pro forma basis at June 30, 2005, Community Partners' leverage ratio was 9.16%.

      The primary federal regulator for each of the banks, the FDIC, also has implemented risk-based capital guidelines for insured depository institutions. Like the Federal Reserve Board's requirements, the FDIC's required minimum ratio of total capital to risk-weighted assets is 8.0%. At least half of the total capital is required to be Tier I Capital. The required minimum ratio of Tier I Capital to risk-weighted assets is 4%. At June 30, 2005, Two River's ratios of Total Capital and Tier 1 Capital to risk-weighted assets were 11.53% and 10.52%, respectively. At June 30, 2005, Town Bank's ratios of Total Capital and Tier 1 Capital to risk-weighted assets were 13.22% and 12.20%, respectively.

Prompt Corrective Action

      The Federal Deposit Insurance Act requires federal banking regulators to take prompt corrective action with respect to depository institutions that do not meet minimum capital requirements. Failure to meet minimum requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have an adverse material effect on Community Partners' financial condition. Under the Prompt

Corrective Action Regulations, Two River and Town Bank must meet specific capital guidelines that involve quantitative measures of their respective assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices.

      The Prompt Corrective Action Regulations define specific capital categories based on an institution's capital ratios. The capital categories, in declining order, are "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized," and "critically undercapitalized." The Federal Deposit Insurance Act imposes progressively more restrictive constraints on operations, management and capital distributions, depending on the capital category by which the institution is classified. Institutions categorized as "undercapitalized" or worse may be subject to requirements to file a capital plan with their primary federal regulator, prohibitions on the payment of dividends and management fees, restrictions on asset growth and executive compensation, and increased supervisory monitoring, among other things. Other restrictions may be imposed on the institution by the regulatory agencies, including requirements to raise additional capital, sell assets or sell the entire institution. Once an institution becomes "critically undercapitalized," it generally must be placed in receivership or conservatorship within 90 days.

      The Prompt Corrective Action Regulations provide that an institution is "well capitalized" if the institution has a total risk-based capital ratio of 10.0% or greater, a Tier I risk-based capital ratio of 6.0% or greater, and a leverage ratio of 5.0% or greater. The institution also may not be subject to an order, written agreement, capital directive or prompt corrective action directive to meet and maintain a specific level for any capital measure. An institution is "adequately capitalized" if it has a total risk-based capital ratio of 8.0% or greater, a Tier I risk-based capital ratio of 4.0% or greater, and a leverage ratio of 4.0% or greater (or a leverage ratio of 3.0% or greater if the institution is rated composite 1 in its most recent report of examination, subject to appropriate federal banking agency guidelines), and the institution does not meet the definition of a well-capitalized institution. An institution is deemed "undercapitalized" if it has a total risk-based capital ratio that is less than 8.0%, a Tier I risk-based capital ratio of less than 4.0%, or a leverage ratio of less than 4.0% (or a leverage ratio of 3.0% or greater if the institution is rated composite 1 in its most recent report of examination, subject to appropriate federal banking agency guidelines), and the institution does not meet the definition of a significantly undercapitalized or critically undercapitalized institution. An institution is "significantly undercapitalized" if the institution has a total risk-based capital ratio that is less than 6.0%, a Tier I risk-based capital ratio of less than 3.0%, or a leverage ratio less than 3.0% and the institution does not meet the definition of a critically undercapitalized institution, and is "critically undercapitalized" if the institution has a ratio of tangible equity to total assets that is equal to or less than 2.0%.

      The appropriate federal banking agency may, under certain circumstances, reclassify a well capitalized insured depository institution as adequately capitalized. The appropriate agency is also permitted to require an adequately capitalized or undercapitalized institution to comply with the supervisory provisions as if the institution were in the next lower category (but not to treat a significantly undercapitalized institution as critically undercapitalized) based on supervisory information other than an institution's capital levels.

      At June 30, 2005, Two River and Town Bank were each "well capitalized" based on the ratios and guidelines noted above. However, the capital categories of these banks are determined solely for the purpose of applying the Prompt Corrective Action Regulations and may not constitute an accurate representation of their overall financial condition or prospects.

Unsafe and Unsound Practices

      Notwithstanding its Prompt Corrective Action category dictated by risk-based capital ratios, the Federal Deposit Insurance Act permits the appropriate bank regulatory agency to reclassify an institution if it determines, after notice and a hearing, that the condition of the institution is unsafe or unsound, or if it deems the institution to be engaging in an unsafe or unsound practice. Also, if a federal regulatory agency with jurisdiction over a depository institution believes that the depository institution will engage, is engaging, or has engaged in an unsafe or unsound practice, the regulator may require that the bank cease and desist from such practice, following notice and a hearing on the matter.

The USA PATRIOT Act

      On October 26, 2001, the President of the United States signed into law certain comprehensive anti-terrorism legislation known as the USA PATRIOT Act of 2001. Title III of the USA PATRIOT Act substantially broadened the scope of the U.S. anti-money-laundering laws and regulations by imposing significant new compliance and due diligence obligations, creating new crimes and penalties and expanding the extra-territorial jurisdiction of the United States. The U.S. Treasury Department has issued a number of implementing regulations which apply various requirements of the USA PATRIOT Act to financial institutions such as Two River and Town Bank. Those regulations impose new obligations on financial institutions to maintain appropriate policies, procedures and controls to detect, prevent and report money laundering and terrorist financing.

      Failure of a financial institution to comply with the USA PATRIOT Act's requirements could have serious legal consequences for an institution and adversely affect its reputation. The banks have adopted and Community Partners plans to adopt appropriate policies, procedures and controls to address compliance with the requirements of the USA PATRIOT Act under the existing regulations and each of them will continue to revise and update its policies, procedures and controls to reflect changes required by the Act and by the Treasury Department regulations.

Community Reinvestment Act

      The Federal Community Reinvestment Act requires banks to respond to the full range of credit and banking needs within their communities, including the needs of low and moderate-income individuals and areas. A bank's failure to address the credit and banking needs of all socio-economic levels within its markets may result in restrictions on growth and expansion opportunities for the bank, including restrictions on new branch openings, relocation, formation of subsidiaries, mergers and acquisitions. In the latest CRA examination report with respect to Two River, dated February 27, 2002, Two River received a rating of Satisfactory. In the latest CRA examination report with respect to Town Bank, dated November 17, 2000, Town Bank received a rating of Satisfactory.

Consumer Privacy

      In addition to fostering the development of "financial holding companies," the Gramm-Leach-Bliley Act modified laws relating to financial privacy. The new financial privacy provisions generally prohibit financial institutions, including both banks and, following the acquisition, Community Partners, from disclosing or sharing nonpublic personal financial information to third parties for marketing or other purposes not related to transactions, unless customers have an opportunity to "opt out" of authorizing such disclosure, and have not elected to do so. It has never been the policy of either bank, and it is not expected to be the policy of Community Partners, to release such information except as may be required by law.

Loans to One Borrower

      Federal banking laws limit the amount a bank may lend to a single borrower to 15% of the bank's capital base, unless the entire amount of the loan is secured by adequate amounts of readily marketable collateral. However, no loan to one borrower may exceed 25% of a bank's statutory capital, notwithstanding collateral pledged to secure it.

      New Jersey banking law limits the total loans and extensions of credit by a bank to one borrower at one time to 15% of the capital funds of the bank when the loan is not fully secured by collateral having a market value at least equal to the amount of the loans and extensions of credit. Such loans and extensions of credit are limited to 10% of the capital funds of the bank when the total loans and extensions of credit by a bank to one borrower at one time are fully secured by readily available marketable collateral having a market value (as determined by reliable and continuously available price quotations) at least equal to the amount of funds outstanding. If a bank's lending limit is less than $500,000, the bank may nevertheless have total loans and extensions of credit outstanding to one borrower at one time not to exceed $500,000.

Depositor Preference Statute

      Under federal law, depositors, certain claims for administrative expenses and employee compensation against an insured depository institution are afforded a priority over other general unsecured claims against the institution, in the event of a "liquidation or other resolution" of the institution by a receiver.

Sarbanes-Oxley Act of 2002

      On July 30, 2002, the President of the United States signed into law the Sarbanes-Oxley Act of 2002. The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws. The Sarbanes-Oxley Act generally applies to all companies, both domestic and foreign, that file or are required to file periodic reports with the Securities and Exchange Commission or, in the case of banks, with the FDIC, under the Securities Exchange Act of 1934, as amended. While neither bank is subject to the Sarbanes-Oxley Act, Community Partners will be subject to the Act. Compliance with the Sarbanes-Oxley Act will cause Community Partners to incur substantial expense and management time that was not incurred by either of the banks prior to the acquisition.

      Section 404 of the Sarbanes-Oxley Act requires management's annual review and evaluation of internal controls over financial reporting and attestations of the effectiveness of these systems by management and by the independent registered public accounting firm. Community Partners' management intends to conduct a comprehensive review and confirmation of the adequacy of Community Partners' systems and controls after the completion of the acquisition.

      The Sarbanes-Oxley Act of 2002 includes very specific disclosure requirements and corporate governance rules, requires the Securities and Exchange Commission and self regulatory organizations to adopt extensive additional disclosure, corporate governance and other related rules. Sarbanes-Oxley represents significant federal involvement in matters traditionally left to state regulatory systems, such as the regulation of the accounting profession, and to state corporate law, such as the relationship between a board of directors and management and between a board of directors and its committees.

      The Sarbanes-Oxley Act addresses, among other matters:

      o     audit committees for all reporting companies;

      o certification of financial statements by the chief executive officer and the chief financial officer;

      o the forfeiture of bonuses or other incentive-based compensation and profits from the sale of an issuer's securities by directors and senior officers under certain circumstances;

      o a prohibition on insider trading during pension plan black out periods;

      o     disclosure of off-balance sheet transactions;

      o expedited filing requirements for certain periodic and current reports;

      o     disclosure of a code of ethics;

      o     "real time" filing of periodic reports;

      o     the formation of a public accounting oversight board;

      o     auditor independence; and

      o various increased criminal penalties for violations of securities laws.

Overall Impact of New Legislation and Regulations

      Various legislative initiatives are from time to time introduced in Congress and in the New Jersey State Legislature. It cannot be predicted whether or to what extent the business and condition of Community Partners, Two River and Town Bank will be affected by new legislation or regulations, and legislation or regulations as yet to be proposed or enacted.

   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                     OPERATIONS OF TWO RIVER COMMUNITY BANK

      Two River Community Bank's management's discussion and analysis of financial condition and results of operations is intended to provide a better understanding of the significant changes and trends relating to the financial condition, results of operations, capital resources, liquidity and interest rate sensitivity of Two River as of June 30, 2005 and for the six months ended June 30, 2005 and 2004 and as of December 31, 2004 and 2003 and for each of the years in the three year period ended December 31, 2004. The following information should be read in conjunction with the unaudited financial statements as of and for the period ended June 30, 2005 and 2004 and the audited financial statements as of and for the period ended December 31, 2004, including the related notes thereto, which begin on page FS-1 of this joint proxy statement/prospectus.

Critical Accounting Policies and Estimates

      The following discussion is based upon Two River's financial statements which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires Two River to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses.

      Note 1 to Two River's unaudited financial statements for June 30, 2005 along with Note 1 to Two River's audited financial statements for December 31, 2004 contain a summary of Two River's significant accounting policies. Management believes the following critical accounting policies encompass the more significant judgments and estimates used in the preparation of our financial statements.

      Allowance for Loan Losses. Management believes Two River's policy with respect to the methodology for the determination of the allowance for loan losses involves a high degree of complexity and requires management to make difficult and subjective judgments which often require assumptions or estimates about highly uncertain matters. Changes in these judgments, assumptions or estimates could materially impact the results of operations. This critical policy and its application are periodically reviewed with Two River's audit committee and board of directors.

      The allowance for loan losses is based upon management's evaluation of the adequacy of the allowance account, including an assessment of known and inherent risks in the portfolio, giving consideration to the size and composition of the loan portfolio, actual loan loss experience, level of delinquencies, detailed analysis of individual loans for which full collectibility may not be assured, the existence and estimated net realizable value of any underlying collateral and guarantees securing the loans, and current economic and market conditions. Although management utilizes the best information available, the level of the allowance for loan losses remains an estimate that is subject to significant judgment and short term change. Various regulatory agencies may require Two River to make additional provisions for loan losses based upon information available to them at the time of their examination. Furthermore, the majority of Two River's loans are secured by real estate in New Jersey, primarily in Monmouth County. Accordingly, the collectibility of a substantial portion of the carrying value of Two River's loan portfolio is susceptible to changes in local market conditions and may be adversely affected should real estate values decline or the New Jersey and/or Two River's local market areas experience economic shock. Future adjustments to the allowance for loan losses account may be necessary due to economic, operating, regulatory and other conditions beyond Two River's control.

      Stock Based Compensation. As permitted by SFAS No. 123, Two River accounts for stock based compensation in accordance with Accounting Principals Board Opinion (APB) No. 25. Under APB No. 25, no compensation expense is recognized in the income statement related to any option grant under our stock option plans. The pro forma impact to net income and earnings per share that would occur if compensation expense was recognized, based on the estimated fair value of the options on the date of the grant, is disclosed in the notes to our financial statements.

      On December 16, 2004, the Financial Accounting Standards Board issued SFAS No. 123(R), Share-based Payment, which eliminates the ability to account for share-based compensation transactions using APB Opinion No.

25, and generally would require all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement at their grant-date fair values. Two River will be required to adopt this new accounting standard on January 1, 2006.

      Investment Securities Impairment Valuation. Management evaluates securities for other-than temporary impairment at least on a quarterly basis, and more frequently when economic or market concerns warrant such evaluation. Consideration is given to (1) length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of Two River to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

      Deferred Tax Assets and Liabilities. Two River recognizes deferred tax assets and liabilities for future tax effects of temporary differences, net operating loss carry forwards and tax credits. Deferred tax assets are subject to management's judgment based upon available evidence that future realization is more likely than not. If management determines that the Bank may be unable to realize all or part of net deferred tax assets in the future, a direct charge to income tax expense may be required to reduce the recorded value of the net deferred tax asset to the expected realizable amount.

Overview

      For the six months ended June 30, 2005, net interest income increased $1.2 million, or 30.0% to $5.2 million, as compared to $4.0 million for the same period in 2004. Net income rose from $480 thousand for the six months ended June 30, 2004 to $923 thousand for the six months ended June 30, 2005, an increase of $443 thousand or 92.3%. Basic earnings per share were $0.23 for the six months ended June 30, 2005 compared to $0.14 per share for the same period in 2004. Diluted earnings per share for the six months ended June 30, 2005 amounted to $0.22 compared to $0.13 per diluted share for the six months ended June 30, 2004.

      For the year ended December 31, 2004, net interest income increased $2.0 million or 29.9% to $8.7 million from $6.7 million recorded for the year ended December 31, 2003. Net income totaled $1.3 million for the year ended December 31, 2004 compared to $1.3 million for the year ended December 31, 2003. Basic earnings per share were $0.36 for the year ended December 31, 2004 compared to $0.36 per share for the same period in 2003. Diluted earnings per share for the year ended December 31, 2004 amounted to $0.34 compared to $0.34 per diluted share for the year ended December 31, 2003. Our 2003 results were positively affected by our ability to use federal net operating loss (NOL) carry-forwards to partially offset our tax expenses. Without the benefit realized by utilizing our NOLs, we would have reported additional income tax expense of approximately $249 thousand. At December 31, 2003, we had no federal NOL carry-forwards remaining and our operations in 2004 were fully taxable at the federal level.

      All per share amounts have been retroactively adjusted to reflect all stock dividends and the 2003 5-for-2 stock split.

      For the year ended December 31, 2003, net interest income increased $1.7 million, or 34.0% to $6.7 million from $5.0 million recorded for the year ended December 31, 2002. Net income totaled $1.3 million for the year ended December 31, 2003 compared to $743 thousand for the year ended December 31, 2002, an increase of $507 thousand, or 68.2%. Basic earnings per share were $0.36 for the year ended December 31, 2003 compared to $0.21 per share for the same period in 2002. Diluted earnings per share for the year ended December 31, 2003 amounted to $0.34 compared to $0.21 per diluted share for the year ended December 31, 2002.

      Total assets increased to $258.5 million at June 30, 2005, compared to $235.5 million at December 31, 2004, an increase of $23.0 million, or 9.8%. Total assets increased by $66.6 million, or 39.4 % to $235.5 million at December 31, 2004 from $168.9 million December 31, 2003. The increase in total assets consisted primarily in loans outstanding.

      Loans, net of the allowance for loan losses, totaled $198.2 million at June 30, 2005, an increase of $24.1 million, or 13.8% compared to $174.1 million at year- end December 31, 2004. The loan portfolio, net of the allowance for loan losses, grew to $174.1 million at December 31, 2004, an increase of $41.8 million, or 31.6% from the December 31, 2003 level of $132.3 million. The allowance for loan losses, which totaled $2.2 million, or

1.10% of total loans at June 30, 2005, compared to $1.9 million at December 31, 2004 or 1.10% of total loans versus $1.5 million, or 1.10% of loans outstanding at December 31, 2003. Two River had a non-accrual loan amounting to $94 thousand for the periods discussed above.

      Deposits increased by $20.8 million or 10.4% to $220.8 million at June 30, 2005 compared to December 31, 2004. Deposits rose to $200.0 million at December 31, 2004 from $141.0 million at December 31, 2003, an increase of $59.0 million, or 41.8%. These increases are primarily the result of gaining market share in our trade area.

      The following table provides information on our performance ratios for the dates indicated.

                                                    (Annualized)
                                                   At or For the
                                                  Six Months ended                   At or For the
                                                      June 30,                  Year ended December 31,
                                                                       ------------------------------------------
Performance Ratios:                                     2005              2004           2003           2002
                                                   ---------------     ------------    ----------    ------------
Return on average assets                                     0.75%           0.64%         0.84%           0.68%
Return on average shareholders' equity                       8.37%           8.08%         9.52%           6.15%
Average equity to average assets                             9.04%           7.88%         8.80%          11.06%
Dividend payout                                              0.00%           0.00%         0.00%           0.00%


                              Results of Operations

      Two River's principal source of revenue is net interest income, the difference between interest income on earning assets and interest expense on deposits and borrowings. Interest earning assets consist primarily of loans, investment securities and federal funds sold. Sources to fund interest earning assets consist primarily of deposits and borrowed funds. Two River's net income is also affected by its provision for loan losses, other income and other expenses. Other income consists primarily of service charges, commissions and fees, while other expenses are comprised of salaries and employee benefits, occupancy costs and other operating expenses.

                         Six Months Ended June 30, 2005
                   Compared to Six Months Ended June 30, 2004

Net Interest Income

      Interest income for the six months ended June 30, 2005, increased by $1.7 million, or 32.7% from the same 2004 period. Interest and fees on loans increased by $1.6 million or 35.6% to $6.1 million for the six months ended June 30, 2005 compared to $4.5 for the same 2004 period. This increase was primarily due to the growth experienced in our loan portfolio as new loan originations exceeded principal repayments. The average balance of the loan portfolio for the six months ended June 30, 2005, increased to $187.8 million compared to $144.0 million for the same 2004 period. The average annualized yield on the portfolio was 6.50% for the six months ended June 30, 2005 compared to 6.27% for the same period one year ago.

      Interest income on federal funds sold and other short term investments decreased by $11 thousand or 26.2% from $42 thousand recorded for the six months ended June 30, 2004, to $31 thousand for the six months ended June 30, 2005. For the six months ended June 30, 2005, federal funds sold and other short term investments had an average interest earning balance of $2.3 million with an average annualized yield of 2.77%. For the six months ended June 30, 2004, this category had average interest earning balances of $8.7 million with an average annualized yield of 0.97%. The increase in interest rates throughout 2005 accounted for the improvement in yield.

      Interest income on investment securities totaled $842 thousand for the six months ended June 30, 2005 compared to $635 thousand for the same period one year ago. For the six months ended June 30, 2005 investment securities had an average balance of $42.0 million with an average annualized yield of 4.05% compared to an average balance of $32.2 million with an average annualized yield of 3.97% for the six months ended June 30, 2004. The new purchases made during 2005 had higher yields than those securities existing in the portfolio. The new purchases accounted for the increase in the average yield in the portfolio.

      Interest expense on interest bearing liabilities amounted to $1.7 million for the six months ended June 30, 2005 compared to $1.2 million for the same 2004 period, an increase of $527 thousand, or 43.6%. During 2005 management employed several programs to attract new funds to Two River in order to fund the growth in the loan portfolio. These programs included interest bearing demand, savings deposits and certificates of deposits. The average balance of these accounts was $127.5 million for the six months ended June 30, 2005 compared to $104.9 million for the six months ended June 30, 2004, or an increase of $22.6 million or 21.5%. For the six months ended June 30, 2005, the average interest cost for all interest bearing liabilities was 2.00% compared to 1.70% for the six months ended June 30, 2004. The overall higher level of interest rates during 2005 along with management's strategy to increase the deposits accounted for this increase.

      The average balance of short term borrowings was $6.7 million with an average rate paid of 2.86% for the six months ended June 30, 2005 compared to an average balance of $663 thousand with an average rate paid of 0.91% for the comparable 2004 period. Management utilized its borrowing lines to fund the growth in the loan portfolio pending deposit inflows during 2005. The higher interest rate paid during 2005 resulted from overall market conditions.

      Net interest income increased $1.2 million, or 30.0% to $5.2 million for the six months ended June 30, 2005 compared to $4.0 million for the same 2004 period.

      This increase was due to changes in interest income and interest expense described previously. The net interest margin increased to 4.51% for the six months ended June 30, 2005 from 4.30% for the six months ended June 30, 2004. This increase is also attributed to the changes in interest income and interest expense previously discussed.

      The following table reflects, for the periods presented, the components of our net interest income, setting forth: (1) average assets, liabilities, and shareholders' equity, (2) interest income earned on interest-earning assets and interest expense paid on interest-bearing liabilities, (3) average yields earned on interest-earning assets and average rates paid on interest-bearing liabilities, (4) our net interest spread (i.e., the average yield on interest-earning assets less the average rate on interest-bearing liabilities), and (5) our yield on interest-earning assets.


                                              Six Months Ended June 30,2005         Six Months Ended June 30, 2004
                                           -----------------------------------   -----------------------------------
(dollars in thousands)                                   Interest                              Interest
                                            Average      Income/      Average     Average      Income/      Average
                                            Balance      Expense       Rate       Balance      Expense       Rate
                                           ---------    ---------    ---------   ---------    ---------    ---------
                                                          (Dollars in thousands, except percentages)
ASSETS
Interest Earning Assets:
  Federal funds sold                       $   2,254    $      31      2.77%     $   8,741    $      42      0.97%
  Investment securities                       41,972          842      4.05%        32,201          635      3.97%
  Loans (net of unearned income) (1) (2)     187,837        6,053      6.50%       143,968        4,489      6.27%
                                           ---------    ---------                ---------    ---------

      Total Interest Earning Assets          232,063        6,926      6.02%       184,910        5,166      5.62%
                                           ---------    ---------                ---------    ---------

Non-Interest Earning Assets:
 Allowance for loan losses                    (2,046)                               (1,550)
 All other assets                             16,122                                 9,736
                                           ---------                             ---------
      Total Assets                         $ 246,139                             $ 193,096
                                           =========                             =========

LIABILITIES & SHAREHOLDERS' EQUITY
Interest-Bearing Liabilities:
  NOW deposits                             $  26,414          131      1.00%     $  22,710           68      0.60%
  Savings deposits                            62,008          662      2.15%        58,059          603      2.09%
  Money market deposits                       32,510          244      1.51%        30,322          219      1.45%
  Time deposits                               39,079          531      2.74%        24,150          264      2.20%
  Repurchase agreements                        8,313           74      1.80%         7,021           53      1.52%
  Short-term borrowings                        6,690           95      2.86%           663            3      0.91%
                                           ---------    ---------                ---------    ---------

      Total Interest Bearing Liabilities     175,014        1,737      2.00%       142,925        1,210      1.70%
                                           ---------    ---------                ---------    ---------

Non-Interest Bearing Liabilities:
  Demand deposits                             47,619                                35,380
  Other liabilities                            1,257                                   866
                                           ---------                             ---------

      Total Non-Interest Bearing
         Liabilities                          48,876                                36,246
                                           ---------                             ---------

Shareholders' Equity                          22,249                                13,925
                                           ---------                             ---------

      Total Liabilities and Shareholders'
         Equity                            $ 246,139                             $ 193,096
                                           =========                             =========

NET INTEREST INCOME                                     $   5,189                             $  3,956
                                                        =========                             =========

NET INTEREST SPREAD (3)                                                4.02%                                 3.92%

NET INTEREST MARGIN(4)                                                 4.51%                                 4.30%


(1)   Included in interest income on loans are loan fees.
(2)   Includes non-performing loans.
(3) The interest rate spread is the difference between the weighted average yield on average interest earning assets and the weighted average cost of average interest bearing liabilities.
(4) The interest rate margin is calculated by dividing annualized net interest income by average interest earning assets.

Analysis of Changes in Net Interest Income

      The following table sets forth for the periods indicated a summary of changes in interest earned and interest paid resulting from changes in volume and changes in rates (in thousands):

                                                 Six Months Ended June 30, 2005
                                                  Compared to Six Months Ended
                                                         June 30, 2004
                                              ----------------------------------
                                                  Increase (Decrease) Due To
                                              ----------------------------------
                                              Volume        Rate           Net
                                              -------      -------      -------
                                                   (Dollars in thousands)
Interest Earned On:
    Federal funds sold                        $   (31)     $    20      $   (11)
    Investment securities                         192           15          207
    Loans (net of unearned income)              1,360          204        1,564
                                              -------      -------      -------

        Total Interest Income                   1,521          239        1,760
                                              -------      -------      -------

Interest Paid On:
    NOW deposits                                   11           52           63
    Savings deposits                               41           18           59
    Money market deposits                          16            9           25
    Time deposits                                 162          105          267
    Repurchase agreement                           10           11           21
    Short-term borrowings                          27           65           92
                                              -------      -------      -------

        Total Interest Expense                    267          260          527
                                              -------      -------      -------

        Net Interest Income                   $ 1,254      $   (21)     $ 1,233
                                              =======      =======      =======

      The change in interest due to both volume and rate has been allocated proportionally to both, based on their relative absolute values.

Provision for Loan Losses

      The provision for loan losses for the six months ended June 30, 2005, increased by $35 thousand or 14.4% to $278 thousand as compared to the same 2004 period. In management's opinion, the allowance for loan losses, totaling $2.2 million at June 30, 2005 is adequate to cover losses inherent in the portfolio. The amount of the provision is based upon management's evaluation of risk inherent in the loan portfolio. At June 30, 2005, Two River had a non-accrual loan for $94 thousand. Management will continue to review the need for additions to its allowance for loans based upon its monthly review of the loan portfolio, the level of delinquencies and general market and economic conditions.

Non-Interest Income

      For the six months ended June 30, 2005, non-interest income amounted to $563 thousand compared to $368 thousand for the same period one year ago. This increase of $195 thousand, or 53.0%, is primarily attributable to a higher level of new product service charges and a higher level of loan servicing fees attributable to the growth of Two River.

Non-Interest Expense

      The following table provides a summary of non-interest expense by category.

                                               Six months ended
                                                    June 30,                           %
                                            -----------------------    Increase     Increase
(dollars in thousands)                         2005         2004      (Decrease)   (Decrease)
                                            ----------   ----------   ----------   ----------
Salaries and employee benefits              $    2,178   $    1,782   $      396      22.2%
Occupancy and equipment expenses                   661          587           74      12.6%
Data processing fees                               125          112           13      11.6%
Outside service fees                               141          128           13      10.2%
Advertising and marketing expenses                 132           92           40      43.5%
Printing, stationery, and supplies                  50           46            4       8.7%
Audit and tax fees                                  48           36           12      33.3%
Legal fees and expenses                             30           25            5      20.0%
Other operating expenses                           644          489          155      31.7%
                                            ----------   ----------   ----------
Total non-interest expense                  $    4,009   $    3,297   $      712      21.6%
                                            ==========   ==========   ==========

      Non-interest expense for the six months ended June 30, 2005 increased $712 thousand or 21.6% to $4.0 million compared to $3.3 million for the same period one year ago. Salary and employee benefits increased $396 thousand or 22.2% as a result of additions to staff to support the growth of Two River along with higher salaries. Occupancy and equipment expense rose by $74 thousand, or 12.6%, primarily due to the opening of our eighth branch in November, 2004. Other operating expenses increased by $242 thousand, or 26.1% due to the opening of the new branch office and the general growth of our business. We anticipate continued significant increases in non-interest expense for the second half of 2005 and beyond, as we incur costs related to the expansion of our branch system and our lending activities, and ongoing efforts to penetrate our target markets.

Income Taxes

      Two River recorded income tax expense of $542 thousand for the six month period ended June 30, 2005 compared to $304 thousand for the six months ended June 30, 2004. The effective tax rate for the six months ended June 30, 2005 was 37.0% compared to 38.8% for the same 2004 period.

                          Year Ended December 31, 2004
                    Compared to Year Ended December 31, 2003

Net Income

      For the year ended December 31, 2004, net income increased to $1.3 million, or $0.36 per share for basic and $0.34 per share for diluted shares, compared to net income of $1.3 million, or $0.36 per share for basic and $0.34 per share for diluted shares in 2003.

      Our net income was primarily due to a $2.0 million, or 30.3%, increase in net interest income and a $242 thousand, or 41.9%, increase in non-interest income. The improvement in net interest income and non-interest income is attributable to our continued strong growth, which is made possible by establishing a sound foundation through the strategic utilization of our resources. During 2004, non-interest expenses increased to $7.0 million from $5.2 million, or 32.9%, as we opened two new offices, increased support staff and deployed other resources in order to continue our strategic plan. The results for the year ended December 31, 2004 were also fully taxable, as we had utilized the last of our remaining federal net operating loss carry-forwards during 2003.

Net Interest Income

      For the year ended December 31, 2004, we recognized net interest income of $8.7 million, as compared to $6.7 million for the year ended December 31, 2003. We achieved this increase by increasing our average balance of interest earning assets from $142.8 million to $198.9 million (a $56.1 million, or 39.3%, increase), while keeping our net interest spread and net interest margin relatively stable during a year of increasing interest rates.

      During 2004, our total interest income increased to $11.3 million from $8.4 million. This $2.9 million, or 34.0%, increase was driven entirely by increased volume, as volume-related increases in interest income of $3.0 million were partially offset by rate-related decreases of $200,000. Most of the volume-related increases came from our loan portfolio, which accounted for $2.4 million of the $3.0 million increase, as our average loans outstanding increased by $37.2 million, or 31.8%, from $117.0 million during 2003 to $154.2 million during 2004. Volume-related increases of $604,000 in investment securities interest income resulted from increased average balances amounting to $16.0 million, or an increase of 79.3%, during 2004. The average yield on our interest-earning assets decreased by 22 basis points to 5.66% for the year ended December 31, 2004 from 5.88% for the prior year.

      Total interest expense increased to $2.5 million for the 2004 period from $1.7 million for the 2003 period. This 45.9% increase in interest expense is primarily due to a $46.7 million increase in our average balance of interest-bearing liabilities, which increased to $151.4 million in 2004 from $104.6 million in 2003. Faced with steadily increasing interest rates during 2004, we priced and marketed our deposit products in a manner designed to obtain the increased funds we needed for loan growth without significantly shrinking our net interest margin. These efforts proved successful, as the average rate on our interest-bearing liabilities remained steady at 1.67% in 2004, compared to 1.66% in the prior year. Our need to pursue higher costing sources of funds, such as certificates of deposit, was diminished by our ability to grow non-interest bearing demand deposits and savings deposits, and the addition of $7.0 million in net proceeds resulting from our secondary capital offering.

      The following table reflects, for the periods presented, the components of our net interest income, setting forth: (1) average assets, liabilities, and shareholders' equity, (2) interest income earned on interest-earning assets and interest expense paid on interest-bearing liabilities, (3) average yields earned on interest-earning assets and average rates paid on interest-bearing liabilities, (4) our net interest spread (i.e., the average yield on interest-earning assets less the average rate on interest-bearing liabilities), and (5) our yield on interest-earning assets.

                                                                         Years ended December 31,
                                                                 2004                                 2003
                                                 -----------------------------------   -----------------------------------
                                                                            Average                               Average
                                                               Interest      rates                  Interest       rates
                                                  Average      income/      earned/     Average      income/       earned/
                                                  balance      expense       paid       balance      expense        paid
                                                 ---------    ---------    ---------   ---------    ---------    ---------
                                                                    (In thousands, except percentages)
ASSETS
Interest Earning Assets:
    Federal Funds Sold                           $   8,429    $     108        1.28%   $   5,615    $      65        1.16%
    Investment Securities                           36,292        1,443        3.98%      20,247          762        3.76%
    Loans (net of unearned income) (1) (2)         154,195        9,705        6.29%     116,975        7,574        6.47%
                                                 ---------    ---------                ---------    ---------

        Total Interest Earning Assets              198,916       11,256        5.66%     142,837        8,401        5.88%
                                                 ---------    ---------                ---------    ---------

Non-Interest Earning Assets:
    Allowance for Loan Loss                         (1,675)                               (1,279)
    All Other Assets                                10,972                                 7,828
                                                 ---------                             ---------

        Total Assets                             $ 208,213                             $ 149,386
                                                 =========                             =========

LIABILITIES & SHAREHOLDERS' EQUITY
Interest-Bearing Liabilities:
    NOW Deposits                                 $  24,507          147        0.60%   $  21,488          132        0.61%
    Savings Deposits                                62,637        1,314        2.10%      21,252          418        1.97%
    Money Market Deposits                           34,554          503        1.46%      25,104          381        1.52%
    Time Deposits                                   21,680          446        2.06%      26,341          649        2.46%
    Securities sold under agreements to
       repurchase                                    7,581          116        1.53%       9,357          143        1.53%
    Short-term Borrowings                              398            5        1.26%       1,090           12        1.10%
                                                 ---------    ---------                ---------    ---------

        Total Interest Bearing Liabilities         151,357        2,531        1.67%     104,632        1,735        1.66%
                                                 ---------    ---------                ---------    ---------

Non-Interest Bearing Liabilities:

    Demand Deposits                                 39,522                                30,872
    Other Liabilities                                  928                                   750
                                                 ---------                             ---------

        Total Non-Interest Bearing Liabilities      40,450                                31,622
                                                 ---------                             ---------

Shareholders' Equity                                16,406                                13,132
                                                 ---------                             ---------

        Total Liabilities and Shareholders'
             Equity                              $ 208,213                             $ 149,386
                                                 =========                             =========

NET INTEREST INCOME                                           $   8,725                             $   6,666
                                                              =========                             =========

NET INTEREST SPREAD (3)                                                        3.99%                                 4.22%

NET INTEREST MARGIN (4)                                                        4.39%                                 4.67%


(1)   Included in interest income on loans are loan fees.
(2)   Includes non-performing loans.
(3) The interest rate spread is the difference between the weighted average yield on average interest earning assets and the weighted average cost of average interest bearing liabilities.
(4) The interest rate margin is calculated by dividing annualized net interest income by average interest earning assets.

                                                      Year ended December 31,
                                                                2002
                                                 ---------------------------------
                                                                            Average
                                                               Interest      rates
                                                  Average      income/      earned/
                                                  balance      expense       paid
                                                 ---------------------------------
                                                 (In thousands, except percentages)
ASSETS
Interest Earning Assets:
    Federal Funds Sold                           $   6,755    $     110      1.63%
    Investment Securities                           17,220          916      5.32%
    Loans (net of unearned income) (1) (2)          80,211        5,565      6.94%
                                                 ---------    ---------

        Total Interest Earning Assets              104,186        6,591      6.33%
                                                 ---------    ---------

Non-Interest Earning Assets:
    Allowance for Loan Loss                           (864)
    All Other Assets                                 5,932
                                                 ---------

        Total Assets                             $ 109,254
                                                 =========

LIABILITIES & SHAREHOLDERS' EQUITY
Interest-Bearing Liabilities:
    NOW Deposits                                 $  14,343          134      0.93%
    Savings Deposits                                17,046          441      2.59%
    Money Market Deposits                           18,893          370      1.96%
    Time Deposits                                   17,332          510      2.94%
    Securities sold under agreements to
       repurchase                                    7,310          147      2.01%
    Short-term Borrowings                               --           --        --
                                                 ---------    ---------

        Total Interest Bearing Liabilities          74,924        1,602      2.14%
                                                 ---------    ---------

Non-Interest Bearing Liabilities:
    Demand Deposits                                 21,774
    Other Liabilities                                  477
                                                 ---------

        Total Non-Interest Bearing Liabilities      22,251
                                                 ---------

Shareholders' Equity                                12,079
                                                 ---------

        Total Liabilities and Shareholders'
             Equity                              $ 109,254
                                                 =========

NET INTEREST INCOME                                           $   4,989
                                                              =========

NET INTEREST SPREAD (3)                                                      4.19%

NET INTEREST MARGIN (4)                                                      4.79%


(1)   Included in interest income on loans are loan fees.
(2)   Includes non-performing loans.
(3) The interest rate spread is the difference between the weighted average yield on average interest earning assets and the weighted average cost of average interest bearing liabilities.
(4) The interest rate margin is calculated by dividing annualized net interest income by average interest earning assets.

Analysis of Changes in Net Interest Income

      The following table sets forth for the periods indicated the amounts of the total change in net interest income that can be attributed to changes in the volume of interest-bearing assets and liabilities and the amount of the change that can be attributed to changes in interest rates.

                                     Years ended December 31, 2004       Years ended December 31, 2003
                                         vs. December 31, 2003               vs. December 31, 2002
                                   --------------------------------    --------------------------------
                                                   Increase (decrease) due to change in
                                   --------------------------------------------------------------------
                                   Average      Average                Average     Average
                                    volume       rate        Net        volume       rate        Net
                                   --------    --------    --------    --------    --------    --------
                                            (In thousands)                      (In thousands)
Interest Earned On:
    Federal Funds Sold             $     33    $     10    $     43         (19)   $    (26)   $    (45)
    Investment Securities               604          77         681         161        (315)       (154)
    Loans (net of unearned fees)      2,410        (279)      2,131       2,551        (542)      2,009
                                   --------    --------    --------    --------    --------    --------

         Total Interest Income        3,047        (192)      2,855       2,693        (883)      1,810
                                   --------    --------    --------    --------    --------    --------

Interest Paid On:
    NOW Deposits                         19          (4)         15          67         (69)         (2)
    Savings Deposits                    814          82         896         109        (132)        (23)
    Money Market Deposits               143         (21)        122         122        (111)         11
    Time Deposits                      (115)        (88)       (203)        265        (126)        139
    Securities sold under
      agreements to repurchase          (27)         --         (27)         41         (45)         (4)
    Short-term Borrowing                 (8)          1          (7)         12          --          12
                                   --------    --------    --------    --------    --------    --------

         Total Interest Expense         826         (30)        796         616        (483)        133
                                   --------    --------    --------    --------    --------    --------

         Net Interest Income       $  2,221    $   (162)   $  2,059    $  2,077    $   (400)   $  1,677
                                   ========    ========    ========    ========    ========    ========

Provision for Loan Losses

      The provision we recorded for the year ended December 31, 2004 was $458,000, compared to $322,000 for the year ended December 31, 2003. The increase in the provision for 2004 was primarily due to higher loan growth in 2004 compared to 2003. Loan growth in 2004 was approximately $42 million compared to $30 million in 2003. In addition, the provision reflects management's assessment of economic conditions, credit quality and other risk factors inherent in the loan portfolio. The allowance for loan losses totaled $1.9 million, or 1.10% of total loans at December 31, 2004, compared to $1.5 million, or 1.10% of total loans, at December 31, 2003.

Non-Interest Income

      Non-interest income amounted to $820,000 for the year ended December 31, 2004, compared to $578,000 for the year ended December 31, 2003, an increase of $242,000, or 41.9%. The increase was primarily attributable to an increase in service fees on deposits and other loan servicing fees of $191,000, or 43.5%. The growth in service fees on deposits and other loan servicing fees reflects the growth in transaction account deposits and activity and increases in non-interest related loan fees resulting from strong loan demand in our market area.

Non-Interest Expense

      The following table provides a summary of non-interest expense by category for the years ended December 31, 2004 and 2003.

                                            Year ended
                                           December 31,                         %
                                     -----------------------    Increase     Increase
(dollars in thousands)                  2004         2003      (Decrease)   (Decrease)
                                     ----------   ----------   ----------   ----------
Salaries and employee benefits       $    3,773   $    2,637   $    1,136      43.1%
Occupancy and equipment expenses          1,367        1,117          250      22.4%
Data processing fees                        235          236           (1)     -0.4%
Outside service fees                        264          226           38      16.8%
Advertising and marketing expenses          236          156           80      51.3%
Printing, stationery, and supplies           96           70           26      37.1%
Audit and tax fees                           72           77           (5)     -6.5%
Legal fees and expenses                      52           30           22      73.3%
Other operating expenses                    874          695          179      25.8%
                                     ----------   ----------   ----------

Total non-interest expense           $    6,969   $    5,244   $    1,725      32.9%
                                     ==========   ==========   ==========

      Non-interest expense was $7.0 million in 2004, compared to $5.2 million during 2003, an increase of $1.7 million, or 32.9%. The increase was generally attributable to our growth, and included a $1.2 million, or 43.1%, increase in salaries and employee benefits and a $250,000, or 22.4%, increase in occupancy and equipment expenses. The number of our full-time equivalent employees increased from 45 at December 31, 2002 to 60 at December 31, 2003 to 73 at December 31, 2004, as we added support personnel necessary to handle our growth in business and our branch expansion. Our 2004 employee expenses include the full year expense associated with the opening of two new branch offices, and the addition of employees late in the year as we prepared for the opening of another branch during the fourth quarter of 2004. Occupancy and equipment expenses and other operating expenses increased due to the opening of the new branch offices and the general growth of our business.

      We anticipate continued significant increases in non-interest expense in 2005 and beyond, as we incur costs related to the expansion of our branch system and our lending activities, and ongoing efforts to penetrate our target markets.

Income Tax Expenses

      For the year ended December 31, 2004, we recorded $793,000 in income tax expense, compared to $428,000 for the year ended December 31, 2003. The effective tax rate for 2004 was 37.4%, compared to 25.5% for 2003. During the year ended December 31, 2003 we utilized the last of our remaining federal net operating loss carry-forwards that originated during our Bank's start-up period.

                          Year Ended December 31, 2003
                    Compared to Year Ended December 31, 2002

Net Income

      For the year ended December 31, 2003, net income increased to $1.3 million or $0.36 per share for basic and $0.34 per share for diluted earnings, compared to net income of $743,000 or $0.21 per share for both basic and diluted shares for the same period in 2002.

      The increase in net income was primarily due to a $1.7 million, or 34.0% increase in net interest income. The improvement in net interest income is attributable to our continued strong growth.

Net Interest Income

      For the year ended December 31, 2003, we recognized net interest income of $6.7 million as compared to $5.0 million for the year ended December 31, 2002. The increase in net interest income for the year ended December 31, 2003, as compared to the year ended December 31, 2002, was largely due to an increase in the average balance of interest earning assets, which increased $38.6 million, or 37.0%, to $142.8 million from $104.2 million. The increase reflects an increase in average loans outstanding of $36.8 million, or 45.9% and an increase in average investment securities of $3.0 million, or 17.4% over the 2002 period, and was partially offset by a decrease of $1.2 million, or 17.6% in average federal funds sold.

      Primarily as a result of the increase in the average balance of interest earning assets, our interest income increased to $8.4 million for the year ended December 31, 2003, from $6.6 million for the year ended December 31, 2002. The improvement in interest income was primarily due to volume-related increases in income from the loan portfolio of $2.6 million and volume-related increases in income of $161,000 in the investment securities portfolio, partially offset by volume-related decreases in income of $19,000 in federal funds sold. In addition to the net volume-related increases, rate-related decreases amounting to $883,000 resulted as the average yield on our interest-earning assets decreased to 5.88% for the year ended December 31, 2003 from 6.33% for the prior year.

      Total interest expense increased 8.3% to $1.7 million for the 2003 period from $1.6 million for the 2002 period. The increase in interest expense is primarily related to the increase in the average balance of interest-bearing liabilities, which increased $29.7 million to $104.6 million for the 2003 period compared to $74.9 million for the 2002 period. Volume-related increases in interest expense accounted for $616,000 of increased expense and was partially offset by $483,000 attributable to net rate-related decreases in interest expense. The volume related increases in interest-bearing liabilities were the result of marketing and pricing decisions made by management in response to the need for cost effective sources of funds, primarily to fund loan growth. These decisions, along with market rate decreases on deposits in 2003 over 2002, resulted in the decrease in the cost of interest-bearing liabilities to 1.66% for the 2003 period from 2.14% for the 2002 period.

      Please refer to the Average Balance Sheet on pages 94 and 95 and the Rate/Volume Analysis on page 96 comparing the years ended December 31, 2003 and 2002.

Provision for Loan Losses

      The provision we recorded for the year ended December 31, 2003 was $322,000 compared to $491,000 for the year ended December 31, 2002. The provision is the result of our review of several factors. Two River had no loan charge-offs during the period ended December 31, 2003 compared to $1,000 for the same prior year period. The decrease in the provision for 2003 was primarily due to less loan growth in 2003 compared to 2002. Loan growth in 2003 was approximately $30 million compared to $42 million in 2002. The provision also reflects management's assessment of economic conditions, credit quality and other risk factors inherent in the loan portfolio. The allowance for loan losses totaled $1.5 million, or 1.10% of total loans at December 31, 2003, compared to $1.1 million, or 1.10% of total loans, at December 31, 2002.

Non-Interest Income

      Non-interest income amounted to $578,000 for the year ended December 31, 2003, compared to $474,000 for the year ended December 31, 2002, an increase of $104,000, or 21.9%. The increase was primarily attributable to an increase in service fees on deposits and other fees and commissions of $123,000, or 27.0%. The growth in service fees on deposits and other fees and commissions reflects the growth in transaction account deposits and activity and increases in non-interest related loan fees.

Non-Interest Expense

      The following table provides a summary of non-interest expense by category for the two years ended December 31, 2003 and 2002.

                                           Year ended
                                           December 31,                             %
                                     -----------------------    Increase        Increase
(dollars in thousands)                  2003         2002      (Decrease)      (Decrease)
                                     ----------   ----------   ----------      ----------
Salaries and employee benefits       $    2,637   $    2,008   $      629         31.3%
Occupancy and equipment expenses          1,117          866          251         29.0%
Data processing fees                        236          223           13          5.8%
Outside service fees                        226          185           41         22.2%
Advertising and marketing expenses          156          142           14          9.9%
Printing, stationery, and supplies           70          107          (37)       -34.6%
Audit and tax fees                           77           81           (4)        -4.9%
Legal fees and expenses                      30           21            9         42.9%
Other operating expenses                    695          493          202         41.0%
                                     ----------   ----------   ----------

Total non-interest expense           $    5,244   $    4,126   $    1,118         27.1%
                                     ==========   ==========   ==========

      Non-interest expense amounted to $5.2 million for the year ended December 31, 2003, compared to $4.1 million for the year ended December 31, 2002, an increase of $1.1 million, or 26.8%. The increase was due primarily to increases in employment expenses as well as increases in occupancy expenses, equipment expenses and other costs generally attributable to our growth. Of this increase, employment costs increased $629,000, or 31.3%, and reflected increases in the number of employees from 45 full-time equivalents at December 31, 2002 to 60 full-time equivalents at December 31, 2003. The increase in personnel is attributable to the acquisition of support personnel required due to our growth and preparations for the opening of two new branch offices at the end of 2003 and early 2004 and the full year expenses associated with the opening of two new branch offices during the second half of 2002.

      Occupancy and equipment expenses increased $251,000, or 29.0%, to $1.1 million for the year ended December 31, 2003. The increase was attributable to the opening of two new branch offices and a new Operations Department location since the second half of 2002, which resulted in increased lease expense and increased maintenance costs.

      All other operating expenses increased $238,000, or 18.3% to $1.5 million for the year ended December 31, 2003 from $1.3 million for the year ended December 31, 2002.

      We anticipate that the expense of our expanding branch system, combined with increased expenses associated with our expanding lending activities, as well as increased costs associated with our ongoing efforts to penetrate our target markets, will continue to increase non-interest expense next year.

Income Tax Expenses

      For the year ended December 31, 2003, we recorded $428,000 in income tax expense compared to $103,000 for the year ended December 31, 2002. The effective tax rate for 2003 was 25.5% compared to 12.2% in 2002. In 2003, we utilized the last of our remaining federal net operating loss carryforwards that originated during Two River's start up period. In 2002, such benefits were greater.

                               Financial Condition

                   June 30, 2005 Compared to December 31, 2004
                 December 31, 2004 Compared to December 31, 2003

General

      Total assets increased to $258.5 million at June 30, 2005, compared to $235.5 million at December 31, 2004, an increase of $23.0 million, or 9.8%. This growth is primarily attributable to an increase in loans outstanding of $24.4 million, or 13.9% from $176.0 million recorded at December 31, 2004 to $200.4 million for June 30, 2005. For the same periods, investment securities decreased by $4.4 million, or 10.1%. Maturing securities were used to help fund the growth in the loan portfolio over the first six months of 2005.

      At December 31, 2004, our total assets were $235.5 million, an increase of $66.6 million, or 39.4%, over total 2003 year-end assets of $168.9 million. At December 31, 2004, our total loans were $176.0 million, an increase of $42.2 million, or 31.5%, from the $133.8 million reported at December 31, 2003. Investment securities increased to $43.7 million at December 31, 2004, from $27.3 million at December 31, 2003, an increase of $16.4 million, or 60.1%. At December 31, 2004 we had $5.1 million of federal funds sold compared to no Fed funds sold at December 31, 2003. Our fixed assets increased by $1.0 million, or 71.4%, to $2.4 million at December 31, 2004 from $1.4 million at December 31, 2003 as a result of our branch expansion. In the last quarter of 2004, we invested $3.5 million in Bank Owned Life Insurance.

Liabilities

      Deposits are the primary source of funds used by Two River in lending and for general corporate purposes. In addition to deposits, Two River may derive funds from principal repayments on loans, the sale of loans and securities designated as available for sale, maturing investment securities and borrowing from financial intermediaries. The level of deposit liabilities may vary significantly and are dependent upon prevailing interest rates, money market conditions, general economic conditions and competition. Two River's deposits consist of checking, savings and money market accounts along with certificates of deposit and individual retirement accounts. Deposits are obtained from individuals, partnerships, corporations, unincorporated businesses and non-profit organizations throughout our market area. We attempt to control the flow of deposits primarily by pricing our deposit offerings to be competitive with other financial institutions in our market area but not necessarily offering the highest rate.

      At June 30, 2005, total deposits amounted to $220.8 million reflecting an increase of $20.8 million or 10.4% from December 31, 2004. We had total deposits of $200.0 million at December 31, 2004, an increase of $59.0 million, or 41.8%, over total deposits of $141.0 million at December 31, 2003. Deposits are our primary source of funds. The deposit growth during 2004 was primarily due to the expansion and maturation of our branch system. We also generated a significant increase in savings account deposits through promotional activities at our branches, which were targeted to gain market penetration as we expanded our branch office network. Savings deposits represented 34.7% of our total deposits at December 31, 2004, up from 23.7% at December 31, 2003. Banks generally prefer to increase non-interest bearing deposits, as this lowers the institution's costs of funds. We increased our non-interest bearing deposits from $33.4 million at December 31, 2003 to $49.0 million at December 31, 2004, and our non-interest bearing deposits represented 24.5% of our total deposits at year-end 2004, up from 23.7% at year-end 2003.

      Two River's short-term borrowing position was $5.0 million at June 30, 2005, the same level recorded at December 31, 2004. Short-term borrowings at December 31, 2004 were $5.0 million compared to $6.8 million at the year-ended December 31, 2003.

Securities Portfolio

      We maintain an investment portfolio to fund increased loans or decreased deposits and other liquidity needs and to provide an additional source of interest income. The portfolio is composed of obligations of the U.S. government and agencies, government-sponsored entities, and a limited amount of corporate debt securities.

      Two River accounts for its investment securities in accordance with Statement of Financial Accounting Standards (SFAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities. This standard requires, among other things, that debt and equity securities be classified as available-for-sale or held-to-maturity. Management determines the appropriate classification at the time of purchase. Based on an evaluation of the probability of the occurrence of future events, Two River determines if it has the ability and intent to hold the investment securities to maturity, in which case it classifies them as held-to-maturity. All other investments are classified as available-for-sale.

      Securities classified as available-for-sale must be reported at fair value, with unrealized gains and losses excluded from earnings and reported as a separate component, net of taxes. Gains or losses on the sales of securities available-for-sale are recognized upon realization utilizing the specific identification method. The net effect of unrealized gains or losses, caused by marking an available-for-sale portfolio to market, could cause fluctuations in the level of undivided profits and equity-related financial ratios as market interest rates cause the fair value of fixed-rate securities to fluctuate.

      Securities classified as held-to-maturity are carried at cost, adjusted for amortization of premium and accretion of discount over the terms of the maturity in a manner that approximates the interest method.

      Investments totaled $39.2 million at June 30, 2005 compared to $43.7 million at December 31, 2004, a decrease of $4.5 million, or 10.3%. Maturing securities were used to help fund the growth in the loan portfolio over the first six months of 2005. During 2004, investments securities increased by $16.4 million, or 60.1% from the December 31, 2003 level of $27.3 million. The increase in investment securities resulted from deposit growth in excess of our loan growth. For the six months ended June 30, 2005 and the years ended December 31, 2004 and 2003, no gains from the sales of securities were recorded. At June 30, 2005 and December 31, 2004, Two River had no federal funds sold as deposit growth was used to fund the loan portfolio.

      The following table sets forth the carrying value of the securities portfolio as of June 30, 2005 and December 31, 2004, 2003 and 2002 (in thousands).

                                                      Carrying value
                                           -------------------------------------
                                                             December 31,
                                           June 30,  ---------------------------
                                             2005      2004      2003      2002
                                           -------   -------   -------   -------
Investment securities
available-for-sale:
     U.S. Government treasury securities   $    --   $    --   $   501   $   509
     U.S. Government agency securities      17,154    19,347     8,512       527
     Municipal securities                    1,086     1,074     1,565        --
     Mortgage backed securities             15,348    18,083    15,415    13,614
     Corporate debt securities and other     1,371     1,372     1,310       893
                                           -------   -------   -------   -------

                                           $34,959   $39,876   $27,303   $15,543
                                           =======   =======   =======   =======

Investment securities
held-to-maturity:
     U.S. Government agency securities     $ 1,000   $ 1,000   $    --   $    --
     Municipal securities                    3,269     2,840        --        --
                                           -------   -------   -------   -------

                                           $ 4,269   $ 3,840   $    --   $    --
                                           =======   =======   =======   =======

      The contractual maturity distribution and weighted average yield's, calculated on the basis of the stated yields to maturity, taking into account applicable premiums or discounts, of the securities portfolio at June 30, 2005 and December 31, 2004 is as follows. Securities available-for-sale are carried at amortized cost in the table for purposes of calculating the weighted average yield.


(dollars in thousands)                                          June 30, 2005
                                          ------------------------------------------------------------
                                               Available-for-sale             Held-to-maturity
                                          ----------------------------- -------------------------------
                                          Amortized   Fair    Weighted  Amortized   Fair    Weighted
                                             cost     value   avg yield    cost     value   avg yield
                                           -------   -------  ---------  -------   -------  ---------
Investment securities:
    Due in one year or less                $ 4,959   $ 4,919     3.79%   $    --   $    --       --
    Due after one year through 5 years      18,381    18,214     3.88%     1,000       987     3.12%
    Due after 5 years through 10 years       9,341     9,268     4.69%       656       655     3.72%
    Due after 10 years                       2,560     2,558     4.82%     2,613     2,643     4.32%
                                           -------   -------             -------   -------

                                           $35,241   $34,959     4.15%   $ 4,269   $ 4,285     3.95%
                                           =======   =======             =======   =======

(dollars in thousands)                                         December 31, 2004
                                          ------------------------------------------------------------
                                               Available-for-sale             Held-to-maturity
                                          ----------------------------- -------------------------------
                                          Amortized   Fair    Weighted  Amortized   Fair    Weighted
                                             cost     value   avg yield    cost     value   avg yield
                                           -------   -------  ---------  -------   -------  ---------
Investment securities:
    Due in one year or less                $ 5,512   $ 5,474     3.84%   $    --   $    --       --
    Due after one year through 5 years      20,423    20,307     3.92%     1,610     1,603     3.47%
    Due after 5 years through 10 years       9,841     9,744     4.53%       531       528     3.51%
    Due after 10 years                       4,368     4,351     4.70%     1,699     1,706     4.39%
                                           -------   -------             -------   -------

                                           $40,144   $39,876     4.15%   $ 3,840   $ 3,837     3.88%
                                           =======   =======             =======   =======

Loan Portfolio

      The following table summarizes total loans outstanding by loan category and amount on the dates indicated.

                                                                  December 31,
                                  June 30,          ------------------------------------------
                                    2005                   2004                   2003
                             -------------------    -------------------    -------------------
                              Amount    Percent      Amount    Percent      Amount    Percent
                             --------   --------    --------   --------    --------   --------
                                           (in thousands, except for percentages)
Commercial and industrial    $ 48,495       24.2%   $ 44,128       25.1%   $ 37,628       28.1%
Real estate - construction     41,071       20.5%     27,631       15.7%     17,849       13.4%
Real estate - commercial       94,702       47.2%     90,168       51.2%     66,818       49.9%
Real estate - residential       1,905        1.0%        318        0.2%        325        0.3%
Consumer                       14,192        7.1%     13,673        7.7%     11,154        8.3%
Other                              57        0.0%        150        0.1%         36        0.0%
                             --------   --------    --------   --------    --------   --------

          Total loans        $200,422      100.0%   $176,068      100.0%   $133,810      100.0%
                             ========   ========    ========   ========    ========   ========

                                                       December 31,
                             -----------------------------------------------------------------
                                    2002                   2001                   2000
                             -------------------    -------------------    -------------------
                              Amount    Percent      Amount    Percent      Amount    Percent
                             --------   --------    --------   --------    --------   --------
                                        (in thousands, except for percentages)
Commercial and industrial    $ 27,599       26.5%   $ 17,930       29.3%   $  9,871       45.5%
Real estate - construction     12,439       11.9%      3,736        6.1%        210        1.0%
Real estate - commercial       51,940       49.8%     30,087       49.2%      7,992       36.8%
Real estate - residential         919        0.9%      1,294        2.1%        748        3.4%
Consumer                       11,269       10.8%      8,042       13.1%      2,857       13.2%
Other                             120        0.1%        103        0.2%         25        0.1%
                             --------   --------    --------   --------    --------   --------

          Total loans        $104,286      100.0%   $ 61,192      100.0%   $ 21,703      100.0%
                             ========   ========    ========   ========    ========   ========

      For the six months ended June 30, 2005, net loans increased by $24.1 million or 13.8% to $198.2 million from their December 31, 2004 level of $174.1 million. This growth was primarily recorded in the real estate construction portfolio which increased by $13.5 million, or 48.9% from $27.6 million to $41.1 million. Commercial and industrial loans rose by $4.4 million, or 10.0% from $44.1 million recorded at December 31, 2004 compared to $48.5 at June 30, 2005.

      For the year ended December 31, 2004, net loans increased by $41.8 million, or 31.6% from $132.3 million recorded at December 31, 2003 compared to $174.1 million at December 31, 2004. The growth was primarily recorded in commercial real estate loans and real estate construction loans. These categories rose by $23.3 million, or 34.9% and $9.8 million, or 55.1%, respectively, from their December 31, 2003 levels of $66.8 million and $17.8 million, respectively.

      The increase in the commercial real estate and real estate construction loan portfolios is largely the result of the relatively low rate environment on the local business market and our loan marketing efforts.

      The following table sets forth the aggregate maturities of loans net of unearned discounts and deferred loan fees, in specified categories and the amount of such loans which have fixed and variable rates as of June 30, 2005 and December 31, 2004.

(in thousands)
                            Within 1    1 to 5     After 5
As of June 30, 2005           year       years      years      Total
                            --------   --------   --------   --------
Commercial and industrial   $ 36,918   $  8,593   $  2,984   $ 48,495
Construction                  36,387      1,856      2,828     41,071
                            --------   --------   --------   --------

       Total                $ 73,305   $ 10,449   $  5,812   $ 89,566
                            ========   ========   ========   ========

Fixed rate loans                                             $ 23,048
Variable rate loans                                            66,518
                                                             --------

       Total                                                 $ 89,566
                                                             ========

(in thousands)
                            Within 1    1 to 5     After 5
As of December 31, 2004       year       years      years      Total
                            --------   --------   --------   --------
Commercial and industrial   $ 30,832   $ 10,232   $  3,064   $ 44,128
Construction                  24,955      2,525        151     27,631
                            --------   --------   --------   --------

       Total                $ 55,787   $ 12,757   $  3,215   $ 71,759
                            ========   ========   ========   ========

Fixed rate loans                                             $ 18,304
Variable rate loans                                            53,455
                                                             --------

       Total                                                 $ 71,759
                                                             ========

                                  Asset Quality

Non-Performing Loans

      Loans are considered to be non-performing if they are on a non-accrual basis, past due 90 days or more, or have been renegotiated to provide a reduction of or deferral of interest or principal because of a weakening in the financial positions of the borrowers. Loans are placed on non-accrual when a loan is specifically determined to be impaired or when principal or interest is delinquent for 90 days or more. Any unpaid interest previously accrued on those loans is reversed from income. Interest income generally is not recognized on specific impaired loans unless the likelihood of further loss is remote. Interest payments received on such loans are applied as a reduction of the loan principal balance. Interest income on other non-accrual loans is recognized only to the extent of interest payments received. At June 30, 2005 and December 31, 2004, Two River had a $94 thousand non-accrual loan.

Potential Problem Loans ("Watch List")

      In addition to non-performing loans and loans past due 90 days or more and still accruing interest, Two River maintains a list of loans where management has identified problems which potentially could cause such loans to be placed on non-accrual status in future periods. Loans on this watch list are subject to heightened scrutiny and more frequent review by management. The balance of potential problem loans at June 30, 2005 and December 31, 2004 totaled approximately $1.1 million and 1.7 million, respectively.

Allowance for Loan Losses

      The following table summarizes our allowance for loan losses for the six months ended June 30, 2005 and for each of the five years ended December 31, 2004.

                                           Year ended
                                            June 30,       December 31,
                                            --------   -------------------
                                              2005       2004        2003
                                            --------   --------   --------
                                          (in thousands, except percentages)

      Balance at beginning of period        $  1,927   $  1,469   $  1,147
      Provision charged to expense               278        458        322
      Charge-offs                                 --         --         --
                                            --------   --------   --------

      Balance of allowance at end of year   $  2,205   $  1,927   $  1,469
                                            ========   ========   ========

   Ratio of net charge-offs to average
        loans outstanding                       0.00%      0.00%      0.00%

   Balance of allowance at year-end as
        a percent of loans at year-end          1.10%      1.10%      1.10%

                                                Years ended December 31,
                                           ---------------------------------
                                             2002         2001        2000
                                           --------     --------    --------
                                           (in thousands, except percentages)

   Balance at beginning of period          $    657     $    261    $     --
   Provision charged to expense                 491          396         261
   Charge-offs                                   (1)          --          --
                                           --------     --------    --------

   Balance of allowance at end of year     $  1,147     $    657    $    261
                                           ========     ========    ========

   Ratio of net charge-offs to average
        loans outstanding                      0.00%        0.00%       0.00%

   Balance of allowance at year-end as a
        percent of loans at year-end           1.10%        1.07%       1.20%

      The allowance for loan losses is a valuation reserve available for losses incurred or expected on extensions of credit. Credit losses primarily arise from Two River's loan portfolio, but may also be derived from other credit related sources including commitments to extend credit. Additions are made to the allowance through periodic provisions which are charged to expense. All losses of principal are charged to the allowance when incurred or when a determination is made that a loss is expected. Subsequent recoveries, if any, are credited to the allowance.

      We attempt to maintain an allowance for loan losses at a sufficient level to provide for probable losses in the loan portfolio. Loan losses are charged directly to the allowance when they occur and any recovery is credited to the allowance. Risks within the loan portfolio are analyzed on a continuous basis by our officers, by outside independent loan review auditors, by our Directors Loan Committee, and by the board of directors. A risk system, consisting of multiple grading categories, is utilized as an analytical tool to assess risk and set appropriate reserves. Along with the risk system, management further evaluates risk characteristics of the loan portfolio under current economic conditions and considers such factors as the financial condition of the borrower, past and expected loss experience, and other factors management feels deserve recognition in establishing an appropriate reserve. Additions to the allowance are made by provisions charged to expense and the allowance is reduced by net charge-offs (i.e., loans judged to be un-collectible and charged against the reserve, less any recoveries on such loans). Although management attempts to maintain the allowance at a level deemed adequate, future additions to the allowance may be necessary based upon changes in market conditions, either generally or specific to our area, or changes in the circumstances of particular borrowers. In addition, various regulatory agencies periodically review Two River's allowance for loan losses. These agencies may require Two River to take additional provisions based on their judgments about information available to them at the time of their examination.

Allocation of the Allowance for Loan Losses

      The following table sets forth the allocation of the allowance for loan losses by category of loans and the percentage of loans in each category to total loans at June 30, 2005 and December 31, 2004, 2003, 2002, 2001 and 2000
(dollars in thousands).


                                                              December 31,
                                                ------------------------------------------
                           June 30, 2005               2004                    2003
                         -------------------    -------------------    -------------------
                                    Percent                Percent                Percent
                                      of                     of                     of
                                     Loans                  Loans                  Loans
                                    to total               to total               to total
                          Amount     loans       Amount     loans       Amount     loans
                         --------   --------    --------   --------    --------   --------
Balance applicable to:
----------------------

Commercial and
     industrial          $    629       24.2%   $    569       25.1%   $    484       28.1%
Real estate -
     construction             449       20.5%        300       15.7%        194       13.4%
Real estate -
     commercial               988       47.2%        938       51.2%        693       49.9%
Real estate -
     residential               16        1.0%          3        0.2%          3        0.3%
Consumer                      123        7.1%        117        7.7%         95        8.3%
Other                          --        0.0%         --        0.1%         --        0.0%
                         --------   --------    --------   --------    --------   --------

Total                    $  2,205      100.0%   $  1,927      100.0%   $  1,469      100.0%
                         ========   ========    ========   ========    ========   ========
                                                    December 31,
                         -----------------------------------------------------------------
                                2002                    2001                   2000
                         -------------------    -------------------    -------------------
                                    Percent                Percent                Percent
                                      of                     of                     of
                                     Loans                  Loans                  Loans
                                    to total               to total               to total
                          Amount     loans       Amount     loans       Amount     loans
                         --------   --------    --------   --------    --------   --------
Balance applicable to:
----------------------

Commercial and
     industrial          $    360       26.5%   $    229       29.3%   $    137       45.5%
Real estate -
     construction             137       11.9%         40        6.1%          2        1.0%
Real estate -
     commercial               545       49.8%        310       49.2%         89       36.8%
Real estate -
     residential                8        0.9%         10        2.1%          7        3.4%
Consumer                       97       10.8%         68       13.1%         26       13.2%
Other                          --        0.1%         --        0.2%         --        0.1%
                         --------   --------    --------   --------    --------   --------

Total                    $  1,147      100.0%   $    657      100.0%   $    261      100.0%
                         ========   ========    ========   ========    ========   ========

Bank-Owned Life Insurance

      During 2004, Two River invested in $3.5 million of bank-owned life insurance. Two River invests in bank-owned life insurance as a source of funding for employee benefit expenses. Bank-owned life insurance involves purchasing of life insurance by the bank on a chosen group of officers. The bank is owner and beneficiary of the policies. Increases in the cash surrender value of this investment is recorded in other income in the statements of income.

Premises and Equipment

      Premises and equipment totaled $2.3 million, and $2.4 million and $1.4 million at June 30, 2005, and December 31, 2004 and 2003, respectively. The $1 million increase in the bank's investment in premises and equipment in 2004 over 2003 was due to two new branch facilities opened in 2004.

Deposits

      Deposits are our primary source of funds. The deposit growth experienced since our inception was primarily due to the expansion and maturation of our branch system. We also generated significant increases in our deposit and customer base through promotional activities at our branches, which were targeted to gain market penetration as we expanded our branch office network.

      One of our primary strategies is the accumulation and retention of core deposits. Core deposits consist of all deposits, except certificates of deposits in excess of $100,000. Total deposits increased $20.8 million, or 10.4% from December 31, 2004, to their June 30, 2005 level of $220.8 million. Total deposits rose $59.0 million, or 41.8% to $200.0 million at December 31, 2004 from $141.0 million at December 31, 2003.

      Core deposits at June 30, 2005 accounted for 87.0% of total deposits compared to 94.2% at December 31, 2004. During 2005, we marketed a certificate of deposit program in our local market area for the purpose of increasing deposits to fund the loan portfolio. This program accounted for the decline in the core deposit ratio. At December 31, 2003, core deposits totaled 88.4% of total deposits.

      The following table reflects the average balances and average rates paid on deposits for the six months ended June 30, 2005 and for the years ended December 31, 2004, 2003 and 2002.

                                                                  Years ended December 31,
                             June 30,          -----------------------------------------------------------------
                               2005                   2004                   2003                  2002
                        -------------------    -------------------    -------------------    -------------------
                        Average    Average     Average    Average     Average    Average     Average    Average
                        Balance      Rate      Balance      Rate      Balance      Rate      Balance      Rate
                        --------   --------    --------   --------    --------   --------    --------   --------
                                                       (in thousands, except percentages)
Non-interest bearing
    demand              $ 47,619       0.00%   $ 39,522       0.00%   $ 30,872       0.00%   $ 21,774       0.00%
Interest-bearing
    demand (NOW)          26,414       1.00%     24,507       0.60%     21,488       0.61%     14,343       0.93%
Savings deposits          62,008       2.15%     62,637       2.10%     21,252       1.97%     17,046       2.59%
Money Market Deposits     32,510       1.51%     34,554       1.46%     25,104       1.52%     18,893       1.96%
Time deposits             39,079       2.74%     21,680       2.06%     26,341       2.46%     17,332       2.94%
                        --------               --------               --------               --------

         Total          $207,630       1.52%   $182,900       1.32%   $125,057       1.26%   $ 89,388       1.63%
                        ========               ========               ========               ========

      The following table sets forth a summary of the maturities of certificates of deposit $100,000 and over at June 30, 2005 and December 31, 2004 (in thousands).

                                                 June 30, 2005     December 31, 2004
                                               -----------------   -----------------
       Due in three months or less             $          12,589   $           5,839
       Due over three months through twelve
       months                                             13,707               4,375
                                               -----------------   -----------------
       Due over one year through three years               2,400               1,335
                                               -----------------   -----------------
               Total certificates of deposit   $          28,696   $          11,549
                                               =================   =================

Short-Term Borrowings

      Two River utilizes its membership with Atlantic Central Bankers Bank borrow funds through its federal funds borrowing line in an amount up to $5.0 million. These borrowings are priced on a daily basis. We also maintain a secured borrowing line with the Federal Home Loan Bank of New York in an amount of up to $11.1 million.

      Borrowings are summarized as following:

                                                                     Year ended December 31,
                                                          June 30,   ----------------------
                                                            2005       2004          2003
                                                          --------   --------      --------
        Federal funds purchased and short-term advances
             Balance at end of period                     $  5,000   $  5,000      $  6,784
             Average during the year                         6,690        398         1,090
             Maximum month-end balance                       8,000      8,078         6,784

             Weighted average rate during the year            2.86%      1.29%         1.10%
             Weighted average rate at end of period           3.18%      2.44%         1.07%


      Two River had no federal funds purchased or short-term advances for the year ended December 31, 2002.

Repurchase Agreements

      Securities sold under agreements to repurchase, which are classified as secured borrowings, generally mature within one to four days from the transaction date. Securities sold under agreements to repurchase are reflected as the amount of cash received in connection with the transaction. Two River may be required to provide additional collateral based on the fair value of the underlying securities.

                                       June 30,      Year ended December 31,
(dollars in thousands)                   2005       2004       2003       2002
                                       -------    -------    -------    -------

Balance at end of period               $ 8,685    $ 7,761    $ 6,455    $ 9,396
Average during the year                  8,313      7,581      9,357      7,310
Maximum month-end balance                9,801      9,549     11,810      9,429

Weighted average rate during the year     1.80%      1.53%      1.53%      2.01%
Weighted average rate at end of period    1.82%      1.54%      1.53%      1.59%

Liquidity

      Liquidity defines the ability of Two River to generate funds to support asset growth, meet deposit withdrawals, maintain reserve requirements and otherwise operate on an ongoing basis. An important component of a bank's asset and liability management structure is the level of liquidity which is available to meet the needs of its customers and requirements of creditors. The liquidity needs of Two River are primarily met by cash on hand; Two River's federal funds sold position, maturing investment securities and short-term borrowings on a temporary basis. Two River invests the funds not needed to meet its cash requirements in overnight federal funds sold. With adequate deposit inflows over the past six months coupled with the above mentioned cash resources, management is maintaining short-term assets which is believed to be adequate.

Contractual Obligations

         In the normal course of business we become party to various outstanding contractual obligations that will require future cash outflows. The following table sets forth our contractual obligations outstanding as of June 30, 2005 and December 31, 2004:


(in thousands)
                                                          Less than      One to        Four to     After five
                                              Total       one year     three years    five years      years
                                           -----------   -----------   -----------   -----------   -----------
As of June 30, 2005
----------------------------------------
Minimum annual rentals on
    noncancellable operating leases        $     2,072   $       462   $       867   $       593   $       150
Remaining contractual maturities of time
    deposits                                    52,624        43,480         8,928           216            --
                                           -----------   -----------   -----------   -----------   -----------

                                           $    54,696   $    43,942   $     9,795   $       809   $       150
                                           ===========   ===========   ===========   ===========   ===========

As of December 31, 2004
----------------------------------------
Minimum annual rentals on noncancellable   $     2,098   $       432   $       849           586   $       231
    operating leases
Remaining contractual maturities of time
    deposits                                    18,997        14,241         4,492           264            --
                                           -----------   -----------   -----------   -----------   -----------

                                           $    21,095   $    14,673   $     5,341   $       850           231
                                           ===========   ===========   ===========   ===========   ===========

Off-Balance Sheet Arrangements

      Two River's financial statements do not reflect off-balance sheet arrangements that are made in the normal course of business. These off-balance sheet arrangements consist of unfunded loans and letters of credit made under the same standards as on-balance sheet instruments. These instruments have fixed maturity dates, and because many of them will expire without being drawn upon, they do not generally present any significant liquidity risk to Two River.

      Management believes that any amounts actually drawn upon these commitments can be funded in the normal course of operations. The following table sets forth our off-balance sheet arrangements as of June 30, 2005 and December 31, 2004:

                                                     June 30,     December 31,
                                                       2005           2004
                                                   ------------   ------------

Commercial lines of credit                         $     34,125   $     26,709
One-to-four family residential lines of credit            6,941          8,001
Commitments to grant commercial and construction
loans secured by real-estate                             21,934         33,219
Commercial letters of credit                              1,967          1,895
                                                   ------------   ------------

                                                   $     64,967   $     69,824
                                                   ============   ============

Capital

      Two River's shareholders' equity increased by $1.0 million or 4.6% to $22.8 million at June 30, 2005 compared to $21.8 million at December 31, 2004. The primary reason for this increase was $923 thousand of net income recorded for the six months ended June 30, 2005. Also contributing was $125 thousand attributable to the issuance of 33,601 shares of stock for exercised options.

Capital Resources

      Two River is subject to various regulatory and capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions that, if undertaken, could have a direct material effect on Two River's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, Two River must meet specific capital guidelines that involve quantitative measures of Two River's assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. Two River's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

      Quantitative measures established by regulation to ensure capital adequacy require Two River to maintain minimum amounts and ratios, set forth in the following tables of total capital and Tier 1 capital to risk weighted assets, and of Tier 1 Capital to average assets leverage ratio. At June 30, 2005, management believes that it has met all capital adequacy requirements that it is subject to.

      As of June 30, 2005, the most recent notifications from the State of New Jersey Department of Banking and the Federal Deposit Insurance Corporation categorized Two River as "well capitalized" under the regulatory framework for prompt corrective action. To be considered well capitalized, Two River must maintain minimum total risked based, Tier 1 risk based and leverage ratios as set forth in the following tables.


(dollars in thousands)                                                                 To be well capitalized
                                                                      For capital      under prompt corrective
                                                  Actual           adequacy purposes      action provisions
                                           --------------------   -------------------   --------------------
                                            Amount      Ratio      Amount     Ratio      Amount      Ratio
                                           --------    --------   --------   --------   --------    --------
June 30, 2005
-------------
Total capital (to risk-weighted assets)    $ 25,239      11.53%   $ 17,511     >8.00%   $ 21,889    >10.00%
                                                                               -                    -
Tier I capital (to risk-weighted assets)     23,034      10.52%      8,758     >4.00%     13,137    > 6.00%
                                                                               -                    -
Tier I capital (to average assets)           23,034       9.18%      7,527     >3.00%     12,545    > 5.00%
                                                                               -                    -

December 31, 2004
-----------------
Total capital (to risk-weighted assets)    $ 23,913      12.24%   $ 15,628     >8.00%   $ 19,534    >10.00%
                                                                               -                    -
Tier I capital (to risk-weighted assets)     21,986      11.25%      7,814     >4.00%     11,721    > 6.00%
                                                                               -                    -
Tier I capital (to average assets)           21,986       9.61%      6,866     >3.00%     11,443    > 5.00%
                                                                               -                    -

December 31, 2003
-----------------
Total capital (to risk-weighted assets)    $ 15,073      10.49%   $ 11,496     >8.00%   $ 14,371    >10.00%
                                                                               -                    -
Tier I capital (to risk-weighted assets)     13,604       9.47%      5,748     >4.00%      8,622    > 6.00%
                                                                               -                    -
Tier I capital (to average assets)           13,604       8.39%      4,863     >3.00%      8,105    > 5.00%
                                                                               -                    -

      The prompt corrective action regulations define specific capital categories based upon an institution's capital ratios. The capital categories in descending order are "well capitalized", "adequately capitalized", "under capitalized", "significantly undercapitalized", and "critically undercapitalized." Institutions categorized as "undercapitalized" or lower are subject to certain restrictions, not able to pay dividends and management fees, restricted on asset growth and executive compensation and also are subject to increased supervisory monitoring, among other matters. The regulators may impose other restrictions. Once an institution becomes "critically undercapitalized" it must be placed in receivership or conservatorship within 90 days. To be considered "adequately capitalized." An institution must generally have Tier 1 capital to total asset ratio of at least 4%, a Tier 1 risk-based capital ratio of at least 4%, and a total risked based capital ratio of at least 8%. An institution is deemed to be "critically undercapitalized" if it has a tangible equity ratio, Tier 1 capital, net of all intangibles, to tangible capital of 2% or less.

      Under the risk based capital guideline regulations, a banking organization's assets and certain off balance sheet items are classified into categories, with the least capital required for the category deemed to have the least risk, and the most capital required for the category deemed to have the most risk. Under current regulations, banking organizations are required to maintain total capital of 8.00% of risk weighted assets, of which 4.00% must be in core or Tier 1 capital.

Interest Rate Sensitivity

      Interest rate risk management involves managing the extent to which interest-sensitive assets and interest-sensitive liabilities are matched. Interest rate sensitivity is the relationship between market interest rates and earnings volatility due to the re-pricing characteristics of assets and liabilities. Our net income is affected by changes in the level of market interest rates. In order to maintain consistent earnings performance, we seek to manage, to the extent possible, the re-pricing characteristics of our assets and liabilities. The ratio between assets and liabilities re-pricing in specific time intervals is referred to as an interest rate sensitivity gap. Interest rate sensitivity gaps can be managed to take advantage of the slope of the yield curve as well as forecasted changes in the level of interest rate changes.

      One of our major objectives when managing the rate sensitivity of our assets and liabilities is to stabilize net interest income. The management of and authority to assume interest rate risk is the responsibility of the Asset/Liability Committee (ALCO), which is comprised of senior management and Board members. We have instituted policies and practices of measuring and reporting interest rate risk exposure, particularly regarding the treatment of non-contractual assets and liabilities. In addition, we annually review our interest rate risk policy, which includes limits on the impact to earnings from shifts in interest rates.

      To manage our interest sensitivity position, an asset/liability model called "gap analysis" is used to monitor the difference in the volume of our interest-sensitive assets and liabilities that mature or re-price within given periods. A positive gap (asset-sensitive) indicates that more assets re-price during a given period compared to liabilities, while a negative gap (liability-sensitive) has the opposite effect. During a period of falling interest rates, a positive gap would tend to adversely affect net interest income, while a negative gap would tend to result in an increase in net interest income. During a period of rising interest rates, a positive gap would tend to result in an increase in net interest income, while a negative gap would tend to affect net interest income adversely. We employ net interest income simulation modeling to assist in quantifying interest rate risk exposure. This process measures and quantifies the impact on net interest income through varying interest rate changes and balance sheet compositions. The use of this model assists the ALCO to gauge the effects of the interest rate changes on interest-sensitive assets and liabilities in order to determine what impact these rate changes will have upon the net interest spread.

      At December 31, 2004, we maintained a one-year negative cumulative gap of 5.68% of total assets, or $13.4 million, which is within the Two River board of directors' approved guidelines.

      The method used to analyze interest rate sensitivity has a number of limitations. Certain assets and liabilities may react differently to changes in interest rates even though they re-price or mature in the same or similar time periods. The interest rates on certain assets and liabilities may change at different times than changes in market interest rates, with some changing in advance of provisions which may limit changes in interest rates each time the interest rate changes and on a cumulative basis over the life of the loan. Additionally, the actual prepayments and withdrawals we experience in the event of a change in interest rates may differ significantly from the maturity dates of the loans. Finally, the ability of borrowers to service their debts may decrease in the event of an interest rate increase.

      Two River's Asset Liability Committee policy has established that interest rate sensitivity will be considered acceptable if the change in net interest income is within 10.00% of net interest income from the unchanged interest rate scenario over a twelve month time horizon.

      At June 30, 2005, Two River's income simulation model indicates the level of interest rate risk as presented below.


(dollars in thousands)            Gradual change in interest rates
                        ---------------------------------------------------
                        200 basis point increase   200 basis point decrease
                        ------------------------   ------------------------
                                      Percent of                 Percent of
                        Dollar risk      risk      Dollar risk      risk
                        -----------   ----------   -----------   ----------
Twelve month horizon:

Net interest income     $      660         6.12%   $     (662)       -6.13%

                              BUSINESS OF TWO RIVER

General

      Two River Community Bank is a New Jersey chartered commercial bank which engages in the business of commercial and retail banking. As a community bank, Two River offers a wide range of banking services including demand, savings and time deposits and commercial and consumer/installment loans to small and medium-sized businesses, not-for-profit organizations, professionals and individuals principally in the Monmouth County, New Jersey area. Two River also offers its customers numerous banking products such as safety deposit boxes, a night depository, wire transfers, money orders, travelers checks, automated teller machines, direct deposit, federal payroll tax deposits, telephone and internet banking and merchant card services.

      Two River:

      o     Opened for business in February 2000.

      o Is licensed by the New Jersey Department of Banking and Insurance and its deposits are insured by the FDIC up to legal limits.

      o Offers a full array of retail and commercial banking services through its main office at 1250 Highway 35 South in Middletown, New Jersey, and eight branches in Atlantic Highlands, Cliffwood, Port Monmouth, Middletown Township, Red Bank, Tinton Falls, Wall Township, and West Long Branch, New Jersey.

      o Has received a four star "excellent" rating from Bauer Financial, Inc., a company that analyzes and reports on the financial condition of the nation's banks, thrifts and credit unions.

      Two River believes that customers still want to do business with a banker and that they want to feel that they are important to that banker. To accomplish this objective, Two River emphasizes to its employees the importance of delivering exemplary customer service and seeking out opportunities to build further relationships with the bank's customers.

      Two River's website address is www.tworiverbank.com. Information on the Two River website should not be considered a part of this proxy statement/prospectus.

Products and Services

      The range of retail and commercial banking services Two River provides to its customers includes a wide variety of loan products; checking, savings, and money market accounts; certificates of deposit; individual retirement accounts; safe deposit boxes; electronic funds transfer; ATM services; and check deposit pick-up. Two River offers traveler's checks, money orders, treasurer's checks, and direct deposit facilities. Two River also offers customers the convenience of a full complement of round-the-clock online banking services which allow them to check account balances, view account activity, transfer funds, place stop-payment orders, and pay their bills any time of the day or night. Deposits are insured up to applicable legal limits.

Market Area and Competitive Position

      Two River operates nine offices in Monmouth County, New Jersey. Two River's principal office is located on the west side of Route 35 South, just to the north of its intersection with New Monmouth Road in Middletown, Monmouth County, New Jersey. Branch offices are located in Atlantic Highlands, Cliffwood, Middletown Township, Navesink, Port Monmouth, Red Bank, Tinton Falls, Wall Township, and West Long Branch, New Jersey.

      Two River faces substantial competition for deposits and creditworthy borrowers. Two River competes with both New Jersey and regionally-based commercial banks, savings banks and savings and loan associations, most of which have assets, capital and lending limits greater than Two River. Other competitors include money market mutual funds, mortgage bankers, insurance companies, stock brokerage firms, regulated small loan companies, credit unions and issuers of commercial paper and other securities.

Lending

      Two River engages in a variety of lending activities which are primarily categorized as commercial, residential real estate and consumer/installment lending. Two River's strategy is to focus its lending activities on small/medium business customers and retain customers by offering them a wide range of products and personalized service. Commercial and real estate mortgage lending (consisting of commercial real estate, commercial business, construction and other commercial lending) are currently Two River's main lending focus. Sources to fund Two River's loans are derived primarily from deposits, although Two River does occasionally borrow on a short-term basis to fund loan growth or meet deposit outflows. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of Two River Community Bank" on page 87.

      Two River presently generates all of its loans in the State of New Jersey, with a significant portion in Monmouth County. Loans are generated through Two River's marketing efforts, its present customers, walk-in customers, referrals, the directors and advisory board of Two River and Two River's staff. Two River has been able to maintain a high overall credit quality through the establishment and adherence to prudent lending policies and practices and sound management. Two River has established a written loan policy for each of its categories of loans. These loan policies have been adopted by the Two River board of directors and are reviewed annually. Any loan to directors or their affiliates must be approved by the Two River board of directors in accordance with Two River's policy for such loans as well as applicable state and federal law.

      In managing the growth and quality of its loan portfolio, Two River has focused on: (i) the application of prudent underwriting criteria; (ii) the active involvement by senior management and the board of directors in the loan approval process; (iii) the active monitoring of loans to ensure that repayments are made in a timely manner and early detection of potential problem loans; and
(iv) a loan review process by an independent loan review firm, which conducts in-depth reviews of portions of the loan portfolio on a quarterly basis.

Commercial and Construction Loans

      Two River's commercial loan portfolio consists primarily of commercial business loans to small and medium sized businesses and individuals for business purposes and commercial real estate loans.

      Commercial business loans are usually made to finance the purchase of inventory and new or used equipment or for short-term working capital. Generally, these loans are secured, but these loans are sometimes granted on an unsecured basis. To further enhance its security position, Two River generally requires personal guarantees of principal owners. These loans are made on both a line of credit basis and on a fixed-term basis ranging from one to five years in duration.

      Commercial real estate loans are made for the acquisition of new property or the refinancing of existing property. These loans are typically related to commercial businesses and secured by the underlying real estate used in these businesses or real property of the principals. These loans are offered by Two River generally on a fixed or variable rate basis with a 5 to 20 year maturity, subject to rate re-adjustments every five years, and a 10 to 20 year amortization schedule.

      Construction loans are made by Two River on a short-term basis for both residential and non-residential properties and are secured by land and property. Construction loans are usually for a term of 6 to 12 months. Funds for construction loans are disbursed as phases of construction are completed.

      Commercial loans that exceed established lending limits are accomplished through participation with other commercial banks. At June 30, 2005 and December 31, 2004, Two River had participated loans to other financial institutions amounting to $11.6 million and $14.2 million, respectively, including loans participated with Town Bank amounting to $3.2 million and $3.1 million, respectively.

      Two River has established written underwriting guidelines for commercial loans. In granting commercial loans, Two River looks primarily to the borrower's cash flow as the principal source of loan repayment. Collateral and personal guarantees of the principals of the entities to which Two River lends is consistent with its loan policy.

      Commercial loans are often larger and may involve greater risks than other types of lending. Since payments on such loans are often dependent on the successful operation of the business involved, repayment of such loans may be more sensitive than other types of loans to adverse conditions in the real estate market or the economy. Construction loans involve the additional risk of non-completion by the borrower. Two River also is involved with off-balance sheet financial instruments which include commercial and standby letters of credit meeting the financial needs of their customers. Two River seeks to minimize these risks through its underwriting and monitoring guidelines. There can be no assurances, however, that Two River will be successful in its efforts to minimize these risks.

Installment and Consumer Loans

      Two River offers a full range of consumer/installment loans. Consumer loans consist of automobile loans, residential mortgages, personal loans, home equity lines of credit and loans, and overdraft protection. Two River offers home equity revolving lines of credit at a floating interest rate tied to the prime rate with a maximum ratio of loan to value of 80%. Lines of credit are available to qualified applicants in amounts up to $250,000 for up to 15 years. Two River also offers fixed rate home equity loans in amounts up to $250,000 for a term of up to 15 years.

Investment Portfolio

      Two River's investment portfolio consists primarily of obligations of U.S. Government sponsored agencies as well as municipal and government authority bonds, with high grade corporate bonds accounting for less than 5% of the portfolio. Government regulations limit the type and quality of instruments in which Two River may invest its funds.

      Two River has established a written investment policy which is reviewed annually. The investment policy identifies investment criteria and states specific objectives in terms of risk, interest rate sensitivity and liquidity. Two River emphasizes the quality, term and marketability of the securities acquired for its investment portfolio.

      Two River conducts its asset/liability management through consultation with members of the board of directors, senior management and an outside financial advisor. Two River has an asset/liability investment committee, commonly known as an ALCO committee, which is comprised of Two River's president, chief financial officer and certain members of the board of directors. The ALCO committee, in consultation with the board of directors, is responsible for the review of interest rate risk and evaluates future liquidity needs over various time periods. In this capacity, the ALCO committee is responsible for monitoring Two River's investment portfolio and ensuring that investments comply with Two River's investment policy. The ALCO committee may from time to time consult with investment advisors. Two River's president and its chief financial officer may purchase or sell securities in accordance with the guidelines of the ALCO committee. The board of directors reviews Two River's investment portfolio on a monthly basis.

Deposits and Other Sources of Funds

      Deposits are the primary source of funds used by Two River in lending and other general business purposes. In addition to deposits, Two River may derive additional funds from principal repayments on loans, the sale of investment securities and borrowing from other financial institutions. Loan amortization payments have historically been a relatively predictable source of funds. The level of deposit liabilities can vary significantly and is influenced by prevailing interest rates, money market conditions, general economic conditions and competition. As another means of funding its growth, Two River sold units comprised of one share of common stock and one warrant to purchase an additional share of common stock in an offering which closed on August 10, 2004 and which resulted in net additional capital of $7,032,000 to the bank.

      Two River's deposits consist of checking accounts, savings accounts, money market accounts and certificates of deposit. Deposits are obtained from individuals, partnerships, corporations and unincorporated businesses in Two River's market area. Two River attempts to control the flow of deposits primarily by pricing its accounts to remain generally competitive with other financial institutions in its market area.

Regulation

      See "Government Regulation of Community Partners and the Banks" on page
80.

Employees

      As of September 30, 2005, Two River had 72 full-time equivalent employees. Two River employees are not members of any collective bargaining group, and Two River considers its relations with its employees to be good.

Legal Proceedings

      Two River is not a party to any legal proceeding other than routine litigation incidental to its business. We believe that none of these proceedings would, if adversely determined, have a material effect on Two River's financial condition or results of operations.

Available Information

      Two River does not, and is not required to, file reports or other documents or materials with the U.S. Securities and Exchange Commission. Two River files Call Reports with the FDIC, which are available from Two River or via the internet at www.fdic.gov.

Two River Annual Meeting of Shareholders

      Two River will hold an annual meeting of shareholders in the year 2006 only if the acquisition has not already been completed.

Description of Property

The following table provides certain information with respect to Two River's properties:

-------------------------------------------------------------------------------------------------------------------------
Locations                                                    Description           Opened           Lease Expires
-------------------------------------------------------------------------------------------------------------------------
Main Office:            1250 Highway 35 South         5,300 sq. ft. first-floor     06/99    12/09, with three
                        Middletown, NJ                stand-alone building                   five-year renewal options
                                                      Monthly Rent: $8,475.38
-------------------------------------------------------------------------------------------------------------------------
Allaire:                Monmouth Executive Airport    3,800 sq. ft. building        09/03    11/08, with three
                        229 Airport Road, Bldg 13     Monthly Rent: $2,500.00                five-year renewal options
                        Farmingdale, NJ
-------------------------------------------------------------------------------------------------------------------------
Atlantic Highlands:     84 First Avenue               700 sq. ft. ground floor      03/02    03/07, with three
                        Atlantic Highlands, NJ        of downtown space                      five-year renewal options
                                                      Monthly Rent: $1,098.44
-------------------------------------------------------------------------------------------------------------------------
Cliffwood:              Angel Street & Route 35       Land lease, approved for      06/02    06/07, with two
                        Aberdeen, NJ                  2,500 sq. ft. building                 five-year options
                                                      Monthly Rent: $4,150.00
-------------------------------------------------------------------------------------------------------------------------
Navesink:               East Pointe Shopping Center   2,080 sq. ft in strip         09/05    09/10, with three
                        2345 Route 36                 shopping center                        five-year options
                        Atlantic Highlands, NJ        Monthly Rent: $3,445.00
-------------------------------------------------------------------------------------------------------------------------
Port Monmouth:          357 Highway 36                2,180 sq. ft. stand-alone     04/01    08/07
                        Port Monmouth, NJ             building
                                                      Monthly Rent: $4,351.68
-------------------------------------------------------------------------------------------------------------------------
Red                     City Centre Plaza             512 sq. ft. in strip          04/02    04/07, with two three-year
Bank:                   100 Water Street              shopping center                        renewal options
                        Red Bank, NJ                  Monthly Rent: $2,228.04
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
Locations                                                  Description             Opened             Lease Expires
-------------------------------------------------------------------------------------------------------------------------
Tinton                  656 Shrewsbury Avenue         3,650 sq. ft. stand-alone     08/00     08/10, with two five-year
Falls:                  Tinton Falls, NJ              building                                renewal options
                                                      Monthly Rent: $10,936.35
-------------------------------------------------------------------------------------------------------------------------
West Long Branch:       West Long Branch Plaza        3,100 sq. ft. in strip        11/03     11/08, with three
                        359 Monmouth Road             shopping center                         five-year renewal options
                        West Long Branch, NJ          Monthly Rent: $5,486.77
-------------------------------------------------------------------------------------------------------------------------
Operations Dept:        178 Office Max Plaza          3,000 sq. ft. office space    06/02     06/07
                        Suite 3-A                     Monthly Rent: $3,811.81
                        Eatontown, NJ
-------------------------------------------------------------------------------------------------------------------------
Tinton Falls            Asbury Avenue                 Approved for 3,400 sq.     expected to  15 year term commencing on
(Not Yet Opened):       Tinton Falls, NJ              ft. stand-alone building   open 08/06   branch opening
                                                      Monthly Rent: $7,398.35
-------------------------------------------------------------------------------------------------------------------------

      MARKET PRICE OF AND DIVIDENDS ON TWO RIVER COMMON EQUITY AND RELATED
                              SHAREHOLDER MATTERS

      Two River common stock is traded on the OTC Bulletin Board under the symbol "TWRV.OB." The following table shows the high and low bid prices for Two River common stock as reported on the OTC Bulletin Board during 2003 and 2004, the first three quarters of 2005, and the period since the beginning of the fourth quarter. While Two River common stock has been traded on the OTC Bulletin Board since May 12, 2000, trading has been very limited and there have been many days for which no trades have been reported. Over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down, or commission and may not necessarily represent actual transactions.

                                 QUARTER ENDED
                           ------------------------
                                     2005
                              HIGH          LOW
                              ----          ---
4th qtr. through _______   $            $
September 30 (3rd qtr.)    $    18.25   $    15.05
June 30 (2nd qtr.)         $    17.00   $    15.20
March 31 (1st qtr.)        $    17.00   $    15.00

                                 QUARTER ENDED
                           ------------------------
                                     2004
                              HIGH          LOW
                              ----          ---
December 31 (4th qtr.)     $    18.25   $    15.20
September 30 (3rd qtr.)    $    19.30   $    17.00
June 30 (2nd qtr.)         $    21.85   $    18.50
March 31 (1st qtr.)        $    23.98   $    17.25

                                 QUARTER ENDED
                           ------------------------
                                     2003
                              HIGH          LOW
                              ----          ---
December 31 (4th qtr.)     $    23.00   $    14.00
September 30 (3rd qtr.)    $    16.00   $    12.00
June 30 (2nd qtr.)         $    20.00   $     9.90
March 31 (1st qtr.)        $    10.40   $     8.80

      On December __, 2005, the closing sale price for Two River common stock was reported by OTC Bulletin Board as $_.__ per share. As of such date, the approximate number of holders of record of Two River common stock was ____ and the approximate number of beneficial holders of Two River common stock was ____.

      In January, 2003, Two River declared a 3% stock dividend paid to shareholders of record on February 7, 2003. On November 3, 2003, the Two River board declared a five-for-two stock split, which was paid on December 29, 2003 to shareholders of record on December 10, 2003. All prices have been restated to reflect these stock dividends and stock splits.

      Each share of Two River common stock is entitled to participate equally in dividends, which are payable when and as declared by the board of directors out of funds legally available for that purpose. Two River's ability to pay dividends is regulated by state law and by the FDIC. As provided by New Jersey statues, dividends may not be paid unless Two River's capital will remain unimpaired following the dividend and unless either (i) Two River will have a surplus of not less than 50% of its capital stock, or (ii) the dividend will not reduce Two River's surplus. Additionally, under certain circumstances, approval of the Commissioner of the New Jersey Department of Banking and Insurance may be required with respect to the issuance of dividends.

      Historically, Two River's policy has been to retain earnings for the purpose of increasing its net worth and reserves during its early years of operation. The future dividend policy is subject to the discretion of the board of directors and will depend upon a number of factors, including future earnings, financial condition, cash needs, and general business conditions. If the acquisition is completed, any Two River dividends will be paid to Community Partners, and Two River's dividend policy will be based primarily on the needs of its parent holding company.

                     TWO RIVER QUANTITATIVE AND QUALITATIVE
                          DISCLOSURES ABOUT MARKET RISK

      See "Management's Discussion and Analysis of Financial Condition and Results of Operations of Two River - Interest Rate Sensitivity" on page 110.

   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                          OPERATIONS OF THE TOWN BANK

      The Town Bank management's discussion and analysis of financial condition and results of operations is intended to provide a better understanding of the significant changes and trends relating to the financial condition, results of operations, capital resources, liquidity and interest rate sensitivity of Town Bank as of June 30, 2005 and for the six months ended June 30, 2005 and 2004 and as of December 31, 2004 and 2003 and for each of the years in the three year period ended December 31, 2004. The following information should be read in conjunction with the unaudited financial statements for June 30, 2005 and the audited financial statements for December 31, 2004 and 2003, including the related notes thereto, which begin on page FS-35 of this joint proxy statement/prospectus.

Critical Accounting Policies and Estimates

      The following discussion is based upon Town Bank's financial statements which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires Town Bank to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses. Note 1 to Town Bank's unaudited financial statements for June 30, 2005 along with Note 1 to Town Bank's audited financial statements for December 31, 2004 contain a summary of Town Bank's significant accounting policies. Management believes the following critical accounting policies encompass the more significant judgments and estimates used in the preparation of Town Bank's financial statements.

      Allowance for Loan Losses. Management believes Town Bank's policy with respect to the methodology for the determination of the allowance for loan losses involves a higher degree of complexity and requires management to make difficult and subjective judgments which often require assumptions or estimates about highly uncertain matters. Changes in these judgments, assumptions or estimates could materially impact the results of operations. This critical policy and its application are periodically reviewed with Town Bank's audit committee and board of directors.

      The allowance for loan losses is based upon management's evaluation of its adequacy, including an assessment of known and inherent risks in the portfolio, giving consideration to the size and composition of the loan portfolio, actual loan loss experience, level of delinquencies, detailed analysis of individual loans for which full collectibility may not be assured, the existence and estimated net realizable value of any underlying collateral and guarantees securing the loans, and current economic and market conditions. Although management utilizes the best information available, the level of the allowance for loan losses remains an estimate that is subject to significant judgment and short term change. Various regulatory agencies may require Town Bank to make additional provisions for loan losses based upon information available to them at the time of their examination. Furthermore, the majority of Town Bank's loans are secured by real estate in New Jersey, primarily the Westfield and greater Westfield area. Accordingly, the collectibility of a substantial portion of the carrying value of Town Bank's loan portfolio is susceptible to changes in local market conditions and may be adversely affected should real estate values decline or the New Jersey and/or Town Bank's local market areas experience economic shock. Future adjustments to the allowance for loan losses account may be necessary due to economic, operating, regulatory and other conditions beyond Town Bank's control.

      Stock Based Compensation. As permitted by SFAS No. 123, Town Bank accounts for stock based compensation in accordance with Accounting Principals Board Opinion (APB) No. 25. Under APB No.25, no compensation expense is recognized in the income statement related to any option granted under our stock option plans. The pro forma impact to net income and earnings per share that would occur if compensation expense was recognized, based on the estimated fair value of the options on the date of the grant, is disclosed in the notes to our financial statements.

      On December 16, 2004, the Financial Accounting Standards Board issued SFAS No. 123(R), Share-based Payment, which eliminates the ability to account for share-based compensation transactions using APB Opinion No. 25, and generally would require all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement at their grant-date fair values. Town Bank will be required to adopt this new accounting standard on January 1, 2006.

      Investment Securities Impairment Valuation. Management evaluates securities for other-than-temporary impairment at least on a quarterly basis, and more frequently when economic or market concerns warrant such evaluation. Consideration is given to (1) length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of Town Bank to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

      Deferred Tax Assets and Liabilities. Town Bank recognizes deferred tax assets and liabilities for future tax effects of temporary differences, net operating loss carry forwards and tax credits. Deferred tax assets are subject to management's judgment based upon available evidence that future realization is more likely than not. If management determines that the Bank may be unable to realize all or part of net deferred tax assets in the future, a direct charge to income tax expense may be required to reduce the recorded value of the net deferred tax asset to the expected realizable amount.

Overview

      For the six months ended June 30, 2005, net interest income increased $735 thousand or 36.8% to $2.7 million, as compared to $2.0 million for the same period in 2004. Net income rose from $537 thousand for the six months ended June 30, 2004 to $827 thousand for the six months ended June 30, 2005, an increase of $290 thousand or 54.0%. Basic earnings per share were $0.44 for the six months ended June 30, 2005 compared to $0.29 per share for the same period in 2004. Diluted earnings per share for the six months ended June 30, 2005 amounted to $0.42 compared to $0.28 per diluted share for the six months ended June 30, 2004.

      For the year ended December 31, 2004, net interest income increased $1.2 million or 36.4% to $4.5 million from $3.3 million recorded for the year ended December 31, 2003. Net income totaled $1.4 million for the year ended December 31, 2004 compared to $698 thousand for the year ended December 31, 2003, an increase of $666 thousand or 95.4%. Basic earnings per share were $0.74 for the year ended December 31, 2004 compared to $0.52 per share for the same period in 2003. Diluted earnings per share for the year ended December 31, 2004 amounted to $0.72 compared to $0.51 per diluted share for the year ended December 31, 2003.

      For the year ended December 31, 2003, net interest income increased $798 thousand or 32.3% to $3.3 million from $2.5 million recorded for the year ended December 31, 2002. Net income totaled $698 thousand for the year ended December 31, 2003 compared to $56 thousand for the year ended December 31, 2002, an increase of $642 thousand or over 100.0%. Basic earnings per share were $0.52 for the year ended December 31, 2003 compared to $0.05 per share for the same period in 2002. Diluted earnings per share for the year ended December 31, 2003 amounted to $0.51 compared to $0.05 per diluted share for the year ended December 31, 2002.

      All per share amounts and number of shares outstanding set forth herein have been adjusted to reflect the 5.00% stock distribution paid on June 1, 2004.

      Total assets increased to $147.0 million at June 30, 2005, compared to $126.1 million at December 31, 2004, an increase of $20.9 million or 16.6%. Total assets increased by $23.0 million or 22.3 % to $126.1 million at December 31, 2004 from December 31, 2003. The increase in total assets consisted primarily in loans outstanding.

      Loans, net of the allowance for loan losses, totaled $126.6 million at June 30, 2005, an increase of $17.9 million or 16.5% compared to $108.7 million at year end December 31, 2004. The loan portfolio, net of the allowance for loan losses, grew to $108.7 million at December 31, 2004, an increase of $29.8 million or 37.8% from the December 31, 2003 level of $78.9 million. The allowance for loan losses, which totaled $1.4 million or 1.08% of total loans at June 30, 2005, compared to $1.20 million at December 31, 2004 or 1.08% of total loans versus $801 thousand or 1.01% of loans outstanding at December 31, 2003. Town Bank had no non accrual loans for the periods discussed above.

      Deposits increased by $21.1 million or 19.3% to $130.7 million at June 30, 2005 compared to December 31, 2004. Deposits rose to $109.6 million at December 31, 2004 from $89.7 million at December 31, 2003, an increase of $19.9 million or 22.2%. These increases are primarily the result of gaining market share in our trade area.

                                              At or for                 At or for the
                                                 the                     Year ended
                                              Six months                 December 31,
                                                ended       ---------------------------------------
                                            June 30, 2005      2004          2003           2002
                                            -------------   ----------    ----------     ----------
Return on average assets                           1.19%        1.15%         0.76%          0.08%
Return on average shareholders equity             11.03%       10.00%         8.03%          0.89%
Average equity to average assets                  10.80%       11.53%         9.41%          7.46%
Dividend payout ratio                              0.00%        0.00%         0.00%          0.00%


                              Results of Operations

      Town Bank's principal source of revenue is net interest income, the difference between interest income on earning assets and interest expense on deposits and borrowings. Interest earning assets consist primarily of loans, investment securities and federal funds sold. Sources to fund interest earning assets consist primarily of deposits. Town Bank's net income is also affected by its provision for loan losses, other income and other expenses. Other income consists primarily of service, charges, commission and fees, while other expenses are comprised of salaries and employee benefits, occupancy costs and other operating expenses.

    Six months ended June 30, 2005 compared to six months ended June 30, 2004

Interest Income and Expense

      Interest income for the six months ended June 30, 2005, increased by $1.3 million or 44.3% from the same 2004 period. Interest and fees on loans increased by $1.3 million or 50.0% to $3.9 million for the six months ended June 30, 2005 compared to $2.6 for the same 2004 period. This increase was primarily due to the growth experienced in our loan portfolio as new loan originations, exceeded principal repayments. The average balance of the loan portfolio for the six months ended June 30, 2005, increased to $117.7 million compared to $84.7 million for the same 2004 period. The average annualized yield on the portfolio was 6.66% for the six months ended June 30, 2005 compared to 6.30% for the same period one year ago.

      Interest income on federal funds sold and other short term investments increased by $21 thousand or 53.8% from $39 thousand recorded for the six months ended June 30, 2004, to $60 thousand for the six months ended June 30, 2005. For the six months ended June 30, 2005, federal funds sold and other short term investments had an average interest earning balance of $4.5 million with an average annualized yield of 2.68%. For the six months ended June 30, 2004, this category had average interest earning balances of $8.1 million with an average annualized yield of 0.98%. The increase in interest rates throughout 2005 accounted for the improvement in interest earned.

      Interest income on securities available for sale totaled $154 thousand for the six months ended June 30, 2005 compared to $141 thousand for the same period one year ago. For the six months ended June 30, 2005 investment securities available for sale had an average balance of $13.2 million with an average annualized yield of 2.34% compared to an average balance of $15.1 million with an average annualized yield of 1.86% for the six months ended June 30, 2004. The new purchases made during 2005 had significantly higher yields than those securities existing in the portfolio. The new purchases accounted for the increase in the average yield in the portfolio.

      Interest expense on deposits amounted to $1.3 million for the six months ended June 30, 2005 compared to $826 thousand for the same 2004 period, an increase of $502 thousand or 60.8%. During 2005 management employed several programs to attract new funds to Town Bank to fund the growth in the loan portfolio. These programs included interest bearing demand, money market accounts and certificates of deposits. The average balance of these accounts was $72.8 million for the six months ended June 30, 2005 compared to $61.9 million for the six months ended June 30, 2004, or an increase of $10.9 million or 17.6%. For the six months ended June 30, 2005, the average interest cost for all interest bearing deposits was 2.58% compared to 2.07% for the six months ended June 30, 2004. The overall higher level of interest rates during 2005 along with management's strategy to increase the deposits accounted for this increase.

      Interest expense on short term borrowings was $15 thousand for the six months ended June 30, 2005 compared to $1 thousand for the same period one year ago. The average balance of short term borrowings was $1.2 million with an average rate paid of 2.63% for the six months ended June 30, 2005 compared to an average balance of $167 thousand with an average rate paid of 1.21% for the comparable 2004 period. Management utilized its borrowing lines to fund the growth in the loan portfolio pending deposit inflows during 2005. The higher interest rate paid during 2005 was as a result of overall market conditions.

      The following table reflects, for the periods presented, the components of our net interest income, setting forth: (1) average assets, liabilities, and shareholders' equity, (2) interest income earned on interest-earning assets and interest expense paid on interest-bearing liabilities, (3) average yields earned on interest-earning assets and average rates paid on interest-bearing liabilities, (4) our net interest spread (i.e., the average yield on interest-earning assets less the average rate on interest-bearing liabilities), and (5) our yield on interest-earning assets. Rates are computed on a taxable equivalent basis.

                                               Six Months Ended                        Six Months Ended
                                                June 30, 2005                           June 30, 2004
                                      -----------------------------------    ------------------------------------
(dollars in thousands)                             Interest       Average                  Interest       Average
                                       Average      Income/        Yield/     Average       Income/        Yield/
                                       Balance    Expense (1)       Rate      Balance     Expense (1)       Rate
                                      -----------------------------------    ------------------------------------
Interest earning assets:
Federal funds sold and short term
  investments                         $   4,540    $      60         2.68%   $   8,076    $      39         0.98%
Securities available for sale            13,174          154         2.34%      15,091          141         1.87%
Loans (4)                               117,748        3,886         6.66%      84,738        2,647         6.30%
                                      ----------------------                 ----------------------
Total interest earning assets           135,462        4,100         6.10%     107,905        2,827         5.28%
  Cash and due from banks                 2,470                                  1,971
  Allowance for loan losses              (1,258)                                  (853)
  Other assets                            3,291                                  2,024
                                      ---------                              ---------
Total assets                          $ 139,965                              $ 111,047
                                      =========                              =========

Interest Bearing Liabilities:
Interest bearing demand               $   8,050    $      40         1.00%   $   6,431    $      15         0.47%
Money market                              9,382           56         1.20%      11,945           56         0.95%
Savings                                  31,039          284         1.85%      18,690          165         1.78%
Certificates of deposits                 55,404          948         3.45%      43,505          590         2.73%
                                      ----------------------                 ----------------------
Total deposits                          103,875        1,328         2.58%      80,571          826         2.07%
Short term borrowings                     1,152           15         2.63%         167            1         1.21%
                                      ----------------------                 ----------------------
Total interest bearing liabilities      105,027        1,343         2.58%      80,738          827         2.07%
                                      ----------------------                 ----------------------
Non- interest bearing demand             19,255                                 16,663
Other liabilities                           567                                    347
Stockholders' equity                     15,116                                 13,299
                                      ---------                              ---------
Total liabilities & stockholders'
  equity                              $ 139,965                              $ 111,047
                                      =========                              =========

Net interest income (tax equivalent
  basis)                                            $   2,757                              $   2,000
                                                    =========                              =========
Net interest rate spread (2)                                         3.52%                                  3.22%
                                                                 ---------                              ---------
Net interest margin (3)                                              4.10%                                  3.74%
                                                                 ---------                              ---------
Tax-equivalent Adjustment (4)                            (22)                                    --
                                                   ---------                              ---------
Net interest income                                $   2,735                              $   2,000
                                                   =========                              =========

(1)   Includes loan fee income
(2) Net interest rate spread represents the difference between the yield on interest earning assets and the cost of interest bearing liabilities.
(3) Net interest margin represents net interest income divided interest earning assets.
(4)   On a fully taxable equivalent basis, using a 34.00% effective tax rate.

Net Interest Income

      Net interest income increased $735 thousand or 36.8% to $2.7 million for the six months ended June 30, 2005 compared to $2.0 million for the same 2004 period. This increase was due to changes in interest income and interest expense described previously. The net interest margin increased to 4.10% for the six months ended June 30, 2005 from 3.74% for the six months ended June 30, 2004. This increase is also attributed to the changes in interest income and interest expense previously discussed.

Analysis of Changes in Net Interest Income

      The following table presents the effects of changing rates and volumes on our net interest income (on a tax equivalent basis) for the periods indicated. The rate column shows the effects attributable to changes in rate (changes in rate multiplied by prior volume). The volume column shows the effects attributable to changes in volume (changes in volume multiplied by prior rate). The net column represents the sum of the prior columns (in thousands):

                               Six Months Ended June 30, 2005 Compared with 2004
                               ------------------------------------------------
                                       Increase (Decrease)
                                        Due to Change in:           Total
                                 ----------------------------      Increase
                                    Volume          Rate          (Decrease)
                                 ------------    ------------    ------------
Interest Income:
 Loans                           $      1,082    $        157    $      1,239
 Securities                               (19)             32              13
 Federal funds sold                       (23)             44              21
                                 ------------    ------------    ------------
   Total Interest Earning Assets        1,040             233           1,273
                                 ------------    ------------    ------------

Interest Expense:
 Interest bearing demand,
   money market and savings                82              66             148
 Short term borrowings                      1               1               2
 Time deposits                            183             183             366
                                 ------------    ------------    ------------
   Total Interest Bearing
      Liabilities                         266             250             516
                                 ------------    ------------    ------------
Net interest income              $        774    $        (17)   $        757
                                 ============    ============    ============

      The change in interest due to both volume and rate has been allocated proportionally to both, based on their relative absolute values.

Provision for Loan Losses

      The provision for loan losses for the six months ended June 30, 2005, increased by $61 thousand or 43.6% to $201 thousand as compared to the same 2004 period. In management's opinion, the allowance for loan losses, totaling $1.4 million at June 30, 2005 is adequate to cover losses inherent in the portfolio. The amount of the provision is based upon management's evaluation of risk inherent in the loan portfolio. At June 30, 2005, Town Bank had no non-accrual loans. Management will continue to review the need for additions to its allowance for loan losses based upon its quarterly review of the loan portfolio, the level of delinquencies and general market and economic conditions.

Non-Interest Income

      For the six months ended June 30, 2005, non-interest income amounted to $70 thousand compared to $62 thousand for the same period one year ago. This increase of $8 thousand or 12.9% is primarily attributable to a higher level of other service charges related to letters of credit. Offsetting this in part was lower gains from sales of residential mortgages due to the lower level of mortgages being refinanced. Town Bank had no loans held for sale at June 30, 2005 or December 31, 2004.

Non-Interest Expense

      Non-interest expense for the six months ended June 30, 2005 increased $182 thousand or 13.5% to $1.5 million compared to $1.4 million for the same period one year ago. Salary and employee benefits increased $89 thousand or 13.2% as a result of additions to staff to support the growth of Town Bank along with higher salaries. Occupancy expense rose by $9 thousand or 5.7% primarily due to a higher level of real estate taxes paid associated with Town Bank's facilities. Data processing fees rose by $31 thousand or 29.8% due to a higher level of customers and expenses associated with the introduction of internet banking. Advertising and promotions expense rose by $26 thousand or 60.5% due to increased advertising. All other expenses increased by $51 thousand or 40.2% and are attributable to costs incurred due to the growth of Town Bank along with an increase in Directors' fees. During 2005, the outside Directors of Town Bank started to receive cash compensation for their services; this amounted to $24 thousand of this increase.

      The following table provides detail of our non-interest expense comparing the six months ended June 30, 2005 with the six months ended June 30, 2004.

                                                         (dollars in thousands)
                                             Six months ended
                                                 June 30,             Dollar     Percentage
                                             2005         2004          Increase (Decrease)
                                             ----         ----          -------------------
Salaries and employee benefits            $      763   $      674   $       89          13.2%
Occupancy expense                                168          159            9           5.7%
Data processing fees                             135          104           31          29.8%
Other equipment expenses                          57           54            3           5.6%
Advertising and promotions                        69           43           26          60.5%
Professional fees                                 70           74           (4)         -5.4%
Printing and forms                                13           43          (30)        -69.8%
Insurance                                         24           21            3          14.3%
Telephone, communications and messenger           34           33            1           3.0%
ATM processing fees                               21           18            3          16.7%
All other                                        178          127           51          40.2%
                                          ----------   ----------   ----------
Total non-interest expense                $    1,532   $    1,350   $      182          13.5%
                                          ==========   ==========   ==========

Income Taxes

      Town Bank recorded income tax expense of $245 thousand for the six month period ended June 30, 2005 compared to $35 thousand for the six months ended June 30, 2004. The effective tax rate for the six months ended June 30, 2005 was 22.9% compared to 6.1% for the same 2004 period. During 2004, Town Bank was utilizing its net operating loss carryforwards as permitted by regulation to offset federal income tax expense. These federal net operating losses were fully utilized in 2004. The effective tax rate for the six months ended June 30, 2005 is less than the statutory rate due to the 2005 reversal of the remainder of the deferred tax valuation allowance outstanding at December 31, 2004 of $252,000. Due to the continued profitability of Town Bank, a valuation allowance on deferred tax assets is no longer necessary.

      Year Ended December 31, 2004 Compared to Year Ended December 31, 2003

Net Interest Income

      Net interest income increased $1.2 million or 37.4% to $4.5 million in 2004 from $3.3 million in 2003. This increase is largely attributable to a growth of $25.5 million or 28.6% in average interest earning assets. Management utilized deposit cash inflows to fund the loan demand of Town Bank and to increase its investment securities portfolio for incremental yield compared to those available in overnight investments while maintaining liquidity. This strategy caused federal funds sold and other short term investments to decline. The loan portfolio represented 82.2% of average interest earning assets for 2004 compared to 76.4% for 2003. Average investment securities amounted to 12.6% of average interest earning assets compared to 13.8% for 2003. Average federal funds sold and short term investments accounted for 5.2% of average interest earning assets for 2004 compared to 9.8% for 2003. The increase in loans outstanding reflects the increased efforts to obtain market share.

      For 2004, average interest earning assets rose by $25.5 million or 28.6% over 2003. During 2004 the average yield on interest earning assets increased by 8 basis points or 1.5% to 5.50% from 5.42% recorded for 2003. These factors caused interest income to grow to $6.3 million for 2004 compared to $4.8 million for 2003, an increase of $1.5 million or 31.3%. The increase in the yield on interest earning assets was attributed to the growth of the loan portfolio and a better mix of interest earning assets. Deposit inflows were utilized to fund the growth in interest earning assets.

      Town Bank continually monitors the interest rates paid for all of its categories of interest bearing liabilities to reflect market conditions. Average interest bearing deposits rose by $17.6 million or 25.8% to $86.0 million during 2004. The average cost of interest bearing deposits decreased by 17 basis points to 2.13% during 2004 from 2.30% recorded during 2003. This decline is primarily the result of lower cost of funds attributed to certificates of deposits due to a lower level of interest rates.

      The net interest margin, which represents net interest income as a percentage of average interest earning assets, was 3.91% for the year ended December 31, 2004 compared to 3.66% for the year ended December 31, 2003, an improvement of 25 basis points or 6.8%. The improvement in the net interest margin is attributable to the factors discussed above.

      The following table reflects, for the periods presented, the components of our net interest income, setting forth: (1) average assets, liabilities, and shareholders' equity, (2) interest income earned on interest-earning assets and interest expense paid on interest-bearing liabilities, (3) average yields earned on interest-earning assets and average rates paid on interest-bearing liabilities, (4) our net interest spread (i.e., the average yield on interest-earning assets less the average rate on interest-bearing liabilities), and (5) our yield on interest-earning assets. Town Bank had no tax-exempt assets in 2004, 2003 and 2002.

                                           Year ended December 31, 2004                 Year ended December 31, 2003
                                     ------------------------------------------   -----------------------------------------
     (dollars in thousands)                           Interest       Average                       Interest        Average
                                       Average        Income/         Yield/        Average         Income/         Yield/
                                       Balance      Expense (1)        Rate         Balance       Expense (1)        Rate
                                     ------------------------------------------   -----------------------------------------
Interest earning assets:
Federal funds sold and short term
investments                          $     5,986    $        71           1.19%   $     8,724    $        89           1.02%
Securities available for sale             14,469            287           1.98%        12,361            291           2.35%
Loans                                     94,330          5,959           6.32%        68,191          4,455           6.53%
                                     --------------------------                   --------------------------
Total interest earning assets            114,785          6,317           5.50%        89,276          4,835           5.42%
  Cash and due from banks                  1,993                                        1,700
  Allowance for loan losses                 (958)                                        (686)
  Other assets                             2,431                                        2,157
                                     -----------                                  -----------
Total assets                         $   118,251                                  $    92,447
                                     ===========                                  ===========

Interest Bearing Liabilities:
Interest bearing demand              $     5,889    $        31           0.53%   $     6,810    $        39           0.57%
Money market                              11,086            106           0.96%        12,696            156           1.23%
Savings                                   27,022            495           1.83%         6,037             77           1.28%
Certificates of deposits                  41,986          1,197           2.85%        42,802          1,297           3.03%
                                     --------------------------                   --------------------------
Total deposits                            85,983          1,829           2.13%        68,345          1,569           2.30%
Short term borrowings                        185              3           1.62%           119              1           0.84%
                                     --------------------------                   --------------------------
Total interest bearing liabilities        86,168          1,832           2.13%        68,464          1,570           2.29%
                                     --------------------------                   --------------------------
Non- interest bearing demand              18,030                                       14,940
Other liabilities                            416                                          343
Stockholders' equity                      13,637                                        8,700
                                     -----------                                  -----------
Total liabilities & stockholders'
   equity                            $   118,251                                  $    92,447
                                     ===========                                  ===========

Net interest income                                 $     4,485                                  $     3,265
                                                    ===========                                  ===========
Net interest rate spread (2)                                              3.37%                                        3.13%
                                                                   -----------                                  -----------
Net interest margin (3)                                                   3.91%                                        3.66%
                                                                   -----------                                  -----------

                                                  Year ended December 31, 2002
                                           -----------------------------------------
        (dollars in thousands)                             Interest       Average
                                              Average       Income/        Yield/
                                              Balance     Expense (1)       Rate
                                           -----------------------------------------
Interest earning assets:
Federal funds sold and short term
  investments                              $     9,812    $       152          1.55%
Securities available for sale                    8,268            345          4.17%
Loans                                           48,944          3,440          7.03%
                                           --------------------------
Total interest earning assets                   67,024          3,937          5.87%
  Cash and due from banks                        1,459
  Allowance for loan losses                       (458)
  Other assets                                   2,381
                                           -----------
Total assets                               $    70,406
                                           ===========

Interest Bearing Liabilities:
Interest bearing demand                    $     5,849    $        62          1.06%
Money market                                    14,081            259          1.84%
Savings                                          3,258             49          1.50%
Certificates of deposits                        29,442          1,098          3.73%
                                           --------------------------
Total deposits                                  52,630          1,468          2.79%
Short term borrowings                              125              2          1.60%
                                           --------------------------
Total interest bearing liabilities              52,755          1,470          2.79%
                                           --------------------------
Non- interest bearing demand                    11,071
Other liabilities                                  292
Stockholders' equity                             6,288
                                           -----------
Total liabilities & stockholders' equity   $    70,406
                                           ===========
Net interest income                                       $     2,467
                                                          ===========

Net interest rate spread (2)                                                   3.08%
                                                                        -----------

 Net interest margin (3)                                                       3.68%
                                                                        -----------

(1)   Includes loan fee income
(2) Net interest rate spread represents the difference between the yield on interest earning assets and the cost of interest bearing liabilities.
(3) Net interest margin represents net interest income divided interest earning assets.

Analysis of Changes in Net Interest Income

      The following table presents the effects of changing rates and volumes on our net interest income for the periods indicated. The rate column shows the effects attributable to changes in rate (changes in rate multiplied by prior volume). The volume column shows the effects attributable to changes in volume (changes in volume multiplied by prior rate). The net column represents the sum of the prior columns (in thousands):

                                                               For the Year Ended December 31,
                                       --------------------------------------------------------------------------------
                                             2004 Compared with 2003                        2003 Compared with 2002
                                       --------------------------------------   ---------------------------------------
                                       Increase(Decrease)           Total         Increase(Decrease)           Total
                                       ------------------------                 ------------------------
                                          Due to Change in:        Increase        Due to Change in:          Increase
                                       ------------------------                 -------------------------
(in thousands)                            Volume        Rate      (Decrease)       Volume         Rate       (Decrease)
                                       --------------------------------------   ---------------------------------------
Interest Income:
  Loans                                $    1,656    $     (152)   $    1,504    $    1,272    $     (257)   $    1,015
  Securities                                   46           (50)           (4)          131          (185)          (54)
  Federal Funds Sold                          (31)           13           (18)          (16)          (47)          (63)
                                       --------------------------------------   ---------------------------------------
  Total Interest Earning Assets             1,671          (189)        1,482         1,387          (489)          898

Interest Expense:
  Interest bearing demand,
     money market and savings                 243           117           360            35          (133)          (98)
  Short Term Borrowings                         1             1             2             -            (1)           (1)
  Time Deposits                               (25)          (75)         (100)          432          (233)          199
                                       --------------------------------------   ---------------------------------------
  Total Interest Bearing Liabilities          219            43           262           467          (367)          100
                                       --------------------------------------   ---------------------------------------
Net interest income                    $    1,452    $     (232)   $    1,220    $      920    $     (122)   $      798
                                       ======================================    ======================================

      The change in interest due to both volume and rate has been allocated proportionally to both, based upon their relative absolute values.

Provision for Loan Losses

      Town Bank's provision for loan losses is established quarterly at levels determined by management to be necessary to maintain the allowance for loan losses at an adequate level. During 2004, Town Bank recorded a provision for loan losses of $385 thousand, an increase of $194 thousand from the provision recorded for 2003. The increase in the provision is due to a higher level of loans originated and outstanding.

      The allowance for loan losses totaling $1.2 million or 1.08% of loans outstanding was deemed adequate at December 31, 2004. At December 31, 2004, Town Bank had no loans on non-accrual or past due more than ninety days and still accruing. See additional discussion under "Asset Quality' on page 132.

Non-Interest Income

      For 2004, Town Bank recorded non-interest income of $136 thousand compared to $242 thousand for 2003, a decline of $106 thousand or 43.8%. This decline is primarily attributed to a $74 thousand decrease in gains from sales of residential mortgages due to lower refinancing opportunities as well as a decrease in gains from the sales of securities available for sale, which amounted to $34 thousand during 2003 as compared to zero in 2004.

Non-Interest Expense

         The following table provides a summary of non-interest expense by category for the years ended December 31, 2004 and 2003 (dollars in thousands).

                                             Year ended     Dollar   Percentage
                                            December 31,
                                          ---------------
                                           2004     2003    Increase (Decrease)
                                                            ------------------

Salaries and employee benefits            $1,376   $1,209   $  167     13.8%
Occupancy expense                            315      293       22      7.5%
Data processing fees                         224      294      (70)   -23.8%
Other equipment expenses                     110      144      (34)   -23.6%
Advertising and promotions                   116       69       47     68.1%
Professional fees                            201      138       63     45.7%
Printing and forms                            61       24       37    154.2%
Insurance                                     44       39        5     12.8%
Telephone, communications and messenger       89       80        9     11.3%
ATM processing fees                           36       40       (4)   -10.0%
All other                                    216      212        4      1.9%
                                          -----------------------
Total non-interest expense                $2,788   $2,542   $  246      9.7%
                                          ========================

      Non-interest expense increased $246 thousand or 9.7% to $2.8 million compared to $2.5 million recorded for 2003. Salaries and employee benefits rose by $167 thousand or 13.8% due to higher staff levels to support the growth of Town Bank along with higher salary levels. Occupancy expense rose $22 thousand or 7.5% due to higher real estate taxes and rent expense. Data processing fess were lower by $70 thousand or 23.8%. During the third quarter of 2003, Town Bank changed data processing vendors which accounted for the decline in this expense. Advertising and promotional expenses rose by $47 thousand or 68.1% due to increased advertising. Other professional fees rose by $63 thousand or 45.7% as a result of higher audit fees and fees paid for strategic consulting. Printing and forms costs rose by $37 thousand or 154.2% due to costs associated with the changing of the name of Town Bank.

Income Taxes

      Town Bank recorded an income tax provision of $84 thousand for 2004 compared to $76 thousand for 2003. The effective tax rate for 2004 and 2003 was 5.8% and 9.8%, respectively. The effective rate differs from the statutory rate in 2004 and 2003 because Town Bank was utilizing its net operating loss carryforwards as permitted by regulation to offset all federal income tax expense. The only expense recorded was current state tax due to the partial suspension of New Jersey loss carry forward utilization in 2004 and full suspension of New Jersey loss carry forward utilization in 2003.

      Year Ended December 31, 2003 Compared to Year Ended December 31, 2002

Net Interest Income

      Net interest income increased $798 thousand or 32.3% to $3.3 million in 2003 from $2.5 million in 2002. This increase is largely attributable to a growth of $22.3 million or 33.3% in average interest earning assets. Management utilized deposit cash inflows to fund the loan demand of Town Bank and to increase its investment securities portfolio for incremental yield compared to those available in overnight investments while maintaining liquidity. This strategy caused federal funds sold and other short term investments to decline. The loan portfolio represented 76.4% of average interest earning assets for 2003 compared to 73.0% for 2002. Average investment securities amounted to 13.8% of average interest earning assets for 2003 compared to 12.4% for 2002. Average federal funds sold and short term investments accounted for 9.8% of average interest earning assets for 2003 compared to 14.6% for 2002. The increase in loans outstanding reflects the increased efforts to obtain market share.

      For 2003, average interest earning assets rose by $22.3 million or 33.3% over 2002. During 2003 the average yield on interest earning assets decreased by 45 basis points or 7.7% to 5.42% from 5.87% recorded for 2002. The net effect of these factors caused interest income to grow to $4.8 million for 2003 compared to $3.9 million for 2002, an increase of $900 thousand or 22.9%. The decline in the yield on interest earning assets was attributed to the lower interest rate environment that prevailed during 2003. Deposit inflows were utilized to fund the growth in interest earning assets.

      Town Bank continually monitors the interest rates paid for all of its categories of interest bearing liabilities to reflect market conditions. Average interest bearing deposits rose by $15.7 million or 29.8% to $68.3 million during 2003. The average cost of interest bearing deposits decreased by 50 basis points to 2.29% during 2003 from 2.79% recorded during 2002. This decline is primarily the result of lower cost of funds attributed to lower levels of interest rates during the year.

      The net interest margin, which represents net interest income as a percentage of average interest earning assets, was 3.66% for the year ended December 31, 2003 compared to 3.68% for the year ended December 31, 2002, a modest decline of 2 basis points. The change in the net interest margin is attributable to the factors discussed above.

      Please refer to the Average Balance Sheet on pages 124 and 125 and the Rate Volume Analysis on page 126 comparing the years ended December 31, 2003 and 2002.

Non-Interest Income

      For the year ended December 31, 2003, Town Bank recorded non-interest income of $242 thousand compared to $255 thousand for the year ended December 31, 2002, a decline of $13 thousand or 5.1%. This decline is largely attributable to a $12 thousand decrease in service charges on deposit accounts as Town Bank introduced free checking coupled with a $43 thousand decrease in gains on securities available for sale. Offsetting this in part was higher gains of $42 thousand from the sales of residential mortgages due to refinancing which was attributable to the lower interest rate environment.

Non-Interest Expense

      The following table provides a summary of non-interest expense by category for the two years ended December 31, 2003 and 2002 (dollars in thousands).

                                              Year ended
                                              December 31,       Dollar  Percentage
                                            2003       2002     Increase (Decrease)
                                            ----       ----     -------------------
Salaries and employee benefits            $  1,209   $  1,134   $     75       6.6%
Occupancy expense                              293        268         25       9.3%
Data processing fees                           294        254         40      15.7%
Other equipment expenses                       144        124         20      16.1%
Advertising and promotions                      69         35         34      97.1%
Professional fees                              138        189        (51)   -27.0%
Printing and forms                              24         21          3      14.3%
Insurance                                       39         37          2       5.4%
Telephone, communications and messenger         80         62         18      29.0%
ATM processing fees                             40         39          1       2.6%
All other                                      212        178         34      19.1%
                                          ------------------------------
Total non-interest expense                $  2,542   $  2,341   $    201       8.6%
                                          ==============================

      For the year ended December 31, 2003, non-interest expense increased $201 thousand or 8.6% compared to the year ended December 31, 2002.

      Salary and employee benefits rose by $75 thousand or 6.6% due to additions to staff. Occupancy expense grew by $25 thousand or 9.3% as a result of higher rent and real estate taxes, data processing fees increased by $40 thousand or 15.7% due to the growth of Town Bank, advertising and promotional costs increased $34 thousand or 97.1% due to increased levels of advertising, professional fees fell by $51 thousand or 27.0% as a result of a strategic planning consultant being utilized during 2002. All other expenses rose by $34 thousand or 19.1% due to the growth of Town Bank.

Income Taxes

      Town Bank recorded an income tax provision of $76 thousand for 2003 compared to $22 thousand for 2002. The effective tax rate for 2003 and 2002 was 9.8% and 28.2%, respectively. The effective tax rate differs from the statutory rate in 2004 and 2003 because during these years, Town Bank utilized its net operating loss carryforwards as permitted by regulation to offset federal income tax expense. The only expense recorded was current state tax due to the full suspension of New Jersey loss carry forward utilization and a minimum tax imposed by New Jersey legislation.

Financial Condition -     June 30, 2005 Compared to December 31, 2004
                          December 31, 2004 Compared to December 31, 2003

General

      Total assets increased to $147.0 million at June 30, 2005 from $126.1 million at December 31, 2004, an increase of $20.9 million or 16.6%. This growth is primarily attributable to an increase in loans outstanding of $18.1 million or 16.5% from $109.9 million recorded at December 31, 2004 to $128.0 million for June 30, 2005. For the same periods, securities available for sale grew by $1.0 million or 7.80% from $12.9 million to $13.9 million.

      Total assets grew to $126.1 million at December 31, 2004 from $103.1 million at December 31, 2003, an increase of $23.0 million or 22.3%. This increase is largely the result of loans outstanding growing by $30.2 million or 37.9% from $79.7 million recorded at December 31, 2003 to $109.9 million at December 31, 2004. Securities available for sale declined to $12.9 million at December 31, 2004 from $17.0 million at December 31, 2003, a decrease of $4.1 million or 24.1% as the maturing funds from this category were reinvested into the loan portfolio. Federal funds sold and other short term investments were zero at December 31, 2004 compared to $3.6 million at December 31, 2003. These funds were also redirected to the loan portfolio.

Liabilities

      Deposits are the primary source of funds used by Town Bank in lending and for general corporate purposes. In addition to deposits, Town Bank may derive funds from principal repayments on loans, the sale of loans and securities designated as available for sale, maturing investment securities and borrowings from financial intermediaries. The level of deposit liabilities may vary significantly and are dependent upon prevailing interest rates, money market conditions, general economic conditions and competition. Town Bank's deposits consist of checking, savings and money market accounts along with certificates of deposit and individual retirement accounts. Deposits are obtained from individuals, partnerships, corporations, unincorporated businesses and non profit organizations throughout our market area. We attempt to control the flow of deposits primarily by pricing our deposit offerings to be competitive with other financial institutions in our market area but not necessarily offering the highest rate.

      At June 30, 2005, total deposits amounted to $130.7 million reflecting an increase of $21.1 million or 19.3% from December 31, 2004. Total deposits grew from $89.6 million at December 31, 2003 to $109.6 million at December 31, 2004 an increase of $20.0 million or 22.3%. These increases are attributable to the growth in our market area along with marketing and advertising efforts.

      Short term borrowings fell to $250 thousand at June 30, 2005 from $1.4 million recorded at December 31, 2004, a decline of $1.2 million or 82.5%. This decrease was the result of utilizing deposit inflows to pay down the borrowings.

      Short term borrowings rose to $1.4 million at December 31, 2004 from $171 thousand at December 31, 2003. Town Bank borrowed funds against its federal funds line in order to fund the loan portfolio and the general operations of Town Bank.

Capital

      Town Bank's shareholders' equity increased by $900 thousand or 6.2% to $15.4 million at June 30, 2005 compared to $14.5 million at December 31, 2004. The primary reason for this increase was net income recorded for the six months ended June 30, 2005. Also contributing was a $13 thousand decline in other comprehensive loss and the issuance of eight thousand shares of common stock through options being exercised. The issuance of the shares accounted for shareholders' equity increasing by $82 thousand.

      For the year ended December 31, 2004, shareholders' equity amounted to $14.5 million growing by $1.5 million or 11.5% from December 31, 2003 level of $13.0 million. This growth is attributable to net income recorded for the year and the issuance of shares amounting to $182 thousand. Offsetting these items was an increase of accumulated other comprehensive loss of $74 thousand that is related to the change in value of Town Bank securities available for sale portfolio, net of tax.

Securities Portfolio

      Investments totaled $13.9 million at June 30, 2005 compared to $12.9 million at December 31, 2004, an increase of $1.0 million or 7.8%. At December 31, 2003, investment securities amounted to $17.0 million. During 2004, investments securities declined by $4.1 million or 24.1% from the December 31, 2003 level of $17.0 million. The maturing securities were used to fund the growth in the loan portfolio. For the six months ended June 30, 2005 and the year ended December 31, 2004 no gains from the sales of securities were recorded.

      At June 30, 2005 and December 31, 2004, Town Bank had no federal funds sold as deposit growth was used to fund the loan portfolio. At December 31, 2003, federal funds sold and other short term investments amounted to $3.6 million and represented excess funds invested overnight.

      The following table sets forth the carrying value of the securities available for sale portfolio as of June 30, 2005 and December 31, 2004, 2003 and 2002 (in thousands).

                                                                               December 31,
                                                                               ------------
                                                     June 30, 2005     2004         2003         2002
                                                     ---------------------------------------------------
Obligations  of United States Government sponsored
    agencies                                         $     13,917  $    12,907   $    17,013  $   14,135
                                                     ===================================================

      The following table presents the maturities and average weighted yields of the securities portfolio at June 30, 2005 and December 31, 2004. Securities available for sale are carried at amortized cost in the table for purposes of calculating the weighted average yield. Weighted average yield is calculated by dividing income within each maturity range by the outstanding amount of the related investment.

                                  June 30, 2005
                                  -------------

              United States Government Sponsored Agency Obligations

                                               Carrying    Weighted
                                               --------    Average
                               Amortized Cost    Value      Yield
                               --------------    -----      -----

             Within 1 year       $   11,000   $   10,920      2.23%

             Over 1 to 5 years        2,996        2,997      3.94%
                                 ----------------------

             Total               $   13,996   $   13,917      2.60%
                                 ======================

                                December 31, 2004
                                -----------------

              United States Government Sponsored Agency Obligations

                                               Carrying    Weighted
                                               --------    Average
                               Amortized Cost    Value      Yield
                               --------------    -----      -----

             Within 1 year       $    8,000   $    7,947      1.87%


             Over 1 to 5 years        5,000        4,960      2.49%
                                 ----------------------

             Total               $   13,000   $   12,907      2.10%
                                 ======================

Loan Portfolio

      The following table summarizes total loans outstanding by loan category and amount on the dates indicated (dollars in thousands).

                                                                        December 31,
                                    June 30,    ----------------------------------------------------------------
                                      2005          %           2004           %           2003           %
                                      ----          -           ----           -           ----           -
Real estate loans - commercial     $  37,835        29.57%   $  36,102         32.84%   $  26,988        33.87%
Home equity loans and second
  mortgages                           18,984        14.84%      18,681         16.99%      18,387        23.07%
Commercial and industrial             26,359        20.60%      22,240         20.23%      19,123        24.00%
Construction and land
  development                         44,600        34.86%      32,740         29.78%      15,044        18.88%

Consumer                                 180         0.14%         161          0.15%         150         0.19%
                                   ---------------------------------------------------------------------------
Total                              $ 127,958       100.00%   $ 109,924        100.00%   $  79,692       100.00%
                                                =========                  =========                 =========
Less: allowance for loan losses       (1,387)                   (1,186)                      (801)
                                   ---------                 ---------                  ---------
Net loans                          $ 126,571                 $ 108,738                  $  78,891
                                   =========                 =========                  =========

                                                                    December 31,
                                   ----------------------------------------------------------------------------
                                      2002                      2001                       2000           %
                                      ----                      ----                       ----           -
Real estate loans - commercial     $  22,856        37.47%   $  11,821         31.53%   $   6,700        29.34%
Home equity loans and second
  mortgages                           17,039        27.93%      12,384         33.03%       8,828        38.66%
Commercial and industrial             16,752        27.46%      12,878         34.35%       6,354        27.83%
Construction and land
  development                          4,082         6.69%          --          0.00%         265         1.16%
Consumer                                 275         0.45%         411          1.10%         687         3.01%
                                   ---------------------------------------------------------------------------
Total                              $  61,004       100.00%   $  37,494        100.00%   $  22,834       100.00%
                                                =========                  =========                 =========
Less: allowance for loan  losses        (610)                     (338)                      (185)
                                   ---------                 ---------                  ---------
Net loans                          $  60,394                 $  37,156                  $  22,649
                                   =========                 =========                  =========
Loans held for sale                $      --                 $     206          5.49%   $      --
                                   =========                 ====================================

      For the six months ended June 30, 2005, net loans increased by $17.9 million or 16.5% to $126.6 million from their December 31, 2004 level of $108.7 million. This growth was primarily recorded in the construction and land development portfolio which grew by $11.9 million or 36.4%. Commercial and industrial loans rose by $4.2 million or 18.9% from $22.2 million recorded at December 31, 2004 compared to $26.4 at June 30, 2005.

      For the year ended December 31, 2004, net loans increased by $29.8 million or 37.8% from $78.9 million recorded at December 31, 2003. The growth was primarily recorded in commercial real estate loans and construction and land development. These categories rose by $9.1 million or 33.7% and $17.7 million or more than 100.0% respectively from their December 31, 2003 levels of $27.0 and $15.0 million.

      The increase in the construction and land development portfolio is largely the result of the local housing market while the increase in the commercial real estate portfolio is due to refinancing opportunities and marketing efforts.

      For the periods presented, home equity loans and second mortgages and other consumer loans remained essentially the same.

      The following tables show the maturity of all loans and segregates loans with fixed interest rates from those with floating or variable interest rates due after one year as of June 30, 2005 and December 31, 2004 (in thousands).

                                                                After one           After
                                             Within            but within           five
June 30, 2005                               one Year           five years           years            Total
-------------                            ---------------    ----------------    ------------    --------------
Total loans                              $        42,433    $         23,745    $     61,780    $      127,958
                                         ===============    ================    ============    ==============

Amount of loans due after one year based
  upon:
Fixed interest rates                                        $          1,981    $      9,736
Variable interest rates                                               21,764          52,044
                                                            ----------------    ------------
Total                                                       $         23,745    $     61,780
                                                            ================    ============

                                                                After one
                                                               but within       After five
December 31, 2004                        Within one Year       five years          years             Total
-----------------                        ---------------    ----------------    ------------    --------------
Total loans                              $        32,502    $         18,542    $     58,880    $      109,924
                                         ===============    ================    ============    ==============

Amount of loans due after one year based upon:
Fixed interest rates                                        $          1,738    $      8,833
Variable interest rates                                               16,804          50,047
                                                            ----------------    ------------
Total                                                       $         18,542    $     58,880
                                                            ================    ============

                                  Asset Quality

Non-Performing Loans

      Loans are considered to be non-performing if they are on a non-accrual basis, past due 90 days or more and still accruing interest or have been renegotiated to provide a reduction of or deferral of interest or principal because of a weakening in the financial positions of the borrowers. A loan which is past due 90 days or more and still accruing interest remains on accrual status only when it is both adequately secured as to principal and is in the process of collection. Town Bank had no non-performing loans at or for the six months ended June 30, 2005 and at or for the years ended December 31, 2004, 2003, 2002, 2001, and 2000.

Potential Problem Loans

      In addition to non-performing loans and loans past due 90 days or more and still accruing interest, Town Bank maintains a list of loans where management has identified problems which potentially could cause such loans to be placed on non-accrual status in future periods. Loans on this list are subject to heightened scrutiny and more frequent review by management. The Bank had a potential problem loan at June 30, 2005 and December 31, 2004 with a balance of approximately $1.8 million. At December 31, 2003, Town Bank had no potential problem loans.

Allowance for Loan Losses

      The following tables summarize Town Bank's allowance for loan losses for the six months ended June 30, 2005 and for the years ended December 31, 2004, 2003, 2002, 2001 and 2000 (dollars in thousands).

                                                                      December 31,
                                                  June 30,      ------------------------
                                                    2005           2004          2003
                                                 ----------     ----------    ----------
Balance, beginning of year                       $    1,186     $      801    $      610
Provision charged to expense                            201            385           191
Recoveries of loans charged off - commercial
  and industrial                                         --             --            --
Loans charged off  - commercial and industrial           --             --            --
                                                 ----------     ----------    ----------
Balance, end of year                             $    1,387     $    1,186    $      801
                                                 ==========     ==========    ==========
Ratio of allowance for loan losses to total
  loans                                                1.08%          1.08%         1.01%
Ratio of net charges to average loans
  outstanding                                          0.00%          0.00%         0.00%

                                                               December 31,
                                                 ---------------------------------------
                                                    2002           2001           2000
                                                 ----------     ----------    ----------
Balance, beginning of year                       $      338     $      185    $      115
Provision charged to expense                            303            153            70
Recoveries of loans charged off - commercial
  and industrial                                        109             --            --
Loans charged off  - commercial and industrial         (140)            --            --
                                                 ----------     ----------    ----------
Balance, end of year                             $      610     $      338    $      185
                                                 ==========     ==========    ==========
Ratio of allowance for loan losses to total            1.00%          0.90%         0.81%
  loans
Ratio of net charges to average loans
  outstanding                                          0.06%          0.00%         0.00%


      The allowance for loan losses is a valuation reserve available for loan losses inherent in the loan portfolio. Credit losses primarily arise from Town Bank's loan portfolio, but may also be derived from other credit related sources. Additions are made to the allowance through periodic provisions which are charged to expense. All losses of principal are charged to the allowance when incurred or when a determination is made that a loss is expected. Subsequent recoveries, if any, are credited to the allowance.

Allocation of the Allowance for Loan Losses

      The following table sets forth the allocation of the allowance for loan losses by category of loans and the percentage of loans in each category to total loans at June 30, 2005 and December 31, 2004, 2003, 2002, 2001 and 2000.
The allowance for loan losses allocated to each category is not necessarily indicative of future losses in any particular category and does not restrict the use of the allowance to absorb losses in other categories (dollars in thousands).

                           June 30, 2005        December 31, 2004      December 31, 2003
                        -------------------    -------------------    -------------------
                                   Percent of             Percent of             Percent of
                                    loans to               loans to               loans to
                                     total                  total                  total
                          Amount     loans       Amount     loans       Amount     loans
                          ------     -----       ------     -----       ------     -----
Real estate loans -
    commercial          $    289      29.57%   $    234      32.84%   $    144      33.87%
Home equity loans and
    second mortgages         151      14.84%        151      16.99%        136      23.07%
Commercial and
    industrial               345      20.60%        267      20.23%        214      24.00%
Construction and land
    development              405      34.86%        345      29.78%        177      18.88%
Consumer                       2       0.14%          1       0.15%          1       0.19%
Unallocated                  195       0.00%        188       0.00%        129       0.00%
                        -------------------    -------------------    -------------------
Total                   $  1,387     100.00%   $  1,186     100.00%   $    801     100.00%
                        ===================    ===================    ===================

                         December 31, 2002      December 31, 2001      December 31, 2000
                        -------------------    -------------------    -------------------
                                   Percent of             Percent of             Percent of
                                    loans to               loans to               loans to
                                     total                  total                  total
                          Amount     loans       Amount     loans       Amount     loans
                          ------     -----       ------     -----       ------     -----
Real estate loans -
    commercial          $     92      37.47%   $     41      31.53%   $     26      29.34%
Home equity loans and
    second mortgages         108      27.93%         80      33.03%         51      38.66%
Commercial and
    industrial               158      27.46%        184      34.35%         96      27.83%
Construction and land
    development               75       6.69%         --       0.00%         10       1.16%
Consumer                       2       0.45%          2       1.10%          2       3.01%
Unallocated                  175       0.00%         31       0.00%         --       0.00%
                        -------------------    -------------------    -------------------
Total                   $    610     100.00%   $    338     100.00%   $    185     100.00%
                        ===================    ===================    ===================

Deposits

      One of Town Bank's primary strategies is the accumulation and retention of core deposits. Core deposits consist of all deposits, except certificates of deposits in excess of $100,000. Total deposits increased $21.1 million or 19.3% from December 31, 2004, to their June 30, 2005 level of $130.7 million. Total deposits rose $20.0 million or 22.3% to $109.6 million at December 31, 2004 from $89.6 million at December 31, 2003.

      Core deposits at June 30, 2005 accounted for 76.8% of total deposits compared to 82.4% at December 31, 2004. During 2005, Town Bank marketed a certificate of deposit program in its local market area to increase deposits to fund the loan portfolio. This program accounted for the decline in the core deposit ratio. At December 31, 2003, core deposits totaled 74.3% of total deposits.

      The following table reflects the average balances and average rates paid on deposits for the six months ended June 30, 2005 and for the years ended December 31, 2004, 2003, and 2002.


(dollars in thousands)      June 30, 2005       December 31, 2004      December 31, 2003      December 31, 2002
                            -------------       -----------------      -----------------      -----------------
                         Average      Average   Average     Average    Average     Average    Average     Average
                         Balance       Rate     Balance      Rate      Balance      Rate      Balance      Rate
                         -------       ----     -------      ----      -------      ----      -------      ----
Non interest bearing
  demand deposits       $ 19,255       0.00%   $ 18,030       0.00%   $ 14,940       0.00%   $ 11,071       0.00%
Interest bearing
  demand                   8,050       1.00%      5,889       0.53%      6,810       0.57%      5,849       1.06%
Savings                   31,039       1.85%     27,022       1.83%      6,037       1.28%      3,258       1.84%
Money market accounts      9,382       1.20%     11,086       0.96%     12,696       1.23%     14,081       1.50%
Certificates of
  deposit less than
   $100,000               30,702       3.51%     22,987       3.18%     22,655       3.37%     15,380       4.02%
Certificates of
  deposit of $100,000
  or more                 24,702       3.31%     18,999       2.45%     20,147       2.65%     14,062       3.41%
                        --------               --------               --------               --------
Total deposits          $123,130       2.16%   $104,013       1.76%   $ 83,285       1.88%   $ 63,701       2.30%
                        ========               ========               ========               ========

      The following table sets forth a summary of the maturities of certificates of deposit $100,000 and over at June 30, 2005 and December 31, 2004 (in thousands).

                    Three months   Over three   Over 1 year   Over 3
 June 30, 2005         or less    to 12 months  to 3 years    years         Total
 -------------         -------    ------------  ----------    -----         -----
Less than $100,000   $   20,724   $    5,821   $    5,720   $    1,366   $   33,631

$100,000 and over        22,144        3,424        2,836        1,905       30,309
                     --------------------------------------------------------------
Total                $   42,868   $    9,245   $    8,556   $    3,271   $   63,940
                     ==============================================================

                    Three months   Over three   Over 1 year   Over 3
 December 31, 2004     or less    to 12 months  to 3 years    years         Total
 -----------------     -------    ------------  ----------    -----         -----
Less than $100,000   $    3,356   $    9,446   $    6,775   $    1,518   $   21,095

$100,000 and over         4,384        8,786        4,222        1,907       19,299
                     --------------------------------------------------------------
Total                $    7,740   $   18,232   $   10,997   $    3,425   $   40,394
                     ==============================================================

Other Borrowings

      Town Bank's short term borrowing position declined to $250 thousand at June 30, 2005 from $1.4 million at December 31, 2004. The decrease was primarily due to the growth in deposits enabling Town Bank to pay down its short term borrowings.

      Town Bank currently is a member of Atlantic Central Bankers Bank and utilizes this Bank to borrow funds through its federal funds borrowing line in an amount up to $3.6 million. These borrowings are priced on a daily basis. Town Bank also maintains a secured repurchase agreement line in an amount up to $10 million with Citigroup Smith Barney. The borrowings can be priced at intervals from one day up to one year. Town Bank also maintains treasury, tax and loan notes (TT&L) due on demand with the United States Treasury. Interest on TT&L is computed at a rate equal to 25 basis points below the weekly average federal funds rate.

      Borrowings are summarized as following (dollars in thousands).

                                            At or For the                               At or For the
                                           Six Months Ended                              Year ended
                                            June 30, 2005                             December 31, 2004
                            --------------------------------------------------------------------------------------
                                                                           Federal
                            Federal Funds    Repurchase                     Funds         Repurchase
                              Purchased      Agreements        TT&L        Purchased       Agreements      TT&L
                              ---------      ----------        ----        ---------       ----------      ----
Balance at end of period     $        --    $        --    $       250    $     1,180    $        --   $       250
Average balance during the
    period                           132            889            131             33             --           152
Maximum month end balance
    during the period                 --          4,600            250          1,180             --           250
Weighted average rate
    during the period               2.75%          2.50%          1.93%          2.53%            --          1.11%
Rate at end of period                 --             --           2.91%          2.78%            --          1.87%


      For the years ended December 31, 2003 and 2002, short term borrowings are not considered material.

Liquidity

      Liquidity defines the ability of Town Bank to generate funds to support asset growth, meet deposit withdrawals, maintain reserve requirements and otherwise operate on an ongoing basis. An important component of a bank's asset and liability management structure is the level of liquidity which is available to meet the needs of its customers and requirements of creditors. The liquidity needs of Town Bank are primarily met by cash on hand; Town Bank's federal funds sold position, maturing investment securities and short-term borrowings on a temporary basis. Town Bank invests the funds not needed to meet its cash requirements in overnight federal funds sold. With adequate deposit inflows over the past six months and coupled with the above mentioned cash resources, management is maintaining a level of short-term assets which are believed to be adequate.

Contractual Obligations

      In the normal course of business, Town Bank becomes party to various outstanding contractual obligations that will require future cash outflows.

      The following table sets forth the contractual obligations of Town Bank by expected payment period as of June 30, 2005 and December 31, 2004, respectively (in thousands).

                                         Payments due by period at June 30, 2005
                                         ---------------------------------------
                              Less than                                 After
                               one year   1 to 3 years  3 to 5 years   5 years       Total
                               --------   ------------  ------------   -------       -----
Operating lease obligations   $       96   $      176   $       --   $       --   $      272
Certificates of deposits          52,113        8,556        3,271           --       63,940
                              --------------------------------------------------------------
Total                         $   52,209   $    8,732   $    3,271   $       --   $   64,212
                              ==============================================================

                                       Payments due by period at December 31, 2004
                                       -------------------------------------------
                              Less than                                 After
                               one year   1 to 3 years  3 to 5 years   5 years       Total
                               --------   ------------  ------------   -------       -----
Operating lease obligations   $       96   $      192   $       32   $       --   $      320
Certificates of deposits          25,972       10,997        3,425           --       40,394
                              --------------------------------------------------------------
Total                         $   26,068   $   11,189   $    3,457   $       --   $   40,714
                              ==============================================================

Off-Balance Sheet Arrangements

      Town Bank's financial statements do not reflect off-balance sheet arrangements that are made in the normal course of business. These off-balance sheet arrangements consist of unfunded loans and letters of credit made under the same standards as on-balance sheet instruments. These instruments have fixed maturity dates, and because many of them will expire without being drawn upon, they do not generally present any significant liquidity risk to Town Bank.

      Management believes that any amounts drawn upon these commitments can be funded in the normal course of operations.

      The following table sets forth the off-balance sheet arrangements of Town Bank at June 30, 2005 and December 31, 2004.

                                           June 30, 2005     December 31, 2004
                                         -----------------   -----------------
  Commitments to extend loans            $          49,744   $          34,270
  Standby letters of credit                          1,474               1,399
                                         -----------------   -----------------
  Total off balance sheet arrangements   $          51,218   $          35,669
                                         =================   =================

Capital Resources

      Town Bank is subject to various regulatory and capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions that, if undertaken, could have a direct material effect on Town Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, Town Bank must meet specific capital guidelines that involve quantitative measures of Town Bank's assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. Town Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

      Quantitative measures established by regulation to ensure capital adequacy require Town Bank to maintain minimum amounts and ratios, set forth in the following tables of total capital and Tier 1 capital to risk weighted assets, and of Tier 1 Capital to average assets, leverage ratio. At June 30, 2005, management believes that it has met all capital adequacy requirements that it is subject to.

      As of December 31, 2004, the most recent notification from the State of New Jersey Department of Banking categorized Town Bank as "well capitalized" under the regulatory framework for prompt corrective action. The most recent notification from Town Bank's federal regulator, the FDIC was as of June 30, 2003 and it also classified Town Bank as "well capitalized." To be considered well capitalized, Town Bank must maintain minimum total risked based, Tier 1 risk based and leverage ratios as set forth in the following tables.

                                                        FDIC Requirements

                                                         June 30, 2005

                                  Actual                     Adequately Capitalized             Well Capitalized
                                  ------                     ----------------------             ----------------
                            Capital         Ratio             Capital         Ratio          Capital         Ratio
                            -------         -----             -------         -----          -------         -----
Leverage                  $ 15,543,000      10.72%           $ 5,797,000      4.00%        $ 7,247,000        5.00%
Risk Based:
  Tier 1                  $ 15,543,000      12.20%           $ 5,095,000      4.00%        $ 7,643,000        6.00%
  Total                   $ 16,840,000      13.22%           $10,190,000      8.00%        $12,738,000       10.00%


                                      137

                                               December 31, 2004
Leverage                  $ 14,544,000      11.44%           $ 5,083,000      4.00%        $ 6,354,000        5.00%
Risk Based:
  Tier 1                  $ 14,544,000      13.06%           $ 4,455,000      4.00%        $ 6,683,000        6.00%
  Total                   $ 15,730,000      14.12%           $ 8,910,000      8.00%        $11,138,000       10.00%

                                               December 31, 2003
Leverage                  $ 12,998,000      12.58%           $ 4,132,000      4.00%        $ 5,165,000        5.00%
Risk Based:
  Tier 1                  $ 12,998,000      15.21%           $ 3,419,000      4.00%        $ 5,128,000        6.00%
  Total                   $ 13,799,000      16.15%           $ 6,838,000      8.00%        $ 8,546,000       10.00%

      The prompt corrective action regulations define specific capital categories based upon an institution's capital ratios. The capital categories in descending order are "well capitalized", "adequately capitalized", "under capitalized", "significantly undercapitalized", and "critically undercapitalized." Institutions categorized as "undercapitalized" or lower are subject to certain restrictions, not able to pay dividends and management fees, restricted on asset growth and executive compensation and also are subject to increased supervisory monitoring, among other matters. The regulators may impose other restrictions. Once an institution becomes "critically undercapitalized" it must be placed in receivership or conservatorship within 90 days. To be considered "adequately capitalized." An institution must generally have Tier 1 capital to total asset ratio of at least 4%, a Tier 1 risk-based capital ratio of at least 4%, and a total risked based capital ratio of at least 8%. An institution is deemed to be "critically undercapitalized" if it has a tangible equity ratio, Tier 1 capital, net of all intangibles, to tangible capital of 2% or less.

      Under the risk based capital guideline regulations, a banking organization's assets and certain off balance sheet items are classified into categories, with the least capital required for the category deemed to have the least risk, and the most capital required for the category deemed to have the most risk. Under current regulations, banking organizations are required to maintain total capital of 8.00% of risk weighted assets, of which 4.00% must be in core or Tier 1 capital.

Interest Rate Sensitivity

      Interest rate sensitivity is a measure of the relationship between earning assets and supporting funds that tend to be sensitive to changes in interest rates during comparable time periods.

      The Asset Liability Committee of Town Bank is responsible for managing Town Bank's interest rate sensitivity to optimize net interest income while maintaining an asset and liability mix that balances the liquidity needs of Town Bank and its interest rate risk. Interest rate risk arises when an asset matures or its corresponding interest rate changes, during a time period different from that of the supporting liability and vice versa.

      The most common method of estimating interest rate risk is to measure the maturity and repricing relationship between interest-earning assets and interest-bearing liabilities at specific points in time, typically one year. Under this method, an asset-sensitive gap means an excess of interest sensitive assets over interest sensitive liabilities, while a liability sensitive gap means an excess of interest sensitive liabilities compared to interest sensitive assets.

      The Asset and Liability Committee of Town Bank monitors and manages interest rate sensitivity through simulation and market value of equity analyses in order to avoid unacceptable fluctuations in Town Bank's net interest income and earnings due to interest rate changes. Town Bank's model includes certain management assumptions based upon historical experience and the expected behavior of customers during different interest rate scenarios. These assumptions include principal repayments for our loans and investment securities and the projected reaction of non-maturity deposits by the degree of interest rate sensitivity.

      Assets and liabilities with similar repricing characteristics may not reprice at the same time or to the same extent. As a result, Town Bank's model may not necessarily predict the impact of changes in general levels of interest rates on net interest income.

      Management believes that the simulation of net interest income in different interest rate environments provides a more meaningful and dynamic measure of interest rate risk. Income simulation analysis captures not only the potential of all assets and liabilities to mature or reprice, but the probability that such would occur. Income simulation also permits management to assess the probable effects on the balance sheet of interest rate changes but also provides the ability to measure proposed strategies and to respond to changes in the balance sheet and interest rates.

      Town Bank's income simulation model analyzes interest rate sensitivity by projecting net interest income over the next twelve months in an interest rate scenario that remains flat compared to alternative scenarios. Management reviews and adjusts its interest rate risk management process in response to changes in the economy. The model incorporates assumptions regarding the level of interest rate or changes in balances of non maturity deposit offerings such as non-interest and interest bearing demand deposits, savings accounts and money market deposits. The assumptions incorporate historical trends and the anticipated customer behavior. Interest rate ceilings and floors are also incorporated as applicable. The anticipated change in prepayments on commercial and consumer mortgages in each rate environment are also included in the analysis. Federal Agency securities with call features, which management believes would be called, are reported at the earlier of the next call date or maturity date. Additionally, the impact of planned growth and anticipated new business activities are incorporated into the model. Non-maturity deposits are incorporated with an average duration of approximately 36 months. Interest rate shocks and call dates are instantaneous and held constant.

      Town Bank's Asset Liability Committee policy has established limits for interest rate risk based on the percentage change in net interest income we would incur in differing interest rate scenarios over a twelve-month time horizon. Our policies provide for a variance of no more than 10% of net interest income at a 100 and 200 basis point increase or decrease.

      At June 30, 2005, Town Bank's income simulation model indicates the level of interest rate risk as presented below (dollars in thousands).

                                                Gradual Change in Interest Rates
                                   ---------------------------------------------------------
                                   200 basis point increase         200 basis point decrease
                                   ------------------------         ------------------------
Twelve Month Horizon:
Net Interest Income                $ 825             13.53%         $ (618)         -10.14%


      The table set forth above indicates at June 20, 2005, in the event of a 200 basis point increase in interest rates, Town Bank would be expected to experience an increase of $825 thousand or 13.5% in net interest income. In the event of a 200 basis point decline in interest rates, Town Bank would be expected to experience a decrease of $618 thousand or 10.1% in net interest income. This data does not reflect any future actions we may take in response to changes in interest rates, such as changing the mix of our assets and liabilities, which could change the results of the net interest income calculations. While the percentage changes are outside of our policy guidelines, our board of directors is aware of this situation and management is currently evaluating different strategies to bring the expected change within our policy guidelines.

      At December 31, 2004, Town Bank's income simulation model indicates the level of interest rate risk as presented below.

                                                Gradual Change in Interest Rates
                                   ---------------------------------------------------------
                                   200 basis point increase         200 basis point decrease
                                   ------------------------         ------------------------
December 31, 2004
Twelve Month Horizon:
Net Interest Income                $ 947             19.56%         $ (834)         -17.22%


                              BUSINESS OF TOWN BANK

      Town Bank was organized in 1998 as a New Jersey state chartered bank in Westfield, New Jersey by a group of prominent local business and community leaders to provide a community banking alternative to larger institutions. Town Bank commenced operations in October, 1998, and conducts business from two banking locations in Westfield. Town Bank provides a wide-range of commercial and consumer banking products and services, including personal and business checking accounts and time deposits, money market accounts and regular savings accounts. Town Bank's deposits are insured by the Bank Insurance Fund of the FDIC up to the statutory limits.

      Town Bank services the following market segments within the surrounding Union County, New Jersey target market:

      o small and medium-sized businesses, and the owners and managers of these entities;

      o     professionals and managers of locally based companies; and

      o     individual consumers.

      Town Bank believes that these segments are the most underserved by local branches of regional and super-regional financial institutions. In order to serve this market, Town Bank offers a variety of banking products and its executive officers are available to meet with customers during nontraditional banking hours. Town Bank is an authorized SBAExpress lender under the U.S. Small Business Administration loan program. In addition, to further serve Town Bank target markets, Town Bank has extended business hours. Town Bank's customer service representatives are available during Saturday. Town Bank also provides the convenience of 24 hour banking through participation in a world-wide ATM network.

Market Opportunity and Strategy

      Town Bank's primary trade area includes the town of Westfield as well as the immediately contiguous portions of Clark, Cranford, Fanwood, Garwood, Mountainside and Scotch Plains in Union County, New Jersey. The Westfield area is a bedroom community for New York City, approximately 25 miles to the east, and is easily accessible by major highways or rail. There are several factors that Town Bank believes contribute to the economic vitality of the market area, including (i) an affluent population; (ii) the retail and service sectors servicing the affluent; (iii) the manufacturing, light industrial and warehouse sectors that utilize the regional rail and road networks; and (iv) the area's large labor pool.

      Town Bank's market strategy is focused on delivering to individuals and small and medium-sized businesses exceptional client service and effective financial advice through friendly and personal banking professionals who understand and care about the broad financial needs and objectives of its clients. Town Bank's strategy is to enhance its regional presence and deliver shareholder value by:

      o     increasing deposit and loan market share in the Westfield area;

      o delivering higher levels of personalized service than its competitors, particularly large banking institutions;

      o focusing on its core client base - small and medium sized businesses, the owners and managers of these entities, professional and middle managers of locally based companies, and individual consumers; and

      o growing in a safe and sound manner and enhancing the Bank's profitability.

Loan Portfolio

      Town Bank's loan portfolio consists primarily of loans secured by real estate, and commercial and consumer loans. Town Bank's loans are primarily to businesses and individuals located in the greater Union County, New Jersey area. Town Bank believes that customer service, competitive rate structures and selective marketing have enabled it to gain and maintain a share of the local market for loans. Bank mergers have also contributed to its efforts to attract borrowers.

      The following is a summary description of the components of Town Bank's loan portfolio:

      Commercial Loans and Commercial Mortgages. Town Bank's commercial loan
      -----------------------------------------
portfolio includes commercial and industrial loans for financing the acquisition of machinery and equipment or other short term operating needs of local commercial, retail and professional firms. Credits are generally collateralized by business assets and may also be secured by real estate. Commercial loans are generally guaranteed by the principals or shareholders of the borrowing entity. Risks associated with these loans include the general level of economic activity in Town Bank's trade area and its effect on the borrower's ability to repay, as well as potential declines in collateral value.

      Substantially all of Town Bank's commercial mortgage loans either mature, or have scheduled interest rate adjustments, within five years or less from the date of the loan. Additionally, substantially all of Town Bank's commercial loans are floating rate loans based upon the prime rate listed in The Wall
                                                                  --------
Street Journal.
--------------

      Construction Loans. Town Bank originates construction loans to partially
      ------------------
fund land acquisition and development, and the hard cost (i.e., materials and direct labor costs) of constructing single family homes within Union County. Advances are generally based on a maximum of 70% of the lower of actual costs or appraised value and are contingent upon work in place. Advances to builder-developers may be limited by pre-sale conditions and other restrictions. Town Bank does make loans for the acquisition of property that has received all necessary approvals for development. Town Bank does finance a limited number of model or spec (homes built without a contract of sale) homes. The risks associated with these loans involve cost over-runs, economic and housing market conditions in central New Jersey, repayment ability, a potential increase in interest rates and decreases in property values.

      Consumer Loans. Town Bank offers a full range of consumer loans including
      --------------
automobile loans, passbook loans, loans collateralized by readily marketable securities, personal loans and small, unsecured personal lines of credit principally used for overdraft protection. Additionally, Town Bank also offers home equity loans and lines of credit. The risks associated with these loans involve potential decreases in the borrower's income or in real estate values, or loss or damage to the collateral.

      Town Bank currently sells all fixed rate residential mortgages it originates on the secondary market and records fee income on the sale. Town Bank does not retain the servicing rights for such loans.

      Lending Limit. Under New Jersey law, Town Bank's per customer legal
      -------------
lending limit is 15% of its equity capital for most loans, and 25% of equity capital if the excess over 15% is fully secured by readily marketable collateral consisting of cash and marketable securities. In order to compete for customers with larger institutions which have higher regulatory lending limits, Town Bank from time to time engages in loan participation agreements with other financial institutions in order to make loans which would otherwise be above its lending limit under federal and state banking guidelines.

      Town Bank generates loan applications through solicitation in its primary market area, through referrals from past or current customers and directors of the bank, and through its network of attorneys, accountants and other professionals. Town Bank advertises in newspapers and with local organizations and has established a website on the Internet at www.townbank.com.

Asset Quality

      As Town Bank continues to invest and leverage its capital, Town Bank intends that loans will be its principal earning assets. An inherent risk in lending is the borrower's ability to repay the loan under its existing terms. Risk elements in a loan portfolio include non-accrual loans (as defined below), past due and restructured loans, potential problem loans, loan concentrations and other real estate owned, acquired through foreclosure or a deed in lieu of foreclosure.

      Non-performing assets include loans that are not accruing interest (non-accruing loans) as a result of principal or interest being in default for a period of 90 days or more and other real estate owned. When a loan is classified as non-accruing, interest accruals cease and all past due interest is reversed and charged against current income. Until the loan becomes current, any payments received from the borrower are applied to outstanding principal unless Town Bank determines that the financial condition of the borrower and other factors merit recognition of such payments as interest.

      Town Bank maintains a risk rating system for grading all non-consumer loans. The purpose of the system is to detect changes in loan quality for individual credits and for homogenous pools of loans in the portfolio. All such credits are assigned a numerical rating in accordance with criteria established in eight categories ranging from #1-Excellent to #8-Loss. The initial rating is assigned at inception and reviewed annually when financial statements are received and at other times when the rating of the loan may be in question based upon certain factors. An independent loan review is conducted to test these ratings in its normal course and resolve any rating differences. Any loan, including unrated consumer credits, may be assigned to a watch list of credits, identified by management as credits warranting special attention for a variety of reasons which might bear on ultimate collectibility.

      In addition to Town Bank's internal rating system, the FDIC has a classification system for problem loans and other lower quality assets, classifying them as "substandard," "doubtful" or "loss." A loan is classified as "substandard" when it is inadequately protected by the current value and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that some loss may occur if the deficiencies are not corrected.

      A loan is classified "doubtful" when it has all the weaknesses inherent in one classified as substandard with the added characteristics that the weaknesses make collection or liquidation in full, on the basis of currently existing factors, conditions, and values, highly questionable and improbable. A loan is classified as "loss" when it is considered uncollectible and of such little value that the asset's continuance as an asset on the balance sheet is not warranted.

Allowance for Loan Losses

      Town Bank maintains an allowance for loan losses at a level that it believes is adequate to provide for probable losses inherent in the loan portfolio. Loan losses are charged directly to the allowance when they occur and any recovery is credited to the allowance when realized. Risks from the loan portfolio are analyzed on a continuous basis by Town Bank's officers, and periodically by its outside independent loan review auditors, its directors on the Loan Committee and its board of directors as a whole.

      A risk system, consisting of multiple grading categories, is utilized as an analytical tool to assess risk and set appropriate reserves. Along with the risk system, management further evaluates risk characteristics of the loan portfolio under current and anticipated economic conditions and considers such factors as the financial condition of the borrower, past and expected loss experience, and other factors management feels deserve recognition in establishing an appropriate reserve. These estimates are reviewed at least quarterly, and as adjustments become necessary, they are realized in the periods in which they become known. Additions to the allowance are made by provisions charged to expense and the allowance is reduced by net charge-offs (i.e., loans judged to be uncollectible and charged against the reserve, less any recoveries on such loans).

      Although management attempts to maintain the allowance at a level deemed sufficient to cover any losses, future additions to the allowance may be necessary based upon any changes in market conditions. In addition, various regulatory agencies periodically review Town Bank's allowance for loan losses, and may require it to take additional provisions based on their judgments about information available to them at the time of their examination.

Investment Securities

      Town Bank maintains an investment portfolio to fund loans, possible deposit outflows and other liquidity needs. The investment portfolio also provides interest income from excess liquidity pending deployment in new loans. The portfolio is composed primarily of obligations of United States government sponsored agencies. The weighted average life of the portfolio is approximately 20 months.

Deposits

      Deposits are Town Bank's primary source of funds.

      Town Bank emphasizes relationships with commercial and individual customers and seek to obtain transaction accounts, which are frequently non-interest bearing deposits or lower cost interest bearing checking and money market deposit accounts.

Employees

      As of September 30, 2005, Town Bank had 25 employees. Town Bank employees are not members of any collective bargaining group, and Town Bank believes that its relationship with its employees is good.

Competition

      Town Bank faces substantial competition for deposits and creditworthy borrowers, from both New Jersey and regionally-based commercial banks, savings banks and savings and loan associations, most of which have assets, capital and lending limits greater than Town Bank. Other competitors include money market mutual funds, mortgage bankers, insurance companies, stock brokerage firms, regulated small loan companies, credit unions and issuers of commercial paper and other securities. Many of these institutions have larger lending limits and, in certain cases, lower funding costs (the price a bank must pay for deposits and other borrowed monies used to make loans to customers) than does Town Bank.

      In addition to having established deposit bases and loan portfolios, other larger regional commercial and savings institutions have the ability to support larger marketing efforts and to allocate a greater amount of resources to locations and products perceived as profitable. Town Bank believes that it is able to compete with these larger institutions primarily upon the basis of high quality, personal service to customers, customer access to decision makers, and competitive interest rates and fees. In addition, Town Bank enters into loan participations with other financial institutions, enabling it to meet the credit needs of customers with larger borrowing requirements.

Legal Proceedings

      At this time, Town Bank is not a party to any legal proceeding.

Description of Property

      Town Bank conducts business from two banking locations in Westfield, New Jersey, and has obtained banking approvals to open a third branch location in Cranford, New Jersey.

      Town Bank owns its 3,000 square foot branch facility located at 44 Elm Street in Westfield, opened in 2001. Town Bank leases its headquarters facility, a 3,000 square foot building located at 520 South Avenue, Westfield, New Jersey. With respect to the leased property, Town Bank entered into a lease agreement which commenced in 1998 providing for an initial term of five years, with options to renew for three successive terms of five years each. The landlord disputes Town Bank's contention that Town Bank properly exercised the first renewal option when the initial term expired in 2003. The landlord and Town Bank are in discussions towards resolution of any and all issues relating to the exercise of the renewal option. Although the discussions have not been concluded, a resolution would likely involve modification of the lease terms.

      Town Bank has acquired a parcel of vacant land at 245-249 North Avenue in Cranford, New Jersey and has obtained approvals from New Jersey state and federal banking authorities to open a bank branch there. Town Bank is pursuing municipal site plan and other approvals to construct the facility and anticipate opening the location for business in late 2006. Town Bank also leases vacant land in Fanwood, New Jersey for a potential branch location. The lease agreement, dated September 13, 2005, provides for a term of 15 years beginning October 1, 2006, with three five-year tenant options, at a monthly rental fee of $8,650 (subject to annual adjustments beginning January 1, 2009). The landlord is seeking municipal approvals to construct a building of approximately 3,000 square feet, and Town Bank is seeking banking approvals to operate a branch location there.

      MARKET PRICE OF AND DIVIDENDS ON TOWN BANK COMMON EQUITY AND RELATED
                              SHAREHOLDER MATTERS

      Town Bank common stock is traded on the OTC Bulletin Board under the symbol "TBWN.OB." The following table shows the high and low bid prices for Town Bank common stock as reported on the OTC Bulletin Board during 2003 and 2004, the first three quarters of 2005, and the period since the beginning of the fourth quarter. While Town Bank common stock has been traded on the OTC Bulletin Board since December 2000, trading has been very limited and there have been many days for which no trades have been reported. Over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down, or commission and may not necessarily represent actual transactions.

                                              QUARTER ENDED
                                          ---------------------
                                                   2005
                                           HIGH            LOW
                                           ----            ---

4th qtr. through _______                   $             $
September 30 (3rd qtr.)                    $19.00        $13.00
June 30 (2nd qtr.)                         $13.75        $12.00
March 31 (1st qtr.)                        $15.50        $13.25

                                              QUARTER ENDED
                                          ---------------------
                                                   2004
                                           HIGH            LOW
                                           ----            ---
December 31 (4th qtr.)                     $15.00        $11.75
September 30 (3rd qtr.)                    $11.99         $8.50
June 30 (2nd qtr.)                         $10.55         $9.10
March 31 (1st qtr.)                        $10.00         $8.48

                                              QUARTER ENDED
                                          ---------------------
                                                   2003
                                           HIGH            LOW
                                           ----            ---
December 31 (4th qtr.)                      $9.29         $7.30
September 30 (3rd qtr.)                     $7.86         $6.67
June 30 (2nd qtr.)                          $8.10         $6.90
March 31 (1st qtr.)                         $8.10         $7.62

      On December __, 2005, the closing sale price for Town Bank common stock was reported by OTC Bulletin Board as $_.__ per share. As of such date, the approximate number of holders of record of Town Bank common stock was ____ and the approximate number of beneficial holders of Town Bank common stock was ____.

      On June 1, 2005, Town Bank distributed a 5% stock dividend. All prices have been restated to reflect this stock dividend.

      Each share of Town Bank common stock is entitled to participate equally in dividends, which are payable when and as declared by the board of directors out of funds legally available for that purpose. Town Bank's ability to pay dividends is regulated by state law and by the FDIC. As provided by New Jersey statues, dividends may not be paid unless Town Bank's capital will remain unimpaired following the dividend and unless either (i) Town Bank will have a surplus of not less than 50% of its capital stock, or (ii) the dividend will not reduce Town Bank's surplus. Additionally, under certain circumstances, approval of the Commissioner of the New Jersey Department of Banking and Insurance may be required with respect to the issuance of dividends.

      Historically, Town Bank has not paid cash dividends. If the acquisition is completed, any Town Bank dividends will be paid to Community Partners, and Town Bank's dividend policy will be based primarily on the needs of its parent holding company.

                     TOWN BANK QUANTITATIVE AND QUALITATIVE
                          DISCLOSURES ABOUT MARKET RISK

      See "Management's Discussion and Analysis of Financial Condition and Results of Operations of Town Bank - Interest Rate Sensitivity" on page 138.

                        MANAGEMENT OF COMMUNITY PARTNERS

Board of Directors of Community Partners

      Members of Community Partners Board of Directors. The board of directors of Community Partners is comprised of eight individuals, five of whom were designated by Two River and three of whom were designated by Town Bank. The affirmative vote of a majority of the members of the board of directors of Community Partners will be required to change the size of Community Partners board of directors. Following completion of the acquisition, neither bank will have any continuing right to designate directors to the holding company board.

      The individuals named below are the directors of Community Partners:


Name                                   Age                             Title
--------------------------------     ---------    --------------------------------------------------
Charles T. Parton                       64        Chairman of the Board of each of Community
                                                  Partners and Two River

Joseph F.X. O'Sullivan                  50        Vice Chairman of the Board of Community
                                                  Partners; Chairman of the Board of Town Bank

Barry B. Davall                         63        President, Chief Executive Officer and director
                                                  of each of Community Partners and Two River

Robert B. Cagnassola                    64        Director of Community Partners and Town Bank

Michael W. Kostelnik, Jr.               63        Director and Corporate Secretary of Community
                                                  Partners and Two River

Frederick H. Kurtz                      70        Director of Community Partners and Town Bank

Frank J. Patock, Jr.                    61        Director of Community Partners and Two River

John J. Perri, Jr.                      57        Director of Community Partners and Two River


      Charles T. Parton has served as Chairman of the Board of Two River since
      -----------------
May 1, 2000, having initially acted as President and CEO from the bank's opening on February 29, 2000 to April 30, 2000. Mr. Parton was an incorporator of Two River, and serves as a Managing Member of TRB, LLC, the bank's incorporating entity. Mr. Parton has been active in the commercial banking field for over 40 years, beginning his career in 1963 with Fidelity Union Trust Company in Newark, New Jersey, and has served as Executive Vice President and Cashier of Colonial First National Bank, Red Bank, Chairman, President and CEO of Midlantic National Bank/Merchants, Senior Vice President and Group Executive of Midlantic National Bank and Executive Vice President of the Jersey Shore Medical Center Foundation. Mr. Parton serves as a director of Foodarama Supermarkets, Inc. (ASE:FSM) and as a director of Kuehne Chemical Company, Inc. Mr. Parton has been a Trustee of Monmouth University since 1987, having served as Board of Trustees Chair from 1998 to 2001, and was elected a Life Trustee in 2002. Mr. Parton received his A.B. degree from Dartmouth College, and his MBA from Rutgers University.

      Joseph F.X. O'Sullivan, the Chairman of the Board of Town Bank since
      ----------------------
February 2003, has been a senior executive since 1992 with two affiliated equipment lease finance companies - Fleetwood Financial, a division of IDB Leasing, specializing in the vendor finance market concentrating on firms selling medical and office technology products; and CreditAmerica Funding Corp., which concentrated on the petroleum industry. In late 2004, his activities with CreditAmerica Funding were discontinued and he remains a senior executive with Fleetwood Financial. He is a graduate of Mount Saint Mary's College where he obtained a Bachelor Degree in Business. He was born in Bayonne, New Jersey.

      Barry B. Davall has served as the President, Chief Executive Officer and a
      ---------------
director of Two River since May 2000. Mr. Davall, who joined Two River in February 2000 as Executive Vice President and director, has over 40 years' experience in the banking field, beginning his career in 1960 with Hightstown Trust Company,

Hightstown, New Jersey, which was subsequently acquired by New Jersey National Bank. Mr. Davall has served as President and CEO of New Jersey National Bank of Princeton, in various executive-level positions at Fidelity Trust Company, including President and Chief Operating Officer of its successor, Shawmut Fidelity Bank, President of Tinton Falls State Bank, and Senior Regional Vice President of Commerce Shore Bank. Mr. Davall is a former director and chairman of the Red Bank Community YMCA, treasurer and trustee of Monmouth Conservation Foundation, director and treasurer of the Friends of the Monmouth County parks, and secretary and trustee of CPC Behavioral Healthcare. Mr. Davall is a member and past president of the Community Bankers Association of New Jersey, and a trustee of the New Jersey Bankers Association. Mr. Davall attended Rider University, and is a 1978 graduate of the Stonier Graduate School of Banking.

      Robert B. Cagnassola has been a director of Town Bank since its inception.
      --------------------
He is a Certified Public Accountant and Registered Municipal Accountant with over 40 years of experience in the field of accounting, is the Managing Partner of Suplee, Clooney & Company, CPAs. Mr. Cagnassola is currently on the New Jersey State Board of Accountancy, and served as its President for two terms. A member of many professional organizations, he is also a member of the Finance and Building Committees for St. Helen's Church. A graduate of Fairfield University in Connecticut, he received his BBA in accounting in 1965.

      Michael W. Kostelnik, Jr. has served as a director and the Secretary of
      ------------------------
Two River since the bank opened. He is also President of McCue Captains Agency, an insurance agency located in Little Silver, New Jersey. Mr. Kostelnik, who has been involved in the insurance industry for 30 years, is a former member of the board of directors of the Independent Insurance Agents of New Jersey. Mr. Kostelnik was a member of the Community Advisory Board of Tinton Falls State Bank. He is currently a Board Member of Monmouth Center for Vocational Rehabilitation and the Academy of Finance for Red Bank Regional High School. Mr. Kostelnik is a past president of the Tinton Falls Rotary Club. He received his B.A. degree from Colgate University. Mr. Kostelnik and his wife, Pam, reside in Shrewsbury, New Jersey.

      Frederick H. Kurtz has been a director of Town Bank since its inception.
      ------------------
Mr. Kurtz is a Professional Engineer and is President of Parcor, Inc., a management consulting firm in Parlin, New Jersey. Mr. Kurtz operated a Consulting Engineering practice for 30 years and served as Executive Director of the Middlesex County Utilities Authority and the Old Bridge Redevelopment Agency. Mr. Kurtz received his engineering degree from Northeastern University in 1958 and resides in New Vernon, New Jersey.

      Frank J. Patock, Jr. has served as Vice Chairman of the board of directors
      -------------------
of Two River since the bank's inception. He is also President of Patock Construction Company, a general contracting company located in Tinton Falls, New Jersey. Mr. Patock was born and raised in the Red Bank area. He is a founder and former member of the board of directors of Tinton Falls State Bank. He is a past President of the Red Bank Rotary Club and is the current President of the Monmouth Housing Alliance. Mr. Patock serves on the board of directors of American Red Cross. In addition, Mr. Patock is a member of the Eastern Monmouth Chamber of Commerce and St. Dorothea's Church in Eatontown, New Jersey. Mr. Patock received his B.C.E. degree from Union College in Schenectady, New York and his M.S. degree from New Jersey Institute of Technology. He and his wife, Carol, reside in Oceanport, New Jersey.

      John J. Perri, Jr. has been a director of Two River since its inception.
      -----------------
He is a Certified Public Accountant and a partner in the accounting firm of Raymond, Perri & DeSeno, LLC located in Red Bank, New Jersey. He is currently a member of the American Institute of Certified Public Accountants and the New Jersey Society of Certified Public Accountants. Mr. Perri has taught accounting at Ocean County Community College and he has lectured on various accounting and tax related topics. He is active in the Red Bank Rotary Club and is currently on the board of directors of the Monmouth Housing Alliance. Mr. Perri received his B.S. degree in accounting from Rochester Institute of Technology. He also holds a Masters degree in Taxation from Fairleigh Dickinson University. Mr. Perri resides in West Long Branch, New Jersey.

Committees of Community Partners Board of Directors

      The Community Partners board has determined that there will be an audit committee, a compensation committee and a nominating and governance committee but has not yet appointed the committee members.

      The Community Partners board has adopted charters for each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The affirmative vote of a majority of the members of the board of Community Partners will be required to modify the powers and authority of any committee of Community Partners' board of directors. In addition, Community Partners' board may remove a director from any committee, change the size of any committee or terminate any committee (subject to applicable regulatory requirements) or change the chair of a committee only with the affirmative vote of not less than a majority of the members of Community Partners' board.

Compensation of Directors

      In accordance with existing practice of Two River and Town Bank, it is expected that directors of Community Partners who are also full-time employees of Community Partners or of either of the banks will receive no additional compensation for their services as directors. Each non-employee director will receive compensation for service on the Community Partners board of directors in the amount of $500 per board meeting attended. The Community Partners board may, from time to time, determine additional compensation payable to directors for participation in board committees and/or attendance at board committee meetings.

Executive Officers of Community Partners

      The principal executive officers of Community Partners who do not also serve as directors of Community Partners are as follows:


Name                                    Age                                Title
--------------------------------     ---------    ---------------------------------------------------------
Robert W. Dowens, Sr.                   55        Vice President of Community Partners and President and
                                                  Chief Executive Officer of Town Bank

William D. Moss                         48        Vice President and Senior Loan Officer of Community
                                                  Partners and Executive Vice President and Senior Loan
                                                  Officer of Two River

Michael J. Gormley                      49        Vice President, Chief Financial Officer and Treasurer
                                                  of Community Partners and Executive Vice President and
                                                  Chief Financial Officer of Two River

      Robert W. Dowens, Sr. has served as President, Chief Executive Officer and
      --------------------
a director of Town Bank since May 1999. Mr. Dowens has over 36 years' experience in the banking industry, beginning his career in 1969 with the Keansburg-Middletown National Bank, which was subsequently acquired by United Counties Trust Company in 1972. Mr. Dowens rose to Monmouth County Regional Vice President responsible for commercial lending and business development, and was elevated to the executive level position of Senior Vice President with responsibility for the Branch Management Division for the $1.8 billion community bank headquartered in Cranford, New Jersey and also served as Vice President of United Counties Bancorporation, its parent holding company. Mr. Dowens is a member of the Westfield Area Chamber of Commerce, the Westfield Rotary Club, and serves as the current President of Community Bankers Association of New Jersey. Mr. Dowens, a resident of Holmdel, New Jersey, attended Champlain College and holds a Graduate Degree from Rutgers University, Stonier Graduate School of Banking.

      William D. Moss has served as Executive Vice President/Senior Loan Officer
      ---------------
of Two River since July 1, 2003. Mr. Moss initially served as Senior Vice President/Senior Loan Officer from the bank's opening in February 2000. Mr. Moss has over 25 years in the banking industry, starting his career in 1980 at the Midlantic National Bank, rising to Regional Vice President/Group Manager in 1989. Later that year he joined the Central Jersey Bank & Trust Company, which today is Bank of America, as a Vice President and Senior Regional Loan Officer. In 1996, Mr. Moss joined Shrewsbury State Bank as Vice President, responsible for commercial lending and business development. Mr. Moss is a former President and currently a member of the Board of Advisors of the American Cancer Society, where he has been a volunteer since 1995 and serves as a Councilman in the Borough of Shrewsbury and Chairs the Finance Committee. Mr. Moss is currently a Trustee of the Community YMCA in Red Bank, New Jersey and a Trustee of the Christian Brothers Academy Alumni Association. Mr. Moss previously sat on board of the Monmouth Day Care Center and the Family & Children's Corporate executive board. Mr. Moss graduated from the Stonier Graduate School of Banking in 1987.

      Michael J. Gormley has served as Executive Vice President and Chief
      ------------------
Financial Officer of Two River since June 2003. From February 2000 through 2003, Mr. Gormley served as Senior Vice President and Treasurer of Two River. Mr. Gormley served as Senior Vice President and Treasurer of Tinton Falls State Bank from its establishment in October of 1988 to its acquisition by Commerce Bank in January of 1999. Mr. Gormley is the incoming president of the Red Bank, New Jersey, Rotary Club and is an elder and former chair of the finance committee at Forked River Presbyterian Church in Forked River, New Jersey.

                       COMPENSATION OF EXECUTIVE OFFICERS

General

      Community Partners has not yet paid any compensation to its executive officers or other managers. The form and amount of the compensation to be paid to each of Community Partners' executive officers and other managers will be determined by the Community Partners board of directors as soon as practicable immediately prior to or following the completion of the acquisition.

Executive Compensation of current Two River and Town Bank named executive officers who will be named executive officers of Community Partners

      Barry B Davall, currently Two River's President and Chief Executive Officer, also serves as the President and Chief Executive Officer of Community Partners. William D. Moss, currently the Executive Vice President and Senior Loan Officer of Two River, also serves as Vice President and Senior Loan Officer of Community Partners. Robert W. Dowens, Sr., currently the President and Chief Executive Officer of Town Bank, also serves as Vice President of Community Partners. Michael J. Gormley, currently Executive Vice President and Chief Financial Officer of Two River, also serves as Vice President, Chief Financial Officer and Treasurer of Community Partners.

      The following table sets forth information concerning the annual and long-term compensation for services in all capacities to Community Partners executive officers for the years ended December 31, 2004, 2003 and 2002 of each of the Two River and Town Bank named executive officers who will serve as named executive officers of Community Partners for the years ended December 31, 2004, 2003 and 2002 of each of the Town Bank named executive officers who will serve as named executive officers of Community Partners.

                           SUMMARY COMPENSATION TABLE

                                                                                             Securities
                                                                                             Underlying
                                                                                            Stock Option       All Other
Name/Title with Community Partners            Year            Salary            Bonus            Grants      Compensation
-------------------------------------------------------------------------------------------------------------------------
Barry B. Davall,                              2004           $175,000           $25,200          10,000           $17,862
    President &                               2003            168,000            25,000          22,500            14,043
    Chief Executive Officer (1)(2)            2002            160,000            12,000          13,658            14,597

Michael J. Gormley,                           2004           $120,000           $20,000          10,000            $9,160
    Chief Financial Officer (1)(3)            2003            115,000            17,250          17,500             8,432
                                              2002            100,000             7,500           9,561             8,173

William D. Moss,                              2004           $120,000           $20,000          10,000            $6,227
    Chief Lending Officer (1)(4)              2003            115,000            17,250          17,500             5,260
                                              2002            100,000             7,500           9,561             4,977

Robert W. Dowens, Sr.,                        2004           $165,000           $10,000        3,000(6)            $7,542
    Vice President (1)(5)                     2003            150,000             4,194             --              7,439
                                              2002            136,000                --       15,750(6)             7,309

(1) The compensation in the column under the heading "All Other Compensation" represents company contributions to the officer's 401(k) plan, automobile allowances or personal use of a company automobile and country club dues for Mr. Davall.

(2)   Mr. Davall also serves as President and Chief Executive Officer of Two
      River.

(3) Mr. Gormley also serves as Executive Vice President and Chief Financial Officer of Two River.

(4) Mr. Moss also serves as Executive Vice President and Senior Loan Officer of Two River.

(5)   Mr. Dowens also serves as President and Chief Executive Officer of Town
      Bank.

(6) Represents shares of Town Bank. Assuming an exchange ratio of 1.25, these shares would represent 3,750 shares of Community Partners Bancorp in 2004 and 19,688 shares of Community Partners Bancorp in 2002.

Stock Option Grants in 2004

      The following table shows all stock option grants during 2004 to each of the Two River and Town Bank named executive officers who will be named executive officers of Community Partners and the potential value of options granted during 2004. Neither Two River nor Town Bank used SARs as compensation in 2004.


                                               OPTION GRANTS IN LAST FISCAL YEAR
                                       Individual Grants
-------------------------------------------------------------------------------------------
                               Number of          Percent of                                       Potential Realizable Value At
                              Securities        Total Options                                        Assumed Annual Rates of
                              Underlying          Granted To      Exercise                         Stock Price Appreciation For
                                Options          Employees In    Price per       Expiration                 Option Term
Name                            Granted        Fiscal Year (1)     Share            Date                5%                10%
--------------------------------------------------------------------------------------------------------------------------------
Barry B. Davall                 10,000              17.1%         $17.25          08/30/14           $108,500          $275,200
Michael J. Gormley              10,000              17.1%          17.25          08/30/14            108,500           275,200
William D. Moss                 10,000              17.1%          17.25          08/30/14            108,500           275,200
Robert W. Dowens Sr. (2)         3,000              17.4%          15.00          12/15/14             28,290            71,730


(1) Represents a percentage of the employees of the particular bank of which such person is currently an executive officer.
(2) Assuming an exchange ratio of 1.25, the options to acquire 3,000 shares of Town Bank common stock at an exercise price of $15.00 per share would represent options to acquire 3,750 shares of Community Partners Bancorp common stock at an exercise price of $12.00 per share.

Aggregated Option Exercises in 2004 and Year-End Option Value

      The following table shows options exercised, if any, during 2004, and the value of unexercised options held at year-end 2004, by the Two River and Town Bank named executive officers who will serve as named executive officers of Community Partners. Neither Two River nor Town Bank used SARs as compensation in 2004.

                    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

                                                                  Number Of Securities           Value Of Unexercised
                                   Shares                         Underlying Unexercised        In-The-Money Options At
                                Acquired on       Value         Options At Fiscal Year-End          Fiscal Year-End
Name                            Exercise (#)    Realized ($)   Exercisable/Unexercisable (#)   Exercisable/Unexercisable
------------------------------------------------------------------------------------------------------------------------
Barry B. Davall                      0              0                    65,973 / 7,500         $ 520,619  / $ 15,750
Michael J. Gormley                   0              0                    50,351 / 5,833           366,890  /   12,249
William D. Moss                      0              0                    50,351 / 5,833           366,890  /   12,249
Robert W. Dowens, Sr. (1)            0              0                    25,410 / 13,500          203,218  /   93,135


(1) Assuming an exchange ratio of 1.25, the 25,410 shares of Town Bank common stock underlying exercisable options and 13,500 shares of Town Bank common stock underlying unexercisable options represent 31,763 shares of Community Partners common stock underlying exercisable options and 16,250 shares of Community Partners Bancorp common stock underlying unexercisable options.

Employment Contracts and Termination of Employment and Change of Control Arrangements

      At the time of the execution of the acquisition agreement though the date hereof, Messrs Davall, Moss and Gormley, each of whom is an executive officer of Two River and of Community Partners, are parties to change of control agreements supplemental executive retirement agreements with Two River. See "The Acquisition - Interests of Certain Two River Directors and Executive Officers in the Acquisition" on page 41.

      At the time of the execution of the acquisition agreement though the date hereof, Robert W. Dowens, Sr., an executive officer of Town Bank and Community Partners, has a severance agreement with Town Bank. See "The Acquisition - Interests of Certain Town Bank Directors and Executive Officers in the Acquisition" on page 43.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Each of Two River and Town Bank has made in the past and, assuming continued satisfaction of generally applicable credit standards, expects to continue to make, loans to directors, executive officers and their associates (i.e., corporations or organizations for which they serve as officers or directors or in which they have beneficial ownership interests of 10% or more). These loans have been made in the ordinary course of each bank's banking business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and do not involve more than the normal risk of collectibility or other unfavorable features. As of December 31, 2004, Two River had aggregate direct and indirect loans to Two River directors and executive officers totaling approximately $7.7 million. As of December 31, 2004, Town Bank had aggregate direct and indirect loans to Town Bank directors and executive officers totaling approximately $4.4 million.

      Frank J. Patock, Jr., Vice Chairman of the Board of Two River and a director of Community Partners, is president of Patock Construction, a company that performs services related to branch office leasehold improvements. Two River paid $741,000, $202,000 and $228,000 for these services for the years ended December 31, 2004, 2003 and 2002, respectively. We believe that the terms and conditions of Patock Construction's services are comparable to those that would have been offered by other unaffiliated third parties in an arms-length transaction.

                                  LEGAL MATTERS

      Certain legal matters in connection with this acquisition have been passed upon for Community Partners by Pitney Hardin LLP, Morristown, New Jersey.

                                     EXPERTS

      The financial statements of Two River Community Bank as of December 31, 2004 and 2003, and for each of the three years in the period ended December 31, 2004 included in this prospectus and in the registration statement have been audited by Grant Thornton LLP, independent registered public accounting firm, as indicated in their reports with respect thereto, and are included therein in reliance upon the authority of said firm as experts in accounting and auditing.

      The financial statements of The Town Bank as of December 31, 2004 and 2003, and for each of the years in the three-year period ended December 31, 2004, have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                                  OTHER MATTERS

      Neither Two River nor Town Bank presently intends to bring any matters other than those described in this joint proxy statement/prospectus before its special meeting. Further, neither Two River nor Town Bank has any knowledge of any other matters that may be introduced by other persons. If any other matters do properly come before either bank's special meeting, the person named in the enclosed proxy forms of Two River or Town Bank, as applicable, will vote the proxies in keeping with their judgments on such matters.

                STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

      Because none of Community Partners, Two River or Town Bank is subject to the reporting requirements of Exchange Act Sections 13(a) or Section 15(d), the safe harbor for forward-looking statements provided by Section 21E of the Exchange Act is unavailable to us. However, the SEC encourages companies to disclose forward-looking information so that investors can better understand a company's future prospects and make informed investment decisions, and you should be aware that this document contains a number of forward-looking statements regarding the financial condition, results of operations and business of Community Partners, Two River and Town Bank, and may include such statements relating to the period following the completion of the acquisition. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms or other comparable terminology. Those statements could be affected by known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.

      The ability of Community Partners, Two River and Town Bank to predict results or the actual effects of their plans and strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results. Some of the factors that may cause actual results to differ materially from those contemplated by the forward-looking statements include, but are not limited to, the following:

      o Increases in competitive pressure among financial institutions or from non-financial institutions;

      o     Changes in the interest rate environment;

      o     Changes in deposit flows, loan demand or real estate values;

      o     Changes in accounting principles, policies or guidelines;

      o     Legislative or regulatory changes;

      o Changes in general economic conditions, either nationally or in some or all of the operating areas in which Community Partners and its subsidiary banks will be doing business, or conditions in securities markets or the banking industry;

      o The level and timeliness of realization, if any, of expected cost savings from the acquisition;

      o Difficulties related to the integration of the operations of Community Partners, Two River and Town Bank;

      o     Lower than expected revenues following the acquisition; and

      o Other economic, competitive, governmental, regulatory, geopolitical and technological factors affecting operations, pricing and services.

      Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except to the extent required by applicable law or regulation, we are under no duty to update any of the forward-looking statements after the date of this joint proxy statement/prospectus.

                       WHERE YOU CAN FIND MORE INFORMATION

      You should rely only on the information contained in this joint proxy statement/prospectus. Two River and Town Bank have not authorized anyone to provide you with any additional information.

      Community Partners has filed a registration statement on Form S-4 under the Securities Act with the SEC with respect to Community Partners' shares to be issued in the acquisition. This joint proxy statement/prospectus constitutes the prospectus of Community Partners filed as part of the registration statement. This joint proxy statement/prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. The registration statement and its exhibits are available for inspection and copying as set forth above.

      If you have any questions about the acquisition or would like to inspect or copy the registration statement or any of its exhibits, please call either:

      Two River Community Bank             or       The Town Bank
      1250 Highway 35 South                         520 South Avenue
      Middletown, New Jersey  07748                 Westfield, New Jersey 07090
      Attn: Barry B. Davall                         Attn: Robert W. Dowens, Sr.
      (732) 706-9009                                (908) 301-0800

      This joint proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this joint proxy statement/prospectus, or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction. Neither the delivery of this joint proxy statement/prospectus nor any distribution of securities pursuant to this joint proxy statement/prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated into this joint proxy statement/prospectus by reference or in Two River's or Town Bank's affairs since the date of the joint proxy statement/prospectus. The information contained in this joint proxy statement/prospectus with respect to Two River was provided by Two River and the information contained in this joint proxy statement/prospectus with respect to Town Bank was provided by Town Bank.

                                             INDEX TO FINANCIAL STATEMENTS
                                             -----------------------------

                                                TWO RIVER COMMUNITY BANK

                                            Consolidated Financial Statements

                                                    December 31, 2004

Report of Independent Registered Public Accounting Firm............................................................FS-2
Consolidated Balance Sheets at December 31, 2004 and 2003..........................................................FS-3
Consolidated Statements of Income for the years ended December 31, 2004, 2003 and 2002.............................FS-4
Consolidated Statements of Changes in Shareholders' Equity for the years ended December 31, 2004, 2003 and 2002........................................................................FS-5
Consolidated Statements of Cash Flows for the years ended December 31, 2004, 2003 and 2002.........................FS-6
Notes to Consolidated Financial Statements.........................................................................FS-7

                                                      June 30, 2005

Consolidated Balance Sheets at June 30, 2005 (unaudited) and December 31, 2004.....................................FS-28
Consolidated Statements of Income (unaudited) for the six months ended June 30, 2005 and 2004..................................................................................FS-29
Consolidated Statements of Changes in Shareholders' Equity (unaudited) for the six months ended June 30, 2005 and 2004..................................................................................FS-30
Consolidated Statements of Cash Flows (unaudited) for the six months ended June 30, 2005 and 2004..................................................................................FS-31
Notes to Unaudited Consolidated Financial Statements...............................................................FS-32

                                                      THE TOWN BANK

                                                  Financial Statements

                                                    December 31, 2004

Report of Independent Registered Public Accounting Firm............................................................FS-35
Balance Sheets at December 31, 2004, and 2003......................................................................FS-36
Statements of Income for the years ended December 31, 2004, 2003 and 2002..........................................FS-37
Statements of Changes in Shareholders' Equity for the years
      ended December 31, 2004, 2003 and 2002.......................................................................FS-38
Statements of Comprehensive Income for the years ended December 31, 2004, 2003, and 2002...........................FS-39
Statements of Cash Flows for the years ended December 31, 2004, 2003 and 2002......................................FS-40
Notes to Financial Statements......................................................................................FS-41

                                                      June 30, 2005

Balance Sheets at June 30, 2005 (unaudited) and December 31, 2004..................................................FS-58
Statements of Income (unaudited) for the six months
     ended June 30, 2005 and 2004..................................................................................FS-59
Statements of Changes in Shareholders' Equity (unaudited) for the six months ended June 30, 2005 and 2004..................................................................................FS-60
Statements of Comprehensive Income (unaudited) for the six months ended June 30, 2005 and 2004..................................................................................FS-61
Statements of Cash Flows (unaudited) for the six months
     ended June 30, 2005 and 2004..................................................................................FS-62
Notes to Financial Statements (unaudited)..........................................................................FS-63

                Report of Independent Registered Accounting Firm
                -------------------------------------------------
Board of Directors
Two River Community Bank

      We have audited the accompanying consolidated balance sheets of Two River Community Bank (the Bank) as of December 31, 2004 and 2003, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the three years in the period ended December 31, 2004. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Bank is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Bank's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Two River Community Bank as of December 31, 2004 and 2003, and the consolidated results of its operations and its consolidated cash flows for each of the three years in the period ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.


                                                    /s/ Grant Thornton LLP

Philadelphia, Pennsylvania
January 21, 2005

                            TWO RIVER COMMUNITY BANK
                           Consolidated Balance Sheets
                      (In thousands, except per share data)

                                                                                        December 31,
                                                                               -------------------------------
ASSETS                                                                             2004               2003
                                                                               ------------       ------------
Cash and due from banks                                                        $      5,225       $      6,754

 Federal funds sold                                                                   5,145                 --
                                                                               ------------       ------------

        Total cash and cash equivalents                                              10,370              6,754

Investment securities available-for-sale                                             39,876             27,303
Investment securities held-to-maturity (fair value of
    $3,838 at December 31, 2004)                                                      3,840                 --

Loans                                                                               176,000            133,759
Less allowance for loan losses                                                       (1,927)            (1,469)
                                                                               ------------       ------------

        Net loans                                                                   174,073            132,290

Bank-owned life insurance                                                             3,513                 --
Premises and equipment, net                                                           2,416              1,372
Accrued interest receivable                                                             824                541
Other assets                                                                            558                625
                                                                               ------------       ------------

                                                                               $    235,470       $    168,885
                                                                               ============       ============
        LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES
  Deposits
     Non-interest bearing - demand                                             $     49,022       $     33,434
     Interest bearing - NOW, money market and savings                               131,936             81,219
     Certificates of deposit, under $100,000                                          7,448             10,066
     Certificates of deposit, $100,000 and over                                      11,549             16,329
                                                                               ------------       ------------

        Total deposits                                                              199,955            141,048

Securities sold under agreements to repurchase                                        7,761              6,455
Short-term borrowings                                                                 5,000              6,784
Accrued interest payable                                                                 21                 53
Other liabilities                                                                       924              1,002
                                                                               ------------       ------------

        Total liabilities                                                           213,661            155,342
                                                                               ------------       ------------

SHAREHOLDERS' EQUITY
  Common stock - authorized, 10,000,000 shares of $2.00 par value; issued and outstanding, 3,902,994 and 3,495,989 shares at December 31, 2004
     and 2003, respectively                                                           7,806              6,992
  Additional paid-in capital                                                         14,119              7,875
  Accumulated earnings (deficit)                                                         61             (1,264)
  Accumulated other comprehensive loss                                                 (177)               (60)
                                                                               ------------       ------------

        Total shareholders' equity                                                   21,809             13,543
                                                                               ------------       ------------

        Total liabilities and shareholders' equity                             $    235,470       $    168,885
                                                                               ============       ============

The accompanying notes are an integral part of these statements.

                            TWO RIVER COMMUNITY BANK
                        Consolidated Statements of Income
                      (In thousands, except per share data)

                                                                              Year ended December 31,
                                                                              -----------------------
                                                                         2004            2003            2002
                                                                         ----            ----            ----
INTEREST INCOME
    Loans, including fees                                             $    9,705      $    7,574           5,565
    Federal funds sold                                                       108              65             110
    Investment securities                                                  1,443             762             916
                                                                      ----------      ----------      ----------

        Total interest income                                             11,256           8,401           6,591

INTEREST EXPENSE
    Deposits                                                               2,410           1,580           1,455
    Short-term borrowings                                                      5              12              --
    Securities sold under agreements to repurchase                           116             143             147
                                                                      ----------      ----------      ----------

        Total interest expense                                             2,531           1,735           1,602
                                                                      ----------      ----------      ----------

        Net interest income                                                8,725           6,666           4,989

PROVISION FOR LOAN LOSSES                                                    458             322             491
                                                                      ----------      ----------      ----------

        Net interest income after provision for loan losses                8,267           6,344           4,498

NON-INTEREST INCOME
    Service fees on deposit accounts                                         313             244             219
    Gains on sales of investment securities                                   --              --              19
    Other loan servicing fees                                                317             195             123
    Other income                                                             190             139             113
                                                                      ----------      ----------      ----------

        Total non-interest income                                            820             578             474
                                                                      ----------      ----------      ----------

NON-INTEREST EXPENSE
    Salaries and employee benefits                                         3,773           2,637           2,008
    Occupancy and equipment                                                1,367           1,117             866
    Professional                                                             188             170             165
    Advertising                                                              236             156             142
    Other operating                                                        1,405           1,164             945
                                                                      ----------      ----------      ----------

        Total non-interest expense                                         6,969           5,244           4,126
                                                                      ----------      ----------      ----------

        Income before income taxes                                         2,118           1,678             846

Income tax expense                                                           793             428             103
                                                                      ----------      ----------      ----------

        Net income                                                    $    1,325      $    1,250      $      743
                                                                      ==========      ==========      ==========

Net income per share - basic                                          $     0.36      $     0.36      $     0.21
                                                                      ==========      ==========      ==========

Net income per share - diluted                                        $     0.34      $     0.34      $     0.21
                                                                      ==========      ==========      ==========

The accompanying notes are an integral part of these statements.

                            TWO RIVER COMMUNITY BANK
           Consolidated Statements of Changes in Shareholders' Equity
                  Years ended December 31, 2004, 2003 and 2002
                      (In thousands, except per share data)

                                                                                        Accumulated
                                                              Additional                   other          Total
                                                   Common      paid-in    Accumulated  comprehensive  shareholders'   Comprehensive
                                                    stock      capital       deficit       income         equity         income
                                                  ---------   ---------   -----------  -------------  --------------  --------------
Balance, January 1, 2002                          $   6,398   $   6,304    $  (1,092)    $     101      $  11,711

    Two stock dividends - 3% each                       390         848       (1,238)           --             --
    Net income                                           --          --          743            --            743            743
    Other comprehensive income, net
     of reclassification adjustments and tax             --          --           --            72             72             72
                                                  ---------   ---------    ---------     ---------      ---------      ---------

       Total comprehensive income                                                                                      $     815
                                                                                                                       =========

Balance, December 31, 2002                            6,788       7,152       (1,587)          173         12,526

    Stock dividend - 3%                                 204         723         (927)           --             --
    Net income                                           --          --        1,250            --          1,250          1,250
    Other comprehensive loss, net of
     reclassification adjustments and tax                --          --           --          (233)          (233)          (233)
                                                  ---------   ---------    ---------     ---------      ---------      ---------

       Total comprehensive income                                                                                      $   1,017
                                                                                                                       =========

Balance, December 31, 2003                            6,992       7,875       (1,264)          (60)        13,543

    Issuance of common stock, net of
     offering expenses (400,000 shares)                 800       6,232           --            --          7,032

    Options exercised (7,005 shares)                     14          12           --            --             26

    Net income                                           --          --        1,325            --          1,325          1,325
    Other comprehensive loss, net of
     reclassification adjustments and tax                --          --           --          (117)          (117)          (117)
                                                  ---------   ---------    ---------     ---------      ---------      ---------

       Total comprehensive income                                                                                      $   1,208
                                                                                                                       =========

Balance, December 31, 2004                        $   7,806   $  14,119    $      61     $    (177)     $  21,809
                                                  =========   =========    =========     =========      =========

The accompanying notes are an integral part of these statements.

                            TWO RIVER COMMUNITY BANK
                      Consolidated Statements of Cash Flows
                                 (In thousands)

                                                                                                 Years ended December 31,
                                                                                                 ------------------------
                                                                                          2004             2003            2002
                                                                                          ----             ----            ----
OPERATING ACTIVITIES
  Net income                                                                           $    1,325       $    1,250       $      743
  Adjustments to reconcile net income to cash provided
        by operating activities
     Depreciation and amortization                                                            621              506              403
     Provision for loan losses                                                                459              322              491
     Gain on sale of securities                                                                --               --              (19)
     Net amortization of premiums and discounts                                                72              191              100
     Increase in accrued interest receivable                                                 (283)            (132)             (85)
     Decrease (increase) in other assets                                                      109             (309)             (21)
     Decrease in accrued interest payable                                                     (32)             (15)              29
     (Decrease) increase in other liabilities                                                 (78)             446              312
                                                                                       ----------       ----------       ----------

           Net cash provided by operating activities                                        2,193            2,259            1,953
                                                                                       ----------       ----------       ----------

INVESTING ACTIVITIES
  Purchase of investment securities held-to-maturity                                       (3,825)              --               --
  Purchase of investment securities available-for-sale                                    (19,147)         (24,508)         (12,274)
  Proceeds from sale of investment securities available-for-sale                               --               --            5,784
  Proceeds from repayments and maturities of investment securities                          6,313           12,189            7,524
  Net increase in loans                                                                   (42,241)         (29,505)         (43,097)
  Purchase of Bank Owned Life Insurance                                                    (3,500)              --               --
  Purchases of premises and equipment                                                      (1,664)            (328)            (556)
                                                                                       ----------       ----------       ----------

           Net cash used in investing activities                                          (64,064)         (42,152)         (42,619)
                                                                                       ----------       ----------       ----------

FINANCING ACTIVITIES
  Net increase (decrease) in securities sold under agreements to
     repurchase                                                                             1,306           (2,941)           4,653
  Net advances (repayments) of short-term borrowings                                       (1,784)           6,784               --
  Net increase in demand deposits and interest bearing accounts                            66,305           29,572           26,774
  Net (decrease) increase in certificates of deposit                                       (7,398)           1,759           14,316
  Net proceeds from capital stock issued                                                    7,032               --               --
  Proceeds from exercise of stock options                                                      26               --               --
                                                                                       ----------       ----------       ----------

           Net cash provided by financing activities                                       65,487           35,174           45,743
                                                                                       ----------       ----------       ----------

           Net increase (decrease) in cash and cash equivalents                             3,616           (4,719)           5,077

Cash and cash equivalents, beginning of year                                                6,754           11,473            6,396
                                                                                       ----------       ----------       ----------

Cash and cash equivalents, end of year                                                 $   10,370       $    6,754       $   11,473
                                                                                       ==========       ==========       ==========

The accompanying notes are an integral part of these statements.

                            TWO RIVER COMMUNITY BANK

                   Notes to Consolidated Financial Statements

                        December 31, 2004, 2003, and 2002

NOTE A - ORGANIZATION

      Two River Community Bank (the Bank) is a New Jersey state chartered bank that commenced operations on February 29, 2000. The Bank provides banking services to small and medium-sized businesses, professionals and individual consumers primarily in Monmouth County, New Jersey. The Bank competes with other banking and financial institutions in its market communities.

      The Bank is subject to regulations of certain state and federal agencies and, accordingly, it is periodically examined by those regulatory authorities. As a consequence of the extensive regulation of commercial banking activities, the Bank's business is susceptible to being affected by state and federal legislation and regulations.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      1.    Basis of Financial Statement Presentation
            ------------------------------------------
      The accounting and reporting policies of the Bank conform to accounting principles generally accepted in the United States of America and predominant practices within the banking industry.

      The accounting and reporting policies of the Bank conform to accounting principles generally accepted in the United States of America (US GAAP) and predominant practices within the banking industry. The accompanying consolidated financial statements include the accounts of the Bank and its wholly owned subsidiary, TRCB Investment Corporation and wholly owned trust, Two River Community Bank Employer's Trust. All intercompany balances and transactions have been eliminated.

      In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet and the reported amounts of revenues and expenses during the reporting periods. Therefore, actual results could differ from those estimates.

      The principal estimate that is particularly susceptible to significant change in the near term relates to the allowance for loan losses. The evaluation of the adequacy of the allowance for loan losses includes an analysis of the individual loans and overall risk characteristics and size of the different loan portfolios, and takes into consideration current economic and market conditions, the capability of specific borrowers to pay specific loan obligations, and current loan collateral values. However, actual losses on specific loans, which also are encompassed in the analysis, may vary from estimated losses.

      2.    Investment Securities
            ----------------------
      The Bank accounts for its investment securities in accordance with Statement of Financial Accounting Standards (SFAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities. This standard requires, among other things, that debt and equity securities classified as available for sale be reported at fair value, with unrealized gains and losses excluded from earnings and reported as a separate component, net of income taxes. The net effect of unrealized gains or losses, caused by marking an available for sale portfolio to market, could cause fluctuations in the level of undivided profits and equity-related financial ratios as market interest rates cause the fair value of fixed-rate securities to fluctuate.

                                   (Continued)

                            TWO RIVER COMMUNITY BANK

                        December 31, 2004, 2003, and 2002

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

      Investment and mortgage-backed securities, which the Bank has the ability and intent to hold to maturity, are held for investment purposes and carried at cost, adjusted for amortization of premium and accretion of discount over the terms of the maturity in a manner which approximates the interest method. At the time of purchase, the Bank makes a determination as to whether or not it will hold the investment securities to maturity based upon an evaluation of the probability of the occurrence of future events. Gains or losses on the sales of securities available for sale are recognized upon realization utilizing the specific identification method.

      The Bank adopted EITF 03-1, The Meaning of Other than Temporary Impairment and Its Application to Certain Investments, as of December 31, 2003. EITF 03-1 includes certain disclosures regarding quantitative and qualitative disclosures for investment securities accounted for under SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities, that are impaired at the balance sheet date, but an other-than-temporary impairment has not been recognized. In March 2004, the EITF issued a consensus on Issue 03-1 requiring that the provisions of EITF 03-1 be applied for reporting periods beginning after June 15, 2004 to investments accounted for under SFAS Nos. 115 and 124. EITF 03-1 establishes a three-step approach for determining whether an investment is considered impaired, whether that impairment is other-than-temporary and the measurement of an impairment loss. In September 2004, the FASB issued a proposed Staff Position, EITF Issue 03-1-a, Implementation Guidance for the Application of Paragraph 16 of EITF 03-1 (EITF 03-1-a). EITF 03-1-a would provide implementation guidance with respect to debt securities that are impaired solely due to interest rates and/or sector spreads and analyzed for other-than-temporary impairment under paragraph 16 of EITF 03-1. In September 2004, the FASB issued a Staff Position, EITF Issue 03-1-1, Effective Date of Paragraphs 10-20 of EITF Issue No. 03-1 (EITF 03-1-1). FSP EITF Issue No. 03-1-1, Effective Date of Paragraphs 10-20 of EITF Issue No. 03-1, "The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments," delays the effective date of certain provisions of EITF Issue 03-1, including steps two and three of the Issue's three-step approach for determining whether an investment is other-than-temporarily impaired. However, step one of that approach must still be initially applied for impairment evaluations in reporting periods beginning after June 15, 2004. The delay of the effective date for paragraphs 10-20 of EITF Issue 03-1 will be superseded with the final issuance of proposed FSP EITF Issue 03-1-a, Implementation Guidance for the Application of Paragraph 16 of EITF Issue No. 03-1, "The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments." The disclosures under EITF 03-1 are included in these financial statements.

      3.    Loans and Allowance for Loan Losses
            -----------------------------------
      Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at their outstanding principal, adjusted for any charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans. Interest on loans is accrued and credited to operations based upon the principal amounts outstanding. The allowance for loan losses is maintained at an amount management deems adequate to cover estimated losses. In determining the level to be maintained, management evaluates many factors, including current economic trends, industry experience, historical loss experience, industry loan concentrations, the borrowers' ability to repay and repayment performance, and estimated collateral values. In the opinion of management, the present allowance is adequate to absorb reasonable, foreseeable loan losses.

                                   (Continued)

                            TWO RIVER COMMUNITY BANK

                        December 31, 2004, 2003, and 2002

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

      While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions or any of the other factors used in management's determination. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for losses on loans. Such agencies may require the Bank to recognize additions to the allowance based on their judgments about information available to them at the time of their examination.

      Interest on loans is accrued and credited to operations based upon the principal amounts outstanding. Loans are placed on non-accrual when a loan is specifically determined to be impaired or when principal or interest is delinquent for 90 days or more. Any unpaid interest previously accrued on those loans is reversed from income. Interest income generally is not recognized on specific impaired loans unless the likelihood of further loss is remote. Interest payments received on such loans are applied as a reduction of the loan principal balance. Interest income on other non-accrual loans is recognized only to the extent of interest payments received.

      The Bank accounts for its impaired loans in accordance with SFAS No. 114, Accounting by Creditors for Impairment of a Loan, as amended by SFAS No 118, Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures. This standard requires that a creditor measure impairment based on the present value of expected future cash flows discounted at the loan's effective interest rate, except that as a practical expedient, a creditor may measure impairment based on a loan's observable market price, or the fair value of the collateral if the loan is collateral dependent. Regardless of the measurement method, a creditor must measure impairment based on the fair value of the collateral when the creditor determines that foreclosure is probable. At December 31, 2004 and 2003, the Bank did not have any loans that would be defined as impaired.

      The Bank accounts for its transfers and servicing of financial assets in accordance with SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. SFAS No. 140 established accounting and reporting standards for sales and servicing of financial assets, securitization transactions and the extinguishment of liabilities.

      The Bank adopted FIN 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, including Indirect Guarantees of Indebtedness of Others, on January 1, 2003. FIN 45 requires a guarantor entity, at the inception of a guarantee covered by the measurement provisions of the interpretation, to record a liability for the fair value of the obligation undertaken in issuing the guarantee. The Bank has financial and performance letters of credit. Financial letters of credit require the Bank to make payment if the customer's financial condition deteriorates, as defined in the agreements. The Bank previously did not record an initial liability, except to the extent fees were paid by the customer, when guaranteeing obligations unless it became probable that the Bank would have to perform under the guarantee.

      In October 2003, the AICPA issued SOP 03-3, Accounting for Loans or Certain Debt Securities Acquired in a Transfer. SOP 03-3 applies to a loan with the evidence of deterioration of credit quality since origination acquired by completion of a transfer for which it is probable, at acquisition, that the Bank will be unable to collect all contractually required payments receivable. SOP 03-3 is effective for loans acquired in fiscal years beginning after December 31, 2004. Management is currently evaluating the provisions of SOP 03-3 and does not anticipate its adoption to have a material effect on the Bank's financial position or results of operations.

                                   (Continued)

                            TWO RIVER COMMUNITY BANK

                        December 31, 2004, 2003, and 2002

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

      4.    Bank-Owned Life Insurance
            --------------------------
      The Bank invests in Bank-Owned Life Insurance (BOLI). BOLI involves the purchasing of life insurance by the Bank's wholly owned trust on a chosen group of employees. The Bank is the owner and beneficiary of the policies. This pool of insurance, due to tax advantages, is profitable to the Bank. Bank deposits fund BOLI and the earnings from BOLI are recognized as non-interest income.

      5.    Bank Premises and Equipment
            ---------------------------
      Premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are charged to operations on a straight-line basis over the estimated useful lives of the assets. Leasehold improvements are amortized over the lease period.

      6.    Income Taxes
            -------------
      Under the liability method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities as measured by the enacted tax rates which will be in effect when these differences reverse. The primary temporary differences are allowance loan losses, organizational and start-up costs, and net operating loss carryforwards.

      7.    Earnings Per Share
            -------------------
      Earnings per share are calculated on the basis of the weighted average number of common shares outstanding during the year. All weighted average, actual shares or per share information in the financial statements have been adjusted retroactively for the effect of stock dividends and splits. Basic earnings per share excludes dilution and is computed by dividing income available to common shareholders by the weighted average common shares outstanding during the period. Diluted earnings per share takes into account the potential dilution that could occur if certain outstanding securities to issue common stock were exercised and converted into common stock.

      8.    Advertising Costs
            ------------------
      The Bank expenses advertising costs as incurred.

      9.    Stock-Based Compensation
            -------------------------
      The Bank accounts for its stock options under SFAS No. 123, Accounting for Stock-Based Compensation, which contains a fair value-based method for valuing stock-based compensation that entities may use, which measures compensation cost at the grant date based on the fair value of the award. Alternatively, the standard permits entities to continue accounting for employee stock options and similar equity instruments under Accounting Principles Board (APB) Opinion 25, Accounting for Stock Issued to Employees. Entities that continue to account for stock options using APB Opinion 25 are required to make pro forma disclosures of net income and earnings per share, as if the fair value-based method of accounting defined in SFAS No. 123 had been applied.

                                   (Continued)

                            TWO RIVER COMMUNITY BANK

                        December 31, 2004, 2003, and 2002

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

      At December 31, 2004, the Bank had four stock-based employee and director compensation plans, which are more fully described in note N. The Bank accounts for those plans under the recognition and measurement principles of APB Opinion 25, Accounting for Stock Issued to Employees, and related interpretations. Stock-based employee compensation costs are not reflected in net income, as all options granted under those plans had an exercise price equal to the market value of the underlying common stock on the date of grant. The following table illustrates the effect on net income and earnings per share had the Bank applied the fair value recognition provisions of SFAS No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation.

                                                                               Years ended December 31,
                                                                          ---------------------------------
                                                                            2004         2003         2002
                                                                          -------       ------       ------
                                                                                    (in thousands)
            Net income, as reported                                       $ 1,325       $1,250       $  743
            Less share-based compensation costs under
            fair value-based methods for all awards                        (1,107)        (257)        (131)
                                                                          -------       ------       ------

                     Pro forma net income                                 $   218       $  993       $  612
                                                                          =======       ======       ======

                                                                            2004         2003         2002
                                                                          -------       ------       ------
            Earnings per share - basic                   As reported      $  0.36       $ 0.36       $ 0.21
                                                         Pro forma           0.06         0.27         0.17

            Earnings per share - diluted                 As reported      $  0.34       $ 0.34       $ 0.21
                                                         Pro forma           0.06         0.27         0.17

      For purposes of SFAS No. 123, the fair value of each option grant was estimated on the date of grant using the Black-Scholes options-pricing model with the following weighted average assumptions used for grants in 2004, 2003, and 2002: dividend yield of -0-% for 2004, 2003, and 2002;
      4.19%, 3.82%, and 5.37% risk-free interest rate for 2004, 2003, and 2002, respectively, and expected lives of ten years.

      On December 16, 2004, the Financial Accounting Standards Board (FASB) issued SFAS No. 123 (revised 2004), Share-Based Payment, (SFAS No. 123R). SFAS No. 123R replaces SFAS No. 123, Accounting for Stock-Based Compensation, and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees. SFAS No. 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services and addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. SFAS No. 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. Under SFAS No. 123R, all forms of share-based payments to employees, including employee stock options, would be treated the same as other forms of compensation by recognizing the related cost in the income statement. The expense of the award would

                                   (Continued)

                            TWO RIVER COMMUNITY BANK

                        December 31, 2004, 2003, and 2002

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

      generally be measured at fair value at the grant date. Current accounting guidance requires that the expense relating to the so-called fixed plan employee stock options only be disclosed in the footnotes to the financial statements. SFAS No. 123R would eliminate the ability to account for share-based compensation transactions using APB Opinion No. 25. Public entities (other than those filing as small business issuers) are required to apply the provisions of SFAS No. 123R as of the first interim or annual reporting period that begins after June 15, 2005. The Bank is currently evaluating this proposed statement and its effects on its results of operations.

      10.   Restrictions on Cash and Due from Banks
            ----------------------------------------
      The Bank is required to maintain reserves against customer demand deposits by keeping cash on hand or balances with the Federal Reserve Bank of New York in a non-interest bearing account. As of December 31, 2004 and 2003, reserves of $1,490,000 and $1,953,000, respectively, were required.

      11.   Supplemental Cash Flows Information
            ------------------------------------
      The Bank considers cash on hand, amounts due from banks, interest-bearing deposits with banks, and federal funds sold as cash equivalents. Generally, federal funds are purchased and sold for one day periods. Cash paid for interest was $2,563,000, $1,750,000, and $1,574,000 for the years ended December 31, 2004, 2003, and 2002, respectively. Cash paid for taxes was $1,114,000, $341,000, and $25,000 for the years ended December 31, 2004, 2003, and 2002, respectively.

      12.   Comprehensive Income
            ---------------------
      The Bank reports comprehensive income, which includes net income as well as certain other items which result in a change to equity during the period. The income tax effects allocated to comprehensive income are as follows (in thousands):

                                       December 31, 2004                 December 31, 2003               December 31, 2002
                                -----------------------------    ------------------------------    -----------------------------
                                 Before                Net of     Before                 Net of    Before                 Net of
                                  tax        Tax        tax        tax         Tax        tax        Tax        Tax        tax
                                 amount    expense     amount     amount     expense     amount     amount    expense     amount
                                -------    -------    -------    -------     -------    -------    -------    -------    -------
Unrealized (losses) gains
  on securities
  Unrealized holding
    (losses) gains
    arising during period       $  (161)   $    44    $  (117)   $  (368)    $   135    $  (233)   $   129    $   (45)   $    84
  Less reclassification
    adjustment for gains
    realized in net income           --         --         --         --          --         --         19         (7)        12
                                -------    -------    -------    -------     -------    -------    -------    -------    -------

  Other comprehensive
    income, net                 $  (161)   $    44    $  (117)   $  (368)    $   135    $  (233)   $   110    $   (38)   $    72
                                =======    =======    =======    =======     =======    =======    =======    =======    =======

                            TWO RIVER COMMUNITY BANK

                        December 31, 2004, 2003, and 2002

NOTE C - INVESTMENT SECURITIES

      The amortized cost, gross unrealized gains and losses, and fair values of the Bank's investment securities are summarized as follows (in thousands):

                                                                        December 31, 2004
                                                    ------------------------------------------------------------
                                                                       Gross           Gross
                                                     Amortized      unrealized       unrealized          Fair
                                                        cost           gains           losses           value
                                                    ----------      ----------       ----------       ----------
      Investment securities available-for-sale
         U.S. Government agency securities          $   19,483      $        5       $     (141)      $   19,347
         Municipal securities                            1,064              11               (1)           1,074
         Mortgage backed securities                     18,215             108             (240)          18,083
         Corporate debt securities and others            1,382               1              (11)           1,372
                                                    ----------      ----------       ----------       ----------

                                                    $   40,144      $      125       $     (393)      $   39,876
                                                    ==========      ==========       ==========       ==========

      Investment securities held-to-maturity
         U.S. Government agency securities          $    1,000      $       --       $       (8)      $      992
         Municipal securities                            2,840               8               (2)           2,846
                                                    ----------      ----------       ----------       ----------

                                                    $    3,840      $        8       $      (10)      $    3,838
                                                    ==========      ==========       ==========       ==========

                                                                            December 31, 2003
                                                    ------------------------------------------------------------
                                                                       Gross           Gross
                                                     Amortized      unrealized       unrealized          Fair
                                                        cost           gains           losses           value
                                                    ----------      ----------       ----------       ----------
      U.S. Government treasury securities           $      500      $        1       $       --       $      501
      U.S. Government agency securities                  8,490              30               (8)           8,512
      Corporate bonds                                    1,012               8              (40)             980
      Municipal securities                               1,563               7               (5)           1,565
      Mortgage backed securities                        15,515             149             (249)          15,415
      Atlantic Central Bankers Bank stock                   30              --               --               30
      Federal Home Loan Bank stock                         300              --               --              300
                                                    ----------      ----------       ----------       ----------

                                                    $   27,410      $      195       $     (302)      $   27,303
                                                    ==========      ==========       ==========       ==========

                                   (Continued)

                            TWO RIVER COMMUNITY BANK

                        December 31, 2004, 2003, and 2002

NOTE C - INVESTMENT SECURITIES - Continued

      The amortized cost and fair value of the Bank's investment securities available for sale at December 31, 2004, by contractual maturity, are shown. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties (in thousands).

                                                      Available-for-sale                  Held-to-maturity
                                                    --------------------------      --------------------------
                                                     Amortized         Fair          Amortized         Fair
                                                       cost            value            cost           value
                                                    ----------      ----------      ----------      ----------
      Investment securities available for sale
         Due in one year or less                    $    5,512      $    5,474      $       --      $       --
         Due after one year through 5 years             20,423          20,308           1,610           1,603
         Due after 5 years through 10 years              9,841           9,744             531             528
         Due after 10 years                              4,368           4,350           1,699           1,706
                                                    ----------      ----------      ----------      ----------

                                                    $   40,144      $   39,876      $    3,840      $    3,837
                                                    ==========      ==========      ==========      ==========

      Certain of the Bank's investment securities, totaling $8,160,000 and $10,529,000 at December 31, 2004 and 2003, respectively, were pledged as collateral to secure deposits as required or permitted by law.

      The table below indicates the length of time individual securities have been in a continuous unrealized loss position at December 31, 2004 (in thousands):

                                              Less than 12 months        12 months or longer               Total
                                 Number      ---------------------      ---------------------      ----------------------
       Description of              of         Fair      Unrealized       Fair      Unrealized       Fair       Unrealized
         Securities            securities     value       losses         value       losses         value        losses
      -------------------      ----------    -------    ----------      -------    ----------      -------     ----------
      U.S. Government
       agency securities             18      $17,334      $  (149)      $    --      $    --       $17,334      $  (149)

      Corporate bonds                 1           --           --           479          (11)          479          (11)

      Municipal securities            4        1,260           (4)           --           --         1,260           (4)

      Mortgage backed
       securities                    19        8,059          (84)        3,364         (155)       11,423         (239)
                                -------      -------      -------       -------      -------       -------      -------

      Total temporarily
       impaired investment
       securities                    42      $26,653      $  (237)      $ 3,843      $  (166)      $30,496      $  (403)
                                =======      =======      =======       =======      =======       =======      =======

     Management has considered factors regarding other than temporarily impaired securities and determined that there are no securities that are impaired as of December 31, 2004.

                            TWO RIVER COMMUNITY BANK

                        December 31, 2004, 2003, and 2002

NOTE D - LOANS

The components of the loan portfolio are as follows:

                                                          December 31,
                                                  -----------------------------
                                                      2004              2003
                                                  -----------       -----------
                                                         (in thousands)

         Commercial and industrial                $    44,128       $    37,628
         Real estate - construction                    27,631            17,849
         Real estate - commercial                      90,168            66,818
         Real estate - residential                        318               325
         Consumer                                      13,673            11,154
         Other                                            150                36
                                                  -----------       -----------
                                                      176,068           133,810
         Allowance for loan losses                     (1,927)           (1,469)
         Unearned fees                                    (68)              (51)
                                                  -----------       -----------

                                                  $   174,073       $   132,290
                                                  ===========       ===========

      The Bank had a non-accrual loan of $94,000 at December 31, 2004 and 2003 and no non-accrual loans at December 31, 2002. If interest on this $94,000 loan had been accrued, interest income would have increased approximately $7,000 and $3,000 for the years ended December 31, 2004 and 2003, respectively. The Bank did not have any loans past due 90 days or more or any other real estate owned as of December 31, 2004, 2003 and 2002.

      The Bank has entered into lending transactions in the ordinary course of business with directors, executive officers, principal stockholders and affiliates of such persons on the same terms as those prevailing for comparable transactions with other borrowers. These loans at December 31, 2004, were current as to principal and interest payments, and did not involve more than normal risk of collectibility. At December 31, 2004, loans to related parties amounted to $7,683,000. New loans to related parties totaled $4,240,000 during 2004 and repayments totaled $2,256,000.

      Changes in the allowance for loan losses are as follows:

                                                 Years ended December 31,
                                         --------------------------------------
                                            2004          2003          2002
                                         ----------    ----------    ----------
                                                     (in thousands)

      Balance, beginning of year         $    1,469    $    1,147    $      657
      Provision charged to expenses             458           322           491
      Charge-offs                                --            --            (1)
                                         ----------    ----------    ----------

      Balance, end of year               $    1,927    $    1,469    $    1,147
                                         ==========    ==========    ==========

                            TWO RIVER COMMUNITY BANK

                        December 31, 2004, 2003, and 2002

NOTE E - PREMISES AND EQUIPMENT

      Premises and equipment are as follows:

                                                                Estimated
                                                              useful lives        2004            2003
                                                              ------------    ------------    ------------
                                                                                     (in thousands)
       Leasehold improvements                                     10 years    $      1,953    $        940
       Furniture, fixtures and equipment                           5 years           1,731           1,200
       Computer equipment and software                         2 - 5 years             873             752
                                                                              ------------    ------------
                                                                                     4,557           2,892
       Less accumulated depreciation and amortization                               (2,141)         (1,520)
                                                                              ------------    ------------

                                                                              $      2,416    $      1,372
                                                                              ============    ============

      Depreciation and amortization charged to operations amounted to $621,000, $506,000, and $403,000 for the years ended December 31, 2004, 2003, and 2002, respectively.

      A director of the Bank is the principal of a company that performs services related to leasehold improvements. The Bank paid $741,000, $202,000, and $228,000 for these services for the years ended December 31, 2004, 2003, and 2002, respectively.

      NOTE F - CERTIFICATES OF DEPOSIT

      At December 31, 2004, the approximate scheduled maturities of certificates of deposit are summarized as follows (in thousands):

       2005                                                      $     14,241
       2006                                                             4,022
       2007                                                               470
       2008                                                               118
       2009                                                               146
                                                                 ------------

                                                                 $     18,997
                                                                 ============

                            TWO RIVER COMMUNITY BANK

                        December 31, 2004, 2003, and 2002

NOTE G - SHORT-TERM BORROWINGS

      1.    Federal funds purchased and short-term advances (in thousands)
            ------------------------------------------------
                                                            2004         2003
                                                          -------       -------
      Short-term borrowings
         Balance at year-end                              $ 5,000       $ 6,784
         Average during the year                              398         1,090
         Maximum month-end balance                          8,078         6,784
         Weighted average rate during the year               1.29%         1.10%
         Weighted average rate at December 31                2.44%         1.07%

      The Bank did not have any federal funds purchased or short-term advances at or for the year ended December 31, 2002.

      2.    Line of Credit
            ---------------
      The Bank has a $3,000,000 unsecured line of credit that bears interest at a variable rate and is renewed annually. The unused line was $3,000,000 at December 31, 2004.

      NOTE H - SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

      Securities sold under agreements to repurchase, which are classified as secured borrowings, generally mature within one to four days from the transaction date. Securities sold under agreements to repurchase are reflected as the amount of cash received in connection with the transaction. The Bank may be required to provide additional collateral based on the fair value of the underlying securities.

                                                     Years ended December 31,
                                                  -----------------------------
                                                    2004       2003       2002
                                                  -------    -------    -------
                                                        (in thousands)

      Repurchase agreements:
          Balance at year-end                     $ 7,761    $ 6,455    $ 9,396
          Average during the year                   7,581      9,357      7,310
          Maximum month-end balance                 9,549     11,810      9,429
          Weighted average rate during the year      1.53%      1.53%      2.01%
          Weighted average rate at December 31       1.54%      1.53%      1.59%

                            TWO RIVER COMMUNITY BANK

                        December 31, 2004, 2003, and 2002

NOTE I - COMMON SHARE AND EQUITY TRANSACTIONS

      On August 10, 2004, the Bank completed a common stock offering of 400,000 units of its common stock and warrants at $18.00 per unit for $7,200,000. Each unit consisted of one share of common stock, par value $2.00, and one warrant to purchase one share of common stock at an exercise price of $20.50. The warrants are exercisable during the period from May 1, 2006 through June 30, 2006. Gross proceeds of the offering were reduced by offering costs of $168,000.

      In September 2003, the Bank amended its Articles of Incorporation whereby the number of authorized common shares was increased from 2,500,000 shares to 10,000,000 shares. In December 2003, the Bank amended its Articles of Incorporation whereby the par value was reduced to $2.00 from $5.00. In conjunction with this amendment, the Bank declared a 5-for-2 stock split where three additional shares of stock were issued for every two common shares owned.

      In January 2003, the Bank declared a 3% stock dividend payable February 21, 2003 for shareholders of record on February 7, 2003. All share and pre-share data has been retroactively adjusted to reflect this dividend.

      In August 2002, the Bank declared a 3% stock dividend and in January 2002, the Bank declared a 3% stock dividend.

NOTE J - EMPLOYEE BENEFIT PLANS

      The Bank has a 401(k) plan. Under the plan, all employees are eligible to contribute from 3% to a maximum of 20% of their annual salary. Annually the Bank matches 100% of employee contributions up to 3% and 50% of the next 2% of employee contribution. The Bank contributed $66,000, $48,000, and $37,000 for the years ended December 31, 2004, 2003, and 2002, respectively. Each year, the Bank may at its discretion elect to contribute profit sharing amounts into the Plan. As of December 31, 2004, 2003, and 2002, the Bank has not contributed any profit sharing amounts.

      The Bank has a Salary Continuation Plan (the Plan) for certain directors and executive officers that provides for payments upon retirement, death or disability. The annual benefit is based on annual salary (as defined) and adjusted for earnings, if applicable. Expenses related to this Plan included in the consolidated statements of income are approximately $23,000, $-0-, and $-0- for the years ended December 31, 2004, 2003, and 2002, respectively.

      NOTE K - INCOME TAXES

      The components of the income tax expense included in the statements of operations are as follows:

                                                    Years ended December 31,
                                               ---------------------------------
                                                 2004          2003        2002
                                               -------       -------     -------
                                                          (in thousands)

      Income tax expense
          Current                              $   975       $   557     $   103
          Deferred                                (182)         (129)         --
                                               -------       -------     -------

            Applicable income tax expense      $   793       $   428     $   103
                                               =======       =======     =======

                                   (Continued)

                            TWO RIVER COMMUNITY BANK

                        December 31, 2004, 2003, and 2002

NOTE K - INCOME TAXES - Continued

      A reconciliation of the difference between the effective rate and statutory rate is as follows:

                                                                         Years ended December 31,
                                                                    -----------------------------------
                                                                      2004         2003          2002
                                                                    -------       -------       -------
                                                                               (in thousands)
         Federal income tax at statutory rate                       $   720       $   570       $   288
         Tax exempt interest                                            (25)           --            --
         Change in valuation allowance                                   --          (232)           (8)
         State income taxes, net of federal income tax benefit           92            89            44
         Utilization of net operating loss carryforwards                 --            --          (221)
         Other                                                            6             1            --
                                                                    -------       -------       -------

           Applicable income tax expense                            $   793       $   428       $   103
                                                                    =======       =======       =======

      Deferred income taxes are provided for the temporary difference between the financial reporting basis and the tax basis of the Bank's assets and liabilities. Net deferred tax assets and liabilities consist of the following:

                                                                             2004               2003
                                                                          -----------       -----------
                                                                                (in thousands)
         Accrual to cash conversion                                       $        (2)      $         2
         Allowance for loan loss                                                  192                25
         Depreciation and amortization                                            108                35
         Net operating loss carryforwards                                          10                38
         Unrealized loss on investment securities available for sale               90                46
         Other                                                                      3                29
                                                                          -----------       -----------

            Net deferred tax asset                                        $       401       $       175
                                                                          ===========       ===========

      At December 31, 2004, the Bank had net operating loss carryforwards for state purposes of approximately $403,000, expiring in 2021, available to reduce future taxable income.

                            TWO RIVER COMMUNITY BANK

                        December 31, 2004, 2003, and 2002

NOTE L - EARNINGS PER SHARE

                                                                       Year ended December 31, 2004
                                                              ---------------------------------------------
                                                                 Income           Shares         Per share
                                                              (numerator)     (denominator)       amount
                                                              -----------     -------------     -----------
                                                                             (in thousands)
         Basic earnings per share
             Net income available to common stockholders      $     1,325            3,631      $      0.36
         Effect of dilutive securities
             Options                                                   --              272            (0.02)
                                                              -----------      -----------      -----------

             Diluted earnings per share
             Net income available to common stockholders
               plus assumed conversions                       $     1,325            3,903      $      0.34
                                                              ===========      ===========      ===========

      Options to purchase 158,500 shares of common stock with exercise prices of $17.25 per share were not included in the computation of 2004 diluted EPS because the exercise price was greater than the average market price of the common stock.

                                                                     Year ended December 31, 2003
                                                              ---------------------------------------------
                                                                 Income           Shares         Per share
                                                              (numerator)     (denominator)        amount
                                                              -----------     -------------     -----------
                                                                             (in thousands)
         Basic earnings per share
             Net income available to common stockholders      $     1,250            3,496      $      0.36
         Effect of dilutive securities
             Options                                                   --              201            (0.02)
                                                              -----------      -----------      -----------

             Diluted earnings per share
             Net income available to common stockholders
               plus assumed conversions                       $     1,250            3,697      $      0.34
                                                              ===========      ===========      ===========

                                                                      Year ended December 31, 2002
                                                              ---------------------------------------------
                                                                 Income           Shares         Per share
                                                              (numerator)     (denominator)        amount
                                                              -----------     -------------     -----------
                                                                             (in thousands)
         Basic earnings per share
             Net income available to common shareholders      $       743            3,496      $      0.21
         Effect of dilutive securities
             Options                                                   --              114               --
                                                              -----------      -----------      -----------

             Diluted earnings per share
             Net income available to common stockholders
               plus assumed conversions                       $       743            3,610      $      0.21
                                                              ===========      ===========      ===========

                            TWO RIVER COMMUNITY BANK

                        December 31, 2004, 2003, and 2002

NOTE M - COMMITMENTS

      1.    Lease Commitments
            ------------------
      The Bank leases offices under non-cancelable lease agreements expiring through 2013. Aggregate rent expense was $477,000, $377,000, and $244,000 for the years ended December 31, 2004, 2003, and 2002, respectively.

      The approximate minimum rental commitments under operating leases at December 31, 2004, are as follows (in thousands):

        2005                                                      $       432
        2006                                                              439
        2007                                                              410
        2008                                                              322
        2009                                                              264
        Thereafter                                                        231
                                                                  -----------

                                                                  $     2,098
                                                                  ===========

      2.    Litigation
            -----------
      In the normal course of business, the Bank has been named as a defendant in a lawsuit. Although the ultimate outcome of this suit cannot be ascertained at this time, it is the opinion of management that the resolution of the suit will not have a material adverse effect on the financial position or results of operations of the Bank.

NOTE N - STOCK OPTIONS

      The Bank maintains a 2003 Incentive Stock Option Plan (2003 ISO Plan) and 2003 Non-qualified Stock Option Plan (2003 Non-qualified Plan). Under the 2003 ISO Plan and 2003 Non-qualified Plan, a total of 169,698 shares of common stock have been made available for each plan to grant to directors, officers or employees of the Bank. If a stock option expires, is terminated or otherwise canceled, the related shares of common stock are not applied towards this total.

      The Bank maintains a 2001 Incentive Stock Option Plan (2001 ISO Plan) and 2001 Non-qualified Stock Option Plan (2001 Non-qualified Plan). Under the 2001 ISO Plan and 2001 Non-qualified Plan, a total of 173,470 shares of common stock have been made available for each plan to grant to directors, officers or employees of the Bank. If a stock option expires, is terminated or otherwise canceled, the related shares of common stock are not applied towards this total.

                                   (Continued)

                            TWO RIVER COMMUNITY BANK

                        December 31, 2004, 2003, and 2002

NOTE N - STOCK OPTIONS - Continued

      The following table summarizes information about outstanding options from all plans at and for the years ended December 31, 2004, 2003, and 2002:

                                                                2004                               2003
                                                    ----------------------------       ----------------------------
                                                                       Weighted                          Weighted
                                                                       average                           average
                                                                       exercise                          exercise
                                                       Shares           price             Shares          price
                                                    -----------      ------------      -----------      -----------
Outstanding, beginning of year                          454,003       $      7.31          247,503      $      3.75
Granted                                                 158,500             17.25          206,500            11.58
Exercised                                                (7,006)             3.74               --               --
                                                    -----------                        -----------

Outstanding, end of year                                605,497             10.00          454,003             7.31
                                                    ===========                        ===========

Exercisable, end of year                                452,123                            300,628                ~
                                                    ===========                        ===========

Weighted average fair value of options granted
   during the year                                                    $      5.78                       $      3.64
                                                                      ===========                       ===========

                                                                                                  2002
                                                                                       ----------------------------
                                                                                                         Weighted
                                                                                                         average
                                                                                                         exercise
                                                                                         Shares           price
                                                                                       -----------      -----------
Outstanding, beginning of year                                                             201,062      $      3.70
Granted                                                                                     46,441             3.97
Exercised                                                                                       --               --
                                                                                       -----------      -----------

Outstanding, end of year                                                                   247,503             3.75
                                                                                       ===========

Exercisable, end of year                                                                   165,001
                                                                                       ===========

Weighted average fair value of options granted
    during the year                                                                                     $      1.67
                                                                                                        ===========

                                   (Continued)

                            TWO RIVER COMMUNITY BANK

                        December 31, 2004, 2003, and 2002

NOTE N - STOCK OPTIONS - Continued

                                                  Options outstanding                    Options exercisable
                                    ------------------------------------------     ------------------------------
                                                        Weighted
                                        Number           average     Weighted          Number           Weighted
                                    outstanding at      remaining     average       outstanding at       average
           Range of                  December 31,     contractual    exercise        December 31,       exercise
       exercise prices                   2004             life         price             2004             price
       ---------------              --------------    -----------    ---------     --------------      ----------
       $  3.66 - $ 3.97                   240,497       6.5 years    $    3.76            224,789      $    3.74
       $  9.90 - $12.14                   206,500       8.0 years        11.58             66,834          11.58
       $ 17.25                            158,500       8.0 years        17.25            158,500          17.25
                                     ------------                                    ------------

                                          605,497                                         452,123
                                     ============                                    ============

                            TWO RIVER COMMUNITY BANK

                        December 31, 2004, 2003, and 2002

NOTE O - FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK AND CONCENTRATIONS OF
         CREDIT RISK

      The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the financial statements. The Bank's exposure to credit loss in the event of non-performance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. The Bank had commitments to extend credit of approximately $67,929,000 and $54,577,000 at December 31, 2004 and 2003, respectively.

      Commitments to extend credit are agreements to lend to a customer so long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case-basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the customer. Collateral held varies but may include guarantees, personal or commercial real estate, accounts receivable, inventory or equipment.

      Standby letters of credit are conditional commitments issued by the Bank to guarantee the financial performance of a customer to a third party. Those guarantees are primarily issued to support contracts entered into by customers. Most guarantees extend for one year. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Bank defines the fair value of these letters of credit as the fees paid by the customer or similar fees collected on similar instruments. The Bank amortizes the fees collected over the life of the instrument. Management, based upon their analysis, has determined that an SFAS No. 5, Accounting for Contingencies, reserve is not necessary at December 31, 2004. The Bank generally obtains collateral, such as real estate or liens on customer assets for these types of commitments. The Bank's potential liability would be reduced by any proceeds obtained in liquidation of the collateral held. The Bank had standby letters of credit for customers aggregating $1,895,000 and $1,353,000 at December 31, 2004 and 2003, respectively.

      The Bank grants commercial loans to customers primarily in Monmouth County, New Jersey. Although the Bank actively manages the diversification of its loan portfolio, a substantial portion of its debtors' ability to honor their contracts is dependent upon the strength of the local economy. The loan portfolio includes commercial real estate, which is comprised of owner occupied and investment real estate, including general office, medical, manufacturing and retail space. Construction loans, short-term in nature, comprise another portion of the portfolio, along with commercial and industrial loans. The latter includes lines of credit and equipment loans. From time to time, the Bank may purchase or sell an interest in a loan from or to another lender (participation loan) in order to manage its portfolio risk. Loans purchased by the Bank are typically located in central New Jersey and meet the Bank's own independent underwriting guidelines.

                            TWO RIVER COMMUNITY BANK

                        December 31, 2004, 2003, and 2002

NOTE P - FAIR VALUE OF FINANCIAL INSTRUMENTS

      SFAS No. 107 requires disclosure of the estimated fair value of an entity's assets and liabilities considered to be financial instruments. For the Bank, as for most financial institutions, the majority of its assets and liabilities are considered financial instruments. However, many such instruments lack an available trading market, as characterized by a willing buyer and seller engaging in an exchange transaction. Also, it is the Bank's general practice and intent to hold its financial instruments to maturity and not to engage in trading or sales activities. Therefore, the Bank had to use significant estimations and present value calculations to prepare this disclosure.

      Changes in the assumptions or methodologies used to estimate fair values may materially affect the estimated amounts. Also, management is concerned that there may not be reasonable comparability between institutions due to the wide range of permitted assumptions and methodologies in the absence of active markets. This lack of uniformity gives rise to a high degree of subjectivity in estimating financial instrument fair values.

      Estimated fair values have been determined by the Bank using the best available data and an estimation methodology suitable for each category of financial instruments. The estimation methodologies used, the estimated fair values, and recorded book balances at December 31, 2004 and 2003, are outlined below.

      For cash and cash equivalents, including cash and due from banks and federal funds sold and interest bearing deposits, the recorded book values of approximately $10,370,000 and $6,754,000, as of December 31, 2004 and 2003, respectively, approximate fair values. The estimated fair values of investment securities are based on quoted market prices, if available. Estimated fair values are based on quoted market prices of comparable instruments if quoted market prices are not available.

      The net loan portfolio at December 31, 2004 and 2003, has been valued using a present value discounted cash flow where market prices were not available. The discount rate used in these calculations is the estimated current market rate adjusted for credit risk. The carrying value of accrued interest approximates fair value.

      The estimated fair values of demand deposits (i.e., interest and non interest-bearing checking accounts, savings, and certain types of money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). The fair values of certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered to a schedule of aggregated expected monthly time deposit maturities. The carrying amount of accrued interest payable approximates its fair value.

                                                             2004                                2003
                                                 -----------------------------      -----------------------------
                                                   Carrying         Estimated         Carrying         Estimated
                                                    amount         fair value          amount         fair value
                                                 -----------      ------------      ------------     ------------
                                                                         (in thousands)
       Investment securities                     $    43,716      $     43,714      $     27,303     $     27,303
       Loans receivable, net of deferred fees        176,000           178,102           133,759          135,962
       Certificates of deposits                       18,997            18,637            26,395           26,552

                                   (Continued)

                            TWO RIVER COMMUNITY BANK

                        December 31, 2004, 2003, and 2002

NOTE P - FAIR VALUE OF FINANCIAL INSTRUMENTS - Continued

      The fair values of the short-term borrowings and securities sold under agreements to repurchase totaling $5,000,000 and $7,761,000 and $6,784,000 and $6,455,000 are estimated to approximate their recorded book balances at December 31, 2004 and 2003, respectively.

      The fair value of commitments to extend credit is estimated based on the amount of unamortized deferred loan commitment fees. The fair value of letters of credit is based on the amount of unearned fees plus the estimated cost to terminate the letters of credit. Fair values of unrecognized financial instruments including commitments to extend credit and the fair value of letters of credit are considered immaterial.

NOTE Q - REGULATORY MATTERS

      State banking statutes restrict the amount of dividends on capital stock. Accordingly, no dividends shall be paid by the Bank on its capital stock unless, following the payment of such dividends, the capital stock of the Bank will be unimpaired, and (1) the Bank will have a surplus of not less than 50% of its capital, or, if not, (2) the payment of such dividend will not reduce the surplus of the Bank.

      The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory--and possibly additional discretionary--actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

      Quantitative measures established by regulations to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). As of December 31, 2004, management believes that the Bank meets all capital adequacy requirements to which it is subject.

      As of December 31, 2004, the most recent notification from the Bank's regulatory authority categorized the Bank as well-capitalized under the regulatory framework for prompt corrective action. To be categorized as adequately-capitalized, the Bank must maintain minimum total risk-based; Tier I risk-based, and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

                                   (Continued)

                            TWO RIVER COMMUNITY BANK

                        December 31, 2004, 2003, and 2002

NOTE Q - REGULATORY MATTERS - Continued

      The Bank's actual capital amounts and ratios are presented in the following table.

                                                                                                    To be well-
                                                                                                 capitalized under
                                                                             For capital         prompt corrective
                                                        Actual            adequacy purposes      action provisions
                                                  ------------------     ------------------      ------------------
                                                  Amount       Ratio      Amount      Ratio      Amount       Ratio
                                                  -------      -----     -------      -----      -------      -----
                                                                            (in thousands)
      December 31, 2004
      -----------------

      Total capital (to risk-weighted assets)     $23,913      12.24%    $15,628     =>8.00%     $19,534    =>10.00%
      Tier I capital (to risk-weighted assets)     21,986      11.25       7,814     =>4.00       11,721    => 6.00
      Tier I capital (to average assets)           21,986       9.61       6,866     =>3.00       11,443    => 5.00

      December 31, 2003
      -----------------

      Total capital (to risk-weighted assets)     $15,073      10.49%    $11,496     =>8.00%     $14,371    =>10.00%
      Tier I capital (to risk-weighted assets)     13,604       9.47       5,748     =>4.00        8,622    => 6.00
      Tier I capital (to average assets)           13,604       8.39       4,863     =>3.00        8,105    => 5.00

                            TWO RIVER COMMUNITY BANK
                           CONSOLIDATED BALANCE SHEETS
                 June 30, 2005 (Unaudited) and December 31, 2004
                  (Dollars in thousands, except per share data)

ASSETS                                                                (Unaudited)
                                                                       June 30,         December 31,
                                                                          2005              2004
                                                                      -----------       ------------
Cash and due from banks                                               $    10,371       $     5,225
Federal funds sold                                                          3,129             5,145
                                                                      -----------       -----------

                  Total cash and cash equivalents                          13,500            10,370

Investment securities available-for-sale                                   34,959            39,876
Investment securities held-to-maturity (fair value of $4,285 and
     $3,837 at June 30, 2005 and December 31, 2004,
     respectively)                                                          4,269             3,840

Loans receivable                                                          200,422           176,000
Less allowance for loan losses                                             (2,205)           (1,927)
                                                                      -----------       -----------

         Net loans receivable                                             198,217           174,073

Bank-owned life insurance                                                   3,591             3,513
Premises and equipment, net                                                 2,250             2,416
Accrued interest receivable                                                   902               824
Other assets                                                                  825               558
                                                                      -----------       -----------

         Total assets                                                 $   258,513       $   235,470
                                                                      ===========       ===========

LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES
Deposits
     Non-interest bearing - demand                                    $    47,884       $    49,022
     Interest bearing - NOW, money market and savings                     120,321           131,936
     Certificates of deposit, under $100,000                               23,930             7,448
     Certificates of deposit, $100,000 and over                            28,696            11,549
                                                                      -----------       -----------

         Total deposits                                                   220,831           199,955

Securities sold under agreements to repurchase                              8,685             7,761
Short-term borrowings                                                       5,000             5,000
Accrued interest payable                                                       36                21
Other liabilities                                                           1,113               924
                                                                      -----------       -----------

         Total liabilities                                                235,665           213,661
                                                                      -----------       -----------

SHAREHOLDERS' EQUITY
Common stock - authorized, 10,000,000 shares of $2.00 par value;
     issued and outstanding, 3,936,595 and 3,902,994 shares
     at June 30, 2005 and December 31, 2004, respectively                   7,873             7,806
Additional paid-in capital                                                 14,177            14,119
Accumulated earnings                                                          984                61
Accumulated other comprehensive loss                                         (186)             (177)
                                                                      -----------       -----------

         Total shareholders' equity                                        22,848            21,809
                                                                      -----------       -----------

         Total liabilities and shareholders' equity                   $   258,513       $   235,470
                                                                      ===========       ===========

The accompanying notes are an integral part of these statements.

                            TWO RIVER COMMUNITY BANK
                  CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
                 For the Six Months Ended June 30, 2005 and 2004
              (Dollars in thousands, except for per share amounts)

                                                                   Six Months Ended
                                                                       June 30,
                                                             ------------------------------
                                                                 2005               2004
                                                             ------------      ------------
Interest Income:
     Loans, including fees                                   $      6,053      $      4,489
     Investment securities                                            842               635
     Federal funds sold                                                31                42
                                                             ------------      ------------

               Total interest income                                6,926             5,166
                                                             ------------      ------------

Interest Expense:
     Savings, NOW & money market deposits                           1,037               890
     Time deposits                                                    531               264
     Short-term borrowings                                             95                 3
     Securities sold under agreements to repurchase                    74                53
                                                             ------------      ------------

               Total interest expense                               1,737             1,210
                                                             ------------      ------------

               Net interest income                                  5,189             3,956
Provision for loan losses                                             278               243
                                                             ------------      ------------

     Net interest income after provision
               for loan losses                                      4,911             3,713
                                                             ------------      ------------

Non-Interest Income:
     Service charges on deposit accounts                              186               176
     Other loan servicing fees                                        192               129
     Other                                                            185                63
                                                             ------------      ------------

               Total non-interest income                              563               368
                                                             ------------      ------------

Non-Interest Expenses:
     Salaries and employee benefits                                 2,178             1,782
     Occupancy and equipment                                          661               587
     Other operating                                                1,170               928
                                                             ------------      ------------

               Total non-interest expense                           4,009             3,297
                                                             ------------      ------------

Income before income taxes                                          1,465               784
Provision for income taxes                                            542               304
                                                             ------------      ------------

               Net income                                    $        923      $        480
                                                             ============      ============

Earnings Per Share:
     Basic                                                   $       0.23      $       0.14
     Diluted                                                 $       0.22      $       0.13
Weighted Average Shares Outstanding:
     Basic                                                      3,931,311         3,497,571
     Diluted                                                    4,144,671         3,780,050

The accompanying notes are an integral part of these statements.

                            TWO RIVER COMMUNITY BANK
     CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (Unaudited)
                 For the Six Months Ended June 30, 2005 and 2004

                                                                                       Accumulated
                                                         Additional  (1) Accumulated       other            Total
                                              Common       paid-in      (deficit)/     comprehensive    shareholders'  Comprehensive
                                               Stock       capital       earnings          loss            equity         income
                                             --------    ----------   --------------   -------------    -------------  -------------
(Dollars in thousands)
Balance December 31, 2003                    $  6,992     $  7,875       $ (1,264)       $    (60)        $ 13,543

Options exercised (4,000 shares)                    8            7             --              --               15

Net income                                         --           --            480              --              480            480

Other comprehensive loss, net of
   reclassification adjustments and taxes          --           --             --            (622)            (622)          (622)
                                             --------     --------       --------        --------         --------       --------

Total comprehensive income                                                                                               $   (142)
                                                                                                                         ========

Balance, June 30, 2004                       $  7,000     $  7,882       $   (784)       $   (682)        $ 13,416
                                             ========     ========       ========        ========         ========

Balance December 31, 2004                    $  7,806     $ 14,119       $     61        $   (177)        $ 21,809

Options exercised (33,601 shares)                  67           58             --              --              125

Net income                                         --           --            923              --              923            923

Other comprehensive loss, net of
  reclassification adjustments and taxes           --           --             --              (9)              (9)            (9)
                                             --------     --------       --------        --------         --------       --------

Total comprehensive income                                                                                               $    914
                                                                                                                         ========

Balance, June 30, 2005                       $  7,873     $ 14,177       $    984        $   (186)        $ 22,848
                                             ========     ========       ========        ========         ========

(1) Includes accumulated charges for stock dividends of $2,165 at June 30, 2005 and June 30, 2004.

The accompanying notes are an integral part of these statements.

                            TWO RIVER COMMUNITY BANK
                CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
                 For the Six Months Ended June 30, 2005 and 2004

                                                                               Six Months Ended June 30,
                                                                              --------------------------
                                                                                  2005           2004
                                                                              -----------    -----------
                                                                                 (Dollars in thousands)
Cash flows from operating activities:
   Net income                                                                 $       923    $       480
   Adjustments to reconcile net income to net cash
         provided by operating activities:
         Depreciation and amortization                                                333            301
         Provision for loan losses                                                    278            243
         Net amortization (accretion) of premiums and discounts                        29             42
         Earnings on bank-owned life insurance                                        (78)            --
         Increase in accrued interest receivable                                      (78)          (149)
         Increase in other assets                                                    (262)          (304)
         Increase (decrease) in accrued interest payable                               15            (40)
         Increase (decrease) in other liabilities                                     189           (293)
                                                                              -----------    -----------

                   Net cash provided by operating activities                        1,349            280
                                                                              -----------    -----------

Cash flows from investing activities:
   Purchases of investment securities held-to-maturity                               (431)            --
   Purchases of investment securities available-for-sale                             (535)       (16,875)
   Proceeds from principal repayments, maturities and calls of
         investment securities                                                      5,411          4,413
   Net increase in loans                                                          (24,422)       (24,383)
   Purchases of premises and equipment                                               (167)          (639)
                                                                              -----------    -----------

                    Net cash used in investing activities                         (20,144)       (37,484)
                                                                              -----------    -----------

Cash flows from financing activities:
   Net increase in securities sold under agreements to repurchase                     924            280
   Net repayments of short-term borrowings                                             --         (6,784)
   Net (decrease) increase in demand deposits and savings accounts                (12,753)        60,002
   Net increase (decrease) in certificates of deposit                              33,629         (3,895)
   Proceeds from exercise of stock options                                            125             15
                                                                              -----------    -----------

                   Net cash provided by financing activities                       21,925         49,618
                                                                              -----------    -----------

Net increase in cash and cash equivalents                                           3,130         12,414
Cash and cash equivalents, beginning of year                                       10,370          6,754
                                                                              -----------    -----------

Cash and cash equivalents, end of period                                      $    13,500    $    19,168
                                                                              ===========    ===========

Supplemental disclosures of cash flow information:
   Cash paid for interest                                                     $     1,722    $     1,250
   Cash for income taxes                                                      $       581    $       152

The accompanying notes are an integral part of these statements.

                            TWO RIVER COMMUNITY BANK
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

NOTE 1 - BASIS OF PRESENTATION

The unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for full year financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included and are of a normal, recurring nature. Operating results for the six month period ended June 30, 2005, are not necessarily indicative of the results that may be expected for the year ended December 31, 2005. These consolidated financial statements should be read in conjunction with the consolidated financial statements and the notes thereto for the year ended December 31, 2004.

NOTE 2 - EARNINGS PER SHARE

Basic earnings per share is calculated by dividing net income by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share reflects additional common shares that would have been outstanding if dilutive potential common shares had been issued relating to outstanding stock options. Potential common shares related to stock options are determined using the treasury stock method.

The following table sets forth the computations of basic and diluted earnings per share:

                                                                       Six Months Ended
                                                                           June 30,
                                                                  --------------------------
                                                                     2005             2004
                                                                  ----------      ----------
                                                                     (Dollars in thousands,
                                                                     except per share data)
Net income applicable to common stock                             $      923      $      480
                                                                  ==========      ==========

Weighted average common shares outstanding                         3,931,311       3,497,571
Effect of dilutive securities, stock options                         213,360         282,479
                                                                  ----------      ----------

Weighted average common shares outstanding used to calculate
         diluted earnings per share                                4,144,671       3,780,050
                                                                  ==========      ==========

Basic earnings per share                                          $     0.23      $     0.14
Diluted earnings per share                                        $     0.22      $     0.13

NOTE 3 - COMPREHENSIVE INCOME

The components of other comprehensive income for the six months ended June 30, 2005 and 2004 are as follows:

                                                                         Six Months Ended
                                                                             June 30,
                                                                        2005          2004
                                                                    ----------     ----------
                                                                     (Dollars in thousands)
Unrealized holding losses on available-for-sale securities          $      (14)    $     (875)
Less: Reclassification adjustments for gains (losses) included
in net income                                                               --             --
                                                                    ----------     ----------

                                                                           (14)          (875)
Tax effect                                                                  (5)          (254)
                                                                    ----------     ----------

Net unrealized losses                                               $       (9)    $     (622)
                                                                    ==========     ==========

NOTE 4 - STOCK BASED COMPENSATION

The Bank accounts for stock option plans under the recognition and measurement principles of APB Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. No stock-based employee compensation cost is reflected in net income, as all options granted under Two River's plans had an exercise price equal to the market value of the underlying common stock on the date of grant. The following table illustrates the effect on net income and earnings per share if Two River had applied the fair value recognition provisions of FASB Statement No. 123, "Accounting for Stock-Based Compensation," to stock-based compensation for the periods presented:

                                                                               Six Months Ended
                                                                                   June 30,
                                                                         ---------------------------
                                                                            2005             2004
                                                                         ----------       ----------
                                                                            (Dollars in thousands,
                                                                            except per share data)
      Net income, as reported                                            $      923       $      480
      Total stock-based compensation expense determined under fair
      value based method for all awards, net of related tax effects            (126)            (194)
                                                                         ----------       ----------

      Pro forma net income                                               $      797       $      286
                                                                         ==========       ==========

      Basic earnings per share:
               As reported                                               $     0.23       $     0.14
               Pro forma                                                 $     0.20       $     0.08

      Diluted earnings per share:
               As reported                                               $     0.22       $     0.13
               Pro forma                                                 $     0.19       $     0.08

NOTE 5 - GUARANTEES

The Bank does not issue any guarantees that would require liability recognition or disclosure, other than its standby letters of credit. Standby letters of credit are conditional commitments issued by Two River to guarantee the performance of a customer to a third party. Generally, all letters of credit, when issued have expiration dates within one year. The credit risk involved in issuing letters of credit is essentially the same as those that are involved in extending loan facilities to customers. The Bank, generally, holds collateral and/or personal guarantees supporting these commitments. The Bank had $1,967,000 of commercial and similar letters of credit as of June 30, 2005. Management believes that the proceeds obtained through a liquidation of collateral and the enforcement of guarantees would be sufficient to cover the potential amount of future payment required under the corresponding guarantees. The current amount of the liability as of June 30, 2005 for guarantees under standby letters of credit issued is not material.

NOTE 6 - MATERIAL TRANSACTION

On August 17, 2005, Two River Community Bank and The Town Bank announced the signing of a definitive agreement and plan of acquisition where Two River Bank would acquire The Town Bank. The agreement calls for an all-stock transaction in which the two banks will become independently operated, wholly-owned subsidiaries of a newly formed bank holding company, with each bank's board of directors and management team remaining in place.

Under the terms of the acquisition agreement, each share of Two River Community Bank common stock will be converted into one share of common stock of the newly formed holding company and each share of Town Bank common stock will be converted into 1.25 shares of common stock of the holding company. The closing price of Two River common stock on August 16, 2005 was $16.25. Based on a 1.25 exchange ratio, shareholders of Two River will hold approximately 65.6% of the post-transaction shares of the newly formed holding company.

The 1.25 exchange ratio is subject to adjustment if the average price of Two River common stock over a defined period prior to the closing is below $13.20 or above $18.80. If the Two River average price is above $18.80, the exchange ratio will be $23.50 divided by the Two River average price, with a minimum exchange ratio of 1.1463. If Two River's average price is below $13.20, the exchange ratio will be $16.50 divided by the Two River average price, with a maximum exchange ratio of 1.5. If the average price is $11.00 or less, Town Bank will have the right to terminate the deal.

The transaction has been approved by the board of directors of each bank, and must be approved by holders of shares representing 2/3 of the outstanding stock of each bank before it can be completed. The acquisition is subject to other customary closing conditions, including receipt of bank regulatory approval. The transaction is expected to close early in the first quarter of 2006.

             Report of Independent Registered Public Accounting Firm

--------------------------------------------------------------------------------

The Board of Directors and Shareholders
The Town Bank

We have audited the accompanying balance sheets of The Town Bank (The Bank) as of December 31, 2004 and 2003, and the related statements of income, changes in shareholders' equity, comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2004. These financial statements are the responsibility of The Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Town Bank as of December 31, 2004 and 2003, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2004 in conformity with U.S. generally accepted accounting principles.


                                                       /s/ KPMG LLP

Short Hills, New Jersey
February 7, 2005

                                  The Town Bank
                                 Balance Sheets
                      (in thousands, except share amounts)

--------------------------------------------------------------------------------

                                                                December 31,
                                                             2004            2003
                                                         -----------     -----------
ASSETS
Cash and due from banks                                  $     1,376     $     1,665
Federal funds sold and other short term investments               --           3,590
Investment securities available for sale                      12,907          17,013
Loans, net of unearned fees/costs                            109,924          79,692
   Less: Allowance for loan losses                            (1,186)           (801)
                                                         -----------     -----------
Net loans                                                    108,738          78,891
Premises and equipment, net                                    1,924           1,351
Other assets                                                   1,131             562
                                                         -----------     -----------
Total Assets                                             $   126,076     $   103,072
                                                         ===========     ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Deposits:
   Non-interest bearing                                  $    17,827     $    15,193
   Interest bearing                                           91,808          74,435
                                                         -----------     -----------
   Total deposits                                            109,635          89,628
Short term borrowings                                          1,430             171
Accrued expenses and other liabilities                           528             262
                                                         -----------     -----------
Total Liabilities                                            111,593          90,061
                                                         -----------     -----------

Shareholders' Equity
Common stock ($5.00 par value per
   share, authorized 3,000,000 shares at
   December 31, 2004 and 2003;
   1,869,302 shares issued and outstanding at
   December 31, 2004 and 1,851,012 issued and
   outstanding at December 31, 2003)                           9,346           9,255

Additional paid-in capital                                     5,506           5,415
Accumulated deficit                                             (308)         (1,672)
Accumulated other comprehensive (loss) income                    (61)             13
                                                         -----------     -----------
Total Shareholders' Equity                                    14,483          13,011
                                                         -----------     -----------
Total Liabilities and Shareholders' Equity               $   126,076     $   103,072
                                                         ===========     ===========

               See accompanying notes to the financial statements.

                                  The Town Bank
                                Income Statements
                      (in thousands, except share amounts)

--------------------------------------------------------------------------------

                                                            Year Ended December 31,

                                                      2004            2003            2002
                                                   ----------      ----------      ----------
Interest Income
Interest and fees on loans                         $    5,959      $    4,455      $    3,440
Interest on federal funds sold
  and other short term investments                         71              89             152
Interest on securities available for sale                 287             291             345
                                                   ----------      ----------      ----------
  Total interest income                                 6,317           4,835           3,937

Interest Expense
Interest on checking, savings
  and money market deposits                               632             272             370
Interest on certificates of deposits                    1,197           1,297           1,098
Interest on short term borrowings                           3               1               2
                                                   ----------      ----------      ----------
  Total interest expense                                1,832           1,570           1,470
                                                   ----------      ----------      ----------

Net interest income                                     4,485           3,265           2,467

Provision for loan losses                                 385             191             303
                                                   ----------      ----------      ----------

Net interest income after provision for
  loan losses                                           4,100           3,074           2,164
                                                   ----------      ----------      ----------

Non-Interest Income
Service charges on deposit accounts, other
  service charges and miscellaneous income                104             105             117
Gains on sales of residential mortgages                    32             103              61
Gains on sales/calls of investment securities              --              34              77
                                                   ----------      ----------      ----------
  Total non-interest income                               136             242             255
                                                   ----------      ----------      ----------

Non-Interest Expense
Salaries and employee benefits                          1,376           1,209           1,134
Occupancy expense                                         315             293             268
Equipment expense                                         334             438             378
Other operating expense                                   763             602             561
                                                   ----------      ----------      ----------
  Total non-interest expense                            2,788           2,542           2,341
                                                   ----------      ----------      ----------

Income before income taxes                              1,448             774              78
Income taxes                                               84              76              22
                                                   ----------      ----------      ----------
Net income                                         $    1,364      $      698      $       56
                                                   ==========      ==========      ==========
Net income per share-basic                         $     0.74      $     0.52      $     0.05
                                                   ==========      ==========      ==========
Net income per share-diluted                       $     0.72      $     0.51      $     0.05
                                                   ==========      ==========      ==========
Average shares outstanding - basic                  1,852,000       1,348,000       1,086,000
                                                   ==========      ==========      ==========
Average shares outstanding - diluted                1,905,000       1,367,000       1,091,000
                                                   ==========      ==========      ==========

               See accompanying notes to the financial statements.

                                  The Town Bank
                  Statements of Changes in Shareholders' Equity
                      (in thousands, except share amounts)

--------------------------------------------------------------------------------

                                                           Years Ended December 31, 2004, 2003 and 2002
                                                                                             Accumulated
                                                             Additional                         other
                                               Common         paid-in        Accumulated    comprehensive
                                                stock         capital          deficit      (loss) income         Total
                                             ----------      ----------      -----------    -------------      ----------
Balance at December 31, 2001                 $    5,427      $    3,124      $   (2,426)      $      112       $    6,237

Net income                                           --              --              56               --               56

Net change in unrealized gain
   on securities available for sale                  --              --              --                3                3
                                             ----------      ----------      ----------       ----------       ----------

Balance at December 31, 2002                      5,427           3,124          (2,370)             115            6,296

Net income                                           --              --             698               --              698

Net change in unrealized gain
   on securities available for sale                  --              --              --             (102)            (102)

Issuance of 51,038 common shares
   through stock options exercised                  255              93              --               --              348

Issuance of 714,320 common
  shares, net of issuance costs of $182           3,573           2,198              --               --            5,771
                                             ----------      ----------      ----------       ----------       ----------

Balance at December 31, 2003                      9,255           5,415          (1,672)              13           13,011

Net income                                           --              --           1,364               --            1,364

Net change in unrealized gain
   on securities available for sale                  --              --              --              (74)             (74)

Issuance of 18,290 common shares
   through stock options exercised
   and related tax benefits                          91              91              --               --              182
                                             ----------      ----------      ----------       ----------       ----------

        Balance at December 31, 2004         $    9,346      $    5,506      $     (308)      $      (61)      $   14,483
                                             ==========      ==========      ==========       ==========       ==========

                                  The Town Bank
                       Statements of Comprehensive Income
                                 (in thousands)

--------------------------------------------------------------------------------

                                                                Years Ended December 31,
                                                            2004          2003          2002
                                                          -------       -------       -------
Net income                                                $ 1,364       $   698       $    56

Other comprehensive income (loss):
  Reclassification adjustment for gain in net income           --           (34)          (42)
  Net unrealized gain (loss) on securities
    available for sale, during the period                     (74)          (68)           45
                                                          -------       -------       -------

Comprehensive income                                      $ 1,290       $   596       $    59
                                                          =======       =======       =======

               See accompanying notes to the financial statements.

                                  The Town Bank
                            Statements of Cash Flows
                                 (in thousands)

--------------------------------------------------------------------------------

                                                                               Years Ended December 31,
                                                                           2004           2003            2002
                                                                        ----------     ----------     ----------
Cash flows from operating activities:
   Net income                                                           $    1,364     $      698     $       56
   Adjustments to reconcile net income to net cash
      provided by operating activities:
   Provision for loan losses                                                   385            191            303
   Origination of residential mortgage loans held for sale                  (7,652)        (8,944)        (4,824)
   Proceeds from sales of residential mortgages held for sale                7,684          9,047          5,091
   Gains on sales of residential mortgages held for sale                       (32)          (103)           (61)
   Gross gains on sales/calls of investment securities
      available for sale                                                        --            (34)           (77)
   Depreciation and amortization                                               151            186            197
   Increase in other assets                                                   (569)           (66)          (133)
   Increase (decrease) in accrued expenses
      and other liabilities                                                    266            (85)          (239)
                                                                        ----------     ----------     ----------
        Net cash provided by operating activities                            1,597            890            313
                                                                        ----------     ----------     ----------

Cash flows from investing activities:
   Net decrease in federal funds sold and
     short term investments                                                  3,590          3,244          3,930
   Purchase of securities available for sale                               (14,968)       (37,065)       (14,764)
   Proceeds from calls/maturities of securities available for sale          19,000         30,025          6,700
   Proceeds from sales of securities available for sale                         --          4,094          1,166
   Net increase in loans                                                   (30,232)       (18,688)       (23,541)
   Purchase of premises and equipment                                         (724)           (87)           (15)
                                                                        ----------     ----------     ----------
      Net cash used in investing activities                                (23,334)       (18,477)       (26,524)
                                                                        ----------     ----------     ----------

Cash flows from financing activities:
   Net increase in non-interest bearing deposits                             2,634          1,710          3,989
   Net increase in interest bearing deposits                                17,373         10,401         22,216
   Net increase (decrease) in short term borrowings                          1,259            (79)           148
   Issuance of common stock, net                                               182          6,119             --
                                                                        ----------     ----------     ----------
      Net cash provided by financing activities                             21,448         18,151         26,353
                                                                        ----------     ----------     ----------

(Decrease) increase in cash and due from banks                                (289)           564            142
Cash and due from banks at beginning of year                                 1,665          1,101            959
                                                                        ----------     ----------     ----------
Cash and due from banks at end of year                                  $    1,376     $    1,665     $    1,101
                                                                        ==========     ==========     ==========
Cash paid during the year for:
   Interest                                                             $    1,822     $    1,665     $    1,418
                                                                        ==========     ==========     ==========
   Income taxes                                                         $      280     $       84     $        8
                                                                        ==========     ==========     ==========

               See accompanying notes to the financial statements.

                                  The Town Bank
                          Notes to Financial Statements

--------------------------------------------------------------------------------

Note 1 - Nature of Operations and Significant Accounting Policies

General

The Town Bank (The Bank), a New Jersey State chartered commercial bank commenced operations on October 5, 1998 as The Town Bank of Westfield, and subsequently changed its name to The Town Bank on June 11, 2004. The Bank provides community-banking services to a broad range of customers, including corporations, individuals, partnerships and other community bodies in the greater Westfield area. Currently, The Bank operates from two offices. The Bank is subject to federal and New Jersey statutes applicable to banks chartered under the New Jersey banking laws. The Federal Deposit Insurance Corporation
(FDIC) insures The Bank's deposits. Accordingly, The Bank is subject to regulation, supervision, and examination by the New Jersey State Department of Banking and Insurance and the FDIC.

On August 29, 2003, The Bank completed its private placement of common stock and issued 714,320 shares at $8.33 per share and received net proceeds of $5,771,000. In conjunction with the private placement, certain directors and officers exercised 51,038 stock options, and The Bank received net proceeds of $348,000.

On June 1, 2004, The Bank paid a 5.00% stock distribution. All share and related amounts presented have been restated to reflect this distribution.

The Bank purchased land on June 22, 2004 to operate a branch facility located at 245-249 North Avenue, Cranford, New Jersey. For the year ended December 31, 2004, The Bank incurred carrying costs for the facility of $7,000.

Basis of Financial Statement Presentation

The financial statements of The Bank are prepared in conformity with accounting principles generally accepted in the United States of America (GAAP). The preparation of the financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates. Material estimates that are subject to changes in the near term relate to the determination of the allowance for loan losses.

While management uses available information to recognize estimated losses on loans, future additions might be necessary based upon changes in economic conditions. In addition, various regulatory agencies, as part of their examination process, periodically review The Bank's allowance for loan losses account. Such agencies may require The Bank to recognize additions to the allowance based upon judgments of information available to them at the time of their examination.

                                  The Town Bank
                          Notes to Financial Statements

--------------------------------------------------------------------------------

Investment Securities

Investment securities, at the time of purchase, are classified into one of three categories: held to maturity, available for sale, or trading account securities.

Securities that The Bank has the ability and intent to hold until maturity are classified as "held to maturity." These Securities are stated at cost, adjusted for amortization of premiums and accretion of discounts, using the interest method over the estimated life of the securities. At December 31, 2004 and 2003, The Bank did not have any held to maturity securities.

Securities that may be held for indefinite periods of time which management intends to use as part of its asset/liability management strategy and sold in response to changes in interest rates, loan demand, liquidity needs or other factors are classified as "available for sale" and reported at estimated fair market value. Unrealized holding gains and losses, on these securities are not included in earnings, but reported as a separate component of shareholders' equity. Gains or losses, upon realization, are included in earnings using the specific identification method. Unrealized losses that are determined to be other than temporary are charged against earnings in the period that such impairment occurred.

Trading account securities are carried at market value. Gains and losses resulting from "marking to market" these securities as well as securities sold are reported in non-interest income utilizing the trade date method. This category includes securities purchased specifically for short-term appreciation. The Bank does not have any trading account securities.

Interest on investment securities is included in interest income when earned.

Loans

Loans are stated at the principal amount outstanding, net of deferred loan origination fees/costs and unearned discounts. Interest on substantially all loans is accrued and credited to interest income based upon the principal amount outstanding. Loan fees and certain costs associated with originating loans are deferred and amortized over the expected life of the respective loans as an adjustment to the yield utilizing the level yield method.

Generally, interest income is not accrued on loans, including impaired loans, where principal or interest is 90 days or more past due, unless they are well secured and in the process of collection. A loan less than 90 days past due may be placed on non-accrual if management believes there is sufficient doubt as to the ultimate collection of the loan balance outstanding. When a loan, including an impaired loan, is classified as non-accrual, uncollected past due interest is reversed and charged against current income. Interest income is not recognized until the financial condition of the borrower improves, payments are brought current and a consistent payment history is established. Payments received on non-accrual loans, including impaired loans, are first applied to all principal amounts owed. Once the remaining principal balance is deemed fully collectible, payments are then applied to interest income and fees.

                                  The Town Bank
                          Notes to Financial Statements

--------------------------------------------------------------------------------

A loan is considered impaired when, based upon current information and events, it is probable that The Bank will be unable to collect all amounts due according to the contractual terms of the loan agreement. Impaired loans are measured based upon the present value of expected future cash flows, or as a practical expedient, at the loan's observable market value, or the fair value of the underlying collateral, if the loan is collateral dependent. Smaller balance homogeneous loans, such as residential mortgages and loans to individuals are collectively evaluated for impairment and excluded from the definition of impaired loans.

Loans Held for Sale

Loans held for sale are carried at the lower of cost or market using the aggregate method. Gains or losses resulting from sales of loans are recognized when the proceeds are received from investors and are included in the non-interest income section of the income statement. At December 31, 2004 and 2003, The Bank did not have any loans held for sale.

Allowance for Loan Losses

The allowance for loan losses account is maintained at a level considered to be adequate to provide for probable loan losses inherent in the portfolio. The allowance account is increased by provisions charged to expense and reduced by net charge-offs. The level of the allowance account is based upon management's evaluation of probable losses in the loan portfolio, after consideration of appraised collateral values, financial condition of the borrower, delinquency and charge-off trends, as well as prevailing economic conditions. Management evaluates the adequacy of the account on a quarterly basis throughout the year. While management uses available information to recognize losses on loans, future additions to the allowance account may be necessary based upon changes in economic conditions and other factors.

Premises and Equipment

Premises and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, which range from three to forty years. Leasehold improvements are amortized utilizing the straight-line method over the life of the lease or improvement whichever is shorter. Maintenance and repairs are charged to expense as incurred.

Other Real Estate Owned

Other real estate owned consists of property acquired through foreclosure or acceptance of a deed-in-lieu of foreclosure. Only collateral of which The Bank has taken physical possession is classified, as other real estate owned.

Other real estate owned is carried at the lower of fair market value of the related property, as determined by current appraisals less estimated costs to sell the property, or the recorded investment of the property. Write-downs on these properties, which occur after the initial transfer from the loan portfolio, are recorded as an operating expense. Costs of holding these properties are charged to expense in the current period. Gains, to the extent allowable, and losses on the disposition of these properties are accounted for in current operations. At December 31, 2004 and 2003, The Bank had no other real estate owned.

                                  The Town Bank
                          Notes to Financial Statements

--------------------------------------------------------------------------------

Stock-Based compensation

At December 31, 2004, the Bank has seven stock-based compensation plans, which are described more fully in Note 13. The Bank accounts for these plans under the recognition and measurement principles of Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations. No stock-based compensation cost is reflected in net income, as all options granted under these plans had an exercise price equal to the market value of the underlying common stock on the date of grant. The following table illustrates the effect on net income and net income per share if The Bank had applied the fair value recognition provisions of Financial Accounting Standards Board (FASB) Statement No. 123, Accounting for Stock-Based Compensation, to stock-based compensation.

                                                            Years Ended December 31,
                                                   ------------------------------------------
                                                      2004            2003            2002
                                                   ----------      ----------      ----------
Net income (loss), as reported                     $1,364,000      $  698,000      $   56,000
Deduct: Total stock-based
   compensation expense determined under fair
   value based method for all awards, net of
   related tax effects                                (97,000)       (106,000)        (90,000)
                                                   ----------      ----------      ----------

Pro forma net income (loss)                        $1,267,000      $  592,000      $  (34,000)
                                                   ==========      ==========      ==========

Net income (loss) per share:
   Basic-as reported                               $     0.74      $     0.52      $     0.05
                                                   ==========      ==========      ==========
   Basic-pro forma                                 $     0.68      $     0.44      $    (0.03)
                                                   ==========      ==========      ==========

   Diluted-as reported                             $     0.72      $     0.51      $     0.05
                                                   ==========      ==========      ==========
   Diluted-pro forma                               $     0.67      $     0.43      $    (0.03)
                                                   ==========      ==========      ==========

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating losses and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be settled. The effect on deferred tax assets and liabilities of a change in the tax rates is recognized in the period that includes the enactment date. The recoverability of The Bank's net deferred tax asset is evaluated on a quarterly basis.

                                  The Town Bank
                          Notes to Financial Statements

--------------------------------------------------------------------------------

Net Income Per Share and Common Share Amounts

Net income per basic share is calculated by dividing net income by the weighted average number of shares outstanding for the period. Net income per diluted share is calculated by dividing net income by the weighted number of shares outstanding plus the assumption of the exercise of stock options granted utilizing the treasury stock method. Under these assumptions the shares outstanding for 2004, 2003, and 2002 would have increased by 53,000, 19,000 and 5,000 respectively.

Comprehensive Income

Comprehensive income consists of net income and the change in net unrealized gains (losses) on securities available for sale.

Recent Accounting Pronouncements

1 FASB Statement No. 123 (revised 2004), Share-Based Payment.

2 Statement 123(R) addresses the accounting for share-based payment transactions in which an enterprise receives employee services in exchange for (a) equity instruments of the enterprise or (b) liabilities that are based on the fair value of the enterprise's equity instruments or that may be settled by the issuance of such equity instruments. Statement 123(R) requires an entity to recognize the grant-date fair-value of stock options and other equity-based compensation issued to employees and directors in the income statement. The revised Statement generally requires that an entity account for those transactions using the fair-value-based method, and eliminates an entity's ability to account for share-based compensation transactions using the intrinsic value method of accounting in APB Opinion No. 25, Accounting for Stock Issued to Employees, which was permitted under Statement 123, as originally issued. The revised Statement requires entities to disclose information about the nature of the share-based payment transactions and the effects of those transactions on the financial statements. Statement 123(R) is effective for The Bank beginning July 1, 2005. The Bank must use either the modified prospective or the modified retrospective transition method. Early adoption of this Statement for interim or annual periods for which financial statements or interim reports have not been issued is permitted. The Bank currently has a stock option plan with 37,134 options available for issuance to employees and 54,819 options available for issuance to directors. We do not anticipate that the initial adoption of Statement 123(R) will have a significant impact on the financial statements.

EITF Issue No. 03-1, "The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments."

The guidance in EITF 03-1 was effective for other-than-temporary impairment evaluations made in reporting periods beginning after June 15, 2004. However, the guidance contained in paragraphs 10-20 of the Issue has been delayed by FSP EITF Issue 03-1-1, "The Effective Date

                                  The Town Bank
                          Notes to Financial Statements

--------------------------------------------------------------------------------

of Paragraphs 10-20 of EITF Issue No. 03-1, "The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments," released on September 30, 2004. The disclosure requirements continue to be effective in annual financial statements for fiscal years ending after December 15, 2003. The Bank will evaluate the impact on its consolidated financial statements, if any, when the recognition and measurement requirements for other-than temporary impairment are finalized.

Note 2 - Cash and Due from Banks

The Bank is required to maintain average reserve balances with the Federal Reserve Bank. The Bank's average balance requirement was $118,000 for 2004 and $48,000 for 2003.

Note 3 - Investment Securities Available for Sale

The amortized cost, gross unrealized gains and losses, and estimated market value of investment securities available for sale at December 31, 2004 and 2003, are as follows (in thousands):

                                                           Gross           Gross          Estimated
                                         Amortized      Unrealized      Unrealized          Market
                                           Cost           Gains           Losses            Value
                                        ----------      ----------      ----------       ----------
December 31, 2004
United States Government Sponsored
  Enterprise Obligations                $   13,000      $       --      $      (93)      $   12,907
                                        ==========      ==========      ==========       ==========

December 31, 2003
United States Government Sponsored
  Enterprise Obligations                $   17,000      $       20      $       (7)      $   17,013
                                        ==========      ==========      ==========       ==========

The amortized cost and estimated market value of investment securities available for sale at December 31, 2004, by contractual maturity, are shown below (in thousands). Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                 Estimated
                                                 Amortized         Market
                                                    Cost           Value
                                                ----------      ----------
Due within one year                             $    8,000      $    7,947

Due after one year through five years                5,000           4,960
                                                ----------      ----------

Total                                           $   13,000      $   12,907
                                                ==========      ==========

The gross unrealized losses of $93,000 within the investment portfolio have been for a period of less than one year and are due to changes in general interest rates. Management has the intent and ability to hold the securities until the market value recovers and believe that the losses are temporary in nature.

Securities available for sale with an estimated fair market value of $5,457,000 at December 31, 2004, were pledged to secure public funds and for other purposes required by law.

                                  The Town Bank
                          Notes to Financial Statements

--------------------------------------------------------------------------------

Note 4 - Loans

Loans outstanding at December 31, 2004 and 2003, by classification are as follows (in thousands):

                                                           2004          2003
                                                        ----------    ----------
Real estate loans - commercial                          $   36,102    $   26,988
Home equity loans and second mortgages                      18,681        18,387
Commercial and industrial                                   22,240        19,123
Construction and land development                           32,740        15,044

Consumer                                                       161           150
                                                        ----------    ----------

Total loans, net of unearned fees/costs                 $  109,924    $   79,692
                                                        ==========    ==========

A substantial portion of The Bank's loans are secured by real estate located in New Jersey, primarily the greater Westfield area. Accordingly, the ultimate collection of these loans is susceptible to changes in this market area.

At December 31, 2004 and 2003, The Bank had no non-accrual or impaired loans. At December 31, 2004 and 2003, The Bank had loans to Officers, Directors, and their affiliates of $4,404,000 and $3,413,000 respectively. During 2004 the Bank originated loans of $2,931,000 and received principal repayments of $1,940,000.

The Bank is party to financial instruments with off-balance-sheet risk incurred in the normal course of business to meet the financial needs of its customers. These financial instruments include commercial and standby letters of credit and unused lines of credit, to varying degrees, which include elements of credit risk in excess of the amount recognized in the financial statements. The contract or notional amounts of these instruments express the extent of involvement The Bank has in each category of financial instruments.

The Bank's exposure to credit loss from nonperformance by the other party to the above-mentioned financial instruments is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

The contract or notional amount of financial instruments whose contract amounts represent credit risk at December 31, 2004, is as follows (in thousands):

Standby letters of credit                         $ 1,399
                                                  =======

Outstanding loan and credit line commitments      $34,270
                                                  =======

                                  The Town Bank
                          Notes to Financial Statements

--------------------------------------------------------------------------------

Standby letters of credit are commitments issued by The Bank guaranteeing performance by a customer to a third party. The fair value of standby letters of credit is represented by fees charged to enter into these agreements and are not significant to the financial statements of The Bank. Outstanding loan commitments represent the unused portion of loan commitments available to individuals and companies as long as there is no violation of any condition established in the contract. Outstanding loan commitments generally have a fixed expiration date of one year or less, except for home equity lines of credit commitments, which generally have an expiration date of up to five years. The Bank evaluates each customer's credit-worthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by The Bank upon extension of credit is based upon Management's credit evaluation of the customer. Various types of collateral may be held, including property and marketable securities. The credit risk involved in these financial instruments is essentially the same as that involved in extending loan facilities to customers.

Note 5 - Allowance for Loan Losses

A summary of the allowance for loan losses for the years ended December 31, 2004, 2003 and 2002, is as follows (in thousands):

                                              2004         2003          2002
                                           ---------    ---------     ---------
Balance, beginning of the year             $     801    $     610     $     338
Provision charged to expense                     385          191           303
Recoveries of loans charged off                   --           --           109
Loans charged off                                 --           --          (140)
                                           ---------    ---------     ---------
Balance, end of the year                   $   1,186    $     801     $     610
                                           =========    =========     =========

Note 6 - Premises and Equipment, Net

Premises and equipment at December 31, 2004 and 2003, is summarized as follows (in thousands):

                                                       2004              2003
                                                    ----------       ----------
Land                                                $      942       $      250
Bank buildings                                             547              536
Leasehold improvements                                     834              829
Equipment                                                  414              398
                                                    ----------       ----------
                                                         2,737            2,013
Less: accumulated depreciation
  and amortization                                        (813)            (662)
                                                    ----------       ----------

Premises and equipment, net                         $    1,924       $    1,351
                                                    ==========       ==========

Depreciation and amortization expense for 2004, 2003 and 2002 totaled $151,000, $186,000 and $197,000 respectively.

                                  The Town Bank
                          Notes to Financial Statements

--------------------------------------------------------------------------------

Notes 7 - Deposits

Interest bearing deposits at December 31, 2004 and 2003 are detailed as follows (in thousands):

                                                         2004             2003
                                                      ----------      ----------
Interest bearing checking accounts                    $    6,398      $    6,306
Money market accounts                                      8,867          12,244
Savings accounts                                          36,149          10,667
Certificates of deposit of less than $100,000             21,095          22,172
Certificates of deposit of $100,000 or more               19,299          23,046
                                                      ----------      ----------
Total interest bearing deposits                       $   91,808      $   74,435
                                                      ==========      ==========

At December 31, 2004, certificates of deposit mature as follows:

                                 Certificates of
                                      Deposit            Certificates of Deposit
                                Less than $100,000           $100,000 or More
                                --------------------     -----------------------
During 2005                           $   12,802              $   13,170
During 2006                                3,346                   1,966
During 2007                                3,429                   2,256
During 2008                                1,152                   1,806
During 2009                                  366                     101
                                      ----------              ----------
Total                                 $   21,095              $   19,299
                                      ==========              ==========

Note 8 - Short Term Borrowings

Short-term borrowings consist of treasury, tax and loan notes (TT&L) due on demand, and federal funds purchased. Interest on TT&L is computed at a rate equal to 25 basis points below the weekly average federal funds rate. Interest on federal funds purchased is based upon market conditions. Balances and rates at, or for the years ended December 31, 2004, 2003, and 2002 were as follows (in thousands):

                                                   2004         2003       2002
                                          -----------------     ----       ----
                                           Federal
                                            Funds
                                          Purchased    TT&L     TT&L       TT&L
                                          ---------    ----     ----       ----
Balance at end of year                     $1,180      $250     $171       $250
Average during year                            33       152      119        125
Maximum month-end balance during year       1,180       250      250        250
Average rate during year                     2.53%     1.11%    0.89%      1.41%
Rate at end of year                          2.78%     1.87%    0.73%      0.99%

The Bank has an unsecured federal funds borrowing line with a correspondent bank in the amount of $3,650,000. The Bank also has a secured repurchase agreement line with a brokerage firm in the amount of up to $10,000,000. At December 31, 2004, there were no borrowings outstanding under the repurchase agreement facility.

                                  The Town Bank
                          Notes to Financial Statements

--------------------------------------------------------------------------------

Note 9 - Other Operating Expenses

Other operating expenses for the year ended December 31, 2004, 2003, and 2002 are as follows (in thousands):

                                                       2004      2003       2002
                                                      -----      -----     -----
Advertising and promotions                            $ 116      $  69     $  35
Professional fees                                       201        138       189
Printing and forms                                       61         24        21
Insurance                                                44         39        37
Telephone, communications, postage and messenger         89         80        62
ATM                                                      36         40        39
All other                                               216        212       178
                                                      -----      -----     -----
Total other operating expenses                        $ 763      $ 602     $ 561
                                                      =====      =====     =====

Note 10 - Income taxes

The current and deferred amounts of income tax expense for the years ended December 31, 2004, 2003 and 2002, respectively, are as follows (in thousands):

                                                     2004        2003       2002
                                                    -----       -----      -----
Current:
Federal                                             $ 329       $  --      $  --
State                                                  84          76         22
                                                    -----       -----      -----
                                                      413          76         22
                                                    -----       -----      -----
Deferred (benefit) expense:
Federal                                              (329)         --         --
State                                                  --          --         --
                                                    -----       -----      -----
                                                     (329)         --         --
Income tax expense                                  $  84       $  76      $  22
                                                    =====       =====      =====

Reconciliation between the amount of reported income tax expense and the amount computed by applying the statutory federal income tax rate of 34% is as follows (in thousands):

                                                    2004        2003       2002
                                                   -----       -----      -----
Compute "expected" Federal income tax expense      $ 492       $ 263      $  27
State tax net of Federal tax benefit                  51          51          5
Decrease in valuation allowance                     (466)       (236)       (10)
Other, net                                             7          (2)        --
                                                   -----       -----      -----
Income tax expense                                 $  84       $  76      $  22
                                                   =====       =====      =====

                                  The Town Bank
                          Notes to Financial Statements

--------------------------------------------------------------------------------

The tax effects of existing temporary differences that give rise to significant portions of the deferred tax assets are as follows (in thousands):

                                                              2004        2003
                                                            -------     -------

Deferred tax assets:
   Net operating loss carryforward                          $    55     $   368
   Depreciation                                                 117         104
   Allowance for loan losses                                    474         320
   Unrealized loss on securities available for sale              32          --
   Charitable contributions                                      --           5
                                                            -------     -------
   Gross deferred tax assets                                    678         797
   Less: Valuation allowance                                    252         742
                                                            -------     -------
   Deferred tax assets, net                                     426          55

Deferred tax liabilities:
   Deferred loan costs                                          (66)        (50)
   Unrealized gain on securities available for sale              --          (5)
                                                            -------     -------
   Total deferred tax liabilities                               (66)        (55)
                                                            -------     -------

Net deferred tax asset                                      $   360     $    --
                                                            =======     =======

At December 31, 2004, The Bank had utilized all of its federal income tax loss carryforwards.

At December 31, 2004, The Bank has state income tax loss carryforwards of approximately $926,000, which expire though 2010. The State of New Jersey passed legislation in 2004 which effects New Jersey net operating losses carried forward from 2003. These losses may be utilized up to 50% of The Bank's current year taxable income as defined. Under current law, the state has extended the use and expiration of these net operating losses.

The Bank has established a valuation allowance of $252,000 and $742,000 against its deferred tax assets at December 31, 2004 and 2003, respectively. The Bank has concluded that based upon taxes paid in the carry back period that it is more likely than not that the net deferred tax asset will be realized. During 2004, the valuation allowance decreased $495,000. The decrease related to the recognition of a $466,000 federal tax benefit and a $29,000 state tax benefit, included as a component of current state tax expense.

                                  The Town Bank
                          Notes to Financial Statements

--------------------------------------------------------------------------------

Note 11 - Commitments and Contingencies

At December 31, 2004, The Bank was obligated under a non-cancelable lease for its facility located at 520 South Avenue, Westfield. The lease calls for scheduled increased rent and payments for real estate tax adjustments.

Minimum rental payments under the terms of the lease are as follows (in thousands):

           2005                         $ 96
           2006                           96
           2007                           96
           2008                           32

Total rent expense for 2004, 2003, and 2002 amounted to $95,000, $90,000 and $81,000 respectively.

Note 12 - Regulatory Matters

The Bank is subject to various regulatory capital requirements administered by the federal and state banking agencies. Failure to meet minimum requirements can initiate certain mandatory and possible additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the financial condition of The Bank. Under capital adequacy guidelines, and the regulatory framework for prompt corrective action, The Bank must meet specific capital guidelines that involve quantitative measures of The Bank's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

The prompt corrective action regulations define specific capital categories based upon the institution's capital ratios. The capital categories are "well capitalized," "adequately capitalized," "under capitalized," "significantly undercapitalized," and "critically undercapitalized." Quantitative measures established by regulation to ensure capital adequacy require The Bank to maintain minimum amounts and ratios of Total and Tier 1 capital as defined in the regulations to risk weighted assets as defined, and of Tier 1 capital to average assets as defined. Management believes, as of December 31, 2004, that The Bank meets all capital adequacy requirements to which it is subject. To be categorized as adequately capitalized The Bank must maintain minimum total risk-based; Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the accompanying table. As of December 31, 2004 and based upon the most recent notification from The Bank's primary regulator, The Bank is well capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since that notification that management believes have changed The Bank's category.

To be considered "well capitalized," an institution must generally have a leverage ratio, Tier 1 capital to assets, of at least 5%, a Tier 1 risk based capital ratio of at least 6%, and a total risk based capital of 10%.

                                  The Town Bank
                          Notes to Financial Statements

--------------------------------------------------------------------------------

The following is a summary of The Bank's actual regulatory capital and ratios as of December 31, 2004 and 2003, along with the FDIC's requirements for minimum capital adequacy and "well capitalized" institutions (dollars in thousand):

                                                     2004
                                                                  Minimum                    Well
                                 Actual                      Capital Adequacy            Capitalized
     Capital                 Amount    Ratio                  Amount    Ratio         Amount      Ratio
---------------           ----------------------            -------------------     ---------------------
Leverage                    $14,544    11.44%                 $5,083    4.00%         $ 6,354    5.00%
Risk based:
  Tier 1                     14,544    13.06                   4,455    4.00            6,683    6.00
  Total                      15,730    14.12                   8,910    8.00           11,138   10.00

                                                     2003
                                                                  Minimum                   Well
                                  Actual                      Capital Adequacy           Capitalized
     Capital                 Amount    Ratio                  Amount    Ratio         Amount      Ratio
---------------           ----------------------            -------------------     ---------------------
Leverage                    $12,998    12.58%                 $4,132    4.00%          $5,165    5.00%
Risk based:
  Tier 1                     12,998    15.21                   3,419    4.00            5,128    6.00
  Total                      13,799    16.15                   6,838    8.00            8,546   10.00

The board of directors of The Bank may provide for the payment of dividends, subject to applicable law. New Jersey law provides that no dividend may be paid unless, after the payment of such dividend the capital stock of The Bank will not be impaired and either The Bank will have a statutory surplus of not less than 50% of its capital stock or the payment of such dividend will not reduce the statutory surplus of The Bank.

Note 13 - Stock Compensation

The Bank has four stock option plans for employees of The Bank which provide for the granting of up to 187,182 shares of The Bank's common stock.

The Employee Stock Option Plans provide for discretionary granting of incentive stock options with the exercise price of each option equaling the market price of The Bank's stock on the date of the grant. The options have a ten-year term and vest over a five-year period.

The Bank also maintains three stock option plans for its non-employee Directors. The Director Stock Option Plans provide for the granting of up to 10% of the then outstanding shares of The Bank's common stock under certain plan provisions. Currently, the Director Stock Option Plans provide for the granting of 171,093 shares.

The Director Stock Option Plans call for option grants as retainers for serving as a Director, which vest ratable over a twelve-month period. The plans also call for option grants for attendance at Board of Director meetings and a certain number of Committee meetings. These grants vest immediately. The option price equals the market price of The Bank's stock on the date of the grant and the options have a ten-year term.

                                  The Town Bank
                          Notes to Financial Statements

--------------------------------------------------------------------------------

A summary of the status of the Employee Stock Option Plans as of December 31, 2004, 2003, and 2002, and for the years then ended is as follows.

                                                         2004                     2003
                                                       Weighted                 Weighted
                                                       Average                   Average
                                                       Exercise                 Exercise
                                           Shares       Price       Shares        Price
                                          --------     --------    --------     --------
Outstanding at beginning of the year       108,525     $   6.78     139,808     $   6.89

Granted                                     18,325        15.00          --           --
Exercised                                   (3,408)        7.19     (24,878)        7.21
Forfeited                                   (1,679)        6.18      (6,405)        7.30
                                          --------     --------    --------     --------
Outstanding at end of year                 121,763     $   8.02     108,525     $   6.78
                                          ========     ========    ========     ========
Options exercisable at year end             68,435     $   7.10      44,030     $   7.36
                                          ========     ========    ========     ========
Weighted average fair value of options
  granted during the year                 $   4.37                       --

                                                                        2002
                                                                      Weighted
                                                                      Average
                                                   Shares         Exercise Price
                                                 --------            --------
Outstanding at beginning of the year               89,534            $   7.46
Granted                                            53,708                5.95
Exercised                                              --                  --
Forfeited                                          (3,434)               7.38
                                                 --------            --------
Outstanding at end of year                        139,808            $   6.89
                                                 ========            ========
Options exercisable at year end                    44,363            $   7.83
                                                 ========            ========
Weighted average fair value of options
 granted during the year                            $2.14

The following table summarizes information about the Employee Stock Options outstanding at December 31, 2004.

                Options Outstanding                                 Options Exercisable
--------------------------------------------------      -------------------------------------------
                                        Weighted
                                        Average          Weighted                        Weighted
 Range of                              Remaining         Average                          Average
 Exercise         Number              Contractual        Exercise       Number           Exercise
  Prices        Outstanding          Life in Years        Price       Exercisable          Price
----------      -----------          -------------      ---------     -----------        ----------
 $ 7.93           10,080                  5.0             $ 7.93        10,080             $7.93
   7.93           10,799                  6.0               7.93        10,799              7.93
   9.05            7,299                  6.0               9.05         7,299              9.05
   6.67           30,320                  7.5               6.67        20,935              6.67
   5.95           44,940                  8.5               5.95        19,322              5.95

  15.00           18,325                  9.9              15.00            --                --

                                  The Town Bank
                          Notes to Financial Statements

--------------------------------------------------------------------------------

A summary of the status of the Director Stock Option Plans as of December 31, 2004, 2003, and 2002 and for the years then ended is as follows.

                                                             2004
                                                           Weighted                       2003
                                                            Average                     Weighted
                                                           Exercise                     Average
                                              Shares         Price        Shares    Exercise Price
                                              ------       ---------      ------    --------------
Outstanding at beginning of the year          72,183        $ 7.88        75,146        $ 7.45
Granted                                       19,354         10.75        23,197          7.67
Exercised                                    (14,882)         7.51       (26,160)         6.45
Forfeited                                     (8,543)         7.59            --            --
                                             -------        ------       -------        ------
Outstanding at end of year                    68,112        $ 8.50        72,183        $ 7.88
                                             =======        ======       =======        ======
Options exercisable at year end               63,445        $ 8.32        66,583        $ 7.88
                                             =======        ======       =======        ======
Weighted average fair value of options
    granted during the year                  $  3.14                      $ 2.16

                                                                          2002
                                                                    Weighted Average
                                                      Shares         Exercise Price
                                                    ---------           ---------
Outstanding at beginning of the year                   57,057           $    7.98
Granted                                                21,987                6.17
Exercised                                                  --                  --
Forfeited                                              (3,898)               8.09
                                                    ---------           ---------
Outstanding at end of year                             75,146           $    7.45
Options exercisable at year end                        69,896           $    7.54
                                                    =========           =========
Weighted average fair value of options
    granted during the year                           $  2.14

The following table summarizes information about the Director Stock Options outstanding at December 31, 2004.

           Options Outstanding                                     Options Exercisable
-----------------------------------------------------     ----------------------------------------
                                       Weighted
                                        Average            Weighted                      Weighted
   Range of                            Remaining            Average                       Average
   Exercise            Number         Contractual          Exercise       Number         Exercise
    Prices          Outstanding      Life in Years           Price      Exercisable        Price
----------------    -------------   -----------------     ----------   ------------     ----------
 $7.93 - $ 9.05         15,876             5.5              $8.51         15,876           $8.51
  5.95 -   9.05          7,869             6.5               7.05          7,869            7.05
  5.48 -   6.90          9,305             7.5               6.58          9,305            6.58
  6.90 -   8.81         16,895             8.5               7.73         16,895            7.73
  8.50 -  15.00         18,167             9.5              10.82         13,500           10.75

                                  The Town Bank
                          Notes to Financial Statements

--------------------------------------------------------------------------------

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants in 2004, 2003, and 2002: dividend yield of 0%, expected volatility of 25%; risk free interest rates of 3.48% for the Employee Plan and 3.43% for the Director Plan for 2004, 3.00% in 2003 and 2002 for both plans, and expected lives of five years.

Note 14 - Fair value of financial instruments

Statement of Financial Accounting Standards No. 107, Disclosures about Fair Value of Financial Instruments, requires disclosure of the estimated fair value of an entity's assets and liabilities considered to be financial instruments as defined. For the Bank, as for most financial institutions, the majority of its assets and liabilities are considered financial instruments. The Bank's general practice and intent is to hold its financial instruments to maturity and not to engage in trading or sales activity except for certain loans and securities classified as available for sale.

The fair value of financial instruments is the amount at which an asset or obligation could be exchanged in a current transaction between willing parties, other than in a forced liquidation. Fair value estimates are made at a specific point in time based on the type of financial instrument and relevant market information.

Because no quoted market price exists for a significant portion of The Bank's financial instruments, the fair values of such financial instruments are derived based on the amount and timing of future cash flows, estimated discount rates, as well as management's best judgment with respect to current economic conditions. Many of these estimates involve uncertainties and matters of significant judgment and cannot be determined with precision.

The fair value information provided is indicative of the estimated fair values of those financial instruments and should not be interpreted as an estimate of the fair market value of The Bank taken as a whole. The disclosures do not address the value of recognized and unrecognized non-financial assets and liabilities or the value of future anticipated business. In addition, tax implications related to the realization of the unrealized gains and losses could have a substantial impact on these fair value estimates and have not been incorporated into any of the estimates.

The following methods and assumptions were used to estimate the fair value of significant financial instruments at December 31, 2004 and 2003.

Cash and short-term investments

These financial instruments have relatively short maturities or no defined maturities but are payable on demand, with little or no credit risk. For these instruments, the carrying amounts represent a reasonable estimate of fair value.

Investment securities

Investment securities are reported at their fair values based on quoted market prices.

                                  The Town Bank
                          Notes to Financial Statements

--------------------------------------------------------------------------------

Loans

Fair values were estimated for loans by discounting the future cash flows using market discount rates that reflect the credit and interest-rate risk inherent in the loans.

Deposit Liabilities

The fair values of demand deposits, savings deposit and money market accounts were the amounts payable on demand. The fair value of time deposits was based on the discounted value of contractual cash flows. The discount rate was estimated utilizing the rates currently offered of deposits for similar remaining maturities.

Short term borrowings

For such short term borrowings, the carrying amount was considered to be a reasonable estimate of fair value.

Commitments to extend credit and letters of credit

The estimated fair value of financial instruments with off-balance sheet risk is not significant at December 31, 2004 and 2003.

The following table presents the carrying amounts and fair values of financial instruments at December 31, 2004 and 2003 (in thousands):

                                                        2004                        2003
                                              -----------------------     ----------------------
                                              Carrying        Fair        Carrying        Fair
                                                Value         Value         Value         Value
                                              --------      --------      --------      --------
Financial assets
Cash and other short term investments         $  1,376      $  1,376      $  5,255      $  5,255
Investment securities available for sale        12,907        12,907        17,013        17,013
Loans                                          108,738       107,669        78,891        78,854

Financial liabilities
Non-maturity deposits                           69,241        69,241        44,410        44,410
Certificates of deposit                         40,394        40,227        45,218        45,192
Short term borrowings                            1,430         1,430           171           171

                                  The Town Bank
                                 Balance Sheets
                 June 30, 2005 (unaudited) and December 31, 2004
                      (in thousands, except share amounts)

                                                              June 30,      December 31,
                                                                2005            2004
                                                                ----            ----
                                                            (unaudited)
                                                             ---------
ASSETS
Cash and due from banks                                      $   2,987       $   1,376
Investment securities available for sale                        13,917          12,907
Loans, net of unearned fees/costs                              127,958         109,924
  less: Allowance for loan losses                               (1,387)         (1,186)
                                                             -------------------------
Net loans                                                      126,571         108,738
Premises and equipment, net                                      1,864           1,924
Other assets                                                     1,666           1,131
                                                             -------------------------
Total assets                                                 $ 147,005       $ 126,076
                                                             =========================

Liabilities And Shareholders' Equity
Liabilities
Deposits:
  Non-interest bearing                                       $  20,906       $  17,827
  Interest bearing                                             109,765          91,808
                                                             -------------------------
  Total deposits                                               130,671         109,635
Short term borrowings                                              250           1,430
Accrued expenses and other liabilities                             679             528
                                                             -------------------------
  Total liabilities                                            131,600         111,593
                                                             -------------------------

Shareholders' equity
Common Stock ($5.00 par value per share, 3,000,000
  shares authorized at June 30, 2005
  and December 31, 2004; 1,877,330 shares
  issued and outstanding at June 30, 2005 and 1,869,302
  issued and outstanding at December 31, 2004)                   9,387           9,346
Additional paid-in capital                                       5,547           5,506
Retained earnings (accumulated deficit)                            519            (308)
Accumulated other comprehensive income (loss)                      (48)            (61)
                                                             -------------------------
  Total shareholders' equity                                    15,405          14,483
                                                             -------------------------

Total liabilities and shareholders' equity                   $ 147,005       $ 126,076
                                                             =========================

               See accompanying notes to the financial statements

                                  The Town Bank
                                Income Statements
                 For the six months ended June 30, 2005 and 2004
                      (in thousands, except share amounts)

                                                                               June 30,
                                                                         2005          2004
                                                                         ----           ----
                                                                            (unaudited)
                                                                             ---------
Interest income
Interest and fees on loans                                           $    3,864      $    2,647
Interest on federal funds sold and other short term investments              60              39
Interest on securities available for sale                                   154             141
                                                                     --------------------------
  Total interest income                                                   4,078           2,827

Interest expense
Interest on checking, savings and money market deposits                     380             236
Interest on certificates of deposit                                         948             590
Interest on short term borrowings                                            15               1
                                                                     --------------------------
  Total interest expense                                                  1,343             827
                                                                     --------------------------
Net interest income                                                       2,735           2,000
Provision for loan losses                                                   201             140
                                                                     --------------------------
Net interest income after provision for loan losses                       2,534           1,860
                                                                     --------------------------

Non-interest income
Service charges on deposit accounts                                          30              30
Other service charges and miscellaneous income                               32              21
Gains on sales of residential mortgages                                       8              11
                                                                     --------------------------
  Total non-interest income                                                  70              62

Non-interest expense
Salaries and employee benefits                                              763             674
Occupancy expense                                                           168             159
Equipment expense                                                           192             158
Other operating expenses                                                    409             359
                                                                     --------------------------
  Total non-interest expense                                              1,532           1,350
                                                                     --------------------------
Income before income taxes                                                1,072             572
Income taxes                                                                245              35
                                                                     --------------------------
Net income                                                           $      827      $      537
                                                                     ==========================
Earnings per share - basic                                           $     0.44      $     0.29
                                                                     ==========================
Earnings per share - diluted                                         $     0.42      $     0.28
                                                                     ==========================
Average shares outstanding - basic                                    1,876,000       1,851,000
                                                                     ==========================
Average shares outstanding - diluted                                  1,948,000       1,894,000
                                                                     ==========================

               See accompanying notes to the financial statements

                                  The Town Bank
                  Statements of Changes in Shareholders' Equity
                 For the six months ended June 30, 2005 and 2004
                      (in thousands, except share amounts)
                                   (Unaudited)

                                                                    Retained      Accumulated
                                                    Additional      earnings         other
                                        Common       paid-in     (accumulated    comprehensive
                                        stock        capital        deficit)      income (loss)       Total
                                        -----        -------        --------      -------------       -----
Balance at December 31, 2003           $  9,255      $  5,415      $ (1,672)        $     13         $ 13,011

Net income                                   --            --           537               --              537
Net change in unrealized losses
  on securities available
  for sale, net of taxes                     --            --            --             (106)            (106)
                                       ----------------------------------------------------------------------
Balance at June 30, 2004               $  9,255      $  5,415      $ (1,135)        $    (93)        $ 13,442
                                       ======================================================================

Balance at December 31, 2004           $  9,346      $  5,506      $   (308)        $    (61)        $ 14,483
Net income                                   --            --           827               --              827
Net change in unrealized gains on
  securities available for sale,
  net of taxes                               --            --            --               13               13
Issuance of 8,028 common shares
  through stock options exercised
  and related tax benefits                   41            41            --               --               82
                                       ----------------------------------------------------------------------
Balance at June 30, 2005               $  9,387      $  5,547      $    519         $    (48)        $ 15,405
                                       ======================================================================

               See accompanying notes to the financial statements

                                  The Town Bank
                       Statements of Comprehensive Income
                 For the six months ended June 30, 2005 and 2004
                                 (in thousands)

                                                                   Six months ended June 30,
                                                                   -------------------------
                                                                      2005            2004
                                                                   ---------       ---------
Net Income                                                         $     827       $     537

Other comprehensive income (loss):
  Reclassification adjustment for gain/losses in net income               --              --
  Net unrealized gain (loss) on securities available for sale
     during the period, net of tax                                        13            (106)
                                                                   ---------       ---------

Comprehensive income                                               $     840       $     431
                                                                   =========       =========

               See accompanying notes to the financial statements.

                                  The Town Bank
                            Statements of Cash Flows
                 For the Six Months Ended June 30, 2005 and 2004
                                 (in thousands)

                                                                              Six months ended
                                                                                   June 30,
                                                                         ---------------------------
                                                                            2005             2004
                                                                         ----------       ----------
Cash flows from operating activities:
Net income                                                               $      827       $      537
Adjustments to reconcile net income to net cash
  provided by operating activities:
    Provision for loan losses                                                   201              140
    Origination of residential mortgage loans held for sale                  (1,600)          (2,200)
    Proceeds from sales of residential mortgages held for sale                1,608            2,211
    Gains on sales of residential mortgages held for sale                        (8)             (11)
    Depreciation and amortization                                                75               75
    Increase in other assets                                                   (535)            (119)
    Increase in accrued expenses and other liabilities                          151            3,062
                                                                         ----------       ----------
          Net cash provided by operating activities                             719            3,695
                                                                         ----------       ----------

Cash flows from investing activities:
    Net increase in federal funds sold and other
    short term investments                                                       --           (3,063)
    Purchase of securities available for sale                                (3,997)         (14,999)
    Proceeds from calls/maturities of securities available for sale           3,000           13,000
    Net increase in loans                                                   (18,034)         (13,655)
    Purchase of premises and equipment                                          (15)            (691)
                                                                         ----------       ----------
Net cash provided by investing activities                                   (19,046)         (19,408)
                                                                         ----------       ----------

Cash flows from financing activities:
    Net increase in non-interest bearing deposits                             3,079            2,991
    Net increase in interest bearing deposits                                17,957           13,298
    Net (decrease) increase in short term borrowings                         (1,180)              46
    Issuance of common stock, net                                                82               --
                                                                         ----------       ----------
Net cash provided by financing activities                                    19,938           16,335
                                                                         ----------       ----------

Increase in cash and due from banks                                           1,611              622
Cash and due from banks at beginning of year                                  1,376            1,665
                                                                         ----------       ----------
Cash and due from banks at end of period                                 $    2,987       $    2,287
                                                                         ==========       ==========

Cash paid during the year for:
Interest                                                                 $    1,151       $      860
                                                                         ==========       ==========
Income taxes                                                             $      514       $       11
                                                                         ==========       ==========

               See accompanying notes to the financial statements

                    NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

1.    Summary of Significant Accounting Policies

      The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for full year financial statements.

      In the opinion of management, all adjustments, consisting of normal recurring accruals, necessary to present fairly the financial condition, results of operations, and changes in cash flows have been made at and for the six months ended June 30, 2005 and 2004. The results of operations for the six months ended June 30, 2005 are not necessarily indicative of results that may be expected for the entire year ending December 31, 2005. These interim financial statements should be read in conjunction with the financial statements and notes thereto for the year ended December 31, 2004.

2.    Earnings Per Share

      Basic earnings per share is calculated by dividing net income by the weighted average number of common shares outstanding during the period.

      Diluted earnings per share is computed similarly to that of basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if all potential dilutive common shares were issued utilizing the treasury stock method.

      The following table sets forth the computation of weighted average diluted shares outstanding.

                                                             Six months ended
                                                                 June 30,
                                                       ------------------------
                                                          2005           2004
                                                       ---------      ---------
      Weighted common shares outstanding               1,876,000       1,851,000
      Add: Effect of dilutive securities

               Stock options                              72,000         43,000
                                                       ---------      ---------

      Weighted average diluted shares outstanding      1,948,000      1,894,000
                                                       =========      =========

3.    Guarantees

      Town Bank does not issue any guarantees that would require liability recognition or disclosure, other than its standby letters of credit. Standby letters of credit are conditional commitments issued by Town Bank to guarantee the performance of a customer to a third party. Generally, all letters of credit, when issued have expiration dates within one year. The credit risk involved in issuing letters of credit is essentially the same as those that are involved in extending loan facilities to customers. The Bank, generally, holds collateral and/or personal guarantees supporting these commitments. The Bank had $1,474,000 of commercial and standby letters of credit as of June 30, 2005. Management believes that the proceeds obtained through a liquidation of collateral and the enforcement of guarantees would be sufficient to cover the potential amount of future payment required under the corresponding guarantees. The current amount of the liability as of June 30, 2005 for guarantees under standby letters of credit issued is not material.

4.    Stock Based Compensation

      At June 30, 2005, Town Bank maintained stock based compensation plans for its Employees and Directors. Town Bank accounts for these plans under the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations. No stock based compensation cost related to stock options is reflected in net income, as all options granted under these plans had an exercise price equal to the market value of the underlying common stock on the date of the grant. The following table illustrates the effect on net income and earnings per share if Town Bank had applied the fair value recognition provisions of FASB Statement No. 123 Accounting for Stock Based Compensation, to our stock option plans.

(in thousands, except per share data)                                        Six months ended
                                                                                  June 30,
                                                                           --------------------
                                                                             2005         2004
                                                                           -------      -------
Net income as reported                                                     $   827      $   537
Deduct: Total stock-based
    compensation expense determined under fair value based method for
    all awards, net of related tax effects                                     (22)         (70)
                                                                           -------      -------
Pro forma net income                                                       $   805      $   467
                                                                           =======      =======

Earnings per share:
  Basic - as reported                                                      $  0.44      $  0.29
                                                                           =======      =======
  Basic - pro forma                                                        $  0.43      $  0.25
                                                                           =======      =======

  Diluted - as reported                                                    $  0.42      $  0.28
                                                                           =======      =======
  Diluted - pro forma                                                      $  0.41      $  0.25
                                                                           =======      =======

5.    Material Transaction

      On August 17, 2005, Two River Community Bank and The Town Bank announced the signing of a definitive agreement and plan of acquisition where Two River Community Bank would acquire The Town Bank. The agreement calls for an all-stock transaction in which the two banks will become independently operated, wholly-owned subsidiaries of a newly formed bank holding company, with each bank's board of directors and management team remaining in place.

      Under the terms of the acquisition agreement, each share of Two River Community Bank common stock will be converted into one share of the newly formed holding company and each share of The Town Bank common stock will be converted into 1.25 shares of common stock of the holding company. The closing price of Two River common stock on August 16, 2005 was $16.25. Based upon a 1.25 exchange ratio, shareholders of Two River will hold approximately 65.6% of the post-transaction shares of the newly formed holding company.

      The 1.25 exchange ratio is subject to adjustment if the average price of Two River common stock over a defined period prior to the closing is below $13.20 or above $18.80. If the Two River average price is above $18.80, the exchange ratio will be $23.50 divided by the Two River average price, with a minimum exchange ratio of 1.1463. If Two River's average stock price is below $13.20, the exchange ratio will be $16.50 divided by the Two River average price, with a maximum exchange ratio of 1.50. If the average price is $11.00 or less, The Town Bank will have the right to terminate the deal.

      The transaction has been approved by the board of directors of each bank, and must be approved by holders of shares representing 2/3 of the outstanding stock of each bank before it can be completed. The acquisition is subject to other customary closing conditions, including receipt of bank regulatory approval. The transaction is expected to close early in the first quarter of 2006.

                                                                         Annex A

                        AGREEMENT AND PLAN OF ACQUISITION

      AGREEMENT AND PLAN OF ACQUISITION, dated as of August 16, 2005 (this "Agreement"), by and among Ten Penny-Rialto Holdings, Inc., a New Jersey corporation ("Parent"), Two River Community Bank, a commercial bank chartered under the laws of the State of New Jersey ("Two River"), and The Town Bank, a commercial bank chartered under the laws of the State of New Jersey ("Town"). Two River and Town are sometimes together referred to collectively as the "Banks" and individually as a "Bank." Two River, Town and Parent are sometimes together referred to collectively as the "Parties" and individually as a "Party"

                                   WITNESSETH:

      WHEREAS, the respective Boards of Directors of Two River (the "Two River Board"), Town (the "Town Board") and Parent (the "Parent Board") have approved this Agreement and have deemed it in the best interests of their respective shareholders that the Parties engage in a business combination under the terms and subject to the conditions set forth herein;

      WHEREAS, for federal income tax purposes, the Parties intend that the Acquisition shall be treated as a capital contribution pursuant to Section 351 of the Internal Revenue Code of 1986, as amended (the "Code"), and the treasury regulations promulgated thereunder;

      WHEREAS,  as a  material  inducement  to Two  River  to  enter  into  this
Agreement, and simultaneously with the execution of this Agreement, each director of Town is entering into an agreement, in the form of Exhibit A hereto,
                                                               ---------
pursuant to which such Person has agreed, among other things, to vote such Person's shares of Town Common Stock in favor of this Agreement; and

      WHEREAS, the Parties desire to make certain representations, warranties, covenants and agreements in connection with the Acquisition.

      NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants contained herein, the Parties hereby agree as follows:

                                    ARTICLE I
                                 THE ACQUISITION

      Section 1.1 The Acquisition. Upon the terms and subject to the conditions of this Agreement, at the Effective Time and in accordance with Section 17:9A-355 et seq. of the New Jersey Banking Act of 1948, as amended (the "Banking Act"), and the regulations of the Department of Banking and Insurance of the State of New Jersey (the "Department of Banking"), Parent shall acquire all of the shares of capital stock of each Bank in exchange for shares of Parent Common Stock in accordance with Section 2.1, and each Bank shall become a
                                    ------------
wholly-owned subsidiary of Parent (the "Acquisition"). The Acquisition shall have the effect of an "acquisition" as that term is used in Section 17:9A-355 et seq. of the Banking Act, in which Parent is the "acquiring corporation" and each of Two River and Town is a "participating bank", each as defined in Section 17:9A-355 of the Banking Act.

      Section 1.2  Closing; Effective Time.

            (a) Subject to the satisfaction or waiver of the conditions set forth in Article VII, the closing of the Acquisition (the "Closing") shall take
         -----------
place at the offices of Pitney Hardin LLP, located at 200 Campus Drive, Florham Park, New Jersey 07932, at 10:00 a.m. local time on a date (the "Closing Date") which is (i) a date selected by Two River which is no later than the later of
(A) five Business Days after satisfaction or waiver of the conditions set forth in Article VII (other than those conditions that by their nature are to be
   ------------
satisfied at the Closing) and (B) the first month end following such satisfaction or waiver, or (ii) such other date upon which the Parties mutually agree in writing. The Parties shall make commercially reasonable efforts to cause the Closing to occur as

                                   Annex A-1
early as reasonably practicable in 2006. "Business Day" means any day on which the principal offices of the United States Securities and Exchange Commission (the "SEC") in Washington, D.C. are open to accept filings, other than any such day on which the Banks are required by law to be closed.

            (b) At the Closing, the Banks shall complete, execute and attach to the Plan of Acquisition certificates of the president or vice-president of each Bank, certifying that the Plan of Acquisition was approved by the shareholders of such Bank holding at least two-thirds (2/3) of the capital stock entitled to vote, in accordance with Section 17:9A-358 of the Banking Act. Promptly thereafter, the Parties shall file with the Commissioner of the Department of Banking (the "Commissioner"), pursuant to Section 17:9A-359(2) of the Banking Act, the Plan of Acquisition and certificates attached thereto, which shall specify that the Acquisition is to become effective upon filing or at such other time and date as shall have been mutually agreed upon in writing by the Parties. The date and time at which the Acquisition becomes effective is referred to herein as the "Effective Time".

      Section 1.3 Governing Documents. The certificate of incorporation and bylaws (such documents or similar governing documents for an entity are referred to herein as the entity's "Governing Documents") of each Party after the Effective Time shall be the Governing Documents of such Party in effect immediately prior to the Effective Time, subject to amendment in accordance with their respective terms and the applicable provisions of the New Jersey Business Corporation Act (the "NJBCA"), or the Banking Act, as the case may be.

      Section 1.4 Directors. The directors of each Party after the Effective Time shall be the directors of such Party in office immediately prior to the Effective Time, until their successors are elected or appointed and qualified or until their resignation or removal.

      Section 1.5 Officers. The officers of each Party after the Effective Time shall be the officers of such Party in office immediately prior to the Effective Time, subject to change in accordance with the Governing Documents of such Party and applicable law.

                                   ARTICLE II
                      CONVERSION AND EXCHANGE OF SECURITIES

      Section 2.1  Effect on Capital Stock.

            (a) Two River Common  Stock.  Subject to Section  2.1(c) and (d), at
                -----------------------              -----------------------
the Effective Time, by virtue of the Acquisition and without any action on the part of any holder of capital stock of Two River, each share of common stock, par value $2.00 per share, of Two River ("Two River Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive one share of common stock, no par value, of Parent ("Parent Common Stock"). The shares of Parent Common Stock to be issued in exchange for shares of Two River Common Stock are referred to collectively as "Two River Acquisition Consideration".

            (b) Town  Common  Stock.  Subject to Section  2.1(c) and (d), at the
                -------------------                       -------------
Effective Time, by virtue of the Acquisition and without any action on the part of any holder of capital stock of Town, each share of common stock, par value $5.00 per share, of Town ("Town Common Stock" and, together with Two River Common Stock, "Bank Common Stock") shall be converted into the right to receive such number of shares of Parent Common Stock as is equal to the Exchange Ratio. The shares of Parent Common Stock to be issued pursuant to this Section 2.1(b)
                                                                 --------------
and cash in lieu of fractional  shares of Parent Common Stock as contemplated by
Section 2.8 are referred to  collectively  as "Town  Acquisition  Consideration"
-----------
and, together with the Two River Acquisition Consideration, the "Acquisition Consideration."

                                   Annex A-2

                (i) The "Exchange Ratio" shall be determined as follows:

                    (A) if the Two River Average Price is equal to or greater than $13.20 and less than or equal to $18.80, then the Exchange Ratio will be 1.2500;

                    (B) if the Two River Average Price is greater than $18.80 and less than $20.50, then the Exchange Ratio will be $23.50 divided by the Two River Average Price;

                    (C) if the Two River Average Price is $20.50 or more, then the Exchange Ratio will be 1.1463;

                    (D) if the Two River Average Price is greater than $11.00 and less than $13.20, then the Exchange Ratio will be $16.50 divided by the Two River Stock Price; and

                    (E) if the Two River Average Price is $11.00 or less, then the Exchange Ratio will be 1.5000.


                (ii) "Two River Average Price" means the average of the Volume Weighted Average Prices of Two River Common Stock for each of the 20 consecutive Trading Days immediately preceding the second Trading Day prior to the Closing Date, disregarding the highest and lowest Volume Weighted Average Prices during such period. A "Trading Day" is any calendar day on which financial markets are open for trading and shares of Two River Common Stock have been reported as traded by the OTC Bulletin Board. The date that is the second Trading Day prior to the Closing Date is referred to herein as the "Determination Date". "Volume Weighted Average Price" means, for any Trading Day, the quotient obtained by dividing: (x) the aggregate purchase price for all of the shares of Two River Common Stock traded, by (y) the total number of shares of Two River Common Stock traded; determined with reference to the OTC Bulletin Board (as reported on the Yahoo Finance website at http://finance.yahoo.com, or if not reported thereby or if any of the Parties demonstrates that the information reported on such website is incorrect with respect to any particular day or days, as reported by any other authoritative source agreed upon by the Parties).

                (iii) The Exchange Ratio and the formulae used to determine the Exchange Ratio shall be further adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Two River Common Stock or Town Common Stock), extraordinary cash dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Two River Common Stock or Town Common Stock occurring on or after the date hereof and prior to the Effective Time.

            (c) Treasury Stock;  Cancellation of Parent Stock. All shares of Two
                ---------------------------------------------
River Common Stock that are owned by Two River as treasury stock shall be canceled and retired and shall cease to exist and no share of capital stock of Parent or other consideration shall be delivered in exchange therefor. All shares of Town Common Stock that are owned by Town as treasury stock shall be canceled and retired and shall cease to exist and no share of capital stock of Parent or other consideration shall be delivered in exchange therefor. All shares of capital stock of Parent owned by either Bank immediately prior to the Effective Time will be canceled as of the Effective Time.

            (d)  Dissenter's  Rights.  Shares  of Bank  Common  Stock  that  are
                 -------------------
outstanding immediately prior to the Effective Time and that are held by any Person who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with Section 17:9A-140 of the Banking Act ("Dissenter's Shares") shall not be converted into Acquisition Consideration as provided in Section 2.1(a) or Section 2.1(b), as the case may
                              -------------     -------------
be, but rather the holders of Dissenter's Shares shall be entitled to payment of the fair value of such Dissenter's Shares in accordance with the Banking Act; provided, however, that if any such holder shall fail to perfect or otherwise
--------   -------
shall waive, withdraw or lose the right to appraisal under the Banking Act, then the right of such holder to be paid the fair value of such holder's Dissenter's Shares shall cease and such Dissenter's Shares shall be deemed to no longer be Penny Dissenter's Shares and, instead, shall be deemed to have been converted as of the Effective Time into, and to have become exchangeable solely for the right to receive, Acquisition Consideration as provided in Section 2.1(a) or Section
                                                       -------------     -------
2.1(b),  as the case may be. A "Person" is an
-----

                                   Annex A-3
individual, group of individuals, corporation, partnership, limited liability company, trust or other entity, including, without limitation, any Governmental Entity. "Governmental Entity" means any (A) Federal, state, local, municipal or foreign government, (B) governmental, quasi-governmental authority (including any governmental agency, commission, branch, department or official, and any court or other tribunal) or body exercising, or entitled to exercise, any governmentally-derived administrative, executive, judicial, legislative, police, regulatory or taxing authority, or (C) any self-regulatory organization, administrative or regulatory agency, commission or authority.

            (e) Two River Stock Options.  At the Effective  Time, all options to
                -----------------------
purchase shares of Two River Common Stock (each, a "Two River Stock Option") granted under the 2001 Incentive Stock Option Plan, the 2001 Non-Qualified Stock Option Plan, the 2003 Incentive Stock Option Plan, and the 2003 Non-Qualified Stock Option Plan (the "Two River Plans") which are then outstanding and unexercised shall cease to represent a right to acquire shares of Two River Common Stock and shall be converted automatically into an option to acquire, on the same terms and conditions as were otherwise applicable under the Two River Stock Option, shares of Parent Common Stock. From and after the Effective Time the number of shares of Parent Common Stock purchasable upon exercise of each outstanding converted Two River Stock Option shall be equal to the number of shares of Two River Common Stock that were purchasable upon exercise of such converted Two River Stock Option immediately prior to the Effective Time, and the exercise price per share of Parent Common Stock under each converted Two River Stock Option shall be the exercise price per share of Two River Common Stock of such converted Two River Stock Option immediately prior to the Effective Time; provided, however, that in the case of any Two River Stock
                  --------   -------
Option to which Section 421 of the Code, applies by reason of its qualification under Section 422 of the Code, the exercise price per share, the number of shares subject to such Two River Stock Option and the terms and conditions of exercise of such Two River Stock Option shall be determined in a manner consistent with the requirements of Section 424(a) of the Code. Unless otherwise elected by Two River prior to the Effective Time, Parent shall assume Two River's obligations with respect to each outstanding Two River Stock Option in such manner that Parent (A) is a corporation "assuming a stock option in a transaction to which Section 424(a) applies" within the meaning of Section 424 of the Code or (B) to the extent that Section 424 of the Code does not apply to such Two River Stock Option, would be such a corporation were Section 424 of the Code applicable to such Two River Stock Option; and, if not so otherwise elected, after the Effective Time, all references to Two River in the Two River Plans and the applicable Two River Stock Option agreements shall be deemed to refer to Parent, which shall have assumed the Two River Plans as of the Effective Time by virtue of this Agreement and without any further action on the part of Parent or Two River. Each Two River Stock Option so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Two River Plans and such Two River Stock Option as in effect immediately prior to the Effective Time. Parent shall use all commercially reasonable efforts to ensure that Two River Stock Options intended to qualify as incentive stock options under Section 422 of the Code prior to the Effective Time continue to so qualify after the Effective Time. Prior to the Effective Time, the Two River Board shall take, or shall cause its committees to take, all action necessary to effectuate the foregoing.

            (f) Town  Stock  Options.  At the  Effective  Time,  all  options to
                --------------------
purchase shares of Town Common Stock (each, a "Town Stock Option") granted under the 1999 Employee Stock Option Plan, the 2000 Employee Stock Option Plan, the 2001 Employee Stock Option Plan, the 2002 Employee Stock Option Plan, the 1999 Directors Stock Option Plan, the 2000 Directors Stock Option Plan, the 2001
Directors Stock Option Plan or the 2002 Directors Stock Option Plan (the "Town Plans") which are then outstanding and unexercised shall cease to represent a right to acquire shares of Town Common Stock and shall be converted automatically into an option to acquire, on the same terms and conditions as were otherwise applicable under the Town Stock Option, the number of shares of Parent Common Stock equal to the number of shares of Town Common Stock subject to such Town Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio, at a price per share equal to the per share exercise price specified in such Town Stock Option immediately prior to the Effective Time divided by the Exchange Ratio; provided, however, that in the case of any Town
                                --------   -------
Stock Option to which Section 421 of the Code, applies by reason of its qualification under Section 422 of the Code, the exercise price per share, the number of shares subject to such Town Stock Option and the terms and conditions of exercise of such Town Stock Option shall be determined in a manner consistent with the requirements of Section 424(a) of the Code. Unless otherwise elected by Town prior to the Effective Time, Parent shall assume Town's obligations with respect to each outstanding Town Stock Option in such manner that Parent (1) is a corporation "assuming a stock option in a transaction to which Section 424(a) applies" within the meaning of Section 424 of the Code or (2) to the extent that
Section 424 of the Code does not apply to such Town Stock Option, would be such a corporation were Section 424 of the Code applicable to such Town Stock Option; and, if not so otherwise elected, after the Effective Time, all

                                   Annex A-4
references to Town in the Town Plans and the applicable Town Stock Option agreements shall be deemed to refer to Parent, which shall have assumed the Town Plans as of the Effective Time by virtue of this Agreement and without any further action on the part of Parent or Town. Each Town Stock Option so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Town Plans and the applicable Town Stock Option as in effect immediately prior to the Effective Time. Parent shall use all commercially reasonable efforts to ensure that Town Stock Options intended to qualify as incentive stock options under Section 422 of the Code prior to the Effective Time continue to so qualify after the Effective Time. Prior to the Effective Time, the Town Board shall take, or shall cause its committees to take, all action necessary to effectuate the foregoing.

            (g) Warrants. At the Effective Time, all warrants to purchase shares
                --------
of Two River Common Stock (each, a "Warrant") which are then outstanding and unexercised shall no longer be exercisable for Two River Common Stock and shall thereafter be exercisable for Parent Common Stock in accordance with the terms and conditions of the applicable Warrants. From and after the Effective Time, the number of shares of Parent Common Stock purchasable upon exercise of each outstanding converted Warrant shall be equal to the number of shares of Two River Common Stock that were purchasable upon exercise of such converted Warrant immediately prior to the Effective Time, and the exercise price per share of Parent Common Stock under each converted Warrant shall be the exercise price per share of Two River Common Stock of such converted Warrant immediately prior to the Effective Time.

            (h) Parent Actions with Respect to Stock  Options,  Stock Rights and
                ----------------------------------------------------------------
Warrants.
--------

                (i) Prior to the Effective Time, Parent shall reserve for issuance and shall make available for issuance in accordance with Sections
                                                                        --------
2.1(e),  (f) and (g) the number of shares of Parent  Common  Stock  necessary to
-------------------
satisfy Parent's obligations thereunder. Prior to the filing of the Registration Statement, Parent shall adopt an equity incentive plan (the "Parent Plan"), which will provide for the issuance of various equity and equity-related awards including, without limitation, stock options, stock grants, restricted stock grants, stock appreciation rights and restricted stock units. With respect to the Town Plans and the Two River Plans (each, an "Assumed Plan") and the Warrants to be assumed by Parent, and with respect to the Parent Plan, Parent shall take all corporate action necessary or appropriate to, as soon as reasonably practicable after the Effective Time, file with the SEC a registration statement on an appropriate form with respect to the shares of Parent Common Stock subject to awards granted under such plans or subject to issuance upon exercise of such Warrants, to the extent required under applicable law in order for such shares to be issued and sold without restriction, and Parent shall use commercially reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectuses contained therein), as well as comply with any applicable state securities or "blue sky" laws, for so long as such benefits and grants remain payable and such options under such plans, or such Warrants, as the case may be, remain outstanding.

                (ii) As soon as practicable after the Effective Time, Parent shall cause to be delivered to all holders of Two River Stock Options and Town Stock Options (together, "Bank Stock Options") appropriate notices setting forth such holders' rights pursuant to the Assumed Plans and agreements evidencing the grants of such Bank Stock Options. To the extent permitted by law, Parent shall comply with the terms of each Assumed Plan and shall take such reasonable steps as are necessary or required by, and subject to the provisions of, the Assumed Plan, to have the Bank Stock Options which qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options of Parent after the Effective Time. As soon as practicable after the Effective Time, Parent shall cause to be delivered to all holders of Warrants appropriate notices setting forth such holders' rights pursuant thereto.

            (i) Terms of Issuance and Cancellation.  All shares of Parent Common
                ----------------------------------
Stock issued pursuant to Section 2.1(a) or (b) shall be duly authorized, validly
                         --------------------
issued and free of preemptive rights, with no personal liability attaching to the ownership of such shares. All shares of Bank Common Stock converted into shares of Parent Common Stock pursuant to Section 2.1(a) or (b) shall no longer
                                           --------------------
be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate formerly representing any such shares shall cease to have any rights, except the right to receive the Parent Common Stock to be issued, and cash in lieu of fractional shares of Parent Common Stock as contemplated by Section 2.8, in consideration for such shares upon the
                     ------------
surrender  of such  certificate  in  accordance  with this  Article II,  without
                                                            ----------
interest.

                                   Annex A-5

            (j) Restrictions and Legends Continue.  If any shares of Bank Common
                ---------------------------------
Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with either Bank, then the shares of Parent Common Stock issued in exchange for such shares of Bank Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends, except that this Section 2.1(j) shall not apply to any such shares
                             --------------
that, pursuant to the terms of the applicable agreement, certificate or other governing instrument, would otherwise be vested or freed of such repurchase option, risk of forfeiture or other condition as a result of the Acquisition. Each Bank shall take all action that may be necessary to ensure that, from and after the Effective Time, Parent is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement.

      Section 2.2 Exchange Fund. Concurrently with or prior to the Effective Time, Two River and Town shall jointly designate a duly qualified bank or trust company to act as agent (the "Exchange Agent") for purposes of exchanging certificates which immediately prior to the Effective Time represented shares of Bank Common Stock ("Certificates") for the applicable Acquisition Consideration. At or prior to the Effective Time, Parent shall deposit with the Exchange Agent, in trust for the benefit of holders of Certificates, certificates representing the Parent Common Stock issuable pursuant to Sections 2.1(a) and 2.1(b) upon
                                                ---------------      -----
conversion of outstanding shares of Bank Common Stock and cash for payment of any fractional shares referred to in Section 2.8. Any cash and certificates
                                        -----------
representing Parent Common Stock deposited with the Exchange Agent shall hereinafter be referred to as the "Exchange Fund".

      Section 2.3 Exchange Procedures. As soon as practicable after the Effective Time, Parent shall cause the Exchange Agent to mail or make available to Cede & Co. and, as appropriate, each holder of record of a Certificate or Certificates which immediately prior to the Effective Time represented outstanding shares of Bank Common Stock whose shares were converted into the right to receive the Acquisition Consideration, a notice and letter of transmittal advising such holder of the effectiveness of the Acquisition and the procedure for surrendering to the Exchange Agent such Certificate or Certificates in exchange for shares of Parent Common Stock and cash in lieu of fractional shares deliverable in respect thereof pursuant to this Article II.
                                                                     ----------
The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of Bank Common Stock surrendered to it and held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such Bank Common Stock for the account of the Persons entitled thereto.

      Section 2.4  Right to Receive Acquisition Consideration.

            (a) Each  holder  of  shares  of Bank  Common  Stock  that have been converted into a right to receive Acquisition Consideration, upon surrender to the Exchange Agent of a Certificate or Certificates, together with a properly completed letter of transmittal covering such shares of Bank Common Stock, will be entitled to receive the applicable Acquisition Consideration as set forth in
Section 2.1(a) or Section  2.1(c),  as applicable.  Until so  surrendered,  each
-------------     --------------
share of Bank Common Stock shall, after the Effective Time, represent for all purposes, only the right to receive the applicable Acquisition Consideration and any other amounts payable pursuant to Section 2.5. If any Acquisition
                                             ------------
Consideration is to be issued to a Person other than the registered holder of the Bank Common Stock represented by the Certificate or Certificates surrendered with respect thereto, it shall be a condition to such issuance that the Certificate or Certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such issuance shall pay to the Exchange Agent any transfer or other taxes required as a result of such issuance to a Person other than the registered holder of such Bank Common Stock or establish to the reasonable satisfaction of the Exchange Agent that such tax has been paid or is not payable.

            (b)  Notwithstanding  anything  to the  contrary  contained  in this
Article II,  Certificates  surrendered for exchange by any Rule 145 Affiliate of
----------
Town or Two River shall not be exchanged until the later of (a) the date Parent has received an Affiliate Agreement from such Rule 145 Affiliate in accordance with Section 6.3, or (b) the date shares of Parent Common Stock issuable to such
     -----------
Rule 145 Affiliate are transferable pursuant to the Affiliate Agreement regardless of whether such agreement was executed by the Rule 145 Affiliate.

      Section 2.5 Stock Transfer Books. As of the Effective Time, there shall be no further registration of transfers of shares of Bank Common Stock that were outstanding prior to the Effective Time. After the Effective

                                   Annex A-6

Time, Certificates presented to either Bank for transfer shall be canceled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article II. At the close of business on the
                                  -----------
Closing Date, the stock ledger of each Bank with respect to the issuance of its Bank Common Stock shall be closed.

      Section 2.6 Release of Exchange Fund. From and after the first anniversary of the Effective Time, any portion of the Exchange Fund that remains unclaimed by the holders of shares of Bank Common Stock shall be returned to Parent upon demand. Any such holder who has not delivered his shares of Bank Common Stock to the Exchange Agent in accordance with this Article II prior to that time shall
                                             ----------
thereafter look only to Parent for issuance of shares of Parent Common Stock in respect of shares of Bank Common Stock. Notwithstanding the foregoing, neither Parent nor either Bank shall be liable to any holder of shares of Bank Common Stock for any securities delivered or any amount paid to a public official pursuant to applicable abandoned property laws.

      Section 2.7 Distributions with Respect to Unexchanged Shares. No dividends, interest or other distributions with respect to shares of Parent Common Stock issuable with respect to Bank Common Stock shall be paid to the holder of any unsurrendered Certificates until such Certificates are surrendered as provided in this Article II. Upon such surrender, there shall be paid,
                       -----------
without interest, to the Person in whose name the shares of Parent Common Stock are registered, all dividends and other distributions payable in respect of such securities on a date subsequent to, and in respect of a record date after, the Effective Time.

      Section 2.8 No Fractional Securities. Notwithstanding any other provision of this Agreement, no certificates or scrip representing less than one share of Parent Common Stock shall be issued in the Acquisition, and no Parent Common Stock dividend, stock split or interest shall relate to any fractional security, and such fractional interests shall not entitle the owner thereof to vote or to any other rights of a security holder. In lieu of any such fractional shares,
(i) each holder of shares of Town Common Stock who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock upon surrender of Certificates for exchange pursuant to this Article II shall be entitled to
                                                 ----------
receive from the Exchange Agent a cash payment equal to such fraction multiplied by the Two River Average Price multiplied by the Exchange Ratio, without interest, and (ii) each holder of shares of Two River Common Stock who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock upon surrender of Certificates for exchange pursuant to this Article II
                                                                      ----------
shall be entitled to receive from the Exchange Agent a cash payment equal to such fraction multiplied by the Two River Average Price, without interest.

      Section 2.9 Lost, Stolen, Destroyed Certificates. In the event that any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, certificates representing the shares of Parent Common Stock or cash, as applicable, into which the shares of Bank Common Stock represented by such Certificates were converted, pursuant to Section 2.1, cash for fractional shares, if any, as may
                        -----------
be required  pursuant to Section 2.8 and any dividends or distributions  payable
                         -----------
pursuant to Section 2.7; provided,  however,  that Parent may, in its discretion
            -----------  --------   -------
and as a condition precedent to the issuance of such certificates representing shares of Parent Common Stock, cash and other distributions, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, either Bank or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

      Section 2.10 Required Withholding. Each of the Exchange Agent and Parent shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Bank Common Stock such amounts as may be required to be deducted or withheld therefrom under the Code or under any provision of state, local or foreign Tax law or under any other applicable laws. To the extent such amounts are so deducted or withheld, the amount of such consideration shall be treated for all purposes under this Agreement as having been paid to the Person to whom such consideration would otherwise have been paid.

      Section 2.11 Taking of Necessary Action; Further Action. If any further action is necessary or desirable to carry out the purposes of this Agreement and to vest Parent, Two River or Town with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Parent, Two River and Town to the

                                   Annex A-7
extent contemplated by this Agreement, the officers and directors of Parent, Two River and Town immediately prior to the Effective Time will take all such lawful and necessary action.

                                   ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF TOWN

      Except as set forth in the disclosure schedule delivered by Town to Two River prior to the execution of this Agreement (the "Town Disclosure Schedule"), Town represents and warrants to Two River as follows:

      Section 3.1  Organization.

            (a) Town is a commercial bank organized under the laws of the State of New Jersey the deposits of which are insured by the Bank Insurance Fund ("BIF") of the Federal Deposit Insurance Corporation (the "FDIC") to the fullest extent permitted by law. Town is duly organized, validly existing and in good standing under the laws of the State of New Jersey. Town has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. True and complete copies of the Governing Documents of Town as in effect on the date hereof have been delivered to Two River.

            (b) Except as set forth on  Schedule  3.1(b) of the Town  Disclosure
                                        ---------------         ----------------
Schedule,  Town  does not have any  Subsidiaries.  "Subsidiary",  when used with
--------
respect to either Bank, means any corporation, joint venture, association, partnership, trust or other entity in which such Bank owns, directly or indirectly, at least a 50% voting interest in electing the Board of Directors or others performing similar functions with respect to such entity or acts as a managing member or general partner. Each Subsidiary listed on Schedule 3.1(b) of
                                                              --------------
the Town Disclosure Schedule (i) is duly organized, validly existing and in good
    ------------------------
standing under the laws of their respective jurisdictions and (ii) has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary.

            (c) Except  for  Subsidiaries  and  except as set forth on  Schedule
                                                                        --------
3.1(c) of the Town Disclosure Schedule,  Town does not own or control,  directly
-----         ------------------------
or indirectly, any equity interest in any corporation, company, association, partnership, joint venture or other entity and owns no real estate, except real estate used for its banking premises and except for real estate in foreclosure with a fair market value of less than $250,000.

      Section 3.2 Capitalization. The authorized capital stock of Town consists of 3,000,000 shares of Town Common Stock. As of the date hereof, there were 1,877,300 shares of Town Common Stock outstanding and no shares held in the treasury. All issued and outstanding shares of Town Common Stock have been duly authorized and validly issued, and are fully paid and no assessment has been made on such shares. The authorized but unissued shares of Town Common Stock are not subject to pre-emptive rights. Except for the Town Stock Options identified on Schedule 3.2 of the Town Disclosure Schedule, Town does not have, nor is it
   ------------        -------------------------
bound by, any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase or issuance of any shares of capital stock of Town or any securities representing the right to purchase or otherwise receive any shares of such capital stock or any securities convertible into or representing the right to subscribe for any such shares, and there are no agreements or understandings with respect to voting of any such shares to which Town is a party.

      Section 3.3  Authority; No Violation.

            (a) Town has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Town. Except for the approvals described in Section 3.3(b) below, no other corporate proceedings on the part of
             -------------
Town are necessary to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Town and constitutes a valid and binding

                                   Annex A-8
obligation of Town, enforceable against Town in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally and to general principals of equity.

            (b) Neither the execution or delivery of this Agreement nor the consummation by Town of the transactions contemplated hereby in accordance with the terms hereof, will (i) violate any provision of the Governing Documents of Town, (ii) assuming that the consents and approvals set forth below in this
Section 3.3(b) are duly obtained,  violate any statute,  code, ordinance,  rule,
-------------
regulation, judgment, order, writ, decree or injunction applicable to Town or any of their respective properties or assets, or (iii) except as set forth on
Schedule 3.3(b) of the Town Disclosure Schedule,  violate, conflict with, result
--------------         ------------------------
in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Town under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Town is a party, or by which Town or any of their properties or assets may be bound or affected. Except for consents and approvals of or filings or registrations with or notices to the FDIC and the Department of Banking, and the filing of applications and notices, as applicable, with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under the Bank Holding Company Act of 1956, as amended, and the rules and regulations thereunder (the "BHC Act") and approval of such applications and notices, no consents or approvals of or filings or registrations with or notices to any third party or any public body or authority are necessary on behalf of Town in connection with (A) the execution and delivery by Town of this Agreement, and (B) the consummation by Town of the Acquisition and the other transactions contemplated hereby.

      Section 3.4  Financial Statements.

            (a) Town has delivered to Two River true and correct copies of the consolidated statements of condition of Town as of December 31, 2004, 2003 and 2002, and the related consolidated statements of income, shareholders' equity and cash flows for the periods ended December 31 in each of the three years 2002 through 2004 (the "Town Audited Statements"), in each case accompanied by the audit report of KPMG LLP, independent public accountants with respect to Town, and the unaudited consolidated statement of condition as of March 31, 2005 and the related consolidated unaudited statement of income of Town for the three-month period ended March 31, 2005 (the "Town Unaudited Statements" and, collectively with the Town Audited Statements, the "Town Financial Statements"). The Town Financial Statements (including the related notes) have been prepared in accordance with GAAP consistently applied during the periods involved except as indicated in the notes thereto. The Town Financial Statements fairly present in all material respects the consolidated financial condition of Town as of the respective dates set forth therein and the related consolidated statements of income, shareholders' equity and cash flows fairly present in all material respects the results of the consolidated operations of Town for the respective periods set forth therein.

            (b) Except as set forth on  Schedule  3.4(b) of the Town  Disclosure
                                        ---------------         ----------------
Schedule,  the books and records of Town and each of its Subsidiaries  have been
--------
and are being maintained in compliance with applicable legal and accounting requirements, and reflect only actual transactions.

            (c) Except as set forth on  Schedule  3.4(c) of the Town  Disclosure
                                        ---------------         ----------------
Schedule and as to the extent  reflected,  disclosed or reserved  against in the
--------
Town Audited Statements (including the notes thereto), as of December 31, 2004, neither Town nor any of its Subsidiaries had any liabilities, whether absolute, accrued, contingent or otherwise, which are material to the business, operations, assets or financial condition of Town and its Subsidiaries, taken as a whole, and which are required by GAAP to be disclosed in the Town Audited Statements. Except as set forth on Schedule 3.4(b) of the Town Disclosure
                                       ---------------          ----------------
Schedule,  as and to the extent reflected,  disclosed or reserved against in the
--------
Town Unaudited Statements (including the notes thereto), as of March 31, 2005, neither Town nor any of its Subsidiaries had any liabilities, whether absolute, accrued, contingent or otherwise, which are material to the business, operations, assets or financial condition of Town or its Subsidiaries taken as a whole. Except as set forth on Schedule 3.4(c) of the Town Disclosure Schedule,
                               --------------         -------------------------
since March 31, 2005 and to the date hereof, neither Town nor any of its Subsidiaries have incurred any liabilities except (i) in the ordinary course of business and consistent with prudent banking practice, (ii) except as specifically contemplated by this Agreement, or (iii) except as would not have a Material Adverse Effect on Town. "Material Adverse Effect" means, with respect to a Party, (A) a material adverse effect on the business, results of operations or financial condition of such Party and its Subsidiaries taken as a whole, or
(B) a material adverse effect on such Party's ability to consummate the transactions contemplated hereby on a timely basis; provided, that in
                                                            --------    ----

                                   Annex A-9
determining whether a Material Adverse Effect has occurred, there shall be excluded any effect on the referenced Party the cause of which is (i) any change after the date of this Agreement in (x) laws, rules or regulations of general applicability or published interpretations thereof by Governmental Entities, (y) accounting principles generally accepted in the United States of America ("GAAP"), or (z) regulatory accounting requirements, in any such case applicable to banks or their holding companies generally, (ii) the announcement of this Agreement or any action or omission of any Party or any Subsidiary thereof required under this Agreement or taken or omitted to be taken with the express written permission of the other Party or Parties, (iii) any changes after the date of this Agreement in general economic or capital market conditions affecting banks or their holding companies generally, or (iv) changes or events, after the date hereof, affecting the financial services industry generally and not specifically relating to any Party or its Subsidiaries, provided, that a decrease in the trading or market prices of a Party's capital stock shall not be considered, by itself, to constitute a Material Adverse Effect.

            (d) Schedule 3.4(d) of the Town Disclosure  Schedule lists, and Town
                --------------         -------------------------
has delivered to Two River copies of the documentation creating or governing, all securitization transactions and "off-balance sheet arrangements" (as defined in Item 303(c) of Regulation S-K (17 CFR ss.229.10 et seq.; "Regulation S-K") effected by Town or its Subsidiaries since December 31, 2001.

      Section 3.5 Financial Advisor; Broker's and Other Fees. Neither Town nor any of its directors or officers has employed any broker or finder or incurred any finder's fees or commissions in connection with any of the transactions contemplated by this Agreement other than Janney Montgomery Scott LLC, Financial Advisor to Town ("Town Financial Advisor"). Except such fees as are payable to Town Financial Advisor in connection with the Acquisition, there are no fees (other than time charges billed at usual and customary rates) payable to any brokers, finders or consultants in connection with the transactions contemplated by this Agreement or which would be triggered by consummation of the transactions contemplated by this Agreement.

      Section 3.6  Absence of Certain Changes or Events.

            (a) Except as set forth on  Schedule  3.6(a) of the Town  Disclosure
                                        ---------------         ----------------
Schedule, there has not been any Material Adverse Effect on Town since March 31,
--------
2005 and to Town's Knowledge, no facts or conditions exist which will cause or is reasonably likely to cause such a Material Adverse Effect in the future. "Knowledge" as used with respect to a Party (including references to such Party being aware of a particular matter) means those facts that are known, or reasonably should have been known in the course of the performance of their duties to a Party by the executive officers and directors of the Party, and includes any facts, matters or circumstances set forth in any written notice from any Governmental Entity received by that Party.

            (b)  Except as set  forth  Schedule  3.6(b)  of the Town  Disclosure
                                       ---------------          ----------------
Schedule, neither Town nor any of its Subsidiaries has taken or permitted any of
--------
the actions set forth in Section 5.2 between  March 31, 2005 and the date hereof
                         -----------
and Town and the Town Subsidiaries have conducted their business only in the ordinary course, consistent with past practice.

      Section 3.7  Legal Proceedings.

            (a)  Except as  disclosed  on  Schedule  3.7 of the Town  Disclosure
                                           -------------        ----------------
Schedule,  (i) neither Town nor any of its  Subsidiaries  is a party to any, and
--------
there are no pending or, to Town's Knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against Town or any of its Subsidiaries (including under or in respect of the Sarbanes-Oxley Act, the USA Patriot Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Home Mortgage Disclosure Act or any other fair lending law or other law relating to discriminatory banking practices or the Bank Secrecy Act or challenging the validity or propriety of this Agreement or the transactions contemplated hereby as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, would, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect on Town, and (ii) neither Town nor any of its Subsidiaries is a party to any order, judgment or decree entered against Town or any Subsidiary in any lawsuit or proceeding.

            (b) The "Sarbanes-Oxley Act" means the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder. The "USA Patriot Act" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001. The "Equal Credit Opportunity Act"

                                   Annex A-10
means the Equal Credit Opportunity Act, as amended, and the rules and regulations thereunder. The "Fair Housing Act" means the Fair Housing Act, as amended, and the rules and regulations thereunder. The "Home Mortgage Disclosure Act" means the Home Mortgage Disclosure Act of 1975, as amended, and the rules and regulations thereunder. The "Bank Secrecy Act" means the Bank Secrecy Act of 1970, as amended.

      Section 3.8  Taxes and Tax Returns.

            (a) Town and each Subsidiary have timely filed (and until the Effective Time will so file) all Returns required to be filed by them in respect of any Taxes (which such Returns which have already been filed were and continue to be, true, correct and complete in all material respects and which such Returns which will be filed will be true, correct and complete in all material respects when filed) and, except as set forth on Schedule 3.8(a) of the Town
                                                    ---------------         ----
Disclosure  Schedule,  each has duly paid (and until the Effective  Time will so
--------------------
pay) all such Taxes shown as due on such Returns, other than Taxes or other charges which are being contested in good faith (and disclosed to Two River in writing). Town and each Subsidiary have established (and until the Effective Time will establish) on their books and records reserves for the payment of all Taxes not yet due and payable, but incurred in respect of Town or any Subsidiary through such date, which reserves are adequate for such purposes. Except as set forth on Schedule 3.8 of the Town Disclosure Schedule, the federal income Tax
         ------------        --------------------------
Returns of Town and each Subsidiary have been examined by the Internal Revenue Service (the "IRS") (or are closed to examination due to the expiration of the applicable statute of limitations) and no deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. Except as set forth on Schedule 3.8(a) of the Town Disclosure Schedule, the applicable
             ---------------         --------------------------
state income and local Tax Returns of Town and each Subsidiary have been examined by the applicable authorities (or are closed to examination due to the expiration of the statute of limitations) and no deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. To Town's Knowledge, there are no audits or other administrative or court proceedings presently pending nor any other disputes pending, or claims asserted for, Taxes or assessments upon Town or any of Subsidiaries, nor has Town or any of Subsidiaries given any currently outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Returns.

            (b) Except as set forth on  Schedule  3.8(b) of the Town  Disclosure
                                        ---------------         ----------------
Schedule,  neither  Town  nor any of the  Subsidiaries:  (i) has  requested  any
--------
extension of time within which to file any Tax Return which Return has not since been filed; (ii) is a party to any agreement providing for the allocation or sharing of Taxes; (iii) is required to include in income any adjustment pursuant to Section 481(a) of the Code, by reason of a voluntary change in accounting method initiated by Town or any Subsidiary (nor does Town have any Knowledge that the IRS has proposed any such adjustment or change of accounting method);
(iv) has been included in any "consolidated," "unitary" or "combined" Return (other than the Returns which include only Town and any of Subsidiaries) provided for under the laws of the United States, any foreign jurisdiction or any state or locality; (v) has participated in or otherwise engaged in any transaction described in Treasury Regulations Section 301.6111-2(b)(2) or any "Reportable Transaction" within the meaning of Treasury Regulations Section 1.6011-4(b) (a "Reportable Transaction"); (vi) is a party to any agreement or arrangement that would result, separately or in the aggregate, in the actual or deemed payment by Town or any of its Subsidiaries of any "excess parachute payments" within the meaning of Section 280G of the Code; and/or (vii) has received any claim by a Governmental Entity in a jurisdiction where it does not file Returns that it is or may be subject to taxation by that jurisdiction.

            (c) Except as set forth on  Schedule  3.8(c) of the Town  Disclosure
                                        ---------------         ----------------
Schedule,  (i) Town and each of the  Subsidiaries  has  complied in all material
--------
respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and has, within the time and in the manner provided by law, withheld and paid over to the proper Governmental Entities all material amounts required to be so withheld and paid over under applicable laws; and (ii) Town and each of its Subsidiaries has maintained such records in respect to each transaction, event and item (including as required to support otherwise allowable deductions and losses) as are required under applicable Tax law.

            (d) Town has made available to Two River correct and complete copies of: (i) all material Returns filed within the past three years by Town and each of its Subsidiaries; (ii) all audit reports, letter rulings, technical advice memoranda and similar documents issued by a Governmental Entity within the past three years relating to Taxes due from or with respect to Town or any of its Subsidiaries; and (iii) any closing letters or

                                   Annex A-11
agreements entered into by Town or any of its Subsidiaries with any Governmental Entities within the past five years with respect to Taxes.

            (e) "Tax" or "Taxes" means: (A) any and all taxes, customs, duties, tariffs, imposts, charges, deficiencies, assessments, levies or other like governmental charges, including, without limitation, income, gross receipts, excise, real or personal property, ad valorem, value added, estimated, alternative minimum, stamp, sales, withholding, social security, occupation, use, service, service use, license, net worth, payroll, franchise, transfer and other recording taxes and charges, imposed by the IRS or any other taxing authority (whether domestic or foreign, including, without limitation, any state, county, local or foreign government or any subdivision or taxing agency thereof (including a United States possession)), whether computed on a separate, consolidated, unitary, combined or any other basis and such term shall include any interest, fines penalties or additional amounts attributable to, or imposed upon, or with respect to, any such amounts, (B) any liability for the payment of any amounts described in (A) as a result of being a member of an affiliated, consolidated, combined, unitary, or similar group or as a result of transferor or successor liability, and (C) any liability for the payment of any amounts as a result of being a party to any tax sharing agreement or as a result of any obligation to indemnify any other person with respect to the payment of any amounts of the type described in (A) or (B). "Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, which is required to be filed with a Governmental Entity.

      Section 3.9  Employee Benefit Plans.

            (a) Except as  disclosed on Schedule  3.9(a) of the Town  Disclosure
                                        ---------------         ----------------
Schedule,  neither Town nor any of its Subsidiaries  maintains or contributes to
--------
any "employee pension benefit plan", within the meaning of Section 3(2)(A) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (the "Town Pension Plans"), "employee welfare benefit plan", within the meaning of
Section 3(1) of ERISA (the "Town  Welfare  Plans"),  stock  option  plan,  stock purchase plan, deferred compensation plan, severance plan, bonus plan, employment agreement or other similar plan, program or arrangement. Neither Town nor any of its Subsidiaries has, since September 2, 1974, contributed to any "Multiemployer Plan", within the meaning of Sections 3(37) and 4001(a)(3) of ERISA.

            (b) Town has delivered to Two River complete and accurate copies of each of the following with respect to each of the Town Pension Plans and Town Welfare Plans: (i) plan document, summary plan description, and summary of material modifications (if not available, a detailed description of the foregoing); (ii) trust agreement or insurance contract, if any; (iii) most recent IRS determination letter, if any; (iv) most recent actuarial report, if any; and (v) most recent annual report on Form 5500, if any.

            (c) The present value of all accrued benefits both vested and non-vested under each of the Town Pension Plans subject to Title IV of ERISA, based upon the actuarial assumptions used for purposes of the most recent actuarial valuation prepared by such Town Pension Plan's actuary, did not exceed the then current value of the assets of such plans allocable to such accrued benefits. To Town's Knowledge, the actuarial assumptions then utilized for such plans were reasonable and appropriate as of the last valuation date and reflect then current market conditions.

            (d) During the last six years, the Pension Benefit Guaranty Corporation (the "PBGC") has not asserted any claim for liability against Town or any of its Subsidiaries which has not been paid in full.

            (e) All premiums (and interest charges and penalties for late payment, if applicable) due to the PBGC with respect to each Town Pension Plan have been paid. All contributions required to be made to each Town Pension Plan under the terms thereof, ERISA or other applicable law have been timely made, and all amounts properly accrued to date as liabilities of Town and its Subsidiaries which have not been paid have been properly recorded on the books of Town and its Subsidiaries.

            (f) Except as  disclosed on Schedule  3.9(f) of the Town  Disclosure
                                        ---------------         ----------------
Schedule each of the Town Pension  Plans,  the Town Welfare Plans and each other
--------
plan  and  arrangement  identified  in the  Town  Disclosure  Schedule  has been
                                            --------------------------
operated in compliance in all material respects with the provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder, and all other applicable governmental laws and regulations. Furthermore, the IRS has issued a favorable determination

                                   Annex A-12
letter, which takes into account the Tax Reform Act of 1986 and (to the extent it mandates currently applicable requirements) subsequent legislation, with respect to each of the Town Pension Plans and Town is not aware of any fact or circumstance which would disqualify any such plan, that could not be retroactively corrected (in accordance with the procedures of the IRS).

            (g) To Town's Knowledge, no non-exempt prohibited transaction, within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any of the Town Welfare Plans or Town Pension Plans.

            (h) No Town Pension Plan or any trust created thereunder has been terminated, nor have there been any "reportable events", within the meaning of
Section 4043(b) of ERISA, with respect to any of the Town Pension Plans.

            (i) No  "accumulated  funding  deficiency",  within  the  meaning of
Section 412 of the Code, has been incurred with respect to any of the Town Pension Plans.

            (j) There are no pending, or, to Town's Knowledge, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Town Pension Plans or the Town Welfare Plans, any trusts related thereto or any other plan or arrangement identified in the Town
                                                                            ----
Disclosure Schedule.
-------------------

            (k) Except as  disclosed on Schedule  3.9(k) of the Town  Disclosure
                                        ---------------         ----------------
Schedule,  no Town Pension or Welfare Plan  provides  medical or death  benefits
--------
(whether or not insured) beyond an employee's retirement or other termination of service, other than (i) coverage mandated by law, or (ii) death benefits under any Town Pension Plan.

            (l) Except with respect to customary health, life and disability benefits or as disclosed on Schedule 3.9(l) of the Town Disclosure Schedule,
                             ---------------         --------------------------
there are no unfunded benefits obligations which are not accounted for by reserves shown on the Town Financial Statements and established under GAAP, or otherwise noted on such financial statements.

            (m) With respect to each Town Pension and Welfare Plan that is funded wholly or partially through an insurance policy, there will be no liability of Town or any Subsidiary as of the Effective Time under any such insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to or at the Effective Time.

            (n) Except as may hereafter be expressly agreed to by Two River in writing or as disclosed on Schedule 3.9(n) of the Town Disclosure Schedule, the
                           --------------         ------------------------
consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee of Town or any Subsidiary to severance pay, unemployment compensation or any similar payment, or (ii) accelerate the time of payment, accelerate the vesting, or increase the amount, of any compensation or benefits due to any current employee or former employee under any Town Pension Plan or Town Welfare Plan.

            (o) Except for the Town Pension Plans and the Town Welfare Plans, and except as set forth on Schedule 3.9(o) of the Town Disclosure Schedule,
                             ---------------         --------------------------
neither Town nor any of its Subsidiaries has any deferred compensation agreements, understandings or obligations for payments or benefits to any current or former director, officer or employee of Town or any Subsidiary or any predecessor of any of them. Schedule 3.9(n) of the Town Disclosure Schedule
                              ---------------         --------------------------
lists the deferred compensation agreements, understandings or obligations with respect to each such current or former director, officer or employee. A true, correct and complete copy of the most recent actuarial or other calculation of the present value of such payments or benefits has been delivered to Two River.

            (p) Except as set forth on  Schedule  3.9(p) of the Town  Disclosure
                                        ---------------         ----------------
Schedule,  neither Town nor any of its Subsidiaries  maintains or otherwise pays
--------
for life insurance policies (other than group term life policies on employees) with respect to any director, officer or employee. Schedule 3.9(p) of the Town
                                                     --------------         ----
Disclosure  Schedule lists each such  insurance  policy and any agreement with a
--------------------
party other than the insurer with respect to the payment,  funding or

                                   Annex A-13
assignment of such policy. To Town's Knowledge, neither Town nor any Town Pension Plan or Town Welfare Plan owns any individual or group insurance policies issued by an insurer which has been found to be insolvent or is in rehabilitation pursuant to a state proceeding.

            (q)  Neither  Town  nor  any  of  its  Subsidiaries   maintains  any
retirement plan for directors.

      Section  3.10  Reports.  Except as set forth on Schedule  3.10 of the Town
                                                      --------------        ----
Disclosure  Schedule,  Town has,  since  January  1,  2001,  duly filed with the
--------------------
Department of Banking and the FDIC in correct form all documentation required to be filed under applicable laws and regulations, and Town promptly will deliver or make available to Two River accurate and complete copies of such documentation. A true, correct and complete list of all examinations of Town conducted by the Department of Banking and the FDIC since January 1, 2002 and the dates of any responses thereto submitted by Town.

      Section 3.11  Compliance with Applicable Law.

            (a) Except as set forth on Schedule  3.11(a) of the Town  Disclosure
                                       ----------------         ----------------
Schedule,  Town  and  each of its  Subsidiaries  holds  all  material  licenses,
--------
franchises, permits and authorizations necessary for the lawful conduct of its respective business, and has complied with and is not in default in any respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any federal, state or local Governmental Entity relating to it (including, without limitation, the Sarbanes-Oxley Act, the USA Patriot Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Home Mortgage Disclosure Act or any other fair lending law or other law relating to discriminatory banking practices) and neither Town nor any of its Subsidiaries has received notice of violation of, nor do any of them know of any material violations of, any of the above.

            (b) Without limiting the foregoing, to Town's Knowledge, Town has complied in all material respects with the Community Reinvestment Act ("CRA"). Town received a CRA rating of "satisfactory" from the FDIC in its most recently completed exam. Except as listed on Schedule 3.11(b) of the Town Disclosure
                                       ----------------         ----------------
Schedule,  to Town's Knowledge,  no person or group has adversely commented upon
--------
Town's CRA performance.

      Section 3.12  Certain Contracts.

            (a) Except as disclosed on Schedule  3.12(a) of the Town  Disclosure
                                       ----------------         ----------------
Schedule,  (i)  neither  Town nor any  Subsidiary  is a party to or bound by any
--------
contract  or  understanding  (whether  written  or  oral)  with  respect  to the employment  or  termination  of  any  present  or  former  officers,  employees, directors or consultants and (ii) the consummation of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from Town or any Subsidiary to any officer, employee, director or consultant thereof. Schedule 3.12(a) of the Town Disclosure Schedule
                                ---------------         ------------------------
sets forth true and correct copies of all such employment agreements or termination agreements with officers, employees, directors, or consultants to which Town or any Subsidiary is a party.

            (b) Except as disclosed on Schedule  3.12(b) of the Town  Disclosure
                                       ----------------         ----------------
Schedule (i) as of the date of this  Agreement,  neither Town nor any Subsidiary
--------
is a party to or bound by any commitment, agreement or other instrument which contemplates the payment by Town or any Subsidiary of amounts in excess of $25,000, or which has a term extending beyond December 31, 2005 and cannot be terminated by Town or the Subsidiary without consent of the other party thereto,
(ii) no commitment, agreement or other instrument to which Town or any of its Subsidiaries is a party or by which any of them is bound limits the freedom of Town or any of its Subsidiaries to compete in any line of business or with any person, and (iii) neither Town nor any Subsidiary is a party to any collective bargaining agreement.

                                   Annex A-14

      Section 3.13  Properties and Insurance.

            (a) Town and its Subsidiaries have good and, as to owned real property, if any, marketable title to all material assets and properties, whether real or personal, tangible or intangible, reflected in Town's consolidated balance sheet as of December 31, 2004, or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since December 31, 2004), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items that secure liabilities that are reflected in such balance sheet or the notes thereto or incurred in the ordinary course of business after the date of such balance sheet, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, and
(iii) with respect to owned real property, if any, title imperfections noted in title reports delivered to Two River prior to the date hereof. Town and its Subsidiaries, as lessee, has the right under valid and subsisting leases to occupy, use, possess and control, in all material respects, all real property leased by it, as presently occupied, used, possessed and controlled by it.

            (b)  Schedule  3.13(b)  of the Town  Disclosure  Schedule  lists all
                 ----------------          --------------------------
policies of insurance and bonds covering business operations and insurable properties and assets of Town and its Subsidiaries showing the scope and amount of coverage and deductibles relating thereto. Except as set forth on Schedule
                                                                        --------
3.13(b) of the Town Disclosure  Schedule,  as of the date hereof,  Town has not,
------         -------------------------
since January 1, 1999, received any notice of cancellation or notice of a material amendment of any such insurance policy or bond and it is not in default in any material respect under such policy or bond, and, to Town's Knowledge, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion.

      Section  3.14  Minute Books.  Except as set forth on Schedule  3.14 of the
                                                           --------------
Town Disclosure Schedule,  the minute books of Town and its Subsidiaries contain
------------------------
records that are accurate in all material respects of all meetings and other corporate action held of their respective Shareholders and Boards of Directors (including committees of their respective Boards of Directors).

      Section 3.15  Environmental  Matters. Except as disclosed on Schedule 3.15
                                                                   -------------
of the Town Disclosure Schedule:
       ------------------------

            (a) Neither  Town nor its  Subsidiaries  have  received  any written notice, citation, claim, assessment, proposed assessment or demand for abatement alleging that Town or its Subsidiaries (either directly or as a trustee or fiduciary, or as a successor-in-interest in connection with the enforcement of remedies to realize the value of properties serving as collateral for outstanding Loans (as defined in Section 3.18) is responsible for the correction
                                 ------------
or cleanup of any condition resulting from the violation of any law, ordinance or other governmental regulation regarding environmental matters, which correction or cleanup would be material to the business, operations, assets or financial condition of Town or its Subsidiaries. Neither Town nor its Subsidiaries has Knowledge that any Hazardous Substance have been emitted, generated, disposed of or stored on any real property owned or leased by Town or its Subsidiaries, as other real estate owned ("OREO") or otherwise, or owned or controlled by Town or its Subsidiaries as a trustee or fiduciary but excluding any property which serves as collateral for any Loan or other obligation which is not in default or have not been realized on by Town (collectively, "Town
Properties"), in any manner that violates or, after the lapse of time and failure to take appropriate action would violate, any presently existing federal, state or local law or regulation governing or pertaining to such substances and materials. "Hazardous Substance" means any substance that is (A) listed, classified or regulated pursuant to any Environmental Law, (B) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon, or
(C) any other substance which is the subject of regulatory action by any Governmental Entity in connection with any Environmental Law. "Environmental Law" means any federal, state or local law, regulation, order, decree, permit, authorization, opinion or agency requirement relating to (A) the protection or restoration of the environment, health, safety, or natural resources, (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance, or (C) wetlands, indoor air, pollution, contamination or any injury or threat of injury to persons or property in connection with any Hazardous Substance, as well as any common law standards relating to environmental protection, human health or safety.

            (b) Town has no Knowledge that any of the Town Properties has been operated in any manner since the date Town owned, leased or controlled such property that violated any applicable federal, state or

                                   Annex A-15
local law or regulation governing or pertaining to any Hazardous Substance, the violation of which would have a Material Adverse Effect on Town.

            (c) To the Knowledge of Town, there are no underground storage tanks on, in or under any of the Town Properties and no underground storage tanks have been closed or removed from any of the Town Properties while the property was owned, operated or controlled by Town.

      Section 3.16 Reserves. As of the date hereof, the reserve for loan and lease losses set forth in the Town Financial Statements is adequate at the time based upon Town's past loan loss experiences and reasonably anticipated potential losses in the portfolio at the time to cover all known or reasonably anticipated loan losses.

      Section  3.17  Agreements  with Bank  Regulators.  Except as  disclosed on
Schedule  3.17 of the  Town  Disclosure  Schedule,  Town  is not a party  to any
--------------         --------------------------
agreement or memorandum of understanding with, or a party to any commitment letter, board resolution submitted to a regulatory authority or similar undertaking to, and is not subject to any order or directive by, and is not in receipt of any extraordinary supervisory letter from, any Governmental Entity which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies or its management, nor has Town been advised by any Governmental Entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission.

      Section 3.18  Town Loan Matters.

            (a) Each  outstanding  Loan  (including  Loans  held for  resale  to investors) held by Town or its Subsidiaries (the "Town Loans") has been solicited and originated and is administered and, where applicable, serviced, and the relevant Town Loan files are being maintained, in all material respects in accordance with the relevant Loan documents, Town's underwriting standards (and, in the case of Town Loans held for resale to investors, the underwriting standards, if any, of the applicable investors) and with all applicable requirements of federal, state and local laws, regulations and rules. "Loan" means any loan, loan agreement, note or borrowing arrangement, including, without limitation, leases, credit enhancements, guarantees and similar interest-bearing assets, as well as commitments to extend any of the same.

            (b) Each Town Loan (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be,
(ii) to the extent secured, has been secured by valid Liens which have been perfected and (iii) to Town's Knowledge, is a legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. The Loan documents with respect to each Town Loan were in compliance with applicable laws and regulations at the time of origination or purchase by Town or its Subsidiaries and are complete and correct in all material respects.

            (c) (i) Schedule 3.18(c) of the Town Disclosure  Schedule sets forth
                    ---------------         -------------------------
a list of all Loans as of May 31, 2005 by Town and its Subsidiaries to any directors, executive officers and principal stockholders (as such terms are defined in Regulation O promulgated by the Federal Reserve Board (12 CFR Part
215)) of Town or any of its Subsidiaries including (A) the name of the person receiving the benefit of the Loan, (B) if such person is other than the director or executive officer, the relationship to a Town director or executive officer,
(C) the original principal amount of such Loan, (D) the outstanding principal amount of such Loan, (E) the material terms of the Loan, including interest rate, type of Loan, term of Loan, and any other material terms; (ii) except as listed in Schedule 3.18(c) of the Town Disclosure Schedule, there are no
            ----------------          --------------------------
employee, officer, director or other affiliate Loans on which the borrower is paying a rate other than that reflected in the note or the relevant credit agreement or on which the borrower is paying a rate which was below market at the time the Loan was made; and (iii) all such Loans are and were made in compliance with all applicable laws and regulations.

            (d) Schedule 3.18(d) of the Town Disclosure  Schedule identifies (A)
                ---------------         -------------------------
each Town Loan that as of May 31, 2005 was classified as "Special Mention," "Substandard," "Doubtful," "Loss," "Classified," "Criticized," "Credit Risk Assets," "Concerned Loans," "Watch List" or words of similar import by Town, any of its Subsidiaries or any bank examiner, together with the principal amount of and accrued and unpaid interest on each

                                   Annex A-16
such Town Loan and the identity of the borrower thereunder, and (B) each asset of Town or any of its Subsidiaries that as of May 31, 2005 was classified as OREO and the book value thereof as of such date.

            (e) Except as set forth in Schedule  3.18(e) of the Town  Disclosure
                                       ----------------         ----------------
Schedule,  none  of  the  agreements  pursuant  to  which  Town  or  any  of its
--------
Subsidiaries has sold Loans or pools of Loans or participations in Loans or pools of Loans contains any obligation to repurchase such Loans or interests therein solely on account of a payment default by the obligor on any such Loan.

      Section 3.19  Disclosure Controls and  Procedures.  Except as set forth on
Schedule 3.19 of the Town Disclosure Schedule, since December 31, 2002, Town and
-------------        ------------------------
each of its  Subsidiaries  has had in place  disclosure  controls and procedures reasonably designed and maintained to ensure that all information (both financial and non-financial) required to be disclosed by Town in the reports that it files or submits to either the FDIC or the Department of Banking recorded, processed, summarized and reported within the time periods specified in the applicable rules and forms of the FDIC or the Department of Banking, as the case may be, and that such information is accumulated and communicated to Town's management as appropriate to allow timely decisions regarding required disclosure. Town maintains internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as set forth on Schedule 3.19 of the Town
                                                      --------------        ----
Disclosure  Schedule,  none of Town's  or its  Subsidiaries'  records,  systems,
--------------------
controls, data or information are recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of Town or its Subsidiaries or accountants.

      Section 3.20 Opinion of Financial Advisor. Town Financial Advisor has rendered an opinion to the Town Board to the effect that, as of the date hereof, the Acquisition Consideration is fair to the holders of Town Common Stock from a financial point of view; it being understood and acknowledged by Two River that such opinion has been rendered for the benefit of the Town Board and is not intended to, and may not, be relied upon by Two River, its affiliates or their respective Subsidiaries. Town Financial Advisor has authorized the inclusion of its opinion in the Joint Proxy Statement/Prospectus.

      Section  3.21  Disclosure.  No  representation  or warranty  contained  in
Article III of this Agreement  contains any untrue  statement of a material fact
-----------
or omits to state a material fact necessary to make the statements herein not misleading in light of the circumstances in which they were made.

                                   Annex A-17

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF TWO RIVER

      Except as set forth in the disclosure schedule delivered by Two River to Town prior to the execution of this Agreement (the "Two River Disclosure Schedule"), Two River represents and warrants to Town as follows:

      Section 4.1  Organization.

            (a) Two River is a commercial bank organized under the laws of the State of New Jersey the deposits of which are insured by the BIF of the FDIC to the fullest extent permitted by law. Two River is duly organized, validly existing and in good standing under the laws of the State of New Jersey. Two River has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. True and complete copies of the Governing Documents of Two River as in effect on the date hereof have been delivered to Town.

            (b)  Except  as set  forth  on  Schedule  4.1(b)  of the  Two  River
                                            ---------------           ----------
Disclosure Schedule,  Two River does not have any Subsidiaries.  Each Subsidiary
-------------------
listed  on  Schedule  4.1(b) of the Two River  Disclosure  Schedule  (i) is duly
            ---------------         -------------------------------
organized, validly existing and in good standing under the laws of their respective jurisdictions and (ii) has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary.

            (c) Except  for  Subsidiaries  and  except as set forth on  Schedule
                                                                        --------
4.1(c) of the Two River Disclosure Schedule,  Two River does not own or control,
-----         -----------------------------
directly or indirectly, any equity interest in any corporation, company, association, partnership, joint venture or other entity and owns no real estate, except real estate used for its banking premises and except for real estate in foreclosure with a fair market value of less than $250,000.

      Section 4.2 Capitalization. The authorized capital stock of Two River consists of 10,000,000 shares of Two River Common Stock. As of the date hereof, there were 3,936,595 shares of Two River Common Stock outstanding and no shares of Two River Common Stock held in the treasury. All issued and outstanding shares of Two River Common Stock have been duly authorized and validly issued, and are fully paid and no assessment has been made on such shares. The authorized but unissued shares of Two River Common Stock are not subject to pre-emptive rights. Except for the Two River Stock Options identified on
Schedule 4.2 of the Two River Disclosure Schedule,  Two River does not have, nor
------------        -----------------------------
is it bound by, any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase or issuance of any shares of capital stock of Two River or any securities representing the right to purchase or otherwise receive any shares of such capital stock or any securities convertible into or representing the right to subscribe for any such shares, and there are no agreements or understandings with respect to voting of any such shares to which Two River is a party.

      Section 4.3  Authority; No Violation.

            (a) Two River has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Two River. Except for the approvals described in Section 4.3(b) below, no other corporate proceedings on
                        -------------
the part of Two River are necessary to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Two River and constitutes a valid and binding obligation of Two River, enforceable against Two River in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally and to general principals of equity.

                                   Annex A-18

            (b) Neither the execution or delivery of this Agreement nor the consummation by Two River of the transactions contemplated hereby in accordance with the terms hereof, will (i) violate any provision of the Governing Documents of Two River, (ii) assuming that the consents and approvals set forth below in this Section 4.3(b) are duly obtained, violate any statute, code, ordinance,
     -------------
rule, regulation, judgment, order, writ, decree or injunction applicable to Two River or its respective properties or assets, or (iii) except as set forth on
Schedule 4.3(b) of the Two River Disclosure  Schedule,  violate,  conflict with,
--------------         ------------------------------
result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Two River under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Two River is a party, or by which Two River or any of its properties or assets may be bound or affected. Except for consents and approvals of or filings or registrations with or notices to the FDIC and the Department of Banking, and the filing of applications and notices, as applicable, with the Federal Reserve Board under the BHC Act and approval of such applications and notices no consents or approvals of or filings or registrations with or notices to any third party or any public body or authority are necessary on behalf of Two River in connection with (A) the execution and delivery by Two River of this Agreement, and (B) the consummation by Two River of the Acquisition and the other transactions contemplated hereby.

      Section 4.4  Financial Statements.

            (a) Two River has delivered to Town true and correct copies of the consolidated statements of condition of Two River as of December 31, 2004, 2003 and 2002, and the related consolidated statements of income, shareholders' equity and cash flows for the periods ended December 31 in each of the three years 2002 through 2004 (the "Two River Audited Statements"), in each case accompanied by the audit report of Grant Thornton, LLP, independent public accountants with respect to Two River, and the unaudited consolidated statement of condition as of March 31, 2005 and the related consolidated unaudited statement of income of Two River for the three-month period ended March 31, 2005 (the "Two River Unaudited Statements" and, collectively with the Two River Audited Statements, the "Two River Financial Statements"). The Two River Financial Statements (including the related notes) have been prepared in accordance with GAAP consistently applied during the periods involved except as indicated in the notes thereto. The Two River Financial Statements fairly present in all material respects the consolidated financial condition of Two River as of the respective dates set forth therein and the related consolidated statements of income, shareholders' equity and cash flows fairly present in all material respects the results of the consolidated operations of Two River for the respective periods set forth therein.

            (b) The books and records of Two River and each of its Subsidiaries have been and are being maintained in compliance with applicable legal and accounting requirements, and reflect only actual transactions.

            (c) Except as to the extent reflected, disclosed or reserved against in the Two River Audited Statements (including the notes thereto), as of December 31, 2004, neither Two River nor any of its Subsidiaries had any liabilities, whether absolute, accrued, contingent or otherwise, which are material to the business, operations, assets or financial condition of Two River and its Subsidiaries, taken as a whole, and which are required by GAAP to be disclosed in the Two River Audited Statements. Except as and to the extent reflected, disclosed or reserved against in the Two River Unaudited Statements (including the notes thereto), as of March 31, 2005, neither Two River nor any of its Subsidiaries had any liabilities, whether absolute, accrued, contingent or otherwise, which are material to the business, operations, assets or financial condition of Two River or its Subsidiaries taken as a whole. Since March 31, 2005 and to the date hereof, neither Two River nor any of its Subsidiaries have incurred any liabilities except (i) in the ordinary course of business and consistent with prudent banking practice, (ii) except as specifically contemplated by this Agreement, or (iii) except as would not have a Material Adverse Effect on Two River.

            (d) Schedule 4.4(d) of the Two River Disclosure  Schedule lists, and
                --------------         ------------------------------
Two River has delivered to Town copies of the documentation creating or governing, all securitization transactions and "off-balance sheet arrangements" (as defined in Item 303(c) of Regulation S-K) effected by Two River or its Subsidiaries since December 31, 2001.

      Section 4.5 Financial Advisor; Broker's and Other Fees. Neither Two River nor any of its directors or officers has employed any broker or finder or incurred any finder's fees or commissions in connection with any of the

                                   Annex A-19
transactions contemplated by this Agreement other than Curtis Securities LLC, Financial Advisor to Two River ("Two River Financial Advisor"). Except such fees as are payable to Two River Financial Advisor in connection with the Acquisition, there are no fees (other than time charges billed at usual and customary rates) payable to any brokers, finders or consultants in connection with the transactions contemplated by this Agreement or which would be triggered by consummation of the transactions contemplated by this Agreement.

      Section 4.6  Absence of Certain Changes or Events.

            (a) There has not been any Material Adverse Effect on Two River since March 31, 2005 and to Two River's Knowledge, no facts or conditions exist which will cause or is reasonably likely to cause such a Material Adverse Effect in the future.

            (b) Neither Two River nor any of its Subsidiaries has taken or permitted any of the actions set forth in Section 5.3 between March 31, 2005 and the date hereof and Two River and the Two River Subsidiaries have conducted their business only in the ordinary course, consistent with past practice.

      Section 4.7 Legal Proceedings. (i) Neither Two River nor any of its Subsidiaries is a party to any, and there are no pending or, to Two River's Knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against Two River or any of its Subsidiaries (including under or in respect of the Sarbanes-Oxley Act, the USA Patriot Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Home Mortgage Disclosure Act or any other fair lending law or other law relating to discriminatory banking practices or the Bank Secrecy Act) or challenging the validity or propriety of this Agreement or the transactions contemplated hereby as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, would, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect on Two River, and (ii) neither Two River nor any of its Subsidiaries is a party to any order, judgment or decree entered against Two River or any Subsidiary in any lawsuit or proceeding.

      Section 4.8  Taxes and Tax Returns.

            (a) Two River and each Subsidiary have timely filed (and until the Effective Time will so file) all Returns required to be filed by them in respect of any Taxes (which such Returns which have already been filed were and continue to be, true, correct and complete in all material respects and which such Returns which will be filed will be true, correct and complete in all material respects when filed) and each has duly paid (and until the Effective Time will so pay) all such Taxes shown as due on such Returns, other than Taxes or other charges which are being contested in good faith (and disclosed to Town in writing). Two River and each Subsidiary have established (and until the Effective Time will establish) on their books and records reserves for the payment of all Taxes not yet due and payable, but incurred in respect of Two River or any Subsidiary through such date, which reserves are adequate for such purposes. The federal income Tax Returns of Two River and each Subsidiary have been examined by the IRS (or are closed to examination due to the expiration of the applicable statute of limitations) and no deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. The applicable state income and local Tax returns of Two River and each Subsidiary have been examined by the applicable authorities (or are closed to examination due to the expiration of the statute of limitations) and no deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. To Two River's Knowledge, there are no audits or other administrative or court proceedings presently pending nor any other disputes pending, or claims asserted for, Taxes or assessments upon Two River or any of Subsidiaries, nor has Two River or any of Subsidiaries given any currently outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Returns.

            (b) Neither Two River nor any of the Subsidiaries: (i) has requested any extension of time within which to file any Tax Return which Return has not since been filed; (ii) is a party to any agreement providing for the allocation or sharing of Taxes; (iii) is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by Two River or any Subsidiary (nor does Two River have any Knowledge that the IRS has proposed any such adjustment or change of accounting method); (iv) has been included in any "consolidated," "unitary" or "combined" Return (other than the Returns which include only Two River and any of Subsidiaries) provided for under the laws of the United States, any foreign jurisdiction or any state or locality; (v) has participated in or otherwise
engaged  in  any   transaction   described  in

                                   Annex A-20

Treasury  Regulations Section  301.6111-2(b)(2)  or any Reportable  Transaction;
(vi) is a party to any agreement or arrangement that would result, separately or in the aggregate, in the actual or deemed payment by Two River or any of its Subsidiaries of any "excess parachute payments" within the meaning of Section 280G of the Code; and/or (vii) has received any claim by a Governmental Entity in a jurisdiction where it does not file Returns that it is or may be subject to taxation by that jurisdiction.

            (c) (i) Two River and each of the Subsidiaries has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and has, within the time and in the manner provided bylaw, withheld and paid over to the proper Governmental Entities all material amounts required to be so withheld and paid over under applicable laws; and (ii) Two River and each of its Subsidiaries has maintained such records in respect to each transaction, event and item (including as required to support otherwise allowable deductions and losses) as are required under applicable Tax law.

            (d) Two River has made available to Town correct and complete copies of: (i) all material Returns filed within the past three years by Two River and each of its Subsidiaries; (ii) all audit reports, letter rulings, technical advice memoranda and similar documents issued by a Governmental Entity within the past three years relating to Taxes due from or with respect to Two River or any of its Subsidiaries; and (iii) any closing letters or agreements entered into by Two River or any of its Subsidiaries with any Governmental Entities within the past five years with respect to Taxes.

      Section 4.9  Employee Benefit Plans.

            (a)  Except  as  disclosed  on  Schedule  4.9(a)  of the  Two  River
                                            ---------------           ----------
Disclosure Schedule,  neither Two River nor any of its Subsidiaries maintains or
-------------------
contributes  to any  "employee  pension  benefit  plan",  within the  meaning of
Section 3(2)(A) of ERISA (the "Two River Pension Plans"), "employee welfare benefit plan", within the meaning of Section 3(1) of ERISA (the "Two River Welfare Plans"), stock option plan, stock purchase plan, deferred compensation plan, severance plan, bonus plan, employment agreement or other similar plan, program or arrangement. Neither Two River nor any of its Subsidiaries has, since September 2, 1974, contributed to any "Multiemployer Plan", within the meaning of Sections 3(37) and 4001(a)(3) of ERISA.

            (b) Two River has delivered to Town complete and accurate copies of each of the following with respect to each of the Two River Pension Plans and Two River Welfare Plans: (i) plan document, summary plan description, and summary of material modifications (if not available, a detailed description of the foregoing); (ii) trust agreement or insurance contract, if any; (iii) most recent IRS determination letter, if any; (iv) most recent actuarial report, if any; and (v) most recent annual report on Form 5500, if any.

            (c) The present value of all accrued benefits both vested and non-vested under each of the Two River Pension Plans subject to Title IV of ERISA, based upon the actuarial assumptions used for purposes of the most recent actuarial valuation prepared by such Two River Pension Plan's actuary, did not exceed the then current value of the assets of such plans allocable to such accrued benefits. To Two River's Knowledge, the actuarial assumptions then utilized for such plans were reasonable and appropriate as of the last valuation date and reflect then current market conditions.

            (d) During the last six years, the PBGC has not asserted any claim for liability against Two River or any of its Subsidiaries which has not been paid in full.

            (e) All premiums (and interest charges and penalties for late payment, if applicable) due to the PBGC with respect to each Two River Pension Plan have been paid. All contributions required to be made to each Two River Pension Plan under the terms thereof, ERISA or other applicable law have been timely made, and all amounts properly accrued to date as liabilities of Two River and its Subsidiaries which have not been paid have been properly recorded on the books of Two River and its Subsidiaries.

            (f) Each of the Two River Pension Plans, the Two River Welfare Plans and each other plan and arrangement identified in the Two River Disclosure
                                                           ---------------------
Schedule  has been  operated in  compliance  in all material  respects  with the
--------
provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued

                                   Annex A-21
thereunder, and all other applicable governmental laws and regulations. Furthermore, the IRS has issued a favorable determination letter, which takes into account the Tax Reform Act of 1986 and (to the extent it mandates currently applicable requirements) subsequent legislation, with respect to each of the Two River Pension Plans and Two River is not aware of any fact or circumstance which would disqualify any such plan, that could not be retroactively corrected (in accordance with the procedures of the IRS).

            (g) To Two River's Knowledge, no non-exempt prohibited transaction, within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any of the Two River Welfare Plans or Two River Pension Plans.

            (h) No Two River Pension Plan or any trust created thereunder has been terminated, nor have there been any "reportable events", within the meaning of Section 4043(b) of ERISA, with respect to any of the Two River Pension Plans.

            (i) No  "accumulated  funding  deficiency",  within  the  meaning of
Section 412 of the Code, has been incurred with respect to any of the Two River Pension Plans.

            (j) There are no pending, or, to Two River's Knowledge, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Two River Pension Plans or the Two River Welfare Plans, any trusts related thereto or any other plan or arrangement identified in the Two River Disclosure Schedule.
-----------------------------

            (k)  Except  as  disclosed  on  Schedule  4.9(k)  of the  Two  River
                                            ---------------           ----------
Disclosure  Schedule,  no Two River Pension or Welfare Plan provides  medical or
--------------------
death benefits (whether or not insured) beyond an employee's retirement or other termination of service, other than (i) coverage mandated by law, or (ii) death benefits under any Two River Pension Plan.

            (l) Except with respect to customary health, life and disability benefits, there are no unfunded benefits obligations which are not accounted for by reserves shown on the Two River Financial Statements and established under GAAP, or otherwise noted on such financial statements.

            (m) With respect to each Two River Pension and Welfare Plan that is funded wholly or partially through an insurance policy, there will be no liability of Two River or any Subsidiary as of the Effective Time under any such insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to or at the Effective Time.

            (n) Except as may hereafter be expressly agreed to by Town in writing or as disclosed on Schedule 4.9(n) of the Two River Disclosure Schedule,
                           --------------         -----------------------------
the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee of Two River or any Subsidiary to severance pay, unemployment compensation or any similar payment, or (ii) accelerate the time of payment, accelerate the vesting, or increase the amount, of any compensation or benefits due to any current employee or former employee under any Two River Pension Plan or Two River Welfare Plan.

            (o) Except for the Two River Pension Plans and the Two River Welfare Plans, neither Two River nor any of its Subsidiaries has any deferred compensation agreements, understandings or obligations for payments or benefits to any current or former director, officer or employee of Two River or any Subsidiary or any predecessor of any of them. Schedule 4.9(n) of the Two River
                                                --------------         ---------
Disclosure Schedule lists the deferred compensation  agreements,  understandings
-------------------
or obligations with respect to each such current or former director, officer or employee. A true, correct and complete copy of the most recent actuarial or other calculation of the present value of such payments or benefits has been delivered to Town.

            (p)  Except  as set  forth  on  Schedule  4.9(p)  of the  Two  River
                                            ---------------           ----------
Disclosure Schedule,  neither Two River nor any of its Subsidiaries maintains or
-------------------
otherwise pays for life insurance policies (other than group term life policies on employees) with respect to any director, officer or employee. Schedule 4.9(p)
                                                                 --------------
of the Two River  Disclosure
       ---------------------

                                   Annex A-22

Schedule lists each such  insurance  policy and any agreement with a party other
--------
than the insurer with respect to the payment, funding or assignment of such policy. To Two River's Knowledge, neither Two River nor any Two River Pension Plan or Two River Welfare Plan owns any individual or group insurance policies issued by an insurer which has been found to be insolvent or is in rehabilitation pursuant to a state proceeding.

            (q) Neither Two River nor any of its Subsidiaries maintains any retirement plan for directors.

      Section 4.10 Reports. Two River has, since January 1, 2001, duly filed with the Department of Banking and the FDIC in correct form all documentation required to be filed under applicable laws and regulations, and Two River promptly will deliver or make available to Town accurate and complete copies of such documentation. A true, correct and complete list of all examinations of Two River conducted by the Department of Banking and the FDIC since January 1, 2002 and the dates of any responses thereto submitted by Two River.

      Section 4.11  Compliance with Applicable Law.

            (a)  Except  as set  forth  on  Schedule  4.11(a)  of the Two  River
                                            ----------------          ----------
Disclosure  Schedule,  Two River and each of its Subsidiaries holds all material
--------------------
licenses, franchises, permits and authorizations necessary for the lawful conduct of its respective business, and has complied with and is not in default in any respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any federal, state or local Governmental Entity relating to it (including, without limitation, the Sarbanes-Oxley Act, the USA Patriot Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Home Mortgage Disclosure Act or any other fair lending law or other law relating to discriminatory banking practices) and neither Two River nor any of its Subsidiaries has received notice of violation of, nor do any of them know of any material violations of, any of the above.

            (b) Without limiting the foregoing, to Two River's Knowledge, Two River has complied in all material respects with the CRA (the Community Reinvestment Act). Two River received a CRA rating of "satisfactory" from the FDIC in its most recently completed exam. No person or group has adversely commented upon Two River's CRA performance.

      Section 4.12  Certain Contracts.

            (a)  Except  as  disclosed  on  Schedule  4.12(a)  of the Two  River
                                            ----------------          ----------
Disclosure  Schedule,  (i) neither Two River nor any Subsidiary is a party to or
--------------------
bound by any contract or understanding (whether written or oral) with respect to the employment or termination of any present or former officers, employees, directors or consultants and (ii) the consummation of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from Two River or any Subsidiary to any officer, employee, director or consultant thereof. Schedule 4.12(a) of the Two River
                                              ----------------         ---------
Disclosure  Schedule sets forth true and correct  copies of all such  employment
--------------------
agreements or termination agreements with officers, employees, directors, or consultants to which Two River or any Subsidiary is a party.

            (b)  Except  as  disclosed  on  Schedule  4.12(b)  of the Two  River
                                            ----------------          ----------
Disclosure Schedule (i) as of the date of this Agreement,  neither Two River nor
-------------------
any Subsidiary is a party to or bound by any commitment, agreement or other instrument which contemplates the payment by Two River or any Subsidiary of amounts in excess of $25,000, or which has a term extending beyond December 31, 2005 and cannot be terminated by Two River or the Subsidiary without consent of the other party thereto, (ii) no commitment, agreement or other instrument to which Two River or any of its Subsidiaries is a party or by which any of them is bound limits the freedom of Two River or any of its Subsidiaries to compete in any line of business or with any person, and (iii) neither Two River nor any Subsidiary is a party to any collective bargaining agreement.

      Section 4.13  Properties and Insurance.

            (a) Two River and its Subsidiaries have good and, as to owned real property, if any, marketable title to all material assets and properties, whether real or personal, tangible or intangible, reflected in Two River's consolidated balance sheet as of December 31, 2004, or owned and acquired subsequent thereto (except to the extent that

                                   Annex A-23
such assets and properties have been disposed of for fair value in the ordinary course of business since December 31, 2004), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items that secure liabilities that are reflected in such balance sheet or the notes thereto or incurred in the ordinary course of business after the date of such balance sheet, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, and (iii) with respect to owned real property, if any, title imperfections noted in title reports delivered to Town prior to the date hereof. Two River and its Subsidiaries, as lessee, has the right under valid and subsisting leases to occupy, use, possess and control, in all material respects, all real property leased by it, as presently occupied, used, possessed and controlled by it.

            (b) Schedule 4.13(b) of the Two River Disclosure  Schedule lists all
                ---------------         ------------------------------
policies of insurance and bonds covering business operations and insurable properties and assets of Two River and its Subsidiaries showing the scope and amount of coverage and deductibles relating thereto. Except as set forth on
Schedule  4.13(b) of the Two River Disclosure  Schedule,  as of the date hereof,
----------------         ------------------------------
Two River has not, since January 1, 1999, received any notice of cancellation or notice of a material amendment of any such insurance policy or bond and it is not in default in any material respect under such policy or bond, and, to Two River's Knowledge, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion.

      Section 4.14 Minute Books. Except as set forth on Schedule 4.14 of the Two
                                                        -------------        ---
River  Disclosure  Schedule,  the minute books of Two River and its Subsidiaries
---------------------------
contain records that are accurate in all material respects of all meetings and other corporate action held of their respective shareholders and Boards of Directors (including committees of their respective Boards of Directors).

      Section 4.15  Environmental  Matters. Except as disclosed on Schedule 4.15
                                                                   -------------
of the Two River Disclosure Schedule:
       -----------------------------

            (a) Neither Two River nor its Subsidiaries have received any written notice, citation, claim, assessment, proposed assessment or demand for abatement alleging that Two River or its Subsidiaries (either directly or as a trustee or fiduciary, or as a successor-in-interest in connection with the enforcement of remedies to realize the value of properties serving as collateral for outstanding Loans) is responsible for the correction or cleanup of any condition resulting from the violation of any law, ordinance or other governmental regulation regarding environmental matters, which correction or cleanup would be material to the business, operations, assets or financial condition of Two River or its Subsidiaries. Neither Two River nor its Subsidiaries has Knowledge that any Hazardous Substance or materials have been emitted, generated, disposed of or stored on any real property owned or leased by Two River or its Subsidiaries, as OREO or otherwise, or owned or controlled by Two River or its Subsidiaries as a trustee or fiduciary but excluding any property which serves as collateral for any Loan or other obligation which is not in default or have not been realized on by Two River (collectively, "Two River Properties"), in any manner that violates or, after the lapse of time and failure to take appropriate action would violate, any presently existing federal, state or local law or regulation governing or pertaining to such substances and materials.

            (b) Two River has no Knowledge that any of the Two River Properties has been operated in any manner since the date Two River owned, leased or controlled such property that violated any applicable federal, state or local law or regulation governing or pertaining to any Hazardous Substance, the violation of which would have a Material Adverse Effect on Two River.

            (c) To the Knowledge of Two River, there are no underground storage tanks on, in or under any of the Two River Properties and no underground storage tanks have been closed or removed from any of the Two River Properties while the property was owned, operated or controlled by Two River.

      Section 4.16 Reserves. As of the date hereof, the reserve for loan and lease losses set forth in the Two River Financial Statements is adequate at the time based upon Two River's past loan loss experiences and reasonably anticipated potential losses in the portfolio at the time to cover all known or reasonably anticipated loan losses.

      Section 4.17 Agreements with Bank Regulators. Two River is not a party to any agreement or memorandum of understanding with, or a party to any commitment letter, board resolution submitted to a regulatory authority or similar undertaking to, and is not subject to any order or directive by, and is not in receipt of any

                                   Annex A-24
extraordinary supervisory letter from, any Governmental Entity which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies or its management, nor has Two River been advised by any Governmental Entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission.

      Section 4.18  Two River Loan Matters.

            (a) Each outstanding Loan (including Loans held for resale to investors) held by Two River or its Subsidiaries (the "Two River Loans") has been solicited and originated and is administered and, where applicable, serviced, and the relevant Two River Loan files are being maintained, in all material respects in accordance with the relevant Loan documents, Two River's underwriting standards (and, in the case of Two River Loans held for resale to investors, the underwriting standards, if any, of the applicable investors) and with all applicable requirements of federal, state and local laws, regulations and rules.

            (b) Each Two River Loan (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid Liens which have been perfected, and (iii) to Two River's Knowledge, is a legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. The Loan documents with respect to each Two River Loan were in compliance with applicable laws and regulations at the time of origination or purchase by Two River or its Subsidiaries and are complete and correct in all material respects.

            (c) (i) Schedule 4.18(c) of the Two River  Disclosure  Schedule sets
                    ---------------         -------------------------------
forth a list of all Loans as of May 31, 2005 by Two River and its Subsidiaries to any directors, executive officers and principal stockholders (as such terms are defined in Regulation O promulgated by the Federal Reserve Board (12 CFR
Part 215)) of Two River or any of its Subsidiaries including (A) the name of the person receiving the benefit of the Loan, (B) if such person is other than the director or executive officer, the relationship to a Two River director or executive officer, (C) the original principal amount of such Loan, (D) the outstanding principal amount of such Loan, (E) the material terms of the Loan, including interest rate, type of Loan, term of Loan, and any other material terms; (ii) except as listed in Schedule 4.18(c) of the Two River Disclosure
                                  ----------------         ---------------------
Schedule, there are no employee,  officer,  director or other affiliate Loans on
--------
which the borrower is paying a rate other than that reflected in the note or the relevant credit agreement or on which the borrower is paying a rate which was below market at the time the Loan was made; and (iii) all such Loans are and were made in compliance with all applicable laws and regulations.

            (d) Schedule 4.18(d) of the Two River Disclosure Schedule identifies
                ---------------         -----------------------------
(A) each Two River Loan that as of May 31, 2005 was classified as "Special Mention," "Substandard," "Doubtful," "Loss," "Classified," "Criticized," "Credit Risk Assets," "Concerned Loans," "Watch List" or words of similar import by Two River, any of its Subsidiaries or any bank examiner, together with the principal amount of and accrued and unpaid interest on each such Two River Loan and the identity of the borrower thereunder, and (B) each asset of Two River or any of its Subsidiaries that as of May 31, 2005 was classified as OREO and the book value thereof as of such date.

            (e)  Except  as set  forth  in  Schedule  4.18(e)  of the Two  River
                                            ----------------          ----------
Disclosure  Schedule,  none of the agreements pursuant to which Two River or any
--------------------
of its Subsidiaries has sold Loans or pools of Loans or participations in Loans or pools of Loans contains any obligation to repurchase such Loans or interests therein solely on account of a payment default by the obligor on any such Loan.

      Section 4.19 Disclosure Controls and Procedures. Since December 31, 2002, Two River and each of its Subsidiaries has had in place disclosure controls and procedures reasonably designed and maintained to ensure that all information (both financial and non-financial) required to be disclosed by Two River in the reports that it files or submits to either the FDIC or the Department of Banking recorded, processed, summarized and reported within the time periods specified in the applicable rules and forms of the FDIC or the Department of Banking, as the case may be, and that such information is accumulated and communicated to Two River's management as appropriate to allow timely decisions regarding required disclosure. Two River maintains internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii)
transactions are recorded as necessary to permit preparation of financial statements in

                                   Annex A-25
conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. None of Two River's or its Subsidiaries' records, systems, controls, data or information are recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of Two River or its Subsidiaries or accountants.

      Section 4.20 Opinion of Financial Advisor. Two River Financial Advisor has rendered an opinion to the Two River Board to the effect that, as of the date hereof, the Acquisition Consideration is fair to the holders of Two River Common Stock from a financial point of view; it being understood and acknowledged by Town that such opinion has been rendered for the benefit of the Two River Board and is not intended to, and may not, be relied upon by Town, its affiliates or their respective Subsidiaries. Two River Financial Advisor has authorized the inclusion of its opinion in the Joint Proxy Statement/Prospectus.

      Section  4.21  Disclosure.  No  representation  or warranty  contained  in
Article IV of this Agreement contains any untrue statement of a material fact or
----------
omits to state a material fact necessary to make the statements herein not misleading in light of the circumstances in which they were made.

                                    ARTICLE V
                   CONDUCT OF BUSINESS PENDING THE ACQUISITION

      Section 5.1 Conduct of Business by the Parties During the Contract Period. During the period from the date of this Agreement to the earlier of the Effective Time or any termination of this Agreement (the "Contract Period"), except as expressly contemplated or permitted by this Agreement or with the prior written consent of the other Parties, each Party shall conduct its business and engage in transactions permitted hereunder only in the ordinary course and consistent with prudent banking practice. Each Party also shall use all commercially reasonable efforts to (i) maintain and preserve intact its business organization and its rights, authorizations, franchises and other authorizations issued by Governmental Entities, (ii) preserve for itself and the other Parties its advantageous business relationships with customers, vendors and others doing business with it and the goodwill of its customers and others with whom business relationships exist, and retain the services of its officers and key employees, and (iii) take no action which would reasonably be expected to materially adversely affect the receipt of any approvals of any Governmental Entity required to consummate the transactions contemplated hereby or to consummate the transactions contemplated hereby or delay the receipt of such approvals subsequent to the date set forth in Section 8.1(b), in each case provided that no Party shall be required to take any unreasonable or extraordinary act or any action which would conflict with any other term of this Agreement. With respect to each covenant, agreement or other obligation of Parent set forth in this Agreement, each of the Banks shall cause Parent to comply with such covenant, agreement or obligation.

      Section 5.2  Town Forbearances. Except as set forth on Schedule 5.2 of the
                                                             ------------
Town  Disclosure  Schedule  or  expressly  contemplated  or  permitted  by  this
--------------------------
Agreement, during the Contract Period, Town shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Two River: (a) (i) adjust, split, combine or reclassify any capital stock; (ii) set any record or payment dates for the payment of any dividends or distributions on its capital stock or make, declare or pay any dividend or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock or stock appreciation rights; (iii) or issue or commit to issue (A) any additional shares of capital stock, or any Rights with respect to shares of its capital stock, except pursuant to the exercise of Town Stock Options outstanding as of the date hereof and disclosed in Schedule
                                                                        --------
3.2 of the Town Disclosure Schedule, or (B) any bond,  debenture,  note or other
---        ------------------------
indebtedness have right to vote on any matter on which a Person's shareholders may vote;

            (b) enter into any new line of business or change its lending, investment, risk and asset-liability management and other material banking or operating policies in any material respect, except as required by law or by policies imposed by a Governmental Entity;

                                   Annex A-26

            (c) sell, license, lease, encumber, mortgage, transfer, assign or otherwise dispose of, or abandon or fail to maintain, any of its material assets, properties or other rights or agreements, provided that in no event shall Town or any of its Subsidiaries sell, license, lease, encumber, mortgage, transfer, assign or otherwise dispose of any Subsidiary, business division, branch or other operating business without, in any such case, receiving the prior written consent of Two River;

            (d) make any acquisition of or investment in any other person, by purchase or other acquisition of stock or other equity interests (other than in a fiduciary capacity in the ordinary course of business), by merger, consolidation, asset purchase or other business combination, or by formation of any joint venture or other business organization or by contributions to capital; or make any purchases or other acquisitions of any debt securities, property or assets (including any investments or commitments to invest in real estate or any real estate development project) in or from any other individual, corporation, joint venture or other entity other than a wholly-owned Subsidiary of Town, except for (i) foreclosures, settlements in lieu of foreclosures, troubled debt or loan restructurings and other similar acquisitions in connection with securing or collecting debts previously contracted in the ordinary course of business, (ii) purchases of investment securities in the ordinary course of business consistent with past practice and (iii) Loans originated or acquired as permitted by Section 5.2(k);
             -------------

            (e) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise become responsible for the obligations of any Person, except in the ordinary course of business consistent with past practice;

            (f)  create,  renew,  amend  or  terminate,   fail  to  perform  any
obligations under, waive or release any rights under or give notice of a proposed renewal, amendment, waiver, release or termination of, any material contract, agreement or lease to which Town or any of its Subsidiaries is a party or by which Town or any of its Subsidiaries or their respective properties is bound, including any contract which (A) limits the freedom of Town or any of its Subsidiaries to compete in any line of business, in any geographic area or with any person, (B) requires referrals of business or requires Town or any of its Subsidiaries to make available investment opportunities to any person on a priority or exclusive basis, or (C) requires Town or any of its Subsidiaries to use any product or service of another person on an exclusive basis, other than any of the foregoing arising in the ordinary course of business consistent with past practice;

            (g) foreclose on or take a deed or title to any multi-family residential or commercial real estate without first conducting a Phase I environmental assessment of the property, or foreclose on or take a deed or title to any multi-family residential or commercial real estate if such environmental assessment indicates the presence of a Hazardous Substance;

            (h) other than as required pursuant to existing agreements or as otherwise required by applicable law, (i) increase the compensation or fringe benefits of any present or former director, officer or employee of Town or any of its Subsidiaries (except that (A) effective as of January 1, 2006 the base salaries of Town's Chief Executive Officer, Chief Financial Officer and Senior Lending Officer may be increased by an aggregate amount for all three combined of not more than $30,000, (B) the base compensation of each other officer or employee may be increased on the anniversary date of such person's employment with Town, provided that no such individual increase shall result in an annual adjustment of more than five percent, and (C) Town may pay bonuses to officers and employees with respect to calendar 2005 in an aggregate amount no greater than five percent of Town's net income for calendar 2005); (ii) grant any severance or termination pay to any present or former director, officer or employee of Town or any of its Subsidiaries except (A) as required pursuant to the terms of a Town severance plan described on Schedule 5.2(h) of the Town
                                                    ---------------         ----
Disclosure  Schedule,  or (B) for severance or termination pay,  consistent with
--------------------
past practice, to any employee of Town or any of its Subsidiaries (other than any officer) in connection with terminations of employment in the ordinary course of business; (iii) establish, adopt or enter into any plan, agreement, program, policy, trust, fund or other arrangement that would be a Town Benefit Plan if it were in existence as of the date of this Agreement; (iv) amend or terminate any Town Benefit Plan, provided that any required amendment shall be provided to Two River and its counsel at least ten days prior to its proposed adoption and shall be subject to the prior approval of Two River, which shall not be unreasonably withheld; (v) increase the funding obligation or contribution rate of any Town Benefit Plan subject to Title IV of ERISA, except as required by GAAP or the terms of any such plan; or (vi) increase the size of the Town Board;

                                   Annex A-27

            (i) make any capital expenditures in excess of $50,000 in the aggregate;

            (j) make application for the opening, relocation or closing of any, or open, relocate or close any, branch office or loan production or servicing facility;

            (k) except for Loans or commitments for Loans that have previously been approved by Town prior to the date of this Agreement, make or acquire any Loan or issue a commitment for any Loan except for Loans and commitments that are made in the ordinary course of business consistent with past practice and with a principal balance of $1,000,000 or less;

            (l) except pursuant to agreements or arrangements in effect on the date hereof, pay to, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to, or enter into any agreement or arrangement (other than a Loan agreement or arrangement not otherwise prohibited by this Agreement) with, any of its officers or directors or any of their immediate family members or any affiliates or associates (as such terms are defined under the Securities Exchange Act of 1934, as amended (the "Exchange Act") of any of the officers or directors of their affiliates or associates, other than in the ordinary course of business consistent with past practice of Town and its Subsidiaries, and, in the case of any such agreements or arrangements relating to compensation, fringe benefits, severance or termination pay or related matters, only as otherwise permitted pursuant to this Section
                                                                         -------
5.2;
---

            (m) pay, discharge, settle, compromise or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), including taking any action to settle or compromise any litigation, in each case, (i) relating to this Agreement or the transactions contemplated hereby, or (ii) that is otherwise material to Town and its Subsidiaries, other than, in the case of matters covered by clause (ii), the payment, discharge, settlement, compromise or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent Town Financial Statements (or the notes thereto) or incurred since December 31, 2004 in the ordinary course of business consistent with past practice;

            (n) amend any of its Governing Documents or similar governing documents, or enter into a plan of consolidation, merger, share exchange, reorganization or complete or partial liquidation with any Person (other than consolidations, mergers or reorganizations solely among wholly-owned subsidiaries of Town), or a letter of intent or agreement in principle with respect thereto;

            (o) materially change its investment securities portfolio policy or the manner in which the portfolio is classified or reported; or invest in any mortgage-backed or mortgage related securities which would be considered "high-risk" securities under applicable regulatory pronouncements;

            (p) make any material change in its policies and practices with respect to Loans, including without limitation policies relating to underwriting, pricing, originating, acquiring, selling, servicing, or buying or selling rights to service, Loans;

            (q) take any action that is intended or would reasonably be expected to result in any of the conditions to the Acquisition set forth in Section 7.1
                                                                     -----------
or Section 7.3 not being  satisfied  or in a required  regulatory  approval  not
   -----------
being obtained or in a material violation of any provision of this Agreement;

            (r) make any changes in its accounting methods or method of Tax accounting, practices or policies, except as may be required under law, rule, regulation or GAAP, in each case as concurred in by Town's independent public accountants;

            (s) enter into any securitizations of any Loans or create any special purpose funding or variable interest entity;

                                   Annex A-28

            (t) make or change any Tax election (unless required by applicable law), file any amended Tax Returns, settle or compromise any Tax liability of Town or any of its Subsidiaries or surrender any right to claim a Tax refund, in each case other than in the ordinary course of business consistent with past practice; or

            (u) agree to, or make any commitment to, take, or authorize or adopt any resolution of its board of directors in support of, any of the actions prohibited by this Section 5.2.
                   -----------

      Section 5.3 Two River Forbearances. Except as set forth on Schedule 5.3 of
                                                                 ------------
the Two River Disclosure Schedule or expressly contemplated or permitted by this
    -----------------------------
Agreement, during the Contract Period, Two River shall not without the prior written consent of Town:

            (a) (i) adjust, split, combine or reclassify any capital stock; (ii) set any record or payment dates for the payment of any dividends or distributions on its capital stock or make, declare or pay any dividend or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock or stock appreciation rights; (iii) or issue or commit to issue (A) any additional shares of capital stock, or any Rights with respect to shares of its capital stock, except pursuant to the exercise of Two River Stock Options outstanding as of the date hereof and disclosed in Schedule 4.2 of the Two River
                                                   ------------        ---------
Disclosure Schedule, or (B) any bond, debenture, note or other indebtedness have
-------------------
right to vote on any matter on which a Person's shareholders may vote;

            (b) enter into any new line of business or change its lending, investment, risk and asset-liability management and other material banking or operating policies in any material respect, except as required by law or by policies imposed by a Governmental Entity;

            (c) sell, license, lease, encumber, mortgage, transfer, assign or otherwise dispose of, or abandon or fail to maintain, any of its material assets, properties or other rights or agreements, provided that in no event shall Two River or any of its Subsidiaries sell, license, lease, encumber, mortgage, transfer, assign or otherwise dispose of any Subsidiary, business division, branch or other operating business without, in any such case, receiving the prior written consent of Town;

            (d) make any acquisition of or investment in any other person, by purchase or other acquisition of stock or other equity interests (other than in a fiduciary capacity in the ordinary course of business), by merger, consolidation, asset purchase or other business combination, or by formation of any joint venture or other business organization or by contributions to capital; or make any purchases or other acquisitions of any debt securities, property or assets (including any investments or commitments to invest in real estate or any real estate development project) in or from any other individual, corporation, joint venture or other entity other than a wholly-owned Subsidiary of Two River, except for (i) foreclosures, settlements in lieu of foreclosures, troubled debt or loan restructurings and other similar acquisitions in connection with securing or collecting debts previously contracted in the ordinary course of business, (ii) purchases of investment securities in the ordinary course of business consistent with past practice and (iii) Loans not prohibited by this Agreement;

            (e) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise become responsible for the obligations of any Person, except in the ordinary course of business consistent with past practice;

            (f) foreclose on or take a deed or title to any multi-family residential or commercial real estate without first conducting a Phase I environmental assessment of the property, or foreclose on or take a deed or title to any multi-family residential or commercial real estate if such environmental assessment indicates the presence of a Hazardous Substance;

            (g) except pursuant to agreements or arrangements in effect on the date hereof, pay to, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to, or enter into any agreement or arrangement (other than a Loan agreement or arrangement not otherwise prohibited by this Agreement) with, any of its officers or directors or any of their immediate family members or any affiliates or

                                   Annex A-29
associates (as such terms are defined under the Exchange Act) of any of the officers or directors of their affiliates or associates, other than in the ordinary course of business consistent with past practice of Two River and its Subsidiaries, and, in the case of any such agreements or arrangements relating to compensation, fringe benefits, severance or termination pay or related matters, only as otherwise permitted pursuant to this Section 5.3;

            (h) pay, discharge, settle, compromise or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), including taking any action to settle or compromise any litigation, in each case, (i) relating to this Agreement or the transactions contemplated hereby, or (ii) that is otherwise material to Two River and its Subsidiaries, other than, in the case of matters covered by clause (ii), the payment, discharge, settlement, compromise or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent Two River Financial Statements (or the notes thereto) or incurred since December 31, 2004 in the ordinary course of business consistent with past practice;

            (i) amend any of its Governing Documents or similar governing documents, or enter into a plan of consolidation, merger, share exchange, reorganization or complete or partial liquidation with any Person (other than consolidations, mergers or reorganizations solely among wholly-owned subsidiaries of Two River), or a letter of intent or agreement in principle with respect thereto;

            (j) materially change its investment securities portfolio policy or the manner in which the portfolio is classified or reported; or invest in any mortgage-backed or mortgage related securities which would be considered "high-risk" securities under applicable regulatory pronouncements;

            (k) make any material change in its policies and practices with respect to Loans, including without limitation policies relating to underwriting, pricing, originating, acquiring, selling, servicing, or buying or selling rights to service, Loans;

            (l) take any action that is intended or would reasonably be expected to result in any of the conditions to the Acquisition set forth in Section 7.1
                                                                     -----------
or Section 7.2 not being  satisfied  or in a required  regulatory  approval  not
   -----------
being obtained or in a material violation of any provision of this Agreement;

            (m) make any changes in its accounting methods or method of Tax accounting, practices or policies, except as may be required under law, rule, regulation or GAAP, in each case as concurred in by Two River's independent public accountants;

            (n) enter into any securitizations of any Loans or create any special purpose funding or variable interest entity;

            (o) make or change any Tax election (unless required by applicable law), file any amended Tax Returns, settle or compromise any Tax liability of Two River or any of its Subsidiaries or surrender any right to claim a Tax refund, in each case other than in the ordinary course of business consistent with past practice; or

            (p) agree to, or make any commitment to, take, or authorize or adopt any resolution of its board of directors in support of, any of the actions prohibited by this Section 5.3.
                   -----------

      Section 5.4  No Solicitation; Competing Transaction

            (a) Except as provided below, during the Contract Period, each Bank shall not, directly or indirectly, and shall instruct its officers, directors, employees, Subsidiaries, agents and advisors and other representatives (including any investment banker, attorney or accountant retained by it), not to, directly or indirectly, solicit, initiate or knowingly encourage (including by way of furnishing nonpublic information), or take any other action knowingly to facilitate, any inquiries or the making of any proposal or offer (including any proposal or offer to its shareholders) that constitutes, or may reasonably be expected to lead to, any Competing Transaction, or enter into or maintain or continue discussions or negotiate with any Person in furtherance of such inquiries, or agree to or endorse any Competing Transaction, or authorize or permit any of the officers, directors or employees of a Bank or

                                   Annex A-30
any Subsidiary thereof, or any investment banker, financial advisor, attorney, accountant or other representative retained by a Bank or any Subsidiary thereof, to take any such action.

            (b) "Competing Transaction" means any of (i) a transaction pursuant to which any person (or group of persons) that is not a Party, directly or indirectly, acquires or would acquire more than 10% of the outstanding shares of Common Stock of a Party or outstanding voting power or of any new series or new class of capital stock that would be entitled to a class or series vote with respect to the Acquisition, whether pursuant to a tender offer or exchange offer or otherwise, (ii) a merger, share exchange, consolidation or other business combination involving a Party (other than the Acquisition), (iii) any transaction pursuant to which any person (or group of persons) that is not a Party acquires or would acquire control of assets of a Party, or any of its Subsidiaries representing more than 10% of the fair market value of all the assets, net revenues or net income of such Party to be acquired and its Subsidiaries, taken as a whole, immediately prior to such transaction, or (iv) any other consolidation, business combination, recapitalization or similar transaction involving a Party or any of its Subsidiaries, other than the transactions contemplated by this Agreement, as a result of which the holders of shares of such Party's Common Stock immediately prior to such transaction do not, in the aggregate, own at least 90% of each of the outstanding shares of common stock and the outstanding voting power of the surviving or resulting entity in such transaction immediately after the consummation thereof in substantially the same proportion as such holders held the shares of such Party's Common Stock immediately prior to the consummation thereof.

            (c) Nothing contained in this Agreement shall prevent a Bank or the Board of Directors of a Bank from complying with Rule 14d-9 and Rule 14e-2 under the Exchange Act with respect to a Competing Transaction or an unsolicited bona fide written proposal (the "Unsolicited Bid"), provided, that such Rules will in
                                               --------  ----
no way eliminate or modify the effect that any action pursuant to such Rules would otherwise have under this Agreement, and provided further, that any such
                                                -------- -------   ----
disclosure (other than a "stop, look and listen" or similar communication of the type contemplated by Rule 14-9(f) under the Exchange Act) shall be deemed to be a change in recommendation of this Agreement and the Acquisition by the Board of such Bank for purposes of Section 8.1(d) or Section 8.1(e) hereof, as
                               --------------       --------------
applicable, unless the Board of such Bank expressly reaffirms its recommendation of this Agreement and the Acquisition in such disclosure.

            (d) Prior to obtaining the Town Shareholder Approval or Two River Shareholder Approval, as the case may be, if the Board of Directors of a Bank determines in good faith that failing to do so would violate its fiduciary duties, nothing contained in Section 5.4(a) or Section 5.4(e) shall prohibit the
                             -------------     -------------
Board of Directors of such Bank from considering and negotiating (including furnishing nonpublic information) an Unsolicited Bid and approving or recommending to the shareholders of such Bank (and, in conjunction with such recommendation, withdrawing its recommendation in favor of the Acquisition) such Unsolicited Bid which (A) was not received in violation of this Section 5.4, (B)
                                                                -----------
if executed or consummated would be a Competing Transaction, (C) is not conditioned on financing or is conditioned on financing that is, in the good faith judgment of the board of directors of such Bank after consultation with its financial advisors, highly likely of being obtained, and (D) the Board of Directors of such Bank determines in good faith, after consultation with its financial advisor to such effect, that such Unsolicited Bid provides greater value to such Bank's shareholders than the Acquisition, taking into consideration the financial impact of the termination provisions set forth in
Section 8.1.
-----------

            (e) Each Bank shall use its commercially reasonable efforts to notify the other Bank promptly, and in no event later than one Business Day after receipt, if any proposal or offer, or any inquiry or contact with any Person with respect thereto, regarding a Competing Transaction is made. Each Bank immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to a Competing Transaction; provided, that such Bank shall not release any third
                         --------   ----
party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party. Each Bank shall use its commercially reasonable efforts to ensure that its officers, directors, employees, Subsidiaries, agents and advisors or other Representatives (including any investment banker, attorney or accountant retained by it) are aware of the restrictions described in this Section 5.4.
                               -----------

            (f) In addition to the foregoing, no Bank shall accept or enter into any agreement, letter of intent or similar document concerning a Competing Transaction for a period of not less than five Business Days after the other Bank has received the notice provided for in Section 5.4(e) above, which notice
                                             -------------
shall include the material terms of such Competing Transaction and the identity of the Person or entity wishing to enter into such

                                   Annex A-31

Competing Transaction. Furthermore, during such period, a Bank receiving the offer for the Competing Transaction shall negotiate with the other Bank in good faith any proposal submitted to such Bank by the other Bank which addresses the terms of the Competing Transaction.

      Section 5.5 Current Information. During the Contract Period, Town will, at the request of Two River, cause one or more of its designated agents or representatives (such persons including, without limitation, officers, directors, employees, attorneys, accountants and financial advisors of a Party, collectively, its "Representatives") to confer on a monthly or more frequent basis with Representatives of Two River regarding Town's business, operations, properties, assets and financial condition and matters relating to the completion of the Acquisition. Without limiting the foregoing, promptly after granting any new Loan or extension of credit, or any renewal of an existing Loan or extension of credit, in excess of $100,000, Town will send to Two River a description thereof, and thereafter will promptly send to Two River copies of such documents relating thereto as Two River shall reasonably request. As soon as reasonably available, but in no event more than 45 days after the end of each fiscal quarter (other than the last fiscal quarter of each fiscal year) ending after the date of this Agreement, Town will deliver to Two River any financial documentation filed with the Department of Banking or the FDIC.

      Section 5.6  Access to Properties and Records; Confidentiality.

            (a) During the Contract Period, Town shall permit Two River and its Representatives, and Two River shall permit Town and its Representatives, reasonable access upon reasonable notice during regular business hours to their respective properties, and Town shall disclose and shall make available to Two River and its Representatives, and Two River shall disclose and shall make available to Town and its Representatives, all books, papers and records relating to their respective assets, stock ownership, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' and shareholders' meetings, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, independent auditors' work papers (subject to the receipt by such auditors of a standard access representation letter), litigation files, plans affecting employees, and any other business activities or prospects in which Two River and its Representatives or Town and its Representatives may have a reasonable interest. No Bank shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer or would contravene any law fiduciary duty, binding agreement, rule, regulation, regulatory policy, order or judgment or, in the case of a document which is subject to an attorney-client privilege, would compromise the right of the disclosing party to claim that privilege. The Banks will use all commercially reasonable efforts to make appropriate substitute disclosure arrangements, to the fullest extent practicable, under circumstances in which the restrictions of the preceding sentence apply.

            (b) All information furnished by the Parties hereto previously in connection with transactions contemplated by this Agreement or pursuant hereto shall be used solely for the purpose of evaluating the Acquisition contemplated hereby, shall be kept confidential and shall be treated as the sole property of the Party delivering the information until consummation of the Acquisition contemplated hereby and, if such Acquisition shall not occur, each Party and each Party's Representatives shall return to the other Party all documents or other materials containing, reflecting or referring to such information, will not retain any copies of such information, shall keep confidential all such information, and shall not directly or indirectly use such information for any competitive or commercial purposes or any other purpose not expressly permitted hereby. Each Party shall inform its Representatives of the terms of this Section
                                                                         -------
5.6. Any breach of this Section 5.6 by a Representative  of a party hereto shall
---                     -----------
conclusively be deemed to be a breach thereof by such Party. In the event that the Acquisition contemplated hereby does not occur or this Agreement is terminated, all documents, notes and other writings prepared by a Party hereto or its Representatives based on information furnished by the other Party, and all other documents and records obtained from another Party hereto in connection herewith, shall be promptly destroyed. The obligation to keep such information confidential shall continue for 30 months after the date the Acquisition is terminated or abandoned but shall not apply to (i) any information which (A) the Party or its Representatives receiving the information can establish by convincing evidence was already in its possession prior to the disclosure thereof to it by the other Party or its Representatives; (B) was then generally known to the public other than as a result of a disclosure by any Party hereto or its Representatives; (C) subsequently became known to the public through no fault of the Party or its Representatives receiving such information; or (D) was disclosed to the Party or its Representatives receiving such information by a third party not bound by an obligation of confidentiality; or (ii) disclosures pursuant to a legal,

                                   Annex A-32
regulatory or examination requirement or in accordance with an order of a court of competent jurisdiction, provided that in the event of any disclosure required by this clause (ii), the disclosing party will, to the extent practicable, give reasonable prior written notice of such disclosure to the other parties and shall not disclose any such information without an opinion of counsel supporting its position that such information must be disclosed.

            (c) In addition to all other remedies that may be available to any Party in connection with a breach by any other Party of its or its Representative's obligations under this Section 5.6, each Party hereto shall be
                                         -----------
entitled to specific performance and injunctive and other equitable relief with respect to this Section 5.6. Each Party hereby waives, and agrees to use all
                -----------
commercially reasonable efforts to cause its Representatives to waive, any requirement to secure or post a bond in connection with any such relief.

      Section 5.7  Appropriate Actions; Regulatory Matters; Consents.

            (a) The Parties will cooperate with each other and use all commercially reasonable efforts to prepare all necessary documentation, to effect all necessary filings and to obtain all necessary permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary to consummate the transactions contemplated by this Agreement as soon as possible, including, without limitation, those required by the FDIC and the Department of Banking. The Parties shall each have the right to review in advance and comment on all information relating to the other, as the case may be, which appears in any filing made with, or written material submitted to, any third party or Governmental Entity in connection with the transactions contemplated by this Agreement. The Banks shall use their commercially reasonable efforts to cause the appropriate applications to and notices to the FDIC and the Department of Banking to be filed as promptly as practicable after the date hereof. Town shall deliver to Two River as promptly as practicable after the date hereof all information necessary to complete such applications and notices based on requests therefor by Two River. Two River shall provide to Town drafts of all filings and applications referred to in this Section 5.7(a)
                                                                  -------------
and shall give Town the opportunity to comment thereon prior to their filing.

            (b) During the Contract Period,  subject to Section 5.6, each of the
                                                        -----------
Banks will promptly furnish each other with copies of written communications received by them or any of their respective Subsidiaries from, or delivered by any of the foregoing to, any Governmental Entity in respect of the applications or notices seeking approval for the transactions contemplated hereby.

            (c) Two River and Town each shall consult with and keep the other Party apprised of the status of matters relating to completion of the Acquisition, including, without limitation, promptly furnishing the other party with copies of notices or other communications received by Two River or Town, as the case may be, or any of its Subsidiaries, from any third party and/or any Governmental Entity with respect to the Acquisition.

            (d) Each of Two River and Town  shall  give (or  shall  cause  their respective Subsidiaries to give) any notices to third parties, and use, and cause their respective Subsidiaries to use, their commercially reasonable efforts to obtain any third party consents (A) necessary, proper or advisable to consummate the Acquisition, (B) otherwise required under any contracts, licenses, leases or other agreements in connection with the consummation of the Acquisition, or (C) required to prevent a Two River Material Adverse Effect or Town Material Adverse Effect from occurring prior to the Effective Time or any like Material Adverse Effect with respect to Parent from occurring after the Effective Time. In the event that any party shall fail to obtain any such third Person consent, such party shall use its commercially reasonable efforts, and shall take any such actions reasonably requested by the other parties, to limit the adverse effect upon Two River, Town and Parent, their respective Subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result after the Effective Time, from the failure to obtain such consent.

            (e) Nothing in this Agreement shall require Two River or Town to agree to the imposition of conditions, the payment of any material amounts (other than filing fees and Expenses incurred by the Parties in connection with obtaining such consents or approvals) or any requirement of divestiture to obtain any consents or approvals from third parties, including Governmental Entities, required to consummate the Acquisition, and in no event shall any party take, or be required to take, any action that would have a Two River Material Adverse Effect or an Town Material Adverse Effect.

                                   Annex A-33

            (f) Two River and Town agree to cooperate with respect to, and shall cause each of their respective Subsidiaries to cooperate with respect to, and agree to use their commercially reasonable efforts to contest and resist, any action, including legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) of any Governmental Entity that is in effect and that restricts, prevents or prohibits the consummation of the Acquisition.

            (g) In the event any litigation is commenced by any Person relating to the Acquisition, each Bank shall have the right, at its own expense, to reasonably participate therein, and neither Bank will settle any such litigation without the consent of the other, which consent will not be unreasonably withheld.

            (h) In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of Two River, Town and Parent shall take all such necessary action.

            (i) To the extent reasonably practicable, neither Bank shall agree to participate in any meeting or discussion with any Governmental Entity in respect of any filings, investigation or other inquiry concerning this Agreement or the Acquisition unless it consults with the other party in advance and, to the extent permitted by such Governmental Entity, gives the other party the opportunity to attend and participate in such meeting or discussion.

            (j) Two River and Town expect that their respective executive officers and other members of senior management will continue to perform their respective duties and obligations and intend that any such officers' failure or refusal to cooperate and to take all actions and to do all things reasonably necessary, proper or advisable to consummate and make effective the Acquisition, including participating in any proxy solicitation activities with respect to the Acquisition or otherwise fully cooperate shall constitute grounds for dismissal of such officer with cause.

                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

      Section 6.1  Registration Statement and Proxy Statement.

            (a) Two River and Town shall promptly prepare and file with the SEC a Joint Proxy Statement/Prospectus (a "Joint Proxy Statement/Prospectus"), and Two River, Town and Parent shall prepare and file with the SEC a Registration Statement registering the Acquisition Consideration (in which the Joint Proxy Statement/Prospectus shall be included as a Prospectus) (a "Registration Statement") as promptly as practicable. Each Party shall use its commercially reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable (including by responding promptly to any comments made by the SEC with respect thereto) and shall mail the Joint Proxy Statement/Prospectus to the respective shareholders of Two River and Town promptly thereafter and, pursuant to Section 17:9A-359(1) of the Banking Act, in no event later than 120 days after the date of the approval of the Plan of Acquisition by the Commissioner.

            (b) Each Party shall use its commercially reasonable efforts to obtain prior to the effective date of the Registration Statement all necessary state securities law or "blue sky" permits and approvals required in connection with the Acquisition.

            (c) Each Party shall notify the other Parties of the receipt of the comments of the SEC and of any requests by the SEC for amendments or supplements to the Joint Proxy Statement/Prospectus or the Registration Statement or for additional information and shall promptly supply one another with copies of all correspondence between any of them (or their representatives) and the SEC (or its staff) with respect thereto.

            (d) Each Party shall provide the other Parties with a reasonable opportunity to review and comment on any amendment or supplement to the Registration Statement and the Joint Proxy Statement/Prospectus prior to filing such with the SEC. If, at any time prior to the Two River Shareholder Meeting or the Town Shareholder Meeting, any event shall occur relating to or affecting any of the Parties or their respective officers or

                                   Annex A-34
directors, which event should be described in an amendment or supplement to the Joint Proxy Statement/Prospectus or the Registration Statement, the Parties shall promptly inform one another and shall cooperate in promptly preparing, filing and clearing with the SEC and, if required by applicable securities laws, mailing to the shareholders of Two River or Town, as the case may be, such amendment or supplement. Each Party shall take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or filing a general consent to service of process) required to be taken under any applicable federal or state securities laws in connection with the issuance of the Parent Common Stock pursuant to the Acquisition.

            (e) Each Party shall, upon request by another Party, furnish the other Party with all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Joint Proxy Statement/Prospectus, the Registration Statement or any other statement, filing, notice or application to be made by, or on behalf of, any Party or any of its Subsidiaries to any third party and/or any Governmental Entity in connection with the Acquisition.

            (f) Prior to the date of approval of the Acquisition by the shareholders of the Banks, each Party shall correct promptly any information provided by it to be used specifically in the Joint Proxy Statement/Prospectus and Registration Statement that shall have become false or misleading in any material respect and shall take all steps necessary to file with the SEC and have declared effective or cleared by the SEC any amendment or supplement to the Joint Proxy Statement/Prospectus or the Registration Statement so as to correct the same and to cause the Joint Proxy Statement/Prospectus as so corrected to be disseminated to the shareholders of the Banks, in each case to the extent required by applicable law.

            (g) With respect to audited financial statements, pro-forma financial statements or other financial statements or other reports provided by any auditor or other expert for inclusion in any report filed or to be filed by Parent with the SEC (each a "Parent SEC Report"), each Bank shall use its commercially reasonable efforts to obtain a consent letter from such auditor or expert addressed to Parent to use such auditor's or expert's name and include such statements or reports in any Parent SEC Report.

            (h) Each Party will advise the other Parties promptly after it receives notice or otherwise becomes aware thereof, of the time when the Registration Statement has become effective, the issuance of any stop order, or the suspension of the qualification of the Parent Common Stock issuable in connection with the Acquisitions for offering or sale in any jurisdiction.

            (i) Notwithstanding any other provision in this Agreement to the contrary, no amendment or supplement to the Joint Proxy Statement/Prospectus or the Registration Statement shall be made without the approval of both Banks, which approval shall not be unreasonably withheld or delayed; provided, that
                                                                 --------
either Bank may amend or supplement the Joint Proxy Statement/Prospectus or Registration Statement pursuant to a Qualifying Amendment to effect a change in its recommendation made in accordance with Section 5.4, and in such event, the
                                             -----------
right of approval shall apply only with respect to information relating to the other party or its business, financial condition or results of operations, and shall be subject to the right of each party to have its Board of Directors' deliberations and conclusions accurately described. A "Qualifying Amendment" means an amendment or supplement to the Joint Proxy Statement/Prospectus or Registration Statement to the extent it contains (i) a change, in accordance with Section 5.4, in the recommendation of the Board of Directors of a Bank with
     -----------
respect to the transactions contemplated by this Agreement, (ii) a statement of the reasons of the Board of Directors of the Bank for making the change in its recommendation, and (iii) additional information reasonably related to the foregoing.

                                   Annex A-35

      Section 6.2  Shareholder Approvals.

            (a) Town shall, as promptly as practicable, duly take all action to call, give notice of, convene and hold a meeting of the Town shareholders (the "Town Shareholder Meeting") and mail the Joint Proxy Statement/Prospectus to its shareholders submitting this Agreement and the Acquisition for the approval of its shareholders at such meeting and shall use its commercially reasonable efforts and take all necessary actions to obtain the approval of its shareholders, which the Parties acknowledge shall require the affirmative vote of two-thirds (2/3) or more of the Town Common Stock entitled to vote, pursuant to Section 17:9A-359(2) of the Banking Act (the "Town Shareholder Approval"). Notice of the Town Shareholder Meeting shall be given to shareholders of Town at least 20 days prior to the Town Shareholder Meeting but in no event later than 120 days after the date of the approval of the Plan of Acquisition by the Commissioner, in accordance with Section 17:9A-359 of the Banking Act. The Town Shareholder Meeting shall be held as soon as reasonably practicable following the date upon which the Registration Statement becomes effective and all necessary bank regulatory approval (or an appropriate waiver thereof) is obtained, giving consideration to such time as may be reasonably necessary to solicit Town Shareholder Approval. Subject to any change of recommendation in accordance with Section 5.4, Town shall, through the Town Board, recommend to
                 -----------
its shareholders approval of this Agreement and the Acquisition and take all lawful actions to solicit such adoption and approval. Town shall use its reasonable best efforts to cause the Town Shareholder Meeting to be held on the same date as the Two River Shareholder Meeting.

            (b) Two River shall, as promptly as practicable, duly take all action to call, give notice of, convene and hold a meeting of the Two River shareholders (the "Two River Shareholder Meeting" and together with the Town Shareholder Meeting, the "Shareholder Meetings") and mail the Joint Proxy Statement/Prospectus to its shareholders submitting this Agreement and the Acquisition for the approval of its shareholders at a meeting of shareholders and shall use its commercially reasonable efforts and take all necessary actions to obtain the approval of its shareholders, which the Parties acknowledge shall require the affirmative vote of two-thirds (2/3) or more of the Two River Common Stock entitled to vote, pursuant to Section 17:9A-359(2) of the Banking Act (the "Two River Shareholder Approval"). Notice of the Two River Shareholder Meeting shall be given to shareholders of Two River at least 20 days prior to the Two River Shareholder Meeting but in no event later than 120 days after the date of the approval of the Plan of Acquisition by the Commissioner, in accordance with
Section 17:9A-359 of the Banking Act. The Two River Shareholder Meeting shall be held as soon as reasonably practicable following the date upon which the
Registration Statement becomes effective and all necessary bank regulatory approval (or an appropriate waiver thereof) is obtained, giving consideration to such time as may be reasonably necessary to solicit Two River Shareholder Approval. Subject to any change of recommendation in accordance with Section
                                                                         -------
5.4, Two River shall, through the Two River Board, recommend to its shareholders
---
approval of this Agreement and the Acquisition and take all lawful actions to solicit such adoption and approval. Two River shall use its reasonable best efforts to cause the Two River Shareholder Meeting to be held on the same date as the Town Shareholder Meeting.

      Section 6.3 Compliance with the Securities Act. Each of Two River and Town shall use its commercially reasonable efforts to cause each officer, each director and each other Person who is an "affiliate" of it (each a "Rule 145 Affiliate") for purposes of Rule 145 under the Securities Act ("Rule 145") at the time of the Town Shareholder Meeting or the Two River Shareholder Meetings, as the case may be, each of whom shall be listed on Schedule 6.3(a) of the Town
                                                    ---------------         ----
Disclosure Schedule or Schedule 6.3(b) of the Two River Disclosure Schedule,  as
-------------------    --------------         -----------------------------
the case may be, to deliver to Parent, at or prior to the Effective Time a written agreement substantially in the form of Exhibit B attached hereto (an
                                                  ---------
"Affiliate Agreement") to the effect that such Person will not offer to sell, sell or otherwise dispose of any shares of Parent Common Stock issued in the Acquisition, except, in each case, in accordance with the terms of the Affiliate Agreement and pursuant to an effective registration statement or in compliance with Rule 145, as amended from time to time, or in a transaction which, in the opinion of legal counsel satisfactory to Parent, is exempt from the registration requirements of the Securities Act. Parent shall use commercially reasonable efforts to take such customary and reasonable actions, from time to time after the Effective Time, as are necessary and advisable to allow any party to an Affiliate Agreement to dispose of shares of Parent Common Stock in accordance with Rule 145, if applicable.

      Section 6.4 Expenses. Expenses incurred in connection with this Agreement and the Acquisition shall be paid by the party incurring such Expenses, except that those Expenses incurred in connection with the filing, printing and mailing of the Registration Statement and the Joint Proxy Statement/Prospectus, and any filings fees under any governmental regulations and any filing fees in connection with obtaining approvals under the Banking

                                   Annex A-36

Act, as well as Expenses incurred in connection with presentations made to Governmental Entities in connection with the foregoing filings, shall be shared equally by Two River and Town. "Expenses" means, with respect to any Party hereto, all reasonable out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates, but excluding any allocation of overhead) incurred by such party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of its obligations pursuant to this Agreement and the consummation of the Acquisition, the preparation, printing, filing and mailing of the Registration Statement, and the Joint Proxy Statement/Prospectus, the solicitation of shareholder approvals and all other matters related to consummating the Acquisition and the Closing.

      Section 6.5 Public Statements. Each Bank shall consult with the other before issuing any press release or written employee communication or otherwise making any public announcement with respect to this Agreement, the Acquisition or otherwise, including, without limitation, any press release or written employee communication or otherwise of Parent (a "Parent Communications"). No Bank shall issue any such press release or written employee communication or make any such public statement without the prior approval of the other Bank, and Parent shall issue no Parent Communications without the prior approval of each of the Banks, except to the extent required by applicable law or the requirements of the rules and regulations of the SEC, the Nasdaq National Market System, the Nasdaq SmallCap Market or the American Stock Exchange, in which case the issuing Bank shall use all commercially reasonable efforts to consult with the other Bank before issuing any such release or making any such public statement, and in the case of Parent Communications, each Party shall use such efforts to consult with the other Parties before issuing any Parent Communications; provided, that a Bank or Parent may make any public statement
                 --------
(i) reasonably required to correct or otherwise address disclosures made by any of the other Parties in violation of this Agreement, or (ii) in response to specific questions by the press, analysts, investors or those attending industry conferences or financial analyst conference calls, in each case so long as any such statements are not inconsistent with previous press releases, public disclosures or public statements made jointly by the Banks or Parent and do not reveal any non-public information regarding the other Bank or Parent. Each Party shall cooperate to develop all public communications and make appropriate members of management available at presentations related to the transactions contemplated by this Agreement as reasonably requested by the other Parties.

      Section 6.6 Notification of Certain Matters. Each of Two River and Town agrees to give prompt notice to the other of, and to use commercially reasonable efforts to remedy, (i) the occurrence or failure to occur of any event which occurrence or failure to occur would be likely to cause any of its representations or warranties in this Agreement to be untrue or inaccurate in any material respect on the Closing Date in any case which would reasonably be expected to result in the failure of one or more of the other Bank's conditions to closing set forth in Article VII, (ii) any failure on its part to comply with
                        -----------
or satisfy any covenant, condition or agreement to be complied with or satisfied by it thereunder in any case which would reasonably be expected to result in the failure of one or more of the other Bank's conditions to closing set forth in
Article VII,  and (iii) any event,  development,  change,  or effect that has or
-----------
would reasonably be expected to materially impair the operations of the business of such Bank; provided, that the delivery of any notice pursuant to this Section
              --------  ----                                             -------
6.6  shall not limit or  otherwise  affect  the  rights  or  remedies  available
---
hereunder to the Party receiving such notice.

                                   Annex A-37

      Section 6.7  Directors' and Officers' Indemnification.

            (a) The indemnification provisions of the respective Governing Documents of Parent, Two River and Town and their respective Subsidiaries as in effect at the Effective Time shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at the Effective Time were current or former directors, officers, employees or agents of Town or Two River or their respective Subsidiaries. From and after the Effective Time, Parent, Two River and Town shall, and shall cause their respective Subsidiaries to, jointly and severally (provided that each Bank and its Subsidiaries shall only be liable with respect to current and former directors and officers of such Bank and its Subsidiaries) fulfill and honor in all respects the obligations, including with respect to advancing expenses, of Parent, Two River and Town, and their respective Subsidiaries, pursuant to any indemnification agreements between Town or Two River, or any of their respective Subsidiaries, and their respective current and former directors and officers in effect immediately prior to the Effective Time and any indemnification provisions under the Town Governing Documents or Two River Governing Documents, or the Governing Documents of any such Subsidiaries, respectively, as in effect on the date hereof.

            (b)  In the  event  Parent,  Two  River  or  Town  or  any of  their respective Subsidiaries, successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any other Person, then, and in each such case, reasonably adequate provisions shall be made so that its successors and assigns shall assume the obligations of Parent, Two River, Town, or any such Subsidiaries, as applicable, as set forth in this Section 6.7 to the
                                                              -----------
extent such assumption does not occur by operation of law.

            (c) For a period of six years after the Effective Time, Parent shall cause to be maintained in effect for each current and former director and officer of Town and Two River as of the Effective Time, liability insurance coverage with respect to matters arising at or prior to the Effective Time, in such amounts and containing such terms and conditions that are not materially less advantageous to such parties than the coverage applicable to such individuals immediately prior to the Effective Time. The provisions of the immediately preceding sentence shall be deemed to have been satisfied if prepaid policies have been obtained on or prior to the Effective Time to the extent such policies provide such current and former directors with coverage for the period and on the terms and conditions described in the preceding sentence.

            (d) The rights of each indemnified party hereunder shall be in addition to, and not in limitation of, any other rights such indemnified party may have under the Town Governing Documents or Two River Governing Documents, respectively, any indemnification agreement, under the Banking Act, the NJBCA, or otherwise. The provisions of this Section 6.7 shall survive the consummation
                                      -----------
of the Acquisition and expressly are intended to benefit each of the indemnified parties.

            (e) Parent shall, or shall cause one or more of the Banks or their respective Subsidiaries to, pay all reasonable expenses, including reasonable attorneys' fees, that may be incurred by any Person indemnified hereunder in enforcing the indemnity and other obligations provided in this Section 6.7.
                                                               -----------

      Section 6.8 Listing. The Parties shall use their commercially reasonable efforts to effect, at or before the Effective Time, authorization for listing on the Nasdaq National Market System, the Nasdaq SmallCap Market or the American Stock Exchange, upon official notice of issuance, of the shares of Parent Common Stock to be issued pursuant to the Acquisition or to be reserved for issuance upon the exercise of Town Stock Options, Two River Stock Options or Warrants.

      Section 6.9 Certain Policies. Prior to the Effective Time, Town shall, consistent with GAAP, the rules and regulations of the SEC and applicable banking laws and regulations, modify or change its loan, OREO, accrual, reserve, tax, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) so as to be applied on a basis that is consistent with that of Two River; provided, that no such modifications or
                                      --------
changes need be made prior to the  satisfaction  of the  conditions set forth in
Section 7.1(a) and Section 7.1(b);  and provided further,  that in any event, no
-------------      -------------        -------- -------
accrual  or reserve  made by Town or any of its  Subsidiaries  pursuant  to this
Section  6.9 shall  constitute  or be deemed  to be a  breach,  violation  of or
------------
failure to satisfy any representation, warranty, covenant, agreement, condition or other provision of this Agreement or otherwise be

                                   Annex A-38
considered in determining whether any such breach, violation or failure to satisfy shall have occurred. The recording of any such adjustments shall not be deemed to imply any misstatement of previously furnished financial statements or information and shall not be construed as concurrence of Town or its management with any such adjustments.

      Section 6.10  Tax-Free Transaction.

            (a) The Acquisition is intended to constitute an exchange described in Section 351 of the Code. From and after the date of this Agreement, each Party shall use all commercially reasonable efforts to cause the Acquisition to qualify, and shall not, without the prior written consent of the other parties hereto, knowingly take any actions or cause any actions to be taken which could reasonably be expected to prevent the Acquisition from qualifying as an exchange described in Section 351 of the Code. If the Acquisition shall fail to qualify as an exchange described in Section 351 of the Code, then the parties hereto agree to negotiate in good faith to restructure the Acquisition in order that it shall otherwise qualify as a transaction that is in whole or in part tax-free under the Code. Following the Effective Time, and consistent with any such consent, none of the Parties nor any of their respective affiliates knowingly and voluntarily shall take any action or cause any action to be taken which could reasonably be expected to cause the Acquisition to fail to qualify as an exchange described in Section 351 of the Code or otherwise as a transaction that is in whole or in part tax-free under the Code.

            (b) Following the Effective Time, Parent shall conduct its business and shall cause each of the Banks to conduct its business, in a manner which would not jeopardize the characterization of the Acquisition as an exchange described in Section 351 of the Code or otherwise as a transaction that is whole or in part tax-free under the Code. Parent will provide certain factual representations as reasonably requested by Town or Two River as necessary to confirm that Parent will not take any action on or after the Effective Time that would jeopardize the tax free nature of the Acquisition as an exchange described in Section 351 of the Code or otherwise as a transaction that is in whole or in part tax-free under the Code.

      Section 6.11 Exemption From Liability Under Section 16(b). Provided that Town and Two River deliver to Parent the Section 16 Information with respect to Town and Two River, respectively, prior to the Effective Time, the Parent Board, or a committee of Non-Employee Directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), shall adopt a resolution in advance of the Effective Time providing that the receipt by the Insiders of Parent Common Stock in exchange for shares of Bank Common Stock, and of options on Parent Common Stock upon assumption and conversion by Parent of Bank Stock Options, in each case pursuant to the Acquisition and to the extent that such securities are listed in the Section 16 Information, are intended to be exempt from liability pursuant to Rule 16b-3 under the Exchange Act. "Section 16 Information" means information accurate in all respects regarding the Insiders, the number of shares of Bank Common Stock, or other equity securities thereof deemed to be beneficially owned by each Insider and expected to be exchanged for Parent Common Stock in connection with the Acquisition. "Insiders" means those officers and directors of Town and Two River who are subject to the reporting requirements of Section 16(a) of the Exchange Act.

      Section 6.12 Parent Governing Documents; Directors and Officers of Parent.

            (a) At or prior to the filing of the Registration Statement, (i) the Parties shall cause the Governing Documents of Parent to be substantially in the form of Exhibits C-1 and C-2 hereto, and (ii) the Parties shall agree upon a
         -------------     ---
name for Parent and shall cause Article FIRST of the Certificate of Incorporation of Parent to provide for such name. Prior to the Effective Time, the Governing Documents shall not thereafter be amended in any manner unless both Banks have consented to the amendment and the amendment would not conflict with or be inconsistent with this Agreement.

            (b) At or prior to the filing of the Registration Statement, the Parties shall cause the Board of Directors of Parent to be those Persons set forth in Section 1 of Appendix A hereto (the "Director Designees"), each such
                      ----------
Director Designee to serve from the Effective Time until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation, or removal in accordance with the Governing Documents of Parent.
Section 2 of Appendix A sets forth the names of the five (5) Director  Designees
             ----------
selected by Two River (each a "Two River Director Designee") and Section 3 of Appendix A sets forth the names of the three (3) Director Designees selected by
----------
Town (each a "Town Director Designee"). If prior to the Effective Time, any Two River

                                   Annex A-39

Director Designee is unable or unwilling to serve as a director of Parent, then another Person who is currently a director or officer of Two River shall be selected by the Two River Board of Directors as the replacement Director Designee, which selection shall be approved by the Town Board, such approval not to be unreasonably withheld, and Appendix A shall be amended accordingly. If
                                   ----------
prior to the Effective Time, any Town Director Designee is unable or unwilling to serve as a director of Parent, then another Person who is currently a director or officer of Town shall be selected by the Town Board of Directors as the replacement Director Designee, which selection shall be approved by the Two River Board, such approval not to be unreasonably withheld, and Appendix A shall
                                                                ----------
be amended accordingly. After the Effective Time, the provisions of this Section
                                                                         -------
6.12(b) shall no longer apply and neither Bank shall have the right to designate
------
directors to serve on the Parent Board.

            (c) At or prior to the filing of the Registration Statement, the Parties shall cause the Officers of Parent to be those Persons set forth in Appendix B hereto (the "Officer Designees"), each such Officer Designee to serve
----------
at the pleasure of the Board of Directors of Parent unless otherwise provided pursuant to an employment agreement duly entered into by such Officer and Parent. If prior to the Effective Time any Officer Designee is unable or unwilling to serve in such capacity, then the Parent Board (constituted as described in paragraph (b) above) shall have the right to select a different Person to serve in that capacity.

      Section 6.13 Compliance with the Industrial Site Recovery Act. Each of the Banks shall obtain prior to the Effective Time, either: (a) a Letter of Non-Applicability from the New Jersey Department of Environmental Protection ("NJDEP") stating that none of the facilities located in New Jersey owned or operated by such Bank (each, a "Facility") is an "industrial establishment," as such term is defined under the Industrial Site Recovery Act ("ISRA"); provided,
                                                                       --------
however,  that if the NJDEP  informs a Bank in writing  that it will not issue a
-------
Letter of Non-Applicability by reason of the fact that the property and/or the transactions contemplated by this Agreement fall into a category that is "unmistakably exempt" from ISRA, such Bank's obligation under this clause shall be deemed to have been satisfied upon receipt of such letter from the NJDEP; (b) a Remediation Agreement issued by the NJDEP pursuant to ISRA authorizing the consummation of the transactions contemplated by this Agreement; or (c) a Negative Declaration approval, Remedial Action Workplan approval, de minimus quantity exemption, an approval pursuant to N.J.A.C. 7:26B-5.1 through 5.8, a No Further Action letter or other document or documents issued by the NJDEP that satisfies the requirements of ISRA with respect to each Facility subject to ISRA. In the event a Bank obtains a Remediation Agreement, such Bank will post or have posted an appropriate Remediation Funding Source or will have obtained the NJDEP's approval to self-guaranty any Remediation Funding Source required under any such Remediation Agreement.

      Section 6.14 Control of Other Party's Business. Nothing contained in this Agreement shall give any party, directly or indirectly, the right to control or direct the operations of any other party prior to the consummation of the Acquisitions. Prior to the consummation of the Acquisitions, each party shall independently exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

      Section 6.15 Legal Counsel to Parent. The Parties acknowledge and agree that legal counsel to Two River also serves as legal counsel to Parent and the Parties shall waive any and all conflicts created thereby to the maximum extent allowable by law.

                                   ARTICLE VII
                                   CONDITIONS

      Section 7.1 Conditions to Each Party's Obligation to Effect the Acquisition. The respective obligations of each Party to effect the Acquisition shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

            (a) the Commissioner shall have approved the Plan of Acquisition pursuant to 17:9A-358 of the Banking Act and the Federal Reserve Board shall not have objected to the Acquisition pursuant to Section 3(a)(C) of the BHC Act;

            (b) the Town Shareholder Approval and the Two River Shareholder Approval shall have been obtained;

                                   Annex A-40

            (c) the Registration Statement shall have been declared effective by the SEC in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect and no proceeding for that purpose shall have been instituted by the SEC or any state regulatory authorities;

            (d) the shares of Parent Common Stock issuable in the Acquisition and those to be reserved for issuance upon exercise of stock options shall have been authorized for listing on the Nasdaq National Market System, the Nasdaq SmallCap Market or the American Stock Exchange upon official notice of issuance;

            (e) no preliminary or permanent injunction or other order or decree by any federal or state court which prevents, prohibits or makes illegal the consummation of the Acquisition shall have been issued and remain in effect (each party agreeing to use its commercially reasonable efforts to have any such injunction, order or decree lifted);

            (f) no statute, rule or regulation shall have been enacted by any Governmental Entity in the United States which would prevent or prohibit the consummation of the Acquisition or make the Acquisition illegal;

            (g) any waiting period applicable to consummation of the Acquisition under the Banking Act shall have expired or been terminated;

            (h) all other required regulatory approvals of the Acquisition shall have been obtained;

            (i) Parent and each Bank shall have received a written opinion of its counsel, in form and substance reasonably acceptable to it, dated as of the Closing Date to the effect that, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, for U.S. federal income tax purposes: (i) no gain or loss will be recognized by the shareholders of the Banks in connection with their exchange of their Bank Common Stock solely for all of the Parent Common Stock or for an amount of Parent Common Stock constituting "control" (as defined in Section 368(c) of the Code) of the Parent;
(ii) no gain or loss will be recognized by the Parent in connection with the Acquisition; (iii) the basis of the Parent Common Stock to be received by the shareholders of the Banks in the Acquisition will be the same as the basis of the Bank Common Stock transferred by them to the Parent; (iv) the basis of the Bank Common Stock received by the Parent will be the same, in each instance, in the hands of the Parent, as the basis of such Bank Common Stock in the hands of the Bank shareholders immediately prior to the transfer; (v) the holding period of the Parent Common Stock to be received by the shareholders of the Banks will include the period during which such shareholders held their respective Bank Common Stock which is transferred to the Parent, provided that the transferred shares were capital assets on the date of the exchange; (vi) the holding period of the Bank Common Stock transferred to the Parent in the transaction will include the period during which the Bank Common Stock transferred were held by the shareholders of the Banks; and (vii) dissenting shareholders of either Bank who receive solely cash for their Bank Common Stock will be treated as having received such cash as distributions in redemption of their Bank Common Stock subject to the provisions and limitations of Section 302 of the Code. In rendering such opinion, counsel shall be entitled to rely upon assumptions and representations reasonably satisfactory to such counsel, including representations set forth in certificates of officers of Parent, Town and Two River; and

            (j) the number of shares of Parent Common Stock into which all Dissenter's Shares (including both those of Town and Two River shareholders) would have been converted in the Merger (had they not been Dissenter's Shares) would not have exceeded 10% of the total number of shares of Parent Common Stock which would have been issued in the Merger.

      Section 7.2 Additional Conditions to Obligation of Town to Effect the Acquisition. Unless waived by Town, the obligation of Town to effect the Acquisition shall be subject to the fulfillment at the Closing Date of the following additional conditions:

            (a) (i) Two River shall have performed in all material respects its obligations contained in this Agreement required to be performed on or prior to the Closing Date, (ii) the representations and warranties of Two River contained in this Agreement (x) that are qualified as to Two River Material Adverse Effect shall be true

                                   Annex A-41
and correct on and as of the date made and (except to the extent that such representations and warranties speak as of an earlier date, in which case on and as of that date) on and as of the Closing Date as if made at and as of such date, and (y) that are not qualified as to Two River Material Adverse Effect shall be true and correct (without regard to any materiality qualifier in any such representations or warranties) on and as of the date made and (except to the extent that such representations and warranties speak as of an earlier date, in which case on and as of the date) on and as of the Closing Date as if made at and as of such date, except for failures of the representations and warranties referred to in this clause (ii) to be true and correct as would not reasonably be expected to have, individually or in the aggregate, a Two River Material Adverse Effect, and (iii) Town shall have received a certificate of the Chief Executive Officer of Two River to that effect; and

            (b) Between the date hereof and the Effective Time, there shall not have occurred any Two River Material Adverse Effect.

      Section 7.3 Additional Conditions to Obligation of Two River to Effect the Acquisition. Unless waived by Two River, the obligation of Two River to effect the Acquisition shall be subject to the fulfillment at the Closing Date of the following additional conditions:

            (a) (i) Town shall have performed in all material respects its obligations contained in this Agreement required to be performed on or prior to the Closing Date, (ii) the representations and warranties of Town contained in this Agreement (x) that are qualified as to Town Material Adverse Effect shall be true and correct on and as of the date made and (except to the extent that such representations and warranties speak as of an earlier date, which case on and as of that date) on and as of the Closing Date as if made at and as of such date and (y) that are not qualified as to Town Material Adverse Effect shall be true and correct (without regard to any materiality qualifier in any such representations or warranties) on and as of the date made and (except to the extent that such representations and warranties speak as of an earlier date, in which case on and as of the date) on and as of the Closing Date as if made at and as of such date, except for failures of the representations and warranties referred to in this clause (ii) to be true and correct as would not reasonably be expected to have, individually or in the aggregate, an Town Material Adverse Effect, and (iii) Two River shall have received a certificate of the Chief Executive Officer of Town to that effect; and

            (b) Between the date hereof and the Effective Time, there shall not have occurred any Town Material Adverse Effect.

                                  ARTICLE VIII
                                   TERMINATION

      Section 8.1 Termination. This Agreement may be terminated and the Acquisition may be abandoned at any time prior to the Effective Time, notwithstanding any requisite adoption and approval of this Agreement, as follows:

            (a) by mutual written consent of the Banks duly authorized by the Two River Board and the Town Board;

            (b) by either Bank, if the Effective Time shall not have occurred on or before April 15, 2006; provided, however, that the right to terminate this
                           --------   -------
Agreement  under this  Section  8.1(b)  shall not be available to any Bank whose
                       --------------
failure to fulfill any obligation under this Agreement shall have caused, or resulted in, the failure of the Effective Time to occur on or before such date;

            (c) by either Bank, if any injunction, order or decree of the type described in Section 7.1(e) shall have been entered and shall have become final
             --------------
and nonappealable, provided, that the Bank seeking to terminate this Agreement pursuant to this Section 8.1(c) shall have used its commercially reasonable
                  --------------
efforts to prevent the entry of and to remove such injunction, order or decree;

            (d) by Town, if prior to the Two River Shareholder Approval, (i) the Two River Board withdraws or in any materially adverse respect modifies or changes its recommendation of this Agreement or the

                                   Annex A-42

Acquisition or shall have resolved to do so; or (ii) the Two River Board shall have recommended to the shareholders of Two River a Competing Transaction or shall have resolved to do so;

            (e) by Two River if, prior to the Town Shareholder Approval, (i) the Town Board withdraws or in any materially adverse respect modifies or changes its recommendation of this Agreement or the Acquisition or shall have resolved to do so, or (ii) the Town Board shall have recommended to the shareholders of Town a Competing Transaction or shall have resolved to do so;

            (f) by either Bank if

                (i) this Agreement and the Acquisition shall fail to receive the requisite votes for the Two River Shareholder Approval at the Two River Shareholder Meeting (assuming the existence of a quorum where a vote was taken, and including any adjournment of such meeting) or

                (ii) this Agreement and the Acquisition shall fail to receive the requisite votes for the Town Shareholder Approval at the Town Shareholder Meeting (assuming the existence of a quorum where a vote was taken, and including any adjournment of such meeting);

            (g) by Town, upon a breach of any representation, warranty, covenant or agreement on the part of Two River set forth in this Agreement, or if any representation or warranty of Two River shall have become untrue, incomplete or incorrect, in either case such that the conditions set forth in Section 7.2(a)
                                                                  -------------
would not be satisfied (a "Terminating  Two River Breach");  provided,  however,
                                                             --------   -------
that Two River shall have 30 days after written notice of such default, specifying in reasonable detail the nature of such default, is given to Two River by Town to cure such Terminating Two River Breach, and Town may not terminate this Agreement  under this Section  8.1(g),  if such  Terminating  Two
                                     --------------
River Breach is curable by Two River through the exercise of its commercially reasonable efforts within such 30-day period and for so long as Two River continues to exercise such commercially reasonable efforts; and provided
                                                                        --------
further,  however, that the immediately preceding proviso shall not in any event
-------
be deemed to extend any date set forth in Section 8.1(b);
                                          -------------

            (h) by Two  River,  upon  breach  of any  representation,  warranty, covenant or agreement on the part of Town set forth in this Agreement, or if any representation or warranty of Town shall have become untrue, incomplete or incorrect, in either case such that the conditions set forth in Section 7.3(a)
                                                                  -------------
would not be satisfied (a "Terminating Town Breach"); provided, however, that Town shall have 30 days after written notice of such default, specifying in reasonable detail the nature of such default, is given to Town by Two River to cure such Terminating Town Breach, and Two River may not terminate this Agreement under this Section 8.1(h), if such Terminating Town Breach is curable
                     -------------
by Town through the exercise of its commercially reasonable efforts within such 30-day period and for so long as Town continues to exercise such commercially reasonable efforts; and provided further, however, that the immediately
                           --------  -------
preceding proviso shall not in any event be deemed to extend any date set forth in Section 8.1(b);
   -------------

            (i) by Two River, if, prior to the Two River Shareholder Approval, the Two River Board determines in accordance with Section 5.4 to approve a
                                                        -----------
Competing Transaction, but only after Two River (A) provides Town with no less than five Business Days notice of its determination to approve such Competing Transaction, including all material terms thereof, (B) within such period, has in good faith negotiated, and has caused its financial and legal advisors to negotiate, with Town to make such adjustments in the terms and conditions of this Agreement as would cause the transactions contemplated by this Agreement to be more favorable, from a financial point of view, to the shareholders of Two River than such Competing Transaction, and (C) taking into account any amendments made to this Agreement pursuant to clause (B), the Two River Board determines in good faith that the Competing Transaction is more favorable, from a financial point of view, to the shareholders of Two River than the transactions contemplated by this Agreement, provided that Two River's right to terminate this Agreement under this Section 8.1(i) shall not be available if Two
                                    -------------
River is then in breach of Section 5.4; or
                           -----------

            (j) by Town, if, prior to the Town Shareholder Approval, the Town Board determines in accordance with Section 5.4 to approve a Competing
                                         ------------
Transaction, but only after Town (A) provides Two River with no less than five Business Days notice of its determination to approve such Competing Transaction, including all material terms thereof, (B) within such period, has in good faith negotiated, and has caused its financial and legal

                                   Annex A-43
advisors to negotiate, with Two River to make such adjustments in the terms and conditions of this Agreement as would cause the transactions contemplated by this Agreement to be more favorable, from a financial point of view, to the shareholders of Town than such Competing Transaction, and (C) taking into account any amendments made to this Agreement pursuant to clause (B), the Town Board determines in good faith that the Competing Transaction is more favorable, from a financial point of view, to the shareholders of Town than the transactions contemplated by this Agreement, provided that Town right to terminate this Agreement under this Section 8.1(j) shall not be available if
                                       --------------
Town is then in breach of Section 5.4.
                          -----------

            (k) by Town in the event that the Two River Average Price is less than $11.00 per share.

      Section 8.2  Effect of Termination. Except as provided in this Section 8.2
                                                                     -----------
and  Section  8.3, in the event of  termination  of this  Agreement  pursuant to
     ------------
Section 8.1,  this  Agreement  shall  forthwith  become void,  there shall be no
-----------
liability under this Agreement on the part of any Party or any Party's affiliates or any Party's officers or directors, and all rights and obligations of each Party shall cease, provided, however, that (i) the provisions of Section
                           --------  -------                             -------
5.6 (Access to Properties and Records; Confidentiality), Section 6.4 (Expenses),
---                                                      -----------
this  Section 8.2, and Section 8.3  (Termination  Fee),  and Article IX (General
      -----------      -----------                           ----------
Provisions)  shall survive,  and (ii) subject to Section 8.3(d),  nothing herein
                                                 -------------
shall relieve any Party hereto from liability for the willful or intentional breach of any of its representations and warranties or the willful or intentional breach of any of its covenants or agreements set forth in this Agreement.

      Section 8.3  Termination Fee.

            (a) In the event that (i) either Bank shall terminate this Agreement pursuant to Section 8.1(f)(i) and at the time of such termination there shall
            -----------------
exist or be  proposed a Competing  Transaction  in respect of Two River which is consummated or with respect to which Two River enters into a definitive agreement within 12 months thereafter, (ii) Town shall terminate this Agreement pursuant to Section 8.1(d), or (iii) Two River shall terminate this Agreement
            --------------
pursuant  to  Section  8.1(i),  then Two  River  shall  pay to Town  $2,000,000,
              --------------
promptly after demand for payment is made to Two River or, in the case of subpart (i) hereof, after the earlier of the execution and delivery of such definitive agreement or the consummation of such Competing Transaction.

            (b) In the event that (i) either Bank shall terminate this Agreement pursuant to Section 8.1(f)(ii) and at the time of such termination there shall
                     ---------
exist or be proposed a Competing Transaction in respect of Town which is consummated or with respect to which Town enters into a definitive agreement within 12 months thereafter, (ii) Two River shall terminate this Agreement pursuant  to  Section  8.1(e),  or (iii)  Town shall  terminate  this  Agreement
              --------------
pursuant  to  Section  8.1(j),  then Town  shall  pay to Two  River  $2,000,000,
              --------------
promptly after demand for payment is made to Town or, in the case of subpart (i) hereof, after the earlier of the execution and delivery of such definitive agreement or the consummation of such Competing Transaction.

            (c) Any  payment  required to be made  pursuant to this  Section 8.3
                                                                     -----------
shall be made not later than two Business Days after (i) delivery to the paying Party of notice of demand for payment, (ii) the execution of a definitive agreement relating to a Competing Transaction or (iii) the consummation of such Competing Transaction (in the case of clause (ii) or (iii), the paying Bank shall promptly notify the other Bank of such event and the other Bank shall designate an account for such payment in writing), as required by this Section
                                                                         -------
8.3, and shall be made by wire  transfer of  immediately  available  funds to an
---
account designated by the recipient Bank in the notice of demand for payment, or in the case of clause (ii) or (iii), other written instruction. In the event both Banks would otherwise be entitled to payments under Section 8.3(a) and
                                                             --------------
Section 8.3(b) respectively,  neither Bank shall be required to make any payment
-------------
under this  Section  8.3. In no event  shall  either Bank be entitled to collect
            ------------
amounts pursuant to this Section 8.3 relating to more than one specified event.
                         -----------

            (d) In the event fees are payable  under this Section 8.3, such fees
                                                          -----------
set forth in this Section 8.3 shall constitute the sole and exclusive remedy for
                  -----------
any loss, liability, damage or claim arising out of or in connection with any nonperformance of a covenant, breach, failure of a condition precedent or termination of this Agreement.

            (e) Each Bank acknowledges that the agreements  contained in Section
                                                                         -------
8.3 are an integral part of the Acquisition, and that, without these agreements,
---
the other Bank would not enter into this Agreement; accordingly, if either Bank fails to pay in a timely manner the amounts due pursuant to Section 8.3 and, in
                                                             -----------
order to

                                   Annex A-44
obtain such payment, the other Bank makes a claim that results in a judgment against the first Bank for the amounts set forth in this Section 8.3, the first
                                                          -----------
Bank shall pay the other Bank its costs and expenses (including attorney's fees and expenses) in connection with such suit, together with interest on the applicable amounts at the prime rate as set forth in The Wall Street Journal (Northeastern Edition), in effect on the date such payment was originally required to be made.

                                   ARTICLE IX
                               GENERAL PROVISIONS

      Section  9.1   Non-Survival  of   Representations   and   Warranties.   No
representations, warranties or obligations in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Acquisition, and after the Effective Time neither Two River nor Town, or their respective officers or directors, shall have any further obligation with respect thereto, except for covenants and agreements which by their terms expressly contemplate performance after the Effective Time, including any such covenants and agreements contained in Article II (Conversion and Exchange of Securities) and
                         ----------
this Article IX and in Section 1.4 (Directors),  Section 1.5 (Officers), Section
     ----------        -----------               -----------             -------
2.1(d)  (Dissenter's  Rights),  Section 2.1(h)  (Parent  Actions with Respect to
-----                           -------------
Stock Options,  Stock Rights and Warrants),  Section 2.3 (Exchange  Procedures),
                                             -----------
Section 5.6 (Access to Properties and Records; Confidentiality), Subsections (f)
-----------                                                      --------------
and (g) of Section 5.7  (Appropriate  Actions;  Regulatory  Matters;  Consents),
----------------------
Section 6.4 (Expenses),  Section 6.7 (Directors' and Officers' Indemnification),
-----------              -----------
Section 6.8 (Listing) and Subsection (b) of Section 6.10 (Tax-Free  Transaction)
-----------               ------------------------------
(including any factual representations set forth in a certificate delivered to Town or Two River pursuant thereto), all of which shall survive the Acquisition.

      Section 9.2  Amendments and Waivers; Delays and Omissions.

            (a) The provisions of this Agreement may not be amended, modified, supplemented or terminated, and waivers or consents to departure from the provisions hereof may not be given, except by written instrument duly executed by the Parties by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that after
                                                   --------  -------
the Town Shareholder Approval and the Two River Shareholder Approval, no waiver or amendment may be made, except such waivers and amendments that have received the requisite shareholder approval and such waivers and amendments that are permitted to be made without shareholder approval under the Banking Act.

            (b) Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any Party, upon any breach of default of another Party under this Agreement, shall impair any such right, power or remedy of such Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver of compliance with the performance of any obligation or other act of any other Party hereto shall be valid only if set forth in an instrument in writing signed by the Party or Parties to be bound thereby.

      Section 9.3 Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, facsimile, any nationally recognized courier guaranteeing overnight delivery, or first class registered or certified mail, return receipt requested, postage prepaid, addressed to the applicable Party at the address set forth below or such other address as may hereafter be designated by such Party to the other Parties in accordance with the provisions of this Section:

            (a) If to Two River, to:

                      Two River Community Bank
                      1250 Highway 35 South
                      Middletown, New Jersey  07748
                      Attention: Barry B. Davall, President & CEO
                      Facsimile: (732) 706-1340

                                   Annex A-45

            With a copy to:

                      Pitney Hardin LLP

                      Delivery:
                      200 Campus Drive
                      Florham Park, NJ  07932-0950

                      Mail:
                      P.O. Box 1945
                      Morristown, NJ  07962-1945
                      Attn.:  Michael W. Zelenty, Esq.
                      Facsimile: (973) 966-1015

            (b) If to Town, to:

                      The Town Bank
                      520 South Avenue,
                      Westfield, New Jersey 07090
                      Attention: Robert W. Dowens, Sr., President & CEO
                      Facsimile: (908) 301-0894

            With a copy to:

                      Norris, McLaughlin & Marcus, P.A.
                      721 Route 202-206
                      PO Box 1018
                      Somerville, New Jersey  08876-1018
                      Attention: G. Robert Marcus, Esq.
                      Facsimile: (908) 722-0755

All such notices and communications shall be deemed to have been duly given: at the time delivered, if delivered by hand; when noted on a confirmation report (or if such delivery date is not a Business Day, on the next Business Day), if sent by facsimile; on the next Business Day, if timely delivered to a nationally recognized courier guaranteeing overnight delivery; if and when received, if deposited in the United States mail, postage prepaid, certified or registered, return receipt requested.

      Section 9.4 Binding Agreement; No Assignment. This Agreement shall inure solely to the benefit of and be binding upon each Party. This Agreement shall not be assigned by any party by operation of law or otherwise. Except as otherwise provided in Section 6.7, this Agreement is not intended to confer upon
                      -----------
any Person, except for the Parties, any rights or remedies hereunder.

      Section 9.5 Counterparts. This Agreement may be executed in counterparts (including by facsimile), each of which, when so executed and delivered, shall be deemed to be an original and enforceable, but all of which, taken together, shall constitute one and the same instrument.

      Section 9.6 Descriptive Headings, Etc. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein. Unless the context of this Agreement otherwise requires: (i) words of any gender shall be deemed to include each other gender; (ii) words using the singular or plural number shall also include the plural or singular number, respectively; (iii) the words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and paragraph references are to the Sections and paragraphs of this Agreement; (iv) the word "including" and words of similar import when used in this Agreement means "including, without limitation," unless otherwise specified; (v) "or" is not exclusive; and (vi) provisions apply to successive events and transactions.

                                   Annex A-46

      Section 9.7 Severability. In the event that any one or more of the provisions, paragraphs, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the other remaining provisions, paragraphs, words, clauses, phrases or sentences hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law; provided, that this Section 9.7 shall not cause this Agreement to differ
                       ------------
materially from the intent of the parties as herein expressed.

      Section 9.8 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New Jersey (without giving effect to the conflict of laws principles thereof).

      Section 9.9  Entire Agreement.

            (a) This Agreement,  including the Town Disclosure  Schedule and the
                                               -------------------------
Two  River  Disclosure  Schedule  and  the  related  documents  and  instruments
--------------------------------
delivered pursuant to this Agreement, together with any other written agreements delivered by the Parties substantially concurrently with this Agreement and the agreements regarding non-disclosure of confidential information and related matters executed and delivered by each of the Banks, dated May 24, 2005 and June 15, 2005, respectively (all such other agreements referred to herein collectively as "Other Agreements"), are intended by the Parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the Parties in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings relating to such subject matter, other than those set forth or referred to herein or in the Other Agreements. This Agreement and the Other Agreements supersede all prior agreements and understandings between the Banks and the other parties to this Agreement, both written and oral, with respect to such subject matter.

            (b) The Exhibits and Schedules, including the Disclosure Schedules, identified in this Agreement are incorporated herein by reference and made a part hereof.

      Section 9.10 Consent to Jurisdiction. Each Party hereby (i) irrevocably submits to the jurisdiction of the state courts of, and the federal courts located in, the State of New Jersey in any action or proceeding arising out of or relating to, this Agreement, and (ii) waives, and agrees to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court, and waives and agrees not to seek any review by any court of any other jurisdiction which may be called upon to grant an enforcement of the judgment of any such court.

      Section 9.11 Further Assurances. Each Party shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other Party reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the Acquisition. Any out-of-pocket costs associated with complying with this Section shall be borne by the requesting Party.

      Section 9.12 Construction. The Parties acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by the Parties.

      Section 9.13 Waiver of Jury Trial. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING, WHETHER AT LAW OR EQUITY, BROUGHT BY ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      Section 9.14 Specific Performance. The Parties agree that irreparable damage would occur in the event any of the provisions of this Agreement were not to be performed in accordance with the terms hereof and that the

                                   Annex A-47
parties shall be entitled to specific performance of the terms hereof in addition to any other remedies at law or in equity.

                         [Signatures on following page]










                                   Annex A-48

      IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed and delivered by their respective officers as of the date first written above.

                                            TEN PENNY-RIALTO HOLDINGS, INC.


                                            By: /s/ Barry B. Davall
                                               ------------------------------
                                                Barry B. Davall
                                                President and CEO


                                            TWO RIVER COMMUNITY BANK


                                            By: /s/ Charles T. Parton
                                               ------------------------------
                                                Charles T. Parton
                                                Chairman

                                            and

                                            By: /s/ Barry B. Davall
                                               ------------------------------
                                                Barry B. Davall
                                                President and CEO


                                            THE TOWN BANK


                                            By: /s/ Robert W. Dowens, Sr.
                                               ------------------------------
                                                Robert W. Dowens, Sr.
                                                President and CEO


                                   Annex A-49

                                                                    Exhibit A to
                                               Agreement and Plan of Acquisition

                              SHAREHOLDER AGREEMENT

      SHAREHOLDER AGREEMENT (this "Agreement"), dated as of August 16, 2005, by and between Two River Community Bank, a commercial bank chartered under the laws of the State of New Jersey ("Two River") and _______________________________
("Shareholder"), a shareholder of The Town Bank, a commercial bank chartered under the laws of the State of New Jersey ("Town").

      WHEREAS, Two River, Town and Ten Penny-Town Holdings, Inc., a New Jersey corporation ("Parent") are simultaneously herewith entering into an Agreement and Plan of Acquisition, dated as of the date hereof (as may be amended from time to time pursuant to its terms, the "Acquisition Agreement") (capitalized terms used herein and not otherwise defined have the meanings given to them in the Acquisition Agreement); and

      WHEREAS, Shareholder owns the shares of Town Common Stock identified on Annex I hereto (such shares, together with all shares of Town Common Stock subsequently acquired by Shareholder during the term of this Agreement, being referred to as the "Shares"); and

      WHEREAS, in order to induce Two River to enter into the Acquisition Agreement, Shareholder, solely in such person's capacity as a shareholder of Town and not in any other capacity, has agreed to enter into and perform this Agreement;

      NOW,  THEREFORE,  for  good  and  valuable  consideration,   the  receipt,
sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

            1. Agreement to Vote Shares.  Shareholder agrees that at any meeting
               ------------------------
of the shareholders of Town, or in connection with any written consent of the shareholders of Town at which a proposal of the type set forth in clause (ii) below is presented for consideration by the shareholders of Town, Shareholder shall:

                (a) appear at each such meeting or otherwise cause the Shares to be counted as present thereat for purposes of calculating a quorum; and

                (b) vote (or cause to be voted), in person or by proxy, all the Shares (whether acquired heretofore or hereafter) that are beneficially owned by Shareholder or as to which Shareholder has, directly or indirectly, the right to vote or direct the voting, (x) in favor of adoption and approval of the Acquisition Agreement and the Acquisition; (y) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Town contained in the Acquisition Agreement or of Shareholder contained in this Agreement; and (z) against any Competing Transaction or any other action, agreement or transaction that is intended, or could reasonably be expected, to materially impede, interfere or be inconsistent with, delay, postpone, discourage or materially and adversely affect consummation of the Acquisition or this Agreement.

            2. No  Transfers.  After  the  date  hereof  and  prior  to the Town
               -------------
Shareholder Meeting, Shareholder agrees not to, directly or indirectly, sell transfer, pledge, assign or otherwise dispose of, or enter into any contract option, commitment or other arrangement or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, any of the Shares if such sale, transfer, pledge, assignment or disposition could occur prior to the Town Shareholder Meeting, except the following transfers shall be permitted: (i) transfers by will or operation of law, in which case this Agreement shall bind the transferee, subject to applicable law, (ii) transfers pursuant to any pledge agreement, subject to the pledgee agreeing in writing to be bound by the terms of this Agreement, (iii) transfers in connection with estate and tax planning purposes, including transfers to relatives, trusts and charitable organizations, subject to the transferee agreeing in writing to be bound by the terms of this Agreement, (iv) transfers to any other shareholder of Town who has executed a copy of this Agreement on the date hereof with respect to some or all of the
Shares held by such shareholder and (v) such transfers as Two River may otherwise permit in its sole discretion. Any transfer or other disposition in violation of the terms of this Section 2 shall be null and void.
                               ---------

                                   Annex A-50

            3.  Representations  and  Warranties  of  Shareholder.   Shareholder
                -------------------------------------------------
represents and warrants to and agrees with Two River as follows:

                (a)  Capacity.   Shareholder  has  all  requisite  capacity  and
                     --------
authority to enter into and perform his, her or its obligations under this Agreement. Shareholder has received and reviewed a copy of the Acquisition Agreement and is familiar with, and understands, the provisions thereof.

                (b) Binding Agreement.  This Agreement constitutes the valid and
                    -----------------
legally binding obligation of Shareholder, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                (c)  Non-Contravention.  The  execution  and  delivery  of  this
                     -----------------
Agreement by Shareholder does not, and the performance by Shareholder of his, her or its obligations hereunder and the consummation by Shareholder of the transactions contemplated hereby will not, violate or conflict with, or constitute a default under, any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which Shareholder is a party or by which Shareholder is bound, or any statute, rule or regulation to which Shareholder is subject or, in the event that Shareholder is a corporation, partnership, trust or other entity, any charter, bylaw or other organizational document of Shareholder.

                (d)  Ownership of Shares.  Shareholder  has good title to all of
                     -------------------
the Shares as of the date  hereof,  and,  except as set forth on Annex I hereto,
                                                                 -------
the Shares are so owned free and clear of any liens, security interests, charges or other encumbrances.

            4. Specific Performance and Remedies.  Shareholder acknowledges that
               ---------------------------------
it will be impossible to measure in money the damage to Two River if Shareholder fails to comply with the obligations imposed by this Agreement and that, in the event of any such failure, Two River will not have an adequate remedy at law or in equity. Accordingly, Shareholder agrees that injunctive relief or other equitable remedy, in addition to remedies at law or in damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that Two River has an adequate remedy at law. Shareholder agrees that Shareholder will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with Two River's seeking or obtaining such equitable relief. In addition, after discussing the matter with Shareholder, Two River shall have the right to inform any third party that Two River reasonably believes to be, or to be contemplating, participating with Shareholder or receiving from Shareholder assistance in violation of this Agreement, of the terms of this Agreement and of the rights of Two River hereunder, and that participation by any such persons with Shareholder in activities in violation of Shareholder's agreement with Two River set forth in this Agreement may give rise to claims by Two River against such third party. Except for fraud or willful misconduct, the parties to this Agreement hereby expressly waive and forego any right to recover punitive, exemplary, lost profits, consequential or similar damages in any legal action or other proceeding arising out of or resulting from any controversy, claim or dispute arising out of or relating to this Agreement.

            5. Term of Agreement;  Termination. The term of this Agreement shall
               -------------------------------
commence on the date hereof. This Agreement shall terminate at the Effective Time of the Acquisition or the earlier of (i) at any time prior to consummation of the Acquisition by the written consent of the parties hereto and (ii) termination of the Acquisition Agreement in accordance with its terms. Upon such termination, no party shall have any further obligations or liabilities hereunder; provided, however, such termination shall not relieve any party from liability for any willful breach of this Agreement prior to such termination.

            6. Entire Agreement. This Agreement supersedes all prior agreements,
               ----------------
written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each party hereto. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party. No party hereto may assign any rights or obligations hereunder to any other person, except as required by Section 2 or
                                                                    ---------
upon the prior written consent of each other party. Nothing in this Agreement, expressed or implied, is intended

                                   Annex A-51
to or shall confer upon any other person or entity, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

            7. Notices. Notices may be provided to Two River and the Shareholder
               -------
in the manner specified in the Acquisition Agreement, with all notices to the Shareholder being provided to him or her at the address set forth in Annex I hereto.

            8. Miscellaneous.
               -------------

                (i)  Severability.  If any  provision  of this  Agreement or the
                     ------------
application of such provision to any person or circumstances shall be held invalid or unenforceable by a court of competent jurisdiction, such provision or application shall be unenforceable only to the extent of such invalidity or unenforceability, and the remainder of the provision held invalid or unenforceable and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, and the remainder of this Agreement, shall not be affected.

                (ii)  Capacity.  The covenants  contained  herein shall apply to
                      --------
Shareholder solely in his or her capacity as a shareholder of Town, and no covenant contained herein shall apply to Shareholder in his or her capacity as a director, officer or employee of Town or in any other fiduciary capacity. Nothing contained in this Agreement shall be deemed to apply to, or limit in any manner, the obligations of the Shareholder to comply with his or her fiduciary duties as a director of Town.

                (iii)  Counterparts.  This  Agreement  may be executed in one or
                       ------------
more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

                (iv) Headings.  All Section  headings herein are for convenience
                     --------
of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

                (v)  Choice of Law.  This  Agreement  shall be deemed a contract
                     -------------
made under, and for all purposes shall be construed in accordance with, the laws of the State of New Jersey, without reference to its conflicts of law principles.

            IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

                                    TWO RIVER COMMUNITY BANK


                                    By:
                                        --------------------------------------
                                           Barry B. Davall
                                           President and CEO


                                    SHAREHOLDER:

                                    ------------------------------------------
                                    (Signature)


                                   Annex A-52

                                     ANNEX I
                              SHAREHOLDER AGREEMENT


                                 Shares of Town
                                  Common Stock
                               Beneficially Owned
    Name and Address of     (exclusive of unexercised     Options on Town Common
        Shareholder               stock options)                 Stock
-------------------------    ------------------------     ----------------------











                                   Annex A-53

                                                                    Exhibit B to
                                               Agreement and Plan of Acquisition

                               AFFILIATE AGREEMENT

      THIS AFFILIATE AGREEMENT (this "Agreement") is made and entered into as of
                                      ---------
_______ __, 200_ by and between Ten Penny-Rialto Holdings, Inc., a New Jersey corporation (the "Company"), and the undersigned shareholder (the "Affiliate").
                  -------                                           ---------
This Agreement is entered into in connection with, and capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in, the Agreement and Plan of Acquisition, dated as of August 16, 2005 (the "Acquisition Agreement") by and among the Company, Two River Community Bank, a
 ----------------------
commercial  bank  chartered  under  the laws of the  State of New  Jersey  ("Two
                                                                             ---
River") and The Town Bank, a  commercial  bank  chartered  under the laws of the
-----
State of New Jersey ("Town" and, with Two River, the "Banks").
                      ----                            -----

                                    RECITALS:

      WHEREAS, pursuant to the Acquisition Agreement, the Company will acquire all of the shares of capital stock of each of the Banks in exchange for shares of common stock of the Company, no par value per share ("Company Common Stock"),
                                                         --------------------
and each of the Banks shall become a wholly-owned subsidiary of the Company (the "Acquisition");
 -----------

      WHEREAS, the Affiliate has been advised that the Affiliate may be deemed to be an "affiliate" of one of the Banks, as the term "affiliate" is used for purposes of Rule 144 and Rule 145 of the rules and regulations of the Securities and Exchange Commission (the "Commission");
                              ----------

      WHEREAS, the execution and delivery of this Agreement by the Affiliate is a material inducement to, and in consideration of, the Company's willingness to enter into the Acquisition Agreement.

      NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants contained herein, the parties hereto hereby agree as follows:

      1.  Acknowledgments  by Affiliate.  The Affiliate  understands  and hereby
          -----------------------------
acknowledges that the representations, warranties and covenants by the Affiliate set forth herein shall be relied upon by each of the Banks and the Company, and their respective affiliates and legal counsel, and that substantial losses and damages may be incurred by such persons if the representations and warranties of the Affiliate contained herein are inaccurate or if the covenants of the Affiliate contained herein are breached. The Affiliate hereby represents and warrants to the Company that the Affiliate has carefully read this Agreement and the Acquisition Agreement and has discussed the requirements of this Agreement with the Affiliate's professional advisors, who are qualified to advise the Affiliate with regard to such matters.

      2.  Representations and Warranties of the Affiliate.  The Affiliate hereby
          -----------------------------------------------
represents and warrants to the Company as follows:

            (a) the Affiliate is the sole beneficial owner of the number of shares of the common stock of [Two River / Town] (the "Bank Common Stock") set
                                                       -------------------
forth under the Affiliate's name on the signature page hereto (the "Shares");
                                                                    ------

            (b) the Shares are not subject to any claim, lien, pledge, charge, security interest or other encumbrance or to any rights of first refusal of any kind;

            (c) there are no options, warrants, calls, rights, commitments or agreements of any kind or character, written or oral, to which the Affiliate is party or by which the Affiliate is bound obligating the Affiliate to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any Shares, or obligating the Affiliate to grant or enter into any such option, warrant, call, right, commitment or agreement;

                                   Annex A-54

            (d) the Affiliate has the sole right to transfer the Shares;

            (e) as of the date hereof, the Shares constitute all shares of Bank Common Stock owned, beneficially or of record, by the Affiliate;

            (f) the Shares are not subject to preemptive rights created by any agreement to which the Affiliate is party or by which the Affiliate is bound; and

            (g) the Affiliate has not engaged in any sale or other transfer of the Shares in contemplation of the Acquisition.

      3.  Application to  Subsequently  Acquired  Shares.  The Affiliate  hereby
          ----------------------------------------------
agrees that all shares of Bank Common Stock and shares of Company Common Stock acquired by the Affiliate subsequent to the date hereof (including shares of Company Common Stock acquired in the Acquisition) shall be subject to the terms and conditions set forth in this Agreement as if held by the Affiliate as of the date hereof.

      4. Compliance with Rule 145 and the Securities Act.
         -----------------------------------------------

            (a) The Affiliate understands and hereby acknowledges that the Affiliate has been advised that (A) the issuance of Company Common Stock in connection with the Acquisition is expected to be effected pursuant to a registration statement on Form S-4 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and the resale of such shares will be subject
                 --------------
to restrictions set forth in Rule 145 under the Securities Act; and (B) the Affiliate may be deemed to be an "affiliate" of [Two River / Town] as the term "affiliate" is used for purposes of Rule 144 and Rule 145 of the rules and regulations of the Commission. Accordingly, the Affiliate hereby agrees not to sell, transfer or otherwise dispose of any Company Common Stock issued to the Affiliate in the Acquisition unless (i) such sale, transfer or other disposition is made in conformity with the requirements of Rule 145(d) promulgated under the Securities Act; (ii) such sale, transfer or other disposition is made pursuant to a registration statement declared or ordered effective under the Securities Act, or an appropriate exemption from the registration and prospectus delivery requirements of the Securities Act; (iii) the Affiliate delivers to the Company a written opinion of legal counsel, reasonably acceptable to the Company in form and substance, that such sale, transfer or other disposition is otherwise exempt from the registration and prospectus delivery requirements of the Securities Act; or (iv) an authorized representative of the Commission shall have rendered written advice to the Affiliate to the effect that the Commission would take no action, or that the staff of the Commission would not recommend that the Commission take any action, with respect to the proposed disposition if consummated.

            (b) The Affiliate understands and hereby acknowledges that the Company will give stop transfer instructions to its transfer agent with respect to any Company Common Stock issued to the Affiliate pursuant to the Acquisition, and there shall be placed on the certificates representing such Company Common Stock, or any substitutions therefor, a legend stating in substance:

             "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 APPLIES AND MAY ONLY BE TRANSFERRED IN CONFORMITY WITH RULE 145(d) OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR IN ACCORDANCE WITH A WRITTEN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE ISSUER IN FORM AND SUBSTANCE, THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED."

The legend set forth above shall be removed (by delivery of a substitute certificate without such legend), and the Company shall so instruct its transfer agent, if the Affiliate delivers to the Company (i) satisfactory written evidence that the Shares have been sold in compliance with Rule 145 (in which case, the substitute certificate shall be issued in the name of the transferee); or (ii) an opinion of counsel, in form and substance reasonably satisfactory to the

                                   Annex A-55

Company, to the effect that public sale of the Shares by the holder thereof is no longer subject to Rule 145.

      5. Termination.  This Agreement shall be terminated,  and be of no further
         -----------
force and effect, automatically upon the termination of the Acquisition Agreement pursuant to its terms (including any extension to the Acquisition Agreement as provided for therein).

      6. Miscellaneous.
         -------------

            (a) Waiver. No waiver by any party hereto of any condition or any breach of any term or provision set forth in this Agreement shall be effective unless in writing and signed by each party hereto. The waiver of a condition or any breach of any term or provision of this Agreement shall not operate as or be construed to be a waiver of any other previous or subsequent breach of any term or provision of this Agreement.

            (b) Severability. In the event that any term, provision, covenant or restriction set forth in this Agreement, or the application of any such term, provision, covenant or restriction to any person, entity or set of circumstances, shall be determined by a court of competent jurisdiction to be invalid, unlawful, void or unenforceable to any extent, the remainder of the terms, provisions, covenants and restrictions set forth in this Agreement, and the application of such terms, provisions, covenants and restrictions to persons, entities or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall remain in full force and effect, shall not be impaired, invalidated or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by applicable law.

            (c) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the Affiliate may be assigned to any other person without prior written consent of the Company.

            (d) Amendments. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by each of the parties hereto.

            (e) Specific Performance; Injunctive Relief. Each of the parties hereto hereby acknowledge that (i) the representations, warranties, covenants and restrictions set forth in this Agreement are necessary, fundamental and required for the protection of the each of the Banks and the Company and to preserve for the Company the benefits of the Acquisition; (ii) such covenants relate to matters which are of a special, unique, and extraordinary character that gives each such representation, warranty, covenant and restriction a special, unique, and extraordinary value; and (iii) a breach of any such representation, warranty, covenant or restriction, or any other term or provision of this Agreement, will result in irreparable harm and damages to the Banks and the Company that cannot be adequately compensated by a monetary award. Accordingly, the Company and the Affiliate hereby expressly agree that in addition to all other remedies available at law or in equity, each of the Banks and the Company shall be entitled to the immediate remedy of specific performance, a temporary and/or permanent restraining order, preliminary injunction, or such other form of injunctive or equitable relief as may be used by any court of competent jurisdiction to restrain or enjoin any of the parties hereto from breaching any representations, warranties, covenants or restrictions set forth in this Agreement, or to specifically enforce the terms and provisions hereof. Except for fraud or willful misconduct, the parties to this Agreement hereby expressly waive and forego any right to recover punitive, exemplary, lost profits, consequential or similar damages in any legal action or other proceeding arising out of or resulting from any controversy, claim or dispute arising out of or relating to this Agreement.

            (f) Governing Law. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the internal laws of the State of New Jersey without giving effect to any choice or conflict of law provision, rule or principle (whether of the State of New Jersey or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New Jersey.

                                   Annex A-56

            (g) Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought exclusively in the state or federal court of the State of New Jersey, and each of the parties hereby consents to the jurisdiction of such court (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in herein shall be deemed effective service of process on such party.

            (h) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, facsimile, any nationally recognized courier guaranteeing overnight delivery, or first class registered or certified mail, return receipt requested, postage prepaid, addressed to the applicable party at the address set forth below or such other address as may hereafter be designated by such party to the other party in accordance with the provisions of this section:

                        (i) If to the Company, to:

                                  Ten Penny-Rialto Holdings, Inc.
                                  1250 Highway 35 South
                                  Middletown, New Jersey  07748
                                  Attention: Barry B. Davall, President & CEO
                                  Facsimile: (732) 706-1340

                            With a copy to:

                                  Pitney Hardin LLP

                                  Delivery:
                                  200 Campus Drive
                                  Florham Park, NJ  07932-0950

                                  Mail:
                                  P.O. Box 1945
                                  Morristown, NJ 07962-1945
                                  Attn.: Michael W. Zelenty, Esq.
                                  Facsimile: (973) 966-1015

                        (ii) If to the Affiliate:

                                  To the address for notice set forth on the signature page hereof.

                    All such notices and communications shall be deemed to have been duly given: at the time delivered, if delivered by hand; when noted on a confirmation report (or if such delivery date is not a Business Day, on the next Business Day), if sent by facsimile; on the next Business Day, if timely delivered to a nationally recognized courier guaranteeing overnight delivery; if and when received, if deposited in the United States mail, postage prepaid, certified or registered, return receipt requested. "Business Day" means any day on which the principal offices of the Commission in Washington, D.C. are open to accept filings, other than any such day on which the Banks are required by law to be closed.

            (i) Entire Agreement. This Agreement, the Acquisition Agreement and the other agreements referred to in the Acquisition Agreement set forth the entire agreement and understanding of the Company and the Affiliate with respect to the subject matter hereof and thereof, and supersede all prior discussions, agreements and understandings between the Company and the Affiliate with respect to the subject matter hereof and

                                   Annex A-57
thereof.

            (j) Further Assurances. The Affiliate shall execute and deliver any additional certificate, instruments and other documents, and take any additional actions, as the Company may deem necessary or desirable, in the reasonable opinion of the Company, to carry out and effectuate the purpose and intent of this Agreement and the transactions contemplated hereby.

            (k) Attorneys' Fees. In the event of any legal actions or proceeding to enforce or interpret the terms and provisions hereof, the prevailing party shall be entitled to reasonable attorneys' fees, whether or not the proceeding results in a final judgment.

            (l) Third Party Reliance. Legal counsel to each of the Banks and the Company shall be entitled to rely upon this Agreement.

            (m) Survival. The representations, warranties, covenants and other terms and provisions set forth in this Agreement shall survive the consummation of the Acquisition.

            (n) Remedies Not Exclusive. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity will be cumulative and not alternative, and the exercise of any thereof by either party will not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

            (o) Waiver of Jury Trial. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

            (p) Counterparts. This Agreement shall be executed in several counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

                         [Signatures on following page]







                                   Annex A-58

                  IN WITNESS WHEREOF, the undersigned have caused this Affiliate Agreement to be duly executed as of the date first written above.


TEN PENNY RIALTO HOLDINGS, INC.               AFFILIATE



By: ----------------------------              ----------------------------
     Barry B. Davall                          (Signature)
     President and CEO

                                              -----------------------------
                                              (Print Name)

                                              Affiliate's Address for Notice:

                                              ----------------------------

                                              ----------------------------

                                              ----------------------------

                                              Shares beneficially owned:

                                                     shares of Bank Common Stock
                                              -----

                                                     shares of Bank Common Stock
                                              -----  issuable upon the exercise
                                                     of outstanding options,
                                                     warrants and other rights




                                   Annex A-59

                                                                  Exhibit C-1 to
                                               Agreement and Plan of Acquisition

                              AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION OF

                         TEN PENNY-RIALTO HOLDINGS, INC.

                           Pursuant to Section 14A:9-5
                   of the New Jersey Business Corporation Act

      Ten Penny-Rialto Holdings, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Corporation"), hereby restates and integrates its Certificate of Incorporation, and also substantively amends such Certificate of Incorporation (as amended and restated, this "Certificate of Incorporation"), to read in full as herein set forth.

      FIRST:  The name of the Corporation is:                           .
      -----                                   --------------------------

      SECOND: The purposes for which the Corporation is organized are:
      ------

            (a) To engage in the business of a bank holding company; and

            (b) Without in any way being limited by the foregoing specifically enumerated purposes, to engage in any activity within the purposes for which corporations may be organized under the New Jersey Business Corporation Act.

      THIRD: A. The aggregate number of shares which the Corporation  shall have
      -----
authority to issue is _____________, divided into ____________ shares of preferred stock without par value (hereinafter called "Preferred Stock") and __________ shares of common stock without par value (hereinafter called "Common Stock").

            B. The Board of Directors of the Corporation (the "Board of Directors") shall have authority at any time or from time to time (i) to divide any or all of the Preferred Stock into series; (ii) to determine for any such series its designation, number of shares, relative rights, preferences and limitations; (iii) to increase the number of shares of any such series previously determined by it and to decrease such previously determined number of shares to a number not less than that of the shares of such series then outstanding; (iv) to change the designation or number of shares, or the relative rights, preferences and limitations of the shares, of any theretofore established series no shares of which have been issued; and (v) to cause to be executed and filed without further approval of the shareholders such amendment or amendments to the Certificate of Incorporation as may be required in order to accomplish any of the foregoing. In particular, but without limiting the generality of the foregoing, the Board of Directors shall have authority to determine with respect to any such series of Preferred Stock:

                (1) The dividend rate or rates on shares of such series and any restrictions, limitations, or conditions upon the payment of such dividends, and whether dividends shall be cumulative and, if so, the date or dates from which dividends shall cumulate, and the dates on which dividends, if declared, shall be payable;

                (2) Whether the shares of such series shall be redeemable and, if so, the time or times and the price or prices at which and the other terms and conditions on which the shares may be redeemed;

                (3) The rights of the holders of shares of such series in the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other distribution of its assets;

                                   Annex A-60

                (4) Whether the shares of such series shall be subject to the operation of a purchase, retirement or sinking fund and, if so, the terms and conditions thereof;

                (5) Whether the shares of such series shall be convertible into shares of any other class or classes or of any series of the same or any other class or classes, and if so convertible, the price or prices or the rate or rates of conversion and the method, if any, of adjusting the same, and the other terms and conditions, if any, on which shares shall be so convertible; and

                (6) The extent of voting powers, if any, of the shares of such series.

            C. Each share of Common Stock shall be equal to every other share of Common Stock, and, subject to the prior rights of the Preferred Stock, shall be entitled to share equally upon all distributions of earnings and assets of the
Corporation. After all accrued dividends on all Preferred Stock having cumulative dividend rights have been declared and paid, or funds set apart for the payment thereof, the holders of Common Stock shall be entitled to receive dividends, at such rates and at such times as may be determined by the Board of Directors. Upon the dissolution, liquidation or winding up of the Corporation, or upon any distribution of its capital assets, subject to the prior rights of the Preferred Stock, all the remaining assets of the Corporation shall be distributed ratably among the holders of Common Stock.

            D. Except as otherwise provided in this Certificate of Incorporation, as from time to time amended, or as otherwise required by law, the holders of Common Stock of the Corporation shall be entitled at all meeting of shareholders to one vote for each share of such stock held by them respectively and shall vote together with the holders of the Preferred Stock as one class.

      FOURTH:  The  Corporation  shall indemnify to the full extent from time to
      ------
time permitted by law any person made, or threatened to be made, a party to, or a witness or other participant in, any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, legislative, investigative or of any other kind, by reason of the fact that such person is or was a director, officer, employee or other agent of the Corporation or any subsidiary of the Corporation or serves or served any other enterprise at the request of the Corporation (including service as a fiduciary with respect to any employee benefit plan) against expenses, judgments, fines, penalties and amounts paid in settlement (including amounts paid pursuant to judgments or settlements in derivative actions), actually and reasonably incurred by such person in connection with such action, suit or proceeding, or any appeal therein. The rights provided by this Article FOURTH to any person shall inure to the benefit of such person's legal representative. Neither the amendment nor repeal of this Article FOURTH, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article FOURTH, shall deprive any person of rights hereunder arising out of any matter which occurred prior to such amendment, repeal or adoption.

      FIFTH:  The  address of the  Corporation's  current  registered  office is
      -----
______________________________________,   and  the  name  of  the  Corporation's
current registered agent at such address is ____________________________.

                                   Annex A-61

      SIXTH:  The number of directors  constituting  the  Corporation's  current
      -----
Board of Directors is eight, and the names and addresses of the current directors of the Corporation are:

NAME                                ADDRESS
---------------------------------   --------------------------------------------







            The number of directors at any time may be increased or diminished by vote of the Board of Directors, and in case of any such increase, the Board of Directors shall have power to elect each such additional director to hold office until the next succeeding annual meeting of shareholders and until such director's successor shall have been elected and qualified.

            Any director may be removed from office as a director but only for cause (i) by the affirmative vote of the holders of a majority of the combined voting power of the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, or (ii) by the affirmative vote of a majority of the members of the Board of Directors in office where, in the judgment of such majority, the continuation of the director in office would be harmful to the Corporation, and the Board of Directors may suspend the director for a reasonable period pending final determination that cause exists for such removal.

            The Board of Directors from time to time shall determine whether and to what extent, and at what times and places, and under what conditions and regulations , the accounts and books of the Corporation, or any of them, shall be open to the inspection of the shareholders; and no shareholder shall have any right to inspecting any account or book or document of the Corporation, except as conferred by statute or authorized by the Board of Directors, or by a resolution of the shareholders of the Corporation.

            The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may appoint from among its members an executive committee which shall have an may exercise all the authority of the Board of Directors except as otherwise expressly provided by law, and one or more other committees which shall have such authority as may be delegated by the Board of Directors.

      SEVENTH:  To the full  extent  permitted  by the laws of the  State of New
      -------
Jersey, as they exist or may hereafter be amended, directors and officers of the Corporation shall not be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders, except that the provisions of this Article SEVENTH shall not relieve a director or officer from liability for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the Corporation or its shareholders, (b) not in good faith or involving a knowing violation of law, or (c) resulting in receipt by such persons of an improper personal benefit. Neither the amendment or repeal of this Article SEVENTH, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article SEVENTH, shall eliminate or reduce the protection afforded by this Article SEVENTH to a director or officer of the Corporation in respect to any matter which occurred, or any cause of action, suit or claim which but for this Article SEVENTH would have accrued or arisen, prior to such amendment, repeal or adoption.

                                   Annex A-62

      IN WITNESS WHEREOF, the Corporation has caused its duly authorized officer to execute this Certificate of Incorporation this ____ day of _____, 200_.

                                       TEN PENNY-RIALTO HOLDINGS, INC.



                                       By
                                         --------------------------------------
                                           Name:
                                           Title:




                                   Annex A-63

                                                                  Exhibit C-2 to
                                               Agreement and Plan of Acquisition

                         TEN PENNY-RIALTO HOLDINGS, INC.

                            A New Jersey Corporation

                                     BY-LAWS

                          Dated _____________ __, 2005

                                    Article I

                                  SHAREHOLDERS

Section 1.  Annual Meetings of Shareholders.

An annual meeting of the shareholders of the corporation, for the election of directors and for the transaction of other business properly before the meeting, shall be held in each year, on the date and at the time and place, as shall be fixed from time to time by the Board of Directors (the "Board").

Section 2.  Special Meetings of Shareholders.

Special meetings of the shareholders, except where otherwise provided by law or these by-laws, may be called to be held on the date and at the time and place fixed by the Board, the Chairman of the Board (the "Chairman"), or the President, and shall be called by the Chairman, the President or the Secretary at the request in writing of a majority of the Board or at the request in writing of shareholders owning, in the aggregate, shares entitled to at least 10% of the total number of votes represented by the entire amount of capital stock of the corporation issued and outstanding and entitled to vote at the meeting. The request shall state the purpose or purposes of the proposed meeting and shall include (i) a request for the inclusion in the notice of meeting of the proposal(s) the requesting shareholder(s) desires to bring before the meeting, (ii) the text of the proposal(s), (iii) the requesting shareholder(s)' name(s) and address(es) and (iv) the number and class of all shares of each class of stock of the corporation owned of record and beneficially (pursuant to Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934 (the "Exchange Act")) by the requesting shareholder(s). The Secretary shall (as promptly as practicable but in no event more than 10 days following delivery of a request) determine whether the request has been made by shareholders owning and holding, in the aggregate, the number of shares necessary to request a special meeting pursuant to this Section 2. Upon the Secretary's finding that the requisite
                  ---------
number of shares have made the request, the Board shall determine (as promptly as practicable but in no event more than 10 days following the date of the Secretary's finding) whether the request is valid under applicable law, and if the request is determined to be valid shall fix a place and time for the meeting, which time shall be not less than 60 nor more than 100 days after the receipt of the meeting request.

Section 3.  Notices of Meetings of Shareholders.

Notice of annual and special meetings of shareholders shall be given, not less than 10 nor more than 60 days before the meeting, to each shareholder of record entitled to vote at the meeting, setting forth the date, time, place, and purpose or purposes of the meeting. The notice shall be given by mail or any other method permitted by law to each shareholder of record entitled to vote at the meeting, directed to the shareholder at the shareholder's address as it appears on the stock books of the corporation.

Section 4.  Quorum.

Unless otherwise provided by law or the Certificate of Incorporation, the holders of shares entitled to cast a majority of the votes at a meeting of shareholders shall constitute a quorum at the meeting. Any action, other than the election of directors, shall be authorized by a majority of the votes cast at the meeting by the holders of shares entitled to vote thereon, unless a greater plurality is required by law or the Certificate of Incorporation. Less than a quorum may adjourn the meeting. No notice of an adjournment of the meeting shall be necessary if the Board does

                                   Annex A-64
not fix a new record date for the adjourned meeting and if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken and if at the adjourned meeting only such business is transacted as might have been transacted at the original meeting.

Section 5.  Qualifications of Voters.

At each meeting of the shareholders, each holder of record of each outstanding share of common stock of the corporation shall be entitled to one vote on each matter submitted to a vote. The Board may fix in advance a date not less than 10 nor more than 60 days preceding the date of any meeting of shareholders and not exceeding 60 days preceding the date for the payment of any dividend, or for the allotment of any rights, or for the purpose of any other action, as a record date for the determination of shareholders entitled to notice of and to vote at the meeting or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or allotment of any right, or for the purpose of any other action. In each case only shareholders of record at the close of business on the date so fixed shall be entitled to notice of and to vote at such meeting or to consent to or dissent from any proposal without a meeting, or to receive payment of a dividend or allotment of rights or take any other action, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date.

Section 6.  Voting.

The vote for the election of directors and the vote on any question before the meeting may be taken by ballot and shall be taken by ballot if requested at the meeting by a shareholder entitled to vote at the meeting. Each ballot shall state the name of the shareholder voting, if the shareholder is voting in person, or if voting by proxy, then the name of the proxy and the number of votes cast by the ballot. A shareholder may vote either in person or by proxy.

Section 7.  Selection of Inspectors.

The Board may, in advance of any meeting of shareholders, appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, or if any inspector fails to qualify, appear or act and the vacancy is not filled by the Board in advance of the meeting, the person presiding at the meeting may, and on the request at the meeting of any shareholder entitled to vote at the meeting shall, make such appointment. No person shall be elected a director at a meeting at which the person has served as an inspector.

Section 8.  Duties of Inspectors.

The inspectors shall determine the number and voting power of shares outstanding, the number of shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies. The inspectors shall receive votes or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes or consents, determine the result, and do any acts proper to conduct the election or vote with fairness to all shareholders. In determining the number of shares outstanding, the inspectors may rely on reports of the Treasurer or transfer agent. In determining the voting power of each share, the inspectors may rely on reports of the Secretary. In determining the results of any voting, the inspectors may rely on the reports of the Secretary as to the vote required to take any action or the vote required in an election.

Section 9. Advance Notice of Shareholder Nominees for Director and Other Shareholder Proposals.

      (a) In addition to any other requirements under these by-laws, the Certificate of Incorporation or applicable laws, only matters properly brought before any annual or special meeting of shareholders of the corporation in compliance with the procedures set forth in this Section 9 shall be considered
                                                   ---------
at such meeting.

      (b) For any matter to be properly brought before any meeting of shareholders, the matter must be specified in the notice of meeting given by the corporation.

      (c) A shareholder desiring to bring a proposal before an annual meeting of shareholders (other than to nominate a director of the corporation) shall deliver to the Secretary, the following: (i) a request for inclusion of the proposal in the notice of meeting, (ii) the text of the proposal(s) the shareholder intends to present at the meeting

                                   Annex A-65
and, at the option of the shareholder, a brief explanation of why the shareholder favors the proposal(s), (iii) the shareholder's name and address,
(iv) the number and class of all shares of each class of stock of the corporation owned of record and beneficially (pursuant to Rules 13d-3 and 13d-5 under the Exchange Act) by the shareholder and (v) any material interest of the shareholder (other than as a shareholder) in the proposal.

      (d) A shareholder desiring to nominate a person(s) for election as director of the corporation at an annual meeting shall deliver to the Secretary, the following: (i) the name of the person(s) to be nominated, (ii) the number and class of all shares of each class of stock of the corporation owned of record and beneficially by each nominee, as reported to the shareholder by the nominee(s), (iii) the information regarding each nominee required by paragraphs
(a), (e) and (f) of Item 401 of  Regulation  S-K adopted by the  Securities  and
Exchange Commission (or the corresponding provisions of any regulation subsequently adopted by the Securities and Exchange Commission applicable to the corporation), (iv) each nominee's signed consent to serve as a director, (v) the proposing shareholder's name and address and (vi) the number and class of all shares of each class of stock of the corporation owned of record and beneficially (pursuant to Rules 13d-3 and 13d-5 under the Exchange Act) by the shareholder. In addition, the proposing shareholder shall furnish the corporation with all other information the corporation may reasonably request to determine whether the nominee would be considered "independent" under the rules and standards applicable to the corporation.

      (e) Any request to be  delivered  pursuant to Section 9(c) or Section 9(d)
                                                    -----------     -----------
must be delivered to the Secretary at the principal office of the corporation not less than 90 nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year; provided, however, if and only if the
                                           --------  -------
annual meeting is not scheduled to be held within 30 days before or after the first anniversary date, the request shall be given in the manner provided herein by the later of the close of business on (i) the ninetieth day prior the annual meeting date or (ii) the tenth day following the date that the annual meeting date is first publicly disclosed.

            Notwithstanding  anything in this Section 9(e) to the  contrary,  if
                                              -----------
the number of directors to be elected is increased due to an increase in the number of directors fixed by the Board or a change in the Certificate of Incorporation and either all of the nominees or the size of the increased Board is not publicly disclosed by the corporation at least 100 days prior to the first anniversary of the preceding year's annual meeting, a request to be delivered pursuant to Section 9(d) shall also be considered timely, but only
                       -----------
with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the corporation not later than the close of business on the tenth day following the first date all of such nominees or the size of the increased Board shall have been publicly disclosed in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission.

      (f) A shareholder  desiring to call a special meeting  pursuant to Article
                                                                         -------
I,  Section 2 of these  by-laws  shall  comply with that  section in addition to
-   ---------
Section 9(b).
-----------

      (g) If a shareholder  has  submitted a request in compliance  with Section
                                                                         -------
9(c) or Section 9(f), the  corporation  shall include the proposal  contained in
---     -----------
the request in the corporation's notice of meeting sent to shareholders, unless the requested proposal is not a proper action for shareholders to take as determined by the Board after advice from counsel.

      (h) In no event shall the postponement or adjournment of an annual meeting already publicly noticed, or any announcement of the postponement or adjournment, commence a new period (or extend any time period) for the giving of notice as provided in this Section 9.
                           ---------

      (i)  Section  9(c) and  Section  9(f)  shall  not  apply to  shareholders'
           ------------       ------------
proposals  made  pursuant to Rule 14a-8 under the Exchange  Act.  This Section 9
                                                                       ---------
shall not apply to the election of directors selected by or pursuant to the provisions of Section 5 of the Certificate of Incorporation relating to the
               ---------
rights of the holders of any class or series of stock of the corporation having a preference, as to dividends or upon liquidation of the corporation to elect directors under specified circumstances.

      (j) The Chairman or, in the absence of the Chairman, the Chief Executive Officer, or in the absence of the Chairman and the Chief Executive Officer, the President, or in the absence of the Chairman, Chief Executive

                                   Annex A-66

Officer and the President, the Vice-President designated by the Board to perform the duties and exercise the powers of the President, shall preside at any meeting of shareholders and, in addition to making any other determinations appropriate to the conduct of the meeting, shall have the power and duty to determine whether notice of nominees and other matters proposed has been duly given in the manner provided in this Section 9 and, if not so given, shall
                                         ---------
direct and declare at the meeting that such nominees or other matters are not properly before the meeting and shall not be considered. The Board may adopt by resolution the rules, regulations and procedures for the conduct of shareholders' meetings it shall deem appropriate.

Section 10.  Procedure for Action by Written Consent; Inspectors and
             Effectiveness.

      (a) In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board shall fix a record date, which record date shall not precede the date upon which it adopts the resolution fixing the record date. Any shareholder entitled to vote on an action required or permitted to be taken at a meeting of shareholders who is seeking to have the shareholders authorize or take any such action by written consent shall, by written notice to the Secretary, request the Board to fix a record date. The Board shall promptly, but in no event more than 10 days after the date on which the request is received, adopt a resolution fixing the record date. If no record date has been fixed within the time set forth above, the record date, when no prior action by the Board is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Secretary. If no record date has been fixed by the Board and prior action by the Board is required by applicable law, the record date shall be at the close of business on the date on which the Board adopts the resolution taking such prior action.

      (b) The Board shall fix a date on which written consents are to be tabulated (the "Tabulation Date").

      (c) Every written consent shall bear the date of signature of each shareholder or person acting by proxy who signs the consent, and in the case of a consent executed by a person acting by proxy, a copy of the proxy shall be attached. No action by written consent shall be effective unless by the Tabulation Date (or in the event the Board fails to set a Tabulation Date, by the date required under applicable law) a written consent or consents (after taking into account any consent revocations) signed by a sufficient number of shareholders to take such action are delivered to the corporation.

      (d) Promptly following the receipt of any consents with respect to a proposed corporate action, after taking into account any consent revocations, the corporation shall promptly engage independent inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the consents and revocations, counting and tabulating the valid consents, making a written report certifying the results thereof promptly following the Tabulation Date, and performing other proper incident duties. Nothing contained in this paragraph shall in any way be construed to suggest or imply that the Board or any shareholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

                                   Article II

                                    DIRECTORS

Section 1.  Directors and Term of Office.

The business and affairs of the corporation shall be managed by its board of directors consisting of not less than one nor more than 20 members, as may from time to time be determined by the Board, who shall hold office until the next annual meeting and until their successors shall have been elected and qualified. If at any time, except at the annual meeting, the number of directors shall be increased, the additional director or directors may be elected by the board, to hold office until the next annual meeting and until their successors shall have been elected and qualified.

                                   Annex A-67

Section 2.  Election of Directors.

Directors shall be elected at each annual meeting of shareholders. The term of office of each director shall be from the time of election and qualification until the annual meeting of shareholders next succeeding such election and until a successor shall have been elected and shall have qualified, or until the earlier death, resignation or removal of the director.

Section 3.  Vacancies.

In the event of a vacancy occurring in the Board, including a vacancy resulting from an increase in the number of directors as provided in Section 1 of this
                                                           ---------
Article II, and unless the Board determines to reduce the size of the Board to
----------
eliminate the vacancy, the vacancy shall be filled by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director and the directors so chosen shall hold office until the next succeeding annual meeting of shareholders.

Section 4.  Compensation.

Directors may receive from the corporation reasonable compensation for their services, including a fixed sum and expenses for attendance at meetings of the Board and at meetings of committees of the Board as shall be determined from time to time by the Board.

Section 5.  Regular Meetings of Directors.

The Board shall by resolution schedule regular Board meetings.

Section 6.  Notice of Regular Meetings of Directors.

No notice shall be required to be given of any regular meeting of the Board except as the Board may require.

Section 7.  Special Meetings of Directors.

Special meetings of the Board may be called at any time by the Chairman or any two directors and may be held at any time and place within or without the State of New Jersey.

Section 8.  Notice of Special Meetings of Directors.

Notice of each special meeting of the Board, stating the day, time, place, and purpose or purposes thereof, shall be given by the Chairman of the Board, the Secretary or any two directors to each director not less than two days by mail or one day by facsimile, telephone (including voice mail) or, electronic mail, prior to the date specified for the meeting. Special meetings of the Board may also be held at any place and time, without notice, if all the directors are either present at the meeting or sign a waiver of notice, either before or after the meeting.

Section 9.  Quorum.

At any meeting of the Board a quorum shall consist of a majority of the total number of directors and, except as otherwise provided by law or these by-laws, a majority of directors at a meeting at which a quorum is present shall decide any question that may come before the meeting. A majority of the directors present at any regular or special meeting, although less than a quorum, may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. At the adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting.

Section 10. Action of Directors or Committees Without a Meeting or When
            Directors are in Separate Places.

Any action required or permitted to be taken pursuant to authorization voted at a meeting of the Board or any Board committee may be taken without a meeting if, prior or subsequent to the action, all directors or members of the committee, as the case may be, consent thereto in writing and the written consents are filed with the minutes of the

                                   Annex A-68
proceedings of the Board or committee. Any or all directors may participate in a meeting of the Board or committee by means of a conference telephone or any means of communication by which all persons participating in the meeting are able to hear each other.

Section 11.  Common Directorship and Director's Personal Interest.

No contract or other transaction between the corporation and one or more of its directors, or between the corporation and any other corporation, firm or association of any type or kind in which one or more of this corporation's directors are directors or are otherwise interested, shall be void or voidable solely by reason of such common directorship or interest, or solely because such director or directors are present at the meeting of the Board or a committee thereof which authorizes or approves the contract or transaction, or solely because the votes of such director or directors are counted for such purpose, if, any one of the following is true: (1) the contract or other transaction is fair and reasonable as to the corporation at the time it is authorized, approved or ratified; or (2) the fact of the common directorship or interest is disclosed or known to the Board or committee and the Board or committee authorizes, approves or ratifies the contract or transaction by unanimous written consent, providing that at least one director so consenting is disinterested, or by a majority of the directors present at the meeting and also by a majority of the disinterested directors, even though the number of the disinterested directors is less than a quorum; or (3) the fact of the common directorship or interest is disclosed or known to the shareholders and they authorize, approve, or ratify the contract or transaction. Common or interested directors may be counted in determining the presence of a quorum at a Board or committee meeting at which a contract or transaction described in this by-law is authorized, approved or ratified.

                                   Article III

                    EXECUTIVE COMMITTEE AND OTHER COMMITTEES

Section 1.  Establishment of Executive Committee and Other Committees.

There may be an Executive Committee, consisting of three or more directors, one of whom shall act as the Chair of the Executive Committee, appointed by the Board and such other committees, consisting of one or more directors, as from time to time established by a majority of the total number of directors the corporation would have if there were no vacancies (the "Entire Board"). All committee members shall be appointed for the term of one year but shall hold office until their successors are elected and have qualified. Any member of any committee, however, may be removed by the affirmative vote of a majority of the Entire Board. The Board may determine whether any committee shall be composed in part or entirely of directors who are independent of the corporation. The Board shall make all determinations of whether a director is independent.

Section 2.  Vacancies.

In the event of a vacancy occurring in any committee, the Board, by resolution adopted by a majority of the Entire Board, may fill the vacancy for the unexpired term.

Section 3.  Powers of Committees.

Subject to the limitations and regulations prescribed by law, including the New Jersey Business Corporation Act, or these by-laws or by the Board, the committees established by the Board shall have and may exercise all the authority of the Board, subject to their respective charters, except that no committee may make, alter, or repeal any by-laws, elect any director, remove any director or officer, submit to shareholders any action that requires shareholder approval, or amend or repeal any resolution of the Board establishing such committee or any other resolution of the Board which by its terms may be amended or repealed only by the Board.

Section 4.  Regular Meetings.

The members of the Committee may by resolution schedule regular committee meetings.

                                   Annex A-69

Section 5.  Notice of Regular Meetings.

No notice shall be required to be given of any regular meeting of any committee.

Section 6.  Special Meetings.

Special meetings of the Executive Committee may be called at any time by the Chairman, the Chair of the committee, or by any two members of the committee and may be held at any place within or without the State of New Jersey and at any time. Special meetings of any other committee may be called as the committee may determine.

Section 7.  Notice of Special Meetings.

Notice of each special meeting of any committee, stating the meeting time, place, and purpose or purposes, shall be given by the Chair of the committee or by any two members of the committee, or, with respect to the Executive Committee, the Chairman or the Secretary or by any two members of the Executive Committee, to each member of the committee not less than two days by mail or one day by facsimile or telephone (including voice mail) or by electronic mail, prior to the meeting date. Special meetings of any committee may also be held at any place and time, without notice, by unanimous consent of all the committee members or if all the committee members are present at the meeting.

Section 8.  Quorum.

At any committee meeting a majority of the committee members shall constitute a quorum and, except where otherwise provided by law or these by-laws, a majority of committee members at a committee meeting at which a quorum is present shall decide any question that may come before the committee meeting. A majority of the committee members present at any regular or special committee meeting, although less than a quorum, may adjourn the committee meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. At such adjourned committee meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original committee meeting.

Section 9.  Committee Charters.

Each committee may and, if directed by the Board, shall establish a charter reflecting its function, charge, and responsibilities. The charter shall be prepared by the committee and shall be subject to approval by the Board.

Section 10.  Committee Reports.

Each committee shall report its actions taken at committee meetings to the Board at the next meeting of the Board following the committee meeting unless the committee meeting occurred fewer than two days before the Board Meeting, in which case, the committee report may be made at the second regular Board after the committee meeting.

                                   Article IV

                                    OFFICERS

Section 1.  Officers Enumerated.

The officers of the corporation shall be a Chairman of the Board, a Chief Executive Officer, a President, one or more Vice-Presidents, a Secretary, a Treasurer, a Controller, and may include one or more Assistant Vice-Presidents, Assistant Secretaries, Assistant Treasurers, and Assistant Controllers, all of whom shall be elected by the Board. The Chairman shall be a director of the corporation. One person may hold more than one office. The Board may designate the officers who shall be the chief operating officer, the chief financial officer, and the chief legal officer of the corporation.

                                   Annex A-70

Section 2.  Other Officers.

The Board may by resolution elect other officers, managers, agents, employees, or committees it deems necessary, who shall hold their offices for the terms and shall have the powers and perform the duties as shall be prescribed by the Board or the by-laws. One person may hold more than one office.

Section 3.  Term of Office.

All officers elected by the Board shall be elected for one year terms, but shall hold office until their successors are elected and have qualified. Any officer elected by the Board may be removed at any time by the affirmative vote of majority of the Entire Board.

Section 4.  Vacancies.

If any officer vacancy shall occur, the Board may fill it for the unexpired term.

Section 5.  The Chairman of the Board.

The Chairman shall preside at all meetings of the Board and at all meetings of the shareholders and shall perform other duties as directed by the Board.

Section 6.  The Chief Executive Officer.

The Chief Executive Officer shall have the general powers and duties of supervision and managements of the property and affairs of the corporation which usually pertain to the office, and shall perform all other duties as directed by the Board. In the absence of the Chairman, the Chief Executive Officer shall preside at shareholder meetings and, if a director, Board meetings. In the absence or disability of the Chairman, the Chief Executive Officer, if a director, shall perform the duties and exercise the power of the Chairman.

Section 7.  The President.

The President shall have the powers and perform the duties which usually pertain to the office, and shall perform all other duties as directed by the Board or the Chief Executive Officer. In the absence of the Chairman and the Chief Executive Officer, the President shall perform the duties and exercise the powers of the Chief Executive Officer and, if a director, the Chairman.

Section 8.  The Vice-Presidents.

Each Vice-President shall have the powers and perform the duties which usually pertain to the office or as the Board, the Chairman, Chief Executive Officer or the President may direct. In the absence or disability of the Chairman, Chief Executive Officer and President, the Vice-President designated by the Board shall perform the duties and exercise the powers of the Chief Executive Officer, President and, if a director, the Chairman.

Section 9.  The Secretary.

The Secretary shall issue notices of all meetings of shareholders and of the directors and of the Executive Committee where notices of such meetings are required by law or these by-laws. The Secretary shall keep the minutes of meetings of shareholders and of the Board and of the Executive Committee and shall sign instruments requiring the Secretary's signature, and shall perform other duties usually pertaining to the office and as the Board or the Chairman may direct.

Section 10.  The Treasurer.

The Treasurer shall have the care and custody of all the moneys and securities of the corporation. The Treasurer shall cause to be entered in books of the corporation, full and accurate accounts of all moneys received and paid,

                                   Annex A-71
shall sign instruments requiring the signature of the Treasurer, and shall perform other duties usually pertaining to the office and as the Board or the Chairman shall direct.

Section 11.  The Controller.

The Controller shall have the custody and operation of the accounting books and records of the corporation and shall establish and maintain adequate systems of internal control, disclosure control, and audit to safeguard the assets of the corporation and shall perform other duties usually pertaining to the office and as the Board and the Chairman may direct.

Section 12. Assistant Vice-Presidents, Assistant Secretaries, Assistant Treasurers and Assistant Controller.

The duties of any Assistant Vice-Presidents, Assistant Secretaries, Assistant Treasurers and Assistant Controller shall be those usually pertaining to their respective offices and as may be properly required of them by the Board or by the officers to whom they report.

                                    Article V

                                  CAPITAL STOCK

Section 1.  Stock Certificates.

Certificates of stock shall be issued only in numerical order with or without an alphabetic prefix or suffix. Certificates shall be signed by or bear the facsimile signatures of the Chairman, the President, or one of the Vice-Presidents and the Secretary, the Treasurer, Assistant Secretary or Assistant Treasurer. Certificates shall also be signed by or bear the facsimile signature of one of the transfer agents and of one of the registrars of the corporation as permitted or required by law. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any such certificate shall thereafter have ceased to be such officer, transfer agent or registrar before the certificate is issued, it may be issued by the corporation with the same effect as if the signatory had not ceased to be such at the date of its issue.

Section 2.  Transfer of Shares.

Transfers of shares, except where otherwise provided by law or these by-laws, shall be made on the books of the corporation pursuant to authority granted by power of attorney duly executed and filed by the holder thereof with one of the transfer agents, upon surrender of the certificate or certificates of the shares and in accordance with the provisions of the Uniform Commercial Code as adopted in New Jersey and as amended from time to time.

Section 3.  Transfer Agents and Registrars.

The Board may at any time appoint one or more transfer agents and/or registrars for the transfer and/or registration of shares of stock, and may from time to time by resolution fix and determine the manner in which shares of stock of the corporation shall be transferred and/or registered.

Section 4.  Lost, Stolen or Destroyed Certificates.

Where a certificate for shares has been lost, apparently destroyed, or wrongfully taken and its owner fails to so notify the corporation or the transfer agent within a reasonable time after having notice of the fact and the transfer agent or the corporation registers a transfer of the shares before receiving notification, the owner shall be precluded from asserting against the corporation any claim for registering the transfer of the shares or any claim to a new certificate.

Subject to the foregoing, where the owner of shares claims that the certificate representing the shares has been lost, destroyed, or wrongfully taken, the corporation shall issue a new certificate in place of the original certificate if the registered owner thereof, or the owner's legal representative, (a) requests the issue of a new certificate before the

                                   Annex A-72
corporation has notice that the certificate has been acquired by a bona fide purchaser; (b) makes proof, in the form as the corporation prescribes, of ownership and that the certificate has been lost, destroyed or wrongfully taken;
(c) files either (i) an assumption of liability by a surety approved by the corporation under a blanket lost instrument indemnity bond, substantially in the form approved by the corporation, or (ii) an indemnity bond in the form and with the surety and in the amount (open or specified) as may be approved by the corporation, indemnifying the corporation and its transfer agents and registrars against all loss, cost and damage which may arise from issuance of a new certificate in place of the original certificate; and (d) satisfies any other reasonable requirements imposed by the corporation. Approvals or any requirements pursuant to this section by the corporation may be granted or imposed by the Chairman, the President, any Vice-President, the Secretary, any Assistant Secretary, or any other officer as authorized by the Board.

                                   Article VI

                             DIVIDENDS AND FINANCES

Section 1.  Dividends.

Dividends may be declared by the Board and paid by the corporation at the times determined by the Board, pursuant to the provisions of the New Jersey Business Corporation Act. Before payment of any dividend or making of any distribution of net profits there may be set aside out of the net profits of the corporation the sums determined by the Board from time to time, in its absolute discretion, to be proper and for the purposes determined by the Board to be conducive to the interests of the corporation.

Section 2.  Finances.

All funds of the corporation not otherwise employed shall be deposited in its name in, and shall be subject to application or withdrawal from, banks, trust companies or other depositories to be selected in accordance with and in the manner and under the conditions authorized by, or pursuant to the authority of, resolutions of the Board. All checks, notes, drafts and other negotiable instruments of the corporation shall be signed by the officer, officers, agent, agents, employee or employees authorized by, or pursuant to the authority of, resolutions of the Board. No officers, agents, or employees, either singly or together, shall have power to make any check, note, draft, or other negotiable instrument in the name of the corporation or to bind the corporation thereby, except as may be authorized in accordance with the provisions of this section.

                                   Article VII

                                     GENERAL

Section 1.  Form of Seal.

The seal of the corporation shall be in such form as shall be approved from time to time by the Board. The seal may be an impression, a drawing or a facsimile thereof as determined from time to time by the Board. The corporation may use the seal by causing it or a facsimile to be affixed, impressed or reproduced in any manner.

Section 2.  Indemnification of Directors, Officers and Employees.

      (a) The corporation shall indemnify and hold harmless against all liabilities any person who is or was a director or officer, including the director's or officer's estate (an "Indemnitee"), who is or was a party to or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise in respect of any past, present or future matter, including any action suit or proceeding by or in the right of the corporation (an "Action"), by reason of the fact that the Indemnitee is or was serving as a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, trustee, employee or agent of any other enterprise; provided, however, that the corporation shall not indemnify an Indemnitee if a judgment or other final adjudication adverse to the Indemnitee establishes that the Indemnitee's acts

                                   Annex A-73
or omissions (i) were acts or omissions that the Indemnitee knew or believed to be contrary to the best interests of the corporation or shareholders in connection with a matter to which he had a material conflict of interest, (ii) were not in good faith or involved a knowing violation of law, or (iii) resulted in receipt by such person of an improper personal benefit.

            Subject to the receipt by the corporation of an undertaking by the Indemnitee to repay Expenses if there shall be a judgment or other final adjudication that the Indemnitee is not entitled to receive reimbursement of Expenses from the corporation, the corporation shall pay or reimburse within 20 days following the later of (A) the receipt of such undertaking, and (B) receipt of a demand from the Indemnitee for payment or reimbursement of Expenses, in advance of final disposition or otherwise, to the full extent authorized or permitted by law, Expenses as incurred by the Indemnitee in defending any actual or threatened Action by reason of the fact that the Indemnitee is or was serving as a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, trustee, employee or agent of any other enterprise; provided, however, the corporation
                                            --------   -------
shall not be required hereunder to further pay or reimburse Expenses and, if requested by the corporation, shall be entitled to repayment of Expenses from the Indemnitee following any plea formally entered by or formal written admission by the Indemnitee in the Action for which the Indemnitee has sought payment or reimbursement of Expenses or indemnification that the Indemnitee has committed such acts or omissions establishing that the Indemnitee is not entitled to indemnification pursuant to this Section 2(a).
                                             -----------

            The  Indemnitee  shall  be  entitled  to be paid or  reimbursed  for
Expenses incurred in any Action to obtain indemnification or payment or reimbursement of Expenses under this Section 2(a) on the same terms, conditions
                                     -----------
and limitations as the Indemnitee is entitled to Expenses under the previous sentence. The corporation shall not be obligated under this Section 2(a) to provide any indemnification or any payment or reimbursement of Expenses to an Indemnitee in connection with an Action (or part thereof) initiated by the Indemnitee unless the Board has authorized or consented to the Action (or part thereof) in a resolution adopted by the Board. For the purposes of this Article
                                                                         -------
VII, "Expenses" shall include,  without  limitation,  all reasonable fees, costs
---
and expenses, including without limitation, attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, or investigating an Action, including any Action to obtain indemnification or payment or reimbursement of Expenses.

      (b) To the extent authorized from time to time by the Board and subject to any terms and conditions thereof, the corporation may, to the full extent authorized or permitted by law, advance Expenses and indemnify and hold harmless against liabilities any person not covered by this Section 2(a), including the
                                                    -----------
person's estate (an "Employee Indemnitee"), who is or was an employee or agent of this corporation, or who is or was serving at the request of the corporation as a director, officer, trustee, employee or agent of any other enterprise, or the legal representative of any such person, and who is or was a party to or threatened to be made a party to any Action by reason of the fact that the Employee Indemnitee is or was serving in any of the foregoing capacities.

Section 3.  Non-Exclusivity of Indemnification Rights.

The right of an Indemnitee or Employee Indemnitee to indemnification and payment or reimbursement of Expenses by the corporation under Section 2 of this Article
                                                       ---------         -------
VII shall be in addition to, and not in lieu of, any statutory or other right of
---
indemnification or payment, advancement or reimbursement of Expenses provided to any Indemnitee or Employee Indemnitee. No amendment of this Article VII shall
                                                               -----------
impair the rights of any person arising at any time with respect to events occurring prior to such amendment.

                                   Annex A-74

                                  Article VIII

                                   AMENDMENTS

Except as may otherwise be required by law or by the Certificate of Incorporation, these by-laws may be amended, altered, or repealed, in whole or in part, by the affirmative vote of a majority of the Entire Board at any regular or special Board meeting. The shareholders, by a majority of the votes cast at a meeting of the shareholders called for the purpose, may adopt, alter, amend or repeal the by-laws whether made by the Board or otherwise.





                                   Annex A-75

                                                                         Annex B
                                    FORM OF
                              AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION OF

                         TEN PENNY-RIALTO HOLDINGS, INC.

                           Pursuant to Section 14A:9-5
                   of the New Jersey Business Corporation Act

      Community Partners Bancorp, a corporation organized and existing under the laws of the State of New Jersey (the "Corporation"), hereby restates and integrates its Certificate of Incorporation, and also substantively amends such Certificate of Incorporation (as amended and restated, this "Certificate of Incorporation"), to read in full as herein set forth.

      FIRST:  The name of the Corporation is: Community Partners Bancorp.
      -----

      SECOND: The purposes for which the Corporation is organized are:
      ------

            (a) To engage in the business of a bank holding company; and

            (b) Without in any way being limited by the foregoing specifically enumerated purposes, to engage in any activity within the purposes for which corporations may be organized under the New Jersey Business Corporation Act.

      THIRD: A. The aggregate number of shares which the Corporation  shall have
      -----
authority to issue is 31,500,000, divided into 6,500,000 shares of preferred stock without par value (hereinafter called "Preferred Stock") and 25,000,000 shares of common stock without par value (hereinafter called "Common Stock").

            B. The Board of Directors of the Corporation (the "Board of Directors") shall have authority at any time or from time to time (i) to divide any or all of the Preferred Stock into series; (ii) to determine for any such series its designation, number of shares, relative rights, preferences and limitations; (iii) to increase the number of shares of any such series previously determined by it and to decrease such previously determined number of shares to a number not less than that of the shares of such series then outstanding; (iv) to change the designation or number of shares, or the relative rights, preferences and limitations of the shares, of any theretofore established series no shares of which have been issued; and (v) to cause to be executed and filed without further approval of the shareholders such amendment or amendments to the Certificate of Incorporation as may be required in order to accomplish any of the foregoing. In particular, but without limiting the generality of the foregoing, the Board of Directors shall have authority to determine with respect to any such series of Preferred Stock:

                (1) The dividend rate or rates on shares of such series and any restrictions, limitations, or conditions upon the payment of such dividends, and whether dividends shall be cumulative and, if so, the date or dates from which dividends shall cumulate, and the dates on which dividends, if declared, shall be payable;

                (2) Whether the shares of such series shall be redeemable and, if so, the time or times and the price or prices at which and the other terms and conditions on which the shares may be redeemed;

                (3) The rights of the holders of shares of such series in the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other distribution of its assets;

                (4) Whether the shares of such series shall be subject to the operation of a purchase, retirement or sinking fund and, if so, the terms and conditions thereof;

                (5) Whether the shares of such series shall be convertible into shares of any other class or classes or of any series of the same or any other class or classes, and if so convertible, the price or

                                   Annex B-1
prices or the rate or rates of conversion and the method, if any, of adjusting the same, and the other terms and conditions, if any, on which shares shall be so convertible; and

                (6) The extent of voting powers, if any, of the shares of such series.

            C. Each share of Common Stock shall be equal to every other share of Common Stock, and, subject to the prior rights of the Preferred Stock, shall be entitled to share equally upon all distributions of earnings and assets of the
Corporation. After all accrued dividends on all Preferred Stock having cumulative dividend rights have been declared and paid, or funds set apart for the payment thereof, the holders of Common Stock shall be entitled to receive dividends, at such rates and at such times as may be determined by the Board of Directors. Upon the dissolution, liquidation or winding up of the Corporation, or upon any distribution of its capital assets, subject to the prior rights of the Preferred Stock, all the remaining assets of the Corporation shall be distributed ratably among the holders of Common Stock.

            D. Except as otherwise provided in this Certificate of Incorporation, as from time to time amended, or as otherwise required by law, the holders of Common Stock of the Corporation shall be entitled at all meeting of shareholders to one vote for each share of such stock held by them respectively and shall vote together with the holders of the Preferred Stock as one class.

      FOURTH:  The  Corporation  shall indemnify to the full extent from time to
      ------
time permitted by law any person made, or threatened to be made, a party to, or a witness or other participant in, any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, legislative, investigative or of any other kind, by reason of the fact that such person is or was a director, officer, employee or other agent of the Corporation or any subsidiary of the Corporation or serves or served any other enterprise at the request of the Corporation (including service as a fiduciary with respect to any employee benefit plan) against expenses, judgments, fines, penalties and amounts paid in settlement (including amounts paid pursuant to judgments or settlements in derivative actions), actually and reasonably incurred by such person in connection with such action, suit or proceeding, or any appeal therein. The rights provided by this Article FOURTH to any person shall inure to the benefit of such person's legal representative. Neither the amendment nor repeal of this Article FOURTH, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article FOURTH, shall deprive any person of rights hereunder arising out of any matter which occurred prior to such amendment, repeal or adoption.

      FIFTH: The address of the Corporation's  current registered office is 1250
      -----
Highway  35  South,   Middletown,   New  Jersey  07748,  and  the  name  of  the
Corporation's current registered agent at such address is Barry B. Davall.

      SIXTH:  The number of directors  constituting  the  Corporation's  current
      -----
Board of Directors is eight, and the names and addresses of the current directors of the Corporation are:

NAME                                   ADDRESS
------------------------------         -----------------------------------------

Charles T. Parton                      1250 Highway 35 South
                                       Middletown, New Jersey 07748

Joseph F.X. O'Sullivan                 1250 Highway 35 South
                                       Middletown, New Jersey 07748

Barry B. Davall                        1250 Highway 35 South
                                       Middletown, New Jersey 07748

Michael W. Kostelnik, Jr.              1250 Highway 35 South
                                       Middletown, New Jersey 07748

Frank J. Patock, Jr.                   1250 Highway 35 South
                                       Middletown, New Jersey 07748

Robert B. Cagnassola                   1250 Highway 35 South
                                       Middletown, New Jersey 07748

                                   Annex B-2

Frederick H. Kurtz                     1250 Highway 35 South
                                       Middletown, New Jersey 07748

John J. Perri, Jr.                     1250 Highway 35 South
                                       Middletown, New Jersey 07748

            The number of directors at any time may be increased or diminished by vote of the Board of Directors, and in case of any such increase, the Board of Directors shall have power to elect each such additional director to hold office until the next succeeding annual meeting of shareholders and until such director's successor shall have been elected and qualified.

            Any director may be removed from office as a director but only for cause (i) by the affirmative vote of the holders of a majority of the combined voting power of the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, or (ii) by the affirmative vote of a majority of the members of the Board of Directors in office where, in the judgment of such majority, the continuation of the director in office would be harmful to the Corporation, and the Board of Directors may suspend the director for a reasonable period pending final determination that cause exists for such removal.

            The Board of Directors from time to time shall determine whether and to what extent, and at what times and places, and under what conditions and regulations , the accounts and books of the Corporation, or any of them, shall be open to the inspection of the shareholders; and no shareholder shall have any right to inspecting any account or book or document of the Corporation, except as conferred by statute or authorized by the Board of Directors, or by a resolution of the shareholders of the Corporation.

            The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may appoint from among its members an executive committee which shall have an may exercise all the authority of the Board of Directors except as otherwise expressly provided by law, and one or more other committees which shall have such authority as may be delegated by the Board of Directors.

      SEVENTH:  To the full  extent  permitted  by the laws of the  State of New
      -------
Jersey, as they exist or may hereafter be amended, directors and officers of the Corporation shall not be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders, except that the provisions of this Article SEVENTH shall not relieve a director or officer from liability for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the Corporation or its shareholders, (b) not in good faith or involving a knowing violation of law, or (c) resulting in receipt by such persons of an improper personal benefit. Neither the amendment or repeal of this Article SEVENTH, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article SEVENTH, shall eliminate or reduce the protection afforded by this Article SEVENTH to a director or officer of the Corporation in respect to any matter which occurred, or any cause of action, suit or claim which but for this Article SEVENTH would have accrued or arisen, prior to such amendment, repeal or adoption.

      IN WITNESS WHEREOF, the Corporation has caused its duly authorized officer to execute this Amended and Restated Certificate of Incorporation this 25th day of October 2005.

                                                   COMMUNITY PARTNERS BANCORP



                                                   By:
                                                      -----------------------
                                                       Name:  Barry B. Davall
                                                       Title: President

                                   Annex B-3

                                                                         Annex C

                                    FORM OF

                           COMMUNITY PARTNERS BANCORP

                            A New Jersey Corporation

                                     BY-LAWS

                             Dated October 25, 2005

                                    Article I

                                  SHAREHOLDERS

Section 1.  Annual Meetings of Shareholders.

An annual meeting of the shareholders of the corporation, for the election of directors and for the transaction of other business properly before the meeting, shall be held in each year, on the date and at the time and place, as shall be fixed from time to time by the Board of Directors (the "Board").

Section 2.  Special Meetings of Shareholders.

Special meetings of the shareholders, except where otherwise provided by law or these by-laws, may be called to be held on the date and at the time and place fixed by the Board, the Chairman of the Board (the "Chairman") or the President and shall be held at such times and at such places either within or without the State of New Jersey as fixed by the Board, the Chairman or the President.

Section 3.  Notices of Meetings of Shareholders.

Notice of annual and special meetings of shareholders shall be given, not less than 10 nor more than 60 days before the meeting, to each shareholder of record entitled to vote at the meeting, setting forth the date, time, place, and purpose or purposes of the meeting. The notice shall be given by mail or any other method permitted by law to each shareholder of record entitled to vote at the meeting, directed to the shareholder at the shareholder's address as it appears on the stock books of the corporation. No business may be transacted at an annual or special meeting of shareholders other than business that is specified in the notice thereof.

Section 4.  Quorum.

Unless otherwise provided by law or the Certificate of Incorporation, the holders of shares entitled to cast a majority of the votes at a meeting of shareholders shall constitute a quorum at the meeting. Any action, other than the election of directors, shall be authorized by a majority of the votes cast at the meeting by the holders of shares entitled to vote thereon, unless a greater plurality is required by law or the Certificate of Incorporation. Less than a quorum may adjourn the meeting. No notice of an adjournment of the meeting shall be necessary if the Board does not fix a new record date for the adjourned meeting and if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken and if at the adjourned meeting only such business is transacted as might have been transacted at the original meeting.

Section 5.  Qualifications of Voters.

At each meeting of the shareholders, each holder of record of each outstanding share of common stock of the corporation shall be entitled to one vote on each matter submitted to a vote. The Board may fix in advance a date not less than 10 nor more than 60 days preceding the date of any meeting of shareholders and not exceeding 60 days preceding the date for the payment of any dividend, or for the allotment of any rights, or for the purpose of any other action, as a record date for the determination of shareholders entitled to notice of and to vote at the meeting or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or allotment of any right, or for the purpose of any other action. In each case only shareholders of record at the close of business on the date so fixed shall be entitled to notice of and to vote at such meeting or to consent to or dissent from any proposal without a meeting, or to receive payment of a dividend

                                   Annex C-1
or allotment of rights or take any other action, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date.

Section 6.  Voting.

The vote for the election of directors and the vote on any question before the meeting may be taken by ballot and shall be taken by ballot if requested at the meeting by a shareholder entitled to vote at the meeting. Each ballot shall state the name of the shareholder voting, if the shareholder is voting in person, or if voting by proxy, then the name of the proxy and the number of votes cast by the ballot. A shareholder may vote either in person or by proxy.

Section 7.  Selection of Inspectors.

The Board may, in advance of any meeting of shareholders, appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, or if any inspector fails to qualify, appear or act and the vacancy is not filled by the Board in advance of the meeting, the person presiding at the meeting may, and on the request at the meeting of any shareholder entitled to vote at the meeting shall, make such appointment. No person shall be elected a director at a meeting at which the person has served as an inspector.

Section 8.  Duties of Inspectors.

The inspectors shall determine the number and voting power of shares outstanding, the number of shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies. The inspectors shall receive votes or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes or consents, determine the result, and do any acts proper to conduct the election or vote with fairness to all shareholders. In determining the number of shares outstanding, the inspectors may rely on reports of the Treasurer or transfer agent. In determining the voting power of each share, the inspectors may rely on reports of the Secretary. In determining the results of any voting, the inspectors may rely on the reports of the Secretary as to the vote required to take any action or the vote required in an election.

Section 9. Advance Notice of Shareholder Nominees for Director and Other Shareholder Proposals.

      (a) In addition to any other requirements under these by-laws, the Certificate of Incorporation or applicable laws, only matters properly brought before any annual or special meeting of shareholders of the corporation in compliance with the procedures set forth in this Section 9 shall be considered
                                                   ---------
at such meeting.

      (b) For any matter to be properly brought before any meeting of shareholders, the matter must be specified in the notice of meeting given by the corporation.

      (c) A shareholder desiring to bring a proposal before an annual meeting of shareholders (other than to nominate a director of the corporation) shall deliver to the Secretary, the following: (i) a request for inclusion of the proposal in the notice of meeting, (ii) the text of the proposal(s) the shareholder intends to present at the meeting and, at the option of the shareholder, a brief explanation of why the shareholder favors the proposal(s),
(iii) the shareholder's name and address, (iv) the number and class of all shares of each class of stock of the corporation owned of record and beneficially (pursuant to Rules 13d-3 and 13d-5 under the Exchange Act) by the shareholder and (v) any material interest of the shareholder (other than as a shareholder) in the proposal.

      (d) A shareholder desiring to nominate a person(s) for election as director of the corporation at an annual meeting shall deliver to the Secretary, the following: (i) the name of the person(s) to be nominated, (ii) the number and class of all shares of each class of stock of the corporation owned of record and beneficially by each nominee, as reported to the shareholder by the nominee(s), (iii) the information regarding each nominee required by paragraphs
(a), (e) and (f) of Item 401 of  Regulation  S-K adopted by the  Securities  and
Exchange Commission (or the corresponding provisions of any regulation subsequently adopted by the Securities and Exchange Commission applicable to the corporation), (iv) each nominee's signed consent to serve as a director, (v) the proposing shareholder's name and address and (vi) the number and class of all shares of each class of stock of the corporation owned of record and beneficially (pursuant to Rules 13d-3 and 13d-5 under the Exchange Act) by the shareholder. In addition, the proposing shareholder shall furnish the corporation with all other information the corporation may

                                   Annex C-2
reasonably request to determine whether the nominee would be considered "independent" under the rules and standards applicable to the corporation.

      (e) Any request to be  delivered  pursuant to Section 9(c) or Section 9(d)
                                                    -----------     -----------
must be delivered to the Secretary at the principal office of the corporation not less than 90 nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year; provided, however, if and only if the
                                           --------  -------
annual meeting is not scheduled to be held within 30 days before or after the first anniversary date, the request shall be given in the manner provided herein by the later of the close of business on (i) the ninetieth day prior the annual meeting date or (ii) the tenth day following the date that the annual meeting date is first publicly disclosed.

            Notwithstanding  anything in this Section 9(e) to the  contrary,  if
                                              -----------
the number of directors to be elected is increased due to an increase in the number of directors fixed by the Board or a change in the Certificate of Incorporation and either all of the nominees or the size of the increased Board is not publicly disclosed by the corporation at least 100 days prior to the first anniversary of the preceding year's annual meeting, a request to be delivered pursuant to Section 9(d) shall also be considered timely, but only
                       -----------
with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the corporation not later than the close of business on the tenth day following the first date all of such nominees or the size of the increased Board shall have been publicly disclosed in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission.

      (f) A shareholder  desiring to call a special meeting  pursuant to Article
                                                                         -------
I,  Section 2 of these  by-laws  shall  comply with that  section in addition to
-   ---------
Section 9(b).
-----------

      (g) If a shareholder  has  submitted a request in compliance  with Section
                                                                         -------
9(c) or Section 9(f), the  corporation  shall include the proposal  contained in
---     -----------
the request in the corporation's notice of meeting sent to shareholders, unless the requested proposal is not a proper action for shareholders to take as determined by the Board after advice from counsel.

      (h) In no event shall the postponement or adjournment of an annual meeting already publicly noticed, or any announcement of the postponement or adjournment, commence a new period (or extend any time period) for the giving of notice as provided in this Section 9.
                           ---------

      (i)  Section  9(c) and  Section  9(f)  shall  not  apply to  shareholders'
           ------------       ------------
proposals  made  pursuant to Rule 14a-8 under the Exchange  Act.  This Section 9
                                                                       ---------
shall not apply to the election of directors selected by or pursuant to the provisions of Section 5 of the Certificate of Incorporation relating to the
               ---------
rights of the holders of any class or series of stock of the corporation having a preference, as to dividends or upon liquidation of the corporation to elect directors under specified circumstances.

      (j) The Chairman or, in the absence of the Chairman, the Vice Chairman, or in the absence of the Chairman and the Vice Chairman, the Chief Executive Officer, or in the absence of the Chairman, the Vice Chairman and the Chief Executive Officer, the President, or in the absence of the Chairman, the Vice Chairman, the Chief Executive Officer and the President, the Vice-President designated by the Board to perform the duties and exercise the powers of the President, shall preside at any meeting of shareholders and, in addition to making any other determinations appropriate to the conduct of the meeting, shall have the power and duty to determine whether notice of nominees and other matters proposed has been duly given in the manner provided in this Section 9
                                                                       ---------
and, if not so given, shall direct and declare at the meeting that such nominees or other matters are not properly before the meeting and shall not be considered. The Board may adopt by resolution the rules, regulations and procedures for the conduct of shareholders' meetings it shall deem appropriate.

Section 10.  Procedure for Action by Written Consent; Inspectors and
             Effectiveness.

      (a) In order that the corporation may determine the shareholders entitled to consent to corporate action in writing without a meeting, the Board shall fix a record date, which record date shall not precede the date upon which it adopts the resolution fixing the record date. Any shareholder entitled to vote on an action required or permitted to be taken at a meeting of shareholders who is seeking to have the shareholders authorize or take any such action by written consent shall, by written notice to the Secretary, request the Board to fix a record date. The

                                   Annex C-3

Board shall promptly, but in no event more than 60 days after the date on which the request is received, adopt a resolution fixing the record date. If no record date has been fixed within the time set forth above, the record date, when no prior action by the Board is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Secretary. If no record date has been fixed by the Board and prior action by the Board is required by applicable law, the record date shall be at the close of business on the date on which the Board adopts the resolution taking such prior action. No action by the shareholders with respect to the election of directors (including the filling of any vacancy) may be taken in writing without a meeting.

      (b) The Board shall fix a date no more than 60 days after the record date on which written consents are to be tabulated (the "Tabulation Date").

      (c) Every written consent shall bear the date of signature of each shareholder or person acting by proxy who signs the consent, and in the case of a consent executed by a person acting by proxy, a copy of the proxy shall be attached. No action by written consent shall be effective unless by the Tabulation Date (or in the event the Board fails to set a Tabulation Date, by the date required under applicable law) a written consent or consents (after taking into account any consent revocations) signed by a sufficient number of shareholders to take such action are delivered to the corporation.

      (d) Promptly following the receipt of any consents with respect to a proposed corporate action, after taking into account any consent revocations, the corporation shall promptly engage independent inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the consents and revocations, counting and tabulating the valid consents, making a written report certifying the results thereof promptly following the Tabulation Date, and performing other proper incident duties. Nothing contained in this paragraph shall in any way be construed to suggest or imply that the Board or any shareholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

                                   Article II

                                    DIRECTORS

Section 1.  Directors and Term of Office.

The business and affairs of the corporation shall be managed by its board of directors consisting of not less than one nor more than 15 members, who shall hold office until the next annual meeting and until their successors shall have been elected and qualified, unless sooner deceased, resigned or removed. The number of directors shall be determined by a resolution adopted by a majority of the directors then in office. If at any time, except at the annual meeting, the number of directors shall be increased, the additional director or directors may be elected by the board, to hold office until the next annual meeting and until their successors shall have been elected and qualified, unless sooner deceased, resigned or removed.

Section 2.  Election of Directors.

Directors shall be elected at each annual meeting of shareholders. The term of office of each director shall be from the time of election and qualification until the annual meeting of shareholders next succeeding such election and until a successor shall have been elected and shall have qualified, or until the earlier death, resignation or removal of the director.

Section 3.  Vacancies.

In the event of a vacancy occurring in the Board, including a vacancy resulting from an increase in the number of directors as provided in Section 1 of this
                                                               ---------
Article II, and unless the Board  determines  to reduce the size of the Board to
----------
eliminate the vacancy, the vacancy shall be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum, or by a sole remaining director and the directors so chosen shall hold office until the next succeeding annual meeting of shareholders.

                                   Annex C-4

Section 4.  Compensation.

Directors may receive from the corporation reasonable compensation for their services, including a fixed sum and expenses for attendance at meetings of the Board and at meetings of committees of the Board and/or a fixed annual fee or other type or manner of compensation, as shall be determined from time to time by the Board. A director serving as a Chairman or Vice Chairman of the Board, or of any Committee of the Board, may receive additional compensation for service in such capacity, as shall be determined from time to time by the Board.

Section 5.  Regular Meetings of Directors.

The Board shall by resolution schedule regular Board meetings.

Section 6.  Notice of Regular Meetings of Directors.

No notice shall be required to be given of any regular meeting of the Board except as the Board may require.

Section 7.  Special Meetings of Directors.

Special meetings of the Board may be called at any time by the Chairman or any two directors and may be held at any time and place within or without the State of New Jersey.

Section 8.  Notice of Special Meetings of Directors.

Notice of each special meeting of the Board, stating the day, time, place, and purpose or purposes thereof, shall be given by the Chairman of the Board, the Secretary or any two directors to each director not less than two days by mail or one day by facsimile, telephone (including voice mail) or, electronic mail, prior to the date specified for the meeting. Special meetings of the Board may also be held at any place and time, without notice, if all the directors are either present at the meeting or sign a waiver of notice, either before or after the meeting.

Section 9.  Quorum.

At any meeting of the Board a quorum shall consist of a majority of the total number of directors and, except as otherwise provided by law or these by-laws, a majority of directors at a meeting at which a quorum is present shall decide any question that may come before the meeting. A majority of the directors present at any regular or special meeting, although less than a quorum, may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. At the adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting.

Section 10. Action of Directors or Committees Without a Meeting or When
            Directors are in Separate Places.

Any action required or permitted to be taken pursuant to authorization voted at a meeting of the Board or any Board committee may be taken without a meeting if, prior or subsequent to the action, all directors or members of the committee, as the case may be, consent thereto in writing and the written consents are filed with the minutes of the proceedings of the Board or committee. Any or all directors may participate in a meeting of the Board or committee by means of a conference telephone or any means of communication by which all persons participating in the meeting are able to hear each other.

Section 11.  Common Directorship and Director's Personal Interest.

No contract or other transaction between the corporation and one or more of its directors, or between the corporation and any other corporation, firm or association of any type or kind in which one or more of this corporation's directors are directors or are otherwise interested, shall be void or voidable solely by reason of such common directorship or interest, or solely because such director or directors are present at the meeting of the Board or a committee thereof which authorizes or approves the contract or transaction, or solely because the votes of such director or directors are counted for such purpose, if, any one of the following is true: (1) the contract or other transaction is fair and reasonable as to the corporation at the time it is authorized, approved or ratified; or (2) the fact

                                   Annex C-5
of the common directorship or interest is disclosed or known to the Board or committee and the Board or committee authorizes, approves or ratifies the contract or transaction by unanimous written consent, providing that at least one director so consenting is disinterested, or by a majority of the directors present at the meeting and also by a majority of the disinterested directors, even though the number of the disinterested directors is less than a quorum; or
(3) the fact of the common directorship or interest is disclosed or known to the shareholders and they authorize, approve, or ratify the contract or transaction. Common or interested directors may be counted in determining the presence of a quorum at a Board or committee meeting at which a contract or transaction described in this by-law is authorized, approved or ratified.

                                   Article III

                    EXECUTIVE COMMITTEE AND OTHER COMMITTEES

Section 1.  Establishment of Executive Committee and Other Committees.

There may be an Executive Committee, consisting of three or more directors, one of whom shall act as the Chair of the Executive Committee, appointed by the Board and such other committees, consisting of one or more directors, as from time to time established by a majority of the total number of directors the corporation would have if there were no vacancies (the "Entire Board"). All committee members shall be appointed for the term of one year but shall hold office until their successors are elected and have qualified. Any member of any committee, however, may be removed by the affirmative vote of a majority of the Entire Board. The Board may determine whether any committee shall be composed in part or entirely of directors who are independent of the corporation. The Board shall make all determinations of whether a director is independent.

Section 2.  Vacancies.

In the event of a vacancy occurring in any committee, the Board, by resolution adopted by a majority of the Entire Board, may fill the vacancy for the unexpired term.

Section 3.  Powers of Committees.

Subject to the limitations and regulations prescribed by law, including the New Jersey Business Corporation Act, or these by-laws or by the Board, the committees established by the Board shall have and may exercise all the authority of the Board, subject to their respective charters, except that no committee may make, alter, or repeal any by-laws, elect any director, remove any director or officer, submit to shareholders any action that requires shareholder approval, or amend or repeal any resolution of the Board establishing such committee or any other resolution of the Board which by its terms may be amended or repealed only by the Board.

Section 4.  Regular Meetings.

The members of the Committee may by resolution schedule regular committee meetings.

Section 5.  Notice of Regular Meetings.

No notice shall be required to be given of any regular meeting of any committee.

Section 6.  Special Meetings.

Special meetings of the Executive Committee may be called at any time by the Chairman, the Chair of the committee, or by any two members of the committee and may be held at any place within or without the State of New Jersey and at any time. Special meetings of any other committee may be called as the committee may determine.

                                   Annex C-6

Section 7.  Notice of Special Meetings.

Notice of each special meeting of any committee, stating the meeting time, place, and purpose or purposes, shall be given by the Chair of the committee or by any two members of the committee, or, with respect to the Executive Committee, the Chairman or the Secretary or by any two members of the Executive Committee, to each member of the committee not less than four days by mail or two days by facsimile or telephone (including voice mail) or by electronic mail, prior to the meeting date. Special meetings of any committee may also be held at any place and time, without notice, by unanimous consent of all the committee members or if all the committee members are present at the meeting.

Section 8.  Quorum.

At any committee meeting a majority of the committee members shall constitute a quorum and, except where otherwise provided by law or these by-laws, a majority of committee members at a committee meeting at which a quorum is present shall decide any question that may come before the committee meeting. A majority of the committee members present at any regular or special committee meeting, although less than a quorum, may adjourn the committee meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. At such adjourned committee meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original committee meeting.

Section 9.  Committee Charters.

Each committee may and, if directed by the Board, shall establish a charter reflecting its function, charge, and responsibilities. The charter shall be prepared by the committee and shall be subject to approval by the Board.

Section 10.  Committee Reports.

Each committee shall report its actions taken at committee meetings to the Board at the next meeting of the Board following the committee meeting unless the committee meeting occurred fewer than two days before the Board Meeting, in which case, the committee report may be made at the second regular Board after the committee meeting.

                                   Article IV

                                    OFFICERS

Section 1.  Officers Enumerated.

The officers of the corporation shall be a Chief Executive Officer, a President, one or more Vice-Presidents, a Secretary, a Treasurer, a Controller, and may include one or more Assistant Vice-Presidents, Assistant Secretaries, Assistant Treasurers, and Assistant Controllers, all of whom shall be elected by the Board. One person may hold more than one office. The Board may designate the officers who shall be the chief operating officer, the chief financial officer, and the chief legal officer of the corporation.

Section 2.  Other Officers.

The Board may by resolution elect other officers, managers, agents, employees, or committees it deems necessary, who shall hold their offices for the terms and shall have the powers and perform the duties as shall be prescribed by the Board or the by-laws. One person may hold more than one office.

Section 3.  Term of Office.

All officers elected by the Board shall be elected for one year terms, but shall hold office until their successors are elected and have qualified. Any officer elected by the Board may be removed at any time by the affirmative vote of majority of the Entire Board.

                                   Annex C-7

Section 4.  Vacancies.

If any officer vacancy shall occur, the Board may fill it for the unexpired term.

Section 5.  Chairman and Vice Chairman of the Board.

The Board of Directors shall appoint a Chairman and, if desired a Vice Chairman of the Board. The Chairman or, in his or her absence, the Vice Chairman shall preside at all meetings of the Board and at all meetings of the shareholders and shall perform other duties as directed by the Board. A director's service as Chairman or Vice Chairman of the Board shall not by itself constitute a director as an officer or employee of the Corporation except as, and solely to the extent, required by applicable law.

Section 6.  The Chief Executive Officer.

The Chief Executive Officer shall have the general powers and duties of supervision and managements of the property and affairs of the corporation which usually pertain to the office, and shall perform all other duties as directed by the Board. In the absence of the Chairman and Vice Chairman, the Chief Executive Officer shall preside at shareholder meetings and, if a director, Board meetings. In the absence or disability of the Chairman and Vice Chairman, the Chief Executive Officer, if a director, shall perform the duties and exercise the power of the Chairman.

Section 7.  The President.

The President shall have the powers and perform the duties which usually pertain to the office, and shall perform all other duties as directed by the Board or the Chief Executive Officer. In the absence of the Chairman and Vice Chairman and the Chief Executive Officer, the President shall perform the duties and exercise the powers of the Chief Executive Officer and, if a director, the Chairman.

Section 8.  The Vice-Presidents.

Each Vice-President shall have the powers and perform the duties which usually pertain to the office or as the Board, the Chairman, Chief Executive Officer or the President may direct. In the absence or disability of the Chairman and Vice Chairman, Chief Executive Officer and President, the Vice-President designated by the Board shall perform the duties and exercise the powers of the Chief Executive Officer, President and, if a director, the Chairman.

Section 9.  The Secretary.

The Secretary shall issue notices of all meetings of shareholders and of the directors and of the Executive Committee where notices of such meetings are required by law or these by-laws. The Secretary shall keep the minutes of meetings of shareholders and of the Board and of the Executive Committee and shall sign instruments requiring the Secretary's signature, and shall perform other duties usually pertaining to the office and as the Board or the Chairman or Vice Chairman may direct.

Section 10.  The Treasurer.

The Treasurer shall have the care and custody of all the moneys and securities of the corporation. The Treasurer shall cause to be entered in books of the corporation, full and accurate accounts of all moneys received and paid, shall sign instruments requiring the signature of the Treasurer, and shall perform other duties usually pertaining to the office and as the Board or the Chairman or Vice Chairman shall direct.

Section 11.  The Controller.

The Controller shall have the custody and operation of the accounting books and records of the corporation and shall establish and maintain adequate systems of internal control, disclosure control, and audit to safeguard the assets of the corporation and shall perform other duties usually pertaining to the office and as the Board and the Chairman or Vice Chairman may direct.

                                   Annex C-8

Section 12. Assistant Vice-Presidents, Assistant Secretaries, Assistant Treasurers and Assistant Controller.

The duties of any Assistant Vice-Presidents, Assistant Secretaries, Assistant Treasurers and Assistant Controller shall be those usually pertaining to their respective offices and as may be properly required of them by the Board or by the officers to whom they report.

                                    Article V

                                  CAPITAL STOCK

Section 1.  Stock Certificates.

Certificates of stock shall be issued only in numerical order with or without an alphabetic prefix or suffix. Certificates shall be signed by or bear the facsimile signatures of the Chairman, the President, or one of the Vice-Presidents and the Secretary, the Treasurer, Assistant Secretary or Assistant Treasurer. Certificates shall also be signed by or bear the facsimile signature of one of the transfer agents and of one of the registrars of the corporation as permitted or required by law. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any such certificate shall thereafter have ceased to be such officer, transfer agent or registrar before the certificate is issued, it may be issued by the corporation with the same effect as if the signatory had not ceased to be such at the date of its issue.

Section 2.  Transfer of Shares.

Transfers of shares, except where otherwise provided by law or these by-laws, shall be made on the books of the corporation pursuant to authority granted by power of attorney duly executed and filed by the holder thereof with one of the transfer agents, upon surrender of the certificate or certificates of the shares and in accordance with the provisions of the Uniform Commercial Code as adopted in New Jersey and as amended from time to time.

Section 3.  Transfer Agents and Registrars.

The Board may at any time appoint one or more transfer agents and/or registrars for the transfer and/or registration of shares, and may from time to time by resolution fix and determine the manner in which shares of the corporation shall be transferred and/or registered.

Section 4.  Lost, Stolen or Destroyed Certificates.

Where a certificate for shares has been lost, apparently destroyed, or wrongfully taken and its owner fails to so notify the corporation or the transfer agent within a reasonable time after having notice of the fact and the transfer agent or the corporation registers a transfer of the shares before receiving notification, the owner shall be precluded from asserting against the corporation any claim for registering the transfer of the shares or any claim to a new certificate.

Subject to the foregoing, where the owner of shares claims that the certificate representing the shares has been lost, destroyed, or wrongfully taken, the corporation shall issue a new certificate in place of the original certificate if the registered owner thereof, or the owner's legal representative, (a) requests the issue of a new certificate before the corporation has notice that the certificate has been acquired by a bona fide purchaser; (b) makes proof, in the form as the corporation prescribes, of ownership and that the certificate has been lost, destroyed or wrongfully taken; (c) files either (i) an assumption of liability by a surety approved by the corporation under a blanket lost instrument indemnity bond, substantially in the form approved by the corporation, or (ii) an indemnity bond in the form and with the surety and in the amount (open or specified) as may be approved by the corporation, indemnifying the corporation and its transfer agents and registrars against all loss, cost and damage which may arise from issuance of a new certificate in place of the original certificate; and (d) satisfies any other reasonable requirements imposed by the corporation. Approvals or any requirements pursuant to this section by the corporation may be granted or imposed by the Chairman, the President, any Vice-President, the Secretary, any Assistant Secretary, or any other officer as authorized by the Board.

                                   Annex C-9

                                   Article VI

                             DIVIDENDS AND FINANCES

Section 1.  Dividends.

Dividends may be declared by the Board and paid by the corporation at the times determined by the Board, pursuant to the provisions of the New Jersey Business Corporation Act. Before payment of any dividend or making of any distribution of net profits there may be set aside out of the net profits of the corporation the sums determined by the Board from time to time, in its absolute discretion, to be proper and for the purposes determined by the Board to be conducive to the interests of the corporation.

Section 2.  Finances.

All funds of the corporation not otherwise employed shall be deposited in its name in, and shall be subject to application or withdrawal from, banks, trust companies or other depositories to be selected in accordance with and in the manner and under the conditions authorized by, or pursuant to the authority of, resolutions of the Board. All checks, notes, drafts and other negotiable instruments of the corporation shall be signed by the officer, officers, agent, agents, employee or employees authorized by, or pursuant to the authority of, resolutions of the Board. No officers, agents, or employees, either singly or together, shall have power to make any check, note, draft, or other negotiable instrument in the name of the corporation or to bind the corporation thereby, except as may be authorized in accordance with the provisions of this section.

                                   Article VII

                                     GENERAL

Section 1.  Form of Seal.

The seal of the corporation shall be in such form as shall be approved from time to time by the Board. The seal may be an impression, a drawing or a facsimile thereof as determined from time to time by the Board. The corporation may use the seal by causing it or a facsimile to be affixed, impressed or reproduced in any manner.

Section 2.  Indemnification of Directors, Officers and Employees.

      (a) The corporation shall indemnify and hold harmless against all liabilities any person who is or was a director or officer, including the director's or officer's estate (an "Indemnitee"), who is or was a party to or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise in respect of any past, present or future matter, including any action suit or proceeding by or in the right of the corporation (an "Action"), by reason of the fact that the Indemnitee is or was serving as a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, trustee, employee or agent of any other enterprise; provided, however, that the corporation shall not indemnify an Indemnitee if a judgment or other final adjudication adverse to the Indemnitee establishes that the Indemnitee's acts or omissions (i) were acts or omissions that the Indemnitee knew or believed to be contrary to the best interests of the corporation or shareholders in connection with a matter to which he had a material conflict of interest, (ii) were not in good faith or involved a knowing violation of law, or
(iii) resulted in receipt by such person of an improper personal benefit.

            Subject to the receipt by the corporation of an undertaking by the Indemnitee to repay Expenses if there shall be a judgment or other final adjudication that the Indemnitee is not entitled to receive reimbursement of Expenses from the corporation, the corporation shall pay or reimburse within 20 days following the later of (A) the receipt of such undertaking, and (B) receipt of a demand from the Indemnitee for payment or reimbursement of Expenses, in advance of final disposition or otherwise, to the full extent authorized or permitted by law, Expenses as incurred by the Indemnitee in defending any actual or threatened Action by reason of the fact that the Indemnitee is or was serving as a director, officer, employee or agent of the corporation or is or was serving at the request of the

                                   Annex C-10
corporation as a director, officer, trustee, employee or agent of any other enterprise; provided, however, the corporation shall not be required hereunder to further pay or reimburse Expenses and, if requested by the corporation, shall be entitled to repayment of Expenses from the Indemnitee following any plea formally entered by or formal written admission by the Indemnitee in the Action for which the Indemnitee has sought payment or reimbursement of Expenses or indemnification that the Indemnitee has committed such acts or omissions establishing that the Indemnitee is not entitled to indemnification pursuant to this Section 2(a).

            The  Indemnitee  shall  be  entitled  to be paid or  reimbursed  for
Expenses incurred in any Action to obtain indemnification or payment or reimbursement of Expenses under this Section 2(a) on the same terms, conditions
                                     -----------
and limitations as the Indemnitee is entitled to Expenses under the previous sentence. The corporation shall not be obligated under this Section 2(a) to
                                                                 -----------
provide any indemnification or any payment or reimbursement of Expenses to an Indemnitee in connection with an Action (or part thereof) initiated by the Indemnitee unless the Board has authorized or consented to the Action (or part thereof) in a resolution adopted by the Board. For the purposes of this Article
                                                                         -------
VII, "Expenses" shall include,  without  limitation,  all reasonable fees, costs
---
and expenses, including without limitation, attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, or investigating an Action, including any Action to obtain indemnification or payment or reimbursement of Expenses.

      (b) To the extent authorized from time to time by the Board and subject to any terms and conditions thereof, the corporation may, to the full extent authorized or permitted by law, advance Expenses and indemnify and hold harmless against liabilities any person not covered by this Section 2(a), including the
                                                    -----------
person's estate (an "Employee Indemnitee"), who is or was an employee or agent of this corporation, or who is or was serving at the request of the corporation as a director, officer, trustee, employee or agent of any other enterprise, or the legal representative of any such person, and who is or was a party to or threatened to be made a party to any Action by reason of the fact that the Employee Indemnitee is or was serving in any of the foregoing capacities.

Section 3.  Non-Exclusivity of Indemnification Rights.

The right of an Indemnitee or Employee Indemnitee to indemnification and payment or reimbursement of Expenses by the corporation under Section 2 of this Article
                                                       ---------         -------
VII shall be in addition to, and not in lieu of, any statutory or other right of
---
indemnification or payment, advancement or reimbursement of Expenses provided to any Indemnitee or Employee Indemnitee. No amendment of this Article VII shall
                                                               -----------
impair the rights of any person arising at any time with respect to events occurring prior to such amendment.

                                  Article VIII

                                   AMENDMENTS

      Except as may otherwise be required by law or by the Certificate of Incorporation, these by-laws may be amended, altered, or repealed, in whole or in part, by the affirmative vote of a majority of the directors then in office.

      Any proposal to amend or repeal these by-laws or to adopt new by-laws shall be stated in the notice of the meeting of the Board or of the shareholders, as the case may be, unless, in the case of amendment by the Board, all of the directors then in office are present at such meeting.

                                   Annex C-11

                                                                         Annex D

                       [Curtis Securities LLC Letterhead]

                                 August 16, 2005

Board of Directors
Two River Community Bank
1250 Highway 35
Middletown, NJ 07748-2013

Members of the Board:

Two River Community Bank (the "Company") and The Town Bank (the "Target") are proposing to enter into an Agreement and Plan of Acquisition (the "Agreement") with a newly-formed holding company ("Parent") that will provide, among other things, for Parent to acquire (the "Acquisition") all of the capital stock of each of the Company and Target. Under the terms set forth in a draft of the Agreement dated August 16, 2005, at the effective time of the Acquisition, (i) each outstanding share of the Company's common stock, par value $2.00 per share ("Company Common Stock"), shall be converted into one share (the "Two River Exchange Ratio") of the common stock of Parent ("Parent Common Stock") and (ii) each outstanding share of Target common stock, par value $5.00 per share, shall be converted into the right to receive such number of shares of Parent Common Stock as is equal to the Exchange Ratio as defined in the Agreement, with cash in lieu of fractional shares of Parent Common stock. The Exchange Ratio will vary depending upon the market value of the Company Common Stock during a defined period prior to consummation of the Acquisition, with the Exchange Ratio fixed within certain ranges of value of the Company Common Stock and variable with certain other ranges of value of the Company Stock. The terms and conditions of the Acquisition are set out more fully in the Agreement.

You have asked us, as of the date hereof, whether, in our opinion, the Two River Exchange Ratio and the Exchange Ratio are fair, from a financial point of view, to the "Owners of Company Common Stock". For purposes of this letter, the "Owners of Company Common Stock" shall be defined as all holders of Company Common Stock other than Target, any affiliates of Target, or any holders of Dissenting Shares.

Curtis Securities LLC and affiliates, as part of its investment banking business, is engaged in the valuation of securities and companies for a variety of purposes and in connection with various types of transactions including mergers and acquisitions.

For purposes of this opinion we have, among other things:

      (i) reviewed the historical financial performance, recent financial position and general prospects of the Company and Target using publicly available information;

      (ii) reviewed certain internal financial statements and other financial and operating data concerning the Company and Target prepared by the Company's and Target's management teams;

      (iii) reviewed  certain  financial  forecasts  and other  forward  looking
            financial   information  prepared  by  the  Company's  and  Target's
            management teams;

      (iv) held discussions with the senior managements of the Company and Target concerning the business, past and current operations, financial condition and future prospects of Parent, the Company and Target;

      (v) reviewed the financial terms and conditions set forth in the Agreement;

                                   Annex D-1

Board of Directors
Two River Community Bank
August 16, 2005
Page 2

      (vi) compared the financial and stock market performance of the Company and Target with that of certain other publicly traded companies we deemed similar to the Company and Target;

      (vii) compared the financial terms of the Acquisition with the financial terms, to the extent publicly available, of other transactions that we deemed relevant;

      (viii)reviewed the relative contribution of assets, liabilities, equity and earnings of the Company and Target to Parent on a proforma basis and the relative pro forma ownership of the shareholders of Company and Target in Parent;

      (ix)  prepared  discounted  dividend  analysis  of the  Company and Target
            using  data  and   projections   supplied   by  Company  and  Target
            management;

      (x) participated in discussions and negotiations among representatives of the Company and Target and their financial and legal advisors; and

      (xi) made such inquiries and took into account such other matters as we deemed relevant, including our assessment of general economic, market and monetary conditions.

In our review and analysis, and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided to us (including information furnished to us orally or otherwise discussed with us by the Company's and Target's management as well as information provided by recognized independent sources) or publicly available and have neither attempted to verify, nor assumed responsibility for verifying, any of such information. We have relied upon the assurances of the Company's and Target's management that they are not aware of any facts that would make such information inaccurate or misleading. Furthermore, we did not obtain or make, or assume any responsibility for obtaining or making, any independent evaluation or appraisal of the properties, assets (including loans) or liabilities (contingent or otherwise) of the Company or Target, nor were we furnished with any such evaluation or appraisal. We did not make any independent evaluation of the adequacy of the allowance for loan losses of Company or Target nor have we reviewed any individual credit files. We have assumed, with your consent, that the Company's and Target's allowances for loan losses are adequate to cover such losses.

With respect to the status of the Company's and Target's financial forecasts and projections (and the assumptions and bases therefore) that we have reviewed, upon the advice of the Company's and Target's management, we have assumed that such forecasts and projections have been reasonably prepared in good faith on the basis of reasonable assumptions and reflect the best currently available estimates and judgments as to the future financial condition and performance of Parent, the Company and Target, and we have further assumed that such projections and forecasts will be realized in the amounts and in the time periods currently estimated. We have also relied, without independent verification, upon the estimates and judgments of the management of the Company and Target as to the potential cost savings and other potential synergies (including the amount, timing and achievability thereof) anticipated to result from the Acquisition. We have assumed that the Acquisition will be consummated upon the terms set forth in the Agreement without material alteration thereof and that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the Acquisition, no delay, limitation, restriction or condition will be imposed that would have a material adverse effect on Parent, the Company, Target or the contemplated benefits of the Acquisition. We have assumed that all of the representations and warranties contained in the Agreement are true and correct and that Company and Target will each perform the covenants required by the Agreement. In addition, we have assumed that the historical financial statements of the Company and Target reviewed by us have been prepared and fairly presented in accordance with U.S. generally accepted accounting principles consistently applied. We have also assumed, with your consent, that the Acquisition will be treated as a tax-free reorganization for federal income tax purposes.

This opinion is necessarily based upon market, economic and other conditions in effect on, and information made available to us as of, the date hereof. We have also assumed for purposes of this opinion that there has been no material

                                   Annex D-2

Board of Directors
Two River Community Bank
August 16, 2005
Page 3

change in the financial condition or results of operation of the Company or Target from those reflected in their respective financial statements at and for the period ended June 30, 2005. It should be understood that subsequent developments may affect the conclusion expressed in this opinion and that we disclaim any undertaking or obligation to advise any person of any change in any matter affecting this opinion which may come or be brought to our attention after the date of this opinion. Our opinion is limited to the fairness, from a financial point of view and as to the date hereof, to the Owners of Company Common Stock of the Two River Exchange Ratio. We do not express any opinion as to (i) the value of any employee agreement or other arrangement entered into in connection with the Acquisition or (ii) any tax, accounting, legal or other consequences that might result from the Acquisition. Our opinion does not address the relative merits of the Acquisition and the other business strategies that the Company's Board of Directors has considered or may be considering, nor does it address the decision of the Company's Board of Directors to proceed with the Acquisition. We are expressing no opinion as to what the value of the Parent Common Stock will be when issued to the Company's shareholders pursuant to the Agreement or the prices at which Parent's, the Company's or Target's common stock may trade at any time.

We are acting as financial advisor to the Company in connection with the Acquisition and will receive a fee contingent upon the consummation of the Acquisition. We understand and consent that this opinion will be included in proxy materials mailed to shareholders of the Company. Any other use or publication of all or part of this opinion may be made only with our advance written consent. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of our engagement.

Our opinion expressed herein is provided for the information of the Board of Directors of the Company in connection with its evaluation of the Acquisition. Our opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote, or take any other action, with respect to the Acquisition. This opinion may not be summarized, described or referred to or furnished to any party except with our expressed, prior written consent.

Based upon and subject to the foregoing considerations, it is our opinion that, as of the date hereof, the Two River Exchange Ratio and the Exchange Ratio are fair to the Owners of Company Common Stock from a financial point of view.


                                               Sincerely,

                                               /s/ CURTIS SECURITIES, LLC

                                               CURTIS SECURITIES, LLC


                                   Annex D-3

                                                                         Annex E

                    [Janney Montgomery Scott LLC Letterhead]

                                                          The Board of Directors
                                                                   The Town Bank
                                                                          Page 1

August 16, 2005

The Board of Directors
The Town Bank
520 South Avenue
Westfield, NJ 07090

Members of the Board:

The Town Bank ("Town") and Two River Community Bank ("Two River") have entered into an Agreement and Plan of Acquisition ("Acquisition Agreement") dated as of August 16, 2005 among Town, Two River and NewCo Bancorp, a newly organized holding company ("NewCo"), providing for the simultaneous acquisition of all the outstanding shares of capital stock of both Town and Two River by NewCo. The acquisition of Town's shares in the transaction is referred to herein as the "Acquisition". The proposed consideration to be received by Town's shareholders for the acquisition of their shares ("Acquisition Consideration") is set forth in the Acquisition Agreement. You have asked our opinion, as of the date hereof, whether the Acquisition Consideration pursuant to the Acquisition Agreement is fair, from a financial point of view, to the shareholders of Town. Pursuant to the Acquisition Agreement, each share of Town will be exchanged for 1.25 shares of NewCo common stock ("Common Stock"), subject to adjustments up or down based on movements in the market price of Two River's common stock prior to the closing as set forth and defined in Section 2.1 (b) (i) of the Acquisition Agreement ("Exchange Ratio").

Janney Montgomery Scott LLC, as part of its investment banking business, is engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions. We have acted as financial advisor to Town in connection with the Acquisition and will receive a fee for our services, a portion of which is contingent upon the consummation of the Acquisition. Town has agreed to indemnify us for certain liabilities arising out of rendering this opinion. In addition, in the ordinary course of our business as a broker-dealer, we may, from time to time, have a long or short position in, and buy or sell, debt or equity securities of Town or Two River for our own account or for the accounts of our customers.

In rendering our opinion, we have, among other things:

(a)   reviewed  the  historical   financial   performances,   current  financial
      positions and general prospects of Town and Two River;

(b) considered the proposed financial terms of the Acquisition and have examined the projected consequences of the Acquisition with respect to, among other things, market value, earnings and tangible book value per share of NewCo Common Stock;

(c) to the extent deemed relevant, analyzed selected public information of certain other banks and bank


                                   Annex E-1

                                                          The Board of Directors
                                                                   The Town Bank
                                                                          Page 2

      holding companies and compared Town and Two River from a financial point of view to these other banks and bank holding companies;

(d)   reviewed  the  historical   market  price  ranges  and  trading   activity
      performance of the common stock of Town and Two River;

(e)   reviewed  publicly  -  available   information  such  as  annual  reports,
      quarterly reports and SEC filings;

(f) compared the terms of the Acquisition with the terms of certain other comparable merger and acquisition transactions to the extent information concerning such acquisitions was publicly available;

(g) discussed with certain members of senior management of Town and Two River the strategic aspects of the Acquisition, including estimated cost savings from the Acquisition;

(h)   reviewed the Acquisition Agreement; and

(i)   performed such other analyses and examinations as we deemed necessary.

In performing our review, we have relied upon the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by Town or Two River or their respective representatives or that was otherwise reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. We have further relied on the assurances of management of Town and Two River that they are not aware of any facts or circumstances that would make any of such information inaccurate or misleading. We have not been asked to and have not undertaken any independent verification of any of such information and we do not assume any responsibility or liability for the accuracy or completeness thereof. We did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of Town or Two River or any of their subsidiaries, or the collectibility of any such assets, nor have we been furnished with any such evaluations or appraisals. We did not make any independent evaluation of the adequacy of the allowance for loan losses of Town or Two River or any of their subsidiaries nor have we reviewed any individual credit files and have assumed that their respective allowance for loan losses are adequate to cover such losses. With respect to the financial projections, Town's and Two River's management have confirmed that they reflect the best currently available estimates and judgments of such management of the future financial performance of Town and Two River respectively, and we have assumed that such performance will be achieved. We express no opinion as to such financial projections or the assumptions on which they are based. We have also assumed that there has been no change in Town's or Two River's assets, financial condition, results of operations, business or prospects since the date of the most recent financial statements made available to us. We have assumed in all respects material to our analysis that Town and Two River will remain as going concerns for all periods relevant to our analysis, that all of the representations and warranties contained in the Acquisition Agreement and all related agreements are true and correct, that each party to such agreements will perform all of the covenants required to be performed by such party under such agreements and that the conditions precedent to the Acquisition Agreement are not waived.

Our conclusion is rendered on the basis of market, economic and other conditions prevailing as of the date

                                   Annex E-2

                                                          The Board of Directors
                                                                   The Town Bank
                                                                          Page 3

hereof and on the conditions and prospects, financial and otherwise, of Town and Two River as they exist and are known to us on the date hereof. Furthermore, this opinion does not represent our opinion as to what the value of NewCo necessarily will be when the NewCo Common Stock is issued to Town shareholders upon consummation of the Acquisition. In addition, we express no recommendation as to how the shareholders of Town should vote at the shareholders meeting to be held in connection with the Acquisition.

On the basis of and subject to the foregoing, we are of the opinion that as of the date hereof, the Acquisition Consideration pursuant to the Acquisition Agreement is fair, from a financial point of view, to the shareholders of Town.

Very truly yours,

/s/ JANNEY MONTGOMERY SCOTT LLC

JANNEY MONTGOMERY SCOTT LLC



                                   Annex E-3

                                                                         Annex F

                   SECTIONS 17:9A-360 THROUGH 17:9A-369 OF THE
                   NEW JERSEY BANKING ACT OF 1948, AS AMENDED
                    "RIGHTS OF DISSENTING BANK STOCKHOLDERS"


17:9A-360. Notice of dissent; "dissenting stockholder" defined

      (1) Any stockholder of a participating bank electing to dissent from the plan of acquisition may do so by filing with the participating bank of which he is a stockholder, a written notice of such dissent, stating that he intends to demand payment for his shares if the plan of acquisition becomes effective. Such dissent shall be filed before the taking of the vote of the stockholders on the plan of acquisition pursuant to section 5 [N.J.S.A. ss. 17:9A-359].

      (2) Within 10 days after the date on which the plan of acquisition is approved by stockholders of a participating bank as provided in section 5 hereof [N.J.S.A. ss. 17:9A-359], such bank shall give notice of such approval by certified mail to each stockholder who has filed written notice of dissent pursuant to subsection (1) of this section [N.J.S.A. ss. 17:9A-360(1)], except any who voted for or consented in writing to such plan of acquisition.

      (3) Within 20 days after the mailing of such notice, any stockholder to whom the participating bank was required to give such notice, may make written demand on the participating bank for the payment of the fair value of his shares. A stockholder who makes a demand pursuant to this subsection (3) is hereafter in this act referred to as a "dissenting stockholder." Upon making such demand, the dissenting stockholder shall cease to have any rights of a stockholder except the right to be paid the fair value of his shares and any other rights of a dissenting stockholder under this act.

      (4) Not later than 20 days after demanding payment for his shares pursuant to this section, the stockholder shall submit the certificate or certificates representing such shares to the participating bank of which he is a stockholder for notation thereon that such demand has been made, whereupon such certificate or certificates shall be returned to him. If shares represented by a certificate on which such notation has been made shall be transferred, each new certificate issued therefor shall bear similar notation, together with the name of the original dissenting holder of such shares, and a transferee of such shares shall acquire by such transfer no rights other than those which the original dissenting stockholder had after making a demand for payment of the fair value thereof.

      (5) A stockholder may not dissent as to less than all of the shares owned beneficially by him. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such owner.

17:9A-361. Valuation date of fair value

      For the purposes of this act, fair value of the shares of a participating bank shall be determined as of the day before the day on which the vote of stockholders of such bank was taken as provided in section 5 [N.J.S.A. ss. 17:9A-359]. In determining fair value, there shall be excluded any appreciation or depreciation in value resulting from the consummation of the plan of acquisition.

17:9A-362. Termination of right of stockholder to be paid the fair value of his shares

      (1) The right of a dissenting stockholder to be paid the fair value of his shares shall cease if:

            (a) He has failed to present his certificates for notation as provided by subsection (4) of section 6 [N.J.S.A. ss. 17:9A-360(4)], unless a court having jurisdiction, for good and sufficient cause shown, shall otherwise direct;

                                   Annex F-1

            (b) His demand for payment is withdrawn with the written consent of the participating bank;

            (c) The fair value of the shares is not agreed upon as provided in this act, and no action for the determination of fair value by the Superior Court is commenced within the time provided in this act;

            (d) The Superior Court determines that the stockholder is not entitled to payment for his shares;

            (e) The plan of acquisition of shares is abandoned, rescinded, or otherwise terminated in respect to the participating bank of which he is a stockholder; or

            (f) A court having jurisdiction permanently enjoins or sets aside the acquisition of shares.

      (2) In any case provided for in subsection (1) of this section the rights of the dissenting stockholder as a stockholder shall be reinstated as of the date of the making of a demand for payment pursuant to section 6 [N.J.S.A. ss. 17:9A-360] without prejudice to any corporate action which has taken place during the interim period. In such event, he shall be entitled to any intervening pre-emptive rights and the right to payment of any intervening dividend or other distribution, or if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the participating bank, the fair value thereof in cash as of the time of such expiration or completion.

17:9A-363. Rights of dissenting stockholder

      (1) A dissenting stockholder may not withdraw his demand for payment of the fair value of his shares without the written consent of the participating bank.

      (2) The enforcement by a dissenting stockholder of his right to receive payment for his shares shall exclude the enforcement by such dissenting stockholder of any other right to which he might otherwise be entitled by virtue of share ownership, except as provided in subsection (2) of section 8 [N.J.S.A. ss. 17:9A-362(2)] and except that this subsection shall not exclude the right of such dissenting stockholder to bring or maintain an appropriate action to obtain relief on the ground that consummation of the plan of acquisition will be or is ultra vires, unlawful or fraudulent as to such dissenting stockholder.

17:9A-364. Determination of fair value by agreement

      (1) Within 10 days after the expiration of the period within which stockholders may make written demand to be paid the fair value of their shares, or within 10 days after the plan of acquisition becomes effective, whichever is later, the participating bank shall mail to each dissenting stockholder the balance sheet and the surplus statement of the participating bank as of the latest available date, which shall not be earlier than 12 months prior to the making of the offer of payment hereinafter referred to in this subsection, and a profit and loss statement or statements for not less than a 12-month period ended on the date of such balance sheet or, if the participating bank was not in existence for such 12-month period, for the portion thereof during which it was in existence. The participating bank may accompany such mailing with a written offer to pay each dissenting stockholder for his shares at a specified price deemed by such bank to be the fair value thereof. Such offer shall be made at the same price per share to all dissenting stockholders of the same class, or, if divided into series, of the same series.

      (2) If, not later than 30 days after the expiration of the 10-day period limited by subsection (1) of this section, the fair value of the shares is agreed upon between any dissenting stockholder and the participating bank, payment therefor shall be made upon surrender of the certificate or certificates representing such shares.

                                   Annex F-2

17:9A-365. Procedure on failure to agree upon fair value; commencement of action to determine fair value

      (1) If the fair value of the shares in not agreed upon within the 30-day period limited by subsection (2) of section 10 [N.J.S.A. ss. 17:9A-364(2)], the dissenting stockholder may serve upon the participating bank a written demand that it commence an action in the Superior Court for the determination of such fair value. Such demand shall be served not later than 30 days after the expiration of the 30-day period so limited and such action shall be commenced by the participating bank not later than 30 days after receipt by such bank of such demand, but nothing herein shall prevent such bank from commencing such action at any earlier time.

      (2) If a participating bank fails to commence the action as provided in subsection (1) of this section [N.J.S.A. ss. 17:9A-365(1)]a dissenting stockholder may do so in the name of such bank, not later than 60 days after the expiration of the time limited by subsection (1) [N.J.S.A. ss. 17:9A-365(1)], of this section in which such bank may commence such an action.

17:9A-366. Action to determine fair value; jurisdiction of court; appointment of appraiser

      In any action to determine the fair value of shares pursuant to this act:

      (a) The Superior Court shall have jurisdiction and may proceed in the action in a summary manner or otherwise;

      (b) All dissenting stockholders, wherever residing, except those who have agreed with the participating bank upon the price to be paid for their shares, shall be made parties thereto as an action against their shares quasi in rem;

      (c) The court in its discretion may appoint an appraiser to receive evidence and report to the court on the question of fair value, who shall have such power and authority as shall be specified in the order of his appointment; and

      (d) The court shall render judgment against the participating bank and in favor of each stockholder who is a party to the action for the amount of the fair value of his shares.

17:9A-367. Judgment in action to determine fair value

      (1) A judgment for the payment of the fair value of shares shall be payable upon surrender to the participating bank of the certificate or certificates representing such shares.

      (2) The judgment shall include an allowance for interest at such rate as the court finds to be equitable, from the day of the meeting of stockholders of the participating bank at which the plan of acquisition was approved to the day of payment. If the court finds that the refusal of any dissenting stockholder to accept any offer of payment made by the participating bank under section 10 [N.J.S.A. ss. 17:9A-364] was arbitrary, vexatious or otherwise not in good faith, no interest shall be allowed to him.

17:9A-368. Costs and expenses of action

      The costs and expenses of bringing an action pursuant to section 11 [N.J.S.A. ss. 17:9A-365(11)] shall be determined by the court and shall be apportioned and assessed as the court may find equitable upon the parties or any of them. Such expenses shall include reasonable compensation for and reasonable expenses of the appraiser, if any, but shall exclude the fees and expenses of counsel for and experts employed by any party; but if the court finds that the offer of payment made by the participating bank under section 10 [N.J.S.A. ss. 17:9A-364] was not made in good faith, or if no such offer was made, the court in its discretion may award to any dissenting stockholder who is a party to the action reasonable fees and expenses of his counsel and of any experts employed by the dissenting stockholder.

                                   Annex F-3

17:9A-369. Disposition of shares

      Upon payment for shares pursuant to subsection (2) of section 10 [N.J.S.A. ss. 17:9A- 364(2)] , or upon payment of a judgment pursuant to subsection (1) of section 13 [N.J.S.A. ss. 17:9A-367(1)], the participating bank making such payment shall acquire all the right, title and interest in and to such shares, notwithstanding any other provision of law. Shares so acquired by the participating bank shall be disposed of as a stock dividend as provided by section 212 of the Banking Act of 1948, P.L.1948, chapter 67 [N.J.S.A. ss. 17:9A-212].








                                   Annex F-4

                                     PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

      Indemnification. Article FOURTH of the certificate of incorporation of Community Partners Bancorp provides that the corporation shall indemnify to the full extent from time to time permitted by law any person made, or threatened to be made, a party to, or a witness or other participant in, any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, legislative, investigative or of any other kind, by reason of the fact that such person is or was a director, officer, employee or other agent of the corporation or any subsidiary of the corporation or serves or served any other enterprise at the request of the corporation (including service as a fiduciary with respect to any employee benefit plan) against expenses, judgments, fines, penalties and amounts paid in settlement (including amounts paid pursuant to judgments or settlements in derivative actions), actually and reasonably incurred by such person in connection with such action, suit or proceeding, or any appeal therein. The Article also provides that the rights afforded to such person extend to such person's legal representative.

      The New Jersey Business Corporation Act empowers a corporation to indemnify a corporate agent against his expenses and liabilities incurred in connection with any proceeding (other than a derivative lawsuit) involving the corporate agent by reason of his being or having been a corporate agent if (a) the agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and (b) with respect to any criminal proceeding, the corporate agent had no reasonable cause to believe his conduct was unlawful. For purposes of the Act, the term "corporate agent" includes any present or former director, officer, employee or agent of the corporation, and a person serving as a "corporate agent" at the request of the corporation for any other enterprise.

      With respect to any derivative action, the corporation is empowered to indemnify a corporate agent against his expenses (but not his liabilities) incurred in connection with any proceeding involving the corporate agent by reason of his being or having been a corporate agent if the agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, only the court in which the proceeding was brought can empower a corporation to indemnify a corporate agent against expenses with respect to any claim, issue or matter as to which the agent was adjudged liable for negligence or misconduct.

      The corporation may indemnify a corporate agent in a specific case if a determination is made by any of the following that the applicable standard of conduct was met: (i) the board of directors, or a committee thereof, acting by a majority vote of a quorum consisting of disinterested directors; (ii) by independent legal counsel, if there is not a quorum of disinterested directors or if the disinterested quorum empowers counsel to make the determination; or
(iii) by the shareholders.

      A corporate agent is entitled to mandatory indemnification to the extent that the agent is successful on the merits or otherwise in any proceeding, or in defense of any claim, issue or matter in the proceeding. If a corporation fails or refuses to indemnify a corporate agent, whether the indemnification is permissive or mandatory, the agent may apply to a court to grant him the requested indemnification. In advance of the final disposition of a proceeding, the corporation may pay an agent's expenses if the agent agrees to repay the expenses unless it is ultimately determined he is entitled to indemnification.

      Exculpation. Article SEVENTH of the certificate of incorporation of Community Partners Bancorp provides:

            To the full extent permitted by the laws of the State of New Jersey, as they exist or may hereafter be amended, directors and officers of the Corporation shall not be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders, except that the provisions of this Article SEVENTH shall not relieve a director or officer from liability for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the Corporation or its shareholders, (b) not in good faith or involving a knowing violation of law, or (c) resulting in receipt by such persons of an improper personal benefit. Neither the amendment or repeal of this Article SEVENTH, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article

      SEVENTH, shall eliminate or reduce the protection afforded by this Article SEVENTH to a director or officer of the Corporation in respect to any matter which occurred, or any cause of action, suit or claim which but for this Article SEVENTH would have accrued or arisen, prior to such amendment, repeal or adoption.

Item 21.  Exhibits and Financial Statement Schedules

Exhibit No.         Description
-----------       --------------------------------------------------------------

2             *   Agreement  and Plan of  Acquisition,  dated as of  August  16,
                  2005, among the Registrant  (f/k/a Ten Penny-Rialto  Holdings,
                  Inc.), Two River Community Bank, and The Town Bank (attached as Annex A to the Joint Proxy Statement-Prospectus)

3.1           *   Amended  and  Restated  Certificate  of  Incorporation  of the
                  Registrant

3.2           *   By-laws of the Registrant

4.1           **  Specimen  certificate  representing  the  Registrant's  common stock, no par value per share

4.2           *   Warrant  Agreement,  dated as of June 28, 2004, by and between
                  Two River Community Bank and Registrar and Transfer Company, as warrant agent

5             *   Opinion  of  Pitney  Hardin  LLP  as to  the  legality  of the securities to be registered

8             *   Opinion of Pitney Hardin LLP as to the tax consequences of the
                  Acquisition

10.1          *   Form of Shareholder Agreement, dated as of August 16, 2005, by and between Two River Community Bank and each director of Town
                  Bank,  in their  capacities as  shareholders  of The Town Bank
                  (attached  as  Exhibit  A  to  Annex  A  to  the  Joint  Proxy
                  Statement-Prospectus)

10.2          *   Form of Affiliate  Agreement,  dated as of August 16, 2005, by and between the Registrant and certain affiliates of each of Two River Community Bank and of The Town Bank (attached as
                  Exhibit B to Annex A to the Joint Proxy Statement-Prospectus)

10.3          *   Form  of  Change  in  Control   Agreement  between  Two  River
                  Community  Bank and each of Barry B. Davall,  William D. Moss,
                  Michael J. Gormley, Antha J. Stephens, and Alan B. Turner

10.4          *   Supplemental  Executive Retirement Agreement between Two River
                  Community Bank and Barry B. Davall

10.5          *   Supplemental  Executive Retirement Agreement between Two River
                  Community Bank and William D. Moss

10.6          *   Supplemental  Executive Retirement Agreement between Two River
                  Community Bank and Michael J. Gormley

10.7          *   Supplemental  Executive Retirement Agreement between Two River
                  Community Bank and Antha J. Stephens

10.8          *   Supplemental  Executive Retirement Agreement between Two River
                  Community Bank and Alan B. Turner

10.9          *   Two River Community Bank 2003 Incentive Stock Option Plan

10.10         *   Two River Community Bank 2003 Non-qualified Stock Option Plan

10.11         *   Two River Community Bank 2001 Incentive Stock Option Plan

10.12         *   Two River Community Bank 2001 Non-qualified Stock Option Plan

10.13         *   Lease  agreement  between Two River Community Bank, as tenant, and Seth Beller Trust, as landlord, dated June 22, 1999, for the premises located at 1250 Highway 35 South, Middletown, New
                  Jersey

10.14         *   Lease  agreement  between Two River Community Bank, as tenant, and Stavola Leasing, LLC, as landlord, dated April 2000, for the premises located at 656 Shrewsbury Avenue, Tinton Falls,
                  New Jersey

10.15         *   Lease   agreement   between  Two  River   Community  Bank,  as
                  sub-tenant, and First States Realty, LP, as sub-landlord, dated April 11, 2001, for the premises located at 357 Highway
                  36, Port Monmouth, New Jersey

10.16         *   Lease  agreement  between Two River Community Bank, as tenant, and Bay Operating  Company,  LLC, as landlord,  dated February
                  19, 2002, for the premises located at 84 First Avenue, Atlantic Highlands, New Jersey

10.17         *   Lease  agreement  between Two River Community Bank, as tenant, and  City  Centre  Plaza,  LLC, as  landlord,  dated April 18,
                  2002, for the premises located at 100 Water Street,  Red Bank,
                  New Jersey

10.18         *   Lease  agreement  between Two River Community Bank, as tenant, and Wall Herald Corporation,  as landlord,  dated September 3,
                  2003,  for the premises  located at 229 N. Airport Road,  Wall
                  Township, New Jersey

10.19         *   Lease  agreement  between Two River Community Bank, as tenant, and My Ben Company, LLC, as landlord,  dated October 28, 2003, for the  premises  located  at West  Long  Branch  Plaza,  359
                  Monmouth Road, West Long Branch, New Jersey

10.20         *   Lease  agreement  between Two River Community Bank, as tenant, and Future Land Investments,  Inc., as landlord, dated January
                  28, 2003, for the premises located at 501-502 Angel Street and Highway 35, Aberdeen, New Jersey

10.21         *   Lease  agreement  between Two River Community Bank, as tenant, and Circle Plaza Associates, as landlord, dated June 7, 2002, for the premises located at 178 South Street, Suite 3-A., Eatontown, New Jersey

10.22         *   Lease  agreement  between Two River Community Bank, as tenant, and CRL Realty  Associates,  LP, as landlord,  dated March 11,
                  2005,  for the premises  located at 2345 Highway 36,  Atlantic
                  Highlands, New Jersey

10.23         *   Lease  agreement  between Two River Community Bank, as tenant, and Asbury Avenue East, LLC, as landlord, dated March 8, 2002, for the premises to be located at Block 128.03, Lots 23, 24, 25, 26, 39.01, and 40, Asbury Avenue, Tinton Falls, New Jersey

10.24         *   Services  agreement  between  Two  River  Community  Bank  and
                  Phoenix  International Ltd., Inc. dated November 18, 1999, and
                  Amendment No. 1 thereto, dated February 1, 2005

10.25         *   Services agreement between Two River Community Bank and Online
                  Resources Corporation/Quotien, dated March 17, 2003

10.26         *   The Town Bank 1999 Employee Stock Option Plan

10.27         *   The Town  Bank  2000 Employee Stock Option Plan

10.28         *   The Town Bank 2001 Employee Stock Option Plan

10.29         *   The Town Bank 2002 Employee Stock Option Plan

10.30         *   The Town Bank 1999 Director Stock Option Plan

10.31         *   The Town Bank 2000 Director Stock Option Plan

10.32         *   The Town Bank 2001 Director Stock Option Plan

10.33         *   Severance Agreement between The Town Bank and Edwin Wojtaszek, made as of December 4, 2002 (as amended December 20, 2004)

10.34         *   Severance  Agreement  between  The  Town  Bank and  Robert  W.
                  Dowens,  Sr., made as of December 4, 2002 (as amended December
                  20, 2004)

10.35         *   Severance  Agreement  between  The Town Bank and  Nicholas  A.
                  Frungillo,  Jr., made as December 4, 2002 (as amended December
                  20, 2004)

10.36         *   Internet Master Services Agreement dated as of June 11, 2003 by and between The Town Bank and Aurum Technology Inc.

10.37         *   Information Technology Services Agreement effective as of June
                  18,  2003 by and  between  The Town Bank and Aurum  Technology
                  Inc. d/b/a Fidelity integrated Financial Solutions

10.38         *   MAC(R) Network  Participation  Agreement dated as of September
                  20, 2000 by and between The Town Bank and Money Access Service
                  Inc.   (predecessor   in  interest  to  Star  Networks   Inc.)

10.39         *   Agreement of Lease,  between  Conjoe  Realty Co., Inc. and The
                  Town Bank, dated as of September 17, 1997, for the entire property located at 520 South Avenue West, Westfield, New
                  Jersey

10.40         *   Business Lease dated as of September 13, 2005 between The Town
                  Bank and  Fanwood  Plaza  Partners,  LLC for the  lease of 828
                  South Avenue Fanwood, NJ 07023

21.1          *   Subsidiaries of the Registrant

23.1          *   Consent of Grant Thornton LLP

23.2          *   Consent of KPMG LLP

23.3          *   Consent of Pitney Hardin LLP (included in Exhibit 5 hereto)

23.4          *   Consent of Curtis Securities LLC

23.5          *   Consent of Janney Montgomery Scott LLC

24.1          *   Powers of Attorney

99.1          **  Form of Proxy Card to be utilized by the board of directors of
                  Two River Community Bank

99.2          **  Form of Proxy Card to be utilized by the board of directors of
                  The Town Bank

---------------------
*   Filed herewith
**  To be filed by amendment

B.    Financial Schedules

      All financial statement schedules have been omitted because they are not applicable or the required information is included in the financial statements or notes thereto or contained in the Joint Proxy Statement/Prospectus.

C.    Report, Opinion or Appraisals

      The form of Fairness Opinion of Curtis Securities LLC is included as Annex D to the Joint Proxy Statement/Prospectus and the form of Fairness Opinion of Janney Montgomery Scott LLC is included as Annex E to the Joint Proxy Statement/Prospectus.

Item 22.  Undertakings

      1. The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

      2. The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph 2 immediately preceding, or (ii) that purports to meet the requirements of Section 10(a) (3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      4. The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

      5. Subject to appropriate interpretation, the undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it becomes effective.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Middletown, State of New Jersey, on the 10th day of November, 2005.

                                     COMMUNITY PARTNERS BANCORP


                                     By:  /s/ Barry B. Davall
                                          -------------------------------------
                                          Barry B. Davall
                                          President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                   Signature                                             Title                                  Date
                   ---------                                             -----                                  ----

/s/ Barry B. Davall                                    President, Chief Executive Officer and             November 10, 2005
--------------------------------------------           Director
Barry B. Davall

/s/ Michael J. Gormley                                 Vice President, Chief Financial Officer            November 10, 2005
--------------------------------------------           and Treasurer
Michael J. Gormley                                     (Principal Financial Officer)

/s/ Michael Bis                                        Controller and Chief Accounting Officer            November 10, 2005
--------------------------------------------           (Principal Accounting Officer)
Michael Bis

/s/ Charles T. Parton                                  Chairman of the Board                              November 10, 2005
--------------------------------------------
Charles T. Parton

/s/ Joseph F.X. O'Sullivan                             Vice Chairman of the Board                         November 10, 2005
--------------------------------------------
Joseph F.X. O'Sullivan

/s/ Michael W. Kostelnik, Jr.                          Director                                           November 10, 2005
--------------------------------------------
Michael W. Kostelnik, Jr.

/s/ Frank J. Patock, Jr.                               Director                                           November 10, 2005
--------------------------------------------
Frank J. Patock, Jr.

/s/ Robert B. Cagnassola                               Director                                           November 10, 2005
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Robert B. Cagnassola

/s/ Frederick H. Kurtz                                 Director                                           November 10, 2005
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Frederick H. Kurtz

/s/  John J. Perri, Jr.                                Director                                           November 10, 2005
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John J. Perri, Jr.
